As filed with the Securities and Exchange Commission on August 24, 2022.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HUB CYBER SECURITY (ISRAEL) LTD.
(Exact name of registrant as specified in its charter)

State of Israel	3576
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)
HUB Cyber Security (Israel) Ltd.
17 Rothchild Blvd
Tel Aviv, Israel 6688120
+972-54-4967203
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

HUB Security USA, Inc.
21 Walt Whitman Road
Huntington Station, NY 11746
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of all correspondence to:
Ryan J. Lynch Michael J. Rosenberg Joshua G. Kiernan Latham & Watkins LLP 1271 Avenue of the Americas New York, New York 10020 Tel: (212) 906-1200	Guy Gissin Yael Hershkowitz Gissin & Co. Advocates 38 Habarzel St., Tel-Aviv Israel 6971054, Israel Tel: +972-3-7467777	Mitchell S. Nussbaum Andrei Sirabionian Alexandria E. Kane Loeb & Loeb LLP 345 Park Avenue New York, NY 10154 Tel: (212) 407-4000	Oded Har-Even Gal Cohen Tamir Chagal Sullivan & Worcester LLP 28 HaArba’a St., 35th Floor Tel-Aviv, Israel Tel: +972-74-7580480
Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after the effective date of this registration statement and all other conditions to the proposed Business Combination described herein have been satisfied or waived.
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐
Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☒
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this proxy statement/prospectus is not complete and may be changed. HUB Cyber Security Israel Ltd. may not sell these securities until the registration statement filed with the Securities and Exchange Commission, of which this proxy statement/prospectus is a part, is effective. This proxy statement/prospectus is neither an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any state or jurisdiction where the offer or sale is not permitted. Any representation to the contrary is a criminal offense.
PRELIMINARY PROXY STATEMENT/PROSPECTUS — SUBJECT TO COMPLETION DATED AUGUST 24, 2022
PROXY STATEMENT/PROSPECTUS

PROXY STATEMENT FOR SPECIAL MEETING OF STOCKHOLDERS
OF
MOUNT RAINIER ACQUISITION CORP.

PROSPECTUS FOR UP TO 22,158,700 ORDINARY SHARES, 17,846,200 WARRANTS,
AND 13,384,650 ORDINARY SHARES UNDERLYING WARRANTS
OF
HUB CYBER SECURITY (ISRAEL) LTD.

The board of directors of Mount Rainier Acquisition Corp., a Delaware corporation (“RNER”), has approved the Business Combination Agreement (the (“Business Combination Agreement”), dated as of March 23, 2022, as amended on June 19, 2022, by and among RNER, HUB Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company” or “HUB Security”) and Rover Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company (“Merger Sub”). Pursuant to the Business Combination Agreement, Merger Sub will merge with and into RNER, with RNER surviving the merger (the “Business Combination”). As a result of the Business Combination, and upon consummation of the Business Combination and the other transactions contemplated by the Business Combination Agreement (the “Transactions”), RNER will become a wholly owned subsidiary of the Company, with the securityholders of RNER becoming securityholders of the Company.
Prior to the effective time of the Business Combination (the “Effective Time”), HUB Security intends to effect a reverse stock split to cause the value of the outstanding HUB Security ordinary shares immediately prior to the Effective Time to equal $10.00 per share (the “Stock Split”). The consideration to be issued to securityholders of RNER will be adjusted if the Stock Split is not effected or if the Stock Split results in a price per HUB Security ordinary share other than $10.00.
Pursuant to the Business Combination Agreement and assuming the Stock Split has been effected, at the Effective Time, (a) each unit of RNER (“RNER Unit”) issued and outstanding immediately prior to the Effective Time will be automatically detached and the holder of each such RNER Unit will be deemed to hold one share of RNER common stock, par value $0.0001 per share (“RNER Common Stock” and each share of RNER Common Stock, “RNER Share”) and one warrant of RNER entitling the holder to purchase three-fourths of one RNER Share per warrant at a price of $11.50 per whole share (each, a “RNER warrant”), (b) each RNER Share issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of HUB Security ordinary shares equal to the quotient of (i) an aggregate number of HUB Security ordinary shares equal to the amount obtained by dividing (A) $221,582,000 less the amounts payable to the RNER stockholders pursuant to the right of the holders of RNER Shares to redeem all or a portion of their RNER Shares in connection with the Transactions contemplated by the Business Combination Agreement or otherwise (the “RNER Stockholder Redemptions”) by (B) $7.61 divided by (ii) the aggregate number of RNER Shares issued and outstanding immediately prior to the Effective Time, after taking into account of the RNER Stockholder Redemptions (the “Per Share Consideration”), and (c) each RNER warrant issued and outstanding immediately prior to the Effective Time will be assumed by HUB Security and will become one warrant of HUB Security (“HUB Security warrant”), with the number of HUB Security ordinary shares underlying the HUB Security warrants and the exercise price of such HUB Security warrants subject to adjustment in accordance with the Business Combination Agreement and in the event of a stock split, share dividend or distribution, or any change in HUB Security’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or other similar transaction with respect to HUB Security ordinary shares subsequent to the Effective Time.
Concurrently with the execution of the Business Combination Agreement, HUB Security and certain accredited investors (the “PIPE Investors”) entered into a series of subscription agreements (“Subscription Agreements”), providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 5,000,000 HUB Security ordinary shares (“PIPE Shares”) at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds to HUB Security of $50,000,000 (collectively, the “PIPE Investment”). The closing of the PIPE Investment is conditioned upon the consummation of the Transactions.

In addition, as of the date of the proxy statement/prospectus, HUB Security has an aggregate class of 9,664,932 existing warrants (the “HUB Security existing warrants”) outstanding. The HUB Security existing warrants will be exercisable for one HUB Security ordinary shares each, with an exercise price of NIS 5.3 per HUB Security ordinary shares. The HUB Security existing warrants will expire on August 22, 2023.
It is anticipated that, upon completion of the Business Combination, RNER’s existing public stockholders will own approximately 15.8%, DC Rainier SPV LLC (“Sponsor”) will own approximately 4.5%, PIPE Investors will own approximately 4.6% and HUB Security’s existing securityholders will own approximately 75.1% of the Company’s outstanding ordinary shares. These percentages are calculated based on a number of assumptions and are subject to adjustment in accordance with the terms of the Business Combination Agreement. These relative percentages assume that none of RNER’s existing stockholders exercise their redemption rights in connection with the Business Combination. If any of RNER’s stockholders exercise their redemption rights, or any of the other assumptions underlying these percentages become inaccurate, these percentages may vary from the amounts shown above. See “Unaudited Pro Forma Condensed Combined Financial Information” for further information.
This proxy statement/prospectus covers the HUB Security ordinary shares and HUB Security warrants issuable to the securityholders of RNER as described above. Accordingly, we are registering up to an aggregate of 22,158,700 HUB Security ordinary shares, 17,846,200 HUB Security warrants, and 13,384,650 HUB Security ordinary shares issuable upon the exercise of the HUB Security warrants. We are not registering the HUB Security ordinary shares held by the HUB Security existing securityholders or issuable to the PIPE Investors. We are also not registering the HUB Security ordinary shares issuable upon the exercise of the HUB Security existing warrants, nor are we registering the HUB Security existing warrants.
Proposals to approve the Business Combination Agreement and the other matters discussed in this proxy statement/prospectus will be presented at the special meeting of RNER stockholders scheduled to be held on            , 2022 in virtual format.
HUB Security’s ordinary shares and existing warrants are currently traded on the Tel Aviv Stock Exchange (“TASE”) under the symbols “HUB” and “HUB.W1” respectively. Although HUB Security is not currently a public reporting company in the United States, following the effectiveness of the registration statement of which this proxy statement/prospectus is a part and the closing of the Business Combination, HUB Security will become subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (“Exchange Act”). HUB Security intends to apply for listing of the HUB Security ordinary shares, HUB Security warrants and HUB Security existing warrants on the Nasdaq Capital Market under the proposed symbols “HUBC”, “HUBCW” and “HUBCW1”, respectively, to be effective at the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the HUB Security ordinary shares and HUB Security warrants are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the date of completion of the Business Combination, there can be no assurance that HUB Security’s securities will be listed on Nasdaq or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Business Combination Agreement is waived by the applicable parties. See “Risk Factors” beginning on page 17 for more information.
HUB Security will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, and is therefor eligible to take advantage of certain reduced reporting requirements otherwise applicable to other public companies.
HUB Security will also be a “foreign private issuer” as defined in the Exchange Act and will be exempt from certain rules under the Exchange Act that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, HUB Security’s officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions under Section 16 of the Exchange Act. Moreover, HUB Security will not be required to file periodic reports and financial statements with the U.S. Securities and Exchange Commission as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.
The accompanying proxy statement/prospectus provides RNER stockholders with detailed information about the Business Combination and other matters to be considered at the special meeting of RNER stockholders, including RNER stockholders’ right to redeem their shares for a pro rata portion of the cash held in RNER’s trust account in connection with the Business Combination. See “Questions and Answers About the Business Combination and the Special Meeting” for additional detail regarding the redemption process. We encourage you to read the entire accompanying proxy statement/prospectus, including the Annexes and other documents referred to therein, carefully and in their entirety. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 17 of the accompanying proxy statement/prospectus.
Neither the Securities and Exchange Commission, the Israel Securities Authority nor any state securities commission has approved or disapproved of the securities to be issued in connection with the Business Combination, or determined if this proxy statement/prospectus is accurate or adequate. Any representation to the contrary is a criminal offense.
This proxy statement/prospectus is dated            , 2022, and is first being mailed to RNER stockholders on or about            , 2022.

Notice of Special Meeting of Stockholders
of Mount Rainier Acquisition Corp.
To Be Held on                 , 2022
TO THE STOCKHOLDERS OF MOUNT RAINIER ACQUISITION CORP.:
NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Mount Rainier Acquisition Corp., a Delaware corporation (“RNER”), will be held at                 a.m. Eastern Time, on                 , 2022 (the “special meeting”). Due to health concerns stemming from the COVID-19 pandemic, and to support the health and well-being of our stockholders, the special meeting will be a virtual meeting. You are cordially invited to attend and participate in the special meeting online by visiting https://                 . The special meeting will be held for the following purposes:
(1)   Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated therein, including the Business Combination whereby Rover Merger Sub Inc., a Delaware corporation (“Merger Sub”), will merge with and into RNER, with RNER surviving the merger as a wholly owned subsidiary of HUB Cyber Security (Israel) Ltd., a company organized under the laws of Israel (“HUB Security”) (the “Business Combination Proposal”);
(2)   Proposal No. 2 — The Charter Proposals — to approve the following material differences between RNER’s amended and restated certificate of incorporation (the “RNER Charter”) and HUB Security’s amended and restated articles of association (the “HUB Security Articles”) to be effective upon the consummation of the Business Combination:
(i)   the name of the new public entity will be “HUB Cyber Security (Israel) Ltd.” as opposed to “Mount Rainier Acquisition Corp.”; and
(ii)   HUB Security’s corporate existence is perpetual as opposed to RNER’s corporate existence terminating if a business combination is not consummated within a specified period of time; and
(iii)   the HUB Security Articles will not include the various provisions applicable only to special purpose acquisition corporations that the RNER Charter contains (collectively, the “Charter Proposals”);
(3)   Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination (the “Adjournment Proposal”).
We also will transact any other business as may properly come before the special meeting or any adjournment or postponement thereof.
The items of business listed above are more fully described elsewhere in the proxy statement/prospectus. Whether or not you intend to attend the special meeting, we urge you to read the attached proxy statement/prospectus in its entirety, including the annexes and accompanying financial statements, before voting. IN PARTICULAR, WE URGE YOU TO CAREFULLY READ THE SECTION IN THE PROXY STATEMENT/PROSPECTUS ENTITLED “RISK FACTORS.”
Only holders of record of common stock of RNER, par value $0.0001 per share (“RNER Common Stock”), at the close of business on                 , 2022 (the “record date”) are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements of the special meeting.
After careful consideration, RNER’s board of directors has determined that each of the proposals listed is fair to and in the best interests of RNER and its stockholders and recommends that you vote or give instruction to vote “FOR” each of the proposals set forth above. When you consider the recommendations of RNER’s board of directors, you should keep in mind that RNER’s directors and officers may have interests in the Business Combination that conflict with, or are different from, your interests as a stockholder of RNER. See the section entitled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”

The closing of the Business Combination is conditioned on approval of the Business Combination Proposal and the Charter Proposals. If either of these proposals is not approved and the applicable closing condition in the Business Combination Agreement is not waived, the remaining proposals will not be presented to stockholders for a vote. The Adjournment Proposal is not conditioned on the approval of any other proposal set forth in this proxy statement/prospectus.
All RNER stockholders are cordially invited to attend the special meeting, which will be held virtually over the Internet at https://                 . To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If you are a holder of record of RNER Common Stock on the record date, you may also cast your vote at the special meeting. If your RNER Common Stock is held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting, obtain a proxy from your broker or bank.
A complete list of RNER stockholders of record entitled to vote at the special meeting will be available for ten days before the special meeting at the principal executive offices of RNER for inspection by stockholders during business hours for any purpose germane to the special meeting.
Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting virtually or not, please complete, sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly voted and counted.
If you have any questions or need assistance voting your RNER Common Stock, please contact           . Questions can also be sent by email to           . This notice of special meeting is and the proxy statement/prospectus relating to the Business Combination will be available at https://           .
Thank you for your participation. We look forward to your continued support.
By Order of the Board of Directors,
Matthew Kearney
Chief Executive Officer
           , 2022
IF YOU RETURN YOUR SIGNED PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.
REDEMPTION RIGHTS
ALL HOLDERS (THE “PUBLIC STOCKHOLDERS”) OF SHARES OF COMMON STOCK ISSUED IN RNER’S INITIAL PUBLIC OFFERING (THE “PUBLIC SHARES”) HAVE THE RIGHT TO HAVE THEIR PUBLIC SHARES REDEEMED FOR CASH IN CONNECTION WITH THE PROPOSED BUSINESS COMBINATION. PUBLIC STOCKHOLDERS ARE NOT REQUIRED TO AFFIRMATIVELY VOTE FOR OR AGAINST THE BUSINESS COMBINATION PROPOSAL, TO VOTE ON THE BUSINESS COMBINATION PROPOSAL AT ALL, OR TO BE HOLDERS OF RECORD ON THE RECORD DATE IN ORDER TO HAVE THEIR SHARES REDEEMED FOR CASH.
THIS MEANS THAT ANY PUBLIC STOCKHOLDER HOLDING PUBLIC SHARES MAY EXERCISE REDEMPTION RIGHTS REGARDLESS OF WHETHER THEY ARE EVEN ENTITLED TO VOTE ON THE BUSINESS COMBINATION PROPOSAL.
TO EXERCISE REDEMPTION RIGHTS, HOLDERS MUST TENDER THEIR STOCK TO AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC, RNER’S TRANSFER AGENT, NO LATER THAN TWO (2) BUSINESS DAYS PRIOR TO THE SPECIAL MEETING. YOU MAY TENDER YOUR STOCK BY EITHER DELIVERING YOUR STOCK CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DEPOSIT/WITHDRAWAL AT CUSTODIAN SYSTEM. IF THE BUSINESS

COMBINATION IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. SEE “SPECIAL MEETING OF RNER STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

TRANSFER AGENT AND REGISTRAR	257
WHERE YOU CAN FIND MORE INFORMATION	258
INDEX TO FINANCIAL STATEMENTS	F-1
ANNEXES	A-1

ABOUT THIS PROXY STATEMENT/PROSPECTUS
This proxy statement/prospectus, which forms a part of a registration statement on Form F-4 filed with the Securities and Exchange Commission, or SEC, by HUB Security, constitutes a prospectus of HUB Security under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the HUB Security ordinary shares to be issued to RNER stockholders in connection with the Business Combination, as well as the warrants to acquire HUB Security ordinary shares to be issued to RNER warrant holders and the HUB Security ordinary shares underlying such warrants. This document also constitutes a proxy statement of RNER under Section 14(a) of the Exchange Act, and the rules thereunder, and a notice of meeting with respect to the special meeting of RNER stockholders to consider and vote upon the proposals to adopt the Business Combination Agreement, to adopt the Charter Proposals (as defined herein) and to adjourn the meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to adopt the Business Combination Agreement.
Unless otherwise indicated or the context otherwise requires, all references in this proxy statement/prospectus to the terms “HUB Security” and the “Company” refer to HUB Cyber Security (Israel) Ltd., together with its subsidiaries. All references in this proxy statement/prospectus to “RNER” refer to Mount Rainier Acquisition Corp.

i

INDUSTRY AND MARKET DATA
Unless otherwise indicated, information contained in this proxy statement/prospectus concerning HUB Security’s industry and the regions in which it operates, including HUB Security’s general expectations and market position, market opportunity, market share and other management estimates, is based on information obtained from various independent publicly available sources and other industry publications, surveys and forecasts, which HUB Security believes to be reliable based upon its management’s knowledge of the industry, HUB Security assumes liability for the accuracy and completeness of such information to the extent included in this proxy statement/prospectus. Such assumptions and estimates of HUB Security’s future performance and growth objectives and the future performance of its industry and the markets in which it operates are necessarily subject to a high degree of uncertainty and risk due to a variety of factors, including those discussed under the headings “Risk Factors,” “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data” and “HUB Security’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

TRADEMARKS, TRADE NAMES AND SERVICE MARKS
This document contains references to trademarks, trade names and service marks belonging to other entities. Solely for convenience, trademarks, trade names and service marks referred to in this proxy statement/prospectus may appear without the ® or TM symbols, but such references are not intended to indicate, in any way, that the applicable licensor will not assert, to the fullest extent under applicable law, its rights to these trademarks and trade names. We do not intend our use or display of other companies’ trade names, trademarks or service marks to imply a relationship with, or endorsement or sponsorship of us by, any other companies.

SELECTED DEFINITIONS
“A-Labs”	means A-Labs Finance and Advisory Ltd.
“A.G.P.”	means A.G.P./Alliance Global Partners, the representative of the underwriters in the RNER IPO and a stockholder of RNER.
“Aggregate Transaction Proceeds”	means an amount equal to the aggregate cash proceeds available for release to RNER from RNER’s trust account in connection with the transactions contemplated by the Business Combination Agreement (after, for the avoidance of doubt, giving effect to all of the RNER Stockholder Redemptions (as defined herein) and the payment of the business combination agreement fees of RNER in connection with the consummation of the Transactions) plus the aggregate purchase price under all subscription agreements entered into in respect of the PIPE Investment.
“Ancillary Documents”	means the Sponsor Support Agreement (as defined herein), the Subscription Agreements (as defined herein), the HUB Security Support Agreement (as defined herein), the Amended IRA (as defined herein) and each other agreement, document, instrument and/or certificate contemplated by the Business Combination Agreement executed or to be executed in connection with the transactions contemplated thereby.
“Company”	means HUB Cyber Security (Israel) Ltd.
“Companies Law”	means the Israeli Companies Law, 1999.
“Confidential Computing”	means HUB’s confidential computing protection solution.
“Closing”	means the consummation of the Business Combination.
“Closing Date”	means the date on which the Closing occurs.
“DGCL”	means the Delaware General Corporation Law, as amended.
“Exchange Act”	means the Securities Exchange Act of 1934, as amended.
“Founder Shares”	means the 4,312,500 shares of common stock of RNER held by the Sponsor, certain of RNER’s executive officers and directors and A.G.P., which were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO.
“HUB Security”	means HUB Cyber Security (Israel) Ltd.
“HUB Security warrants”	means the warrants to be received by warrant holders of RNER in exchange for RNER warrants pursuant to the Business Combination Agreement.
“HUB Security existing warrants”	means the existing warrants of HUB Security currently traded on the TASE under the symbol “HUB.W1”.
“IASB”	means International Accounting Standards Board.

“IFRS”	means International Financial Reporting Standards as set forth by the IASB.
“GAAP”	means accounting principles generally accepted in the United States of America.
“RNER”	means Mount Rainier Acquisition Corp.
“RNER IPO”	means the initial public offering of RNER, which was consummated on October 7, 2021.
“RNER Initial Stockholders”	means the Sponsor, certain of RNER’s executive officers and directors and A.G.P., each of which holds shares of RNER Common Stock issued prior to the RNER IPO.
“RNER Private Placement”	means the sale of the RNER Private Placement Units to the Sponsor and certain officers and directors via private placement in connection with the RNER IPO at a purchase price of $10.00 per RNER Private Placement Unit.
“RNER Private Placement Units”	means the 596,200 units, each consisting of one share of common stock and one redeemable warrant entitling the holder to purchase three-fourths of one share of common stock for $11.50 per whole share, sold in the RNER Private Placement.
“PCAOB”	means the Public Company Accounting Oversight Board.
“private placement warrants”	means the 596,200 warrants underlying the RNER Private Placement Units.
“Put and Call Option Agreement”	means the agreement entered into concurrent with the Business Combination Agreement providing certain RNER stockholders with specified put and call rights as set forth therein.
“Securities Act”	means the Securities Act of 1933, as amended.
“Sponsor”	means DC Rainier SPV, LLC, a Delaware limited liability company.
“Stock Split”	means a reverse stock split to be effected that shall cause the value of the outstanding HUB Security ordinary shares immediately prior to the Effective Time to equal $10.00 per share
“Transactions”	means the transactions contemplated by the Business Combination Agreement and the Ancillary Documents.
“units”	means the 17,250,000 units sold as part of the RNER IPO, including the 2,250,000 units sold to the underwriter following the full exercise of its over-allotment option, each consisting of one share of common stock and one redeemable warrant entitling the holder to purchase three-fourths of one share of common stock for $11.50 per whole share.

v

QUESTIONS AND ANSWERS ABOUT THE BUSINESS COMBINATION AND THE SPECIAL MEETING
The questions and answers below highlight only selected information set forth elsewhere in this proxy statement/prospectus and only briefly address some commonly asked questions about the special meeting and the proposals to be presented at the special meeting, including with respect to the proposed Business Combination. The following questions and answers do not include all the information that may be important to RNER stockholders. RNER stockholders are urged to carefully read this entire proxy statement/prospectus, including the annexes and the other documents referred to herein, to fully understand the proposed Business Combination and the voting procedures for the special meeting.
Q:
Why am I receiving this proxy statement/prospectus?

A:
RNER and HUB Security have agreed to a business combination under the terms of the Business Combination Agreement that is described in this proxy statement/prospectus. A copy of the Business Combination Agreement is attached to this proxy statement/prospectus as Annex A, and RNER encourages its stockholders to read it in its entirety. RNER’s stockholders are being asked to consider and vote upon a proposal to approve the Business Combination Agreement, which, among other things, provides for Merger Sub to be merged with and into RNER with RNER being the surviving corporation in the Business Combination and becoming a wholly owned subsidiary of HUB Security, and the other Transactions contemplated by the Business Combination Agreement. See the section entitled “Proposal One — The Business Combination Proposal.”

Q:
Are there any other matters being presented to stockholders at the meeting?

A:
In addition to voting on the Business Combination Proposal, the stockholders of RNER will vote on the following proposals:

•
To approve the following material differences between the RNER Charter and the HUB Security Articles to be effective upon the consummation of the Business Combination: (i) the name of the new public entity will be “HUB Cyber Security (Israel) Ltd.” as opposed to “Mount Rainier Acquisition Corp.”; (ii) HUB Security’s corporate existence is perpetual as opposed to RNER’s corporate existence terminating if a business combination is not consummated within a specified period of time; and (iii) the HUB Security Articles will not include the various provisions applicable only to special purpose acquisition corporations that the RNER Charter contains. See the section of this proxy statement/prospectus titled “Proposal Two — The Charter Proposals.”

•
To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination for any reason. See the section of this proxy statement/prospectus titled “Proposal Four — The Adjournment Proposal.”

RNER will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/prospectus contains important information about the proposed Business Combination and the other matters to be acted upon at the special meeting. RNER stockholders should read it carefully.
The vote of stockholders is important. Regardless of how many shares you own, you are encouraged to vote as soon as possible after carefully reviewing this proxy statement/prospectus.
Q:
Why is RNER providing stockholders with the opportunity to vote on the Business Combination?

A:
Pursuant to the RNER Charter, RNER is required to provide stockholders with an opportunity to have their shares of RNER Common Stock redeemed for cash, either through a stockholder meeting or tender offer. Due to the structure of the Transactions, RNER is providing this opportunity through a stockholder vote.

Q:
Why am I receiving this proxy statement/prospectus if I only own RNER warrants?

A:
The RNER warrants will become exercisable following the Business Combination and will entitle holders to purchase HUB Security ordinary shares, as described in more detail herein. This proxy statement/prospectus includes important information about HUB Security, the HUB Security Articles to be in effect following the closing of the Business Combination and the business of HUB Security and its subsidiaries following the closing of the Business Combination. Because holders of RNER warrants will be entitled to purchase HUB Security ordinary shares after the closing of the Business Combination, we urge you to read the information contained in this proxy statement/prospectus carefully.

Q:
What will happen to RNER’s securities upon consummation of the Business Combination?

A:
RNER’s units, common stock and the RNER warrants are currently listed on Nasdaq under the symbols RNERU, RNER and RNERW, respectively. RNER’s securities will cease trading upon consummation of the Business Combination. If you own RNER units, immediately prior to the consummation of the Business Combination, your RNER units will split into the underlying shares of common stock and warrants, and you will receive HUB Security ordinary shares in exchange for your RNER Common Stock and HUB Security warrants in exchange for your RNER warrants as described herein. HUB Security intends to apply for listing of the HUB Security ordinary shares and HUB Security warrants on Nasdaq under the proposed symbols “HUBC” and “HUBCW,” respectively, to be effective upon the consummation of the Business Combination. It is a condition of the consummation of the Transactions that the HUB Security ordinary shares and HUB Security warrants are approved for listing on Nasdaq (subject only to official notice of issuance thereof and round lot holder requirements). While trading on Nasdaq is expected to begin on the first business day following the consummation of the Business Combination, there can be no assurance that HUB Security’s securities will be listed on Nasdaq or that a viable and active trading market will develop. If such listing condition is not met or if such confirmation is not obtained, the Business Combination will not be consummated unless the Nasdaq condition set forth in the Business Combination Agreement is waived by the applicable parties. See “Risk Factors — Risks Related to the Combined Company Following the Business Combination” for more information.

Q:
Why is RNER proposing the Business Combination?

A:
RNER was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On October 7, 2021, RNER consummated the RNER IPO of units, with each unit consisting of one share of its common stock and one RNER warrant, raising total gross proceeds of approximately $172.5 million.
Simultaneously with the closing of the RNER IPO, RNER consummated the RNER Private Placement to the Sponsor and certain executive officers and directors, generating gross proceeds of approximately $6.0 million. The aggregate proceeds held in RNER’s trust account (the “Trust Account”) resulting from the RNER IPO and the sale of the RNER Private Placement Units were approximately $176.0 million. Since the RNER IPO, RNER’s activity has been limited to the evaluation of business combination candidates.
RNER believes HUB Security is a company with an appealing market opportunity and growth profile, a strong position in its industry and a compelling valuation. As a result, RNER believes that the Business Combination will provide RNER stockholders with an opportunity to participate in the ownership of a company with significant growth potential. See the section entitled “Proposal One — The Business Combination Proposal — RNER’s Board of Directors’ Reasons for the Business Combination and Recommendation of the Board of Directors.”

Q:
What is the “PIPE” transaction?

A:
Concurrently with and following the execution of the Business Combination Agreement, HUB Security entered into subscription agreements with certain parties subscribing for HUB Security ordinary shares pursuant to which such investors have agreed to purchase, and HUB Security has agreed to sell to them, an aggregate of 5,000,000 HUB Security ordinary shares, for a purchase price of $10.00 per share and at an aggregate purchase price of $50,000,000, to be consummated in connection with the Closing.

The $10.00 per share purchase price represents a    % discount to the trading price of RNER’s common stock on the record date.
Q:
Did RNER’s board of directors obtain a third-party valuation or fairness opinion in determining whether or not to proceed with the Business Combination?

A:
The board of directors of RNER originally determined that it would attempt to obtain a fairness opinion in order to support its decision. However, the negotiation of the transaction progressed at an accelerated pace and the analysis of Hub Security required significant time and resources. As a result, the investment banking firm that was engaged was not able to complete its review prior to the completion of negotiations. RNER’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have substantial experience with mergers and acquisitions. Furthermore, in analyzing the Business Combination, RNER’s board of directors conducted significant due diligence on HUB Security and again concluded that its members’ collective experience and backgrounds, together with the experience and sector expertise of RNER’s advisors, enabled it to make the necessary analyses and determinations regarding the Business Combination. Accordingly, the board of directors of RNER, after a thorough analysis, made the determination that the Business Combination was in the best interest of the stockholders of the Company and decided to proceed with the transaction notwithstanding the fact that the firm had not completed its analysis. The board of directors determined that it would attempt to obtain the fairness opinion after the execution of the definitive Business Combination Agreement as additional support for the decision made by the board of directors. After the execution of the Business Combination Agreement, RNER once more commenced the process to obtain the fairness opinion with the firm. However, shortly thereafter, the firm notified RNER that it did not intend to continue the engagement since the Business Combination Agreement had already been signed. The Board of RNER is currently evaluating whether to engage another independent investment bank to obtain such opinion.

Accordingly, investors may be relying solely on the judgment of RNER’s board of directors and its advisors in valuing HUB Security and will be assuming the risk that the RNER board of directors may not have properly valued the business.
We note that the prospectus for the RNER IPO provides that if RNER seeks to complete a business combination with an entity affiliated with the Sponsor or RNER’s officers or directors, RNER would be required to obtain an opinion from an independent investment banking firm or another independent entity that commonly renders valuation opinions that such an initial business combination is fair from a financial point of view. HUB Security is not an entity affiliated with the Sponsor or RNER’s officers or directors and while still seeking to obtain a fairness opinion following the signing of the transaction, RNER’s board of directors determined that hiring an independent valuation firm or appointing a committee of independent directors was not necessary to evaluate the proposed transaction prior to determining whether to proceed with the Business Combination.
Q:
Do I have redemption rights?

A:
If you are a holder of common stock issued in the RNER IPO (the “public shares”), you have the right to demand that RNER redeem such shares for a pro rata portion of the cash held in the Trust Account, calculated as of two business days prior to the consummation of the Business Combination (“redemption rights”).

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group” (as defined in

Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to 15% or more of the public shares, without the prior consent of RNER. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be converted, without the prior consent of RNER.
Under the RNER Charter, the Business Combination may not be consummated if RNER has net tangible assets of less than $5,000,001 either immediately prior to or upon consummation of the Business Combination after taking into account the redemption for cash of all public shares properly demanded to be redeemed by holders of public shares.
Q:
How do I exercise my redemption rights?

A:
A holder of public shares may exercise redemption rights regardless of whether it votes for or against the Business Combination Proposal or does not vote on such proposal at all, or if it is a holder of public shares on the record date. If you are a holder of public shares and wish to exercise your redemption rights, you must demand that RNER convert your public shares into cash and deliver your public shares to RNER’s transfer agent, either physically or electronically using The Depository Trust Company’s Deposit/Withdrawal at Custodian (“DWAC”) System no later than two (2) business days prior to the special meeting. Any holder of public shares seeking redemption will be entitled to their pro rata portion of the amount then in the Trust Account (which, for illustrative purposes, was $      , or $      per share, as of the record date), less any owed but unpaid taxes on the funds in the Trust Account. Such amount will be paid promptly upon consummation of the Business Combination. There are currently no owed but unpaid income taxes on the funds in the Trust Account.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time prior to the time the vote is taken with respect to the Business Combination Proposal at the special meeting. If you deliver your shares for redemption to RNER’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that RNER’s transfer agent return the shares (physically or electronically). You may make such request by contacting RNER’s transfer agent at the address listed at the end of this section.
Any written demand of redemption rights must be received by RNER’s transfer agent at least two (2) business days prior to the vote taken on the Business Combination Proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent.
If you are a holder of public shares (including through the ownership of RNER units) and you exercise your redemption rights, it will not result in the loss of any RNER warrants that you may hold (including those contained in any units you hold). Your whole warrants will become exercisable to purchase one HUB Security ordinary share following consummation of the Business Combination.
Following the Business Combination, holders of RNER warrants will retain warrants with an aggregate value of approximately $      million based on the closing price of the RNER warrants on         , 2022, regardless of the degree of redemption rights that are exercised. However, as a result of redemptions, the trading market for the HUB Security ordinary shares may be less liquid than the market for the RNER common stock was prior to consummation of the Business Combination, and HUB Security may not be able to meet the listing standards for Nasdaq or another national securities exchange.
Q:
Do I have appraisal rights if I object to the proposed Business Combination?

A:
Under Section 262 of the DGCL, the holders of RNER Common Stock and RNER warrants will not have appraisal rights in connection with the Business Combination.

Q:
What equity stake will the current HUB Security shareholders and RNER stockholders hold in the public company immediately after the consummation of the Business Combination?

A:
It is anticipated that, upon completion of the Business Combination, the ownership interests in HUB Security as the public company will be as set forth in the table below:

	No Redemption Scenario		50% Redemption Scenario(1)		Max Redemption Scenario(2)
	Shares	%	Shares	%	Shares	%
RNER Public Stockholders	17,249,611	14.45%	8,514,747	7.70%	0	0%
HUB Security Shareholders(3)	92,232,682	77.25%	92,232,682	83.40%	92,232,682	91.84%
RNER Initial Stockholders(4)	4,908,589	4.11%	4,845,953	4.38%	3,192,671	3.18%
PIPE Investors	5,000,000	4.19%	5,000,000	4.52%	5,000,000	4.98%
Closing Shares	119,390,882	100.0%	110,593,382	100.0%	100,425,353	100.0%

(1)
Assumes that holders of 8,625,000 public shares, or 50% of the maximum redemption amount, exercise their redemption rights in connection with the Business Combination (the “50% redemption amount”).

(2)
Assumes that holders of 17,250,000 public shares exercise their redemption rights in connection with the Business Combination, which is the maximum number of public shares that can be redeemed while still ensuring Minimum Cash Condition (defined below) is satisfied (the “Maximum Redemption Amount”).

(3)
Excludes potential dilutive effect of outstanding HUB Security options, warrants and restricted share units.

(4)
Assumes no forfeiture of the Founder Shares.

The share numbers set forth above do not take into account (a) RNER’s warrants that will remain outstanding following the Business Combination and may be exercised thereafter (commencing the later of 30 days after the Closing of the Business Combination and 12 months from the closing of the RNER IPO, which occurred on October 7, 2021), or (b) the issuance of any shares upon completion of the Business Combination under HUB Security’s 2022 Share Incentive Plan. If the actual facts are different than the assumptions set forth above, the share numbers set forth above will be different.
Based on RNER’s public trading price at market close on      , 2022 ($      ), the estimated implied dollar value of the Sponsor’s post-Business Combination ordinary shares is approximately $ million.
The table below reflects the ownership percentages immediately after the consummation of the Business Combination if all RNER warrants are exercised assuming no redemptions, 50% redemptions and maximum redemptions.
	No Redemption Scenario		50% Redemption Scenario(1)		Max Redemption Scenario(2)
	Shares	%	Shares	%	Shares	%
RNER Public Stockholders(3)	30,186,409	22.74%	21,286,869	17.19%	12,026,891	10.66%
HUB Security Shareholders(4)	92,232,682	69.47%	92,232,682	74.50%	92,232,682	81.72%
RNER Initial Stockholders(5)	5,355,729	4.03%	5,287,387	4.27%	3,608,349	3.2%
PIPE Investors	5,000,000	3.77%	5,000,000	4.04%	5,000,000	4.43%
Closing Shares	132,774,820	100.0%	161,119,497	100.0%	112,867,922	100.0%

(1)
Assumes that holders of 8,625,000 public shares, or 50% redemption amount, exercise their redemption rights in connection with the Business Combination.

(2)
Assumes that holders of 17,250,000 public shares exercise their redemption rights in connection with the Business Combination, which is the Maximum Redemption Amount.

x

(3)
Includes 12,937,208 (under no redemption scenario), 12,772,121 (under 50% redemption scenario) and 12,026,891 (under max redemption scenario) shares which are issuable upon exercise of all RNER public warrants.

(4)
Excludes potential dilutive effect of outstanding HUB Security options, warrants and restricted share units.

(5)
Includes 447,140 (under no redemption scenario), 441,434 (under 50% redemption scenario) and 415,677 (under max redemption scenario) shares issuable upon exercise of the RNER private placement warrants held by the Sponsor. Assumes no forfeiture of the Founder Shares.

For more information, please see the section entitled “Unaudited Pro Forma Condensed Combined Financial Information.”
It should be noted that when the RNER warrants become exercisable, we may require the public warrants to be exercised on a cashless basis and the private placement warrants may be exercised on a cashless basis at the option of each holder thereof.
Q:
What happens to the funds deposited in the Trust Account after consummation of the Business Combination?

A:
The net proceeds of the RNER IPO and a portion of the amount raised from the simultaneous private placement of the RNER Private Placement Units totaling approximately $176.0 million were placed in the Trust Account immediately following the RNER IPO. After consummation of the Business Combination, the funds in the Trust Account will be used to pay, on a pro rata basis, holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the Business Combination (including aggregate fees of approximately $6.9 million to the representative of the underwriters of the RNER IPO) and for working capital and general corporate purposes.

Q:
What happens if a substantial number of public stockholders vote in favor of the Business Combination Proposal and exercise their redemption rights?

A:
RNER’s public stockholders may vote in favor of the Business Combination and still exercise their redemption rights, although they are not required to vote in any way to exercise such redemption rights. Accordingly, the Business Combination may be consummated even though the funds available from the Trust Account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders. Nonetheless, the consummation of the Business Combination is conditioned upon, among other things, RNER having an aggregate cash amount of at least $50 million available at Closing from the Trust Account and the PIPE Investors, after payment of business combination agreement fees (though this condition may be waived by HUB Security) (the “Minimum Cash Condition”).

If the Business Combination is consummated, but we experience a significant level of redemptions, this may result in fewer public shares and public shareholders, which may result in the trading market for HUB Security ordinary shares being less liquid than the market for RNER’s common stock was prior to consummation of the Business Combination. In addition, HUB Security may not be able to meet the listing standards for Nasdaq or another national securities exchange. Furthermore, with less funds available from the Trust Account, the capital infusion from the Trust Account into HUB Security’s business will be reduced. As such, HUB Security’s ability to perform against its business plan may be negatively impaired if redemptions by RNER’s public stockholders are significant. See a discussion of risks related to redemption rights in “Risk Factors Relating to RNER and the Business Combination”.
Public stockholders who purchased units as part of the RNER IPO for $10.00 may experience dilution if they elect not to redeem in connection with the Business Combination. The expense of the business combination agreement fees would be borne by those stockholders who elect not to redeem.
The Business Combination also involves the $50,000,000 PIPE Investment for ordinary shares of HUB Security. RNER also has warrants outstanding, which may be dilutive to RNER’s investors if the price per share exceeds $11.50, which is the exercise price per share of the RNER warrants.

The tables above in Q&A discussing the ownership of HUB Security shareholders and RNER stockholders post-Business Combination show possible sources of dilution and the extent of such dilution that non-redeeming RNER public stockholders could experience in connection with the closing of the Business Combination. In an effort to illustrate the extent of such dilution, the table above shows the effect of the exercise of all warrants, which are exercisable for one whole share at a price of $11.50 per share at any time commencing on the later of 12 months from the closing of the RNER IPO and 30 days after the completion of the Business Combination. The table is presented assuming (i) no redemptions, (ii) 50% of the maximum redemptions and (iii) maximum redemptions that may occur but which would still provide for the satisfaction of the Minimum Cash Condition.
The business combination agreement commissions in connection with the RNER IPO will be released to the underwriters only on completion of the Business Combination, in an amount equal to $6.9 million. Below is a summary of the total Business Combination Agreement commission to be paid upon closing of the Business Combination, assuming (i) no redemptions, (ii) 50% redemptions and (iii) maximum redemptions.
	Underwriting Fee
	No Redemptions	50% Redemptions	Maximum Redemptions
Redemptions ($)	$0	$87,975,000	$175,950,000
Redemptions (Shares)	0	8,625,000	17,250,000
Effective Underwriting (Total Underwriting less redemptions)	$172,500,000	$84,525,000	$(3,450,000)
Total Deferred Fee (%)	4%	4%	4%
Total Business Combination Agreement Fee ($)	$6,900,000	$6,900,000	$6,900,000
Effective Business Combination Agreement Fee (as a percentage of cash remaining in Trust Account post redemptions)	4%	8.2%	*

*
Not significant.

Q:
What happens if the Business Combination is not consummated?

A:
If RNER does not complete the Business Combination with HUB Security for whatever reason, RNER would search for another target business with which to complete a business combination. If RNER does not complete the Business Combination with HUB Security or another business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses) divided by the number of outstanding public shares. The Sponsor and RNER’s officers and directors have waived their redemption rights with respect to their Founder Shares in the event a business combination is not effected in the required time period, and, accordingly, their Founder Shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to RNER’s outstanding warrants. Accordingly, the warrants will expire worthless.

Q:
How do the Sponsor and the officers and directors of RNER intend to vote on the proposals?

A:
The Sponsor, as well as other RNER Initial Stockholders, beneficially own and are entitled to vote an aggregate of approximately 22.2% of the outstanding RNER Common Stock. These holders have agreed to vote their shares in favor of the Business Combination Proposal. These holders have also indicated that they intend to vote their shares in favor of all other proposals being presented at the meeting. In addition to the shares of RNER Common Stock held by the Sponsor and RNER’s officers and directors, RNER would need (a) 6,170,651 shares, or approximately 35.8%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal), or (b) 630,976 shares, or approximately 3.7%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming the minimum number of shares necessary to establish a quorum are voted on each proposal).
Q:
What interests do the Sponsor and the current officers and directors of RNER have in the Business Combination?

A:
In considering the recommendation of RNER’s board of directors to vote in favor of the Business Combination, stockholders should be aware that, aside from their interests as stockholders, the Sponsor and certain of RNER’s directors and officers have interests in the Business Combination that are different from, or in addition to, those of other stockholders generally. RNER’s directors were aware of and considered these interests, among other matters, in evaluating the Business Combination, in recommending to stockholders that they approve the Business Combination and in agreeing to vote their shares in favor of the Business Combination. Stockholders should take these interests into account in deciding whether to approve the Business Combination. These interests include, among other things, the fact that:

•
If the Business Combination with HUB Security or another business combination is not consummated by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $      million based upon the closing price of $      per share on Nasdaq on      , 2022 (taking into account shares forfeited pursuant to the Sponsor Support Agreement). On the other hand, if the Business Combination is consummated, each outstanding share of RNER Common Stock (other than the shares forfeited pursuant to the Sponsor Support Agreement) will be converted into the Per Share Consideration. In the aggregate, the 4,312,500 Founder Shares will be exchanged for 4,312,403 HUB Security ordinary shares.

•
The Sponsor, as well as RNER’s CEO and CFO, purchased an aggregate of 596,200 private placement units from RNER for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the RNER IPO. Nearly all of the proceeds RNER received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $ million based upon the closing price of $      per unit on Nasdaq on                  , 2022. The private placement units are each composed of one share of RNER common stock and one RNER warrant. The RNER warrants will become worthless if RNER does not consummate a business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). On the other hand, if the Business Combination is consummated, each outstanding private placement warrant (other than the warrants forfeited pursuant to the Sponsor Support Agreement) will be exchanged for one warrant of HUB Security, assuming that the Stock Split has been effected.

•
If RNER is unable to complete a business combination within the required time period under the RNER Charter, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by RNER for services rendered or contracted for or products sold to RNER. If RNER consummates a business combination, on the other hand, RNER will be liable for all such claims.

•
The Sponsor and RNER’s officers and directors and their affiliates are entitled to reimbursement of activities on RNER’s behalf, such as identifying and investigating possible business targets and business combinations. However, if RNER fails to consummate a business combination within the required time period under the RNER Charter, they will not have any claim against the Trust Account for reimbursement. Accordingly, RNER may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). As of the record date, the Sponsor and RNER’s officers and directors and their affiliates had incurred approximately $      of unpaid reimbursable expenses.
•
The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate.

•
Based on the difference in the purchase price of $0.006 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the combined company after the Closing falls below the price initially paid for the Public Units in the RNER IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

•
In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in RNER. In total, the Sponsor has invested $5,987,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and RNER’s officers and directors have no loans outstanding to RNER.

•
The Business Combination Agreement provides for the continued indemnification of RNER’s current directors and officers and the continuation of directors and officers liability insurance covering RNER’s current directors and officers.

•
RNER’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to RNER to fund certain capital requirements. On March 12, 2021, the Sponsor agreed to loan RNER an aggregate of up to $975,000 to cover expenses related to the RNER IPO pursuant to a promissory note that was repaid in full upon the completion of the RNER IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to RNER outside of the Trust Account.

•
Matthew Kearney, RNER’s chairman and CEO will be a member of the board of directors of HUB Security following the closing of the Business Combination and, therefor, in the future Mr. Kearney will receive any cash fees, stock options or stock awards that HUB Security’s board of directors determines to pay to its non-executive directors.

•
Each of RNER’s directors and officers presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. RNER’s directors and officers also may have become aware of business combination opportunities which may have been appropriate for presentation to RNER and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should have been presented. These conflicts may not have been resolved in RNER’s favor and such potential business combination opportunities may have been presented to other entities prior to their presentation to RNER. RNER’s Amended and Restated Certificate of Incorporation provides that, to the extent permitted by applicable law, RNER renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (i) which may be a business combination opportunity for an entity related to a director or officer of RNER, on the one hand, and RNER, on the other, or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and RNER waives any claim or cause of action it may have in respect thereof. RNER does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors or waiver of corporate opportunity materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination.

Q:
When do you expect the Business Combination to be completed?

A:
It is currently anticipated that the Business Combination will be consummated promptly following the RNER special meeting, which is set for                 , 2022; however, such meeting could be adjourned or postponed to a later date, as described above. The Closing (as defined below) is also subject to the approval of the shareholders of HUB Security, as well as other customary closing conditions. For a description of the conditions for the completion of the Business Combination, see the section entitled “The Business Combination Agreement — Conditions to Closing of the Transactions.”

Q:
What do I need to do now?

A:
RNER urges you to carefully read and consider the information contained in this proxy statement/prospectus, including the annexes, and to consider how the Business Combination will affect you as a stockholder and/or a warrant holder of RNER. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/prospectus and on the enclosed proxy card.

Q:
When and where will the special meeting take place?

A:
The special meeting will be held on                 , 2022, at                 a.m., Eastern Time, solely over the Internet by means of a live audio webcast. You may attend the special meeting webcast by accessing the web portal located at https://                 and following the instructions set forth below. Stockholders participating in the special meeting will be able to listen only and will not be able to speak during the webcast. However, in order to maintain the interactive nature of the special meeting, virtual attendees will be able to:

•
vote via the web portal during the special meeting webcast; and

•
submit questions or comments to RNER’s directors and officers during the special meeting.

Stockholders may submit questions or comments during the meeting through the special meeting webcast by typing in the “Submit a question” box.
Q:
How do I attend the special meeting?

A:
The special meeting will be held virtually. To register for and attend the special meeting, please follow these instructions as applicable to the nature of your ownership of RNER common stock:

•
Shares Held of Record.   If you are a record holder, and you wish to attend the virtual special meeting, go to https://                 , enter the control number you received on your proxy card or notice of the meeting and click on the “Click here to register for the online meeting” link at the top of the page. Immediately prior to the start of the special meeting, you will need to log back into the meeting site using your control number.

•
Shares Held in Street Name.   If you hold your shares in “street” name, which means your shares are held of record by a broker, bank or nominee, and you who wish to attend the virtual special meeting, you must obtain a legal proxy from the stockholder of record and e-mail a copy (a legible photograph is sufficient) of your proxy to                   no later than 72 hours prior to the special meeting. Holders should contact their bank, broker or other nominee for instructions regarding obtaining a proxy. Holders who e-mail a valid legal proxy will be issued a meeting control number that will allow them to register to attend and participate in the special meeting. You will receive an e-mail prior to the meeting with a link and instructions for entering the special meeting. “Street” name holders should contact American Stock Transfer & Trust Company, RNER’s transfer agent, on or before                 , 2022.

Stockholders will also have the option to listen to the special meeting by telephone by calling:
•
Within the U.S. and Canada:                   (toll-free)

•
Outside of the U.S. and Canada:                   (standard rates apply)

The passcode for telephone access:                 #. You will not be able to vote or submit questions unless you register for and log in to the special meeting webcast as described above.
Q:
How do I vote?

A:
If you are a holder of record of RNER common stock on the record date, you may vote by virtually attending the special meeting and submitting a ballot via the special meeting webcast or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly voted and counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the virtual special meeting and vote through the web portal, obtain a legal proxy from your broker, bank or nominee.

Q:
If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A:
Your broker, bank or nominee can vote your shares without receiving your instructions on “routine” proposals only. Your broker, bank or nominee cannot vote your shares with respect to “non-routine” proposals unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee.

The Charter Proposal to approve the name of the public company being “HUB Cyber Security (Israel) Ltd.” is considered a routine proposal. Accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions.
The Business Combination Proposal, each other Charter Proposal and the Adjournment Proposal are non-routine proposals. Accordingly, your broker, bank or nominee may not vote your shares with respect to these proposals unless you provide voting instructions.
Q:
May I change my vote after I have mailed my signed proxy card?

A:
Yes. Stockholders of record may send a later-dated, signed proxy card to RNER’s transfer agent at the address set forth below so that it is received prior to the vote at the special meeting or virtually attend the special meeting and submit a ballot through the web portal during the special meeting webcast. Stockholders of record also may revoke their proxy by sending a notice of revocation to RNER’s transfer agent, which must be received prior to the vote at the special meeting. If you hold your shares in “street name,” you should contact your broker, bank or nominee to change your instructions on how to vote. If you hold your shares in “street name” and wish to virtually attend the special meeting and vote through the web portal, you must obtain a legal proxy from your broker, bank or nominee.

Q:
What constitutes a quorum for the special meeting?

A:
A quorum is the minimum number of shares of RNER Common Stock that must be present to hold a valid meeting. A quorum will be present at the RNER special meeting if a majority of the voting power of the issued and outstanding shares of RNER Common Stock entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions will count as present for the purposes of establishing a quorum, but broker non-votes will not.

Q:
What stockholder vote thresholds are required for the approval of each proposal brought before the special meeting?

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Business Combination Proposal — The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding RNER Common Stock. Abstentions will have the same effect as a vote “against” the Business Combination Proposal present and entitled to vote at the meeting to approve the Business Combination. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have no effect on the Business Combination Proposal. The Transactions will not be consummated if RNER has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.
•
Charter Proposals — The approval of each of the Charter Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding RNER Common Stock. Abstentions will have the same effect as a vote “against” the Charter Proposals. The Charter Proposal to approve “HUB Cyber Security (Israel) Ltd.” as the name of the new public entity is a routine proposal and, accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions. Consequently, there should be no broker non-votes with respect to such proposal. Each other Charter Proposal is considered a non-routine proposal, and, accordingly, brokers are not entitled to vote on those proposals without receiving voting instructions, and broker non-votes with respect to such other Charter Proposals will have the same effect as a vote “against” each such proposal.

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Adjournment Proposal — The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of RNER Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” on the Adjournment Proposal. Broker non-votes will have no effect on the Adjournment Proposal.

Q:
What happens if I fail to take any action with respect to the special meeting?

A:
If you fail to take any action with respect to the meeting and the Business Combination is approved by the RNER stockholders and consummated, you will become a shareholder and/or warrant holder of HUB Security.

If you fail to take any action with respect to the special meeting and the Business Combination is not approved, you will continue to be a stockholder and/or warrant holder of RNER, as applicable, and RNER will continue to search for another target business with which to complete an initial business combination. If RNER does not complete an initial business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER must cease all operations except for the purpose of winding up, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to an amount then held in the Trust Account (net of taxes payable and less up to $100,000 of interest to pay dissolution expenses), and as promptly as reasonably possible following such redemption, subject to the approval of RNER’s remaining stockholders and its board of directors, dissolve and liquidate.
Q:
What should I do with my share and/or warrant certificates?

A:
Warrant holders and those stockholders who do not elect to have their shares of RNER Common Stock redeemed for a pro rata share of the Trust Account should wait for instructions from RNER’s transfer agent regarding what to do with their certificates. RNER stockholders who exercise their redemption rights must deliver their share certificates to RNER’s transfer agent (either physically or electronically) no later than two (2) business days prior to the special meeting as described above.

Upon consummation of the Transactions, the RNER warrants, by their terms, will entitle holders to purchase shares of HUB Security. Therefor, warrant holders need not deliver their warrants to RNER or HUB Security at that time.
Q:
What should I do if I receive more than one set of voting materials?

A:
Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of RNER Common Stock.
Q:
What are the U.S. federal income tax consequences of exercising my redemption rights?

A:
In the event that a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) elects to redeem its RNER Common Stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the RNER Common Stock under Section 302 of the Internal Revenue Code (the “Code”). If the redemption qualifies as a sale or exchange of the RNER Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder's adjusted tax basis in the RNER Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder's holding period for the RNER Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. It is unclear, however, whether the redmption rights with respect to the RNER Common Stock have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations. See the section titled “Certain Material U.S. Federal Income Tax Considerations — Consequences to U.S. Holders Exercising Redemption Rights with Respect to RNER Common Stock.”

Q:
Will holders of RNER Common Stock or RNER warrants be subject to U.S. federal income tax consequences on the receipt of the Hub Security ordinary shares or Hub Security warrants in the Business Combination?

A:
There are significant factual and legal uncertainties as to (i) whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) whether the Business Combination results in gain being recognized by U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of RNER Common Stock and RNER warrants under Section 367(a) of the Code. Neither RNER nor HUB, nor any of their respective advisors or affiliates, makes any representations or provides any assurances regarding the tax treatment of the Business Combination, including (i) whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) whether the Business Combination results in gain being recognized by U.S. Holders of RNER Common Stock and RNER warrants under Section 367(a) of the Code. Due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business can qualify as a “reorganization” under Section 368(a) of the Code, Loeb & Loeb LLP, legal counsel to RNER on U.S. federal income tax matters is not able to render an opinion that the Business Combination will qualify as a “reorganization” under Section 368(a) of the Code. No ruling has been, or will be, sought by RNER or HUB Security from the IRS with respect to the Business Combination and there can be no assurance that the IRS will not challenge the qualification of the Business Combination as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge. The U.S. federal income tax consequences of the Business Combination are complex and will depend on your particular circumstances. For a description of certain material U.S. federal income tax consequences of the Business Combination, please see “Certain Material U.S. Federal Income Tax Considerations” beginning on page 205.

Q:
Who can help answer my questions?

A:
If you have questions about the Business Combination or if you need additional copies of this proxy statement/prospectus or the enclosed proxy card, you should contact the proxy solicitor at           .

Tel:
Attn:
Email:
You may also obtain additional information about RNER from documents filed with the SEC by following the instructions in the section entitled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your shares, you will need to deliver your shares (either physically or electronically) to RNER’s transfer agent at the address below at least two (2) business days prior to the vote at the special meeting. If you have questions regarding the certification of your position or delivery of your stock, please contact:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, New York 11219
E-mail:

SUMMARY
This summary highlights selected information from this proxy statement/prospectus. It may not contain all of the information that is important to you. You should carefully read the entire proxy statement/prospectus and the other documents referred to in this proxy statement/prospectus, including the annexes, to fully understand the Business Combination Agreement, the Business Combination and the other matters being considered at the special meeting of RNER’s stockholders. For additional information, see “Where You Can Find More Information” beginning on page 258. Each item in this summary refers to the page of this proxy statement/prospectus on which that subject is discussed in more detail.
The Parties to the Business Combination
HUB Cyber Security (Israel) Ltd.
HUB Security specializes in unique cyber security solutions protecting sensitive commercial and government information. HUB Security was established in 2017 by veterans of the 8200 and 81 elite intelligence units of the Israeli Defense Forces. HUB Security has debuted an advanced encrypted computing solution aimed at preventing hostile intrusions at the hardware level while introducing a novel set of data theft prevention solutions.
The mailing address of HUB Security’s principal executive office is 17 Rothchild St., Tel Aviv, Israel.
Mount Rainier Acquisition Corp.
RNER was formed for the purpose of effectuating a merger, share exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. RNER was incorporated under the laws of the State of Delaware on February 10, 2021.
On October 7, 2021, RNER consummated the RNER IPO of 17,250,000 units, including 2,250,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option, with each unit (“RNER unit”) consisting of one share of common stock, par value $0.0001 per share (“RNER common stock” and each share of RNER Common Stock, “RNER share”) and one redeemable warrant (each, a “RNER warrant”), with each whole warrant entitling the holder to purchase three-fourths of a RNER share at a price of $11.50 per whole share commencing on the later of 30 days after the consummation of an initial business combination or 12 months from the closing of the RNER IPO. Simultaneously with the closing of the RNER IPO, RNER consummated the sale of 596,200 private placement units at a price of $10.00 per unit in a private placement to the Sponsor and RNER’s CEO and CFO.
RNER units, RNER common stock and the RNER warrants are listed on Nasdaq under the symbols RNERU, RNER and RNERW, respectively.
The mailing address of RNER’s principal executive office is 256 W. 38th Street, 15th Floor, New York, NY 10018, and its telephone number is (212) 785-4680.
Rover Merger Sub, Inc.
Rover Merger Sub, Inc. (“Merger Sub”) is a newly formed Delaware corporation and a wholly owned, direct subsidiary of HUB Security. Merger Sub was formed solely for the purpose of effecting the Transactions and has not carried on any activities other than those in connection with the Transactions. The address and telephone number for Merger Sub’s principal executive offices are the same as those for HUB Security.
The Business Combination Agreement (page 104)
The terms and conditions of the merger of Merger Sub with and into RNER, with RNER surviving the merger as a wholly owned subsidiary of HUB Security (the “Business Combination”) are contained in the Business Combination Agreement, which is attached as Annex A to this proxy statement/prospectus. We encourage you to read the Business Combination Agreement carefully in its entirety, as it is the legal document that governs the Business Combination.

Merger Consideration
Prior to the consummation of the Transactions (the “Effective Time”), HUB Security intends to effect a reverse stock split to cause the value of the outstanding HUB Security ordinary shares immediately prior to the Effective Time to equal $10.00 per share (the “Stock Split”). The consideration to be issued to securityholders of RNER will be adjusted if the Stock Split is not effected or if the Stock Split results in a price per HUB Security ordinary share other than $10.00.
The pro forma enterprise valuation of the Company upon consummation of the Transactions is estimated to be approximately $1,280,000,000. We estimate that, at the Effective Time, assuming none of RNER’s public stockholders demand redemption (the “RNER Stockholder Redemptions”) pursuant to RNER’s amended and restated certificate of incorporation (the “RNER Charter”), the securityholders of HUB Security will own approximately 75.1% of the outstanding HUB Security ordinary shares and the securityholders of RNER and the investors purchasing PIPE Shares will own the remaining HUB Security ordinary shares. We estimate that, at the Effective Time, assuming the maximum number of RNER’s public stockholders demand redemption of their public shares pursuant to the RNER Charter, the securityholders of HUB Security will own approximately 90.9% of the outstanding HUB Security ordinary shares, and the securityholders of RNER and the investors purchasing PIPE Shares will own the remaining HUB Security ordinary shares.
Pursuant to the Business Combination Agreement and assuming the Stock Split has occurred, at the Effective Time, (a) each RNER Unit issued and outstanding immediately prior to the Effective Time will be automatically detached and the holder of each such RNER Unit will be deemed to hold one RNER share and one RNER warrant, (b) each RNER share issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of HUB Security ordinary shares equal to the quotient of (i) an aggregate number of HUB Security ordinary shares equal to the amount obtained by dividing (A) $221,582,000 less the amounts payable to the RNER stockholders pursuant to the RNER Stockholder Redemptions by (B) $7.61 divided by (ii) the aggregate number of RNER shares issued and outstanding immediately prior to the Effective Time, after taking into account of the RNER Stockholder Redemptions (the “Per Share Consideration”), and (c) each RNER warrant issued and outstanding immediately prior to the Effective Time will be assumed by HUB Security and will become a warrant of HUB Security (each, a “HUB Security warrant”), with the number of HUB Security ordinary shares underlying the HUB Security warrants and the exercise price of such HUB Security warrants subject to adjustment in accordance with the Business Combination Agreement and in the event of a stock split, share dividend or distribution, or any change in HUB Security’s share capital by reason of any split-up reverse stock split, recapitalization, combination, reclassification, exchange of shares or other similar transaction with respect to HUB Security ordinary shares subsequent to the Effective Time.
No fractional shares will be issued pursuant to the Business Combination Agreement. All fractions of HUB Security ordinary shares that otherwise would be issued under the Business Combination Agreement will be aggregated and the resulting fraction of a HUB Security ordinary share will be rounded up to a whole share.
Agreements Entered Into in Connection with the Business Combination Agreement (page 115)
Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, HUB Security entered into subscription agreements (each, a “Subscription Agreement” and collectively, the “Subscription Agreements”) with certain parties subscribing for HUB Security ordinary shares (the “PIPE Investors”), pursuant to which the PIPE Investors have agreed to purchase, and HUB Security has agreed to sell to the PIPE Investors, an aggregate of 5,000,000 HUB Security ordinary shares, at a purchase price of $10.00 per share, for an aggregate purchase price of $50,000,000, which price per share and aggregate purchase price assume that HUB Security has effected the Stock Split prior to the Effective Time. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, the consummation of the transactions contemplated by the Business Combination Agreement.

The Subscription Agreements provide for the sale of HUB Security ordinary shares rather than RNER shares because the issued and outstanding RNER shares will be exchanged for HUB Security ordinary shares at the closing of the Business Combination. There are important differences between the rights of holders of RNER shares and holders of HUB Security ordinary shares. See “Comparison of Rights of HUB Security Shareholders and RNER Stockholders” for a discussion of the different rights associated with holding HUB Security securities. In addition, each RNER share was originally sold in the RNER IPO as a component of the RNER units for $10.00 per unit. The RNER units consist of one RNER share and one RNER warrant. As of           , 2022, the closing price on Nasdaq of the RNER units was           $ per unit and the closing price of RNER shares was $      per share. The purchase price of $10.00 per ordinary share to the PIPE Investors reflects the expected price of the HUB Security ordinary shares after giving effect to the Stock Split. None of the Sponsor or RNER’s officers, directors or their affiliates is a PIPE Investor.
The Subscription Agreements provide that HUB Security is required to file with the SEC, within forty-five (45) calendar days (the “Subscription Filing Deadline”) after the closing of the Transactions (the “Closing”), a registration statement registering the resale of the shares of HUB Security ordinary shares to be issued to any such investor and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies HUB Security that it will “review” such registration statement) after the filing of the registration statement and (ii) the 10th business day after the date HUB Security is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
Support Agreements
Concurrently with the execution of the Business Combination Agreement, HUB Security and RNER entered into a support agreement (each, a “Support Agreement” and collectively, the “Support Agreements”) with certain shareholders of HUB Security (each, a “Supporting HUB Security Shareholder” and collectively, the “Supporting HUB Security Shareholders”) that collectively hold HUB Security ordinary shares representing approximately 22.2% of the voting power of the HUB Security ordinary shares. Each Support Agreement provides, among other things, that each Supporting HUB Security Shareholder will (i) vote all HUB Security ordinary shares beneficially owned by such Shareholder in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of HUB Security shareholders called to approve the Business Combination, (ii) appear at such shareholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions.
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, HUB Security, certain equityholders of RNER and certain equityholders of HUB Security, entered into a registration rights agreement (the “Registration Rights Agreement”), pursuant to which HUB Security agreed to file a shelf registration statement with respect to the registrable securities defined therein within forty-five (45) calendar days of the Closing Date. Pursuant to the Registration Rights Agreement, certain HUB Security equityholders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to four (4) times in any 12-month period and certain former RNER holders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to two (2) times in any 12-month period, in each case, so long as the total offering price is reasonably expected to exceed $25,000,000; provided, however, that such HUB Security equityholders and such former RNER holders may not collectively request more than two (2) underwritten shelf takedowns in any 12-month period. HUB Security also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that HUB Security will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.

Amended and Restated Warrant Agreement
Upon the closing of the Business Combination, Hub, RNER and American Stock Transfer & Trust Company, LLC (“AST”) will enter into an amended and restated warrant agreement (the “Amended and Restated Warrant Agreement”). Such agreement will amend and restate that certain Warrant Agreement, dated as of October 4, 2021, by and between RNER and AST (the “Existing Warrant Agreement”), to provide for the assignment by RNER of all its rights, title and interest in the outstanding warrants of RNER to HUB Security. Pursuant to the Amended and Restated Warrant Agreement, all RNER warrants under the Existing Warrant Agreement will no longer be exercisable for RNER shares, but instead will be exercisable for HUB Security ordinary shares.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor and each of the holders of RNER shares issued prior to the initial public offering of RNER entered into a sponsor support agreement (the “Sponsor Support Agreement”) in favor of HUB Security and RNER, pursuant to which they agreed to (a) vote all RNER shares beneficially owned by them in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of RNER stockholders called to approve the Business Combination, (b) appear at such stockholder meeting for the purpose of establishing a quorum, (c) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (d) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions. The Sponsor and the other holders of RNER shares party to the Sponsor Support Agreement beneficially own and are entitled to vote an aggregate of approximately 4,908,700 RNER shares, or approximately 22.2% of the outstanding RNER shares. In addition to the RNER shares held by the Sponsor and the other holders of RNER shares party to the Sponsor Support Agreement, RNER would need (i) 6,170,650 shares, or approximately 37.8%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal), or (ii) 630,975 shares, or approximately 3.7%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming the minimum number of shares necessary to establish a quorum are voted on each proposal).
Put and Call Option Agreement
Concurrently with the execution of the Business Combination Agreement, HUB Security and each of the holders of RNER shares issued prior to the initial public offering of RNER entered into a put and call option agreement (the “Put and Call Option Agreement”), pursuant to which, in the event it is determined by HUB Security or the IRS pursuant to the terms set forth in the Put and Call Agreement that the Business Combination does not qualify for the Intended Tax Treatment (as defined in the Business Combination Agreement) or Treasury Regulations Section 1.367(a)-3(c)(1), such RNER stockholders would have the right (the “Put Right”) to cause HUB Security to purchase, or, in the event such RNER stockholders have elected not to exercise all or a portion of the Put Right, Hub shall have the right (the “Call Right”) to cause such RNER stockholders to sell, all or a portion of certain of the HUB Security ordinary shares held by such RNER stockholders, following the exercise of the Put Right or Call Right, as applicable, and in each case pursuant and subject to the terms set forth in the Put and Call Option Agreement.
The Charter Proposals
The RNER stockholders will vote on separate proposals to approve the following material differences between the RNER Charter and the HUB Security Articles to be effective upon the consummation of the Business Combination: (i) the name of the new public entity will be “HUB Cyber Security (Israel) Ltd.” as opposed to “Mount Rainier Acquisition Corp.”; (ii) HUB Security’s corporate existence is perpetual as opposed to RNER’s corporate existence terminating if a business combination is not consummated within a specified period of time; and (iii) the HUB Security Articles do not include the various provisions applicable only to special purpose acquisition corporations that the RNER Charter contains. The HUB Security

Articles to be in effect upon consummation of the Business Combination is attached as Annex B to this proxy statement/prospectus. See the section of this proxy statement/prospectus titled “Proposal Two — The Charter Proposals.”
The Adjournment Proposal
If RNER is unable to consummate the Business Combination at the time of the special meeting for any reason, the chairman presiding over the special meeting may submit a proposal to adjourn the special meeting to a later date or dates, if necessary. See the section of this proxy statement/prospectus titled “Proposal Four — The Adjournment Proposal.”
Date, Time and Place of Special Meeting of RNER’s Stockholders
The special meeting will be held at                 , Eastern time, on                 , 2022, via live webcast at https://                 , or such other date, time and place to which such meeting may be adjourned, to consider and vote upon the proposals.
Special Meeting of RNER Stockholders — Record Date; Persons Entitled to Vote
RNER stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned common stock at the close of business on                 , 2022, which is the record date for the special meeting. RNER stockholders will have one vote for each share of common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. RNER warrants do not have voting rights. On the record date, there were                 shares of common stock outstanding, of which                 were public shares with the rest being held by the initial stockholders and their respective affiliates (including the Sponsor).
Special Meeting of RNER Stockholders — Redemption Rights
Pursuant to the RNER Charter, a holder of public shares may demand that RNER redeem such shares for cash if the Business Combination is consummated; provided that RNER may not consummate the Business Combination if it has less than $5,000,001 of net tangible assets either immediately prior to or upon consummation of the Business Combination. Holders of public shares will be entitled to receive cash for these shares only if they deliver their shares to RNER’s transfer agent no later than two (2) business days prior to the special meeting. Holders of public shares do not need to affirmatively vote on the Business Combination Proposal or be a holder of such public shares as of the record date to exercise redemption rights. If the Business Combination is not consummated, these shares will not be redeemed for cash. If a holder of public shares properly demands redemption, delivers his, her or its shares to RNER’s transfer agent as described above, and the Business Combination is consummated, RNER will redeem each public share for a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the date of the special meeting. It is anticipated that this would amount to approximately $      per share. If a holder of public shares exercises his, her or its redemption rights, then such holder will be exchanging his, her or its shares of RNER common stock for cash and will not become a shareholder of HUB Security. See the section of this proxy statement/prospectus titled “Special Meeting of RNER Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your shares into cash.
RNER warrant holders do not have redemption rights with respect to such securities.
Appraisal Rights
RNER stockholders and RNER warrant holders do not have appraisal rights in connection with the Transactions under the DGCL. See the section of this proxy statement/prospectus titled “Special Meeting of RNER Stockholders — Appraisal Rights.”
RNER’s Board of Directors’ Reasons for the Business Combination
In evaluating the Business Combination, RNER’s board of directors reviewed a number of materials, including the transaction documentation, certain due diligence summary materials prepared by RNER’s management and advisors, investor presentations, and various industry and financial data and consulted with RNER’s management, legal, financial, and other advisors. The advisors had full access to all of the materials provided to RNER and advised the board of directors on the opportunity and risks of the Business Combination.
In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, the RNER’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision to approve the Business Combination. The RNER’s board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of the RNER’s board of directors’ reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefor, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data.”
The officers and directors of RNER have substantial experience in evaluating the operating and financial merits of companies within the cybersecurity sector and concluded that their experience and background and sector expertise enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, RNER’s officers and directors have substantial experience with mergers and acquisitions across a variety of sectors in the cybersecurity industry.
In evaluating the Business Combination, the RNER’s board of directors considered the criteria and guidelines to evaluate prospective business opportunities set by the RNER’s management team in the RNER IPO prospectus and has determined that HUB Security meets all of these criteria. Specifically, the RNER’s board of directors noted, among others, that:
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Established Business.   HUB Security is an established business, with established products, client base, and revenue stream.

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Business with Growth Potential.   HUB Security is cash positive with a range of new products providing significant growth potential.

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Established Leadership Team.   HUB Security has an established leadership team and a desire to on board new senior talent to better execute against the growth plan. Since the Business Combination Agreement was signed, HUB Security has appointed two very strong candidates to the Chairman and CFO positions.

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Need to improve Security Measures.   Cyber security threats are increasing and organizations are aware of the need to improve security measures and increase spend to counter such threats.

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Technology Leadership.   HUB Security has technology leadership in cyber security with a team recruited from the elite Unit 8200 and Unit 81 of the Israeli Defense Forces, a globally recognized leader in the field. The team’s competence was further confirmed in interviews conducted by cyber security consultant Northcliffe Consulting, commissioned by RNER as part of the due diligence.

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Loyal Client Base.   HUB Security has good relations with a loyal client base, confirmed by client interviews conducted by RNER as part of the due diligence.

•
Strong Potential for M&A.   HUB Security has a strong potential for M&A in Europe and the US with the prospect of helping to drive new cyber security solutions, customer acquisition, top line growth and EBITDA.

•
Long-Term Intrinsic Value Potential.   Because of the abovementioned factors, among others, the RNER Board believes that HUB Security has attractive long term intrinsic value potential because of its growth potential, the importance of network cyber security, the ineffectiveness of the traditional cyber security solutions and HUB Security’s advanced technology.

•
Redemption rights.   If the Business Combination closes, holders of RNER Common Stock may have all or any portion of their shares redeemed for cash, regardless of whether they vote for or against the Business Combination Proposal. This redemption option will allow each holder of RNER

Common Stock to choose whether or not to invest in HUB Security. If the Business Combination fails to close, this redemption option will not be available until RNER finds and closes an alternative transaction in the future, which could take substantial time and may never occur. Given the state of the market, there are a more limited number of targets available for special purpose acquisition companies (each a “SPAC”), and it will be more difficult for RNER to identify and close an alternative transaction
•
Attractive valuation that can provide attractive returns for public investors.   The board of directors believes that HUB Security’s valuation is attractive relative to comparable publicly traded companies. Moreover, the valuation is supported by investors that have subscribed to the PIPE.

•
HUB Security would benefit from our team’s expertise.   The RNER team’s continued involvement in HUB Security as shareholders, as well as Mr. Kearney’s involvement as a board member, following the Business Combination and their diverse experience in cybersecurity work, research, technology development and operations management can add substantial value to accelerate HUB Security’s research and development and commercialization efforts.

RNER’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
•
Future Financial Performance.   The risk that future financial performance may not meet RNER’s expectations due to factors in our control or out of our control, including due to economic cycles or other macroeconomic factors.

•
Potential for Benefits not Achieved.   The risk that the potential benefits of the Business Combination, including HUB’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe.

•
Macroeconomic Risks and Uncertainty.   Macroeconomic and geo-political risks could prohibit HUB Security from achieving the full benefits of the proposed Business Combination.

•
Regulatory changes.   Regulatory changes or actions of certain geographical locations may restrict the use of digital assets or the operation of digital asset networks in a manner that may require HUB to cease certain or all operations, which could have a material adverse effect on its business, financial condition, operations and growth prospects.

•
Public company experience.   Most of HUB’s management has limited experience in operating a public company. The public company requirements may strain HUB’s resources and divert management’s attention.

•
Fees and expenses.   The legal, accounting, advisory and compliance expenses associated with completing the Business Combination may exceed HUB’s expectations.

•
Redemption Risk.   The potential that a significant number of RNER stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to RNER’s existing charter, which would potentially make the Business Combination more difficult or impossible to complete.

•
Stockholder Vote.   The risk that RNER’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

•
Closing Conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the RNER’s control.

•
Litigation.    The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

In addition to considering the factors described above, RNER’s board of directors also considered other factors including, without limitation:
•
Interests of Certain Persons.   Some officers and directors of RNER may have interests in the Business Combination. See the section titled “Proposal One — The Business Combination

Proposal — Interests of Certain Persons in the Business Combination” beginning on page 96 of this proxy statement/prospectus; and
•
Other Risks.   Various other risks associated with HUB Security’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

RNER’s board of directors concluded that the potential benefits that it expected RNER and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, RNER’s board of directors determined that the Business Combination Agreement and the Business Combination contemplated therein were advisable, fair to and in the best interests of RNER and its stockholders.
Interests of RNER’s Directors and Officers in the Business Combination
In considering the recommendation of RNER’s board of directors to vote in favor of the Business Combination Proposal and the Charter Proposals, stockholders should keep in mind that the Sponsor and RNER’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of RNER’s stockholders generally. In particular:
•
If the Business Combination with HUB Security or another business combination is not consummated by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $      million based upon the closing price of $      per share on Nasdaq on      , 2022 (taking into account shares forfeited pursuant to the Sponsor Support Agreement). On the other hand, if the Business Combination is consummated, each outstanding share of RNER Common Stock (other than the shares forfeited pursuant to the Sponsor Support Agreement) will be converted into one HUB Security ordinary share. In the aggregate, the 4,312,500 Founder Shares will be exchanged for 4,312,403 HUB Security ordinary shares.

•
The Sponsor, as well as RNER’s CEO and CFO, purchased an aggregate of 596,200 private placement units from RNER for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the RNER IPO. Nearly all of the proceeds RNER received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $      million based upon the closing price of $      per unit on Nasdaq on      , 2022. The private placement units are each composed of one share of RNER common stock and one RNER warrant. The RNER warrants will become worthless if RNER does not consummate a business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). On the other hand, if the Business Combination is consummated, each outstanding private placement warrant (other than the warrants forfeited pursuant to the Sponsor Support Agreement) will be exchanged for one warrant of HUB Security, assuming that the Stock Split has been effected.

•
If RNER is unable to complete a business combination within the required time period under the RNER Charter, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by RNER for services rendered or contracted for or products sold to RNER. If RNER consummates a business combination, on the other hand, RNER will be liable for all such claims.

•
The Sponsor and RNER’s officers and directors and their affiliates are entitled to reimbursement of activities on RNER’s behalf, such as identifying and investigating possible business targets and business combinations. However, if RNER fails to consummate a business combination within the required time period under the RNER Charter, they will not have any claim against the Trust Account for reimbursement. Accordingly, RNER may not be able to reimburse these expenses if the Business

Combination or another business combination is not completed by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). As of the record date, the Sponsor and RNER’s officers and directors and their affiliates had incurred approximately $      of unpaid reimbursable expenses.
•
The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate,

•
Based on the difference in the purchase price of $0.006 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the RNER IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

•
In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in RNER. In total, the Sponsor has invested $5,987,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and RNER’s officers and directors have no loans outstanding to RNER; however, RNER may enter into loan agreements with the Sponsor in the future for working capital purposes.

•
The Business Combination Agreement provides for the continued indemnification of RNER’s current directors and officers and the continuation of directors and officers liability insurance covering RNER’s current directors and officers.

•
RNER’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to RNER to fund certain capital requirements. On March 12, 2021, the Sponsor agreed to loan RNER an aggregate of up to $975,000 to cover expenses related to the RNER IPO pursuant to a promissory note that was repaid in full upon the completion of the RNER IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to RNER outside of the Trust Account.

•
Matthew Kearney, RNER’s chairman and CEO will be a member of the board of directors of HUB Security following the closing of the Business Combination and, therefor, in the future Mr. Kearney will receive any cash fees, stock options or stock awards that HUB Security’s board of directors determines to pay to its non-executive directors.

•
Each of RNER’s directors and officers presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. RNER’s directors and officers also may have become aware of business combination opportunities which may have been appropriate for presentation to RNER and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should have been presented. These conflicts may not have been resolved in RNER’s favor and such potential business combination opportunities may have been presented to other entities prior to their presentation to RNER. RNER’s Amended and Restated Certificate of Incorporation provides that, to the extent permitted by applicable law, RNER renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (i) which may be a business combination opportunity for an entity related to a director or officer of RNER, on the one hand, and RNER, on the other, or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and RNER waives any claim or cause of action it may have in respect thereof. RNER does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors or waiver of corporate opportunity materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination.

Recommendation of the RNER Board
RNER’s board of directors has determined that each of the proposals outlined above is in the best interests of RNER and its stockholders and recommended that RNER stockholders vote “FOR” the

Business Combination Proposal, “FOR” each of the Charter Proposals and “FOR” the Adjournment Proposal, if presented.
Certain Material U.S. Federal Income Tax Considerations (page 205)
For a description of certain material U.S. federal income tax consequences of the Business Combination, the exercise of redemption rights in respect of shares of RNER common stock and the ownership and disposition of HUB Security ordinary shares and/or HUB Security warrants, please see “Certain Material U.S. Federal Income Tax Considerations” beginning on page 205.
Certain Material Israeli Tax Considerations (page 221)
For a description of certain material Israeli tax consequences of the ownership and disposition of HUB Security ordinary shares and/or HUB Security warrants, please see “Certain Material Israeli Tax Considerations” beginning on page 221.
Anticipated Accounting Treatment
The Transactions are comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transactions will be effectuated by three main steps:
(1)
The exchange of shares held by HUB Security shareholders, which is accounted for as a recapitalization in accordance with IFRS.

(2)
The merger of RNER with Merger Sub, which is not within the scope of IFRS 3 (“Business Combinations”) since RNER does not meet the definition of a business in accordance with IFRS 3. Any difference between the fair value of HUB Security ordinary shares issued and the fair value of RNER’s identifiable net assets should to be recorded as a transaction expense related to the recapitalization. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the fair value of each individual HUB Security ordinary share issued to RNER Stockholders is equal to the fair value of each individual HUB Security ordinary share resulting from the $1.28 billion pro forma combined enterprise value assigned to HUB Security in the Business Combination Agreement.

(3)
The Subscription Agreements related to the PIPE, which were executed concurrently with the Business Combination Agreement, will result in the issuance of HUB Security ordinary shares, leading to an increase in share capital and share premium.

Comparison of Rights of Stockholders of RNER and Shareholders of HUB Security (page 236)
If the Business Combination is successfully completed, holders of RNER Common Stock will become holders of HUB Security ordinary shares and their rights as shareholders will be governed by HUB Security’s organizational documents. There are also differences between the laws governing RNER, a Delaware corporation, and HUB Security, an Israeli company. Please see “Comparison of Rights of HUB Security Shareholders and RNER Stockholders” on page 236 for more information.
Emerging Growth Company
Each of RNER and HUB Security is, and, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the combined company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.
The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the date on which HUB Security ordinary shares were offered in exchange for RNER Common Stock in connection with the Transactions, (b) in which the combined company has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.
Regulatory Matters
The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Business Combination.
Summary Risk Factors
You should consider all the information contained in this proxy statement/prospectus in deciding how to vote for the proposals presented in this proxy statement/prospectus. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 17. Such risks include, but are not limited to:
•
HUB is a company with a history of net losses. HUB anticipates increasing operating expenses in the future, and it may not be able to achieve or maintain profitability.

•
HUB’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

•
HUB’s reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in its solutions or if its customers experience security breaches, which could have a material adverse effect on HUB’s business, reputation and operating results.

•
HUB’s ability to introduce new products, features, integrations, and enhancements is dependent on adequate research and development resources.

•
HUB currently has and targets many customers that are large corporations and government entities, which are subject to a number of challenges and risks, such as increased competitive pressures, administrative delays and additional approval requirements.

•
HUB may not be able to convert its customer orders in backlog or pipeline into revenue.

•
HUB may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to HUB when it needs them. If HUB cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected.

•
The COVID-19 pandemic has impacted and may continue to impact HUB’s business, operating results and financial condition.

•
A shortage of components or manufacturing capacity could cause a delay in HUB’s ability to fulfill orders or increase its manufacturing costs.

•
Most of HUB’s management team has limited experience managing a U.S. listed public company.

•
HUB’s business relies on the performance of, and HUB faces stark competition for, highly skilled personnel, including its management, other key employees and qualified employees, and the loss of one or more of such personnel or of a significant number of its team members or the inability to attract and retain executives and qualified employees HUB needs to support its operations and growth, could harm HUB’s business.

•
Changes in tax laws or exposure to additional income tax liabilities could affect HUB’s future profitability.

•
As a cyber security provider, if any of HUB’s systems, its customers’ cloud or on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and HUB may lose business and incur losses or liabilities.

•
Undetected defects and errors may increase HUB’s costs and impair the market acceptance of its products and solutions.

•
HUB may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

•
The dynamic regulatory environment around privacy and data protection may limit HUB’s offering or require modification of its products and services, which could limit its ability to attract new customers and support its existing customers and increase its operational expenses. HUB could also be subject to investigations, litigation, or enforcement actions alleging that it fails to comply with the regulatory requirements, which could harm its operating results and adversely affect its business.

•
HUB’s actual or perceived failure to adequately protect personal data could subject it to sanctions and damages and could harm HUB’s reputation and business.

•
HUB may be required to indemnify its directors and officers in certain circumstances.

•
A market for HUB’s securities may not develop or be sustained, which would adversely affect the liquidity and price of its securities.

•
HUB Security has identified a material weakness in its internal control over financial reporting. If HUB Security’s remediation of the material weakness is not effective, or it fails to develop and maintain effective internal controls over financial reporting, HUB Security’s ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.

•
HUB’s ordinary shares are currently listed and, following the consummation of the Business Combination, unless otherwise approved by the Israeli court, may continue to be listed for a period of time on the Tel Aviv Stock Exchange (TASE), and this may result in price variations.

•
Class action litigation due to stock price volatility or other factors could cause HUB to incur substantial costs and divert management’s attention and resources.

•
If HUB’s estimates or judgments relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, HUB’s operating results could fall below expectations of securities analysts and investors, resulting in a decline in HUB’s stock price.

•
Provisions of Israeli law and HUB’s articles of association may delay, prevent or make difficult an acquisition of HUB, prevent a change of control, and negatively impact HUB’s share price.

•
The HUB ordinary shares and HUB warrants may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in such securities and subject HUB to additional trading restrictions.

•
If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about HUB, its business, or its market, or if they change their recommendations regarding the HUB ordinary shares adversely, then the price and trading volume of the HUB ordinary shares could decline.

•
As HUB is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

•
The listing of HUB securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for HUB’s securities.

•
Conditions in Israel could materially and adversely affect HUB’s business.

•
It may be difficult to enforce a U.S. judgment against HUB, its officers and directors and the Israeli experts named in this proxy statement/prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on HUB’s officers and directors and these experts.

•
Code Section 7874 may limit the ability of RNER and certain related U.S. corporations to use certain tax attributes following the Business Combination, increase HUB’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to HUB and HUB’s shareholders.

•
RNER may not have sufficient funds to consummate the Business Combination.

•
HUB may issue additional HUB ordinary shares or other equity securities without seeking approval of the HUB shareholders, which would dilute the ownership interests represented by HUB ordinary shares and may depress the market price of the HUB ordinary shares.

•
The Sponsor, an affiliate of current officers and directors of RNER, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced RNER’s board of directors’ decision to pursue the Business Combination and RNER’s board of directors’ decision to approve it.

•
The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or HUB’s future results.

•
The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

•
Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

•
If RNER is unable to complete the Business Combination or another business combination by January 7, 2023 (or such other date as approved by RNER stockholders through approval of an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, RNER public stockholders may only receive $10 per share (or less than such amount in certain circumstances) and RNER warrants will expire worthless.

•
Pursuant to the terms of the Put and Call Option Agreement, HUB may be required to buy back certain of its ordinary shares from certain members of the Sponsor group to cover certain tax liabilities of such members.

•
If the Adjournment Proposal is not approved, RNER’s board of directors will not have the ability to adjourn the special meeting to a later date.

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
The following summary unaudited pro forma condensed combined financial information (“Summary Pro Forma Information”) gives effect to the Transactions contemplated by the Business Combination Agreement and related transactions, as well as the acquisitions of ALD and Comsec, assuming the Stock Split has been effected. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
The following Summary Pro Forma Information as of December 31, 2021 is derived from the unaudited pro forma combined balance sheet as of December 31, 2021 and combines the historical balance sheets of HUB Security and RNER on a pro forma basis as if the Transactions had been consummated as of December 31, 2021.
The following Summary Pro Forma Information for the year ended December 31, 2021 is derived from the unaudited pro forma combined statement of operations for the year ended December 31, 2021 and combines the historical statements of operations of HUB Security, RNER, ALD and Comsec for such period on a pro forma basis as if the Pro Forma Transactions had occurred as of January 1, 2021.
This information is only summary and should be read together with the historical financial statements of HUB Security and related notes thereto, RNER’s historical financial statements and related notes thereto, and sections entitled “Unaudited Pro Forma Condensed Combined Financial Information”, “HUB Security’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and “RNER’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/prospectus. The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption into cash of RNER Common Stock:
•
Assuming No Redemptions:   This presentation assumes that no RNER stockholders exercise redemption rights with respect to their RNER Common Stock for a pro rata share of the funds in the Trust Account upon consummation of the Transactions.

•
Assuming Maximum Redemptions:   This presentation assumes that RNER stockholders holding 17,250,000 of RNER Common Stock will exercise their redemption rights for their pro rata share (approximately $10.20 per share) of the funds in the Trust Account. The maximum redemption scenario assumes all shares of RNER Common Stock held by the RNER stockholders will be redeemed. This scenario gives effect to redemptions of 17,250,000 shares of RNER Common Stock for aggregate redemption payments of $175.95 million using a per share redemption price of approximately $10.20 per share, along with the balance in the Trust Account, and shares outstanding and subject to redemption.

The historical financial statements of HUB Security have been prepared in accordance with IFRS and the historical financial statements of RNER have been prepared in accordance with U.S. GAAP. The historical financial information of RNER has been adjusted to give effect to the differences between U.S. GAAP and IFRS for the purposes of the unaudited pro forma combined financial information.
The Summary Pro Forma Information is for illustrative purposes only. The financial results may have been different had the companies always been combined. The unaudited pro forma condensed combined financial information should not be relied upon as being indicative of the historical results that would have been achieved had the companies always been combined or the future results that the combined company will experience. HUB Security and RNER have not had any historical relationship prior to the Transactions.
	Pro Forma Combined (Assuming No Redemptions)	Pro Forma Combined (Assuming Maximum Redemptions)
	(in thousands, except share and per share data)
Summary Unaudited Pro Forma Condensed Combined
Statement of Operations Data for the Year Ended December 31, 2021
Revenue	$77,740	$77,740
Net loss per share – basic and diluted	$(1.00)	$(1.29)
Weighted average number of shares outstanding – basic and diluted	109,637,269	90,671,740
Summary Unaudited Pro Forma Condensed Combined
Statement of financial position Data as of December 31, 2021
Total assets	$323,050	$133,395
Total liabilities	$66,211	$66,211
Total equity	$256,838	$67,183
The following table sets forth the per share data of each of HUB Security and RNER on a stand-alone basis and the unaudited pro forma combined per share data for the year ended December 31, 2021 after giving effect to the Business Combination and the assumed issuance of shares to the PIPE Investors, assuming the following in the two pro forma scenarios presented:
•
Assuming No Redemptions:   This presentation assumes that no RNER stockholders exercise redemption rights with respect to their RNER Common Stock for a pro rata share of the funds in the Trust Account upon consummation of the Transactions.

•
Assuming Maximum Redemptions:   This presentation assumes that RNER stockholders holding 17,250,000 of RNER Common Stock will exercise their redemption rights for their pro rata share (approximately $10.20 per share) of the funds in the Trust Account. The maximum redemption scenario assumes all shares of RNER Common Stock held by the RNER stockholders will be redeemed. This scenario gives effect to redemptions of 17,250,000 shares of RNER Common Stock for aggregate redemption payments of $175.95 million using a per share redemption price of approximately $10.20 per share, along with the balance in the Trust Account, and shares outstanding and subject to redemption.

The unaudited pro forma combined earnings per share information below does not purport to represent the earnings per share which would have occurred had the companies been combined during the periods presented, nor earnings per share for any future date or period. The unaudited pro forma combined book value per share information below does not purport to represent what the value of HUB Security and RNER would have been had the companies been combined during the periods presented.

			Combined Pro Forma
	HUB Security	RNER	Assuming No Redemptions	Assuming Maximum Redemptions
As of and for the year ended December 31, 2021
Book value per share(1)	$0.59	$(0.26)	$2.34	$0.73
Weighted average shares outstanding – basic and diluted	77,506,000	22,158,700	109,637,269	90,671,740
Basic and diluted net loss per share	$(0.17)	$(0.03)	$(1.00)	$(1.29)

(1)
Book value per share equals total equity excluding RNER Common Stock subject to possible redemption divided by total shares outstanding.

RISK FACTORS
If the Business Combination is completed, the combined company will operate in a market environment that is difficult to predict and that involves significant risks, many of which will be beyond its control. You should carefully consider the risks described below before voting your shares. Additional risks and uncertainties not presently known to HUB and RNER or that they do not currently believe are important to an investor, if they materialize, also may adversely affect the Business Combination. If any of the events, contingencies, circumstances or conditions described in the following risks actually occur, the combined company’s business, financial condition or results of operations could be seriously harmed. If that happens, the trading price of HUB ordinary shares or, if the Business Combination is not consummated, RNER Common Stock could decline, and you may lose part or all of the value of any HUB ordinary shares or, if the Business Combination is not consummated, you may lose part or all of the value of any shares of RNER Common Stock that you hold.
Risks Related to the Combined Company Following the Business Combination
Any of the following risk factors could cause the combined company’s actual results to differ materially from anticipated results. These risks and uncertainties are not the only ones that the combined company faces.
Risks Related to HUB’s Business and Industry
HUB is a company with a history of net losses. HUB anticipates increasing operating expenses in the future, and it may not be able to achieve or maintain profitability.
HUB has incurred net losses in each year since its inception (not taking into account the operating history of ALD and Comsec prior to the respective acquisitions), including net losses of $13,623 and $2,760 in the years ended December 31, 2021, and 2020, respectively. In addition, HUB may continue to incur net losses for the foreseeable future, and it may not achieve or maintain profitability in the future. Because the market for HUB’s network security solutions and products is rapidly evolving and has not yet reached widespread adoption, it is difficult for HUB to predict its future results of operations or the limits of its market opportunity. HUB expects its operating expenses will increase significantly over the next several years, as it hires additional personnel, expands its operations and infrastructure, continues to enhance its brand, develops and expands its product features, integrations, and enhancements, and increases its spending on sales and marketing. These efforts may prove more expensive than HUB currently anticipates, and it may not succeed in increasing its revenue sufficiently, or at all, to offset these higher expenses. If HUB is unable to maintain revenue high enough to offset the expected increases in its operating expenses, it may not achieve or maintain profitability in future periods.
HUB’s operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.
HUB began operations in 2017 and operates in the network security industry, which is rapidly evolving. Further, significant portions of HUB’s growth has been through mergers with, and acquisitions, of other companies. As a result, there is limited information that investors can use in evaluating HUB’s business, strategy, operating plan, results and prospects. HUB intends to derive most of its revenues from the delivery of its confidential computing protection solution (“Confidential Computing”), which is a newly developed technology. It is difficult to predict future revenues and appropriately budget for expenses, and HUB has limited insight into trends that may emerge and affect its business. In addition, HUB has encountered and expects to continue to encounter risks and uncertainties frequently experienced by growing companies in rapidly evolving industries, such as the risks and uncertainties described herein. As a result, if HUB does not address these risks successfully, or if the assumptions it uses to plan and operate its business are incorrect or change, its results of operations could differ materially from its expectations and HUB’s business, financial condition and results of operations could be materially adversely affected.
The network security market is rapidly evolving within the increasingly challenging cyber threat landscape. If HUB’s solutions fail to adapt to market changes and demands, sales may not continue to grow or may decline.
HUB offers a combined hardware and software solution that provides end-to-end data protection across all phases of data storage and processing. If customers do not recognize the benefit of HUB’s solutions as a critical layer of an effective security strategy, HUB’s revenues may fail to grow or otherwise decline. Security solutions such as HUB’s, create a protective envelope around each data processing component to protect data while it is being processed. However, advanced cyber attackers are skilled at adapting to new technologies and developing new methods of gaining access to organizations’ sensitive data and technology assets, including those of IT and cybersecurity providers. The techniques they use to access or sabotage networks or applications or to disrupt operations (for example, via ransomware) change frequently and are frequently not recognized until launched against a target. In addition, the COVID-19 pandemic has significantly impacted online behavior and the security of businesses and individuals, and HUB has observed a significant increase in cyberattack activity since the beginning of the pandemic. HUB expects that its customers, and thereby its solutions, will face new and increasingly sophisticated methods of attack, particularly due to the increased use by attackers of tools and techniques that are designed to circumvent security controls, to avoid detection and to remove or obfuscate evidence. HUB faces significant challenges in ensuring that its solutions effectively identify and respond to sophisticated attacks while avoiding disruption to its customers’ businesses. As a result, HUB must continually modify and improve its products and solutions in response to market and technology trends and evolvement, including obtaining interoperability with existing or newly introduced technologies and systems, to ensure HUB is meeting market needs and continuing to provide valuable solutions that can be deployed in a variety of IT environments. If HUB fails to identify and respond to new and increasingly complex methods of attack or to update its solutions to detect or prevent such threats in time to protect its customers’ critical business data, the integrity of HUB’s solutions and reputation, as well as its business and operating results, could suffer.
HUB cannot guarantee that it will be able to anticipate future market needs and opportunities or be able to develop or acquire product enhancements or new products or solutions to meet such needs or opportunities in a timely manner or at all. Additionally, HUB cannot guarantee that it will be able to comply with new regulatory requirements (see “— The dynamic regulatory environment around privacy and data protection may limit HUB’s offering or require modification of its products and services, which could limit its ability to attract new customers and support its existing customers and increase its operational expenses. HUB could also be subject to investigations, litigation, or enforcement actions alleging that it fails to comply with the regulatory requirements, which could harm its operating results and adversely affect its business.”). Furthermore, new technologies and solutions that may make HUB’s solutions obsolete may be introduced into the market, lowering the demand for HUB’s products, and reducing its sales. Even if HUB is able to anticipate, develop and commercially introduce new features and solutions and ongoing enhancements to its existing solutions, there can be no assurance that such enhancements or new solutions will achieve widespread market acceptance. Delays in developing, completing or delivering new or enhanced solutions could cause HUB’s offerings to be less competitive, impair customer acceptance of its solutions and result in delayed or reduced revenue.
HUB’s reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in its solutions or if its customers experience security breaches, which could have a material adverse effect on HUB’s business, reputation and operating results.
Network security products, solutions and services such as HUB’s are complex in development, design and deployment and may contain errors, bugs, misconfigurations or vulnerabilities that are potentially incapable of being remediated or detected until after their deployment, if at all. Any real or perceived errors, bugs, design failures, defects, vulnerabilities, misconfigurations in HUB’s solutions, or untimely or insufficient remediation thereof, could cause HUB’s solutions to not meet specifications, be vulnerable to security attacks or fail to secure networks or applications which could negatively impact customer operations and consequently harm HUB’s business and reputation.
In addition, HUB may suffer significant adverse publicity and reputational harm if its solutions are associated, or are believed to be associated with, or fail to reasonably protect against, a security attack or a breach at a high-profile customer. Moreover, any actual or perceived cyber-attack, other security breach, exposure or theft of HUB’s or its customers’ data, regardless of whether the breach or theft is attributable to the failure of HUB’s solutions, could:
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adversely affect the market’s perception of HUB’s solutions,

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cause current or potential customers to look to HUB’s competitors for alternatives,

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require HUB to expend significant financial resources to analyze, correct or eliminate any vulnerabilities, and

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lead to investigations, litigation, fines and penalties, any of which could have a material adverse effect on HUB’s operations, financial condition and reputation.

Furthermore, security breaches or defects in HUB’s solutions could result in loss or alteration of, or unauthorized access to, customers’ data and compromise its customers’ networks and applications that are secured by its solutions. If such a security breach results in the disruption or loss of availability, integrity or confidentiality of customers’ data, HUB could incur significant liability to its customers and to businesses or individuals whose information was being handled by HUB’s customers, in addition to regulatory agencies. There can be no assurance that limitation of liability, indemnification or other protective provisions that HUB attempts to include in its contracts would be applicable, enforceable or adequate in connection with a security breach, or would otherwise protect HUB from any such liabilities or damages with respect to any particular claim.
There is no guarantee that HUB’s solutions will be free of flaws or vulnerabilities. HUB’s customers may also misuse or improperly install HUB’s solutions, which could result in vulnerabilities to a breach or theft of business data.
Competition in the market for cyber security solutions, in general, is intense. If HUB is unable to compete effectively, its business, financial condition and results of operations could be harmed.
The network security solutions market in which HUB operates is characterized by intense competition, constant innovation, rapid adoption of different technological solutions and services, and evolving security threats. HUB competes with a multitude of companies that offer a broad array of network security products and that employ different approaches and delivery models to address these evolving threats.
HUB’s primary competitors in the network security industry consist of Cisco Systems, Inc., Juniper Networks, Inc., Fortinet Inc., Check Point Software Technologies Ltd., and Palo Alto Networks, Inc., as well as companies that have network security capabilities as part of broader IT solutions offerings, such as Microsoft Corporation, McAfee, Inc., International Business Machines Corporation, Hewlett-Packard Enterprise Company and FireEye, Inc.
In addition, IT security spending is spread across a wide variety of solutions and strategies, including, for example, endpoint, network and cloud security, vulnerability management and identity and access management. Organizations continually evaluate their security priorities and investments and may allocate their IT security budgets to other solutions and strategies and may not adopt or expand use of HUB’s solutions. Accordingly, HUB may also compete for budgetary reasons with additional vendors that offer threat protection solutions in adjacent or complementary markets to HUB’s.
Most of HUB’s competitors have greater financial, personnel and other resources than HUB has, which may limit HUB’s ability to effectively compete with them. HUB also expects to continue to face additional competition as new participants enter the market or extend their portfolios into related technologies. Current and future participants may also be able to respond more quickly to new or emerging technologies and changes in customer demands and to devote greater resources to the development, promotion and sale of their products than HUB can. Larger companies with substantial resources, brand recognition and sales channels may form alliances with or acquire competing security solutions and emerge as significant competitors.
Competition may result in lower prices or reduced demand for HUB’s solutions and a corresponding reduction in HUB’s ability to recover its costs, which may impair HUB’s ability to achieve, maintain and increase profitability. Furthermore, the dynamic market environment poses a challenge in predicting market trends and expected growth. HUB cannot assure you that it will be able to implement its business strategy in a manner that will allow it to be competitive. If any of HUB’s competitors offer products or services that are more competitive than HUB’s, HUB could lose market share and its business, financial condition and results of operations could be materially and adversely affected as a result.

HUB’s ability to introduce new products, features, integrations, and enhancements is dependent on adequate research and development resources.
To remain competitive, HUB must maintain adequate research and development resources, such as the appropriate personnel and development technology, to meet the demands of the market. If HUB is unable to develop new products, features, integrations, and enhancements internally due to certain constraints, such as employee turnover, a lack of management ability or a lack of other research and development resources, HUB’s business may be harmed. Moreover, research and development projects can be technically challenging and expensive. The nature of these research and development cycles may cause HUB to experience delays between the time it incurs expenses associated with research and development and the time it is able to offer compelling features, integrations, and enhancements and generate revenue, if any, from such investment. If HUB expends a significant amount of resources on research and development and its efforts do not lead to the successful introduction or competitive improvement of products, features, integrations, and enhancements, it could harm HUB’s business, results of operations and financial condition. For example, HUB is in the process of developing its “single chip” solution, which is a complicated process and there is no assurance that HUB will be able to successfully release this solution as planned. In addition, HUB’s failure to maintain adequate research and development resources or to compete effectively with the research and development programs of its competitors may harm HUB’s business, results of operations and financial condition.
If HUB is unable to acquire large enterprise customers for its security solutions or sell additional products and services to its existing customers, its future revenues and operating results will be harmed.
HUB’s success and continued growth will depend in part on its ability to convince large enterprises to adopt its technologies and solutions and selling incremental or new solutions to existing customers. If HUB is unable to succeed in such efforts, it will likely be unable to generate revenue growth at desired or projected rates. In addition, competition in the industry may lead HUB to acquire fewer new customers or result in HUB providing more favorable commercial terms to new or existing customers. Macro-economic effects may also affect HUB’s ability to maintain its customer base and expand it, and the COVID-19 pandemic and its associated global response may also make establishing relationships among potential customers more challenging (see “— The COVID-19 pandemic has impacted and may continue to impact HUB’s business, operating results and financial condition.”).
Additional factors that impact HUB’s ability to acquire new customers or sell additional products and services to its existing customers include the consumption of their past purchases, a reduction in the perceived need for network security, the size of HUB’s prospective and existing customers’ IT budgets, the utility and efficacy of HUB’s solution offerings, whether proven or perceived, changes in HUB’s pricing models, and general economic conditions. These factors may have a material negative impact on future revenues and operating results.
HUB currently has and targets many customers that are large corporations and government entities, which are subject to a number of challenges and risks, such as increased competitive pressures, administrative delays and additional approval requirements.
Many of HUB’s existing and potential customers are large corporations and government agencies who store sensitive data. Selling to large corporations and government entities can be highly competitive, expensive and time consuming, often requiring significant upfront time and expense without any assurance that HUB will complete a sale. Large enterprise customers frequently demand terms of sale which are less favorable than the prevailing market terms. In addition, government demand and payment for HUB’s products and services may be impacted by public sector budgetary cycles and funding authorizations, funding reductions, government shutdowns or delays, such that any of these occurrences may adversely affect public sector demand for HUB’s products. Finally, some large corporations and government entities require products such as HUB’s to be certified by industry-approved security agencies as a pre-condition of purchasing them. HUB has initiated the process of obtaining such certifications but HUB cannot be certain that any certificate will be granted, remain in effect or renewed, or that it would be able to satisfy the technological and other requirements to maintain certifications. The loss of any of HUB’s existing certificates, or the failure to obtain new ones, could result in the imposition of various penalties, reputational harm, loss of existing customers, or could deter new and existing customers from purchasing its solutions, any of which could adversely affect HUB’s business, operating results or financial condition.
The market’s acceptance of Confidential Computing as is implemented by HUB’s solutions is not fully proven, is evolving and this market may develop more slowly than or differently from HUB’s expectations.
HUB’s solutions use a unique combination of hardware and software to provide network security. This method is different from traditional network security solutions that rely on software implementation of network perimeter protection. The market adoption of HUB’s solutions is relatively new, rapidly evolving, and not fully proven. Accordingly, it is difficult to predict customer adoption and renewals and demand for HUB’s products and services, or the future growth rate, expansion, longevity, and the size of the market for its products. HUB’s ability to penetrate its target market depends on a number of factors, including: its ability to educate its target customers of the benefits of its solutions, the cost, performance, and perceived value associated with its solutions, and the extent to which its solutions improve network security and are easy to use for its customers. If HUB’s solutions do not achieve market acceptance, or there is a reduction in demand caused by decreased customer acceptance, technological challenges, weakening economic conditions, privacy, data protection and data security concerns, governmental regulation, competing technologies and products, or decreases in information technology spending or otherwise, the market for HUB’s solutions may not continue to develop or may develop more slowly than HUB expects, which could adversely affect its business, financial condition, and results of operations.
HUB may not be able to convert its customer orders in backlog or pipeline into revenue.
As of July 31, 2022, HUB’s backlog estimates consisted of approximately NIS 30 million in customer contracts, and HUB had an estimated NIS 90 million in pipeline, consisting of customer contracts in various stages of negotiation and initial revenue indications from potential customers that have not been contractually committed. There is no assurance that its backlog will materialize into actual revenues, or that HUB will be able to convert its pipeline into executed contracts that generate revenues.
HUB’s ability to convert its estimated backlog into revenue is dependent upon the successful delivery of its solutions to customers, and assumes that its customers will not cancel or amend the terms of their contracts. The conversion of HUB’s pipeline into executed, revenue-generating contracts depends upon a number of factors including the continued interest in potential customers in its products and the successful negotiation of contracts with those customers. If HUB is able to successfully enter into contracts with potential customers, the realization of estimated revenues from those contracts remains subject to its ability to successfully deliver network security solutions to those customers.
In addition, since storage and protection of sensitive data is subject to numerous regulatory and industry requirements, some of HUB’s solutions may need to qualify under relevant standards in order for HUB to implement for its customers. Such standards include, for example, the Payment Card Industry Data Security Standards for storing credit card data and the Federal Information Processing Standard Publication 140-2 for providing network security to US government entities. HUB’s solutions have not yet obtained qualification under any relevant regulatory or industry standards, and achieving such qualifications may be a time-consuming and costly process. There can be no assurance that HUB’s solutions will obtain the necessary qualification. A delay or failure to obtain qualification will impair HUB’s ability to deliver solutions to its customers.
As a result, the contracts comprising HUB’s backlog may not result in actual revenue in any particular period, or at all, and the actual revenue from such contracts may differ from its backlog estimates.
HUB may fail to fully execute, integrate, or realize the benefits expected from acquisitions, which may require significant management attention, disrupt its business and adversely affect its results of operations.
As part of HUB’s business strategy and in order to remain competitive, HUB continually evaluates acquiring or making investments in complementary companies, products or technologies. HUB may not be able to find suitable acquisition candidates or complete such acquisitions on favorable terms. HUB may incur significant expenses, divert employee and management time and attention from other business-related tasks and its organic strategy and incur other unanticipated complications while engaging with potential target companies where no transaction is eventually completed.
If HUB does complete acquisitions, it may not ultimately strengthen its competitive position or achieve its goals or expected growth, and any acquisitions HUB completes could be viewed negatively by its customers, or experience unexpected competition from market participants. Any integration process may require significant time and resources. HUB may not be able to manage the process successfully and may experience a decline in its profitability as it incurs expenses prior to fully realizing the benefits of the acquisition. HUB acquired two companies within the past 24 months and greatly increased its number of employees and fields of operation. The smooth integration into HUB of the operations of these companies and of their employees is an important part of HUB’s sales and growth plan. The staff of the first company that was acquired, Advanced Logistics Development Ltd., are the foundation upon which HUB will build its professional services business, and the strengths of the second acquired company, COMSEC Ltd, in marketing, support and sales are to be the foundation of HUB’s sales efforts. The failure of HUB to smoothly integrate the operations and employees of these two companies into HUB’s goals and plans will reduce HUB’s prospects for growth. There is no assurance that the acquired companies, including their personnel and operations, can be successfully integrated with HUB’s existing employees and operations.
HUB could also expend significant cash and incur acquisition related costs and other unanticipated liabilities associated with the acquisition, the product or the technology, such as contractual obligations, potential security vulnerabilities of the acquired company and its products and services and potential intellectual property infringement. In addition, any acquired technology or product may not comply with legal or regulatory requirements and may expose HUB to regulatory risk and require it to make additional investments to make them compliant.
HUB may not successfully evaluate or utilize the acquired technology or personnel, or accurately forecast the financial impact of an acquisition transaction, including accounting charges and tax liabilities. HUB could become subject to legal claims following an acquisition or fail to accurately forecast the potential impact of any claims. Any of these issues could have a material adverse impact on HUB’s business and results of operations.
The market for network security solutions may not continue to grow.
Continued growth of the network security industry will depend, to a great extent, upon:
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the adoption of data security measures for data encryption and data loss-prevention technologies;

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continued access to mobile application program interface, applications and application stores;

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expansion of government regulation of the internet and governmental and non-governmental requirements and standards with respect to data security and privacy;

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general economic conditions in the markets in which HUB and its customers operate;

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the continued expansion of internet usage and the number of organizations that allow for remote working;

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the continued adoption of “cloud” infrastructure by organizations;

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the ability of the infrastructures implemented by organizations to support an increasing number of users and services;

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the continued development of new and improved services for implementation across the internet and between the internet and intranets; and

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the continued media attention on penetration of supposedly secure networks by cyber attackers and other malicious intruders.

A failure or slowdown in one or more of the trends listed above may delay the purchase by large organizations of network security equipment and may reduce demand for HUB’s products.

HUB may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to HUB when it needs them. If HUB cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected.
HUB may require additional capital in the future in order to fund its growth strategy or to respond to technological advancements, competitive dynamics or technologies, customer demands, business opportunities, challenges, acquisitions or unforeseen circumstances. HUB may also determine to raise equity or debt financing for other reasons. For example, in order to further enhance business relationships with current or potential customers or partners, HUB may issue equity or equity-linked securities to such current or potential customers or partners.
HUB may not be able to timely secure additional debt or equity financing on favorable terms, or at all. If HUB raises additional funds through the issuance of equity or convertible debt or other equity-linked securities, its existing shareholders could experience significant dilution. In addition, any debt financing obtained by HUB in the future, whether in the form of a credit facility or otherwise, could involve restrictive covenants relating to its capital raising activities and other financial and operational matters, which may make it more difficult for HUB to obtain additional capital and to pursue business opportunities, including potential acquisitions. If HUB is unable to obtain adequate financing or financing on terms satisfactory to HUB when HUB requires it, HUB’s ability to continue to grow or support its business and to respond to business challenges could be significantly limited. In addition, because HUB’s decision to issue debt or equity in the future will depend on market conditions and other factors beyond its control, it cannot predict or estimate the amount, timing, nature or success of its future capital raising efforts.
The COVID-19 pandemic has impacted and may continue to impact HUB’s business, operating results and financial condition.
The COVID-19 pandemic has resulted in a widespread health crisis that has adversely affected businesses, economies and financial markets worldwide, placed constraints on the operations of businesses, caused disruptions in global supply chains, and decreased consumer mobility and activity. HUB’s business has been affected in various ways, including in its sales and marketing, supply chain and employees.
The COVID-19 pandemic has negatively impacted HUB’s business by causing some delays in purchasing decisions by some of its customers, and some difficulties in acquiring new customers given travel limitations and limits on in-person interactions with its customers and prospective customers, as well as some disruptions in its supply chain and delivery of products to customers. For example, circumstances related to the COVID-19 pandemic have triggered disruptions in global supply chains and interruptions and delays involving freight carriers that, in turn, have caused difficulties in timely obtaining components from HUB’s suppliers, as well as transportation of HUB’s products after manufacture to its customers.
The extent to which COVID-19 will continue to impact HUB’s business, financial condition or results of operations, will depend on future developments, which are uncertain and cannot be predicted, including new information which may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others.
A shortage of components or manufacturing capacity could cause a delay in HUB’s ability to fulfill orders or increase its manufacturing costs.
HUB’s ability to meet customer demands depends in part on its ability to obtain timely deliveries of parts from its suppliers and contract manufacturers. There is no assurance that HUB will not encounter supply and fulfilment issues in the future and certain components are presently available to HUB only from limited sources. HUB may not be able to diversify sources in a timely and cost-effective manner, which could harm its ability to deliver products to customers and adversely impact present and future sales and profitability.
HUB may experience a shortage of certain component parts as a result of its own manufacturing issues, manufacturing issues at its suppliers or contract manufacturers, capacity problems or transportation and freight carriers issues experienced by its suppliers or contract manufacturers, or strong demand in the industry for those parts, especially if there is growth in the overall economy. If there is growth in the economy, such growth is likely to create greater pressures on HUB and its suppliers to accurately project overall component demand and component demands within specific product categories and to establish optimal component levels. If shortages or delays persist, such as due to the global chip shortage, the price of these components may increase, or the components may not be available at all. In addition, disruptions in HUB’s supply chain, particularly as a result of the global chip shortage, could delay HUB’s development of its single chip solution and have a material adverse effect on HUB’s business, financial condition and results of operations.
HUB relies on a few suppliers for components and subcontractors for the manufacture of its products.
HUB relies on a limited number of suppliers and contract manufacturers for the components, subassemblies, and modules necessary for the manufacture or integration of HUB’s products. HUB’s reliance on such suppliers and subcontractors involves several risks, including potential inability to obtain an adequate supply of required components, subassemblies, or modules and limited control over pricing, quality, and timely delivery of components, subassemblies or modules. Such risks could be exacerbated to the extent such suppliers and subcontractors are materially disrupted by quarantines, factory slowdowns or shutdowns, border closings, and travel restrictions resulting from the COVID-19 pandemic.
If HUB is unable to continue to acquire from these suppliers or subcontractors on acceptable terms or should any of these suppliers or subcontractors cease to supply HUB with such components, subassemblies, or modules for any reason, HUB may not be able to identify and integrate an alternative source of supply in a timely fashion or at the same costs. Any transition to one or more alternate suppliers or contract manufacturers could result in delays, operational problems and increased costs, and may limit HUB’s ability to deliver its products to customers on time during such a transition period, any of which could have a material adverse effect on HUB’s business, financial condition and results of operations.
HUB’s management team has limited experience managing a U.S. listed public company.
HUB’s management team has limited experience managing a U.S. listed publicly traded company, interacting with U.S. public company investors and complying with the increasingly complex laws pertaining to U.S. listed public companies. HUB’s management team may not successfully or efficiently manage their new roles and responsibilities, HUB’s transition to being a U.S. listed public company subject to significant regulatory oversight and reporting obligations under the federal securities laws and the continuous scrutiny of securities analysts and investors. These new obligations and constituents will require significant attention from HUB’s senior management and could divert their attention away from the day-to-day management of HUB’s business, which could adversely affect HUB’s business, financial condition and operating results.
HUB’s business relies on the performance of, and HUB faces stark competition for, highly skilled personnel, including its management, other key employees and qualified employees, and the loss of one or more of such personnel or of a significant number of its team members or the inability to attract and retain executives and qualified employees HUB needs to support its operations and growth, could harm HUB’s business.
HUB’s success and future growth depend upon the continued services of its management team and other key employees, including in companies HUB acquired. In particular, the founders who are members of HUB’s leadership team are critical to its overall management, as well as the continued development of HUB’s solutions, culture and strategic direction. From time to time, there may be changes in HUB’s management team resulting from the hiring or departure of executives and key employees, which could disrupt HUB’s business. HUB is also dependent on the continued service of its existing engineering team because of the complexity of its product and solutions. HUB may terminate any employee’s employment at any time, with or without cause, and any employee may resign at any time, with or without cause, subject only to the notice periods prescribed by their respective agreements if done without cause. The loss of one or more members of HUB’s senior management or key employees could harm HUB’s business, and HUB may not be able to find adequate replacements. There is no assurance that HUB will be able to retain the services of any members of its senior management or key employees and there is no assurance that HUB will be able to retain members of senior management or key employees in companies it has acquired.
In addition, HUB must attract and retain highly qualified personnel in order to execute its growth plan. HUB has had difficulty quickly filling certain open positions in the past, and expects to have significant future hiring needs. Competition is intense, particularly in Israel and other areas in which HUB has offices, for engineers experienced in designing and developing cyber security products, research and development specialists, providers of professional service in the cyber field and experienced sales professionals. Israeli high-tech industry experienced record growth and activity in 2021. This flurry of growth and activity has caused a sharp increase in job openings in both Israeli high-tech companies and Israeli research and development centers of foreign companies, and intensified competition among employers to attract qualified employees in Israel, leading to a severe shortage of skilled human capital. In order to continue to access top talent, HUB will likely continue to grow its footprint of office locations, which may add to the complexity and costs of its business operations. From time to time, HUB has experienced, and expects to continue to experience, difficulty in hiring and retaining employees with appropriate qualifications. Many of the companies with which HUB competes for experienced personnel have greater resources than HUB has and HUB may not succeed in recruiting additional experienced or professional personnel, retaining personnel or effectively replacing current personnel who may depart with qualified or effective successors. If HUB hires employees from competitors or other companies, their former employers may attempt to assert that these employees, or HUB, have breached their legal obligations, resulting in a diversion of HUB’s time and resources. In addition, prospective and existing employees often consider the value of the equity awards they receive in connection with their employment. If the perceived value of HUB’s equity awards declines, experiences significant volatility or increases, including after Closing, such that prospective employees believe there is limited upside to the value of HUB’s equity awards, it may adversely affect HUB’s ability to offer competitive compensation packages and thereby adversely impact HUB’s ability to recruit and retain key employees. If HUB fails to attract new personnel or fails to retain and motivate its current personnel, its business and future growth prospects would be harmed. In addition, as a result of the intense competition for highly qualified personnel, the high-tech industry has also experienced and may continue to experience significant wage inflation. Accordingly, HUB’s efforts to attract, retain and develop personnel may also result in significant additional expenses, which could adversely affect HUB’s profitability.
HUB enters into non-competition agreements with its employees in certain jurisdictions. These agreements prohibit HUB’s employees from competing with HUB or working for its competitors for a limited period. HUB may be unable to enforce these agreements under the laws of the jurisdictions in which those employees work, and it may be difficult for HUB to restrict its competitors from benefiting from the expertise HUB’s former employees developed while working for HUB. For example, Israeli labor courts have required employers seeking to enforce non-compete undertakings of a former employee to demonstrate that the competitive activities of the former employee will harm one of a limited number of material interests of the employer that have been recognized by the courts, such as the protection of a company’s trade secrets or other intellectual property.
HUB will be educating its target market on the benefits of its technology and the need for its products, and such education will be expensive and time consuming.
HUB’s technology is new and not widely understood among its customer base. HUB will have to educate its customers of the benefits of its technology and the difference between its solution and other available solutions. Educating customers is frequently time consuming and expensive, and requires expertise, patience and a delicate touch. There can be no assurance that HUB will be able to educate the market of the benefits of its solution, or that potential customers will understand or appreciate the superior performance of HUB’s products. Delays in the market’s understanding of HUB’s superior products will delay the expected pace of HUB’s growth in revenues.
HUB has experienced rapid growth, and if HUB fails to effectively manage its growth, then its business, results of operations and financial condition could be adversely affected.
HUB has experienced substantial growth in its business since 2020. For example, HUB has experienced significant growth in the number of employees, corporate divisions, and office locations. This growth has placed and may continue to place significant demands on its corporate culture, operational infrastructure and management. Any failure to manage HUB’s anticipated growth and organizational changes in a manner that preserves the key aspects of its culture could hurt its chance for future success, including its ability to recruit and retain personnel, and effectively focus on and pursue its corporate objectives. This, in turn, could adversely affect its business, results of operations and financial condition.

In addition, HUB’s ability to manage its operations and future growth will require HUB to continue to improve its operational, financial and management controls, compliance programs and reporting systems. HUB is currently in the process of strengthening its compliance programs, including its compliance programs related to export controls, privacy and cybersecurity and anti-corruption. HUB may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on its business, reputation and financial results.
Prolonged economic uncertainties or downturns in certain regions or industries could materially adversely affect HUB’s business.
HUB’s business depends on its current and prospective customers’ ability and willingness to invest money in network security, which in turn is dependent upon their overall economic health. Negative economic conditions in the global economy or certain regions, including conditions resulting from financial and credit market fluctuations, exchange rate fluctuations, or inflation, could cause a decrease in corporate spending on network security solutions and services. Other matters that influence consumer confidence and spending, including COVID-19 and its reverberating economic consequences, political unrest, public health crises, terrorist attacks, armed conflicts (such as the conflict between Russia and Ukraine) and natural disasters could also negatively affect HUB’s customers’ spending on its solutions and services. A significant portion of HUB’s business operations are concentrated in core geographic areas such as the Middle East and Europe, and if they were to experience economic downturns, this could severely affect HUB’s business operations. In addition, some of HUB’s business operations depend on emerging markets that are less resilient to fluctuations in the global economy. In 2021, HUB generated 98% of its revenues from Europe, the Middle East and Africa, 2% of its revenues from the United States, and less than 1% from the rest of the world.
In addition, a significant portion of HUB’s revenue is generated from customers in the financial services industry, including banking and insurance. Negative economic conditions may cause customers generally, and in that industry in particular, to reduce their IT spending. Customers may delay or cancel IT projects perceived to be discretionary, choose to focus on in-house development efforts or seek to lower their costs by renegotiating contracts. Further, customers may be more likely to make late payments in worsening economic conditions, which could lead to increased collection efforts and require HUB to incur additional associated costs to collect expected revenues. If the economic conditions of the general economy or industries in which HUB operates worsen from present levels, its results of operation could be adversely affected.
HUB’s sales and operations in international markets expose it to operational, financial and regulatory risks.
HUB currently offers its solutions in over 30 countries and intends to continue to expand its international operations. While it has committed resources to expanding its international operations and sales channels, these efforts may not be successful. International operations are subject to a number of other risks, including:
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Exchange rate fluctuations;

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Political and economic instability, particularly in emerging markets;

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Global or regional health crises, such as the COVID-19 pandemic;

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Potential for violations of anti-corruption laws and regulations, such as those related to bribery and fraud;

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Less effective protection of intellectual property;

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Difficulties and costs of staffing and managing foreign operations, including recruiting and retaining talented and capable employees;

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Import and export laws, including technology import and export license requirements, and the impact of tariffs;

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Trade restrictions, including as a result of trade disputes or other disputes between countries or regions in which HUB sells and operates;

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Difficulties in complying with a variety of foreign laws and legal standards and changes in regulatory requirements;

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Difficulties in collecting receivables from foreign entities or delayed revenue recognition;

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The introduction of exchange controls and other restrictions by foreign governments; and

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Changes in local tax and customs duty laws or changes in the enforcement, application or interpretation of such laws.

There is no assurance that the foregoing factors will not have a material adverse effect on HUB’s future revenues and, as a result, on its business, operating results and financial condition.
Changes in tax laws or exposure to additional income tax liabilities could affect HUB’s future profitability.
Factors that could materially affect HUB’s future, effective tax rates, include but are not limited to:
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Changes in tax laws or the regulatory environment;

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Changes in accounting and tax standards or practices;

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Changes in the composition of operating income by tax jurisdiction; and

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HUB’s operating results before taxes.

Because HUB does not have a long operating history and it has significant expansion plans, HUB’s effective tax rate may fluctuate in the future. Future effective tax rates could be affected by operating losses in jurisdictions where no tax benefit can be recorded, changes in the composition of earnings in countries with differing tax rates, changes in deferred tax assets and liabilities, or changes in tax laws.
Fluctuations in currency exchange rates could harm HUB’s operating results and financial condition.
HUB offers its solutions to customers globally and have sales in over 30 countries. Although a large portion of HUB’s cash generated from revenue is denominated in U.S. dollars, most of its revenues and operating expenses are incurred in Israel and denominated in Israeli New Shekels (“NIS”). As a result, HUB’s consolidated U.S. dollar financial statements are subject to fluctuations due to changes in exchange rates as its revenues and operating expenses are translated from NIS into U.S. dollars. In particular, for the last two fiscal years, there has been a significant decrease in the value of the U.S. dollar relative to the NIS, with the representative exchange rate having dropped from NIS 3.456 per U.S. dollar on December 31, 2019 to NIS 3.215 per U.S. dollar on December 31, 2020 to NIS 3.11 per U.S. dollar on December 31, 2021. If this trend continues, it could increase the U.S. dollar amount of HUB’s future revenues and operating expenses significantly. HUB’s financial results are also subject to changes in exchange rates that impact the settlement of transactions in non-local currencies. Because HUB conducts business in currencies other than U.S. dollars but report its results of operations in U.S. dollars, it also faces re-measurement exposure to fluctuations in currency exchange rates, which could hinder its ability to predict future results and earnings and could materially and adversely impact its financial condition and results of operations. HUB evaluates periodically the various currencies to which it is exposed and take selective hedging measures to reduce the potential adverse impact from the appreciation or the devaluation of its non-U.S. dollar-denominated expenses, as appropriate and as reasonably available to HUB. There can be no assurances that HUB’s hedging activities will be successful in protecting it from adverse impacts from currency exchange rate fluctuations.
Risks Related to HUB’s Systems and Technology
As a cyber security provider, if any of HUB’s systems, its customers’ cloud or on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and HUB may lose business and incur losses or liabilities.
The success of HUB’s security solution capturing significant market share depends in part on the market’s perception of the integrity of the HUB solution in securely storing, transmitting, and processing data. Because its solutions and services are used by its customers to encrypt large data sets that often contain proprietary, confidential, and sensitive information (including in some instances personal or identifying information and personal health information), components protected by HUB’s products will be perceived by computer hackers as an attractive target for attacks, and its software could face threats of unintended exposure, exfiltration, alteration, deletion, or loss of data. Additionally, because many of HUB’s customers use its solutions to store, transmit, and otherwise process proprietary, confidential, or sensitive information, and complete mission critical tasks, they have a lower risk tolerance for security vulnerabilities in its solutions and services than for vulnerabilities in other, less critical, software products and services.
HUB, and the third-party vendors upon which HUB relies, have experienced, and may in the future experience, cybersecurity threats, including threats or attempts to disrupt its information technology infrastructure and unauthorized attempts to gain access to sensitive or confidential information. Its and its third-party vendors’ technology systems may be damaged or compromised by malicious events, such as cyberattacks (including computer viruses, malicious and destructive code, phishing attacks, and denial of service attacks), physical or electronic security breaches, natural disasters, fire, power loss, telecommunications failures, personnel misconduct, and human error. Such attacks or security breaches may be perpetrated by internal bad actors, such as employees or contractors, or by third parties (including traditional computer hackers, persons involved with organized crime, or foreign state or foreign state-supported actors). Cybersecurity threats can employ a wide variety of methods and techniques, which may include the use of social engineering techniques, are constantly evolving, and have become increasingly complex and sophisticated; all of which increase the difficulty of detecting and successfully defending against them. Furthermore, because the techniques used to obtain unauthorized access or sabotage systems change frequently and generally are not identified until after they are launched against a target, HUB and its third-party vendors may be unable to anticipate these techniques or implement adequate preventative measures. Although prior cyberattacks directed at HUB have not had a material impact on its financial results, and HUB is continuing to bolster its threat detection and mitigation processes and procedures, HUB cannot guarantee that future cyberattacks against its own computer components or components owned by third parties that are protected by HUB’s solutions, will not have a material impact on its business or financial results.
Many governments have enacted laws requiring companies to provide notice of data security incidents involving certain types of data, including personal data. In addition, most of HUB’s customers contractually require HUB to notify them of data security breaches. If an actual or perceived breach of security measures, unauthorized access to HUB’s system or the systems of the third-party customers that are protected by HUB’s solutions, HUB may face direct or indirect liability, costs, or damages, contract termination, its reputation in the industry and with current and potential customers may be compromised, its ability to attract new customers could be negatively affected, and its business, financial condition, and results of operations could be materially and adversely affected.
Further, a successful hacking of systems that are protected by HUB’s solutions could result in the loss of information; significant remediation costs; litigation, disputes, regulatory action, or investigations that could result in damages, material fines, and penalties; indemnity obligations; interruptions in the operation of its business, including its ability to provide new product features, new solutions, or services to its customers; and other liabilities. Moreover, its remediation efforts may not be successful. Any or all of these issues, or the perception that any of them have occurred, could negatively affect HUB’s ability to attract new customers, cause existing customers to terminate or not renew their agreements, hinder HUB’s ability to obtain and maintain required or desirable cybersecurity certifications, and result in reputational damage, any of which could materially adversely affect its results of operations, financial condition, and future prospects. There can be no assurance that any limitations of liability provisions in HUB’s license arrangements with customers or in its agreements with vendors, partners, or others would be enforceable, applicable, or adequate or would otherwise protect it from any such liabilities or damages with respect to any particular claim.
HUB maintains cybersecurity insurance and other types of insurance, subject to applicable deductibles and policy limits, but its insurance may not be sufficient to cover all costs associated with a potential data security incident. HUB also cannot be sure that its existing general liability insurance coverage and coverage for cyber liability or errors or omissions will continue to be available on acceptable terms or will be available in sufficient amounts to cover one or more large claims or that the insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against HUB that exceed available insurance coverage, or the occurrence of changes in its insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could result in its business, financial condition and results of operations being materially adversely affected.
Undetected defects and errors may increase HUB’s costs and impair the market acceptance of its products and solutions.
HUB’s products and solutions have occasionally contained, and may in the future contain, undetected defects or errors, especially when first introduced or when new versions are released, due to defects or errors that HUB fails to detect, including in components supplied to HUB by third parties. In addition, because HUB’s customers integrate its products into their networks with products from other vendors, it may be difficult to identify the product that has caused the problem in the network. Regardless of the source of these defects or errors, HUB will then need to divert the attention of its engineering personnel from its product development efforts to detect and correct these errors and defects. In the past, HUB has not incurred significant warranty or repair costs, nor has HUB been subject to liability claims for material damages related to product errors or defects, nor has it experienced any material lags or delays as a result thereof. However, there can be no assurance that these costs, liabilities, lags and delays will continue to be immaterial in the future. Any insurance coverage that HUB maintains may also not provide sufficient protection should a claim be asserted. Moreover, the occurrence of errors and defects, whether caused by HUB’s products or the components supplied by another vendor, may result in significant customer relations problems and injure HUB’s reputation, thereby impairing the market acceptance of its products.
Interruption or failure of HUB’s information technology and communications systems could impact its ability to effectively provide its products and services.
The availability and effectiveness of HUB’s services depend on the continued operation of information technology and communications systems. Its systems will be vulnerable to damage or interruption from, among others, physical theft, fire, terrorist attacks, natural disasters, power loss, war, telecommunications failures, viruses, denial or degradation of service attacks, ransomware, social engineering schemes, insider theft or misuse or other attempts to harm its systems. HUB utilizes reputable third-party service providers or vendors for all of its IT and communications systems, and these providers could also be vulnerable to harms similar to those that could damage its systems, including sabotage and intentional acts of vandalism causing potential disruptions. Some of its systems will not be fully redundant, and its disaster recovery planning cannot account for all eventualities. Any problems with its third-party cloud hosting providers could result in lengthy interruptions in its business. In addition, HUB’s services and functionality are highly technical and complex technology which may contain errors or vulnerabilities that could result in interruptions in its business or the failure of its systems.
HUB incorporates third-party technologies in its products, which makes it dependent on the providers of these technologies and exposes it to potential intellectual property claims.
HUB’s products contain certain technologies that are licensed from other companies. Third-party developers or owners of such technologies may be unwilling to enter into, or renew, license agreements with HUB for the technologies that HUB needs on acceptable terms, or at all. If HUB cannot obtain licenses to these technologies, it could lose competitive advantage compared to its competitors who are able to license these technologies. In addition, when HUB obtains licenses for third-party technologies, it may have little or no ability to determine in advance whether the technology infringes the intellectual property rights of others. HUB’s suppliers and licensors may not be required or may not be able to indemnify HUB if claims of infringement are asserted against HUB, or they may be required to indemnify HUB only up to a maximum amount, and HUB would be responsible for any costs or damages above such maximum amount. Any failure to obtain licenses to intellectual property or any exposure to liability as a result of incorporating third-party technologies into HUB’s products could materially and adversely affect its business, results of operations and financial condition.
If HUB’s products do not effectively interoperate with its customers’ existing or future IT infrastructures, implementations of HUB’s products could be delayed or cancelled, which could harm its business.
HUB’s products must effectively interoperate with its customers’ existing or future IT infrastructures, which often have different specifications, utilize multiple protocol standards, deploy products from multiple vendors and contain multiple generations of products that have been added over time. If HUB finds errors in the existing software or defects in the hardware used by HUB’s customers’ infrastructure or problematic network configurations or settings, HUB may need to modify its software or hardware so that its products will interoperate with its customers’ infrastructure and business processes.
HUB may not deliver or maintain interoperability quickly or cost-effectively, or at all. These efforts require capital investment and engineering resources. If HUB fails to maintain compatibility of its products with its customers’ internal networks and infrastructures, its customers may not be able to fully utilize its network and products, and HUB may, among other consequences, lose or fail to increase its market share and number of customers and experience reduced demand for its products, and its business, financial condition and results of operations could be materially adversely affected.
Risks Related to HUB’s Intellectual Property
HUB’s proprietary rights may be difficult to enforce, which could enable others to copy or use aspects of HUB’s products without compensating HUB.
HUB relies primarily on patent, trademark, copyright and trade secrets laws and confidentiality procedures and contractual provisions to protect its technology. Valid patents may not issue from HUB’s pending applications, and the claims eventually allowed on any patents may not be sufficiently broad to protect HUB’s technology or products. Any issued patents may be challenged, invalidated or circumvented, and any rights granted under these patents may not actually provide adequate defensive protection or competitive advantages to HUB. Patent applications in the United States are typically not published until at least 18 months after filing, or, in some cases, not at all, and publications of discoveries in industry-related literature lag behind actual discoveries. HUB cannot be certain that it was the first to make the inventions claimed in its pending patent applications or that it was the first to file for patent protection. Additionally, the process of obtaining patent protection is expensive and time-consuming, and HUB may not be able to prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. In addition, recent changes to the patent rules in the United States may bring into question the validity of certain software patents and may make it more difficult and costly to prosecute patent applications. As a result, HUB may not be able to obtain adequate patent protection or effectively enforce its issued patents.
Despite HUB’s efforts to protect its intellectual proprietary rights, unauthorized parties may attempt to copy aspects of HUB’s products or obtain and use information that HUB regard as proprietary. HUB generally enters into confidentiality or license agreements with its employees, consultants, vendors and customers, and generally limits access to and distribution of its proprietary information. However, HUB cannot guarantee that the steps taken by it will prevent misappropriation of its technology. Policing unauthorized use of HUB’s technology or products is difficult. In addition, the laws of some foreign countries do not protect proprietary rights to as great an extent as the laws of the United States or Israel, and many foreign countries do not enforce these laws as diligently as government agencies and private parties in the United States or Israel. From time to time, legal action by HUB may be necessary to enforce its patents and other IP rights, to protect its trade secrets, to determine the validity and scope of the proprietary rights of others or to defend against claims of infringement or invalidity. Such litigation could result in substantial costs and diversion of resources, and could negatively affect HUB’s business, operating results and financial condition. If HUB is unable to protect its proprietary rights (including aspects of its software and products protected other than by patent rights), HUB may find itself at a competitive disadvantage to others who need not incur the additional expense, time and effort required to create the innovative products that HUB creates.
HUB may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.
The success of its products and business depend in part on its ability to obtain patents and other intellectual property rights and maintain adequate legal protection for its products. As of the date of this proxy statement/prospectus, HUB owns eight patents registered in the US and one registered patent in each of Israel and the EU. HUB has a further three patent applications pending in the US and one application pending in Israel. HUB relies on a combination of patent, service mark, and trade secret laws, as well as confidentiality procedures and contractual restrictions, to establish and protect its proprietary rights, all of which provide only limited protection.
HUB cannot be sure that any patents will be issued with respect to its currently pending patent applications or that any trademarks will be registered with respect to its currently pending applications in a manner that provides adequate defensive protection or competitive advantages, if at all, or that any patents issued to HUB will not be challenged, invalidated or circumvented. HUB may file for patents and trademarks in the U.S. and other international jurisdictions, but such protections may not be available in all countries in which it operates or in which HUB seeks to enforce its intellectual property rights, or may be difficult to enforce in practice. For example, the legal environment relating to intellectual property protection in certain emerging market countries where HUB may operate in the future is relatively weaker, often making it difficult to create and enforce such rights. Its currently-registered intellectual property and any intellectual property that may be issued or registered, as applicable, in the future with respect to pending or future applications may not provide sufficiently broad protection or may not prove to be enforceable in actions against alleged infringers. HUB cannot be certain that the steps HUB has taken will prevent unauthorized use of its technology or the reverse engineering of its technology. Moreover, others may independently develop technologies that are competitive to or infringe its intellectual property.
Protecting against the unauthorized use of its intellectual property, products and other proprietary rights is expensive and difficult, particularly internationally. HUB believes that its intellectual property is foundational in the area of Confidential Computing and it intends to enforce the intellectual property portfolio that HUB has built. Unauthorized parties may attempt to copy or reverse engineer its technology or certain aspects of its products that it considers proprietary. Litigation may be necessary in the future to enforce or defend its intellectual property rights, to prevent unauthorized parties from copying or reverse engineering its products or technology to determine the validity and scope of the proprietary rights of others or to block the importation of infringing products into the U.S., Israel or other jurisdictions in which HUB seeks to protect its intellectual property rights.
Any such litigation, whether initiated by HUB or a third party, could result in substantial costs and diversion of management resources, either of which could adversely affect its business, operating results and financial condition. Even if HUB obtains favorable outcomes in litigation, HUB may not be able to obtain adequate remedies, especially in the context of unauthorized parties copying or reverse engineering its products or technology.
Effective patent, trademark, service mark, copyright and trade secret protection may not be available in every country in which HUB’s products are available and competitors based in other countries may sell infringing products in one or more markets. Failure to adequately protect its intellectual property rights could result in its competitors offering similar products, potentially resulting in the loss of some of its competitive advantage, and HUB’s business, financial condition and results of operations could be materially adversely affected.
Third-party claims that HUB is infringing intellectual property, whether successful or not, could subject it to costly and time-consuming litigation or expensive licenses, and its business could be adversely affected.
Participants in HUB’s industry typically protect their technology, especially embedded software, through copyrights and trade secrets in addition to patents. As a result, there is frequent litigation based on allegations of infringement, misappropriation or other violations of intellectual property rights. HUB may in the future receive inquiries from other intellectual property holders and may become subject to claims that it infringes their intellectual property rights, particularly as HUB expands its presence in the market, expands to new use cases and faces increasing competition. In addition, parties may claim that the names and branding of HUB’s products infringe their trademark rights in certain countries or territories. If such a claim were to prevail, HUB may have to change the names and branding of its products in the affected territories and could incur other costs.
HUB may in the future need to initiate infringement claims or litigation in order to try to protect its intellectual property rights. In addition to litigation where HUB is a plaintiff, its defense of intellectual property rights claims brought against it or its customers or suppliers, with or without merit, could be time-consuming, expensive to litigate or settle, could divert management resources and attention and could force HUB to acquire intellectual property rights and licenses, which may involve substantial royalty or other payments and may not be available on acceptable terms or at all. Further, a party making such a claim, if successful, could secure a judgment that requires HUB to pay substantial damages or obtain an injunction and HUB may also lose the opportunity to license its technology to others or to collect royalty payments. An adverse determination could also invalidate or narrow HUB’s intellectual property rights and adversely affect its ability to offer its products to its customers and may require that HUB procure or develop substitute products that do not infringe, which could require significant effort and expense. If any of these events were to materialize, HUB’s business, financial condition and results of operations could be materially adversely affected.
Certain of HUB’s products contain third-party open-source software components, and failure to comply with the terms of the underlying open source software licenses could restrict its ability to sell its products or expose HUB to other risks.
HUB’s products contain software modules licensed to it by third-party authors under “open source” licenses. From time to time, there have been claims against companies that distribute or use open-source software in their products and services, asserting that open source software infringes the claimants’ IP rights. HUB could be subject to suits by parties claiming infringement of IP rights in what HUB believes to be licensed open-source software. Use and distribution of open-source software may entail greater risks than use of third-party commercial software, as, for example, open source licensors generally do not provide warranties or other contractual protections regarding infringement claims or the quality of the code. Some open-source licenses contain requirements that HUB makes available source code for modifications or derivative works HUB creates based upon the type of open source software HUB uses. If HUB combines its proprietary software with open-source software in a certain manner, HUB could, under certain open source licenses, be required to release the source code of its proprietary software to the public. This would allow its competitors to create similar products with lower development effort and time and ultimately could result in a loss of product sales for HUB.
Although HUB monitors its use of open-source software to avoid subjecting its products to conditions HUB does not intend, the terms of many open source licenses have not been interpreted by U.S. courts, and there is a risk that these licenses could be construed in a way that, for example, could impose unanticipated conditions or restrictions on its ability to commercialize its products. In this event, HUB could be required to seek licenses from third parties to continue offering its products, to make its proprietary code generally available in source code form, to re-engineer its products or to discontinue the sale of its products if re-engineering could not be accomplished on a timely basis, and HUB’s business, financial condition and results of operations could be materially adversely affected.
HUB’s intellectual property applications, including patent applications, may not be approved or granted or may take longer than expected to be approved, which may have a material adverse effect on its ability to prevent others from commercially exploiting products similar to its.
HUB cannot be certain that it is the first inventor of the subject matter to which it has filed a particular patent application or if it is the first party to file such a patent application. The process of securing definitive patent protection can take five or more years. If another party has filed a patent application to the same subject matter as HUB has, HUB may not be entitled to some or all of the protection sought by the patent application. HUB also cannot be certain whether the claims included in a patent application will ultimately be allowed in the applicable issued patent or the timing of any approval or grant of a patent application. Further, the scope of protection of issued patent claims is often difficult to determine. As a result, HUB cannot be certain that the patent applications that HUB files will issue, or that its issued patents will afford protection against competitors with similar technology. In addition, if its competitors may design around its registered or issued intellectual property, HUB’s business, financial condition and results of operations could be materially adversely affected.
In addition to patented technology, HUB relies on unpatented proprietary technology, trade secrets, designs, experiences, workflows, data, processes, software and know-how.
HUB relies on proprietary information (such as trade secrets, designs, experiences, workflows, data, know-how and confidential information) to protect intellectual property that may not be patentable or subject to copyright, trademark, trade dress or service mark protection, or that HUB believes is best protected by means that do not require public disclosure. HUB generally seeks to protect this proprietary information by entering into confidentiality agreements, or consulting, services or employment agreements that contain non-disclosure and non-use provisions with its employees, consultants, customers, contractors and third parties. However, HUB may fail to enter into the necessary agreements, and even if entered into, such agreements may be breached or may otherwise fail to prevent disclosure, third-party infringement or misappropriation of its proprietary information, may be limited as to their term and may not provide adequate remedies in the event of unauthorized disclosure or use of proprietary information. HUB has limited control over the protection of trade secrets used by its current or future manufacturing counterparties and suppliers and could lose future trade secret protection if any unauthorized disclosure of such information occurs. In addition, its proprietary information may otherwise become known or be independently developed by its competitors or other third parties. To the extent that HUB’s employees, consultants, customers, contractors, advisors and other third parties use intellectual property owned by others in their work for it, disputes may arise as to the rights in related or resulting know-how and inventions. Costly and time-consuming litigation could be necessary to enforce and determine the scope of its proprietary rights, and failure to obtain or maintain protection for its proprietary information could adversely affect its competitive business position. Furthermore, laws regarding trade secret rights in certain markets where HUB operate may afford little or no protection to its trade secrets.
HUB also relies on physical and electronic security measures to protect its proprietary information, but cannot provide assurance that these security measures will not be breached or provide adequate protection for its property. There is a risk that third parties may obtain and improperly utilize its proprietary information to its competitive disadvantage. HUB may not be able to detect or prevent the unauthorized use of such information or take appropriate and timely steps to enforce its intellectual property rights, and HUB’s business, financial condition and results of operations could be materially adversely affected.
Risks Related to HUB’s Legal and Regulatory Environment
The dynamic regulatory environment around privacy and data protection may limit HUB’s offering or require modification of its products and services, which could limit its ability to attract new customers and support its existing customers and increase its operational expenses. HUB could also be subject to investigations, litigation, or enforcement actions alleging that it fails to comply with the regulatory requirements, which could harm its operating results and adversely affect its business.
Federal, state and international bodies continue to adopt, enact, and enforce new laws and regulations, as well as industry standards and guidelines, addressing cybersecurity, privacy, data protection and the collection, processing, storage, cross-border transfer and use of personal information.
HUB is subject to diverse laws and regulations relating to data privacy, including but not limited to the EU General Data Protection Regulation 2016/679 (GDPR), the California Consumer Privacy Act (CCPA), the Health Insurance Portability and Accountability Act as amended by the Health Information Technology for Economic and Clinical Health Act (HIPAA), the U.K. Data Protection Act 2018, national privacy laws of EU Member States and other laws relating to privacy, data protection, and cloud computing. These laws are evolving rapidly, as exemplified by the recent adoption by the European Commission of a new set of Standard Contractual Clauses, the prospect of a new European “ePrivacy Regulation” (to replace the existing “ePrivacy Directive,” Directive 2002/58 on Privacy and Electronic Communications) and the forthcoming California Privacy Rights Act. Compliance with these laws, as well as efforts required to understand and interpret new legal requirements, require HUB to expend significant capital and other resources. HUB could be found to not be in compliance with obligations or suffer from adverse interpretations of such legal requirements either as directly relating to its business or in the context of legal developments impacting its customers or other businesses, which could impact HUB’s ability to offer its products or services, impact operating results, or reduce demand for its products or services.
Compliance with privacy and data protection laws and contractual obligations may require changes in services, business practices, or internal systems resulting in increased costs, lower revenue, reduced efficiency, or greater difficulty in competing with companies that are not subject to these laws and regulations. For example, GDPR and the UK compliance regime impose several stringent requirements for controllers and processors of personal data and increase HUB’s obligations such as, requiring robust disclosures to individuals, establishing an individual data rights regime, setting timelines for data breach notifications, imposing conditions for international data transfers, requiring detailed internal policies and procedures and limiting retention periods. Ongoing compliance with these and other legal and contractual requirements may necessitate changes in services and business practices, which may lead to the diversion of engineering resources from other projects.
As a company that focuses on cyber security, HUB’s customers may rely on its products and services as part of their own efforts to comply with security control obligations under GDPR and other laws and contractual commitments. If HUB’s products or services are found insufficient to meet these standards in the context of an investigation into HUB or its customers, or HUB is unable to engineer products that meet these standards, it could experience reduced demand for its products or services. There is also increased international scrutiny of cross-border transfers of data, including by the EU for personal data transfers to countries such as the United States, following recent case law and regulatory guidance. This increased scrutiny, as well as evolving legal and other regulatory requirements around the privacy or cross-border transfer of personal data could increase HUB’s costs, restrict its ability to store and process data as part of its solutions, or, in some cases, impact its ability to offer its solutions or services in certain jurisdictions.
Enactment of further privacy laws in the United States, at the state or federal level, or introduction of new services or products that are subject to additional regulations, as well as ensuring compliance of solutions that HUB obtained through acquisitions, may require HUB to expend considerable resources to fulfill regulatory obligations, and could carry the potential for significant financial or reputational exposure to HUB’s business, delay introduction to the market and affect adoption rates.
Claims that HUB has breached its contractual obligations or failed to comply with applicable privacy and data protection laws, even if it is not found liable, could be expensive and time-consuming to defend and could result in adverse publicity that could harm its business. In addition to litigation, HUB could face regulatory investigations, negative market perception, potential loss of business, enforcement notices and/or fines (which, for example, under GDPR / UK regime can be up to 4% of global turnover for the preceding financial year or €20 / £17.5 million, whichever is higher).
HUB’s business may be affected by sanctions, export controls and similar measures targeting Russia and other countries and territories as well as other responses to Russia’s military conflict in Ukraine, including indefinite suspension of operations in Russia and dealings with Russian entities by many multi-national businesses across a variety of industries.
As a result of Russia’s military conflict in Ukraine, governmental authorities in the United States, the European Union and the United Kingdom, among others, launched an expansion of coordinated sanctions and export control measures, including:
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blocking sanctions on some of the largest state-owned and private Russian financial institutions (and their subsequent removal from SWIFT);

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blocking sanctions against Russian and Belarusian individuals, including the Russian President, other politicians and those with government connections or involved in Russian military activities;

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blocking sanctions against certain Russian businessmen and their businesses, some of which have significant financial and trade ties to the European Union;

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blocking of Russia’s foreign currency reserves and prohibition on secondary trading in Russian sovereign debt and certain transactions with the Russian Central Bank, National Wealth Fund and the Ministry of Finance of the Russian Federation;

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expansion of sectoral sanctions in various sectors of the Russian and Belarusian economies and the defense sector;

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United Kingdom sanctions introducing restrictions on providing loans to, and dealing in securities issued by, persons connected with Russia;

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restrictions on access to the financial and capital markets in the European Union, as well as prohibitions on aircraft leasing operations;

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sanctions prohibiting most commercial activities of U.S. and EU persons in Crimea and Sevastopol;

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enhanced export controls and trade sanctions targeting Russia’s imports of technological goods as a whole, including tighter controls on exports and reexports of dual-use items, stricter licensing policy with respect to issuing export licenses, and/or increased use of “end-use” controls to block or impose licensing requirements on exports, as well as higher import tariffs and a prohibition on exporting luxury goods to Russia and Belarus;

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closure of airspace to Russian aircraft; and

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ban on imports of Russian oil, liquefied natural gas and coal to the United States.

As the conflict in Ukraine continues, there can be no certainty regarding whether the governmental authorities in the United States, the European Union, the United Kingdom or other counties will impose additional sanctions, export controls or other measures targeting Russia, Belarus or other territories. Furthermore, in retaliation against new international sanctions and as part of measures to stabilize and support the volatile Russian financial and currency markets, the Russian authorities also imposed significant currency control measures aimed at restricting the outflow of foreign currency and capital from Russia, imposed various restrictions on transacting with non-Russian parties, banned exports of various products and other economic and financial restrictions.
HUB’s business must be conducted in compliance with applicable economic and trade sanctions laws and regulations, including those administered and enforced by the U.S. Department of Treasury’s Office of Foreign Assets Control, the U.S. Department of State, the U.S. Department of Commerce, the United Nations Security Council and other relevant governmental authorities. HUB must be ready to comply with the existing and any other potential additional measures imposed in connection with the conflict in Ukraine. The imposition of such measures could adversely impact HUB’s business, including preventing it from performing existing contracts, recognizing revenue, pursuing new business opportunities or receiving payment for products already supplied or services already performed with customers.
HUB continuously review and monitor its contractual relationships with suppliers and customers to establish whether any of them are the target of the applicable sanctions. In the event that HUB identifies a party with which it has a business relationship that is the target of applicable sanctions, HUB would immediately activate a legal analysis of what gives rise to the business relationship, including any contract, to estimate the most appropriate course of action to comply with the sanction regulations, together with the impact of a contractual termination according to the applicable law, and then proceed as required by the regulatory authorities. However, given the range of possible outcomes, the full costs, burdens, and limitations on HUB and its customer’s and business partners’ businesses are currently unknown and may become significant.
Furthermore, even if an entity is not formally subject to sanctions, customers and business partners of such entity may decide to reevaluate or cancel projects with such entity for reputational or other reasons. As result of the ongoing conflict in Ukraine, many U.S. and other multi-national businesses across a variety of industries, including consumer goods and retail, food, energy, finance, media and entertainment, tech, travel and logistics, manufacturing and others, have indefinitely suspended their operations and paused all commercial activities in Russia and Belarus. Depending on the extent and breadth of sanctions, export controls and other measures that may be imposed in connection with the conflict in Ukraine, it is possible that HUB’s business, financial condition and results of operations could be materially and adversely affected.
HUB is subject to anti-corruption, anti-bribery, anti-money laundering and similar laws, and non-compliance with such laws can subject HUB to criminal penalties or significant fines and harm its business and reputation.
HUB is subject to anti-corruption and anti-bribery and similar laws, such as the U.S. Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”), the U.S. domestic bribery statute contained in 18 U.S.C. § 201, U.S. Travel Act, the USA PATRIOT Act, the U.K. Bribery Act 2010, Chapter 9 (sub-chapter 5) of the Israeli Penal Law, 5737-1977, the Israeli Prohibition on Money Laundering Law, 5760-2000, and other anti-corruption, anti-bribery laws and anti-money laundering laws in countries in which it conducts activities. Anti-corruption and anti-bribery laws have been enforced aggressively in recent years and are interpreted broadly and generally prohibit companies and their employees and agents from directly or indirectly promising, authorizing, making, offering, soliciting, or receiving improper payments of anything of value to or from government officials or others in the private sector. As HUB increases its international sales and business, its risks under these laws may increase. Although HUB has internal policies and procedures, including a code of ethics and proper business conduct, reasonably designed to promote compliance with anti-bribery laws, HUB cannot be sure that its employees or other agents will not engage in prohibited conduct and render HUB responsible under the FCPA, the U.K. Bribery Act or any similar anti-bribery laws in other jurisdictions. Noncompliance with these laws could subject HUB to investigations, sanctions, settlements, prosecutions, other enforcement actions, disgorgement of profits, significant fines, damages, other civil and criminal penalties or injunctions, collateral litigation, adverse media coverage and other consequences. Any investigations, actions or sanctions could harm HUB’s business, results of operations and financial condition.
HUB is subject to risks related to corporate social responsibility.
Many companies now face increasing scrutiny related to their environmental, social and governance (“ESG”) practices and requested disclosures by institutional and individual investors who are increasingly using ESG screening criteria in making investment decisions. HUB’s disclosures on these matters or a failure to satisfy evolving stakeholder expectations for ESG practices and reporting may potentially harm its reputation and impact relationships with investors. Certain market participants including major institutional investors use third-party benchmarks or scores to measure HUB’s ESG practices in making investment decisions. Furthermore, some of HUB’s customers and suppliers evaluate its ESG practices or request that HUB adopts certain ESG policies. In addition, HUB’s failure or perceived failure to pursue or fulfill its goals, targets and objectives or to satisfy various reporting standards within the timelines it announces, or at all, could expose HUB to government enforced actions and/or private litigation. As ESG best practices, reporting standards and disclosure requirements continue to develop, HUB may incur increasing costs related to ESG monitoring and reporting.
If HUB fails to comply with environmental requirements, its business, financial condition, operating results and reputation could be adversely affected.
HUB is subject to various environmental laws and regulations, including laws governing the hazardous material content of its products, laws relating to real property and future expansion plans and laws concerning the recycling of Electrical and Electronic Equipment (“EEE”). The laws and regulations to which HUB may be subject to include the EU RoHS Directive, EU Regulation 1907/2006 — Registration, Evaluation, Authorization and Restriction of Chemicals (the “REACH” Regulation) and the EU Waste Electrical and Electronic Equipment Directive (the “WEEE Directive”), as well as the implementing legislation of the EU member states. Similar laws and regulations have been passed or are pending in China, South Korea, Norway and Japan and may be enacted in other regions, including in the United States, and HUB may in the future be, subject to these laws and regulations.
The EU RoHS Directive and the similar laws of other jurisdictions ban or restrict the presence of certain hazardous substances such as lead, mercury, cadmium, hexavalent chromium and certain fire-retardant plastic additives in electrical equipment, including HUB’s products. HUB attempts to comply with these laws, including research and development costs, costs associated with assuring the supply of compliant components and costs associated with writing off scrapped noncompliant inventory. HUB expects to continue to incur costs related to environmental laws and regulations in the future.
As part of the Circular Economy Action Plan, the European Commission amended the EU Waste Framework Directive (“WFD”) to include a number of measures related to waste prevention and recycling, whereby HUB may be responsible for submitting product data to a database of hazardous substances established under the WFD and managed by the European Chemicals Agency. HUB may incur costs to comply with this new requirement.
The EU has also adopted the WEEE Directive, which requires electronic goods producers to be responsible for the collection, recycling and treatment of such products. Although currently HUB’s EU international channel partners may be responsible for the requirements of this directive as the importer of record in most of the European countries in which HUB sells our products, changes in interpretation of the regulations may cause HUB to incur costs or have additional regulatory requirements in the future to meet in order to comply with this directive, or with any similar laws adopted in other jurisdictions.
HUB’s failure to comply with these and future environmental rules and regulations could result in reduced sales of its products, increased costs, substantial product inventory write-offs, reputational damage, penalties and other sanctions.
Investors’ expectations of HUB’s performance relating to environmental, social and governance factors may impose additional costs and expose HUB to new risks.
There is an increasing focus from certain investors, employees and other stakeholders concerning corporate responsibility, specifically related to environmental, social and governance matters. Some investors may use these factors to guide their investment strategies and, in some cases, may choose not to invest in HUB if they believe our policies relating to corporate responsibility are inadequate. Third-party providers of corporate responsibility ratings and reports on companies have increased to meet growing investor demand for measurement of corporate responsibility performance. The criteria by which HUB’s corporate responsibility practices are assessed may change, which could result in greater expectations of HUB and cause HUB to undertake costly initiatives to satisfy such new criteria. If HUB elects not to or is unable to satisfy such new criteria, investors may conclude that its policies with respect to corporate social responsibility are inadequate. HUB may face reputational damage in the event that its corporate social responsibility procedures or standards do not meet the standards set by various constituencies.
Furthermore, if HUB’s competitors’ corporate social responsibility performance is perceived to be better than that of HUB, potential or current investors may elect to invest with HUB’s competitors instead. In addition, in the event that HUB communicates certain initiatives and goals regarding environmental, social and governance matters, it could fail, or be perceived to fail, in its achievement of such initiatives or goals, or HUB could be criticized for the scope of such initiatives or goals. If HUB fail to satisfy the expectations of investors, employees and other stakeholders or HUB’s initiatives are not executed as planned, HUB’s reputation and business, operating results and financial condition could be adversely impacted.
HUB’s actual or perceived failure to adequately protect personal data could subject it to sanctions and damages and could harm HUB’s reputation and business.
A variety of state, national, foreign, and international laws and regulations apply to the collection, use, retention, protection, disclosure, transfer, and other processing of personal data. These privacy and data protection related laws and regulations are evolving, with new or modified laws and regulations proposed and implemented frequently and existing laws and regulations subject to new or different interpretations. Compliance with these laws and regulations can be costly and can delay or impede the development and offering of new products and services.
For example, the General Data Protection Regulation, which became applicable on May 25, 2018, adopts more stringent requirements for data processors and controllers. Such requirements include more fulsome disclosures about the processing of personal information, data retention limits and deletion requirements, mandatory notification in the case of a data breach and elevated standards regarding valid consent in some specific cases of data processing. The General Data Protection Regulation also includes substantially higher penalties for failure to comply, inter alia, a fine up to 20 million Euros or up to 4% of the annual worldwide turnover, whichever is greater, can be imposed. These more stringent requirements on privacy user notifications and data handling require HUB to adapt its business and incur additional costs. Additionally, California passed the California Consumer Privacy Act (“CCPA”), which became effective on January 1, 2020. The CCPA provides new data privacy rights for consumers and new operational requirements for companies. California voters also passed the California Privacy Rights Act (“CPRA”) into law on November 3, 2020, which will not take substantial effect until January 1, 2023. The CPRA will significantly modify the CCPA, including adding new privacy rights and increasing regulation on online advertising. Further, starting on January 1, 2021, as a result of the United Kingdom’s exit from the European Union, the United Kingdom has brought the GDPR into domestic United Kingdom law with the Data Protection Act 2018 which will remain in force. The United Kingdom Data Protection Act 2018 mirrors the fines under the GDPR.

HUB’s actual or alleged failure to comply with applicable laws and regulations, or to protect personal data, could result in enforcement actions, significant penalties or other legal action against HUB or its customers or suppliers, which could result in negative publicity, increased operating costs, subject HUB to claims or other remedies and have a material adverse effect on HUB’s business and results of operations.
HUB’s business could be negatively affected as a result of the actions of activist shareholders, and such activism could impact the trading value of HUB’s securities.
In recent years, U.S. and non-U.S. companies listed on securities exchanges in the United States have been faced with governance-related demands from activist shareholders, unsolicited tender offers and proxy contests. Although as a foreign private issuer HUB is not subject to U.S. proxy rules, responding to any action of this type by activist shareholders could be costly and time-consuming, disrupting HUB’s operations and diverting the attention of management and HUB’s employees. Such activities could interfere with HUB’s ability to execute its strategic plans. In addition, a proxy contest for the election of directors at HUB’s annual meeting would require HUB to incur significant legal fees and proxy solicitation expenses and require significant time and attention by management and HUB’s board of directors. The perceived uncertainties due to such actions of activist shareholders also could affect the market price of HUB’s securities.
A small number of shareholders own a substantial portion of HUB’s ordinary shares, and they may make decisions with which investors may disagree.
As of August 1, 2022, HUB’s directors and executive officers owned approximately 12% of the voting power of HUB’s outstanding ordinary shares, and approximately 14% of HUB’s outstanding ordinary shares if the percentage includes options currently exercisable or exercisable within 60 days of August 1, 2022. The interests of these shareholders may differ from the interests of other shareholders and may present a conflict. If these shareholders act together, they could exercise significant influence over HUB’s operations and business strategy. For example, although these shareholders may at any time hold considerably less than a majority of HUB’s outstanding ordinary shares, they may have sufficient voting power to influence matters requiring approval by HUB’s shareholders, including the election and removal of directors and the approval or rejection of mergers or other business combination transactions. In addition, this concentration of ownership may delay, prevent or deter a change in control, or deprive a shareholder of a possible premium for its ordinary shares as part of a sale of HUB to a third party.
HUB may be required to indemnify its directors and officers in certain circumstances.
HUB’s articles of association allow it to indemnify, exculpate and insure HUB’s directors and senior officers to the fullest extent permitted under the Israeli Companies Law. As such, HUB has entered into agreements with each of its directors and senior officers to indemnify, exculpate and insure them against some types of claims, subject to dollar limits and other limitations. Subject to Israeli law, these agreements provide that HUB will indemnify each of these directors and senior officers for any of the following liabilities or expenses that they may incur due to an act performed or failure to act in their capacity as directors or senior officers:
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Monetary liability imposed on the director or senior officer in favor of a third party in a judgment, including a settlement or an arbitral award confirmed by a court.

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Reasonable legal costs, including attorneys’ fees, expended by a director or senior officer as a result of an investigation or proceeding instituted against the director or senior officer by a competent authority; provided, however, that such investigation or proceeding concludes without the filing of an indictment against the director or senior officer and either:

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no financial liability was imposed on the director or senior officer in lieu of criminal proceedings, or

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financial liability was imposed on the director or senior officer in lieu of criminal proceedings, but the alleged criminal offense does not require proof of criminal intent.

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Reasonable legal costs, including attorneys’ fees, expended by the director or senior officer or for which the director or senior officer is charged by a court:

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in an action brought against the director or senior officer by us, on HUB’s behalf or on behalf of a third party,

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in a criminal action in which the director or senior officer is found innocent, or

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in a criminal action in which the director or senior officer is convicted, but in which proof of criminal intent is not required.

HUB’s cash balances and investment portfolio may be adversely affected by market conditions and interest rates.
HUB maintains substantial balances of cash and cash equivalents for purposes of acquisitions and general corporate purposes. While HUB does not currently hold any marketable securities, there is no guarantee that HUB will not maintain marketable securities in the future. The performance of the debt capital markets affects the values of funds that are held in marketable securities. These assets are subject to market fluctuations, changes in interest rates and credit spreads, market liquidity and various other factors, including, without limitation, rating agency downgrades that may impair their value, or unexpected changes in the financial markets’ healthiness worldwide. In addition, in case HUB holds liquid investments in the future and would like to liquidate some of its investments and turn them into cash, HUB will be dependent on market conditions and liquidity opportunities, which may be impacted by global economic trends, including, without limitation, the economic effects of the COVID-19 pandemic.
Currency fluctuations may affect the results of HUB’s operations or financial condition.
HUB’s functional and reporting currency is the New Israeli Shekel. In the year ended December 31, 2021, HUB incurred approximately 99% of its expenses in currencies other than the US dollar, primarily Israeli Shekels and Euros. As such, changes in exchange rates may have a material adverse effect on HUB’s business, results of operations and financial condition. The exchange rates between the U.S. dollar and certain foreign currencies have fluctuated substantially in recent years and may continue to fluctuate substantially in the future. The New Israeli Shekel has steadily appreciated for several years relative to the US dollar. HUB expects that a growing amount of its future revenues will continue to be generated in U.S. dollars and EURO for the foreseeable future and that a significant portion of its expenses, including personnel costs, as well as capital and operating expenditures, will continue to be denominated in New Israeli Shekel. The results of HUB’s operations may be adversely affected in relation to foreign exchange fluctuations.
The imposition of exchange or price controls or other restrictions on the conversion of foreign currencies could also have a material adverse effect on HUB’s business, results of operations and financial condition.
Changes in currency rates around the globe, including, without limitation, the economic effects of the COVID-19 or “Brexit” could have an adverse impact on HUB’s business and results of operations. These changes may have an impact on some of HUB’s expenses which are paid in non-US dollars, as well as an impact on HUB’s non-US customers which have their budgets in non-US dollar currencies.
Risks Related to Being a U.S. Listed Public Company
HUB will incur increased costs as a result of operating as a U.S. listed public company, and its management will devote substantial time to new compliance initiatives.
Upon the completion of the Business Combination, HUB will become a U.S. listed public company subject to reporting requirements in the United States, in addition to the Israeli regulations it is currently subject to and it will incur significant legal, accounting and other expenses that it did not incur previously, and these expenses may increase even more after HUB is no longer an emerging growth company, as defined in Section 2(a) of the Securities Act. As a U.S. listed public company, HUB will be subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Wall Street Reform and Consumer Protection Act, as well as rules adopted, and to be adopted, by the SEC and Nasdaq. HUB’s management and other personnel will need to devote a substantial amount of time to these compliance initiatives. Moreover, HUB expects these rules and regulations to substantially increase its legal and financial compliance costs and to make some activities more time-consuming and costly. For example, HUB expects these rules and regulations to make it more difficult and more expensive for it to obtain director and officer liability insurance and it may be forced to accept reduced policy limits or incur substantially higher costs to maintain the same or similar coverage. HUB cannot predict or estimate the amount or timing of additional costs it may incur to respond to these requirements. The impact of these requirements could also make it more difficult for HUB to attract and retain qualified persons to serve on its board of directors, its board committees or as executive officers.
A market for HUB’s securities may not develop or be sustained, which would adversely affect the liquidity and price of its securities.
Following the Business Combination, the price of HUB’s securities may fluctuate significantly due to the market’s reaction to the Business Combination and general market and economic conditions. An active trading market for HUB’s securities following the Business Combination may never develop or, if developed, it may not be sustained. In addition, the price of HUB’s securities after the Business Combination can vary due to general economic conditions and forecasts, among other factors. Additionally, if HUB’s securities become delisted from Nasdaq and are quoted on the OTC Bulletin Board (an inter-dealer automated quotation system for equity securities that is not a national securities exchange) or the combined company’s securities are not listed on Nasdaq and are quoted on the OTC Bulletin Board, the liquidity and price of HUB’s securities may be more limited than if HUB was quoted or listed on the NYSE, Nasdaq or another national securities exchange. HUB’s securities may thereby become more difficult to sell or trade unless a market can be established or maintained.
HUB Security has identified a material weakness in its internal control over financial reporting. If HUB Security’s remediation of the material weakness is not effective, or it fails to develop and maintain effective internal controls over financial reporting, HUB Security’s ability to produce timely and accurate financial statements or comply with applicable laws and regulations could be impaired.
As HUB Security prepared the financial statements that are included in this prospectus, its management determined that HUB Security has a material weakness in its internal control over financial reporting. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of HUB’s annual or interim consolidated financial statements will not be prevented or detected on a timely basis.
Specifically, the deficiencies identified relate to a lack of certain defined processes and controls over information technology, in the areas of access management, segregation of duties, change management, data governance and defined processes and controls over the financial statement close process. These deficiencies, when aggregated, are a material weakness and could result in a material misstatement to HUB Security’s financial statements that may not be able to be prevented or detected. Prior to the consummation of the Business Combination, HUB Security does not have sufficient resources assigned to ensure the necessary processes and controls to effectively implement information technology and financial statement close controls required of a public company in the United States.
HUB Security is taking the following actions to remediate this material weakness:
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the hiring of additional accounting and finance resources with public company experience;

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broadening the scope and improving the effectiveness of existing information technology general controls for identity and access management, segregation of duties, change management, data governance, and program development;

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reviewing, strengthening, and developing policies related to each of these areas of information technology general controls;

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engaging internal and external resources to assist us with remediation and monitoring remediation progress;

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delivering periodic training to our team members, including but not limited to technology and accounting staff, on internal controls over financial reporting; and

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strengthening HUB’s information technology compliance and accounting functions with additional experienced hires to assist in the expansion and effectiveness of the existing risk assessment, management processes and the design and implementation of controls responsive to those deficiencies.

HUB Security cannot assure you the measures it is taking to remediate the material weakness will be sufficient or that they will prevent future material weaknesses. Additional material weaknesses or failure to maintain effective internal control over financial reporting could cause the combined company to fail to meet its reporting obligations as a public company and may result in a restatement of HUB Security’s or the combined company’s financial statements for prior periods.
The combined company’s independent registered public accounting firm is not required to attest to the effectiveness of its internal control over financial reporting until after HUB Security is no longer an “emerging growth company” as defined in the JOBS Act. At such time, HUB Security’s independent registered public accounting firm may issue a report that is adverse in the event in the event its internal controls over financial reporting do not operate effectively. If the combined company is not able to complete our initial assessment of our internal controls and otherwise implement the requirements of Section 404 of the Sarbanes-Oxley Act in a timely manner or with adequate compliance, its independent registered public accounting firm may not be able to certify as to the effectiveness of its internal controls over financial reporting. Any failure to implement and maintain effective internal control over financial reporting also could adversely affect the results of periodic management evaluations and annual independent registered public accounting firm attestation reports regarding the effectiveness of our internal control over financial reporting that the combined company will eventually be required to include in its periodic reports that are filed with the SEC. If HUB Security is unable to remediate our existing material weakness or identify additional material weaknesses and are unable to comply with the requirements of Section 404 in a timely manner or assert that its internal control over financial reporting is effective, or if the combined company’s independent registered public accounting firm is unable to express an opinion as to the effectiveness of the combined company’s internal control over financial reporting once it is no longer an emerging growth company, investors may lose confidence in the accuracy and completeness of the financial reports and the market price of the ordinary shares of the combined company could be negatively affected, and it could become subject to investigations by the stock exchange on which the combined company’s securities are listed, the SEC or other regulatory authorities, which could require additional financial and management resources.
Risks Related to Ownership of the Combined Company’s Shares
HUB must adapt its financial and disclosure systems and operations to meet the standards required for a company traded on Nasdaq and subject to US securities regulations.
HUB is an Israeli company whose shares are traded on the Tel Aviv Stock Exchange. HUB’s accounting policies, corporate governance systems and compliance programs have been geared toward maintaining the standards that are applicable to Israeli companies. These standards differ, in some cases materially, from the standards that must be maintained by companies whose shares are traded on the NASDAQ and who are subject to rules and regulations of United Stated Securities Exchange Commission. Reworking HUB’s accounting, regulatory and compliance systems will require significant management attention both leading up to the offer of HUB’s securities in the US, and in the several quarters following the offer. HUB’s failure to properly comply with these rules and regulations may attract regulatory attention, and result in fines, negative publicity and the loss of investor confidence. Any of these results may depress HUB’s share price and future prospects.
Uncertainties in the interpretation and application of worldwide tax reforms, complex tax laws and regulations could materially affect HUB’s tax obligations and effective tax rate.
The 2017 Tax Cuts and Jobs Act (the Tax Act) was enacted on December 22, 2017, and significantly affected U.S. tax law by changing how the U.S. imposes income tax on multinational corporations. The U.S. Department of Treasury has broad authority to issue regulations and interpretative guidance that may significantly impact how HUB will apply the law and may impact results of operations. In addition, the 2022 Inflation Reduction Act was enacted on August 16, 2022. The legislation introduces a number of U.S. federal income tax changes, including imposition of certain minimum tax on U.S. corporations and a 1%

excise tax on certain share buybacks by U.S. corporations. As of today, it is difficult to predict the magnitude of the effect, if any, of the Inflation Reduction Act of 2022 on HUB’s financial results. The OECD is currently working on an initiative called “Addressing the Tax Challenges Arising from the Digitalization of the Economy” (BEPS 2.0) that may change current international tax principles. HUB will evaluate the potential impact of these changes on its business models once final rules will be set out. As of today, it is difficult to predict the magnitude of the effect, if any, of this initiative on HUB’s financial results.
Indirect taxes including Digital Service tax (DST) measures as adopted unilaterally in certain countries could also adversely affect our tax obligations.
HUB’s ordinary shares are currently listed and, following the consummation of the Business Combination, unless otherwise approved by the Israeli court, may continue to be listed for a period of time on the Tel Aviv Stock Exchange (TASE), and this may result in price variations.
HUB’s ordinary shares have been traded on Tel Aviv Stock for more than 20 years. The total market value of HUB on the TASE has been and continues to be significantly lower than the value of HUB as is contemplated by the Business Combination Agreement. Further, it is possible that (i) the HUB Security shareholders will fail to approve the motion to apply for the immediate delisting of HUB Security ordinary shares and/or (ii) the Israeli court will fail to approve HUB’s motion to delist immediately upon the consummation of the Business Combination and thus the HUB Security ordinary shares will remain traded on the TASE for a period of time following the consummation of the Business Combination. Trading in HUB’s securities on two separate markets will take place in different currencies (USD on Nasdaq and NIS on the TASE) and at different times (resulting from different time zones, different trading days and different public holidays in the United States and Israel). The trading prices of HUB’s securities on these two markets may differ due to these and other factors. Any decrease in the price of HUB’s securities on one of these markets could cause a decrease in the trading price of HUB’s securities on the other market.
Class action litigation due to stock price volatility or other factors could cause HUB to incur substantial costs and divert management’s attention and resources.
In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been instituted against that company. Companies such as HUB who are in the technology industry are particularly vulnerable to this kind of litigation as a result of the volatility of their stock prices. Any litigation of this sort against HUB could result in substantial costs and a diversion of management’s attention and resources.
On March 29, 2022, two plaintiffs petitioned the District Court in Tel Aviv for certification of a class of plaintiffs in a class action suit against HUB and seven individuals serving as officers and directors of HUB on such date. The request for certification is based on a delay in HUB’s making a public announcement of the cancellation of a contract tender whose award to HUB had been previously announced. The cancelled contract represented revenue to HUB of NIS 800,000 (approximately US$250,000) per year, and HUB’s previous announcement stated that the contract tender would have a material effect on its 2022 financial results.
HUB was notified of the cancellation of the award of the tender on the afternoon of Wednesday, March 23, 2022, which was the same day that HUB announced its execution of the Business Combination Agreement. HUB reported the cancellation of the award on Sunday, March 27, 2022. The applicable rules of the Tel Aviv Stock Exchange (TASE) and the Israel Securities Authority, require announcements of this kind to be made not later than the trading day following a company’s receipt of the relevant information. Friday is not a trading day on the TASE, so HUB’s report can be said to have been made one day late. The price of HUB’s ordinary shares on the TASE fell by approximately 35% on March 27, 2022. The plaintiff’s request to the court cites total damages at NIS 229 million (approximately US$70 million).
Though HUB believes that the request for certification on this claim will be denied by the court, and that any class action that may ultimately be allowed to proceed will settled for a small fraction of the amount claimed, there can be no assurance that a court will not find HUB liable for larger sums. A courts’ finding of significant liability against HUB could negatively affect HUB’s share price and investors’ faith in the integrity of HUB’s reporting and compliance procedures.

If HUB’s estimates or judgments relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, HUB’s operating results could fall below expectations of securities analysts and investors, resulting in a decline in HUB’s stock price.
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in its consolidated financial statements and accompanying notes. HUB bases its estimates on various assumptions that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. HUB’s operating results may be adversely affected if its assumptions change or if actual circumstances differ from those in its assumptions. These could cause HUB’s operating results to fall below the expectations of securities analysts and investors, resulting in a decline in HUB’s stock price. Significant assumptions and estimates used in preparing HUB’s consolidated financial statements include those related to revenue recognition, valuation of inventory, accounting for business combination, contingent liabilities and accounting for income taxes.
Forecasting HUB’s estimated annual effective tax rate is complex and subject to uncertainty, and there may be material differences between forecasted and actual tax rates.
HUB conducts business in several countries and is subject to taxation in many of such jurisdictions. The taxation of HUB’s business is subject to the application of multiple and sometimes conflicting tax laws and regulations, as well as multinational tax conventions. HUB’s effective tax rate will depend upon the geographic distribution of its worldwide earnings or losses, the tax regulations and tax holidays in each geographic region, the availability of tax credits and the effectiveness of its tax planning strategies. The application of tax laws and regulations is subject to legal and factual interpretation, judgment and uncertainty. Tax laws themselves are subject to change as a result of changes in fiscal policy, changes in legislation and the evolution of regulations and court rulings. Consequently, tax authorities may impose tax assessments or judgments against HUB that could materially impact its tax liability and effective income tax rate.
The Organization for Economic Co-operation and Development (“OECD”), an international association comprised of 37 countries, including the United States, has issued and continues to issue guidelines and proposals that change various aspects of the existing framework under which HUB’s tax obligations are determined in many of the countries in which it does business. Due to HUB’s international business activities, any changes in the taxation of such activities could increase its tax obligations in many countries and may increase its worldwide effective tax rate.
The HUB Articles and Israeli law could prevent a takeover that shareholders consider favorable and could also reduce the market price of HUB ordinary shares.
Certain provisions of Israeli law and the HUB Articles could have the effect of delaying or preventing a change in control and may make it more difficult for a third party to acquire HUB or for HUB’s shareholders to elect different individuals to its board of directors, even if doing so would be beneficial to its shareholders, and may limit the price that investors may be willing to pay in the future for the HUB ordinary shares. Among other things:
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Israeli corporate law regulates mergers and requires that a tender offer be effected when more than a specified percentage of shares in a company are purchased;

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Israeli corporate law requires special approvals for certain transactions involving a company with its directors, officers or significant shareholders and regulates other matters that may be relevant to these types of transactions;

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Israeli corporate law does not provide for shareholder action by written consent for public companies, thereby requiring all shareholder actions to be taken at a general meeting of shareholders;

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the HUB Articles divide the HUB directors into three classes, each of which is elected once every three years;

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the HUB Articles generally require a vote of the holders of a majority of the HUB outstanding ordinary shares entitled to vote present and voting on the matter at a general meeting of shareholders

(referred to as simple majority), and the amendment of a limited number of provisions, such as the provision empowering the HUB board of directors to determine the size of the board, the provision dividing the HUB directors into three classes, the provision that sets forth the procedures and the requirements that must be met in order for a shareholder to require HUB to include a matter on the agenda for a general meeting of the shareholders and the provisions relating to the election and removal of members of the HUB board of directors and empowering the HUB board of directors to fill vacancies on the board, require a vote of the holders of 65% of the HUB outstanding ordinary shares entitled to vote at a general meeting;
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the HUB Articles do not permit a director to be removed except by a vote of the holders of at least 65% of the HUB outstanding shares entitled to vote at a general meeting of shareholders; and

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the HUB Articles provide that director vacancies may be filled by the HUB board of directors until a replacement is appointed at the first meeting of the shareholders following the appointment of the replacement director.

Further, Israeli tax considerations may make certain transactions undesirable to HUB or to some of its shareholders whose country of residence does not have a tax treaty with Israel granting tax relief to such shareholders from Israeli tax. See the section titled “Certain Material Israeli Tax Considerations — Taxation of HUB shareholders.”
Provisions of Israeli law and HUB’s articles of association may delay, prevent or make difficult an acquisition of HUB, prevent a change of control, and negatively impact HUB’s share price.
Israeli corporate law regulates acquisitions of shares through tender offers and mergers, requires special approvals for transactions involving directors, officers or significant shareholders, and regulates other matters that may be relevant to these types of transactions. Furthermore, Israeli tax considerations may make potential acquisition transactions unappealing to HUB or to some of our shareholders. For example, Israeli tax law may subject a shareholder who exchanges his or her ordinary shares for shares in a foreign corporation, to taxation before disposition of the investment in the foreign corporation. These provisions of Israeli law may delay, prevent or make difficult an acquisition of HUB, which could prevent a change of control and, therefor, depress the price of HUB’s shares.
HUB does not intend to pay dividends for the foreseeable future. Accordingly, you may not receive any return on investment unless you sell your HUB ordinary shares for a price greater than the price you paid for the RNER Common Stock.
HUB has never declared or paid any cash dividends on its shares. It currently intends to retain all available funds and any future earnings for use in the operation of its business and does not anticipate paying any dividends on the HUB ordinary shares in the foreseeable future. Consequently, you may be unable to realize a gain on your investment except by selling sell such shares after price appreciation, which may never occur.
HUB’s board of directors has sole discretion whether to pay dividends. If HUB’s board of directors decides to pay dividends, the form, frequency, and amount will depend upon its future, operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that its directors may deem relevant. The Israeli Companies Law, 1999 (the “Companies Law”) imposes restrictions on HUB’s ability to declare and pay dividends. See the section titled “Description of HUB ordinary shares — Dividend and Liquidation Rights” for additional information. Payment of dividends may also be subject to Israeli withholding taxes. See the section titled “Certain Material Israeli Tax Considerations” for additional information.
The HUB ordinary shares and HUB warrants may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in such securities and subject HUB to additional trading restrictions.
As a condition to the consummation of the Business Combinaion, HUB intends to apply to have the HUB ordinary shares and HUB warrants approved for listing on Nasdaq after the consummation of the Business Combination. HUB will be required to meet certain initial listing requirements to be listed, including having a minimum number of round lot shareholders. HUB may not be able to meet the initial listing requirements in connection with the Business Combination. If HUB fails to meet the initial listing requirements and Nasdaq does not list the HUB ordinary shares and HUB warrants (and the related closing condition with respect to the initial listing of the HUB ordinary shares is waived by the parties), HUB could face significant material adverse consequences, including:
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a limited availability of market quotations for the HUB ordinary shares and HUB warrants;

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a reduced level of trading activity in the secondary trading market for the HUB ordinary shares and HUB warrants;

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a limited amount of news and analyst coverage for HUB;

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a decreased ability to issue additional securities or obtain additional financing in the future; and

Further, even if the HUB ordinary shares and HUB warrants are so listed, HUB may be unable to maintain the listing of such securities in the future. HUB’s securities would not be “covered securities” under the National Securities Markets Improvement Act of 1996, which is a federal statute that prevents or pre-empts the states from regulating the sale of certain securities, including securities listed on Nasdaq, in which case HUB’s securities would be subject to regulation in each state where HUB offers and sells securities.
The market price and trading volume of the HUB ordinary shares on Nasdaq may be volatile and could decline significantly following the Business Combination.
The stock markets, including Nasdaq on which HUB intends to list the HUB ordinary shares and HUB warrants to be issued in the Business Combination under the symbol “HUBC,” and “HUBCW,” respectively, have from time to time experienced significant price and volume fluctuations. Even if an active, liquid and orderly trading market develops and is sustained for the HUB ordinary shares and HUB warrants following the Business Combination, the market price of the HUB ordinary shares and HUB warrants ordinary shares may be volatile and could decline significantly. In addition, the trading volume in the HUB ordinary shares and HUB warrants may fluctuate and cause significant price variations to occur. If the market price of the HUB ordinary shares and HUB warrants ordinary shares declines significantly, you may be unable to resell your shares or warrants at or above the market price of the ordinary shares HUB ordinary shares and HUB warrants as of the date immediately following the consummation of the Business Combination. HUB and RNER cannot assure you that the market price of the HUB ordinary shares and HUB warrants ordinary shares will not fluctuate widely or decline significantly in the future in response to a number of factors, including, among others, the following:
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the realization of any of the risk factors presented in this proxy statement/prospectus;

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actual or anticipated differences in HUB’s estimates, or in the estimates of analysts, for HUB’s revenues, gross margin, EBITDA, results of operations, liquidity or financial condition;

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additions and departures of key personnel;

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failure to comply with the requirements of Nasdaq;

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failure to comply with the Sarbanes-Oxley Act or other laws or regulations;

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future issuances, sales, resales or repurchases or anticipated issuances, sales, resales or repurchases, of RNER’s securities including due to the expiration of contractual lock-up agreements;

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publication of research reports about HUB;

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the performance and market valuations of other similar companies;

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failure of securities analysts to initiate or maintain coverage of HUB, changes in financial estimates by any securities analysts who follow HUB or HUB’s failure to meet these estimates or the expectations of investors;

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new laws, regulations, subsidies, or credits or new interpretations of existing laws applicable to HUB;

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commencement of, or involvement in, litigation involving HUB;

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broad disruptions in the financial markets, including sudden disruptions in the credit markets;

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speculation in the press or investment community;

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actual, potential or perceived control, accounting or reporting problems;

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changes in accounting principles, policies and guidelines; and

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other events or factors, including those resulting from infectious diseases, health epidemics and pandemics (including the ongoing COVID-19 public health emergency), natural disasters, war, acts of terrorism or responses to these events.

In the past, securities class-action litigation has often been instituted against companies following periods of volatility in the market price of their shares. This type of litigation could result in substantial costs and divert RNER’s management’s attention and resources, which could have a material adverse effect on us.
HUB’s quarterly operating results may fluctuate significantly and could fall below the expectations of securities analysts and investors due to seasonality and other factors, some of which are beyond its control, resulting in a decline in its stock price.
HUB’s quarterly results of operations have fluctuated in the past and may vary significantly in the future. As such, historical comparisons of its operating results may not be meaningful. Accordingly, the results of any one quarter should not be relied upon as an indication of future performance. HUB’s quarterly financial results may fluctuate as a result of a variety of factors, many of which are outside of its control and may not fully reflect the underlying performance of HUB’s business. These fluctuations could adversely affect HUB’s ability to meet its expectations or those of securities analysts or investors. If HUB does not meet these expectations for any period, the value of its business and its securities, or those of the combined company, could decline significantly. Factors that may cause these quarterly fluctuations include, without limitation, those listed below:
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The timing of revenues generated in any quarter;

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Pricing changes HUB may adopt to drive market adoption or in response to competitive pressure;

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HUB’s ability to retain its existing customers and attract new customers;

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HUB’s ability to develop, introduce and sell services and products in a timely manner that meet customer requirements;

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Disruptions in HUB’s sales efforts or termination of its relationship with suppliers or subcontractors;

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Delays in customers’ purchasing cycles or deferments of customers’ purchases in anticipation of new services or updates from HUB or its competitors;

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Fluctuations in demand pressures for HUB’s products;

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The duration of the global COVID-19 pandemic and the time it takes for economic recovery;

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The timing and rate of broader market adoption of HUB’s cyber security solutions;

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Any change in the competitive dynamics of HUB’s markets, including consolidation of competitors, regulatory developments and new market entrants;

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Changes in the source, cost, availability of hardware components HUB uses;

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Adverse litigation, judgments, settlements or other litigation-related costs, or claims that may give rise to such costs; and

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General economic, industry and market conditions, including trade disputes.

If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about HUB, its business, or its market, or if they change their recommendations regarding the HUB ordinary shares adversely, then the price and trading volume of the HUB ordinary shares could decline.
The trading market for the HUB ordinary shares will be influenced by the research and reports that industry or financial analysts publish about its business. HUB does not control these analysts, or the content and opinions included in their reports. As a new U.S. listed public company, HUB may be slow to attract research coverage and the analysts who publish information about the HUB ordinary shares will have had relatively little experience with HUB, which could affect their ability to accurately forecast HUB’s results and make it more likely that HUB fails to meet their estimates. In the event HUB obtains industry or financial analyst coverage, if any of the analysts who cover HUB issues an inaccurate or unfavorable opinion regarding it, HUB’s share price would likely decline. In addition, the share prices of many companies in the technology industry have declined significantly after those companies have failed to meet, or significantly exceed, the financial guidance publicly announced by the companies or the expectations of analysts. If HUB’s financial results fail to meet, or significantly exceed, its announced guidance or the expectations of analysts or public investors, analysts could downgrade the HUB ordinary shares or publish unfavorable research about it. If one or more of these analysts cease coverage of HUB or fail to publish reports on it regularly, HUB’s visibility in the financial markets could decrease, which in turn could cause its share price or trading volume to decline.
HUB’s failure to meet the continued listing requirements of Nasdaq could result in a delisting of its Securities.
If, after listing, HUB fails to satisfy the continued listing requirements of Nasdaq such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist its securities. Such a delisting would likely have a negative effect on the price of the securities and would impair shareholders’ ability to sell or purchase the securities when they wish to do so. In the event of a delisting, HUB can provide no assurance that any action taken by it to restore compliance with listing requirements would allow its securities to become listed again, stabilize the market price or improve the liquidity of its securities, prevent its securities from dropping below Nasdaq minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements. Additionally, if HUB’s securities are not listed on, or become delisted from, Nasdaq for any reason, and are quoted on the OTC Bulletin Board, an inter-dealer automated quotation system for equity securities that is not a national securities exchange, the liquidity and price of HUB’s securities may be more limited than if it were quoted or listed on Nasdaq or another national securities exchange. Shareholders may be unable to sell their securities unless a market can be established or sustained.
HUB will qualify as an emerging growth company within the meaning of the Securities Act, and if HUB takes advantage of certain exemptions from disclosure requirements available to emerging growth companies, this could make HUB’s securities less attractive to investors and may make it more difficult to compare HUB’s performance with other public companies.
HUB is eligible to be treated as an emerging growth company, as defined in Section 2(a) of the Securities Act, as modified by the JOBS Act. Under the JOBS Act, emerging growth companies can delay adopting new or revised financial accounting standards until such time as those standards apply to companies that that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act . HUB intends to take advantage of this extended transition period under the JOBS Act for adopting new or revised financial accounting standards.
For as long as HUB continues to be an emerging growth company, it may also take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including presenting only limited selected financial data and not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act. As a result, its shareholders may not have access to certain information that they may deem important. HUB could be an emerging growth company for up to five years, although circumstances could cause it to lose that status earlier, including if its total annual gross revenue exceeds $1.07 billion, if it issues more than $1.0 billion in non-convertible debt securities during any three-year period, or if before that time it is a “large accelerated filer” under U.S. securities laws.
HUB cannot predict if investors will find HUB ordinary shares less attractive because it may rely on these exemptions. If some investors find HUB ordinary shares less attractive as a result, there may be a less active trading market for HUB ordinary shares and HUB’s share price may be more volatile. Further, there is no guarantee that the exemptions available to HUB under the JOBS Act will result in significant savings. To the extent that HUB chooses not to use exemptions from various reporting requirements under the JOBS Act, it will incur additional compliance costs, which may impact HUB’s financial condition.

HUB will be a foreign private issuer and, as a result, it will not be subject to U.S. proxy rules and will be subject to Exchange Act reporting obligations that, to some extent, are more lenient and less frequent than those of a U.S. domestic public company.
Upon the closing of the Business Combination, HUB will report under the Exchange Act as a non-U.S. company with foreign private issuer status. Because HUB qualifies as a foreign private issuer under the Exchange Act, it is exempt from certain provisions of the Exchange Act that are applicable to U.S. domestic public companies, including (1) the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act, (2) the sections of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and liability for insiders who profit from trades made in a short period of time and (3) the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q containing unaudited financial and other specified information, although it is subject to Israeli laws and regulations with regard to certain of these matters and intend to furnish comparable quarterly information on Form 6-K. In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are accelerated filers are required to file their annual report on Form 10-K within 75 days after the end of each fiscal year and U.S. domestic issuers that are large accelerated filers are required to file their annual report on Form 10-K within 60 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, which is intended to prevent issuers from making selective disclosures of material information. As a result of all of the above, you may not have the same protections afforded to shareholders of a company that is not a foreign private issuer.
HUB may lose its foreign private issuer status in the future, which could result in significant additional costs and expenses.
As discussed above, HUB is a foreign private issuer, and therefor is not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter, and, accordingly, the next determination will be made with respect to HUB on June 30, 2023. In the future, HUB would lose its foreign private issuer status if (1) more than 50% of its outstanding voting securities are owned by U.S. residents and (2) a majority of its directors or executive officers are U.S. citizens or residents, or it fails to meet additional requirements necessary to avoid loss of foreign private issuer status. If HUB loses its foreign private issuer status, it will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. HUB would also have to mandatorily comply with U.S. federal proxy requirements, and its officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, it would lose its ability to rely upon exemptions from certain corporate governance requirements under the listing rules of Nasdaq. As a U.S. listed public company that is not a foreign private issuer, HUB would incur significant additional legal, accounting and other expenses that it will not incur as a foreign private issuer.
As HUB is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
As a foreign private issuer, following the closing of the Business Combination, HUB will have the option to follow certain home country corporate governance practices rather than those of Nasdaq, provided that it discloses the requirements it is not following and describes the home country practices it is following. HUB intends to rely on this “foreign private issuer exemption” with respect to Nasdaq rules for shareholder meeting quorums and Nasdaq rules requiring shareholder approval. HUB may in the future elect to follow home country practices with regard to other matters. As a result, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.
On August 9, 2022, the Israeli court approved convening a meeting of HUB Seucirty’s shareholders and traded options holders (two separate meetings), which will be also held separately for the following separate classes — (1) the controlling shareholders, company’s officers and principal shareholders; and (2) securities holders from the public to vote on (1) the approval of the Business Combination and related matters and (2) to the extent the Business Combination resolution is approved, to instruct HUB Security to apply to the Israeli court to approve the delisting (or suspension) from trade in on the TASE simultaneously with the beginning of trade on Nasdaq, such that there will be no simultaneous trading in both markets.
As a company incorporated in Israel, even if approved by the Israeli court for delisting from the TASE, the Israeli Securities Law shall continue to apply and HUB Security shall still be subject to reporting obligations in Israel unless otherwise exempt in accordance with Israeli law.
The Israeli court approval for convening the shareholders and optionholder meetings does not necessarily mean that the court will approve the resolution calling for the delisting of HUB Security shares and options from the TASE. Further, the Israeli court decision remains subject to any objections, to the extent filed, by the Israeli Securities Authority and/or the TASE.
The HUB Articles will provide that unless HUB consents to an alternate forum, the federal district courts of the United States shall be the exclusive forum of resolution of any claims arising under the Securities Act.
The HUB Articles will provide that, unless HUB consents in writing to the selection of an alternative forum, the federal district courts of the United States shall be the sole and exclusive forum for any claim asserting a cause of action arising under the Securities Act (for the avoidance of any doubt, such provision does not apply to any claim asserting a cause of action arising under the Exchange Act). Section 22 of the Securities Act creates concurrent jurisdiction for federal and state courts over all such Securities Act actions. Accordingly, both U.S. state and federal courts have jurisdiction to entertain such claims. This choice of forum provision may limit a shareholder’s ability to bring a claim in a judicial forum that it finds favorable for disputes with HUB or its directors, officers or other employees and may increase the costs associated with such lawsuits, which may discourage such lawsuits against HUB and its directors, officers and employees. However, the enforceability of similar forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in the HUB Articles. If a court were to find these provisions of the HUB Articles inapplicable to, or unenforceable in respect of, one or more of the specified types of actions or proceedings, HUB may incur additional costs associated with resolving such matters in other jurisdictions, which could adversely affect HUB’s business and financial condition. Any person or entity purchasing or otherwise acquiring any interest in HUB’s share capital shall be deemed to have notice of and to have consented to the choice of forum provisions of the HUB Articles described above. This provision would not apply to suits brought to enforce a duty or liability created by the Exchange Act or any other claim for which the U.S. federal courts have exclusive jurisdiction.
The listing of HUB securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for HUB’s securities.
HUB will apply to list the HUB ordinary shares and HUB warrants on Nasdaq under the symbols “HUBC” and “HUBCW,” respectively, to be effective at the Closing. Unlike an underwritten initial public offering of the HUB securities, the initial listing of HUB’s securities as a result of the Business Combination will not benefit from the following:
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the book-building process undertaken by underwriters that helps to inform efficient price discovery with respect to opening trades of newly listed securities;

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underwriter support to help stabilize, maintain or affect the public price of the new issue immediately after listing; and

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underwriter due diligence review of the offering and potential liability for material misstatements or omissions of fact in a prospectus used in connection with the securities being offered or for statements made by its securities analysts or other personnel.

Underwriters have liability under the U.S. securities laws for material misstatements or omissions in a registration statement pursuant to which an issuer sells securities. Section 11 of the Securities Act

(“Section 11”) imposes liability on parties, including underwriters, involved in a securities offering if the registration statement contains a materially false statement or material omission. To effectively establish a due diligence defense against a cause of action brought pursuant to Section 11, a defendant, including an underwriter, carries the burden of proof to demonstrate that he or she, after reasonable investigation, believed that the statements in the registration statement were true and free of material omissions. In order to meet this burden of proof, underwriters in a registered offering typically conduct extensive due diligence of the registrant and vet the registrant’s disclosure. Due diligence entails engaging legal, financial and/or other experts to perform an investigation as to the accuracy of an issuer’s disclosure regarding, among other things, its business, prospects and financial results. In making their investment decision, investors have the benefit of such diligence in underwritten public offerings. RNER’s investors must rely on the information in this proxy statement/prospectus and will not have the benefit of an independent review and investigation of the type normally performed by an independent underwriter in a public securities offering. While sponsors, private investors and management in a business combination undertake a certain level of due diligence, it is not necessarily the same level of due diligence undertaken by an underwriter in a public securities offering and, therefor, there could be a heightened risk of an incorrect valuation of HUB’s business or material misstatements or omissions in this proxy statement/prospectus.
In addition, because there are no underwriters engaged in connection with the Transactions, prior to the opening of trading on the trading day immediately following the Closing Date, there will be no traditional “roadshow” or book building process, and no price at which underwriters initially sold shares to the public to help inform efficient and sufficient price discovery with respect to the initial post-closing trades. Therefor, buy and sell orders submitted prior to and at the opening of initial post-closing trading of HUB’s securities will not have the benefit of being informed by a published price range or a price at which the underwriters initially sold shares to the public, as would be the case in an underwritten initial public offering. There will be no underwriters assuming risk in connection with an initial resale of HUB’s securities or helping to stabilize, maintain or affect the public price of HUB’s securities following the closing. Moreover, neither HUB nor RNER will engage in, nor will they, directly or indirectly, request financial advisors to engage in, any special selling efforts or stabilization or price support activities in connection with the HUB’s securities that will be outstanding immediately following the closing. In addition, since HUB will become public through a merger, securities analysts of major brokerage firms may not provide coverage of HUB since there is no incentive to brokerage firms to recommend the purchase of its ordinary shares. No assurance can be given that brokerage firms will, in the future, want to conduct any offerings on HUB’s behalf. All of these differences from an underwritten public offering of HUB’s securities could result in a more volatile price for the HUB’s securities.
In addition, the Sponsor, certain members of RNER’s board of directors and its officers, as well as their respective affiliates and permitted transferees, have interests in the Transactions that are different from or are in addition to those of holders of RNER’s or HUB’s securities following completion of the Business Combination, and that would not be present in an underwritten public offering of HUB’s securities. Such interests may have influenced the board of directors of RNER in making their recommendation that RNER stockholders vote in favor of the approval of the Business Combination Proposal and the other proposals described in this proxy statement/prospectus. See the section entitled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination.”
Such differences from an underwritten public offering may present material risks to unaffiliated investors that would not exist if HUB became a U.S. publicly listed company through an underwritten initial public offering instead of upon completion of the merger. Further, the lack of such processes in connection with the listing of HUB’s securities could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for HUB’s securities during the period immediately following the listing than in connection with an underwritten initial public offering.
Risks Related to HUB’s Incorporation and Operations in Israel
Conditions in Israel could materially and adversely affect HUB’s business.
Many of HUB’s employees, including its founders and certain members of its management team, operate from its headquarters that are located in Tel Aviv, Israel. In addition, a number of HUB’s officers and directors are residents of Israel. Accordingly, political, economic, and military conditions in Israel and the surrounding region may directly affect HUB’s business and operations. Recently, there has been significant political instability in Israel, with four sets of elections for the Israeli parliament, or Knesset, in a two-year period and a further set of elections currently announced for November 2022. There is no guarantee that any new government elected will last for a significant portion of its full four-year term and provide political stability. On the military front, in recent years, Israel has been engaged in sporadic armed conflicts with Hamas, an Islamist terrorist group that controls the Gaza Strip, with Hezbollah, an Islamist terrorist group that controls large portions of southern Lebanon, and with Iranian-backed military forces in Syria. In addition, Iran has threatened to attack Israel and may be developing nuclear weapons. Some of these hostilities were accompanied by missiles being fired from the Gaza Strip, Lebanon and Syria against civilian targets in various parts of Israel, including areas in which HUB’s employees are located, which negatively affected business conditions in Israel. Any hostilities involving Israel, regional political instability or the interruption or curtailment of trade between Israel and its trading partners could adversely affect HUB’s operations and results of operations.
HUB’s commercial insurance does not cover losses that may occur as a result of events associated with war and terrorism. Although the Israeli government currently covers the reinstatement value of property damages and certain direct and indirect damages that are caused by terrorist attacks or acts of war, such coverage would likely be limited, may not be applicable to HUB’s business (either due to the geographic location of HUB’s offices or the type of business that it operates) and may not reinstate HUB’s loss of revenue or economic losses more generally. Furthermore, HUB cannot assure you that this government coverage will be maintained or that it will sufficiently cover HUB’s potential damages. Any losses or damages incurred by HUB could have a material adverse effect on its business. Any armed conflicts or political instability in the region would likely negatively affect business conditions and could harm HUB’s results of operations.
Further, in the past, the State of Israel and Israeli companies have been subjected to economic boycotts. Several countries still restrict business with the State of Israel and with Israeli companies. These restrictive laws and policies may have an adverse impact on HUB’s results of operations, financial condition or the expansion of its business. A campaign of boycotts, divestment, and sanctions has been undertaken against Israel, which could also adversely affect HUB’s business. Actual or perceived political instability in Israel or any negative changes in the political environment, may individually or in the aggregate adversely affect the Israeli economy and, in turn, HUB’s business, financial condition, results of operations, and prospects.
In addition, many Israeli citizens are obligated to perform several days, and in some cases more, of annual military reserve duty each year until they reach the age of 40 (or older, for reservists who are military officers or who have certain occupations) and, in the event of a military conflict, may be called to active duty. In response to increases in terrorist activity, there have been periods of significant call-ups of military reservists. It is possible that there will be military reserve duty call-ups in the future. HUB’s operations could be disrupted by such call-ups, which may include the call-up of members of its management. Such disruption could materially adversely affect HUB’s business, prospects, financial condition, and results of operations.
As a public company incorporated in Israel, HUB may become subject to further compliance obligations and market trends or restrictions, which may strain HUB’s resources and divert management’s attention.
Being an Israeli publicly traded company in the United States and being subject to both U.S. and Israeli rules and regulations may make it more expensive for HUB to obtain directors and officers liability insurance, and HUB may be required to continue incurring substantially higher costs for reduced coverage. In addition, as a company that has publicy offered securities in Israel via prospectus, even if approved by the Israeli court for delisting from the TASE, the Israeli Securities Law shall continue to apply and HUB shall still be subject to reporting obligations in Israel unless otherwise exempt in accordance with Israeli law. These factors could also make it more difficult for HUB to attract and retain qualified members of its board of directors, particularly to serve on its audit committee, and qualified executive officers. In accordance with the provisions of the Companies Law, approval of HUB’s directors and officers insurance is limited to the terms of its duly approved compensation policy, unless otherwise approved by HUB’s shareholders.

HUB may become subject to claims for remuneration or royalties for assigned service invention rights by HUB’s employees, which could result in litigation and adversely affect HUB’s business.
A significant portion of HUB’s intellectual property has been developed by its employees in the course of their employment by HUB. Under the Israeli Patents Law, 5727-1967 (the “Patents Law”), inventions conceived by an employee during and as a result of his or her employment with a company are regarded as “service inventions,” which belong to the employer, absent an agreement between the employee and employer providing otherwise. The Patents Law also provides that if there is no agreement between an employer and an employee determining whether the employee is entitled to receive consideration for service inventions and on what terms, this will be determined by the Israeli Compensation and Royalties Committee (the “Committee”), a body constituted under the Patents Law. Case law clarifies that the right to receive consideration for “service inventions” can be waived by the employee and that in certain circumstances, such waiver does not necessarily have to be explicit. The Committee will examine, on a case-by-case basis, the general contractual framework between the parties, using interpretation rules of the general Israeli contract laws. Further, the Committee has not yet determined one specific formula for calculating this remuneration, but rather uses the criteria specified in the Patents Law. Although HUB generally enters into agreements with its employees pursuant to which such individuals assign to it all rights to any inventions created during and as a result of their employment with HUB, HUB may face claims demanding remuneration in consideration for assigned inventions. As a consequence of such claims, HUB could be required to pay additional remuneration or royalties to its current and/or former employees, or be forced to litigate such monetary claims (which will not affect HUB’s proprietary rights), which could negatively affect its business.
Certain tax benefits that may be available to HUB, if obtained by HUB, would require it to continue to meet various conditions and may be terminated or reduced in the future, which could increase HUB’s costs and taxes.
HUB may be eligible for certain tax benefits provided to “Preferred Technological Enterprises” under the Israeli Law for the Encouragement of Capital Investments, 5719-1959, referred to as the Investment Law. If HUB obtains tax benefits under the “Preferred Technological Enterprises” regime then, in order to remain eligible for such tax benefits, it will need to continue to meet certain conditions stipulated in the Investment Law and its regulations, as amended. If these tax benefits are reduced, cancelled or discontinued, HUB’s Israeli taxable income may be subject to the Israeli corporate tax rate of 23% in 2018 and thereafter. Additionally, if HUB increase its activities outside of Israel through acquisitions, for example, its activities might not be eligible for inclusion in future Israeli tax benefit programs. See “Certain Material Israeli Tax Considerations.”
It may be difficult to enforce a U.S. judgment against HUB, its officers and directors and the Israeli experts named in this proxy statement/prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on HUB’s officers and directors and these experts.
Most of HUB’s directors or officers are not residents of the United States and most of their and HUB’s assets are located outside the United States. Service of process upon HUB or its non-U.S. resident directors and officers and enforcement of judgments obtained in the United States against HUB or its non-U.S. directors and executive officers may be difficult to obtain within the United States. HUB has been informed by its legal counsel in Israel that it may be difficult to assert claims under U.S. securities laws in original actions instituted in Israel or obtain a judgment based on the civil liability provisions of U.S. federal securities laws. Israeli courts may refuse to hear a claim based on a violation of U.S. securities laws against HUB or its non-U.S. officers and directors because Israel may not be the most appropriate forum to bring such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the substance of applicable U.S. law must be proved as a fact, which can be a time-consuming and costly process. Certain matters of procedure will also be governed by Israeli law. There is little binding case law in Israel addressing the matters described above. Israeli courts might not enforce judgments rendered outside Israel, which may make it difficult to collect on judgments rendered against HUB or its non-U.S. officers and directors.
Moreover, an Israeli court will not enforce a non-Israeli judgment if (among other things) it was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases), or if its enforcement is likely to prejudice the sovereignty or security of the State of Israel, or if it was obtained by fraud or in absence of due process, or if it is at variance with another valid judgment that was given in the same matter between the same parties, or if a suit in the same matter between the same parties was pending before a court or tribunal in Israel, at the time the foreign action was brought. For more information, see “Enforceability of Civil Liabilities.”
The rights and responsibilities of HUB shareholders will be governed by Israeli law, which may differ in some respects from the rights and responsibilities of shareholders of U.S. corporations.
HUB is incorporated under Israeli law. The rights and responsibilities of holders of the HUB ordinary shares are governed by the HUB Articles and the Companies Law. These rights and responsibilities differ in some respects from the rights and responsibilities of shareholders in typical U.S. corporations. In particular, pursuant to the Companies Law each shareholder of an Israeli company has to act in good faith in exercising his or her rights and fulfilling his or her obligations toward the company and other shareholders and to refrain from abusing his or her power in the company, including, among other things, in voting at the general meeting of shareholders and class meetings, on amendments to a company’s articles of association, increases in a company’s authorized share capital, mergers, and transactions requiring shareholders’ approval under the Companies Law. In addition, a controlling shareholder of an Israeli company or a shareholder who knows that it possesses the power to determine the outcome of a shareholder vote or who has the power to appoint or prevent the appointment of a director or officer in the Company, or has other powers toward the Company has a duty of fairness toward the Company. However, Israeli law does not define the substance of this duty of fairness. These provisions may be interpreted to impose additional obligations and liabilities on holders of HUB’s ordinary shares that are not typically imposed on shareholders of U.S. corporations There is limited case law available to assist in understanding the implications of these provisions that govern shareholder behavior.
The HUB Articles provide that unless HUB consents otherwise, the competent courts of Tel Aviv, Israel shall be the sole and exclusive forum for substantially all disputes between HUB and its shareholders under the Companies Law and the Israeli Securities Law.
The competent courts of Tel Aviv, Israel shall, unless HUB consents otherwise in writing, be the exclusive forum for (i) any derivative action or proceeding brought on behalf of HUB, (ii) any action asserting a claim of breach of fiduciary duty owed by any director, officer or other employee of HUB to HUB or HUB’s shareholders, or (iii) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”). This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act or the Exchange Act or any other claim for which federal courts would have exclusive jurisdiction. Such exclusive forum provision in the HUB Articles will not relieve HUB of its duties to comply with federal securities laws and the rules and regulations thereunder, and shareholders of HUB will not be deemed to have waived HUB’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholders ability to bring a claim in a judicial forum of its choosing for disputes with HUB or its directors or other employees which may discourage lawsuits against HUB, its directors, officers and employees.
If HUB or any of its subsidiaries are characterized as a Passive Foreign Investment Company (“PFIC”) for U.S. federal income tax purposes, U.S. Holders may suffer adverse tax consequences.
A non-U.S. corporation generally will be treated as a PFIC for U.S. federal income tax purposes, in any taxable year if either (1) at least 75% of its gross income for such year is passive income or (2) at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce or are held for the production of passive income. Based on the current and anticipated composition of the income, assets and operations of HUB and its subsidiaries, HUB does not believe it will be treated as a PFIC for the taxable year that includes the Business Combination, however there can be no assurances in this regard or any assurances that HUB will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and HUB cannot assure you that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.

Whether HUB or any of its subsidiaries are a PFIC for any taxable year is a factual determination that depends on, among other things, the composition of HUB’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of our income or composition of HUB or any of its subsidiaries assets may cause us to be or become a PFIC for the current or subsequent taxable years. Whether HUB is treated as a PFIC for U.S. federal income tax purposes is a factual determination that must be made annually at the close of each taxable year and, thus, is subject to significant uncertainty.
If HUB is a PFIC for any taxable year, a U.S. Holder (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of HUB ordinary shares may be subject to adverse tax consequences and may incur certain information reporting obligations. For a further discussion, see “Certain Material U.S. Federal Income Tax Considerations — U.S. Holders — Passive Foreign Investment Company Rules.” U.S. Holders of HUB ordinary shares and HUB warrants are strongly encouraged to consult their own advisors regarding the potential application of these rules to HUB and the ownership of HUB ordinary shares and/or HUB warrants.
If a U.S. Holder is treated as owning at least 10% of the HUB ordinary shares, such U.S. Holder may be subject to adverse U.S. federal income tax consequences.
For U.S. federal income tax purposes, if a U.S. Holder is treated as owning (directly, indirectly or constructively) at least 10% of the value or voting power of the HUB ordinary shares, such person may be treated as a “United States shareholder” with respect to HUB, or any of its direct or indirect non-U.S. subsidiaries, if HUB or such subsidiary is a “controlled foreign corporation.” If, as expected, HUB has one or more U.S. subsidiaries, certain of HUB’s non-U.S. subsidiaries will likely be treated as a controlled foreign corporation regardless of whether HUB is treated as a controlled foreign corporation (although there are recently promulgated final and currently proposed Treasury regulations that may limit the application of these rules in certain circumstances).
Certain United States shareholders of a controlled foreign corporation may be required to report annually and include in their U.S. federal taxable income their pro rata share of the controlled foreign corporation’s “Subpart F income” and, in computing their “global intangible low-taxed income,” “tested income” and a pro rata share of the amount of certain U.S. property (including certain stock in U.S. corporations and certain tangible assets located in the United States) held by the controlled foreign corporation regardless of whether such controlled foreign corporation makes any distributions. The amount includable by a United States shareholder under these rules is based on a number of factors, including potentially, but not limited to, the controlled foreign corporation’s current earnings and profits (if any), tax basis in the controlled foreign corporation’s assets, and foreign taxes paid by the controlled foreign corporation on its underlying income. Failure to comply with these reporting obligations (or related tax payment obligations) may subject such United States shareholder to significant monetary penalties and may extend the statute of limitations with respect to such United States shareholder’s U.S. federal income tax return for the year for which reporting (or payment of tax) was due. The IRS has provided limited guidance on situations in which investors may rely on publicly available information to comply with their reporting and taxpaying obligations with respect to certain controlled foreign corporations. HUB cannot provide any assurances that it will assist U.S. Holders in determining whether HUB or any of its subsidiaries are treated as a controlled foreign corporation for U.S. federal income tax purposes or whether any U.S. Holder is treated as a United States shareholder with respect to any of such controlled foreign corporations or furnish to any holder information that may be necessary to comply with reporting and tax paying obligations if HUB, or any of its subsidiaries, is treated as a controlled foreign corporation for U.S. federal income tax purposes.
The IRS may not agree that HUB should be treated as a non-U.S. corporation for U.S. federal income tax purposes.
Under current U.S. federal income tax law, a corporation generally will be considered to be a U.S. corporation for U.S. federal income tax purposes if it is created or organized in the United States or under the law of the United States or of any State. Accordingly, under generally applicable U.S. federal income tax rules, HUB, which is incorporated and tax resident in Israel, would generally be classified as a non-U.S.

corporation for U.S. federal income tax purposes. Section 7874 of the Code and the Treasury regulations promulgated thereunder, however, contain specific rules that may cause a non-U.S. corporation to be treated as a U.S. corporation for U.S. federal income tax purposes. If it were determined that HUB is treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code and the Treasury regulations promulgated thereunder, HUB would be liable for U.S. federal income tax on its income in the same manner as any other U.S. corporation and certain distributions made by HUB to Non-U.S. Holders (as defined in “Certain Material U.S. Federal Income Tax Considerations”) of HUB may be subject to U.S. withholding tax.
As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of HUB — Tax Residence of HUB for U.S. Federal Income Tax Purposes,” based on the terms of the Business Combination and certain factual assumptions, HUB does not currently expect to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code after the Business Combination. However, the application of Section 7874 of the Code is complex, subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such U.S. Treasury regulations with possible retroactive effect) and certain factual uncertainties, some of which must be determined after the completion of the Business Combination. Accordingly, there can be no assurance that the IRS will not challenge the status of HUB as a non-U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of the Code HUB’s status as a non-U.S. corporation for U.S. federal income tax purposes, HUB and certain HUB shareholders may be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on HUB and future withholding taxes on certain HUB shareholders, depending on the application of any applicable income tax treaty that may apply to reduce such withholding taxes.
See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of HUB — Tax Residence of HUB for U.S. Federal Income Tax Purposes” for a more detailed discussion of the application of Section 7874 of the Code to HUB. You should consult your own advisors regarding the application of Section 7874 of the Code to the Business Combination and the tax consequences if the classification of HUB as a non-U.S. corporation is not respected.
Code Section 7874 may limit the ability of RNER and certain related U.S. corporations to use certain tax attributes following the Business Combination, increase HUB’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to HUB and HUB’s shareholders.
Following the acquisition of a U.S. corporation by a foreign corporation, Code Section 7874 can limit the ability of the acquired U.S. corporation and certain U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Code Section 7874. In general, if a foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, and after the acquisition the former shareholders of the acquired U.S. corporation hold at least 60% (by either vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, subject to other requirements, certain adverse tax consequences under Section 7874 of the Code may apply.
If these rules apply to the Business Combination, HUB and certain of HUB’s shareholders (including former RNER securityholders) may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by HUB include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%.

As more fully described in the section titled “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of Hub — Utilization of RNER’s Tax Attributes and Certain Other Adverse Tax Consequences to HUB and HUB’s Shareholders,” based on the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of HUB — Tax Residence of HUB for U.S. Federal Income Tax Purposes”), and certain factual assumptions, HUB is not currently expected to be subject to these rules under Code Section 7874 after the Business Combination. The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such U.S. Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Accordingly, there can be no assurance that the IRS will not challenge whether HUB is subject to the above rules or that such a challenge would not be sustained by a court.
However, even if HUB is not subject to the above adverse consequences under Section 7874, HUB may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business Combination. If HUB were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of HUB attributable to the Business Combination for purposes of determining the Section 7874 Percentage (as defined in “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of HUB — Tax Residence of HUB for U.S. Federal Income Tax Purposes”) of that subsequent acquisition, making it more likely that Code Section 7874 will apply to such subsequent acquisition.
See “Certain Material U.S. Federal Income Tax Considerations — U.S. Federal Income Tax Treatment of HUB — Utilization of RNER’s Tax Attributes and Certain Other Adverse Tax Consequences to HUB and HUB’s Shareholders” for a more detailed discussion of the application of Code Section 7874 to the Business Combination. Investors in HUB should consult their own advisors regarding the application of Code Section 7874 to the Business Combination.
Risks Related to the Business Combination
RNER may not have sufficient funds to consummate the Business Combination.
As of December 31, 2021, RNER had $799,290 available to it outside the Trust Account to fund its working capital requirements. If RNER is required to seek additional capital, it would need to borrow funds from the Sponsor, its management team or other third parties to operate or it may be forced to liquidate. None of such persons is under any obligation to advance funds to RNER in such circumstances. Any such advances would be repaid only from funds held outside the Trust Account or from funds released to RNER upon completion of the Business Combination. If RNER is unable to consummate the Business Combination because it does not have sufficient funds available, and if RNER is not able to consummate another business combination within the timeline set forth in its Charter, RNER will be forced to cease operations and liquidate the Trust Account. Consequently, RNER’s public stockholders may receive less than $10 per share and their warrants will expire worthless.
If RNER’s stockholders fail to properly demand redemption rights, they will not be entitled to convert their RNER Common Stock into a pro rata portion of the Trust Account.
RNER stockholders holding public shares may demand that RNER convert their public shares into a pro rata portion of the Trust Account, calculated as of two (2) business days prior to the special meeting. To demand redemption rights, RNER stockholders must deliver their shares (either physically or electronically) to RNER’s transfer agent no later than two (2) business days prior to the special meeting. Any stockholder who fails to properly demand redemption rights by delivering his, her or its shares will not be entitled to convert his, her or its shares into a pro rata portion of the Trust Account. See the section of this proxy statement/prospectus titled “Special Meeting of RNER Stockholders — Redemption Rights” for the procedures to be followed if you wish to convert your shares to cash.

The Business Combination remains subject to conditions that RNER cannot control, including a minimum cash condition and the receipt of the requisite approval of the HUB Shareholders and if such conditions are not satisfied or waived, the Business Combination may not be consummated.
The Business Combination is subject to a number of conditions, including the condition that RNER have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-5(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Business Combination, that there is no legal prohibition against consummation of the Business Combination, that the HUB ordinary shares be approved for listing on Nasdaq subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders, receipt of securityholder approvals, continued effectiveness of the registration statement of which this proxy statement/prospectus is a part, the truth and accuracy of RNER’s and HUB’s representations and warranties made in the Business Combination Agreement, the non-termination of the Business Combination Agreement and consummation of certain ancillary agreements. The Business Combination is also subject to a condition in favor of HUB that the minimum cash condition is satisfied (despite the minimum cash condition currently being equal to the amount committed as part of the PIPE Investment). There are no assurances that all conditions to the Business Combination will be satisfied or that the conditions will be satisfied in the time frame expected.
If the conditions to the Business Combination are not met (and are not waived, to the extent waivable), either RNER or HUB may, subject to the terms and conditions of the Business Combination Agreement, terminate the Business Combination Agreement. See the section of this proxy statement/prospectus titled “The Business Combination Agreement — Termination.”
The exercise of RNER’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Business Combination may result in a conflict of interest when determining whether such changes to the terms of the Business Combination or waivers of conditions are appropriate and in RNER’s stockholders’ best interest.
In the period leading up to the closing of the Business Combination, events may occur that, pursuant to the Business Combination Agreement, would require RNER to agree to amend the Business Combination Agreement, to consent to certain actions taken by HUB or to waive rights that RNER is entitled to under the Business Combination Agreement. Waivers may arise because of changes in the course of HUB’s business, a request by HUB to undertake actions that would otherwise be prohibited by the terms of the Business Combination Agreement or the occurrence of other events that would have a material adverse effect on HUB’s business and would entitle RNER to terminate the Business Combination Agreement. In any of such circumstances, it would be at RNER’s discretion, acting through its board of directors, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors and officers described in the following risk factors may result in a conflict of interest on the part of one or more of the directors or officers between what he or they may believe is best for RNER and what he or they may believe is best for himself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/prospectus, RNER does not believe there will be any changes or waivers that RNER’s directors and officers would be likely to make after stockholder approval of the Business Combination Proposal has been obtained. While certain changes could be made without further stockholder approval, RNER will circulate a new or amended proxy statement/prospectus and resolicit RNER’s stockholders if changes to the terms of the Business Combination that would have a material impact on its stockholders or represent a fundamental change in the proposals being voted upon.
HUB may issue additional HUB ordinary shares or other equity securities without seeking approval of the HUB shareholders, which would dilute the ownership interests represented by HUB ordinary shares and may depress the market price of the HUB ordinary shares.
Upon consummation of the Business Combination, HUB will have warrants outstanding to purchase up to an aggregate of 13,384,650 HUB ordinary shares. Further, HUB may choose to seek third party financing to provide additional working capital for the HUB business, in which event HUB may issue additional equity securities. Following the consummation of the Business Combination, HUB may also issue additional HUB ordinary shares or other equity securities of equal or, subject to applicable law, of senior rank in the future for any reason or in connection with, among other things, future acquisitions, the redemption of outstanding warrants or repayment of outstanding indebtedness, without shareholder approval, in a number of circumstances.
The issuance of additional HUB ordinary shares or other equity securities of equal or, subject to any applicable law, senior rank would have the following effects:
•
HUB’s existing shareholders’ proportionate ownership interest in HUB will decrease;

•
the amount of cash available per share, including for payment of dividends in the future, may decrease;

•
the relative voting strength of each previously outstanding HUB ordinary share may be diminished; and

•
the market price of the HUB ordinary shares may decline.

Future resales of the HUB ordinary shares issued in connection with the Business Combination may cause the market price of the HUB to drop significantly, even if HUB’s business is doing well.
Certain equityholders of RNER entered into the Sponsor Support Agreement with HUB. Pursuant to the Sponsor Support Agreement such RNER equityholders have agreed that, for a period of 9 months after the Closing Date, they will not transfer any HUB ordinary shares, subject to certain limited exceptions. See the section of this proxy statement/prospectus titled “Agreements Entered Into in Connection with the Business Combination — Support Agreements.”
Further, concurrently with the execution of the Business Combination Agreement, HUB, certain equityholders of HUB and certain equityholders of RNER entered into the Registration Rights Agreement, providing such stockholders with customary demand registration rights and piggy-back registration rights with respect to registration statements filed by HUB after the closing. See the section of this proxy statement/prospectus titled “Agreements Entered Into in Connection with the Business Combination — Registration Rights Agreement.”
Upon expiration of the applicable lockup periods set forth in the Sponsor Support Agreement and upon the effectiveness of any registration statement HUB files pursuant to the above-referenced Registration Rights Agreement, in a registered offering of securities pursuant to the Securities Act or otherwise in accordance with Rule 144 under the Securities Act, the HUB shareholders may sell large amounts of HUB ordinary shares and warrants in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in the trading price of the HUB ordinary shares or the HUB warrants or putting significant downward pressure on the price of the HUB ordinary shares or warrants. Additionally, downward pressure on the market price of the HUB ordinary shares or HUB warrants likely will result from sales of HUB ordinary shares issued in connection with the exercise of warrants. Further, sales of HUB ordinary shares or warrants upon expiration of the applicable lockup period could encourage short sales by market participants. Generally, short selling means selling a security, contract or commodity not owned by the seller. The seller is committed to eventually purchase the financial instrument previously sold. Short sales are used to capitalize on an expected decline in the security’s price. Short sales of HUB ordinary shares or warrants could have a tendency to depress the price of the HUB ordinary shares or the HUB warrants, respectively, which could increase the potential for short sales.
Additionally, through the Subscription Agreements, HUB has agreed with the PIPE Investors to register the PIPE Shares on a resale registration statement following the closing of the Transactions. These shares will be freely tradable without restriction or further registration under the Securities Act, unless the shares are held by any of RNER’s or HUB’s “affiliates” as such term is defined in Rule 144 under the Securities Act. This additional liquidity in the market for HUB ordinary shares may lead to downward pressure on the market price of the HUB ordinary shares.
RNER’s board of directors did not obtain a third-party fairness opinion in determining whether or not to proceed with the Business Combination.
The board of directors of RNER originally determined that it would attempt to obtain a fairness opinion in order to support its decision prior to execution of the Business Combination Agreement.

However, the negotiation of the transaction progressed at an accelerated pace and the analysis of Hub Security required significant time and resources. As a result, the investment banking firm that was engaged was not able to complete its review prior to the completion of negotiations. RNER’s officers and directors have substantial experience in evaluating the operating and financial merits of companies from a wide range of industries and have substantial experience with mergers and acquisitions. Furthermore, in analyzing the Business Combination, RNER’s board of directors conducted significant due diligence on HUB Security and again concluded that its members’ collective experience and backgrounds, together with the experience and sector expertise of RNER’s advisors, enabled it to make the necessary analyses and determinations regarding the Business Combination. Accordingly, the board of directors of RNER, after a thorough analysis, made the determination that the Business Combination was in the best interest of the stockholders of the Company and decided to proceed with the transaction notwithstanding the fact that the firm had not completed its analysis. The board of directors determined that it would attempt to obtain the fairness opinion after the execution of the definitive Business Combination Agreement as additional support for the decision made by the board of directors. After the execution of the Business Combination Agreement, RNER once more commenced the process to obtain the fairness opinion with the firm. However, shortly thereafter, the firm notified RNER that it did not intend to continue the engagement since the Business Combination Agreement had already been signed. The Board of RNER is currently evaluating whether to engage another independent investment bank to obtain such opinion. Should the RNER board of directors not obtain a fairness opinion prior to the closing of the Business Combination, investors will be relying solely on the judgment of RNER’s board of directors and management in valuing HUB’s business, and RNER’s board of directors and management may not have properly valued such business. Should the RNER board of directors not obtain such a fairness opinion prior to the closing of the Business Combination, such lack of a third-party fairness opinion may lead an increased number of stockholders to vote against the proposed Business Combination or demand redemption of their shares for cash, which could potentially impact RNER’s ability to consummate the Business Combination or adversely affect HUB’s liquidity following the consummation of the Business Combination.
RNER and HUB will incur significant transaction and transition costs in connection with the Business Combination.
RNER and HUB have both incurred and expect to incur significant, non-recurring costs in connection with consummating the Transactions and operating as a U.S. listed public company following the consummation of the Transactions. HUB may also incur additional costs to retain key employees. All expenses incurred in connection with the Business Combination, including all legal, accounting, consulting, investment banking and other fees, expenses and costs, will be for the account of the party incurring such fees, expenses and costs or paid by HUB following the Closing, provided that the Unpaid SPAC Liabilities and Unpaid SPAC Expenses shall collectively not exceed $10 million without the prior written consent of HUB Security, with any such excess reducing the equity consideration issuable to the Sponsor in connection with the Business Combination.
Subsequent to the completion of the Business Combination, the combined company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on its financial condition, results of operations and the combined company’s ordinary share price, which could cause the price of HUB’s shares to fall and shareholders to lose some or all of their investment.
Although RNER has conducted extensive due diligence on HUB, RNER cannot be certain that this diligence will surface all material issues that may be present in HUB’s business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of HUB’s business and outside of its control will not later arise. As a result of these factors, the combined company may be forced to later write-down or write-off assets, restructure its operations, or incur impairment or other charges that could result in its reporting losses. Even if RNER’s due diligence successfully identified certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with RNER’s preliminary risk analysis. Even though these charges may be non-cash items and would not have an immediate impact on the combined company’s liquidity, the fact that the combined company reports charges of this nature could contribute to negative market perceptions of the combined company or its securities. In addition, charges of this nature may cause the combined company to violate net worth or other covenants to which the combined company may be subject as a result of assuming pre-existing debt held by HUB’s business or by virtue of the combined company obtaining post-combination debt financing. Accordingly, any stockholders of HUB following the Business Combination could suffer a reduction in the value of their shares. Such shareholders are unlikely to have a remedy for such reduction in value.
The HUB securities to be received by RNER’s securityholders as a result of the Business Combination will have different rights from RNER securities.
Following completion of the Business Combination, RNER’s securityholders will no longer be securityholders of RNER but will instead be securityholders of HUB. There will be important differences between the current rights as a RNER securityholder and the rights of a HUB securityholder. See “Comparison of Rights of HUB Shareholders and RNER Stockholders” for a discussion of the different rights associated with the HUB securities.
RNER’s stockholders will have a reduced ownership and voting interest after consummation of the Business Combination and will exercise less influence over management.
After the completion of the Business Combination, RNER’s stockholders will own a smaller percentage of the combined company than they currently own of RNER. At the Closing, existing HUB shareholders would hold approximately 75.1% of the issued and outstanding HUB ordinary shares and current stockholders of RNER (including the Sponsor) would hold approximately 20.3% of the issued and outstanding HUB ordinary shares (assuming no holder of RNER Common Stock exercises redemption rights as described in this proxy statement/prospectus, and based on current estimates of transaction expenses). Consequently, RNER’s stockholders, as a group, will have reduced ownership and voting power in the combined company compared to their ownership and voting power in RNER.
Even if the Business Combination is consummated, there is no guarantee that the HUB warrants will ever be in the money, and they may expire worthless and the terms of RNER’s warrants may be amended.
The exercise price for the HUB warrants will be $11.50 per ordinary share. Upon consummation of the Business Combination, each RNER warrant will become one HUB warrant, and the exercise price and number of shares issuable upon exercise of such warrants may change if the Stock Split is not effected or does not result in a price per HUB ordinary share of $10.00. There is no guarantee that the HUB warrants, following the Business Combination, will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.
RNER’s current directors’ and executive officers’ affiliates own shares of RNER Common Stock and private placement units that will be worthless if the Business Combination is not approved. Such interests may have influenced their decision to approve the Business Combination.
If the Business Combination or another business combination is not consummated by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, the 4,312,500 shares of Common Stock held by the Sponsor Group that were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Further, the Sponsor and certain of RNER’s executive officers purchased an aggregate of 596,200 private placement units at a price of $10.00 per unit, simultaneously with the consummation of the RNER IPO and the subsequent exercise of the underwriter’s overallotment option, for an aggregate purchase price of $5,962,000. The Founder Shares and the private placement units will become worthless if RNER does not consummate a business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). On the other hand, if the Business Combination is consummated, each outstanding share of Common Stock will convert into one HUB ordinary share, subject to adjustment described herein, at the closing and each outstanding RNER warrant will become an HUB

warrant. Such shares and warrants had an aggregate market value of $          and $, respectively, based upon the closing price of $ per share and $ per warrant on Nasdaq on,           2022.
As such, the Sponsor Group will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders, rather than liquidate. In addition, based on the difference in the purchase price of $0.006 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Public Units in the IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination. In the event that a business combination is not effected, the Sponsor Group will not be entitled to any reimbursement of funds invested in RNER. In total, the Sponsor Group has invested $5,987,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and RNER’s officers and directors have no loans outstanding to RNER; however, RNER may enter into loan agreements with the Sponsor in the future for working capital purposes.
These financial interests may have influenced the decision of RNER’s directors and officers to approve the Business Combination and to continue to pursue the Business Combination. In considering the recommendations of RNER’s board of directors to vote for the Business Combination Proposal and other proposals, its stockholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Transactions.”
The Sponsor, an affiliate of current officers and directors of RNER, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced RNER’s board of directors’ decision to pursue the Business Combination and RNER’s board of directors’ decision to approve it.
If the Business Combination or another business combination is not consummated by RNER on or before January 7, 2023, the Sponsor, an affiliate of current officers and directors of RNER, will be liable to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by RNER for services rendered or contracted for or for products sold to RNER, but only if such a vendor or target business has not executed a waiver agreement. If RNER consummates a business combination, on the other hand, RNER will be liable for all such claims. RNER has no reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to RNER.
These obligations of the Sponsor may have influenced RNER’s board of directors’ decision to pursue the Business Combination with HUB or RNER’s board of directors’ decision to approve the Business Combination. In considering the recommendations of RNER’s board of directors to vote for the Business Combination Proposal and other proposals, stockholders should consider these interests. See the section of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Transactions.”
RNER’s directors may decide not to enforce the indemnification obligations of the Sponsor, resulting in a reduction in the amount of funds in the Trust Account available for distribution to RNER’s public stockholders in the event a business combination is not consummated.
If proceeds in the Trust Account are reduced below $10.00 per public share and the Sponsor asserts that it is unable to satisfy its indemnification obligations or that it has no indemnification obligations related to a particular claim, RNER’s independent directors would determine whether to take legal action against the Sponsor to enforce its indemnification obligations. While RNER currently expects that its independent directors would take legal action on RNER’s behalf against the Sponsor to enforce the Sponsor’s indemnification obligations, it is possible that RNER’s independent directors in exercising their business judgment may choose not to do so in any particular instance. If RNER’s independent directors choose not to enforce these indemnification obligations, the amount of funds in the Trust Account available for distribution to RNER’s public stockholders may be reduced below $10.00 per share.

Activities taken by existing RNER stockholders to increase the likelihood of approval of the Business Combination Proposal and other proposals could have a depressive effect on the RNER Common Stock.
At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding RNER or its securities, RNER, the Sponsor, RNER’s officers and directors, HUB, the HUB officers and directors and/or their respective affiliates may purchase RNER Common Stock from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of RNER Common Stock or vote their shares of RNER Common Stock in favor of the Business Combination Proposal. The purpose of such purchases and other transactions would be to increase the likelihood of approval of the Business Combination Proposal by the holders of a majority of the outstanding shares of RNER Common Stock and ensure that RNER has in excess of $5,000,001 of net assets to consummate the Business Combination where it appears that such requirement would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares owned by the Sponsor for nominal value. Entering into any such arrangements may have a depressive effect on the RNER Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares of RNER Common Stock at a price lower than market and may therefor be more likely to sell the RNER Common Stock he owns, either prior to or immediately after the special meeting.
In addition, if such purchases are made, the public “float” of the HUB ordinary shares following the Business Combination and the number of beneficial holders of HUB securities may be reduced, possibly making it difficult to obtain or maintain the quotation, listing or trading of HUB securities on Nasdaq or another national securities exchange or reducing the liquidity of the trading market for the HUB ordinary shares.
The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.
In general, either RNER or HUB may refuse to complete the Business Combination if there is a material adverse effect affecting the other party between the signing date of the Business Combination Agreement and the planned closing. However, certain types of changes do not permit either party to refuse to consummate the Business Combination, even if such change could be said to have a material adverse effect on HUB or RNER, including the following events (except, in certain cases where the change has a disproportionate effect on a party):
•
changes generally affecting the economy and the financial or securities markets, including the COVID-19 pandemic;

•
the outbreak or escalation of war or any act of terrorism, civil unrest or natural disasters;

•
changes (including changes in law) or general conditions in the industry in which the party operates;

•
changes in IFRS, or the authoritative interpretation of IFRS; or

•
changes attributable to the public announcement or pendency of the Transactions or the execution or performance of the Business Combination Agreement.

Furthermore, RNER or HUB may waive the occurrence of a material adverse effect affecting the other party. If a material adverse effect occurs and the parties still consummate the Business Combination, the market trading price of the HUB ordinary shares and HUB warrants may suffer.
Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.
Satisfying the conditions to, and completion of, the Business Combination may take longer than, and could cost more than, RNER expects. Any delay in completing or any additional conditions imposed in order to complete the Business Combination may materially adversely affect the benefits that RNER expects to achieve from the Business Combination.
RNER and HUB have no history operating as a combined company. The unaudited pro forma condensed combined financial information may not be an indication of HUB’s financial condition or results of operations following the Business Combination, and accordingly, investors may have limited financial information on which to evaluate HUB and make investment decisions.
HUB has a limited operating history and HUB and RNER currently operate as separate entities and have no prior history as a combined entity and their operations have not been previously managed on a combined basis. The unaudited pro forma condensed combined financial information contained in this proxy statement/prospectus has been prepared using the consolidated historical financial statements of RNER and HUB, and is presented for illustrative purposes only and should not be considered to be an indication of the results of operations including, without limitation, future revenue, or financial condition of RNER following the Business Combination. Certain adjustments and assumptions have been made regarding RNER after giving effect to the Business Combination. HUB and RNER believe these assumptions are reasonable, however, the information upon which these adjustments and assumptions have been made is preliminary, and these kinds of adjustments are difficult to make with accuracy. These assumptions may not prove to be accurate, and other factors may affect RNER’s results of operations or financial condition following the consummation of the Business Combination. For these and other reasons, the historical and pro forma condensed combined financial information included in this proxy statement/prospectus does not necessarily reflect HUB’s results of operations and financial condition and the actual financial condition and results of operations of HUB following the Business Combination may not be consistent with, or evident from, this pro forma financial information.
The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or HUB’s future results.
This proxy statement/prospectus contains projections and forecasts prepared by HUB. None of the projections and forecasts included in this proxy statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Business Combination or toward complying with SEC guidelines or IFRS. Accordingly, such projections and forecasts should not be viewed as public guidance. The projections and forecasts were prepared based on numerous variables and assumptions which are inherently uncertain and may be beyond the control of HUB and RNER and exclude, among other things, transaction-related expenses. Important factors that may affect actual results and results of HUB’s operations following the Business Combination, or could lead to such projections and forecasts not being achieved include, but are not limited to: client demand for HUB’s products, an evolving competitive landscape, rapid technological change, margin shifts in the industry, regulation changes in a highly regulated environment, successful management and retention of key personnel, unexpected expenses and general economic conditions. While HUB assumes responsibility for the accuracy and completeness of the projections and forecasts to the extent included in this proxy statement/prospectus, investors are cautioned not to place undue reliance on the projections, as the projections may be materially different than actual results.
If RNER is unable to complete the Business Combination or another business combination by January 7, 2023 (or such other date as approved by RNER stockholders through approval of an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, RNER public stockholders may only receive $10 per share (or less than such amount in certain circumstances) and RNER warrants will expire worthless.
If RNER is unable to complete the Business Combination or another business combination within the required time period, RNER will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to RNER to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding RNER public shares, which redemption will completely extinguish public stockholders’

rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RNER’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to RNER’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. In such case, RNER public stockholders may only receive $10 per share, and RNER warrants will expire worthless. In certain circumstances, RNER public stockholders may receive less than $10 per share on the redemption of their shares.
If the Business Combination is not completed, potential target businesses may have leverage over RNER in negotiating a business combination, RNER’s ability to conduct due diligence on a business combination as it approaches its dissolution deadline may decrease, and it may have insufficient working capital to continue to pursue potential target businesses, each of which could undermine its ability to complete a business combination on terms that would produce value for RNER stockholders.
Any potential target business with which RNER enters into negotiations concerning an initial business combination will be aware that, unless RNER amends its existing charter to extend its life and amend certain other agreements it has entered into, then RNER must complete its initial business combination by January 7, 2023. Consequently, if RNER is unable to complete this Business Combination, a potential target business may obtain leverage over it in negotiating an initial business combination, knowing that if RNER does not complete its initial business combination with that particular target business, it may be unable to complete its initial business combination with any target business. This risk will increase as RNER gets closer to the timeframe described above. In addition, RNER may have limited time to conduct due diligence and may enter into its initial business combination on terms that it would have rejected upon a more comprehensive investigation. Additionally, RNER may have insufficient working capital to continue efforts to pursue a business combination.
In the event of liquidation by RNER, third parties may bring claims against RNER and, as a result, the proceeds held in the Trust Account could be reduced and the per-share liquidation price received by stockholders could be less than $10 per share.
Under the terms of the RNER Charter, RNER must complete the Business Combination or another business combination by January 7, 2023 (unless such date is extended by RNER’s stockholders) or RNER must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, third parties may bring claims against RNER. Although RNER has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the Trust Account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the Trust Account could be subject to claims which could take priority over those of RNER’s public stockholders. If RNER is unable to complete a business combination within the required time period, the Sponsor has agreed that it will be liable to RNER if and to the extent any claims by a vendor for services rendered or products sold to it, or a prospective target business with which it has discussed entering into a transaction agreement, reduces the amount of funds in the Trust Account to below $10.00 per public share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under RNER’s indemnity of the underwriter of the initial public offering against certain liabilities, including liabilities under the Securities Act. Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third party claims. Furthermore, the Sponsor will not be liable to public stockholders and instead will only have liability to RNER. RNER has not independently verified whether the Sponsor has sufficient funds to satisfy its indemnity obligations and, therefor, the Sponsor may not be able to satisfy those obligations. RNER has not asked the Sponsor to reserve for such eventuality. Therefor, the per-share distribution from the Trust Account in such a situation may be less than the approximately $            estimated to be in the Trust Account as of two business days prior to the special meeting date, due to such claims.

Additionally, if RNER is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, or if RNER otherwise enters compulsory or court supervised liquidation, the proceeds held in the Trust Account could be subject to applicable bankruptcy law and may be included in its bankruptcy
RNER’s stockholders may be held liable for claims by third parties against RNER to the extent of distributions received by them.
If RNER is unable to complete the Business Combination or another business combination within the required time period, RNER will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to RNER to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding RNER public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RNER’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to RNER’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. RNER cannot be certain that it will properly assess all claims that may be potentially brought against RNER. As a result, RNER’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, RNER cannot be certain that third parties will not seek to recover from its stockholders amounts owed to them by RNER.
Additionally, if RNER is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by RNER’s stockholders. Because RNER intends to distribute the proceeds held in the Trust Account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, RNER’s board of directors may be viewed as having breached their fiduciary duties to its creditors and/or may have acted in bad faith, and thereby exposing itself and RNER to claims of punitive damages, by paying public stockholders from the Trust Account prior to addressing the claims of creditors. RNER cannot be certain that claims will not be brought against it for these reasons.
RNER may be a target of securities class action and derivative lawsuits which could result in substantial costs and may delay or prevent the Business Combination from being completed.
Securities class action lawsuits and derivative lawsuits are often brought against companies that have entered into business combination agreements or similar agreements. Even if the lawsuits are without merit, defending against these claims can result in substantial costs and divert management time and resources. An adverse judgment could result in monetary damages, which could have a negative impact on RNER’s liquidity and financial condition. Additionally, if a plaintiff is successful in obtaining an injunction prohibiting consummation of the Transactions, then that injunction may delay or prevent the Transactions from being completed. Currently, RNER is not aware of any securities class action lawsuits or derivative lawsuits being filed in connection with the Transactions.
The Sponsor has agreed to vote in favor of the Business Combination, regardless of how RNER’s public stockholders vote.
The Sponsor owns and is entitled to vote an aggregate of approximately 20% on an as-converted basis of the outstanding RNER Common Stock and has agreed to vote its shares in favor of the Business Combination Proposal. The Sponsor has also indicated that it intends to vote its shares in favor of all other proposals being presented at the meeting. Therefor, in addition to the Founder Shares held by the Sponsor and RNER’s officers and directors, RNER would need 524,101 shares, or approximately 3.5%, of the 15,000,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal). Accordingly, it is more likely that the necessary stockholder approval for the Business Combination Proposal and the other proposals will be received than would be the case if the Sponsor agreed to vote its Founder Shares in accordance with the majority of the votes cast by RNER’s public stockholders.
The ongoing COVID-19 pandemic may adversely affect RNER’s and HUB’s ability to consummate the Transactions.
The COVID-19 pandemic has resulted in governmental authorities worldwide implementing numerous measures to contain the virus, including travel restrictions, quarantines, shelter-in-place orders and business limitations and shutdowns. More generally, the pandemic raises the possibility of an extended global economic downturn and has caused volatility in financial markets. The pandemic may also amplify many of the other risks described in this proxy statement/prospectus.
RNER and HUB may be unable to complete the Transactions if continued concerns relating to COVID-19 restrict travel and limit the ability to have meetings with potential investors or the HUB personnel. The extent to which COVID-19 impacts RNER’s and HUB’s ability to consummate the Transactions will depend on future developments, which are highly uncertain and cannot be predicted, including new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. If the disruptions posed by COVID-19 or other matters of global concern continue for an extended period of time, RNER’s and HUB’s ability to consummate the Transactions may be materially adversely affected.
The Business Combination may be a taxable event for U.S. Holders of RNER Securities.
There are significant factual and legal uncertainties as to (i) whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) whether the Business Combination results in gain being recognized by U.S. Holders of RNER Common Stock and RNER warrants under Section 367(a) of the Code.
There are many requirements that must be satisfied in order for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Business Combination. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled entities, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as RNER, although the parties intend that the Business Combination qualifies as a “reorganization” within the meaning of section 368(a) of the Code, the qualification of the Business Combination as a reorganization is not free from doubt. In addition, the treatment of the Business Combination as a reorganization would depend on whether sufficient stockholders of RNER exchange their common stock for HUB Security ordinary shares rather than redeem it for cash and the amount of certain transaction expenses paid by RNER in connection with Closing. If a significant number of stockholders of RNER decide to redeem their common stock and/or RNER uses significant amounts of remaining cash to pay certain transaction expenses in connection with the Business Combination, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368 of the Code may not be satisfied and the requirement that RNER retain “substantially all” of its assets to qualify as a reorganization under Section 368 of the Code may not be satisfied. In addition, the holders of RNER shares that are parties to the Put and Call Option Agreement may be treated as receiving “other property,” “boot” or a separate class of what is treated as equity for U.S. tax purposes of HUB Security in the Business Combination and this treatment, as well as the generally uncertain treatment of the Put and Call Option Agreement under the provisions of Section 368(a) of the Code, raises additional risk that the Business Combination will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code or otherwise be taxable.

Moreover, Section 367(a) of the Code and the applicable Treasury Regulations promulgated thereunder provide that where a U.S. Holder exchanges stock in a U.S. corporation for stock in a non-U.S. corporation in a transaction that would otherwise qualify as a reorganization within the meaning of Section 368(a) of the Code, the U.S. Holder is required to recognize gain, but not loss, realized on such exchange unless certain requirements are met. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination.
The closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel that the Business Combination will qualify as a reorganization within the meaning of Section 368(a) of the Code, and neither RNER nor HUB intends to request a ruling from the IRS regarding the U.S. federal income tax treatment of the Business Combination, and no such opinion is expected to be rendered. In particular, due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business and only investment-type assets, such as RNER, can qualify as a “reorganization” under Section 368(a) of the Code, Loeb & Loeb LLP, counsel for RNER, is not able to render an opinion that the Business Combination will qualify as a “reorganization” under Section 368(a) of the Code. Accordingly, even if the Business Combination were treated as a reorganization within the meaning of Section 368(a) of the Code, no assurance can be given that the IRS will not challenge the Business Combination’s treatment as a reorganization within the meaning of Section 368(a) of the Code or that a court will not sustain such a challenge by the IRS. Neither RNER nor HUB, nor any of their respective advisors or affiliates, makes any representations or provides any assurances regarding the tax treatment of the Business Combination, including (i) whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code or (ii) whether the Business Combination results in gain being recognized by U.S. Holders of RNER Common Stock and RNER warrants under Section 367(a) of the Code. At this point, because of the legal and factual uncertainties described above, it is unclear whether RNER and HUB will be able to take a position that the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
If, as of the Closing Date, the Business Combination does not qualify as a “reorganization” within the meaning of Section 368(a) of the Code, a U.S. Holder that exchanges its RNER securities for the consideration under the Business Combination would recognize gain or loss in an amount equal to the difference, if any, between the fair market value (as of the Closing Date) of HUB Security ordinary shares and/or HUB Security warrants received in the Business Combination, over such U.S. Holder’s aggregate tax basis in the corresponding RNER securities surrendered by such U.S. Holder in the Business Combination.
If, as of the Closing Date, the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, but any requirement for Section 367(a) of the Code and the applicable Treasury Regulations promulgated thereunder is not satisfied, then a U.S. Holder of RNER securities would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the Closing Date of HUB Security ordinary shares and/or HUB Security warrants received in the Business Combination, over such U.S. Holder’s aggregate tax basis in the corresponding RNER securities surrendered by such U.S. Holder in exchange for HUB Security ordinary shares and/or HUB Security warrants in the Business Combination.
U.S. Holders of RNER securities are strongly urged to consult their own tax advisors to determine the tax consequences if the Business Combination does not qualify as a reorganization within the meaning of Section 368(a) of the Code as well as the impact of Section 367 of the Code.
Pursuant to the terms of the Put and Call Option Agreement, HUB may be required to buy back certain of its ordinary shares from certain members of the Sponsor group to cover certain tax liabilities of such members.
In connection with the Business Combination Agreement, HUB entered into a Put and Call Option Agreement with certain stockholders of RNER (“Indemnitees”) pursuant to which, in the event it is determined by HUB Security or the IRS pursuant to the terms set forth in the Put and Call Option Agreement that the Business Combination does not qualify for the Intended Tax Treatment or Treasury Regulations Section 1.367(a)-3(c)(1), HUB may be required to buy back all or a portion of certain of HUB’s ordinary shares held by the Indemnitees in the amount of up to $15 million to cover the Indemnities’ U.S. federal, state and local income tax liability, as determined pursuant to the terms set forth in the Put and Call Option Agreement, from the exchange of shares in the Business Combination. Indemnitees include members of the Sponsor who acquired their Common Stock in RNER for $0.0001 and whose potential U.S. federal, state and local income tax liability from the Business Combination estimated to be is significantly greater than that of other RNER stockholders who acquired RNER Common Stock at $10 per share. To secure the obligations of HUB to the Indemnitees, HUB covenanted to keep $15 million of cash on its balance sheet until the expiration of its obligations to the Indemnitees. The buy-back price is the lower of (i) $10 per share, and (ii) the closing price of HUB’s ordinary shares on the day after the consummation of the Business Combination Agreement.
The $15 million in cash that HUB must keep on its balance sheet during the term of its obligations under the Put and Call Option Agreement, is a material portion of the total sums that HUB will raise from the Business Combination. HUB’s expenditure of all or part of such sums in the event of it must execute the share buyback may negatively affect HUB’s ability to achieve its business development goals. HUB’s expenditure on the buyback may have an adverse effect on HUB’s profitability. RNER stockholders who are not beneficiaries of the Put and Call Option Agreement may object to their exclusion from its benefits, and may bring legal action against HUB for such exclusion.
HUB Security may redeem the unexpired HUB Security warrants issued upon conversion of RNER warrants prior to their exercise at a time that is disadvantageous to holders, thereby making such warrants worthless. Additionally, the exercise price for the warrants is $11.50 per share, and the warrants may expire worthless unless the share price is higher than the exercise price during the exercise period.
HUB Security will have the ability to redeem outstanding HUB Security warrants issued upon conversion of RNER warrants at any time after they become exercisable and prior to their expiration at a price of $0.01 per warrant; provided that the last reported sales price of the HUB Security Ordinary Shares equals or exceeds $18.00 per share (subject to adjustment in compliance with the terms of the Warrant Agreement) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date HUB Security sends the notice of such redemption to the warrant holders. If and when the HUB Security warrants become redeemable by HUB Security, HUB Security may exercise HUB Security’s redemption right even if HUB Security is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, HUB Security may redeem the warrants as set forth above even if the holders are otherwise unable to exercise their warrants. Redemption of the outstanding warrants as described above could force warrant holders to (i) exercise their warrants and pay the exercise price therefor at a time when it may be disadvantageous for them to do so, (ii) sell their warrants at the then-current market price when they might otherwise wish to hold their warrants or (iii) accept the nominal redemption price which, at the time the outstanding HUB Security warrants issued upon conversion of RNER warrants are called for redemption, is likely to be substantially less than the market value of the warrants.
In addition, HUB Security will have the ability to redeem outstanding HUB Security warrants issued upon conversion of RNER warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant; provided that the last reported sales price of the HUB Security Ordinary Shares equals or exceeds $18.00 per share (subject to adjustment in compliance with the terms of the Warrant Agreement) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date on which HUB Security sends the notice of redemption to the warrant holders; provided, further that holders will be able to exercise their warrants prior to redemption for a number of HUB Security Ordinary Shares determined based on the redemption date and the fair market value of the HUB Security Ordinary Shares.
Any such redemption may have similar consequences to a cash redemption described above. In addition, such redemption may occur at a time when the warrants are “out-of-the-money,” in which case holders would lose any potential embedded value from a subsequent increase in the value of the HUB Security Ordinary Shares had their warrants remained outstanding.
Holders of RNER Common Stock may continue to hold any HUB Security warrants to be issued upon conversion of RNER warrants that they own, which would result in additional dilution to non-redeeming holders upon the exercise of the warrants.
Holders of RNER Common Stock who redeem their RNER Common Stock may continue to hold any HUB Security warrants issued upon conversion of RNER warrants that they own, which would result in additional dilution to non-redeeming holders upon the exercise of the HUB Security warrants issued upon conversion of RNER warrants. Assuming maximum redemption of the RNER Common Stock,           HUB Security warrants issued upon conversion of RNER warrants would be retained with an aggregate market value of $     , based on the market price of $      per warrant as of                , 2022. As a result, the redeeming holders of RNER Common Stock would recoup their entire investment and continue to hold HUB Security warrants issued upon conversion of RNER warrants with an aggregate market value of $     , while non-redeeming holders of RNER Common Stock would suffer additional dilution in their percentage ownership and voting interest of HUB Security upon the exercise of the HUB Security warrants held by the redeeming holders.
Risks Related to the Adjournment Proposal
If the Adjournment Proposal is not approved, RNER’s board of directors will not have the ability to adjourn the special meeting to a later date.
If, at the special meeting, the chairman presiding over the special meeting determines that it would be in the best interests of RNER to adjourn the special meeting to give RNER more time to consummate the Business Combination for whatever reason (such as if the Business Combination Proposal is not approved, or if RNER would have net tangible assets of less than $5,000,001 either immediately prior to or upon the consummation of the Transactions, or if additional time is needed to fulfil other closing conditions), the chairman presiding over the special meeting will seek approval to adjourn the special meeting to a later date or dates. If the Adjournment Proposal is not approved, the chairman will not have the ability to adjourn the special meeting to a later date in order to solicit further votes. In such event, the Business Combination would not be completed.
Risks Related to Redemption
The ability of RNER public stockholders to exercise redemption rights with respect to a large number of RNER Shares could increase the probability that the Business Combination would be unsuccessful and that RNER stockholders would have to wait for liquidation in order to redeem RNER Common Stock.
The obligations of HUB and Merger Sub to consummate the Business Combination is conditioned upon, among other things, RNER having an amount of available cash in its Trust Account, following payment by RNER to its stockholders who have validly elected to redeem their shares of RNER Common Stock and business combination agreement fees of approximately $6.9 million, plus proceeds from the PIPE Investment, of no less than approximately $50,000,000. If the Business Combination is not consummated, RNER stockholders would not receive its pro rata portion of the Trust Account until the Trust Account is liquidated. If RNER stockholders are in need of immediate liquidity, they could attempt to sell RNER Common Stock in the open market; however, at such time RNER Common Stock may trade at a discount to the pro rata amount per share in the Trust Account. In either situation, RNER stockholders may suffer a material loss on their investment or lose the benefit of funds expected in connection with RNER’s redemption until RNER liquidates or RNER stockholders are able to sell RNER Common Stock in the open market.
Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the public shares.
A public stockholder of RNER, together with any affiliate or any other person with whom such stockholder is acting in concert or as a “group,” will be restricted from seeking redemption rights with respect to more than 15% of the RNER public shares. Accordingly, if a holder of RNER common stock holds more than 15% of the RNER public shares and the Business Combination Proposal is approved, it will not be able to seek redemption rights with respect to the full amount of such shares and may be forced to hold the shares in excess of 15% or sell them in the open market. RNER cannot be certain that the value of such excess shares will appreciate over time following a business combination or that the market price of RNER Common Stock will exceed the per-share redemption price.

There is no guarantee that a RNER stockholder’s decision to redeem its shares for a pro rata portion of the Trust Account will put the stockholder in a better future economic position.
There is no assurance as to the price at which an RNER stockholder may be able to sell its HUB ordinary shares in the future following the completion of the Transactions or shares with respect to any alternative business combination. Certain events following the consummation of any initial business combination, including the Transactions, may cause an increase in the share price, and may result in a lower value realized now than a stockholder of RNER might realize in the future had the stockholder not redeemed his, her or its shares. Similarly, if a stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/prospectus. A stockholder should consult the stockholder’s tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.
RNER stockholders do not have any rights or interests in funds from the Trust Account, except under certain limited circumstances. To liquidate their investment, therefor, RNER stockholders may be forced to redeem or sell their public shares or warrants, potentially at a loss.
RNER stockholders will be entitled to receive funds from the Trust Account only upon the earlier to occur of: (i) RNER’s completion of the Business Combination or, if the Business Combination is not completed, an alternative business combination, and then only in connection with those shares of RNER Common Stock that such stockholder properly elected to redeem, subject to the limitations described herein, and (ii) the redemption of RNER’s public shares if RNER is unable to complete an initial business combination by January 7, 2023, subject to applicable law and as further described herein. In addition, if RNER plans to redeem its public shares because RNER is unable to complete an initial business combination by January 7, 2023, for any reason, compliance with Delaware law may require that RNER submit a plan of dissolution to RNER’s then-existing stockholders for approval prior to the distribution of the proceeds held in RNER’s Trust Account. In that case, public stockholders may be forced to wait beyond January 7, 2023, before they receive funds from the Trust Account. In no other circumstances will Public Stockholders have any right or interest of any kind in the Trust Account. Accordingly, to liquidate their investment, public stockholders may be forced to sell their public shares or warrants, potentially at a loss.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS; MARKET, RANKING AND OTHER INDUSTRY DATA
This proxy statement/prospectus contains forward-looking statements that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this proxy statement/prospectus, including statements regarding HUB Security’s, RNER’s or the combined company’s future financial position, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “believe,” “may,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” “predict,” “potential” or the negative of these terms or other similar expressions. Forward-looking statements include, without limitation, HUB Security’s or RNER’s expectations concerning the outlook for their or the combined company’s business, productivity, plans and goals for future operational improvements and capital investments, operational performance, future market conditions or economic performance and developments in the capital and credit markets and expected future financial performance, as well as any information concerning possible or assumed future results of operations of the combined company as set forth in the sections of this proxy statement/prospectus titled “Proposal One — The Business Combination Proposal — RNER’s Board of Directors’ Reasons for the Business Combination and Recommendation of Its Board of Directors.” Forward-looking statements also include statements regarding the expected benefits of the proposed Business Combination between HUB Security and RNER.
Forward-looking statements involve a number of risks, uncertainties and assumptions, and actual results or events may differ materially from those projected or implied in those statements. Important factors that could cause such differences include, but are not limited to:
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HUB is a company with a history of net losses. HUB anticipates increasing operating expenses in the future, and it may not be able to achieve or maintain profitability.

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HUB’s limited operating history makes it difficult to evaluate its business and future prospects and increases the risk of your investment.

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HUB’s reputation and business could be harmed based on real or perceived shortcomings, defects or vulnerabilities in its solutions or if its customers experience security breaches, which could have a material adverse effect on HUB’s business, reputation and operating results.

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HUB’s ability to introduce new products, features, integrations, and enhancements is dependent on adequate research and development resources.

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HUB currently has and targets many customers that are large corporations and government entities, which are subject to a number of challenges and risks, such as increased competitive pressures, administrative delays and additional approval requirements.

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HUB may not be able to convert its customer orders in backlog or pipeline into revenue.

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HUB may need to raise additional funds in the future in order to execute its business plan and these funds may not be available to HUB when it needs them. If HUB cannot raise additional funds when it needs them, its business, prospects, financial condition and operating results could be negatively affected.

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The COVID-19 pandemic has impacted and may continue to impact HUB’s business, operating results and financial condition.

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A shortage of components or manufacturing capacity could cause a delay in HUB’s ability to fulfill orders or increase its manufacturing costs.

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HUB’s management team has limited experience managing a U.S. listed public company.

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HUB’s business relies on the performance of, and HUB faces stark competition for, highly skilled personnel, including its management, other key employees and qualified employees, and the loss of one or more of such personnel or of a significant number of its team members or the inability to attract and retain executives and qualified employees HUB needs to support its operations and growth, could harm HUB’s business.

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Changes in tax laws or exposure to additional income tax liabilities could affect HUB’s future profitability.

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As a cyber security provider, if any of HUB’s systems, its customers’ cloud or on-premises environments, or its internal systems are breached or if unauthorized access to customer or third-party data is otherwise obtained, public perception of its business may be harmed, and HUB may lose business and incur losses or liabilities.

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Undetected defects and errors may increase HUB’s costs and impair the market acceptance of its products and solutions.

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HUB may not be able to adequately protect or enforce its intellectual property rights or prevent unauthorized parties from copying or reverse engineering its products or technology. Its efforts to protect and enforce its intellectual property rights and prevent third parties from violating its rights may be costly.

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The dynamic regulatory environment around privacy and data protection may limit HUB’s offering or require modification of its products and services, which could limit its ability to attract new customers and support its existing customers and increase its operational expenses. HUB could also be subject to investigations, litigation, or enforcement actions alleging that it fails to comply with the regulatory requirements, which could harm its operating results and adversely affect its business.

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HUB’s actual or perceived failure to adequately protect personal data could subject it to sanctions and damages and could harm HUB’s reputation and business.

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HUB may be required to indemnify its directors and officers in certain circumstances.

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A market for HUB’s securities may not develop or be sustained, which would adversely affect the liquidity and price of its securities.

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HUB’s internal controls over financial reporting may not be effective and its independent registered public accounting firm may not be able to certify as to their effectiveness, which could have a significant and adverse effect on HUB’s business and reputation.

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HUB’s ordinary shares are currently listed and, following the consummation of the Business Combination, unless otherwise approved by the Israeli court, may continue to be listed for a period of time on the Tel Aviv Stock Exchange (TASE), and this may result in price variations.

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Class action litigation due to stock price volatility or other factors could cause HUB to incur substantial costs and divert management’s attention and resources.

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If HUB’s estimates or judgments relating to its critical accounting policies are based on assumptions that change or prove to be incorrect, HUB’s operating results could fall below expectations of securities analysts and investors, resulting in a decline in HUB’s stock price.

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Provisions of Israeli law and HUB’s articles of association may delay, prevent or make difficult an acquisition of HUB, prevent a change of control, and negatively impact HUB’s share price.

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The HUB ordinary shares and HUB warrants may not be listed on a national securities exchange after the Business Combination, which could limit investors’ ability to make transactions in such securities and subject HUB to additional trading restrictions.

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If, following the Business Combination, securities or industry analysts do not publish or cease publishing research or reports about HUB, its business, or its market, or if they change their recommendations regarding the HUB ordinary shares adversely, then the price and trading volume of the HUB ordinary shares could decline.

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As HUB is a “foreign private issuer” and intends to follow certain home country corporate governance practices, its shareholders may not have the same protections afforded to shareholders of companies that are subject to all Nasdaq corporate governance requirements.

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The listing of HUB securities on Nasdaq will not benefit from the process undertaken in connection with an underwritten initial public offering, which could result in diminished investor demand, inefficiencies in pricing and a more volatile public price for HUB’s securities.

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Conditions in Israel could materially and adversely affect HUB’s business.

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It may be difficult to enforce a U.S. judgment against HUB, its officers and directors and the Israeli experts named in this proxy statement/prospectus in Israel or the United States, or to assert U.S. securities laws claims in Israel or serve process on HUB’s officers and directors and these experts.

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Code Section 7874 may limit the ability of RNER and certain related U.S. corporations to use certain tax attributes following the Business Combination, increase HUB’s U.S. affiliates’ U.S. taxable income or have other adverse consequences to HUB and HUB’s shareholders.

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RNER may not have sufficient funds to consummate the Business Combination.

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HUB may issue additional HUB ordinary shares or other equity securities without seeking approval of the HUB shareholders, which would dilute the ownership interests represented by HUB ordinary shares and may depress the market price of the HUB ordinary shares.

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The Sponsor, an affiliate of current officers and directors of RNER, is liable to ensure that proceeds of the Trust Account are not reduced by vendor claims in the event the Business Combination is not consummated. Such liability may have influenced RNER’s board of directors’ decision to pursue the Business Combination and RNER’s board of directors’ decision to approve it.

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The projections and forecasts presented in this proxy statement/prospectus may not be an indication of the actual results of the transaction or HUB’s future results.

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The Business Combination may be completed even though material adverse effects may result from the announcement of the Business Combination, industry-wide changes and other causes.

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Delays in completing the Business Combination may substantially reduce the expected benefits of the Business Combination.

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If RNER is unable to complete the Business Combination or another business combination by January 7, 2023 (or such other date as approved by RNER stockholders through approval of an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and its board of directors, dissolving and liquidating. In such event, RNER public stockholders may only receive $10 per share (or less than such amount in certain circumstances) and RNER warrants will expire worthless.

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Pursuant to the terms of the Put and Call Option Agreement, HUB may be required to buy back certain of its ordinary shares from certain members of the Sponsor group to cover certain tax liabilities of such members.

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If the Adjournment Proposal is not approved, RNER’s board of directors will not have the ability to adjourn the special meeting to a later date.

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The other matters described in the section titled “Risk Factors” beginning on page 17.

In addition, the Transactions are subject to the satisfaction of the conditions to the completion of the Business Combination set forth in the Business Combination Agreement and the absence of events that could give rise to the termination of the Business Combination Agreement, the possibility that the Business Combination does not close, and risks that the proposed Business Combination disrupts current plans and operations and business relationships, or poses difficulties in attracting or retaining employees for HUB Security.
HUB Security and RNER caution you against placing undue reliance on forward-looking statements, which reflect current beliefs and are based on information currently available as of the date a forward-looking statement is made. Forward-looking statements set forth herein speak only as of the date of this proxy statement/prospectus. Neither HUB Security nor RNER undertakes any obligation to revise forward-looking statements to reflect future events, changes in circumstances, or changes in beliefs. In the event that any forward-looking statement is updated, no inference should be made that HUB Security or RNER will make additional updates with respect to that statement, related matters, or any other forward-looking statements. Any corrections or revisions and other important assumptions and factors that could cause actual results to differ materially from forward-looking statements, including discussions of significant risk factors, may appear, up to the consummation of the Business Combination, in RNER’s public filings with the SEC or, upon and following the consummation of the Business Combination, in HUB Security’s public filings with the SEC, which are or will be (as appropriate) accessible at www.sec.gov, and which you are advised to consult. For additional information, please see the section titled “Where You Can Find More Information” beginning on page 258.
Market, ranking and industry data used throughout this proxy statement/prospectus, including statements regarding market size and technology adoption rates, is based on the good faith estimates of HUB Security’s management, which in turn are based upon HUB Security’s Management’s review of internal surveys, independent industry surveys and publications including third party research and publicly available information. These data involve a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. While HUB Security is not aware of any misstatements regarding the industry data presented herein, its estimates involve risks and uncertainties and are subject to change based on various factors, including those discussed under the heading “Risk Factors” and “HUB Security’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” in this proxy statement/prospectus.

SPECIAL MEETING OF RNER STOCKHOLDERS
General
RNER is furnishing this proxy statement/prospectus to its stockholders as part of the solicitation of proxies by its board of directors for use at the special meeting of RNER stockholders and at any adjournment or postponement thereof. This proxy statement/prospectus provides you with information you need to know to be able to vote or instruct your vote to be cast at the special meeting.
Date, Time and Place of Special Meeting of RNER’s Stockholders
The special meeting will be held on            , 2022, at        a.m., Eastern Time, solely over the Internet by means of a live audio webcast. You may attend the special meeting webcast by accessing the web portal located at https://                 and following the instructions set forth on your proxy card.
Purpose of the RNER Special Meeting
At the special meeting, RNER is asking its stockholders:
(1)   Proposal No. 1 — The Business Combination Proposal — to consider and vote upon a proposal to approve and adopt the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A, and the transactions contemplated thereby, including the Business Combination;
(2)   Proposal No. 2 — The Charter Proposals — to approve the following material differences between the RNER Charter and the HUB Security Articles to be effective upon the consummation of the Business Combination:
(i)   the name of the new public entity will be “HUB Cyber Security (Israel) Ltd.” as opposed to “Mount Rainier Acquisition Corp.”;
(ii)   HUB Security’s corporate existence is perpetual as opposed to RNER’s corporate existence which terminates if a business combination is not consummated within a specified period of time;
(iii)   the HUB Security Articles will not include the various provisions applicable only to special purpose acquisition corporations that the RNER Charter contains; and
(3)   Proposal No. 3 — The Adjournment Proposal — to consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, if the parties are not able to consummate the Business Combination.
Recommendation of RNER’s Board of Directors
RNER’s board of directors has determined that each of the proposals outlined above is fair to and in the best interests of RNER and its stockholders and recommended that RNER stockholders vote “FOR” the Business Combination Proposal, “FOR” the Charter Proposals and “FOR” the Adjournment Proposal, if presented.
Record Date; Persons Entitled to Vote
RNER stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of RNER Common Stock at the close of business on            , 2022, which is the record date for the special meeting. Stockholders will have one vote for each share of RNER Common Stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker, bank or nominee to ensure that votes related to the shares you beneficially own are properly counted. RNER’s warrants do not have voting rights. On the record date, there were             shares of RNER Common Stock outstanding, of which             were public shares.

Quorum
A quorum is the minimum number of shares of RNER Common Stock that must be present to hold a valid meeting. A quorum will be present at the RNER special meeting if a majority of the voting power of the issued and outstanding shares of RNER Common Stock entitled to vote at the meeting are represented at the virtual special meeting or by proxy. Abstentions will count as present for the purposes of establishing a quorum, but broker non-votes will not.
Certain Engagements in Connection with the Business Combination and Related Transactions
HUB Security engaged A-Labs Finance and Advisory Ltd. (“A-Labs”), Oppenheimer & Co. Inc. (“Oppenheimer”) and Cramim S.N. 570 Ltd. (“Cramim”) as financial advisors in connection with the Business Combination and related transactions.
In addition to a monthly retainer fee, A-Labs will receive a cash compensation in an amount equal to 5% of all nonrefundable recognized amounts actually received by HUB Security in the Transactions. A-Labs will also be issued, for no consideration, warrants exercisable into such number of ordinary shares of HUB Security equal to the cash compensation divided by the price per share in the Transactions. The warrants to be issued to A-Labs may be exercisable in whole or in parts for a period of four years from the date of issue. The exercise price of the warrants is the average price per share quoted during the 30 business days period immediately prior to the date HUB Security’s board of directors approved the grant of such warrants. The warrants may be exercised for cash or via cashless exercise.
In connection with the Transactions, Oppenheimer will receive a transaction fee equal to 1% of the aggregate value of HUB Security implied by the value of HUB Security ordinary shares issued to RNER’s stockholders in the Transactions on a fully diluted basis, plus the principal amount of any debt or other liabilities of HUB Security outstanding as of the closing date of the Transactions.
In connection with the Transactions, Cramim will receive a grant of 1,8000,000 warrants to purchase HUB Security ordinary shares. The warrants shall be exercisable for 36 months from the grant date at an exercise price of NIS 0.30.
In addition, A-Labs (together with its affiliates) and Oppenheimer (together with its affiliates) are full service financial institutions engaged in various activities, which may include sales and trading, commercial and investment banking, advisory, investment management, investment research, principal investing, hedging, market making, brokerage and other financial and non-financial activities and services. In addition, A-Labs, Oppenheimer and their respective affiliates may provide investment banking and other commercial dealings to RNER, HUB Security and their respective affiliates in the future, for which they would expect to receive customary compensation.
In addition, in the ordinary course of its business activities, A-Labs and Oppenheimer and their respective affiliates, officers, directors and employees may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own accounts and for the accounts of their customers. Such investments and securities activities may involve securities and/or instruments of RNER or HUB Security, or their respective affiliates. RNER and HUB Security and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.
Vote Required
The proposals to be presented at the special meeting will require the following votes:
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Business Combination Proposal — The approval of the Business Combination Proposal will require the affirmative vote of the holders of a majority of the issued and outstanding RNER Common Stock present and entitled to vote at the meeting to approve the Business Combination. Abstentions will have the same effect as a vote “against” the Business Combination Proposal. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have no effect on the Business Combination Proposal.

The Transactions will not be consummated if RNER has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) either immediately prior to or upon consummation of the Transactions.
•
Charter Proposals — The approval of the Charter Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding RNER Common Stock. Abstentions will have the same effect as a vote “against” the Charter Proposals. The Charter Proposal to approve “HUB Cyber Security (Israel) Ltd.” as the name of the new public entity is a routine proposal and, accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions. Consequently, there should be no broker non-votes with respect to such proposal. Each other Charter Proposal is considered a non-routine proposal, and, accordingly, brokers are not entitled to vote on those proposals without receiving voting instructions, and broker non-votes with respect to such other Charter Proposals will have the same effect as a vote “against” each such proposal.

•
Adjournment Proposal — The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of RNER Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” on the Adjournment Proposal. Broker non-votes will have no effect on the Adjournment Proposal.

Voting Your Shares
If you are a holder of record of RNER Common Stock, there are two ways to vote your shares of RNER Common Stock at the special meeting:
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By Mail. You may vote by proxy by completing the enclosed proxy card and returning it in the postage-paid return envelope. If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” all of the proposals in accordance with the recommendation of RNER’s board of directors. Proxy cards received after a matter has been voted upon at the special meeting will not be counted.

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In Person. You may attend the special meeting webcast and vote electronically using the ballot provided to you during the webcast. You may attend the special meeting webcast by accessing the web portal located at https://                 and following the instructions set forth on your proxy card. See “Questions and Answers about the Business Combination and the Special Meeting — When and where will the special meeting take place?” for more information.

Revoking Your Proxy
If you are a holder of record of RNER Common Stock and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:
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you may send another proxy card to RNER’s secretary with a later date so that it is received prior to the vote at the special meeting or attend the live webcast of the special meeting and vote electronically;

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you may notify RNER’s secretary in writing, prior to the vote at the special meeting, that you have revoked your proxy; or

•
you may attend the live webcast of the special meeting and vote electronically or revoke your proxy electronically, although your attendance alone will not revoke any proxy that you have previously given.

If you hold your RNER Common Stock in “street name,” you may submit new instructions on how to vote your shares by contacting your broker, bank or other nominee.
Who Can Answer Your Questions About Voting Your Shares
If you are an RNER stockholder and have any questions about how to vote or direct a vote in respect of your shares of RNER Common Stock, you may call                 , RNER’s proxy solicitor, at            .

Redemption Rights
Holders of public shares may seek to redeem their shares for cash, regardless of whether they vote for or against, or whether they abstain from voting on, the Business Combination Proposal. Any stockholder holding public shares may demand that RNER redeem such shares for their pro rata portion of the Trust Account (which, for illustrative purposes, was $       per share as of            , 2022, the special meeting record date), calculated as of two (2) business days prior to the anticipated consummation of the merger. If a holder properly seeks redemption as described in this section and the merger with HUB Security is consummated, RNER will redeem these shares for a pro rata portion of funds deposited in the Trust Account and the holder will no longer own these shares following the consummation of the Business Combination.
Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.
Holders of Founder Shares will not have redemption rights with respect to such shares.
Holders may demand redemption by delivering their stock, either physically or electronically using Depository Trust Company’s DWAC System, to RNER’s transfer agent prior to the vote at the Special Meeting. If you hold the shares in “street name,” you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $80.00 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed merger is not consummated this may result in an additional cost to stockholders for the return of their shares.
RNER’s transfer agent can be contacted at the following address:
American Stock Transfer & Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219
Attn:
Email:
Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Business Combination Proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).
If the Business Combination is not approved or completed for any reason, then RNER’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for their pro rata portion of the Trust Account, as applicable. In such case, RNER will promptly return any shares delivered by public holders. If RNER would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, RNER will not be able to consummate the Business Combination.
The closing price of RNER common stock on            , 2022, the special meeting record date, was $      . The cash held in the Trust Account on such date was approximately $       million ($       per public share). Prior to exercising redemption rights, stockholders should verify the market price of common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. RNER cannot assure its stockholders that they will be able to sell their shares of common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises his, her or its redemption rights, then he, she or it will be exchanging its shares of common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Business Combination Proposal by delivering your shares (either physically or electronically) to RNER’s transfer agent prior to the vote at the special meeting, and the Business Combination is consummated.
For a detailed discussion of certain material U.S. federal income tax considerations for RNER’s public stockholders with respect to the exercise of these redemption rights, see “Certain Material U.S. Federal Income Tax Considerations — Consequences to U.S. Holders Exercising Redemption Rights with Respect to RNER Common Stock” beginning on page 211. The consequences of a redemption to any particular stockholder will depend on that stockholder’s particular facts and circumstances. Accordingly, you are urged to consult your tax advisor to determine your tax consequences from the exercise of your redemption rights, including the applicability and effect of U.S. federal, state, local and non-U.S. income and other tax laws in light of your particular circumstances.
Appraisal Rights
RNER stockholders and holders of RNER warrants do not have appraisal rights in connection with the Transactions under the DGCL.
Proxy Solicitation Costs
RNER is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail but also may be made by telephone. RNER and its directors, officers and employees may also solicit proxies online. RNER will file with the SEC all scripts and other electronic communications as proxy soliciting materials. RNER will bear the cost of the solicitation.
RNER has hired            to assist in the proxy solicitation process. RNER will pay to             a fee of $      , plus disbursements.
RNER will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. RNER will reimburse them for their reasonable expenses.
Other Matters
As of the date of this proxy statement/prospectus, RNER’s board of directors does not know of any business to be presented at the special meeting other than as set forth in the notice accompanying this proxy statement/prospectus. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted with respect to such matters in accordance with the judgment of the persons voting the proxies.
Interests of RNER’s Officers and Directors in the Transactions
In considering the recommendation of RNER’s board of directors to vote in favor of the Business Combination Proposal and the Charter Proposals, stockholders should keep in mind that the Sponsor and RNER’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of RNER’s stockholders generally. In particular:
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If the Business Combination with HUB Security or another business combination is not consummated by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $      million based upon the closing price of $      per share on Nasdaq on      , 2022 (taking into account shares forfeited pursuant to the Sponsor Support Agreement). On the other hand, if the Business Combination is consummated, each outstanding share of RNER

Common Stock (other than the shares forfeited pursuant to the Sponsor Support Agreement) will be converted into one HUB Security ordinary share. In the aggregate, the 4,312,500 Founder Shares will be exchanged for 4,312,403 HUB Security ordinary shares.
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The Sponsor, as well as RNER’s CEO and CFO, purchased an aggregate of 596,200 private placement units from RNER for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the RNER IPO. Nearly all of the proceeds RNER received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $       million based upon the closing price of $      per unit on Nasdaq on           , 2022. The private placement units are each composed of one share of RNER common stock and one RNER warrant. The RNER warrants will become worthless if RNER does not consummate a business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). On the other hand, if the Business Combination is consummated, each outstanding private placement warrant (other than the warrants forfeited pursuant to the Sponsor Support Agreement) will be exchanged for one warrant of HUB Security, assuming that the Stock Split has been effected.

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If RNER is unable to complete a business combination within the required time period under the RNER Charter, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by RNER for services rendered or contracted for or products sold to RNER. If RNER consummates a business combination, on the other hand, RNER will be liable for all such claims.

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The Sponsor and RNER’s officers and directors and their affiliates are entitled to reimbursement of activities on RNER’s behalf, such as identifying and investigating possible business targets and business combinations. However, if RNER fails to consummate a business combination within the required time period under the RNER Charter, they will not have any claim against the Trust Account for reimbursement. Accordingly, RNER may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). As of the record date, the Sponsor and RNER’s officers and directors and their affiliates had incurred approximately $      of unpaid reimbursable expenses.

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The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate.

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Based on the difference in the purchase price of $0.006 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the RNER IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

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In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in RNER. In total, the Sponsor has invested $5,987,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and RNER’s officers and directors have no loans outstanding to RNER.

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The Business Combination Agreement provides for the continued indemnification of RNER’s current directors and officers and the continuation of directors and officers liability insurance covering RNER’s current directors and officers.

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RNER’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to RNER to fund certain capital requirements. On March 12, 2021, the Sponsor agreed to loan RNER an aggregate of up to $975,000 to cover expenses related to the RNER IPO pursuant to a promissory note that was repaid in full upon the completion of the RNER IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to RNER outside of the Trust Account.

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Matthew Kearney, RNER’s chairman and CEO will be a member of the board of directors of HUB Security following the closing of the Business Combination and, therefor, in the future Mr. Kearney will receive any cash fees, stock options or stock awards that HUB Security’s board of directors determines to pay to its non-executive directors.

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Each of RNER’s directors and officers presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. RNER’s directors and officers also may have become aware of business combination opportunities which may have been appropriate for presentation to RNER and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should have been presented. These conflicts may not have been resolved in RNER’s favor and such potential business combination opportunities may have been presented to other entities prior to their presentation to RNER. RNER’s Amended and Restated Certificate of Incorporation provides that, to the extent permitted by applicable law, RNER renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (i) which may be a business combination opportunity for an entity related to a director or officer of RNER, on the one hand, and RNER, on the other, or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and RNER waives any claim or cause of action it may have in respect thereof. RNER does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors or waiver of corporate opportunity materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination.

Purchases of RNER Shares
At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding RNER or its securities and subject to certain other conditions and procedures, the Sponsor, RNER’s officers and directors, HUB Security, HUB Security shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of RNER Common Stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Business Combination where it appears that such requirements would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and, with HUB Security’s consent, the transfer to such investors or holders of shares or warrants owned by the Sponsor for nominal value.
Entering into any such arrangements may have a depressive effect on RNER Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefor be more likely to sell the shares he owns, either prior to or immediately after the special meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and other proposals and would likely increase the chances that such proposals would be approved. No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus by the Sponsor, RNER officers and directors, HUB Security, HUB Security shareholders or any of their respective affiliates. RNER will file a Current Report on Form 8-K to disclose arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal and other proposals or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.

PROPOSAL ONE — THE BUSINESS COMBINATION PROPOSAL
The following is a discussion of the proposed Business Combination and the Business Combination Agreement. This is a summary only and may not contain all of the information that is important to you. This summary is subject to, and qualified in its entirety by reference to, the Business Combination Agreement, a copy of which is attached to this proxy statement/prospectus as Annex A. RNER stockholders are urged to read this entire proxy statement/prospectus carefully, including the Business Combination Agreement, for a more complete understanding of the Business Combination.
General
Transaction Structure
The Business Combination Agreement provides for the merger of Merger Sub with and into RNER, with RNER surviving the merger as a wholly owned subsidiary of HUB Security.
Pro Forma Capitalization
The pro forma equity valuation of the Company upon consummation of the Transactions is estimated to be approximately $1.28 billion (assuming no redemptions, and based only on outstanding shares and vested warrants/options on a net exercise basis). In the no redemption scenario, we estimate that, at the Effective Time, the existing securityholders of HUB Security will own approximately 75.1% of the outstanding HUB Security ordinary shares, the existing securityholders of RNER will own approximately 20.3% of the outstanding HUB Security ordinary shares, and certain accredited investors purchasing PIPE Shares will own approximately 4.6% of the outstanding HUB Security ordinary shares. In the maximum redemption scenario, we estimate that, at the Effective Time, the existing securityholders of HUB Security will own approximately 90.9% of the outstanding HUB Security ordinary shares, the existing securityholders of RNER will own approximately 3.5% of the outstanding HUB Security ordinary shares, and certain accredited investors purchasing PIPE Shares will own approximately 5.5% of the outstanding HUB Security ordinary shares.
Merger Consideration
Prior to the Effective Time, HUB Security intends to effect a reverse stock split to cause the value of the outstanding HUB Security ordinary shares immediately prior to the Effective Time to equal $10.00 per share. The consideration to be issued to securityholders of RNER will be adjusted if the Stock Split is not effected or if the Stock Split results in a price per HUB Security ordinary share other than $10.00.
Pursuant to the Business Combination Agreement and assuming the Stock Split has been effected, at the Effective Time (a) each RNER Unit issued and outstanding immediately prior to the Effective Time will be automatically detached and the holder of each such RNER Unit will be deemed to hold one share of RNER Common Stock and one RNER warrant, (b) each RNER Share issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of HUB Security ordinary shares equal to the quotient of (i) an aggregate number of HUB Security ordinary shares equal to the amount obtained by dividing (A) $221,582,000 less the amounts payable to the RNER stockholders pursuant to the RNER Stockholder Redemptions by (B) $7.61 divided by (ii) the aggregate number of RNER Shares issued and outstanding immediately prior to the Effective Time, after taking into account of the RNER Stockholder Redemptions, and (c) each RNER warrant issued and outstanding immediately prior to the Effective Time will be assumed by HUB Security and will become one HUB Security warrant, with the number of HUB Security ordinary shares underlying the HUB Security warrants and the exercise price of such HUB Security warrants subject to adjustment in accordance with the Business Combination Agreement and in the event of a share split, share dividend or distribution, or any change in HUB Security’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or other similar transaction with respect to HUB Security ordinary shares subsequent to the Effective Time.

Background of the Business Combination
The terms of the Business Combination Agreement are the result of negotiations between RNER and HUB Security and their respective representatives. The following is a brief description of these negotiations.
RNER is a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “initial business combination”). RNER’s Sponsor is DC Rainier SPV LLC, a Delaware limited liability company. While RNER may pursue an initial business combination target in any industry or geographic region, it intends to focus on established, technology focused businesses that have an aggregate enterprise value of approximately $500 million to $2.0 billion and would benefit from access to public markets and the operational and strategic expertise of its management team and board of directors. RNER will seek to capitalize on the significant experience of its management team in consummating an initial business combination with the ultimate goal of pursuing attractive returns for its stockholders.
The registration statement for RNER’s initial public offering was declared effective on October 4, 2021. On October 7, 2021, RNER consummated its initial public offering of 17,250,000 units, including the full exercise of the underwriters’ over-allotment option, at $10.00 per unit, generating gross proceeds of $172.5 million.
Simultaneously with the closing of the RNER IPO, RNER completed the private sale of 596,200 private placement units at a purchase price of $10.00 per unit, to the Sponsor and its CEO and CFO, generating gross proceeds of approximately $6.0 million.
Approximately $176.0 million (or $10.20 per unit sold in the RNER IPO) of the net proceeds of the RNER IPO and certain of the proceeds of the private placement were placed in a trust account located in the United States with American Stock Transfer & Trust Company acting as trustee.
In connection with the business combination, RNER has engaged A.G.P. as an advisor. A.G.P. is the representative of the underwriters in the RNER IPO and a stockholder of RNER. RNER has agreed to pay A.G.P. in cash or stock for such services upon the consummation of its initial business combination in an amount equal to 4.0% of the gross proceeds of its initial public offering, or $6,900,000 (as the over-allotment option in the initial public offering was exercised in full) in the aggregate, exclusive of any applicable finders’ fees which might become payable.
If it is unable to complete an initial business combination within fifteen (15) months from the closing of the RNER IPO, RNER will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to it to pay its franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding Public Shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and its board of directors, dissolve and liquidate, subject in each case to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
Following the closing of the RNER IPO through the execution of the Business Combination Agreement with HUB Security on March 23, 2022, RNER commenced the process of actively identifying potential targets. In total, RNER reviewed and evaluated 40 potential targets (including HUB Security). Of the potential targets evaluated, RNER conducted several virtual meetings with 21 management teams (including HUB Security), executed 12 non-disclosure agreements (“NDA”) (including HUB Security) and submitted non-binding letters of intent to two prospective targets (including HUB Security). Prior to the consummation of the RNER IPO, neither RNER, nor anyone on its behalf, contacted any prospective target businesses or had any substantive discussions, formal or otherwise, with respect to a transaction with RNER.. The following is not intended to be a complete list of all opportunities initially evaluated or explored or discussions held by RNER, but sets forth the discussions and steps that RNER took in reaching a definitive agreement with HUB Security.
Target 1:   an Israeli artificial intelligence software company for the mobile industry. On November 3, 2021, RNER was introduced to Target 1 by investment bank BTIG. On November 8, 2021, RNER received a company presentation of Target 1 and, on November 18, 2021, Target 1 granted VDR access to RNER for further analysis. Multiple virtual meetings followed in November and December with RNER, including Mr. Matthew Kearney, Mr. Young Cho and Mr. Jeffery Bistrong of RNER, A.G.P.’s IPO team, BTIG and the executive team of Target 1, including its chairman of the board. RNER’s CEO and CFO and certain board members reviewed Target 1’s technology and sales pipeline, business operations, financial information, business strategy, corporate finance plans and publicly traded comparable companies. On December 22, 2021, RNER presented a preliminary non-binding letter of intent to Target 1. On January 3, 2022, Target 1 advised RNER that another SPAC, a specialist in automotive businesses, was considering a business combination with Target 1 and declined to commit to exclusivity with RNER. Target 1 indicated that it may revert back at a later time. Meanwhile, as discussed below, RNER was advancing its negotiation with HUB Security for a potential business combination and, subsequent to signing a non-binding letter of intent with HUB Security, ceased conversation with Target 1 accordingly.
Other Targets:   Besides HUB Security, Target 1 was the only target to which RNER presented a non-binding letter of intent. Although RNER’s CEO and other executive team members and board members and the Sponsor screened additional potential opportunities in November and December 2021 and January 2022, none of those opportunities advanced to the letter of intent stage. These potential targets operate in various sectors including, but not limited to, (i) automotive parts manufacturing; (ii) fintech, cryptocurrency and blockchain; (iii) cloud computing; (iv) technology media and telecommunications; (v) ecommerce; and (vi) cybersecurity. RNER team members conducted calls with these other target management teams and conducted due diligence to varying degrees, including, among other things, a review of the business and management, capitalization table, geographical locations, historical capital raises, growth prospects, readiness of audited financials, and/or anchor investor support, in each case to the extent made available, and with or without a non-disclosure agreement in place. Following such reviews, and at various points in time, RNER determined to discontinue discussions with each of these potential targets, other than HUB Security (as described below), for various reasons, including business maturity, market acceptance of technological advancements, current, or a near-term path to, revenue and profitability, growth prospects, or valuation expectations. The extent of negotiations with those targets is discussed briefly below.
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Target 2:   a parts manufacturer in the aftermarket automotive industry based in Florida. Target 2 was introduced to RNER’s CEO and Chairman, Matt Kearney, through an investment bank. The Sponsor conducted an introductory call with Target 2’s President and CEO on October 11, 2021, and RNER executed an NDA on with Target 2 October 12, 2021. A second call was held on October 27, 2021 that included Mr. Matthew Kearney. The parties discussed the company’s financial statements and whether a SPAC business combination was the right transaction for the company. RNER determined that Target 2 operates in a vertical in which comparable public companies do not command strong multiples and was unable to agree to an appropriate valuation with the company. The discussions stopped after the second call.

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Target 3:   a U.S.-based fintech company known to the principals of RNER through their professional network in the financial technology space. RNER executed an NDA with Target 3 on October 19, 2021. Ms. Christina Favilla, a board member of RNER, conducted an introductory call on October 26, 2021 with Target 3’s CEO and Chairman and received condensed financial statements of the company. The parties conducted a second call on October 30, 2021 that included Mr. Matthew Kearney and the Sponsor. Target 3 explained that it was exploring different fund-raising options, and RNER determined that the timeline for a business combination with Target 3 would not fit with RNER’s plans. The discussions stopped after the second call.

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Target 4:   a mobile application delivery platform company introduced to RNER by A.G.P. RNER executed an NDA with Target 4 on October 21, 2021, and held an initial call with the company’s founder and CEO on November 2, 2021 to discuss the company’s business and request VDR access. On November 4, 2021, the Sponsor and AGP conducted a second call with Target 4 to review the company’s financial projections and historical financial statements. Mr. Matthew Kearney had multiple discussions with the Sponsor and A.G.P. to review the company’s projection models. RNER ultimately concluded that the projections were not likely to be realized and decided to cease discussions with Target 4.
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Target 5:   a U.S.-based ecommerce platform company. Target 5’s banker approached the Sponsor, and an initial call was conducted on November 1, 2021 with Target 5’s founder and CEO to discuss the company’s background and business operations. The Sponsor conducted second and third calls with Target 5 on November 4, 2021 and November 24, 2021, respectively, to review sales pipeline and discuss financial projections and valuation. RNER concluded that the projections were not achievable on the timeline presented by the company, and the discussions stopped after the third call.

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Target 6:   a subscription commerce platform company based in Florida introduced to RNER by A.G.P. On November 8, 2021, Mr. Matthew Kearney, Mr. Young Cho, the Sponsor and A.G.P. conducted an initial call with Target 6 without an NDA in place. RNER decided not to pursue a business combination with Target 6 as its revenues and valuation did not satisfy RNER’s acquisition criteria, and the discussions stopped after the initial call.

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Target 7:   a cryptocurrency exchange platform company headquartered in Silicon Valley. Target 7’s banker approached Mr. Matthew Kearney and the parties conducted an initial call on November 11, 2021, without an NDA in place, to discuss the company’s business and strategy. On November 16, 2021, Mr. Matthew Kearney requested a second meeting with the company, and RNER executed an NDA with the company on January 12, 2022. Given Target 7’s business and structure RNER management concluded that a business combination with Target 7 was not a preferable combination candidate after reviewing its business and structure. Meanwhile, as discussed below, RNER was advancing its negotiations with HUB Security for a potential business combination and ceased the conversation with Target 7 accordingly.

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Target 8:   a financial services firm specializing in the digital asset market. Target 8 was known to the principals of RNER through their professional network in the banking and fintech industries. On November 15, 2021, Mr. Young Cho conducted the first call with Target 4’s CEO and its banker without an NDA in place. The parties conducted a second call on November 22, 2021 that included Mr. Matthew Kearney. Target 8 discussed its business, revenues, past financings, business strategy and reasons for seeking to go public. RNER believed that its early dialogue with Target 8 indicated that Target 8 merited further exploration as a potential business combination target. RNER believed that Target 8 had an established business with a favorable client base, product range and management team and was likely to have good growth potential if the business were to have access to capital markets. RNER requested a long term plan from Target 8 to confirm this potential. However, RNER concluded that Target 8 would not be able to develop said plan in the timeframe needed. RNER ultimately decided not to pursue further discussion with Target 8 and as such discussions stopped after the second call.

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Target 9:   a U.S.-based cryptocurrency mining data center and bitcoin farm company. Target 9’s banker approached the Sponsor and the parties conducted an introductory call on November 16, 2021. RNER and Target 9 executed an NDA on November 17, 2021. On November 19, 2021, the Sponsor visited Target 9’s headquarters in Miami to tour its facilities and discuss its technology and business strategy. On November 22, 2021, Target 9 granted VDR access to the Sponsor for further analysis. On December 2, 2021, the Sponsor toured Target 9’s new facility and met with its new site partners. The parties conducted multiple meetings during December 2021 to discuss possible financing options. RNER ultimately decided to not pursue further discussions because the company sought a significantly higher valuation than RNER thought was appropriate based on publicly traded comparable companies.

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Target 10:   a U.S.-based publisher technology platform. Target 10’s banker approached Mr. Matthew Kearney, and RNER’s independent directors and Target 10 conducted an introductory call on November 19, 2021, without an NDA in place. The parties conducted a second call on December 1, 2021 with Target 10’s CEO and CFO to better understand the business and its financial statements. RNER ceased discussions after the second call due to lower than expected revenues.

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Target 11:   a U.S.-based fintech company introduced to RNER by A.G.P. Mr. Matthew Kearney, Mr. Young Cho, Ms. Christina Favilla, the Sponsor and A.G.P. conducted an introductory meeting with Target 11 on December 8, 2021, without an NDA in place, to discuss its business model and different lines of business. RNER decided not to pursue a business combination with Target 11 due to geopolitical risks, and the discussions stopped after the first call.

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Target 12:   a U.S.-based blockchain infrastructure and cryptocurrency mining company introduced to RNER by the Sponsor. The Sponsor conducted an introductory meeting on December 9, 2021 with Target 12’s CEO, CFO and COO to discuss the company’s financing needs. RNER and the company executed an NDA on December 14, 2021. On December 20, 2021, the Sponsor conducted a second meeting with Target 12 to review the company’s business lines, sales, and financial statements. Meanwhile, as discussed below, RNER was advancing its negotiations with HUB Security for a potential business combination and ceased conversations with Target 12 accordingly.

The decision not to pursue any particular target business that RNER evaluated generally was the result of one or more of: (i) RNER’s determination that such business or combination of businesses did not represent an attractive target due to a combination of business and growth prospects, strategic direction, management teams, structure and/or valuation; (ii) a difference in initial valuation expectations between RNER, on the one hand, and the target and/or its owners, on the other hand; (iii) a potential target’s unwillingness to engage in substantive discussions with RNER given the timing and uncertainty of closing due to the requirement for RNER to obtain shareholder approval as a condition to consummating any business combination; (iv) a potential target’s desire to remain a privately held company; or (v) a potential target’s unwillingness to engage in substantive discussions with RNER in light of conflicting business objectives on the target’s side.
The Background of RNER’s Interactions with HUB Security
On December 16, 2021, Orit Wolkin, a Senior Managing Director of A.G.P. in Israel shared a company presentation of HUB Security with A.G.P.’s SPAC IPO team in New York as a potential business combination candidate for a technology SPAC.
On December 21, 2021, A.G.P. set up a call with A-Labs Finance & Advisory Ltd. (“A-Labs”), HUB Security’s financial advisor, to learn more about HUB Security and its interest in a SPAC transaction.
On December 22, 2021, A.G.P.’s IPO team for RNER forwarded the HUB Security presentation to RNER’s management team and board of directors to review as a viable business combination candidate. On the same day, A.G.P.’s Israeli team presented a NDA to A-Labs for execution by HUB Security.
On December 27, 2021, HUB Security and RNER executed the NDA.
On December 28, 2021, the HUB Security representatives (including Mr. Eyal Moshe, CEO of HUB Security) and RNER representatives (including Mr. Matthew Kearney, Mr. Young Cho and RNER’s independent directors), the Sponsor, A.G.P. and A-Labs held a video conference call to discuss HUB Security’s business and a potential business combination. On this call HUB Security provided an introductory explanation of its business (including business background, products, sales, pipeline and competitors), its growth strategy and the benefits of a Nasdaq listing of its business. Based on this meeting, RNER management and the Sponsor believed that the sector in which HUB Security operated was a growing sector, HUB Security had valuable proprietary knowledge of the sector within which it operated through the backgrounds of HUB Security’s management team and that the combined company would benefit from a listing on the Nasdaq. The RNER team shared its relevant transaction experience in the past and both A.G.P. and RNER teams addressed HUB Security’s questions on the SPAC merger process. HUB Security indicated it had been in discussions with multiple other SPACs and was looking to find the right partner. Towards the end of the call, both teams expressed their desire in furthering the discussion.
On December 30, 2021, RNER held a meeting internally to discuss the feasibility of a transaction with HUB Security and to consider how HUB Security compared to other potential target opportunities. During this meeting it was discussed that RNER considered HUB Security a promising target as it operated in a desirable sector, was established with established product and customers, had a management team and new products that would provide it with growth opportunities. RNER felt that HUB Security had the right scale and a good business logic for benefiting from a Nasdaq listing. As such RNER decided to progress in discussions with HUB Security.
Between December 28, 2021 and January 3, 2022, the RNER and A.G.P. teams reviewed and studied publicly available information regarding HUB Security and its peers. RNER, the Sponsor and A.G.P. also prepared a financial analysis based on comparable companies in HUB Security’s industry based on publicly available information. RNER management, certain RNER board members and the A.G.P. team also held multiple follow-up discussions internally to analyze and debate the risks and merits of a potential transaction with HUB Security. RNER concluded that it would like to proceed with a letter of intent to HUB Security.
On December 31, 2021, A.G.P., on behalf of RNER, submitted a preliminary non-binding letter of intent (“LOI”) to A-Labs for HUB Security’s consideration. The draft LOI provided that RNER would acquire 100% of the outstanding equity securities of HUB Security in exchange for the common shares of RNER, at a pre-money equity value of $1.1 billion. The LOI also provided for an earn-out for HUB Security’s management. In the draft LOI, RNER required that HUB Security guarantee a PIPE investment of no less than $100 million from strategic investors and HUB Security’s insiders. The PIPE financing was not conditioned upon a minimum cash proceeds from RNER’s trust account. With regard to the exclusivity provision, RNER asked for mutual exclusivity which would restrict HUB Security and RNER from discussing with other potential transaction candidates within 45 days of signing the LOI, with an automatic extension for an additional 30 days, unless earlier terminated.
On January 3, 2022, representatives RNER, A.G.P. and A-Labs had a call to discuss the feasibility of a business combination between RNER and HUB Security.
On January 5, 2022, A-Labs returned their comments on the LOI. The key negotiation points on this draft of the LOI included Sponsor economics, lock-up arrangements, redemption waivers from IPO investors, and a potential minimum cash requirement relating to the Business Combination. Later during the same day, RNER reviewed the revised LOI with A.G.P. and prepared and submitted a counter proposal to A-Labs and HUB Security including a requirement that RNER shares will convert to HUB Security shares on a one to one basis, to use commercially reasonable efforts to obtain redemption waivers and support agreements from RNER shareholders and to increase the minimum cash requirement.
On January 13, 2022, A-Labs provided additional comments on the LOI with a focus on Sponsor economics, acquiring redemption waivers from IPO investors, and setting a minimum cash requirement. On January 14, 2022, A.G.P. with A-Labs and HUB Security had a conference call to continue negotiation of the LOI.
On January 19, 2022, representatives from RNER, the Sponsor and A-Labs had a conference call to finalize the terms of the LOI. In the final LOI, the parties agreed that, as is more typical with business combinations involving Israeli companies and for efficient tax purposes, HUB Security would acquire 100% of the outstanding equity securities of RNER in exchange for ordinary shares of HUB Security, at a pre-money equity value of $1.2 billion. This valuation was determined by conducting a financial analysis of cybersecurity software and cybersecurity defense companies. The Sponsor conducted this analysis by reviewing certain financial metrics of these companies, including revenue multiples and growth of the comparable companies; both historic and forward projections were considered. LOI provided for earn-out provisions of $240 million if the trading price of HUB Security’s ordinary shares on Nasdaq equal $18 or more for any 10 trading days of 20 consecutive trading days at any time after closing of the business combination until the third anniversary thereof. The parties concluded they would mutually agree to the size of the PIPE financing but at the time of the LOI estimated the size of the PIPE financing to be $100 million. HUB Security agreed to use its commercially reasonable efforts to ensure that its strategic investors would represent $50 million of the PIPE. The PIPE financing would not be conditioned upon a minimum cash proceeds from RNER’s trust account. Additionally, the final LOI included a minimum cash condition whereby the aggregate cash proceeds from RNER’s trust account (after giving effect to RNER’s existing public stockholder redemptions, payment of all transaction related expenses and payment of all outstanding liabilities of RNER) together with the PIPE financing shall be no less than $100 million as of the closing date of the Business Combination. RNER and HUB Security agreed to mutual exclusivity that restricted HUB Security and RNER from discussing business combinations with other potential candidates for the 45 days following signing the LOI, with an automatic extension for an additional 30 days, unless earlier terminated.
On January 19, 2022, Mr. Matthew Kearney, CEO of RNER, and Mr. Eyal Moshe, CEO of HUB Security, executed the LOI on behalf of their respective companies.
On January 27, 2022, Latham & Watkins, counsel for HUB Security, provided to Loeb & Loeb an initial draft of the Business Combination Agreement, based on the letter of intent. The initial draft of the Business Combination Agreement provided for a structure in which HUB Security would create a merger subsidiary that would merge with and into RNER with RNER surviving the merger as a wholly owned subsidiary of HUB Security. The initial valuation of HUB Security was $1.28 billion, including the value of certain stock options. The initial draft of the Business Combination Agreement also provided for an earn-out if the trading price of the HUB Security ordinary shares on Nasdaq exceeded a certain threshold during the three years after the closing of the Business Combination. The initial draft of the Business Combination Agreement provided that RNER would obtain non-redemption agreements for stockholders holding aggregate shares representing at least $20 million of the Trust Account, contemplated a PIPE in HUB Security from certain of its existing and new investors and also initially provided that the aggregate transaction proceeds would be at least $100,000,000.
On January 31, 2022, HUB, RNER, and their respective counsels conducted an introductory telephone conference to discuss the PIPE, the investor presentation for potential PIPE investors and the overall transaction. Also included in the initial discussions were the structure of the transaction, tax considerations and whether HUB could immediately delist from TASE in connection with its listing on Nasdaq.
Also on January 31, 2022, Loeb & Loeb and RNER received access to a virtual dataroom and began diligence. During February 2022 and March 2022 and in connection with the negotiation of the representations and warranties in the Business Combination Agreement and the review of the HUB disclosure schedules, RNER and its advisors conducted legal due diligence on HUB, based on information made available in the virtual data room and pursuant to calls and meetings held between representatives of the parties. More specifically, the due diligence questions RNER asked related to, and the corresponding materials it requested included, corporate records, stockholder information, a history of securities issuances, financing documents, material contracts, customer pipeline, management and employees, financial, information, sales and marketing, intellectual property, IT systems and networks, privacy and data security, governmental regulations and filing, litigation and audits, insurance policies and claims, tax returns and related records, and other miscellaneous items.
On February 4, 2022, Latham & Watkins and Loeb & Loeb conducted a telephone conference to discuss the tax structuring of the proposed business combination. Also, on February 4, 2022, Loeb & Loeb provided initial comments to the Business Combination Agreement, which included modifications to the representations and warranties, the covenant governing HUB Security’s conduct of business prior to closing, and conditions to closing.
Between February 4, 2022 and 8, 2022, the parties reviewed multiple drafts of the Subscription Agreement and Investor Presentation for the PIPE transaction. During the period from February 8, 2021, representatives of A-Labs, HUB Security, Latham & Watkins, RNER, Loeb & Loeb, negotiated the terms of the contemplated PIPE transaction with potential PIPE investors, including, among other things, the structure of the PIPE transaction, the conditions to the closing, the registration rights granted to the investors pursuant to the proposed Subscription Agreement, representations of the investors and the rights of the investors in the PIPE transaction to terminate the Subscription Agreement under certain circumstances. During this period, HUB Security’s and RNER’s advisors exchanged revised drafts of the Subscription Agreement with potential investors and their respective advisors until the Subscription Agreement. PIPE investors executed the Subscription Agreements prior to the execution of the Business Combination Agreement.
On February 5, 2022, Latham & Watkins circulated a revised draft of the Business Combination Agreement including updated representations, warranties and covenants and on February 6, 2022, Latham & Watkins circulated a further revised draft including certain changes to the tax representations, warranties and covenants.

During the week of February 7, 2022, representatives of HUB and RNER and their advisors held in-person meetings in New York City, New York. During these meetings, the parties discussed diligence items, tax considerations related to the transaction, representations and warranties and conditions to closing. The parties specifically discussed the potential tax implications of the structure on RNER stockholders including the Sponsor and the initial stockholders of RNER. The parties further discussed that, in the event that a tax liability existed, the Sponsor and the initial stockholders would not be able to sell sufficient shares in the open market to satisfy such liability without artificially depressing the trading price. The parties agreed to enter into an agreement pursuant to which HUB Security would buy shares from the Sponsor and the initial stockholders, at a price equal to the redemption price, so that such parties would have the cash necessary to satisfy any tax liability.
On February 8, 2022, Loeb & Loeb provided a revised draft of the Business Combination Agreement that included proposed changes to intellectual property and tax provisions.
On February 17, 2022, Loeb & Loeb provided additional comments to the Business Combination Agreement, including certain comments with respect to the representations and warranties and the delisting from TASE from Sullivan & Worcester, Israeli counsel to RNER.
On February 18, 2022, Latham & Watkins provided a further revised draft of the Business Combination Agreement which revised certain definitions, representations and warranties and included certain changes to the Israeli and U.S. tax provisions.
Between mid-February 2022 through execution of the Business Combination Agreement on March 23, 2022, Loeb & Loeb and Latham & Watkins exchanged various drafts of the ancillary transaction documents, including the Amended and Restated Warrant Agreement, Registration Rights Agreement, Sponsor Support Agreement, the Transaction Support Agreement and Put and Call Option Agreement which provided the following:
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The Amended and Restated Warrant Agreement provides for the assignment by RNER of all its rights, title and interest in the outstanding warrants of RNER to HUB Security. Upon the consummation of the Business Combination, the outstanding warrants will be exercisable for HUB Security ordinary shares instead of RNER shares.

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The Registration Rights Agreement provides that (i) HUB Security will file a shelf registration statement with respect to the registrable securities defined therein within forty-five (45) calendar days of the Closing Date, and (ii) certain HUB Security equityholders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to four (4) times in any 12-month period and certain former RNER holders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to two (2) times in any 12-month period, in each case, so long as the total offering price is reasonably expected to exceed $25,000,000; provided, however, that such HUB Security equityholders and such former RNER holders may not collectively request more than two (2) underwritten shelf takedowns in any 12-month period. HUB Security also agreed to provide customary “piggyback” registration rights..

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The Sponsor Support Agreement provides that the Sponsor and certain other holders of RNER shares will (i) vote all RNER shares beneficially owned by them in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of RNER stockholders called to approve the Business Combination, (ii) appear at such stockholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions.

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The Transaction Support Agreement provides that certain shareholders of HUB Security will (i) vote all HUB Security ordinary shares beneficially owned by such shareholder in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of HUB Security shareholders called to approve the Business Combination, (ii) appear at such shareholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions.
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The Put and Call Option Agreement provides that in the event it is determined by HUB Security or the IRS pursuant to the terms set forth in the Put and Call Agreement that the Business Combination does not qualify for the Intended Tax Treatment (as defined in the Business Combination Agreement) or Treasury Regulations Section 1.367(a)-3(c)(1), the Sponsor and certain initial RNER stockholders would have the right (the “Put Right”) to cause HUB Security to purchase, or, in the event such RNER stockholders have elected not to exercise all or a portion of the Put Right, HUB Security shall have the right (the “Call Right”) to cause such RNER stockholders to sell, all or a portion of certain of the HUB Security ordinary shares held by such RNER stockholders, following the exercise of the Put Right or Call Right, as applicable, and in each case pursuant and subject to the terms set forth in the Put and Call Option Agreement. The funds received through such sale would be used to satisfy certain tax liabilities payable by such RNER stockholders following the conversion of their respective RNER shares into the right to receive the Per Share Consideration.

During the balance of February and continuing through March 2022, the parties held weekly all-hands calls to finalize diligence items, negotiate business points with respect to the Business Combination Agreement and provide updates with respect to the timing of the transaction.
On February 22, 2022, Latham & Watkins circulated an initial draft of the HUB disclosure schedules. In addition, on such date Latham & Watkins and Loeb & Loeb discussed the tax considerations of the transaction, the ability of HUB to provide a transaction support agreement, and the put and call option. Further, Israeli counsel for both parties held telephone conferences and further marked up provisions in the Business Combination Agreement for certain Israeli law issues.
On February 23, 2022, RNER engaged an independent investment banking firm to render an opinion with respect to the fairness of the Transaction.
During the end of February 2022, representatives of HUB Security and RNER as well as Oppenheimer A-Labs held calls to discuss and revise marketing materials, timing and investor targeting for the proposed PIPE transaction. Representatives of RNER and HUB Security also began to hold telephone conference calls to discuss the proposed PIPE transaction with a certain selected group of wall-crossed investors who agreed to be subject to certain confidentiality and other restrictions in order to gain access to information related to the proposed PIPE transaction.
On March 1, 2022, RNER reviewed the transaction consideration and began negotiations with HUB regarding the exclusion of certain unvested stock options of HUB in the formula.
On March 2, 2022, Loeb & Loeb circulated a further revised draft of the Business Combination Agreement which revised certain definitions with respect to share consideration, lowered the requirement for the aggregate transaction proceeds to $50,000,000, the amount to be raised by HUB Security under the PIPE transaction.
On March 3, 2022, RNER and Loeb & Loeb had a call with Latham & Watkins to discuss the share consideration and the formulae set forth in the Business Combination Agreement.
On March 9, 2022, Loeb & Loeb had a call with Israeli counsel for HUB to discuss certain pending litigation of HUB.
On March 9, 2022, March 10, 2022, and March 11, 2022, Loeb & Loeb and Latham & Watkins exchanged additional drafts of the Business Combination Agreement, which included additional changes to the representations and warranties and additional tax changes.
On March 14-17, 2022, Latham & Watkins circulated an initial draft of the press release announcing the transaction and the parties worked together to revise.
On March 15, 2022, RNER and HUB Security discussed and reviewed an illustration of Hub’s pro-forma capitalization following the closing. Also on March 15, 2022, Latham & Watkins circulated a revised draft of the Business Combination Agreement which included revisions to the earnout structure.

On March 16, 2022, the board of directors of HUB Security approved (i) the entry into the Business Combination Agreement, (ii) the consummation of the business combination, (iii) the consummation of the related transactions contemplated by the Business Combination Agreement and (iv) certain ancillary matters.
On March 21, 2022, the RNER Board held a telephonic meeting to review information regarding HUB, the material terms of the transaction, and the current state of the financial markets and economy in general. The Board determined that due to the accelerated pace of negotiations that the independent investment bank it had engaged to provide a fairness opinion would not be able to complete its review prior to the completion of negotiations. Accordingly, the Board of RNER, after a thorough analysis, made the determination that the Business Combination was in the best interest of the stockholders of the Company and decided to proceed with the Transaction notwithstanding the fact that the firm had not completed its analysis. The Board determined that it would proceed to obtain the fairness opinion after the execution of the definitive Business Combination Agreement as additional support for the decision made by the Board. After the execution of the Business Combination Agreement, RNER once more commenced the process to obtain the fairness opinion with the firm. However, shortly thereafter, the firm notified RNER that it did not intend to continue the engagement since the Business Combination Agreement had already been signed. The Board of RNER is currently evaluating whether to engage another independent investment bank to obtain such opinion.
From March 21, 2022 until March 23, 2022, all efforts focused on completing the Business Combination Agreement, and related supporting ancillary agreements. No further commercial term discussions were held.
On March 22, 2022, the parties agreed to the terms of the Business Combination Agreement and that it could be signed on the following day and the Business Combination Agreement was executed on March 23, 2022.
RNER’s Board of Directors’ Reasons for the Business Combination and The Recommendation of the Board of Directors
In evaluating the Business Combination, RNER’s board of directors reviewed a number of materials, including the transaction documentation, certain due diligence summary materials prepared by RNER’s management, investor presentation, and various industry and financial data and consulted with RNER’s management as well as legal and financial advisors. These advisors had full access to all of the materials provided to RNER and advised RNER’s board of directors on the opportunity and risks of the Business Combination.
In light of the number and wide variety of factors considered in connection with its evaluation of the Business Combination, RNER’s board of directors did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors that it considered in reaching its determination and supporting its decision. RNER’s board of directors viewed its decision as being based on all of the information available and the factors presented to and considered by it. In addition, individual directors may have given different weight to different factors. This explanation of RNER board of directors’ reasons for the Business Combination and all other information presented in this section is forward-looking in nature and, therefor, should be read in light of the factors discussed under “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data.”
The officers and directors of RNER have substantial experience in evaluating the operating and financial merits of companies within the cybersecurity sector and concluded that their experience and background and sector expertise enabled them to make the necessary analyses and determinations regarding the Business Combination. In addition, RNER’s officers and directors have substantial experience with mergers and acquisitions across a variety of sectors in the cybersecurity industry.
In evaluating the Business Combination, the RNER’s board of directors considered the criteria and guidelines to evaluate prospective business opportunities set by the RNER’s management team in the RNER IPO prospectus and has determined that HUB Security meets all of these criteria. Specifically, the RNER’s board of directors noted, among others, that:

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Established Business.   HUB Security is an established business, with established products, client base, and revenue stream.

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Business with Growth Potential.   HUB Security has an established leadership team and a desire to on board new senior talent to better execute against the growth plan. Since the business combination agreement was signed, HUB Security has appointed two very strong candidates to the Chairman and CFO positions.

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Need to improve Security Measures.   Cyber security threats are increasing and organizations are aware of the need to improve security measures and increase spend to counter such threats.

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Technology Leadership.   HUB Security has technology leadership in cyber security with a team recruited from the elite Unit 8200 and Unit 81 of the Israeli Defense Forces, a globally recognized leader in the field. The team’s competence was further confirmed in interviews conducted by cyber security consultant Northcliffe Consulting, commissioned by RNER as part of the due diligence.

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Loyal Client Base.   HUB Security has good relations with a loyal client base, confirmed by client interviews conducted by RNER as part of the due diligence.

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Strong Potential for M&A.   HUB Security has a strong potential for M&A in Europe and the United States with the prospect of helping to drive new cyber security solutions, customer acquisition, top line growth and EBITDA.

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Long-Term Intrinsic Value Potential.   Because of the abovementioned factors, among others, the RNER Board believes that HUB Security has attractive long term intrinsic value potential because of its growth potential, the importance of network cyber security, the ineffectiveness of the traditional cyber security solutions and HUB Security’s advanced technology.

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Redemption rights.   If the Business Combination closes, holders of RNER Common Stock may have all or any portion of their shares redeemed for cash, regardless of whether they vote for or against the Business Combination Proposal. This redemption option will allow each holder of RNER Common Stock to choose whether or not to invest in HUB Security. If the Business Combination fails to close, this redemption option will not be available until RNER finds and closes an alternative transaction in the future, which could take substantial time and may never occur. Given the state of the market, there are a more limited number of targets available for special purpose acquisition companies (each a “SPAC”), and it will be more difficult for RNER to identify and close an alternative transaction.

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Attractive valuation that can provide attractive returns for public investors.   The board of directors believes that HUB Security’s valuation is attractive relative to comparable publicly traded companies. Moreover, the valuation is supported by investors that have subscribed to the PIPE.

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HUB Security would benefit from our team’s expertise.   The RNER team’s continued involvement in HUB Security as shareholders, as well as Mr. Kearney’s involvement as a board member, following the Business Combination and their diverse experience in cybersecurity work, research, technology development and operations management can add substantial value to accelerate HUB Security’s research and development and commercialization efforts.

RNER’s board of directors also considered a variety of uncertainties and risks and other potentially negative factors concerning the Business Combination, including, but not limited to, the following:
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Future Financial Performance.   The risk that future financial performance may not meet RNER’s expectations due to factors in our control or out of our control, including due to economic cycles or other macroeconomic factors.

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Potential for Benefits not Achieved.   The risk that the potential benefits of the Business Combination, including HUB’s future value-creation strategies and identified cost savings or revenue opportunities, may not be fully achieved, or may not be achieved within the expected timeframe.

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Macroeconomic Risks and Uncertainty.   Macroeconomic and geo-political risks could prohibit HUB Security from achieving the full benefits of the proposed Business Combination.

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Regulatory changes.   Regulatory changes or actions of certain geographical locations may restrict the use of digital assets or the operation of digital asset networks in a manner that may require HUB to cease certain or all operations, which could have a material adverse effect on its business, financial condition, operations and growth prospects.
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Public company experience.   Most of HUB’s management has limited experience in operating a public company. The public company requirements may strain HUB’s resources and divert management’s attention.

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Fees and expenses.   The legal, accounting, advisory and compliance expenses associated with completing the Business Combination may exceed HUB’s expectations

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Redemption Risk.   The potential that a significant number of RNER stockholders elect to redeem their shares prior to the consummation of the Business Combination and pursuant to RNER’s existing charter, which would potentially make the Business Combination more difficult or impossible to complete.

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Stockholder Vote.   The risk that RNER’s stockholders may fail to provide the respective votes necessary to effect the Business Combination.

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Closing Conditions.   The fact that completion of the Business Combination is conditioned on the satisfaction of certain closing conditions that are not within the RNER’s control.

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Litigation.   The possibility of litigation challenging the Business Combination or that an adverse judgment granting permanent injunctive relief could indefinitely enjoin consummation of the Business Combination.

In addition to considering the factors described above, RNER’s board of directors also considered other factors including, without limitation:
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Interests of Certain Persons.   Some officers and directors of RNER may have interests in the Business Combination. See the section titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Business Combination” beginning on page 96 of this proxy statement/prospectus;

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Business Combination Opportunities.   Each of RNER’s directors and officers presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. RNER’s directors and officers also may have become aware of business combination opportunities which may have been appropriate for presentation to RNER and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should have been presented. These conflicts may not have been resolved in RNER’s favor and such potential business combination opportunities may have been presented to other entities prior to their presentation to RNER. RNER’s Amended and Restated Certificate of Incorporation provides that, to the extent permitted by applicable law, RNER renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (i) which may be a business combination opportunity for an entity related to a director or officer of RNER, on the one hand, and RNER, on the other, or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and RNER waives any claim or cause of action it may have in respect thereof. RNER does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors or waiver of corporate opportunity materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination; and

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Other Risks.   Various other risks associated with HUB Security’s business, as described in the section entitled “Risk Factors” appearing elsewhere in this proxy statement/prospectus.

RNER’s board of directors concluded that the potential benefits that it expected RNER and its stockholders to achieve as a result of the Business Combination outweighed the potentially negative factors associated with the Business Combination. Accordingly, RNER’s board of directors determined that the Business Combination Agreement and the Business Combination contemplated therein were advisable, fair to and in the best interests of RNER and its stockholders.

Unaudited Prospective Financial Information of HUB Security
Prior to approval by the RNER board and the execution of the Business Combination Agreement and related agreements, HUB Security provided RNER with certain internal, unaudited prospective financial information (“Financial Projections”).
This prospective financial information was not prepared with a view toward compliance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information, or GAAP or IFRS with respect to forward looking financial information. HUB Security does not, as a matter of course, make public projections as to future performance, revenues, earnings or other results of operations. The Financial Projections were prepared solely for internal use, capital budgeting and other management purposes. The Financial Projections are subjective in many respects and therefor susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments, and were not intended for third-party use, including by investors or equity or debt holders. The Financial Projections should not be viewed as public guidance.
The Financial Projections are being included in this proxy statement because they were made available to the RNER board, for its evaluation of the proposed transaction, and, at the direction and with approval of RNER management. In its presentation to the RNER board, RNER management presented the Financial Projections.
The Financial Projections were prepared in good faith by HUB Security’s management, based on their reasonable best estimates and assumptions with respect to the expected future financial performance of HUB Security at the time the Financial Projections were prepared and speak only as of that time. HUB Security believes that the assumptions used to derive its forecasts were both reasonable and supportable as of that time. In preparing these models, HUB Security’s management relied on a number of factors, including the executive team’s experience, the historical performance and track record of HUB Security. The Financial Projections for revenue reflect the consistent application of the accounting policies of HUB Security and should be read in conjunction with the accounting policies included in Note 2 to HUB Security’s audited consolidated financial statements included elsewhere in this proxy statement/prospectus. EBITDA included in the prospective financial information is considered a non-IFRS financial measure. EBITDA should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS. Non-IFRS financial measures as used by HUB Security may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-IFRS financial measures and therefore are not subject to SEC rules regarding disclosures of non-IFRS financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to an IFRS financial measure. Reconciliations of non-IFRS financial measures were not relied upon by the RNER board in connection with its consideration of the proposed transaction. Accordingly, we have not provided a reconciliation of such financial measures.
HUB Security’s results may differ from the Financial Projections in future periods. None of HUB Security, RNER or their respective affiliates, advisors, officers, directors, partners or representatives undertake any obligation to update or otherwise revise or reconcile the Financial Projections to reflect circumstances existing after the date the Financial Projections were generated, including in respect of the potential impact of the COVID-19 pandemic (or any escalation thereof), or to reflect the occurrence of future events even in the event that any or all of the assumptions underlying the Financial Projections are shown to be in error, in each case, except as may be required under applicable law. We will not refer back to the Financial Projections in our future periodic reports filed under the Exchange Act. The Financial Projections do not take into account the possible financial and other effects on HUB Security of the Business Combination and do not attempt to predict or suggest future results of HUB Security. The Financial Projections do not give effect to any of the Business Combination, the impact of negotiating or executing the Business Combination Agreement, the expenses that may be incurred in connection with consummating the Business Combination, the effect on HUB Security of any business or strategic decision or action that has been or will be taken as a result of the Business Combination Agreement having been executed, or the effect of any business or strategic decisions or actions that may have been taken if the Business Combination

Agreement had not been executed. Further, the Financial Projections do not take into account the effect of any possible failure of the Business Combination to occur.
None of HUB Security, RNER, HUB Security’s and RNER’s affiliates, advisors, officers, directors or other representatives have made or makes any representation to any RNER stockholder or any other person regarding HUB Security’s ultimate performance compared to the information contained in the Financial Projections or that the Financial Projections will be achieved. HUB Security has made no representation to RNER in the Business Combination Agreement or otherwise concerning the accuracy or reliability of the Financial Projections. While presented with numerical specificity, the Financial Projections were based on numerous variables and assumptions known to HUB Security and RNER at the time of preparation. These variables and assumptions are inherently uncertain and many are beyond the control of HUB Security or RNER. Important factors that may affect actual results and cause the Financial Projections to not be achieved include, but are not limited to, risks and uncertainties relating to the businesses of HUB Security (including its ability to achieve strategic goals, objectives and targets over applicable periods), industry performance, the competitive environment, changes in technology, general business and economic conditions and other factors described or referenced under the sections entitled “ Risk Factors “ and “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data “ Various assumptions underlying the Financial Projections may prove to not have been, or may no longer be, accurate. HUB Security’s actual results for the future periods may be significantly higher or lower than projected in the Financial Projections. The Financial Projections also reflect assumptions as to certain business strategies or plans that are subject to change. As a result, the inclusion of the Financial Projections in this proxy statement/prospectus should not be relied on as “guidance” or otherwise predictive of actual future events, and actual results may differ materially from the Financial Projections. For all of these reasons, the forward-looking financial information described below and the assumptions upon which they are based (i) are not guarantees of future results, (ii) are inherently speculative and (iii) are subject to a number of risks and uncertainties, and readers of this proxy statement/prospectus are cautioned not to rely on them.
The prospective financial information included in this document, including the Financial Projections, has been prepared by, and subject to the disclaimers and reservations in this section, is the responsibility of, HUB Security’s management. Neither the HUB Security’s independent auditors, nor any other independent accountants, have audited reviewed, examined, compiled nor applied agreed-upon procedures with respect to the prospective financial information contained herein. Accordingly, Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global does not express an opinion or any other form of assurance with respect thereto. The audit reports included in this proxy statement/prospectus relate to historical financial information. They do not extend to the prospective financial information and should not be read to do so.
EXCEPT AS REQUIRED BY APPLICABLE SECURITIES LAWS, HUB SECURITY DOES NOT INTEND TO MAKE PUBLICLY AVAILABLE ANY UPDATE OR OTHER REVISION TO THE PROSPECTIVE FINANCIAL INFORMATION. THE PROSPECTIVE FINANCIAL INFORMATION DOES NOT TAKE INTO ACCOUNT ANY CIRCUMSTANCES OR EVENTS OCCURRING AFTER THE DATE THAT THE INFORMATION WAS PREPARED. READERS OF THIS PROXY STATEMENT/PROSPECTUS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THE UNAUDITED PROSPECTIVE FINANCIAL INFORMATION SET FORTH BELOW. NONE OF HUB SECURITY, RNER NOR ANY OF THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, ADVISORS OR OTHER REPRESENTATIVES HAS MADE OR MAKES ANY REPRESENTATION TO ANY HUB SECURITY SHAREHOLDER, RNER STOCKHOLDER OR ANY OTHER PERSON REGARDING ULTIMATE PERFORMANCE COMPARED TO THE INFORMATION CONTAINED IN THE PROSPECTIVE FINANCIAL INFORMATION OR THAT FINANCIAL AND OPERATING RESULTS WILL BE ACHIEVED.
Certain of the measures included in the prospective financial information may be considered non-IFRS financial measures. Non-IFRS financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with IFRS, and non-IFRS financial measures as used by HUB Security may not be comparable to similarly titled amounts used by other companies. Financial measures provided to a financial advisor in connection with a business combination transaction are excluded from the definition of non-IFRS financial measures and therefore are not subject to SEC rules regarding disclosures of non-IFRS financial measures, which would otherwise require a reconciliation of a non-IFRS financial measure to a IFRS financial measure. Accordingly, we have not provided a reconciliation of such financial measures.
The following table sets forth a summary of the Financial Projections regarding HUB Security for the years 2022, 2023, 2024, 2025 and 2026 assuming all holders of RNER public shares exercise their redemption rights in connection with the Business Combination:
	Forecast for the Year Ended December 31,
(USD in millions)	2022E	2023E	2024E	2025E	2026E
Revenue	115.2	174.5	264.3	444.8	712.0
Gross profit	36.2	74.7	134.2	254.4	446.6
EBITDA	10.9	20.6	45.0	95.6	175.7
The Financial Projections are based on information as of the time that the Financial Projections were prepared, and reflect numerous assumptions including assumptions with respect to general business, economic, market, regulatory and financial conditions and various other factors, all of which are difficult to predict and many of which are beyond HUB Security’s control, such as the risks and uncertainties contained in the section “Risk Factors”.
The HUB Security prospective financial information was prepared using several assumptions, including the following assumptions that HUB Security management believed to be material:
•
projected revenue is based on a variety of operational assumptions including, among others, continued development of our technology solutions for adoption by our customers, timing for release of new solutions and assumptions about their expected adoption, the continued growth of our markets; and

•
other key assumptions impacting profitability projections including headcount, research and development costs, sales and marketing costs and excluding costs associated with public company operations and compliance.

Satisfaction of 80% Test
It is a requirement under the RNER Charter that any business acquired by RNER have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the business combination agreement commissions and taxes payable) at the time of the execution of a definitive agreement for an initial business combination. The balance of the funds in the Trust Account (excluding business combination agreement commissions and taxes payable) at the time of the execution of the Business Combination Agreement with HUB Security was approximately $175 million and 80% thereof represents 140 million. RNER’s board of directors has determined that the fair market value of the HUB Security meets this test.
In making such determination, RNER’s board of directors considered, among other factors, the implied valuation of HUB Security based on comparable publicly traded companies in addition to HUB Security’s likely prospects of substantial revenue generation based on the potential application of its therapy, proprietary technology and strong management team (as discussed in the section of this proxy statement/prospectus entitled “Proposal One — The Business Combination Proposal — RNER’s Board of Directors’ Reasons for the Business Combination and Recommendation of the Board of Directors”) and the price per HUB Security ordinary share to be paid by PIPE Investors in the PIPE Investment. As a result, RNER’s board of directors concluded that the fair market value of HUB Security was significantly in excess of 80% of the funds held in the Trust Account (excluding the business combination agreement commissions and taxes payable).
Interests of Certain Persons in the Business Combination
In considering the recommendation of RNER’s board of directors to vote in favor of approval of the Business Combination Proposal and the Charter Proposals, stockholders should keep in mind that the

Sponsor and RNER’s directors and executive officers have interests in such proposals that are different from, or in addition to, those of RNER’s stockholders generally. In particular:
•
If the Business Combination with HUB Security or another business combination is not consummated by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter), RNER will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and board of directors, dissolving and liquidating. In such event, the Founder Shares held by the Sponsor, which were acquired for an aggregate purchase price of $25,000 prior to the RNER IPO, would be worthless because the holders are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $      million based upon the closing price of $      per share on Nasdaq on      , 2022 (taking into account shares forfeited pursuant to the Sponsor Support Agreement). On the other hand, if the Business Combination is consummated, each outstanding share of RNER Common Stock (other than the shares forfeited pursuant to the Sponsor Support Agreement) will be converted into one HUB Security ordinary share. In the aggregate, the 4,312,500 Founder Shares will be exchanged for 4,312,403 HUB Security ordinary shares.

•
The Sponsor, as well as RNER’s CEO and CFO, purchased an aggregate of 596,200 private placement units from RNER for $10.00 per unit. This purchase took place on a private placement basis simultaneously with the consummation of the RNER IPO. Nearly all of the proceeds RNER received from these purchases were placed in the Trust Account. Such private placement units had an aggregate market value of approximately $      million based upon the closing price of $      per unit on Nasdaq on      , 2022. The private placement units are each composed of one share of RNER common stock and one RNER warrant. The RNER warrants will become worthless if RNER does not consummate a business combination by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). On the other hand, if the Business Combination is consummated, each outstanding private placement warrant (other than the warrants forfeited pursuant to the Sponsor Support Agreement) will be exchanged for one warrant of HUB Security, assuming that the Stock Split has been effected.

•
If RNER is unable to complete a business combination within the required time period under the RNER Charter, the Sponsor will be liable under certain circumstances described herein to ensure that the proceeds in the Trust Account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by RNER for services rendered or contracted for or products sold to RNER. If RNER consummates a business combination, on the other hand, RNER will be liable for all such claims.

•
The Sponsor and RNER’s officers and directors and their affiliates are entitled to reimbursement of activities on RNER’s behalf, such as identifying and investigating possible business targets and business combinations. However, if RNER fails to consummate a business combination within the required time period under the RNER Charter, they will not have any claim against the Trust Account for reimbursement. Accordingly, RNER may not be able to reimburse these expenses if the Business Combination or another business combination is not completed by January 7, 2023 (or such later date as may be approved by RNER’s stockholders in an amendment to the RNER Charter). As of the record date, the Sponsor and RNER’s officers and directors and their affiliates had incurred approximately $      of unpaid reimbursable expenses.

•
The Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to public stockholders rather than liquidate.

•
Based on the difference in the purchase price of $0.006 that the Sponsor paid for the Founder Shares, as compared to the purchase price of $10.00 per Public Unit sold in the IPO, the Sponsor may earn a positive rate of return even if the share price of the Combined Company after the Closing falls below the price initially paid for the Units in the RNER IPO and the Public Shareholders experience a negative rate of return following the Closing of the Business Combination.

•
In the event that a business combination is not effected, the Sponsor will not be entitled to any reimbursement of funds invested in RNER. In total, the Sponsor has invested $5,987,000 for securities that would be worthless absent the completion of a business combination. The Sponsor, its affiliates and RNER’s officers and directors have no loans outstanding to RNER.

•
The Business Combination Agreement provides for the continued indemnification of RNER’s current directors and officers and the continuation of directors and officers liability insurance covering RNER’s current directors and officers.

•
RNER’s Sponsor, officers and directors (or their affiliates) may make loans from time to time to RNER to fund certain capital requirements. On March 12, 2021, the Sponsor agreed to loan RNER an aggregate of up to $975,000 to cover expenses related to the RNER IPO pursuant to a promissory note that was repaid in full upon the completion of the RNER IPO. Additional loans may be made after the date of this proxy statement/prospectus. If the Business Combination is not consummated, the loans will not be repaid and will be forgiven except to the extent there are funds available to RNER outside of the Trust Account.

•
Matthew Kearney, RNER’s chairman and CEO will be a member of the board of directors of HUB Security following the closing of the Business Combination and, therefor, in the future Mr. Kearney will receive any cash fees, stock options or stock awards that HUB Security’s board of directors determines to pay to its non-executive directors.

•
Each of RNER’s directors and officers presently has fiduciary or contractual obligations to other entities pursuant to which such officer or director is required to present a business combination opportunity to such entity. RNER’s directors and officers also may have become aware of business combination opportunities which may have been appropriate for presentation to RNER and the other entities to which they owe certain fiduciary or contractual duties. Accordingly, they may have had conflicts of interest in determining to which entity a particular business opportunity should have been presented. These conflicts may not have been resolved in RNER’s favor and such potential business combination opportunities may have been presented to other entities prior to their presentation to RNER. RNER’s Amended and Restated Certificate of Incorporation provides that, to the extent permitted by applicable law, RNER renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter (i) which may be a business combination opportunity for an entity related to a director or officer of RNER, on the one hand, and RNER, on the other, or (ii) the presentation of which would breach an existing legal obligation of a director or officer to another entity, and RNER waives any claim or cause of action it may have in respect thereof. RNER does not believe, however, that the fiduciary duties or contractual obligations of its officers or directors or waiver of corporate opportunity materially affected its search for an acquisition target nor will materially impact its ability to complete the proposed Business Combination.

Anticipated Accounting Treatment
The Transactions are comprised of a series of transactions pursuant to the Business Combination Agreement, as described elsewhere in this proxy statement/prospectus. For accounting purposes, the Transactions will be effectuated by three main steps:
(1)   The exchange of shares held by HUB Security shareholders, which is accounted for as a recapitalization in accordance with IFRS.
(2)   The merger of RNER with Merger Sub, which is not within the scope of IFRS 3 (“Business Combinations”) since RNER does not meet the definition of a business in accordance with IFRS 3. Any difference between the fair value of HUB Security ordinary shares issued and the fair value of RNER’s identifiable net assets should to be recorded as a transaction expense related to the recapitalization. For purposes of the unaudited pro forma condensed combined financial information, it is assumed that the fair value of each individual HUB Security ordinary share issued to RNER Stockholders is equal to the fair value of each individual HUB Security ordinary share resulting from the $1.28 billion pro forma combined equity value assigned to HUB Security in the Business Combination Agreement.

(3)   The Subscription Agreements related to the PIPE Investment, which were executed concurrently with the Business Combination Agreement, will result in the issuance of HUB Security ordinary shares, leading to an increase in share capital and share premium.
Regulatory Matters
The Business Combination is not subject to any federal or state regulatory requirement or approval, except for filings with the State of Delaware necessary to effectuate the Business Combination.
On August 9, 2022, the Israeli court approved convening a meeting of HUB Seucirty’s shareholders and traded options holders (two separate meetings), which will be also held separately for the following separate classes — (1) the controlling shareholders, company’s officers and principal shareholders; and (2) securities holders from the public to vote on (1) the approval of the Business Combination and related matters and (2) to the extent the Business Combination resolution is approved, to instruct HUB Security to apply to the Israeli court to approve the delisting (or suspension) from trade in on the TASE simultaneously with the beginning of trade on Nasdaq, such that there will be no simultaneous trading in both markets.
As a company incorporated in Israel, even if approved by the Israeli court for delisting from the TASE, the Israeli Securities Law shall continue to apply and HUB Security shall still be subject to reporting obligations in Israel unless otherwise exempt in accordance with Israeli law.
The Israeli court approval for convening the shareholders and optionholder meetings does not necessarily mean that the court will approve the resolution calling for the delisting of HUB Security shares and options from the TASE. Further, the Israeli court decision remains subject to any objections, to the extent filed, by the Israeli Securities Authority and/or the TASE.
Required Vote
The approval of the Business Combination Proposal will require the affirmative vote of the holders of the issued and outstanding RNER Common Stock present and entitled to vote at the meeting to approve the Business Combination. Abstentions will have the same effect as a vote “against” the Business Combination Proposal. Brokers are not entitled to vote on the Business Combination Proposal absent voting instructions from the beneficial holder and, consequently, broker non-votes will have no effect on the Business Combination Proposal. The Transactions will not be consummated if RNER has less than $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Securities Exchange Act) either immediately prior to or upon consummation of the Transactions.
The approval of the Business Combination Proposal is a condition to the consummation of the Transactions. If the Business Combination Proposal is not approved, the other proposals (except an Adjournment Proposal, as described below) will not be presented to the RNER stockholders for a vote.
Recommendation of RNER’s Board of Directors
RNER’S BOARD OF DIRECTORS RECOMMENDS THAT THE RNER STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE BUSINESS COMBINATION PROPOSAL.
No Appraisal Rights
Under Section 262 of the DGCL, the holders of RNER Common Stock will not have appraisal rights in connection with the Business Combination.
Resale of HUB Security Ordinary Shares
The HUB Security ordinary shares to be issued in connection with the Business Combination will be freely transferable under the Securities Act except for shares issued to any shareholder who may be deemed for purposes of Rule 144 under the Securities Act an “affiliate” of RNER immediately prior to the Effective Time or an “affiliate” of HUB Security following the Business Combination. Persons who may be deemed to be affiliates include individuals or entities that control, are controlled by, or are under common control with, HUB Security or RNER (as appropriate) and may include the executive officers, directors and significant shareholders of HUB Security or RNER (as appropriate).
Stock Exchange Listing of HUB Security Ordinary Shares
HUB Security will use commercially reasonable efforts to cause, prior to the Effective Time, the HUB Security ordinary shares and warrants issuable pursuant to the Business Combination Agreement to be approved for listing on Nasdaq under the symbols “HUBC” and “HUBCW,” respectively, subject to official notice of issuance. Approval of the listing on Nasdaq of the HUB Security ordinary shares and warrants (subject to official notice of issuance) is a condition to each party’s obligation to complete the Business Combination. HUB Security will also use reasonable efforts to delist its securities from the TASE concurrently with or as promptly as possible following the closing of the Business Combination.
Delisting and Deregistration of RNER Securities
If the Business Combination is completed, shares of Class A common stock, RNER warrants and RNER’s units will be delisted from Nasdaq and will be deregistered under the Exchange Act.
Combined Company Status as a Foreign Private Issuer under the Exchange Act
Following the consummation of the Business Combination, HUB Security expects to be a “foreign private issuer” under SEC rules. Consequently, upon consummation of the Business Combination, the combined company will be subject to the reporting requirements under the Exchange Act applicable to foreign private issuers. The combined company will be required to file its annual report on Form 20-F for the year ending December 31, 2022 with the SEC by April 30, 2023. In addition, the combined company will furnish reports on Form 6-K to the SEC regarding certain information required to be publicly disclosed by the combined company in Israel or that is distributed or required to be distributed by the combined company to its shareholders.
Based on its foreign private issuer status, the combined company will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as a U.S. company whose securities are registered under the Exchange Act. The combined company will also not be required to comply with Regulation FD, which addresses certain restrictions on the selective disclosure of material information. In addition, among other matters, the combined company officers, directors and principal shareholders will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules under the Exchange Act with respect to their purchases and sales of the HUB Security ordinary shares.
Given the substantial number of HUB Security ordinary shares that HUB Security will issue in the Business Combination to RNER stockholders who are U.S. residents and the prospective, increased U.S.-oriented profile of the combined company’s officers and directors, assets and business administration, it is possible that the combined company will lose its status as a foreign private issuer after the Business Combination, potentially as soon as December 31, 2023. If that happens, the combined company will no longer be exempt from such rules and, among other things, will be required to file quarterly reports on Form 10-Q containing interim financial statements as if it were a company incorporated in the United States, as well as annual reports on Form 10-K. The combined company’s qualification for foreign private issuer status will be tested again as of June 30, 2023, (the final business day of the second fiscal quarter in 2022) to determine whether the combined company will instead be subject to the reporting requirements applicable to U.S. companies registered under the Exchange Act beginning at the start of 2023. If it no longer meets the definition of a “foreign private issuer” as of that test date, the combined company will begin to be required to file a quarterly report on Form 10-Q for the quarter ending March 31, 2024, and will be required to continue to file quarterly reports with the SEC thereafter.
Despite its initial exemption due to its foreign private issuer status, HUB Security, and following the consummation of the Business Combination, the combined company, nevertheless expects to issue interim quarterly financial information publicly and to furnish it to the SEC on Form 6-K.

Combined Company Status as an Emerging Growth Company under U.S. Federal Securities Laws and Related Implications
Each of RNER and HUB Security is, and, following the Business Combination, the combined company will be, an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, the combined company will be eligible to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in the combined company’s periodic reports and proxy statements, and exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. If some investors find the combined company’s securities less attractive as a result, there may be a less active trading market for the combined company’s securities and the prices of the combined company’s securities may be more volatile.
The combined company will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the combined company’s initial public offering, (b) in which the combined company’s has total annual gross revenue of at least $1.07 billion, or (c) in which the combined company is deemed to be a large accelerated filer, which means the market value of the combined company’s common equity that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter; and (ii) the date on which the combined company has issued more than $1.00 billion in non-convertible debt securities during the prior three-year period. References herein to “emerging growth company” have the meaning associated with it in the JOBS Act.

PROPOSAL TWO — THE CHARTER PROPOSALS
The Charter Proposals, if approved, will approve the following material differences between the RNER Charter and the HUB Security Articles to be in effect following the Business Combination:
•
the name of the new public entity will be “HUB Cyber Security (Israel) Ltd.” as opposed to “Mount Rainier Acquisition Corp.”;

•
HUB Security’s corporate existence is perpetual as opposed to RNER’s corporate existence terminating if a business combination is not consummated within a specified period of time; and

•
the HUB Security Articles do not include the various provisions applicable only to special purpose acquisition corporations that the RNER Charter contains.

In the judgment of RNER’s board of directors, the Charter Proposals are desirable for the following reasons:
•
the name of the new public entity is desirable to reflect the Business Combination and the combined business going forward; and

•
the provisions that relate to the operation of RNER as a blank check company prior to the consummation of its initial business combination would not be applicable after the Business Combination (such as the obligation to dissolve and liquidate if a business combination is not consummated in a certain period of time).

For a comparison of the RNER Charter and HUB Security Articles, see “Comparison of Rights of HUB Security Shareholders and RNER Stockholders.”
Pursuant to the Business Combination Agreement, the approval of the Charter Proposals is a condition to the adoption of the Business Combination Proposal and vice versa. Accordingly, if the Business Combination Proposal is not approved, the Charter Proposals will not be presented at the special meeting.
A copy of the HUB Security Articles, as will be in effect assuming approval of all of the Charter Proposals and upon consummation of the Transactions, is attached to this proxy statement/prospectus as Annex B.
Required Vote
The approval of each of the Charter Proposals will require the affirmative vote of the holders of a majority of the issued and outstanding RNER Common Stock. Abstentions will have the same effect as a vote “against” the Charter Proposals. The Charter Proposal to approve “HUB Cyber Security (Israel) Ltd.” as the name of the new public entity is a routine proposal and, accordingly, your broker, bank or nominee may vote your shares with respect to such proposal without receiving voting instructions. Consequently, there should be no broker non-votes with respect to such proposal. Each of the other Charter Proposals is considered a non-routine proposal, and, accordingly, brokers are not entitled to vote on those proposals without receiving voting instructions, and broker non-votes with respect to such other Charter Proposals will have the same effect as a vote “against” each such proposal.
Recommendation
RNER’S BOARD OF DIRECTORS RECOMMENDS THAT RNER STOCKHOLDERS VOTE “FOR” THE APPROVAL OF EACH OF THE CHARTER PROPOSALS.

PROPOSAL THREE — THE ADJOURNMENT PROPOSAL
The Adjournment Proposal, if adopted, will allow RNER’s board of directors to adjourn the special meeting to a later date or dates, if necessary. In no event will RNER solicit proxies to adjourn the special meeting or consummate the Transactions beyond the date by which it may properly do so under the RNER Charter and Delaware law. The purpose of the Adjournment Proposal is to provide more time to meet the requirements that are necessary to consummate the Transactions. See the section titled “Proposal One — The Business Combination Proposal — Interests of Certain Persons in the Transactions.”
Consequences If the Adjournment Proposal Is Not Approved
If the Adjournment Proposal is presented to the meeting and is not approved by the stockholders, RNER’s board of directors may not be able to adjourn the special meeting to a later date or dates. In such event, the Transactions would not be completed.
Required Vote
The approval of the Adjournment Proposal will require the affirmative vote of the holders of a majority of the shares of RNER Common Stock present and entitled to vote at the special meeting. Abstentions will have the same effect as a vote “against” on the Adjournment Proposal. Broker non-votes will have no effect on the Adjournment Proposal.
Recommendation
RNER’S BOARD OF DIRECTORS RECOMMENDS THAT RNER STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

THE BUSINESS COMBINATION AGREEMENT
For a discussion of the Business Combination structure and merger consideration provisions of the Business Combination Agreement, see the section entitled “Proposal One — The Business Combination Agreement Proposal.” Such discussion and the following summary of other material provisions of the Business Combination Agreement is qualified by reference to the complete text of the Business Combination Agreement, a copy of which is attached as Annex A to this proxy statement/prospectus. All RNER stockholders are encouraged to read the Business Combination Agreement in its entirety for a more complete description of the terms and conditions of the Business Combination.
The Business Combination Agreement summary below is included in this proxy statement/prospectus only to provide you with information regarding the terms and conditions of the Business Combination Agreement and not to provide any other factual information regarding RNER, HUB Security or their respective businesses. Accordingly, the representations and warranties and other provisions of the Business Combination Agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this proxy statement/prospectus.
Closing and Effective Time of the Transactions
The Closing will take place as promptly as reasonably practicable, but in no event later than the third business day following the satisfaction of the conditions set forth in the Business Combination Agreement (the “Closing Date”) and summarized below under the subsection entitled “The Business Combination Agreement — Conditions to Closing of the Transactions,” unless RNER and HUB Security agree in writing to another time or unless the Business Combination Agreement is terminated pursuant to its terms. The Transactions are expected to be consummated promptly after the special meeting of RNER’s stockholders described in this proxy statement/prospectus.
Representations and Warranties
The Business Combination Agreement contains representations and warranties of RNER relating, among other things, to:
•
corporate organization and qualification;

•
the authorization, delivery and enforceability of the Business Combination Agreement and the Ancillary Documents;

•
governmental approvals and no conflicts;

•
brokers’ fees;

•
information supplied;

•
capitalization;

•
SEC filings;

•
Trust Account;

•
indebtedness;

•
transactions with affiliates;

•
litigation and proceedings;

•
compliance with laws;

•
business activities;

•
internal controls;

•
Nasdaq listing;

•
financial statements;

•
absence of undisclosed liabilities;

•
taxes;

•
material contracts;

•
absence of certain changes;

•
employee benefits;

•
Sponsor Support Agreement;

•
Investment Company Act;

•
charter provisions;

•
anti-corruption compliance;

•
non-Israeli residency; and

•
independent investigation and absence of outside reliance.

The Business Combination Agreement contains representations and warranties of HUB Security and its subsidiaries relating, among other things, to:
•
organization and qualification;

•
capitalization;

•
the authorization, delivery and enforceability of the Business Combination Agreement and the Ancillary Documents;

•
financial statements;

•
internal controls;

•
absence of undisclosed liabilities;

•
governmental approvals and no conflicts;

•
permits;

•
material contracts;

•
absence of certain changes;

•
litigation and proceedings;

•
compliance with laws;

•
employee benefits;

•
environmental matters;

•
intellectual property;

•
privacy;

•
labor matters and independent contractors;

•
insurance;

•
taxes;

•
brokers’ fees;

•
real and personal property;

•
transactions with affiliates;

•
anti-corruption compliance;

•
customers and suppliers;

•
PIPE Investment;

•
information supplied;

•
independent investigation and absence of outside reliance; and

•
governmental grants.

Covenants
The parties have each agreed to use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by the Business Combination Agreement. RNER and HUB Security have each also agreed to use commercially reasonable efforts to conduct and operate their respective businesses in the ordinary course of business in all material respects, consistent with past practice and in material compliance with all applicable laws through the earlier of the Closing or the valid termination of the Business Combination Agreement pursuant to its terms.
RNER and HUB Security have agreed that, unless otherwise required or permitted under the Business Combination Agreement, and subject to certain disclosed exceptions, neither HUB Security nor its subsidiaries will take the following actions during the interim period from the date of the Business Combination Agreement through the earlier of the Closing or the valid termination of the Business Combination Agreement pursuant to its terms, among others, except as consented to in writing by RNER (such consent not to be unreasonably withheld, conditioned or delayed):
•
declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any equity securities of HUB Security or its subsidiaries or split, reserve split, reclassify, recapitalize, repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding equity securities of HUB Security or its subsidiaries, other than (w) a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, (x) dividends or distributions, declared, set aside or paid by any of HUB Security’s subsidiaries to HUB Security or any subsidiary that is, directly or indirectly, wholly owned by Hub, (y) any dividends or distributions required under the governing documents of any joint venture of any subsidiaries of Hub and (z) in connection with the net exercise or settlement of awards under a Company Equity Plan;

•
merge, consolidate, combine or amalgamate HUB Security or any of its subsidiaries with any person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any equity security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in this proxy statement/prospectus pursuant to Rule 3-05 of Regulation S-X under the Securities Act;

•
adopt any amendments, supplements, restatements or modifications to HUB Security’s or any of its subsidiaries’ governing documents;

•
transfer, issue, sell, grant, pledge, or otherwise directly or indirectly dispose of, or subject to a lien, (A) any equity securities of HUB Security or any of its subsidiaries or (B) any options, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating HUB Security or any of its subsidiaries to issue, deliver or sell any equity securities of HUB Security or any of its subsidiaries, other than (x) the issuance of shares of capital stock of HUB Security upon the exercise of any Company Equity Award outstanding on the date of the Business Combination Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement, (y) the issuance of Company Equity Awards in the ordinary course of business or in accordance with the terms of employment agreements or (z) the issuance of shares of capital stock of HUB Security to additional subscribers pursuant to the terms of additional Subscription Agreements entered into after the date of the Business Combination Agreement in connection with the PIPE Financing;

•
incur, create or assume any indebtedness in excess of $1,000,000, other than (A) ordinary course trade payables, (B) between Hub and any of its wholly owned subsidiaries or between any of such wholly owned subsidiaries or (C) in connection with borrowings, extensions of credit and other financial accommodations under HUB Security’s and its subsidiaries’ existing credit facilities, notes and other existing indebtedness and, in each case, any refinancing thereof;
•
make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any person, other than (A) intercompany loans or capital contributions between HUB Security and any of its wholly owned subsidiaries, (B) the reimbursement of expenses of employees in the ordinary course of business and consistent with past practice, (C) prepayments and deposits paid to suppliers of HUB Security or its subsidiaries in the ordinary course of business, (D) trade credit extended to customers of HUB Security or its subsidiaries in the ordinary course of business and (E) advances to wholly owned subsidiaries of HUB Security;

•
except (w) in the ordinary course of business consistent with past practice, (x) as required under the existing terms of any Employee Benefit Plan or (y) as required by any applicable law (A) adopt, enter into, terminate or materially amend any material Employee Benefit Plan or any other material benefit or compensation plan, policy, program, agreement, trust, fund or contract that would be an Employee Benefit Plan if in effect as of the date of the Business Combination Agreement, (B) materially increase the compensation or benefits payable to any current or former employee, officer, director, or individual independent contractor of HUB Security or its subsidiaries whose annual base compensation exceeds $250,000, or (C) take any action to accelerate any payment, right to payment, vesting or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee, officer, director, or individual independent contractor of HUB Security or its subsidiaries under any Employee Benefit Plan;

•
amend, terminate, or enter into any collective bargaining agreement;

•
except in the ordinary course of business consistent with past practice, hire, engage, or terminate (without cause) any employee or independent contractor with annual base compensation in excess of $250,000;

•
implement or announce any plant closings, employee layoffs, furloughs, reductions-in-force, reduction in terms and conditions of employment, or other personnel actions that could implicate the Worker Adjustment and Retraining Notification Act or other similar Israeli laws;

•
make or rescind any material election relating to taxes (other than elections made in the ordinary course of business), settle any material claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, file any material amended tax return or surrender any claim for material refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or tax policies or procedures;

•
enter into any settlement, conciliation or similar contract outside of the ordinary course of business the performance of which would involve the payment by HUB Security or its subsidiaries in excess of $1,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on HUB Security or its subsidiaries (or RNER or any of its affiliates after the Closing);

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving HUB Security or its subsidiaries;

•
change Hub’s or its subsidiaries’ accounting principles or methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or International Financial Reporting Standards;

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions contemplated by the Business Combination Agreement;

•
except for entries, modifications, amendments, waivers, terminations or non-renewals, in each case, in the ordinary course of business, enter into, materially modify, materially amend, assign, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any material contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material contract pursuant to its terms) or any real property lease;
•
fail to maintain the leased real property in substantially the same condition as of the date of the Business Combination Agreement, other than ordinary wear and tear, casualty and condemnation;

•
abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license any material company owned intellectual property to any person or otherwise extend, amend, or modify any material company owned intellectual property (other than in the ordinary course of business);

•
sell, lease, license, encumber or otherwise dispose of any material properties or assets other than in the ordinary course of business;

•
close any material facility or discontinue any material line of business or material business operations;

•
suffer any lien on or transfer, let lapse, abandon or dispose of any material company owned intellectual property or (B) license any material company owned intellectual property, except for non-exclusive licenses granted in the ordinary course of business;

•
limit the right of HUB Security or its subsidiaries to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any person or grant any exclusive or similar rights to any person, except where such limit does not, and would not be reasonably likely to, individually or in the aggregate, materially or adversely affect, or materially disrupt, the ordinary course operation of the businesses of HUB Security or its subsidiaries;

•
amend in a manner materially detrimental to HUB Security or its subsidiaries (taken as a whole), terminate, cancel, surrender, permit to lapse or fail to renew or fail to use commercially reasonable efforts to maintain any authorization from a governmental entity or permit required for the conduct of the business of HUB Security or its subsidiaries, except where the loss of such authorization or permit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the business of HUB Security or its subsidiaries; or

•
enter into any contract to take, or cause to be taken, any of the foregoing actions, other than the entry into additional Subscription Agreements pursuant to which HUB Security agrees to issue and sell on the Closing Date HUB Security ordinary shares as additional PIPE Financing.

RNER and HUB Security have agreed that, unless otherwise required or permitted under the Business Combination Agreement, and subject to certain disclosed exceptions, RNER will not take the following actions during the interim period from the date of the Business Combination Agreement through the earlier of the Closing or the valid termination of the Business Combination Agreement pursuant to its terms, among others, except as consented to in writing by HUB Security (such consent not to be unreasonably withheld, conditioned or delayed):
•
adopt any amendments, supplements, restatements or modifications to the Existing Warrant Agreement, the investment management trust agreement dated as of October 4, 2021 between RNER and American Stock Transfer & Trust Company, LLC or the governing documents of RNER;

•
declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any equity securities of RNER, or repurchase, redeem (other than in connection with the offer) or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding equity securities of RNER;

•
merge, consolidate, combine or amalgamate RNER with any person (other than Merger Sub) or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any equity security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;

•
split, combine or reclassify any of its capital stock or other equity securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;

•
incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any indebtedness or other liability other than working capital loans from the Sponsor Group in an amount not to exceed $1,000,000;

•
make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other person, other than to, of, or in, RNER;

•
issue, grant, sell, deliver or dispose of any equity securities of RNER or securities exercisable for or convertible into equity securities of RNER (including options, warrants or stock appreciation rights with respect to equity securities of RNER);

•
enter into, renew, modify or revise any RNER related-party transaction (or any contract or agreement that if entered into prior to the execution and delivery of the Business Combination Agreement would be a RNER related-party transaction);

•
engage in any activities or business, other than activities or business (i) in connection with or incident or related to RNER’s incorporation or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, the Business Combination Agreement, any Ancillary Document, the performance of covenants or agreements thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature

•
make or rescind any material election relating to taxes, settle any claim, action, suit, litigation, proceeding, arbitration, investigation, audit or controversy relating to material taxes, file any material amended tax return or surrender any claim for material refund, or make any material change in its accounting or tax policies or procedures;

•
commence any proceeding that is material to RNER or its assets or properties or (ii) enter into any settlement, conciliation or similar contract that would require any payment from the Trust Account or that would impose material non-monetary obligations on RNER (or HUB Security or any of its subsidiaries after the Closing);

•
authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving RNER;

•
change RNER’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or as required by any governmental entity;

•
enter into any contract with any broker, finder, investment banker or other person under which such person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the Transactions contemplated by the Business Combination Agreement;

•
except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any material contract (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such material contract pursuant to its terms);

•
enter into or adopt any RNER benefit plan or any benefit or compensation plan, policy, program or arrangement that would be a RNER benefit plan if in effect as of the date of the Business Combination Agreement;

•
seek any proposal from RNER’s stockholders except as contemplated by the proposals related to the Business Combination on the agenda at the meeting of RNER stockholders called to approve the Business Combination;

•
form any subsidiary;

•
sell, assign, transfer, convey, lease, license, abandon, dedicate to the public or otherwise dispose of any material tangible assets or properties of RNER; or

•
enter into any contract to take, or cause to be taken, any of the foregoing actions.

The Business Combination Agreement also contains additional covenants of the parties, including, among other things:
•
notifying the other party in writing promptly after learning of any shareholder demands or other shareholder proceedings relating to the Business Combination Agreement, any Ancillary Document or any matters relating thereto and reasonably cooperate with one another in connection therewith;

•
keeping certain information confidential in accordance with the existing non-disclosure agreements; and

•
making relevant public announcements.

In addition, RNER and HUB Security agreed that RNER and HUB Security will prepare and mutually agree upon and HUB Security will file with the SEC, this registration statement/proxy statement on Form F-4 relating to the Business Combination.
HUB Security has agreed to use reasonable best efforts to take all actions necessary or reasonably requested by RNER to cause the HUB Security ordinary shares to be delisted from Tel Aviv Stock Exchange (“TASE”) and to terminate its registration with Israeli Securities Authority (“ISA”) on or about 90 days after the Closing Date. Further, HUB Security has filed a motion with the Israeli courts to allow for the delisting of its Ordinary Shares from the TASE concurrent with the consummation of the Business Combination. If approved, the HUB Security ordinary shares will cease trading on the TASE, however, as HUB Security has offered securities publicly via prospectus in Israel, HUB Security will continue to report in Israel and remain subject to the Israel Securities Law.
Further, HUB Security has agreed to maintain the sum of $15,000,000 in cash on its balance sheet at all times until the Put and Call Agreement is terminated or the obligations of HUB Security thereunder have been satisfied in full.
Prior to the stockholder meeting of RNER and each of the holders of RNER shares issued prior to the initial public offering of RNER have agreed to use commercially reasonable efforts to cause RNER stockholders that own RNER shares representing an aggregate value of not less than $20,000,000 of the sums in the Trust Account to enter into non-redemption and support agreements, pursuant to which, such RNER stockholders will agree, for the benefit of RNER, (i) to not exercise its redemption rights in respect of (A) the RNER shares beneficially owned by it, or (B) any other shares, capital stock or other equity interests, as applicable, of RNER, which it holds on the date of such agreement, (ii) to not, among other things, sell, encumber or otherwise transfer such RNER securities, and (iii) to vote in favor of the approval of the Business Combination Agreement and the transactions contemplated by the Business Combination Agreement.
Conditions to Closing of the Transactions
Conditions to Each Party’s Obligations
The respective obligations of each party to the Business Combination Agreement to consummate the Transactions contemplated by the Business Combination Agreement are subject to the satisfaction or waiver, if permitted by applicable law, in writing by the party for whose benefit such condition exists of the following conditions:
•
all applicable waiting periods (and any extensions thereof), if any, under the HSR Act with respect to the Transactions, and any commitment to, or agreement (including any timing agreement) with, any governmental entity not to close the Transactions, shall have expired or been terminated;

•
there shall not have been entered, issued, enacted or promulgated any law or order enjoining, prohibiting, restricting or making unlawful the consummation of the Transactions;

•
this registration statement/proxy statement becoming effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of this proxy statement/prospectus being issued by the SEC and remaining in effect with respect to this proxy statement/prospectus, and no proceeding seeking such a stop order being threatened or initiated by the SEC and remaining pending;

•
the receipt of the required approval by the shareholders and warrantholders of HUB Security;

•
the approval of the Business Combination by the affirmative vote of the holders of the requisite number of RNER Common Stock being obtained in accordance with RNER’s governing documents and applicable law; and

•
the HUB Security ordinary shares (including, for the avoidance of doubt, the HUB Security ordinary shares to be issued pursuant to the Business Combination) having been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.

Other Conditions to the Obligations of RNER
The obligations of RNER to consummate the Transactions contemplated by the Business Combination Agreement are subject to the satisfaction or waiver, if permitted by applicable law, waiver by RNER of the following further conditions:
•
certain representations and warranties of HUB Security regarding the organization of HUB Security and its subsidiaries, the capitalization of HUB Security’s subsidiaries, the authority of HUB Security to, among other things, execute and deliver the Business Combination Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the Transactions contemplated thereby, the absence of certain changes and brokers’ fees being true and correct (without giving effect to any limitation of “materiality” or “HUB Security Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all material respects as of the Closing Date as if made at and as of such date (or, if given as of an earlier date, as of such earlier date);

•
the representations and warranties set forth in Section 3.2 of the Business Combination Agreement regarding the capitalization of HUB Security being true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•
the other representations and warranties of HUB Security set forth in Article III of the Business Combination Agreement being true and correct (without giving effect to any limitation as to “materiality” or “HUB Security Material Adverse Effect” or any similar limitation set forth in the Business Combination Agreement) in all respects as of the Closing Date (or, if given as of an earlier date, as of such earlier date, in which case such representation and warranty shall be true and correct in all respects), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause an HUB Security Material Adverse Effect;

•
HUB Security having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by it under the Business Combination Agreement prior to the Closing;

•
since the date of the Business Combination Agreement, no HUB Security Material Adverse Effect has occurred that is continuing;

•
RNER having received a certificate executed by an authorized officer of HUB Security confirming that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) of the Business Combination Agreement have been satisfied;

•
RNER having received a certificate of the secretary or equivalent officer of each of HUB Security and Merger Sub certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each of HUB Security and Merger Sub authorizing the execution, delivery, and performance of the Business Combination Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions; and

•
the HUB Security board of directors having adopted a resolution approving a request from HUB Security’s management team for delisting HUB Security’s ordinary shares on TASE and the termination of HUB Security’s registration with the Israeli Securities Authority, in each case only as permitted by law.

Other Conditions to the Obligations of the HUB Security Parties
The obligations of each of HUB Security and Merger Sub (together, the “HUB Security Parties”) to consummate the Transactions contemplated by the Business Combination Agreement are subject to the satisfaction or waiver, if permitted by applicable law, by the HUB Security Parties of the following further conditions:
•
certain representations and warranties regarding the organization and qualification of RNER, the authority of RNER to, among other things, execute and deliver the Business Combination Agreement and each of the Ancillary Documents to which it is or will be a party and to consummate the Transactions contemplated thereby, brokers’ fees and the absence of certain changes being true and correct, in all material respects as of the Closing Date, as though made on and as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•
the representations and warranties set forth in Section 4.6 of the Business Combination Agreement regarding the capitalization of RNER being true and correct in all respects, (except for de minimis inaccuracies) as of the Closing Date (or, if given as of an earlier date, as of such earlier date);

•
the other representations and warranties of RNER set forth in Article IV of the Business Combination Agreement being true and correct (without giving effect to any limitation of “materiality” or “material adverse effect” or any similar limitation set forth in the Business Combination Agreement) in all respects as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct in all respects, taken as a whole, does not cause a RNER Material Adverse Effect;

•
RNER having performed and complied in all material respects with the covenants and agreements required to be performed or complied with by RNER under the Business Combination Agreement;

•
since the date of the Business Combination Agreement, no RNER Material Adverse Effect has occurred that is continuing;

•
the Aggregate Transaction Proceeds being equal to or greater than $50,000,000;

•
HUB Security having received resignations of all of the directors and officers of RNER, effective as of or prior to the Closing;

•
HUB Security having received a certificate of the secretary or equivalent officer of RNER certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors of RNER authorizing the execution, delivery, and performance of the Business Combination Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the board of directors of RNER adopted in connection with the Transactions;

•
HUB Security having received a certificate executed by an authorized officer of RNER confirming that the conditions set forth in Section 6.3(a), Section 6.3(b) and Section 6.3(c) of the Business Combination Agreement have been satisfied;

•
RNER’s unpaid liabilities and RNER’s unpaid expenses collectively having not exceeded $10,000,000 without the prior written consent of HUB Security, being agreed that any such excess fees incurred without HUB Security’s prior written consent will reduce the equity consideration remaining for the Sponsor Group such that only the Sponsor Group bears such excess fees and expenses;

•
RNER’s directors and officers having resigned or otherwise been removed, effective as of the Closing; and

•
HUB Security having received a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in RNER is, or has been during the relevant period specified in Section 987(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.987-2(h)(2), in each case in a form reasonably acceptable to HUB Security.

Termination
The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including, among others, the following:
•
by the mutual written consent of RNER and HUB Security;

•
by RNER, subject to certain exceptions, if any of the representations or warranties made by either HUB Security Party are not true and correct or if either HUB Security Party fails to perform any of their respective covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of RNER as described in the section entitled “The Business Combination Agreement — Conditions to Closing of the Transactions” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof, and (ii) September 23, 2022 (the “Termination Date” or “Outside Date”); provided, however, RNER is not then in breach of the Business Combination Agreement so as to prevent such condition to Closing from being satisfied;

•
by HUB Security, subject to certain exceptions, if any of the representations or warranties made by RNER are not true and correct or if RNER fails to perform any of its covenants or agreements under the Business Combination Agreement (including an obligation to consummate the Closing) such that certain conditions to the obligations of HUB Security, as described in the section entitled “The Business Combination Agreement — Conditions to Closing of the Transactions” above could not be satisfied and the breach (or breaches) of such representations or warranties or failure (or failures) to perform such covenants or agreements is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof, and (ii) the Termination Date; provided, however, HUB Security is not then in breach of the Business Combination Agreement so as to prevent such condition to Closing from being satisfied;

•
by either RNER or HUB Security if the Transactions contemplated by the Business Combination Agreement are not consummated on or prior to the Termination Date; provided, that if the SEC has not declared this proxy statement/prospectus effective on or prior to September 23, 2022, the Terminate Date shall be automatically extended to January 22, 2023; provided, further, unless the breach of any covenants or obligations under the Business Combination Agreement by the party seeking to terminate proximately caused the failure to consummate the Transactions contemplated by the Business Combination Agreement or a Supporting HUB Security Shareholder’s breach of its covenants or obligations under a Support Agreement shall have proximately caused the failure to consummate the Transactions contemplated by the Business Combination Agreement on or before the Termination Date;

•
by either RNER or HUB Security:

•
if any governmental entity shall have issued an order, promulgated a law or taken any other action permanently enjoining, restraining or otherwise prohibiting the Transactions contemplated by the Business Combination Agreement and such order or other action shall have become final and nonappealable; provided, however, that (i) the right to terminate the Business Combination Agreement pursuant to such provision shall not be available to RNER if (A) RNER’s failure to fulfill any covenant or obligation under the Business Combination Agreement has been the primary cause of, or primarily resulted in, such order, law or other action or (B) RNER is in material breach of its covenants or obligations under the Business Combination Agreement on such date and (ii) the right to terminate the Business Combination Agreement pursuant to such provision shall not be available to HUB Security if (A) a HUB Security Party’s failure to fulfill any covenant or obligation under the Business Combination Agreement has been the primary cause of, or primarily resulted in, such order, law or other action or (B) HUB Security is in material breach of its obligations under Business Combination Agreement on such date;

•
if the approval of the Business Combination is not obtained at the RNER special meeting (including any adjournment thereof); or

•
if the approval of the Business Combination is not obtained at the HUB Security shareholders meeting (including any adjournment thereof);

•
by HUB Security if, prior to obtaining the required approval by the stockholders of RNER, the RNER board of directors shall have made a change in recommendation or shall have failed to include the RNER board of directors recommendation in this proxy statement/prospectus; or

•
by HUB Security if, prior to the RNER special meeting, (i) RNER has received notices of RNER stockholder redemptions in an aggregate amount such that the condition in Section 6.3(d) in the Business Combination Agreement may not be satisfied and (ii) HUB Security has notified RNER in writing that it will not waive such condition to the obligations of the HUB Security Parties to consummate the Transactions.

Fees and Expenses
The fees and expenses incurred in connection with the Business Combination Agreement and the Ancillary Documents, and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, will be paid by the party incurring such fees or expenses; provided that (i) if the Business Combination Agreement is terminated in accordance with its terms, HUB Security shall pay, or cause to be paid, all unpaid HUB Security expenses and RNER shall pay, or cause to be paid, all unpaid RNER expenses and (ii) if the Closing occurs, then immediately upon the Closing (as permitted by the trustee under the Trust Agreement) HUB Security shall pay, or cause to be paid, all unpaid HUB Security expenses and all unpaid RNER expenses.
Amendments
The Business Combination Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the parties thereto in the same manner as the Business Combination Agreement and which makes reference to the Business Combination Agreement (including the Sponsor Group after the Closing).
Governing Law
The Business Combination Agreement, and all claims or causes of action based upon, arising out of, or related to the Business Combination Agreement or the Transactions, is governed by and construed in accordance with the laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the law of any jurisdiction other than the State of Delaware. The Company is and will remain subject to the Israel Companies Law 1999 and the regulations promulgated thereunder, and that trading of the HUB Security ordinary shares will be subject to the Securities Law, 5728-1968, of the State of Israel, and the rules and regulations thereunder.

AGREEMENTS ENTERED INTO IN CONNECTION WITH THE BUSINESS COMBINATION AGREEMENT
Subscription Agreements
Concurrently with the execution of the Business Combination Agreement, HUB Security entered into the Subscription Agreements with certain parties subscribing for HUB Security ordinary shares, pursuant to which the PIPE Investors have agreed to purchase, and HUB Security has agreed to sell the PIPE Investors, an aggregate of 5,000,000 HUB Security ordinary shares at a purchase price of $10.00 per share, for an aggregate purchase price of $50,000,000, which price per share and aggregate purchase price assume that HUB Security has effected the Stock Split prior to the Effective Time. The obligations to consummate the transactions contemplated by the Subscription Agreements are conditioned upon, among other things, the consummation of the transactions contemplated by the Business Combination Agreement.
The Subscription Agreements provide for the sale of HUB Security ordinary shares rather than RNER shares because the issued and outstanding RNER shares will be exchanged for HUB Security ordinary shares at the closing of the Business Combination pursuant to the terms of the Business Combination Agreement. There are important differences between the rights of holders of RNER shares and holders of HUB Security ordinary shares. See “Comparison of Rights of HUB Security Shareholders and RNER Stockholders” for a discussion of the different rights associated with holding HUB Security securities. In addition, the RNER shares was originally sold in the RNER IPO as a component of the RNER units for $10.00 per unit. The RNER units consist of one RNER share and one RNER warrant. As of           , 2022, the closing price on Nasdaq of the RNER units was           $ per unit and the closing price of the RNER share was           $ per share. The purchase price of $10.00 per ordinary share to the PIPE Investors reflects the expected price of the HUB Security ordinary shares after giving effect to the Stock Split. None of the Sponsor or RNER’s officers, directors or their affiliates is a PIPE Investor.
The Subscription Agreements provide that HUB Security is required to file with the SEC, within forty-five (45) calendar days after the Closing Date, a registration statement registering the resale of the shares of HUB Security ordinary shares to be issued to any such investor and to use its commercially reasonable efforts to have such registration statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 90th calendar day (or 120th calendar day if the SEC notifies HUB Security that it will “review” such registration statement) after the filing of the registration statement and (ii) the 10th business day after the date HUB Security is notified (orally or in writing, whichever is earlier) by the SEC that such registration statement will not be “reviewed” or will not be subject to further review.
Support Agreements
Concurrently with the execution of the Business Combination Agreement, HUB Security and RNER entered into the Support Agreements with the Supporting HUB Security Shareholders that collectively hold HUB Security ordinary shares representing approximately 22.2% of the voting power of HUB Security ordinary shares. Each Support Agreement provides, among other things, that each Supporting HUB Security Shareholder will (i) vote all HUB Security ordinary shares beneficially owned by such HUB Security Shareholder in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of HUB Security shareholders called to approve the Business Combination, (ii) appear at such shareholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions.
Registration Rights Agreement
Concurrently with the execution of the Business Combination Agreement, HUB Security, certain equityholders of RNER and certain equityholders of HUB Security, entered into the Registration Rights Agreement, pursuant to which HUB Security agreed to file a shelf registration statement with respect to the registrable securities defined therein within forty-five (45) calendar days of the Closing Date. Pursuant to the Registration Rights Agreement, certain HUB Security equityholders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to four (4) times in any 12-month period and certain former RNER holders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to two (2) times in any 12-month period, in each case, so long as the total offering price is reasonably expected to exceed $25,000,000; provided, however, that such HUB Security equityholders and such former RNER holders may not collectively request more than two (2) underwritten shelf takedowns in any 12-month period. HUB Security also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that HUB Security will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.
Amended and Restated Warrant Agreement
Upon the closing of the Business Combination, HUB Security, RNER and American Stock Transfer & Trust Company, LLC, will enter into the Amended and Restated Warrant Agreement. Such agreement will amend and restate the Existing Warrant Agreement to provide for the assignment by RNER of all its rights, title and interest in the outstanding warrants of RNER to HUB Security. Pursuant to the Amended and Restated Warrant Agreement, all RNER warrants under the Existing Warrant Agreement will no longer be exercisable for shares of RNER shares, but instead will be exercisable for HUB Security ordinary shares.
Sponsor Support Agreement
Concurrently with the execution of the Business Combination Agreement, the Sponsor and each of the holders of RNER shares issued prior to the initial public offering of RNER entered into the Sponsor Support Agreement in favor of HUB Security and RNER, pursuant to which they agreed to (i) vote all RNER shares beneficially owned by them in favor of the Business Combination and each other proposal related to the Business Combination on the agenda at the meeting of RNER stockholders called to approve the Business Combination, (ii) appear at such stockholder meeting for the purpose of establishing a quorum, (iii) vote all such shares against any action that would reasonably be expected to impede, interfere with, delay, postpone, or adversely affect the Transactions and (iv) not transfer, assign, or sell such shares, except to certain permitted transferees, prior to the consummation of the Transactions. The Sponsor and the other holders of RNER shares party to the Sponsor Support Agreement beneficially own and are entitled to vote an aggregate of approximately 4,908,700 RNER shares, or approximately 22.2% of the outstanding RNER shares. In addition to the RNER shares held by the Sponsor and the other holders of RNER shares party to the Sponsor Support Agreement, RNER would need (a) 6,170,650 shares, or approximately 37.8%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming all outstanding shares are voted on each proposal), or (b) 630,975 shares, or approximately 3.7%, of the 17,250,000 public shares to be voted in favor of the Business Combination Proposal and other proposals in order for them to be approved (assuming the minimum number of shares necessary to establish a quorum are voted on each proposal).
Put and Call Option Agreement
Concurrently with the execution of the Business Combination Agreement, HUB Security and each of the holders of RNER shares issued prior to the initial public offering of RNER entered into the Put and Call Option Agreement, pursuant to which, in the event it is determined by HUB Security or the IRS pursuant to the terms set forth in the Put and Call Option Agreement that the Business Combination does not qualify for the Intended Tax Treatment (as defined in the Business Combination Agreement) or Treasury Regulations Section 1.367(a)-3(c)(1), such RNER stockholders would have the Put Right, or, in the event such RNER stockholders have elected not to exercise all or a portion of the Put Right, HUB Security would have the Call Right.

INFORMATION ABOUT THE COMPANIES
Mount Rainier Acquisition Corp.
RNER is a blank check company that was incorporated as a Delaware corporation on February 10, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses.
On October 7, 2021, RNER consummated its initial public offering of 17,250,000 units, including 2,250,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option. The units sold in the initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $17,250,000. A.G.P./Alliance Global Partners acted as sole book-running manager. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-256816). The SEC declared the registration statement effective on October 4, 2021.
Simultaneously with the consummation of its initial public offering, RNER consummated the private placement of an aggregate of 596,200 private placement units to the Sponsor and RNER’s CEO and CFO at $10.00 per private placement unit generating gross proceeds of $5,962,000. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Of the gross proceeds received from the initial public offering, and the sale of private securities, $175,950,000 were placed in RNER’s trust account. RNER’s units, common stock and warrants are traded on Nasdaq under the symbols “RNERU,” “RNER” and “RNERW,” respectively.
RNER’s principal executive offices are located at 256 W. 38th Street, 15th Floor, New York, NY 10018, and its telephone number is (212) 785-4680.
HUB Cyber Security (Israel) Ltd.
HUB Cyber Security Ltd. (“Legacy Hub”) was founded in 2017 by veterans of the elite Unit 8200 and Unit 81 of the Israeli Defense Forces. HUB Security has developed unique technology and products in the field of Confidential Computing, and it intends to be a significant player providing effective cybersecurity solutions for a broad range of government entities, enterprises and organizations. On February 28, 2021, Legacy HUB and Advanced Logistics Developments Ltd. (“ALD”) signed a share swap merger agreement, pursuant to which HUB Cyber Security Ltd. became a wholly owned subsidiary of HUB Security (formally ALD following a name change) and the shareholders of Legacy HUB owned 51% of HUB Security’s issued and outstanding share capital (the “ALD Merger”). The ALD Merger was completed on June 21, 2021. HUB Security currently operates in over 30 countries and provides innovative cybersecurity computing appliances as well as a wide range of cybersecurity professional services.
The mailing address of HUB Security’s principal executive office is 17, Rothchild St., Tel Aviv, Israel.
Rover Merger Sub, Inc.
Rover Merger Sub Inc. (“Merger Sub”) is a newly formed Delaware corporation and a wholly owned subsidiary of HUB Security. Merger Sub was formed solely for the purpose of effecting the Business Combination and has not carried on any activities other than those in connection with the Business Combination. The address and telephone number for Merger Sub’s principal executive offices are the same as those for HUB Security.

RNER’S BUSINESS
Introduction
RNER was incorporated on February 10, 2021, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While RNER may pursue an initial business combination target in any industry or geographic region, RNER intends to focus on established, technology focused businesses that have an aggregate enterprise value of approximately $500 million to $2.0 billion and would benefit from access to public markets and the operational and strategic expertise of RNER’s management team and board of directors.
Initial Public Offering and Simultaneous Private Placement
On October 7, 2021, RNER consummated its initial public offering of 17,250,000 units, including 2,250,000 units issued pursuant to the full exercise of the underwriters’ over-allotment option. The units sold in the initial public offering were sold at an offering price of $10.00 per unit, generating total gross proceeds of $17,250,000. A.G.P./Alliance Global Partners acted as sole book-running manager. The securities in the offering were registered under the Securities Act on a registration statement on Form S-1 (No. 333-256816). The SEC declared the registration statement effective on October 4, 2021.
Simultaneously with the consummation of its initial public offering, RNER consummated the private placement of an aggregate of 596,200 private placement units to the Sponsor and RNER’s CEO and CFO at $10.00 per private placement unit generating gross proceeds of $5,962,000. The issuances were made pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act.
Of the gross proceeds received from the initial public offering, and the sale of private securities, $175,950,000 were placed in RNER’s trust account.
RNER may withdraw from the Trust Account interest earned on the funds held therein necessary to pay its income taxes, if any. Except as described in the prospectus for the RNER IPO and described in the subsection below entitled “RNER’s Management’s Discussion and Analysis of Financial Condition and Results of Operations,” these proceeds will not be released until the earlier of the completion of an initial business combination and RNER’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the required time period.
The remaining proceeds from the RNER IPO and simultaneous private placement, net of underwriting discounts and commissions and other costs and expenses, became available to be used as working capital to provide for business, legal and accounting due diligence on prospective business combinations and continuing general and administrative expenses.
Fair Market Value of Target Business
The target business or businesses that RNER acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the Trust Account (excluding the amount of business combination agreement commissions held in trust and taxes payable) at the time of the execution of a definitive agreement for its initial business combination, although RNER may acquire a target business whose fair market value significantly exceeds 80% of the Trust Account balance. RNER’s board of directors determined that this test was met in connection with the proposed business combination with HUB Security as described in the section entitled “Proposal One — The Business Combination Proposal — Satisfaction of 80% Test” above.
Stockholder Approval of Business Combination
Under the RNER Charter, RNER must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to have their public shares redeemed for cash, regardless of whether they vote for or against the proposed business combination or do not vote at all, subject to the limitations described in the prospectus for the RNER IPO. Accordingly, in connection with the Business Combination, the RNER public stockholders may seek to have their public shares redeemed for cash in accordance with the procedures set forth in this proxy statement/prospectus. See “Special Meeting of RNER Stockholders — Redemption Rights.”
Voting in Connection with the Stockholder Meeting
In connection with any vote for a proposed business combination, including the vote with respect to the Business Combination Proposal, RNER stockholders prior to its initial public offering and its officers and directors have each agreed to vote their RNER shares in favor of such proposed Business Combination.
At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding RNER or its securities and subject to certain other conditions and procedures, the RNER Initial Stockholders, its officers and directors, HUB Security shareholders and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Business Combination Proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire common stock or vote their shares in favor of the Business Combination Proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirement that the holders of a majority of the shares entitled to vote at the special meeting to approve the Business Combination Proposal vote in its favor and that the conditions to the closing of the Business Combination otherwise will be met, where it appears that such requirements or conditions would otherwise not be met. While the exact nature of any such incentives has not been determined as of the date of this proxy statement/prospectus, they might include, without limitation, include arrangements to protect such investors or holders against potential loss in value of their shares, including the granting of put options and the transfer to such investors or holders of shares for nominal value.
Entering into any such arrangements may have a depressive effect on the shares of RNER Common Stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefor be more likely to sell the shares he owns, either prior to or immediately after the special meeting.
If such transactions are effected, the consequence could be to cause the Business Combination to be approved in circumstances where such approval could not otherwise be obtained. Purchases of shares by the persons described above would allow them to exert more influence over the approval of the Business Combination Proposal and the other proposals to be presented at the special meeting and would likely increase the chances that such proposals would be approved. Moreover, any such purchases may make it more likely that the conditions to the closing of the Business Combination are met.
No agreements dealing with the above arrangements or purchases have been entered into as of the date of this proxy statement/prospectus. RNER will file a Current Report on Form 8-K to disclose any arrangements entered into or significant purchases made by any of the aforementioned persons that would affect the vote on the Business Combination Proposal or the satisfaction of any closing conditions. Any such report will include descriptions of any arrangements entered into or significant purchases by any of the aforementioned persons.
Liquidation if No Business Combination
Under the RNER Charter, if RNER does not complete the Business Combination with HUB Security or another initial business combination by January 7, 2023 (or such later date as may be approved by RNER stockholders in an amendment to the RNER Charter), RNER will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of RNER’s remaining stockholders and its board of directors, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to RNER’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the RNER warrants will expire. Holders of warrants will receive nothing upon a liquidation and the warrants will be worthless.
Each of the RNER Initial Stockholders and its officers and directors has agreed to waive its rights to participate in any distribution from the Trust Account or other assets with respect to the shares held by them prior to the RNER IPO. There will be no distribution from the trust account with respect to the RNER warrants, which will expire worthless if RNER is liquidated.
The proceeds deposited in the trust account could, however, become subject to the claims of RNER’s creditors which would be prior to the claims of the RNER public stockholders. Although RNER has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses RNER has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although RNER will seek such waivers from vendors it engages in the future, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. The Sponsor has agreed that it will be liable under certain circumstances to pay debts and obligations to target businesses or vendors or other entities that are owed money by RNER for services rendered or contracted for or products sold to it, but RNER cannot ensure that the Sponsor will be able to satisfy its indemnification obligations if it is required to do so. Additionally there are two exceptions to the Sponsor’s indemnity: the Sponsor will have no liability (1) as to any claimed amounts owed to a target business or vendor or other entity who has executed an agreement with RNER waiving any right, title, interest or claim of any kind they may have in or to any monies held in the Trust Account, or (2) as to any claims under the indemnity with the underwriters of the RNER IPO against certain liabilities, including liabilities under the Securities Act. Moreover, the Sponsor will not be liable to the RNER public stockholders and instead will only have liability to RNER. Furthermore, the Sponsor may not be able to satisfy its indemnification obligations if it is required to as the Sponsor’s only assets are securities of RNER and RNER has not taken any further steps to ensure that the Sponsor will be able to satisfy any indemnification obligations that arise. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if RNER is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in RNER’s bankruptcy estate and subject to the claims of third parties with priority over the claims of RNER’s stockholders. To the extent any bankruptcy claims deplete the trust account, RNER cannot assure you it will be able to return to the RNER public stockholders at least approximately $10.00 per share. RNER’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the required time period or if the stockholders properly seek to have RNER redeem their respective shares for cash upon a business combination which is actually completed by RNER. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.
If RNER is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor, creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by RNER’s stockholders. Because RNER intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, by paying public stockholders from the trust account prior to addressing the claims of creditors,
RNER’s board of directors may be viewed as having breached their fiduciary duties to RNER’s creditors and/or may be viewed as having acted in bad faith, which may subject RNER and HUB Security to claims of punitive damages. RNER cannot assure you that such claims will not be brought against it.
RNER will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account plus the up to $100,000 of interest earned on the funds in the trust account that RNER may use for liquidation and dissolution expenses.
Employees
RNER currently has two executive officers. These individuals are not obligated to devote any specific number of hours to RNER’s matters but they intend to devote as much of their time as they deem necessary to RNER’s affairs until RNER has completed its initial business combination. The amount of time they will devote in any time period will vary based on whether a target business has been selected for our initial business combination and the stage of the business combination process RNER is in. RNER does not intend to have any full time employees prior to the consummation of its initial business combination.
Facilities
RNER currently maintains its executive offices at 256 W. 38th Street, 15th Floor New York, NY 10018. An affiliate of RNER’s sponsor is making this space available to RNER as part of a monthly administrative fee of $10,000. RNER considers its current office space adequate for its current operations.
Directors and Executive Officers
RNER’s current directors and executive officers are as follows:
Name	Age	Position
Matthew Kearney	59	Chief Executive Officer and Chairman of the Board
Young Cho	46	Chief Financial Officer and Director
Christina Favilla	53	Director
Otto Risbakk	60	Director
Jeffery Bistrong	59	Director
The experience of RNER’s directors and executive officers is as follows:
Matthew Kearney, has served as our Chief Executive Officer and a member of our board of directors since the Company’s inception in February of 2021 and has become the Chairman of our board of directors since the consummation of our IPO. Mr. Kearney has over 30 years of experience as an investor, Chief Executive Officer, Executive Chairman, and Board member in mergers and acquisitions in the United States and United Kingdom in the areas of private equity, technology and wealth management. After graduating from the London Business School and as Investment Director at 3i PLC, Matthew joined Carlton Communications PLC, the acquisitive FTSE 100 media conglomerate, as head of Mergers & Acquisitions, becoming an officer of the board in the process. Mr. Kearney moved to New York in 2002 to take up his first Chief Executive Officer position at Screenvision, LLC, a Carlton/Thomson joint venture where he grew revenue by 300%, with strong EBITDA margins leading to a profitable sale of Screenvision LLC to the Disney Family ‘s Shamrock PE fund in 2010. Mr. Kearney has since launched the global news site Mail Online in the United States, then ran a Carlyle Group Portfolio Company as Executive Chairman and today is the Chief Executive Officer of ICV’s portfolio company LeadingResponse. Mr. Kearney holds or has held board positions on companies in Rock Holdings Inc. (NYSE:RKT) and Telenor ASA (NORWAY:TEL). He was a member of the investor group of MI Acquisitions, a NASDAQ listed special purpose acquisition company (“SPAC”) that completed its initial business combination in 2018 to become Priority Technology Holdings (NASDAQ: PRTH). Mr. Kearney was subsequently appointed board director and audit chair of Priority Technology. Mr. Kearney’s not for profit affiliations have included board positions at the British Academy of Film and Television Arts (“BAFTA”) and the American Financial Education Alliance (“AFEA”) which is dedicated to improving the public’s understanding of personal wealth management. Matthew has an MBA from London Business School, a BSc (Hons) in Aeronautical Engineering from Manchester University, and C.Eng. (“RAeS”). He has dual U.S. and U.K. citizenship and lives in New York with his wife and two children.
Young Cho, has served as our chief financial officer (“CFO”) since our inception in February of 2021 and has become a member of our board of directors since the consummation of our IPO. Mr. Cho has a diverse background with over 24 years of banking and startup experience. Most recently, Mr. Cho is involved in the cryptocurrency industry as CFO of Hedera Hashgraph LLC a proof-of-stake public network powered by hashgraph consensus. Prior to Hedera, Mr. Cho was chief investment officer of Abra, a digital consumer wallet where users can buy, sell, and earn rewards on their cryptocurrency holdings. Prior to Abra, Mr. Cho was CFO of Celsius Network from April 2019 to January 2020 and CFO of Alt Lending from January 2018 to April 2019, both companies involved in the lending of cryptocurrencies. Prior to that, Young held several positions in investment banks. Mr. Cho was an Executive Director at UBS Private Finance from March 2010 to May 2012, responsible for originating loans for M&A, capex, and working capital for medium sized private companies and for Ultra HNW clients. Prior to UBS, Mr. Cho was co-founder and Managing Director at Newtonian Capital, a multi-strategy hedge fund focusing on event-driven strategies based in Hong Kong. Prior to Newtonian, Mr. Cho was a Director at Citigroup Global Special Situations Group, where he invested Citigroup’s proprietary capital in the debt and equity of distressed corporates and special situation investments. Young started his career as an analyst at Salomon Brothers Fixed Income Quantitative Research group. Young has a BS in Electrical Engineering from Cornell, a Masters in Financial Engineering from Cornell, and a MPA in Economic Policy Management from Columbia.
Christina Favilla, has been a member of our board of directors since the consummation of our IPO. Ms. Favilla is an independent board member for Priority Technology Holdings, Opportunity Financial LLC and Citizens State Bank of Ouray Colorado, where she is a member of Audit and Compensation Committees and Chair of the Nominating and Governance Committee. As an advisor to accomplished Fintech companies, in public and private markets, focused on the financial services and payments industry, Ms. Favilla joined Ocrolus, in September 2020, one of the fastest growing Fintech companies in the U.S., blending financial documentation and machine learning. Ms. Favilla from July 2017 to September 2019 was the chief operating officer (“COO”) of Sterling National Bank and from February 2012 to June 2017, the COO of GE Capital North America, a financial segment of General Electric Company, representing $100 billion in served assets across Canada, Mexico and the United States. Ms. Favilla combined her people leadership and process disciplines and regulatory background to safely process over 3 million financial transactions each year. Ms. Favilla led a diverse team of 2,500 people across 33 locations and interacted with over 20,000 vendors. Ms. Favilla was a key member of the divestiture team at GE, leading the separation activities of the largest corporate reorganization in US market history. Prior to joining GE Capital, Ms. Favilla served as President of Discover Bank, the banking arm of Discover Financial Services, offering online banking, credit card and home loan services, from 2006 through 2012. As President of Discover Bank, Ms. Favilla deployed the funding strategy to successfully launch the initial public offering of Discover Financial Services from Morgan Stanley. Ms. Favilla is a former board member of the American Bankers Association Government Relations Committee and Banking Council in Washington DC. Ms. Favilla’s community and not for profit engagements include chair of the Delaware Financial Literacy Institute, Delaware Chamber of Congress, Delaware Bankers Association and Danbury Chamber of Congress. Ms. Favilla received her Bachelor’s degree in International Studies from Marymount College and received a Master’s degree in Business Administration from Fordham University. We believe Ms. Favilla is qualified to serve on our board based on her academic and practical experience in the areas of finance, compensation, and corporate governance. We believe Ms. Favilla is qualified to serve on our board based on the breadth and depth of her business experience.
Otto Risbakk, has been a member of our board of directors upon the consummation of our IPO. Mr. Risbakk is a senior finance executive with more than 30 years of global business experience from a broad range of strategic and operational management positions in leading global technology companies. Mr. Risbakk has been a senior executive at Telenor ASA, a $17B EV multinational telco since 2008. Currently Mr. Risbakk serves as CFO of Digi.com Berhad, a listed company in Malaysia owned 49% by Telenor. Mr. Risbakk served as CFO of Telenor Denmark from 2020 to mid 2021. Before that, Mr. Risbakk served as head of Group M&A where he executed more than 70 Mergers & Acquisitions transactions worth more than $15 billion for the company keeping stakeholders committed and obtaining praise from investors. Prior to Telenor Mr. Risbakk worked at Norsk Hydro, Norway as VP International Business Development, Oil & Gas VP Corporate Mergers & Acquisitions and CFO of Hydro Automotive from 1998 to 2002. Mr. Risbakk has held CFO positions at Rieter Automotive, Italy where he was CFO of Automotive Division & Fiat CBU and Co-head new European ERP & Business Model from 1995 to 1998. Mr. Risbakk was CFO of Allied Signal Aftermarket Germany and held divisional CFO, Controller and Internal Audit positions at Sclumberger Ltd Houston, Frankfurt and Budapest from 1989 to 1994. Mr. Risbakk has a Baccalaureat from the Lycee Corneille, France, and a degree in Business Administration from the University of Fribourg, Switzerland. We believe Mr. Risbakk is qualified to serve on our board based on his depth and breadth of finance experience.
Jeffery Bistrong, has been a member of our board of directors upon the consummation of our IPO. Mr. Bistrong has been a Senior Managing Director at Guggenheim Partners since April 2022. Previously he was a partner at middle market private equity firm HKW, Inc., where he primarily focused on technology investments. Prior to that, Jeff had a banking career for over 30 years, including from May 2002 to

December 2019 with Harris Williams, an investment bank specializing in M&A advisory services as Managing Director. Jeff joined Harris Williams when it was a small generalist firm and helped grow it become a global M&A advisor and subsidiary of PNC Financial Services Group Inc. (NYSE:PNC). Jeff founded and led the bank’s Technology, Media & Telecom Group operating across offices in Boston, San Francisco and London and personally advised 100+ technology companies and private equity firms on M&A transactions. Earlier in his career, Jeff was an M&A banker at BancBoston Robertson Stephens and predecessor entities from October 1989 to October 1999 and Tucker Anthony from November 1999 to December 2001. Jeff, is currently a director of government software and services company Civix and healthcare software company Kumanu. Prior board experience includes HKSE-listed Mobile Telecom (Networks) Ltd. and nonprofit hospital group Northeast Health Systems. Jeff holds a BA from Colby College and dual M.B.A./MA degrees from the University of Michigan and lives in Manchester-by-the-Sea, MA.

HUB SECURITY’S BUSINESS
In this section “we,” “us”, “our” and “HUB” refer to HUB Security.
Overview
HUB develops and sells Confidential Computing systems that combine proprietary hardware and software to create powerful cyber-protection for computers that handle sensitive data. HUB is seeking to redefine cyber security through its Confidential Computing solution, the only available technology model that HUB believes is able to address today’s cybersecurity challenges. HUB’s Confidential Computing solution exists in three configurations, two of which (HUB Appliance and HUB PCIe Card) are already available for commercial sale and are in use by customers. The third configuration (HUB on-chip, also called HUB Silicon) is in the advanced development stage and is expected to be available for sale within the next 24 months.
Computing architecture has remained largely unchanged for over 50 years. Despite increased spending on cybersecurity, the number, frequency and sophistication of malicious cyber-attacks have been growing continuously, causing massive financial losses to organizations and significant losses of privacy to individuals worldwide. Recent technology trends such as edge computing, artificial intelligence and 5G are presenting even greater security challenges that need to be addressed. This has called for a new approach to be adopted to protect cybersecurity.
Traditional Approaches to Cyber Security
Traditional cyber security operates as a collection of unique purpose systems and components, usually more than 30, that mitigates different threats and risks within a network. For example, a firewall aims at access control for servers domain from users domain. All of these systems are being operated by increasingly expanding and costly IT and cyber teams within organizations. Most organizations today have their suite of cyber solutions provided by different vendors but have the same functionality. However, many of them have been hacked by commercially available tools and techniques.
It is most often that the hacker captures data just as it leaves the processor, when the data is unencrypted and can be read. This vulnerability of firewall systems has been exacerbated by the recent shift to remote work and the increase in cell phone access to networks. This shift allows even simple devices such as phones, tablets and laptops to access networks and receive sensitive data. The connection of these simple devices to a network has created a network perimeter that is almost indefensible by traditional firewall security systems.
Confidential Computing
Confidential Computing is emerging as the ultimate solution for cyber protection. HUB’s Confidential Computing systems protect data and applications by running them within secure enclaves to prevent unauthorized access. This protects data security, regardless of the vulnerability of the computing infrastructure.
Confidential Computing places the network system into a “bunker” or trusted execution environment, and maintains strict control over how the system is accessed, and does not require any changes in the network operations which would otherwise be required by traditional cyber solutions. More importantly, Confidential Computing allows data to remain encrypted at all times, even while in use and being processed. According to the Everest Group, the Confidential Computing market is expected to grow by up to 90-95% each year through 2026 and will help to mitigate the threat of data breaches.
The potential benefits of Confidential Computing are immense, including data protection, ensuring security on data in use in the cloud, protecting intellectual property, allowing safe collaboration with external organizations on cloud, eliminating concerns over selecting cloud providers and protecting data processes at the edge. Confidential Computing’s key strength is that it can minimize the vulnerability of data security by protecting data in use, that is, during processing or runtime.

HUB Security’s Business
Legacy HUB was founded in 2017 by veterans of the elite Unit 8200 and Unit 81 of the Israeli Defense Forces, with deep experiences and proven track records in setting up and commercializing start-ups in a multi-disciplinary environment. HUB has developed unique technology and products in the field of Confidential Computing, and it intends to be a significant player providing effective cybersecurity solutions for a broad range of government entities, enterprises and organizations. On February 28, 2021, Legacy HUB and ALD signed a share swap merger agreement, pursuant to which HUB Cyber Security Ltd. became a wholly owned subsidiary of HUB Security and the shareholders of HUB Cyber Security Ltd. owned 51% of HUB Security’s issued and outstanding share capital. The ALD Merger was completed on June 21, 2021.
Today, HUB operates in over 30 countries providing innovative cybersecurity computing appliances as well as a wide range of cybersecurity professional services. Its product has received positive initial market feedback, with detailed discussions held with interested parties in Israel, EMEA, APAC and the United States, including well established companies in the telecommunications, insurance and technology sectors.
HUB’s management team includes, amongst others, Eyal Moshe (founder, Chief Executive Officer, former executive at CA Software and serial entrepreneur), Andrey Iaremenko (founder and Chief Technology Officer with over 13 years’ experience in the elite Unit 8200 of the Israeli Defense Forces), Hugo Goldman (Chief Financial Officer with over 25 years of experience as a Chief Financial Officer, including serving as CFO of several technology based companies), Ido Helshtock (Chief Product Officer with over 20 years of experiences in the intelligence units of the Israeli Defense Forces leading mission-critical research and development projects) and Alon Saban (Vice President of Corporate Development with 23 years’ experiences in national cyber security agencies).
HUB started to sell its solution in 2018. As of December 31, 2021, HUB’s solution is in use by 5 customers in 4 countries. For the year ended December 31, 2021, HUB generated $0.15 million of revenue. As of December 31, 2021, HUB had 3 patent applications in the United States, which are all at the Proof of Concept (“POC”) stage.
HUB has transitioned from a technology-only provider to a global integration company specializing in the field of defensive cyber confidential computing. HUB’s management believes that HUB has great potential for growth and the ability to handle large and complex projects for governments and organizations by providing reliable cybersecurity protection for the sensitive data and critical infrastructure of these entities.
During the next five years, HUB will seek to capture a leading position in the cyber security market, based on two major strategies:
a)
Focus on developing HUB’s Confidential Computing solutions and ensuring HUB’s technology is readily ahead of the industry giants in a market with massive potential.

b)
Achieve rapid growth and market penetration through mergers and acquisitions that can give HUB access to large clients and integration capabilities, in order to put HUB at the top of the value chain.

Since the start of 2021, HUB has completed three acquisitions of computer service and distribution companies. This has provided HUB with an established and trusted customer base, including governmental agencies and enterprises that are prime targets for its Confidential Computing approach. As part of its business strategy, HUB is also considering additional acquisition targets, particularly those in the United States.
HUB intends to leverage the acquired companies’ professional services, expert knowledge and understanding of customers’ need to upsell its cyber solution. In addition, HUB intends to use its technological abilities to transform the acquired companies’ services into products that can be sold widely, thereby accelerating HUB’s revenue growth and increasing shareholder value.
Market Opportunity
Demand for Effective Cyber Security Solution
According to the Official Cybercrime Report published by Cybersecurity Ventures, global cybercrime costs are expected to reach $10.5 trillion USD annually by 2025, up from $3 trillion in 2015. Based on a

2021 Sophos report, average total cost of recovery from a ransomware attack has more than doubled in a year, increasing from $761,106 in 2020 to $1.85 million the following year. In addition, Gartner has reported that the world-wide spending on cyber-defense grew at an annual rate of 12% in 2021 to $150 billion. According to CSO Online and IBM, in 2020, large enterprises spent on average 11% of their IT budgets on cyber security at an average cost of $2,000 per employee.
Despite increasing spending on cybersecurity, the number and frequency of malicious attacks continues to grow. This means a new approach is much needed to offer effective cybersecurity protection. Organizations are facing massive challenges as they attempt to manage and secure the explosion of data created within their organizations, which are in part created by remote environments. This, coupled with the lack of visibility across dispersed networks and growing migration to the cloud, has increased the risk of cyberattacks.
According to Thoughtlab, the average number of attacks and breaches rose sharply in 2021 — the number of incidents rose 15.1%, while the number of material breaches increased 24.5%. These figures may be underestimated because some organizations may fail to detect and under-report attacks. According to Gartner, enterprises trying to defend against those cyber threats have as many as 46 cybersecurity tools.
Healthcare breach costs have been the most expensive industry for 12 years. Material breaches — those generating a large financial loss, compromising many records, or having a significant impact on business operations — increased even more, by 24.5% from 2020 to 2021.
This means that the traditional approach and tools for cyber security are not effective. In addition, under the current macroeconomic environment, enterprises are facing increasing pressure to control their spending and thereby rethink the strategy to cyber security protection. Top executives in enterprises are consistently looking for more cost effective options to secure their companies, and chief information security officers are playing an increasingly important role in business operations.
According to Gartner’s top eight cybersecurity predictions for 2022-23, 80% of enterprises will adopt a strategy to unify web, cloud services and private application access from a single vendor’s security service edge platform by 2025. Similarly, enterprises are most likely to look for a consolidated and stronger cyber security solution, a solution offering a more holistic protection instead of accumulating more tools and related costs.
In the meantime, global cyber security regulators are strengthening their standards for data security and encryption. In a recently published report, Gartner indicates that through 2023, government regulations requiring organizations to provide consumer privacy rights will cover 5 billion citizens and more than 70% of global GDP. However, more needs to be done to mitigate cyber security threats, especially in the post-pandemic work environment.
According to Forbes, this growing issue of cyber security protection is affecting a wide range of industries, from healthcare and financial services to decentralized finance (“DeFi”). Emerging technologies such as artificial intelligence (“AI”) and machine learning (“ML”) are also expected to become increasingly important to prevent widespread attacks in vulnerable industries and to secure business operations.
In particular, HUB believes that there are two mega markets — edge computing and 5G, with a combined value of over $500 billion as of 2023 according to KPMG, that urgently require more effective cyber security protections. According to IDC, worldwide spending on edge computing is expected to reach $176 billion in 2022, an increase of 14.8% over 2021. Enterprise and service provider spending on hardware, software, and services for edge solutions is forecasted to sustain this pace of growth through 2025, by when the spending is expected to reach approximately $274 billion. In addition, according to Gartner, 75% of data will be generated outside a traditional centralized data center or cloud by 2025 (as compared to 10% in 2019). It is also expected that the global edge computing market will increase from approximately $3.6 billion in 2020 to $15.7 billion by 2025. On the other hand, the AI market is expected to reach USD 266.92 billion by 2027. Gartner believes that by 2025, approximately half of the large organizations will implement privacy enhancing computation to process data in untrusted environments as well as implement multiparty data analytics solutions.

The Confidential Computing Market
Almost all of the leading technology companies are recognizing that confidential computing is a powerful trend and are investing heavily to provide their networks with this enhanced protection. They are also educating the market on the advantages of confidential computing.
With a projected market size of $54 billion by 2026, the long-term growth prospects for Confidential Computing are robust. In addition, the average data breach costs enterprises $4.35 million.
According to the Everest Research Group, although adoption of confidential computing is nascent, its potential is tremendous for both the enterprises that are adopting it and the technology and service providers that are enabling it. Everest estimates that the confidential computing market will reach $54 billion by 2026.
Their research also shows the following characteristics of the confidential computing market:
•
The confidential computing market is poised for exponential growth.   Total Addressable Market (“TAM”) for Confidential computing in 2021 was about $2 billion. The Confidential computing market is expected to grow at a CAGR of at least 40 – 45% and up to 90 – 95% through 2026. Cyber risks, regulations, and avenues for incremental revenue are positioning confidential computing for exponential growth.

•
The hardware and software segments drive adoption.   Software segment, driven particularly by cloud service providers, is likely to constitute approximately 60 – 70% of the TAM between 2021 and 2026. The confidential computing hardware segment is expected to approximately double every year through 2026. Contribution of services segments will grow marginally over the next five years.

•
Regulated industries will dominate the roll-out of confidential computing solutions.   Over 75% of market demand will be driven by regulated industries such as banking, finance, insurance, healthcare, life sciences, public sector and defense. Awareness of the benefits of confidential computing and willingness to invest in its adoption are expected to double across key regulated industries through 2026.

•
Enterprises in North America and Asia have the largest appetite.   Adoption of confidential computing varies by geography because of privacy regulations and incidence of cyber threats. North America is expected to constitute approximately 40% of the overall TAM. APAC (ex-China) will comprise approximately 20 – 25% of TAM, with China independently accounting for approximately 10 – 15% of TAM. Europe is expected to account for about 25% of TAM due to its robust regulatory frameworks.

•
Key use cases reduce privacy and security risks.   Privacy and security use cases, particularly on public cloud, have gained the largest traction accounting for approximately 30 – 35% of overall TAM. Emerging technologies, such as multi-party computing and block chain, account for a large share of the market given how Confidential Computing enhances the value delivered by these technologies.

Technology Background
How Data Works in a Network
In a network setting, code and data are moved and stored in structured formats called packets. Within a network, packets exist in three states:
•
At rest (stored in a memory) — packets at rest may include data that is stored in a mass storage system such as on the ‘cloud’ or in the network’s own random access memory (“RAM”) or storage drives.

•
In transit (moving from component to component within a network) — data has been loaded into packets for sending into or out of a network or for moving between components inside a network. Code or data in packets are typically encrypted when in transit or at rest so that even if the packet is captured and sent out of the network, its data remains unreadable.

•
In use (being worked on by a processor) — data is being processed by a CPU, GPU or other processor that run programs, algorithms, application programing interface (“APIs”) or applications. Data in use is generally decrypted, and this decrypted data is a primary target of cyber-attackers.

Protecting Data in Use
Significant progress has been made in recent years to protect sensitive data in transit and in storage. However, sensitive data is still vulnerable when it is in use. For example, while Transparent Database Encryption (“TDE”) ensures that sensitive data is protected in storage, that data must be stored in cleartext (i.e. in an unencrypted form) in the database buffer pool so that Structured Query Language (“SQL”) queries can be processed. This renders the sensitive data vulnerable because its confidentiality may be compromised in several ways, including memory-scraping malware and privileged user abuse.
This concern around protecting data in use has been the primary reason that is holding back many organizations from saving on IT infrastructure costs by delegating certain computations to the cloud and from sharing private data with their peers for collaborative analytics.
Confidential computing and Fully Homomorphic Encryption (“FHE”) are two promising emerging technologies for addressing this concern and enabling organizations to unlock the value of sensitive data. The FHE is an emerging cryptographic technique that allows developers to perform computations on encrypted data. This represents a paradigm shift in the relationship between data processing and data privacy. Previously, if an application had to perform some computation on data that was encrypted, this application would necessarily need to decrypt the data first, perform the desired computations on the clear data, and then re-encrypt the data. FHE, in comparison, has the ability to access an encrypted database and extract a register while encrypted, as well as execute and return the register while still encrypted. In other words, FHE can remove the need for the decryption-encryption steps by the application. As a result, FHE has the potential to change the way computations are performed by preserving end-to-end privacy. For example, users would be able to offload expensive computations to cloud providers and be ascertained that cloud providers will not have access to the users’ data at all.
While it is expected to have similar functions as confidential computing, FHE is not ready for production yet, so it is not a realistic solution for addressing the pressing concerns in the cybersecurity space. The main hindrance for the growth and adoption of FHE has been its very poor performance. Despite significant scientific improvements, performing computations on encrypted data using FHE is still exponentially slower than performing the computation on the plaintext. In addition, converting a program that operates on unencrypted data to one that operates on encrypted data is very complicated and challenging. If not done properly, this translation can significantly increase the performance gap between computing on unencrypted data and the FHE-computation on encrypted data, thereby precluding wide adoption of the FHE technology.
Confidential Computing
Confidential computing is a cloud computing technology that isolates sensitive data in a protected Central Processing Unit (“CPU”) enclave during processing. Within the enclave, the data being processed, and the techniques that are used to process it, are accessible only to authorized programming code, and are invisible and unknowable to anything or anyone else, including the cloud provider.
With increasing reliance on public and hybrid cloud services, data privacy in the cloud is imperative. The primary goal of confidential computing is to provide greater assurance to company executives that their data in the cloud is protected and confidential, and to encourage them to move more of their sensitive data and computing workloads to public cloud services.
For years, cloud providers have offered encryption services to help protect data at rest (in storage and databases) and data in transit (moving over a network connection). Confidential computing eliminates the remaining data security vulnerability by protecting data in use, that is, during processing or runtime.
More enterprises are realizing the benefits of confidential computing in today’s work environment. With constant security threats, confidential computing provides hardware-level security, confidentiality and privacy that gives enterprises more peace of mind. For example, confidential computing can help healthcare organizations in protecting sensitive data and intellectual property contained in AI algorithms, including those stored in untrusted infrastructure and public cloud. The vulnerability of data in use is a key concern in the secure implementation of AI modeling. Confidential computing protects data while it is in use and maintains privacy, thereby overcoming the primary challenges faced by current approaches to cyber security protection.
HUB’s Solution
HUB believes that its Confidential Computing system is the only available model that meets today’s cybersecurity challenges. Confidential Computing protects data and applications by running them within secure enclaves to prevent unauthorized access. It protects data security, regardless of the vulnerability of the computing infrastructure. HUB’s technology has been built by cyber experts who understand the methods of attack and deal with threats that other solutions cannot address.
HUB Confidential Computing solution is a hardware-based Confidential Computing platform that secures the entire compute and network stack, leveraging the digital twin technology and a new zero-trust paradigm to provide enhanced security and privacy for customers’ most sensitive organizational applications and data, whether it’s data at rest, in transit or in use. It enables security for any computing environment, including AI, edge computing, 5G, Metaverse, ransomware protection, e-Government and quantum. Since HUB’s Confidential Computing solution completely isolates servers, it is applicable to data centers, private clouds and edge networks.
HUB’s Confidential Computing solution is built on a “zero trust” principle which assumes that all data and network components have been hacked and cannot be trusted. Each component must therefor check and authorize all code and data packets before they reach the component’s CPU. This check must be done in a separate hardware space that is proximate to the CPU but not run by it.
The solution includes a dedicated hardware environment, providing a higher level of security than a perimeter, a software or agent-based security solution. It automatically implements micro segmentation, web application firewall capabilities, Hardware Security Modules (“HSMs”), key management functionality, identity and access management services, interface gateway as well as stealth logging and monitoring.
HUB’s combined hardware and software check all streams of code and data packets and prevent unauthorized packets from reaching the CPU, its related memory and its software. The software that checks the stream of packets must be located in the hardware and be run by a processor other than the CPU.
HUB’s devices create a single path for data packets to enter and exit a networked component, so that no flow of unauthorized packets can reach or leave the component without being checked by the HUB device. The solution guards each layer of the software stack that is executed by a CPU or Graphics Processing Unit (“GPU”), from the data and application layer to the physical layer, and it monitors each flow of packets that reach the CPU or GPU of a component. HUB’s solution provides a significant improvement over traditional “firewall” defenses that are designed to block the penetration of a network’s perimeter, but are largely ineffective at stopping hackers once they have breached into a network.
Essentially, HUB’s Confidential Computing solution is to completely isolate data from the outside world protecting data from side-channel attacks. Side-channel attacks rely on information gained from implementing a computer system rather than weaknesses in the algorithm itself (e.g., cryptanalysis and software bugs). Cyber attackers are able to exploit information from various sources, including time, energy consumption, electromagnetic leaks, and even sound.
HUB’s solution is currently available as a stand-alone component to protect one or more servers, and as a peripheral component interconnect, or computer circuit board, card (“PCIe Card”) that is inserted into a server or other network component. HUB is also in advanced development stages of its HUB Silicon™ product which is expected to run HUB’s solution on a chip. The HUB on-chip solution is expected to include and replace the separate CPUs now used by networked processing equipment. HUB anticipates that HUB Silicon has the potential to become a standard cyber-security feature on all devices that are connected to a network. With HUB’s technology, a hacker’s breach into a network is nearly irrelevant, as the real protection is HUB’s combination of hardware and software that guards the CPU and memory of the individual network component.
HUB’s Confidential Computing solution comprises four main components — 1) cyber digital twins, 2) permission and governance policy engine, 3) cryptographic engine, and 4) physical security of hardware box. Taken together, HUB’s Confidential Computing solution offers world-class security. It provides seamless integration with existing systems and applications, which ensures no interference with work processes and can be customized to customer’s precise requirements. In addition, the solution runs on a separate execution platform, making it even more secure since the security solution will not be hacked even if the network environment is hacked. At the same time, it is not a perimeter securities solution that can be bypassed. More importantly, the solution works in stealth mode and is invisible to the attacker and the applications, so there is no need to change a network’s current applications and architecture.

HUB Secure Computing Platform

Leveraging a new security paradigm Confidential Computing

AI Models
Data
Apps
Digital Twins
Policies
Logs
SECURE ENCLAVE
PHYSICAL & LOGICAL SEPARATION FILTERING
Cyber Twins
Permissions & Governance
Key Management
Tamper Proof
Designed to FIPS 140-3 Level 4

Cyber Digital Twins
The term “digital twin,” in cyber security, refers to a digital replica of assets, processes, people, places, systems and devices that can be used for various purposes. HUB adopts this unique approach to isolate the actual asset such as applications, data and AI models and to expose a digital copy of it for operation. This prevents any compromise of the actual asset even if an attacker gets access to admin credentials.
This approach uses advanced technology to generate a perfect virtual copy of a system, updated with real-time data. Digital twins have multifold purposes, providing a perfect backup of the physical copy in case it is damaged by malicious activities. They can also constantly simulate attacks based on real world experiences and develop the appropriate protection response. If the results of such simulation are valid and expected, the cyber digital twin transfers the communication to the actual system, eliminating the risks generally associated with unusual inputs and sequences.
Permission and Governance Policy Engine
A policy engine is a software component that allows an organization to create, monitor and enforce rules about how network resources and the organization’s data can be accessed. The policy engine authorizes users’ and entities’ access to protected resources. Its purpose is to only allow for a specific request or action, based on analysis of normal traffic and irregularities of timing and volume. HUB’s aim is to have the right level of permissions setup for each asset inside the secure zone and have the right checks and balances for the approvals.
HUB’s policy engine adopts the stealth logging feature, which offers an extra layer of support for log data integrity by further restricting attack vectors on the data itself. With stealth logging, HUB has created a highly secure authorization system for the entire network and computer stack, from hardware to layer-7 applications. Moreover, organizations can use the permission and governance policy engine to prevent privileged abuse of advanced hacking techniques with governance rules such as approval workflows and velocity checks. The approval workflows are configurable and allow for the segregation of duties.
Cryptographic Engine
A cryptographic engine operates as an internal high-security key manager for each application and service by operating as a self-contained, redundant cryptographic module. It replaces box and board-level cryptographic devices and creates and manages key encryption and decryption services.
The cryptographic engine serves as a hardware based root of trust for isolation and protection of incoming data and other services. It also generates and distributes keys to external servers and to the internal applications. In addition, it adopts a bi-directional physical and logical filtering to perform automated signature verification on each incoming and outgoing data packet.
Physical Security of Hardware Box
HUB’s solution also includes a feature to detect any physical changes to the network platform and to respond with an alert to complete a wiping operation. While a factory will have security guards, alarms and video surveillance, a mobile phone mast or electricity pylon might not have these, so HUB’s solution aims to provide comprehensive protection by including such feature to protect the physical security of hardware box.
Advantages of HUB’s Solution
HUB has a strong advantage of already having its Confidential Computing solution developed and entered the market. HUB believes it has significant lead compared to its closest competitors and that it can offer customers greater protection against cyber threats at significantly lower costs.
HUB’s solution enables secure computation and protects data across the entire compute and network stack, with an integrated hardware and software platform that is compatible across computing architectures with any CPU, GPU or field programmable gate arrays. This solution has a few unique features, including the facts that (i) it secures data in use, at rest and in transit, (ii) it ensures true isolation of the entire network stack and eliminates security hassles for customers, and (iii) it is able to integrate with existing network environment and does not need any modification to the network environment. These features will enable HUB to secure business opportunities with significant external or edge requirements such as AI collaboration, private 5G and Internet of Things (“IoT”).
With the hardware isolation set-up, HUB’s solution isolates the execution environment from network threats, thereby preventing any malicious access to stored data and applications. The cyber digital twin technique establishes a digital replica for any API to provide physical protection and threat detection and to prevent vulnerability exploitation, ensuring that the actual API is never exposed. Moreover, the governance and controls system within HUB’s solution provides highly secure authentication and authorization for the entire network and compute stack, in order to prevent privileges abuse from advanced hacking techniques. The zero-trust security method also establishes a trust-zone boundary to completely protect the network from privileged access abuse. HUB’s management believes that this solution is ready for quantum computing threats by integrating quantum key distribution and post-quantum algorithms. The solution can also be deployed quickly and at any place, from data centers to the edge, using automation and remotely secure update features.
HUB’s solution is able to protect the digital assets of external data, as the twin (i.e. the digital replica) performs a number of security checks for every request before it is forwarded to the destination. An access check is done to verify identity, filter data and evaluate rules. A simulation check is carried out to validate the incoming request’s impact on the original copy in real time. In addition, a manipulation check is conducted to proactively change the incoming requests and outgoing responses as needed, in order to keep the original application and data safe.
HUB’s management believes that its solution also has the following additional advantages over traditional firewall solutions:
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Protects each networked component separately, so the component’s cyber-security is independent of the security of the rest of the network and mitigates targeted risks and threats.

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Checks packets both as they enter and as they leave the device so sensitive data is stopped before it can be hijacked out of the network.

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Checks packets and then restores them to their original state so legacy programs need not be adjusted to accommodate changed packet structures.

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Evaluates packets proximate to the component’s processor and in-line with the stream of packets into the device so there is no slowing of throughput speed.

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Detects physical tampering with a component’s works and erases data if tampering is detected — before the data can be hijacked out of the component.

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Stores administration interfaces, access controls and user management policies in a separate and secure area that is not accessed by the CPU.

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Uses software that can be updated remotely and on the fly without risk of unauthorized alteration to the software.

HUB’s Product Configurations
HUB’s Confidential Computing solution so far exists in three configurations, two of which (HUB Appliance and HUB PCIe Card) are already available for commercial sale and are in use by customers. The third configuration (HUB on-chip) is in the advanced development stage and is expected to be available for sale in the next 12 – 24 months.
HUB Appliance
HUB Appliance is an on-premise or cloud-based full-stack 48U rack server unit for stand-alone, end-to-end enterprise confidential computing. It can replace legacy IT server systems and can be installed in an on-site IT center or as part of remote cloud-computing complexes. HUB Appliance was first offered for commercial sale in 2021 and is currently in full service in 5 installations.
HUB PCIe Card
HUB PCIe Card provides the same confidential computing functionality for a single network component as HUB Appliance does for a rack of servers. HUB PCIe Card is configured onto a single computer board that is inserted into a network component. It can be installed on an original equipment manufacturer (“OEM”) basis by hardware or server manufacturers such as Hewlett-Packard and Dell. It can also be ordered separately and fitted into board slots of existing equipment. HUB PCIe Card provides the same Confidential Computing functionality for a single network component as HUB Appliance does for a rack of servers. HUB PCIe Card is configured onto a single computer board that is inserted into a network component. It can be installed on an OEM basis by hardware or server manufacturers such as Hewlett-Packard and Dell. It can also be ordered separately and fitted into board slots of existing equipment. HUB PCIe Card was first offered for commercial sale in 2021 and is currently in full service in 2 installations. As of December 31, 2021, the backlog for HUB PCIe card amounted to $       million.
HUB Silicon — The Next Generation
HUB Silicon is HUB’s next generation device and is now in an advanced stage of development. HUB Silicon will put all of HUB’s cybersecurity functionality onto a chip, and include one or more CPUs on that same HUB chip. HUB believes that the functionality and processing power of this on-chip solution will replace not just traditional cybersecurity defenses, but also the stand-alone CPU chips that are now at the heart of existing server design.
The single HUB Silicon chip will provide both processing power and cybersecurity for network devices. HUB Silicon will sit directly on the motherboard of network components and will be suitable for devices as powerful as servers. HUB anticipates that HUB Silicon will be installed on an OEM basis by equipment manufacturers and will become an industry standard for the cybersecurity solution offered by component manufacturers.
HUB Silicon will allow equipment manufacturers to increase the value of their component-offerings by including cybersecurity as a “built-in” capability and will enable equipment purchasers to reduce their reliance and expenditures on firewall protection systems.
HUB’s Strategies
During the next five years, HUB intends to capture a leading position in the global cyber security market, based on its Confidential Computing solution. HUB believes that it is ideally positioned to take advantage of the increased demand in Confidential Computing technology for effective protection of data.
The essential elements of HUB’s strategies include:
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Strengthening HUB’s technological advantage by delivering ongoing innovation.   HUB believes that its technology is readily ahead of potential competitors as HUB’s solution has a proven working technology, while others are at earlier stages of development. HUB intends to extend its significant technological advantage over its competitors by focusing on the development of its Confidential Computing solution, enhancing its existing products and services, introducing new functionality and developing new solutions to address new use cases. HUB’s strategy includes both internal development and an active mergers and acquisition program where HUB acquires or invest in complementary businesses or technologies.

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Growing HUB’s customer base.   HUB aims to acquire operating companies with established customer bases in the targeted segments, with a view to upsell HUB’s products to those customers and to convert existing services into products, in order to significantly increase revenue and shareholder value. In addition, the global threat landscape, digitalization of the enterprise, cloud migration and the broad security skills shortage are contributing to the need for cyber solutions. HUB believes that every organization, regardless of size or vertical, needs cyber protection and it plans to pursue business with new customers in the enterprise and mid-market, or commercial, segments of the market. HUB executes its strategy by leveraging a combination of internal marketing professionals and a network of channel partners to communicate the value proposition and differentiation for its products, generating qualified leads for its sales force and channel partners. HUB’s marketing efforts also include public relations in multiple regions and extensive content development available through its website.

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Extending HUB’s global go-to-market reach.   HUB sells its solutions through a high-touch hybrid model that includes direct and indirect sales. HUB plans to expand its sales reach by adding new direct sales capacity, expanding its indirect channels by deepening its relationships with existing partners and by adding new value-added resellers, system integrators, managed security service providers and partners. HUB is also expanding its routes to market.

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Expanding HUB’s relationships with existing customers.   As of December 31, 2021, HUB had approximately 973 customers. HUB has worked hard to develop strong relationships with its customers, and its strategy includes its sales and distribution division expanding these relationships by growing the number of users who access HUB’s solutions and cross-selling additional products and services. HUB’s marketing strategy is focused on building its brand strength, communicating the benefits of its solution, developing leads, and increasing sales to existing customers.

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Driving strong adoption of HUB’s solution and retaining HUB’s customer base.   HUB plans to deliver high levels of customer service and support and continue to invest in its professional services division to help ensure that its customers are up and running quickly and derive benefit from HUB’s products which HUB believe will result in higher customer retention rates.
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Attracting, developing and retaining a diverse and inclusive employee base.   A key pillar of HUB’s growth strategy is attracting, developing and retaining its employees. HUB’s people are one of HUB’s most valuable assets, and its culture is a key business differentiator for HUB. HUB values diversity and inclusion which allows for the exchange of ideas, creates a strong community and helps ensure its employees are valued and respected.

HUB’s Operations
Strategic Acquisitions
HUB has so far completed three acquisitions, as set forth below, which match its criteria for acquisition targets. HUB intends to continue identifying acquisition targets and acquiring companies and business assets that match its criteria, especially companies with well established relationships and long term contracts with the US government.
HUB’s acquisition targets include companies with:
a)
Established customer base, preferably with long term relationships.

b)
Supplying products and/or providing services to government agencies and enterprises that can benefit from Confidential Computing.

c)
In-house teams with experiences of working with customers with a good understanding of customers’ needs and operations as customers’ trusted advisor.

d)
A set of professional services with the potential to be transformed into products, so that revenues can be increased dramatically through upselling HUB’s products and expanding the product offering generally.

ALD
HUB merged with A.L.D. Advanced Logistics Development Ltd. (“ALD”) in 2021. ALD was founded in 1984 and became publicly traded on TASE in 2000. ALD was an engineering services provider specializing in quality control for complex engineering projects and dependability of mission critical processes. ALD’s culture of exacting quality standards and superior reliability is highly complementary with the cybersecurity industry’s emphasis on impenetrability and safety from external or internal threats. ALD’s experience and reputation have enabled it to provide high-quality cybersecurity integration services to large-enterprise customers of HUB.
In 2021, ALD had sales of $22,626. ALD’s customers include those in the aerospace, defense, government, insurance and global banking industries.
Comsec
In 2021, HUB acquired all of the shares of the Israeli company Comsec Ltd., a distributor of cybersecurity software solutions.
Most of Comsec’s customers are large enterprises, militaries and government agencies, and Comsec has deep and long-term connections with the IT procurement departments in those organizations and is recognized by them as an approved provider.
This customer profile matches the target market of HUB’s Confidential Computing solution, so the process of integrating HUB’s proprietary products with Comsec’s existing offering has been smooth and efficient. Since the acquisition in 2021, Comsec’s experienced sales and distribution staff have emerged as the primary driver of the market’s acceptance of HUB’s cybersecurity solutions.

Legacy
In May 2022, HUB announced the acquisition of the cyber security assets of Legacy Technologies Gmbh (“Legacy”), a European cyber firm that has an extensive EMEA distribution network of cyber solutions for major government and enterprise data centers. The asset acquisition closed on July 5, 2022.
HUB believes that the acquisition of Legacy has the potential to bring in considerable amount of new enterprises and governments customers within the EU and the Middle East. HUB believes that this will also give it direct access to a large number of blue-chip customers around the world, which can save HUB a significant amount of time to penetrate these markets organically.
To summarize, HUB merged with ALD to gain immediate access to top clientele, which allowed HUB to minimize its marketing penetration efforts. It then acquired Comsec to become a prime integrator in large government and enterprise tenders. In only 12 months, HUB has transitioned from a technology-only provider to a global integration company specializing in the field of defensive cyber confidential with the potential for growth, the access to blue-chip customers, as well as the ability to take large projects with governments and organizations.
Operating Divisions
HUB believes that in addition to superior technology, a cybersecurity company also needs an excellent sales and distribution force and an experienced, customer-oriented professional service group. In particular, the sales force needs to have established relationships with customers’ IT procurement departments, and professional services groups need to have deep experience in adapting systems to meet the individual needs of customers and to provide excellent, long-term support to keep pace with the customer’s security challenges. Through organic growth and strategic acquisitions, HUB has brought together the following three synergetic operating divisions.
Technology Development Division
HUB’s technology development division is in charge of research and development of HUB’s solution and product offering. The current focus on HUB’s technology development division is to continuously advance HUB’s core Confidential Computing solution, with a priority to successfully roll out HUB Silicon within the timeframe envisaged. As of December 31, 2021, HUB’s technology development division had 20 employees.
Sales and Distribution Division
The sales and distribution division, which originated from Comsec, is in charge of distributing HUB’s cyber security solution to customers and building and enhancing market acceptance for HUB’s solution. HUB’s sales and distribution division is adopting a two-prong strategy to generate demand for HUB’s Confidential Computing solution:
a)
HUB’s solutions are marketed to government entities, militaries, research institutions and large enterprises, with the goal of expanding HUB’s penetration into these segments.

b)
Marketing efforts target OEMs and manufacturers of network components to encourage them to integrate the HUB PCIe card into their hardware, either as an optional add-on or as a standard equipment. By concurrently educating manufacturers and OEMs about HUB’s solution, HUB believes that the market will be anticipating the upcoming release of HUB Silicon, which will greatly improve the value of equipment offerings to end users.

As of December 31, 2021, HUB’s sales and distribution division had 34 employees.
Professional Services Division
The professional services division, which originated from ALD, is in charge of providing quality control in complex engineering projects and ensuring smooth and reliable execution in mission critical processes. HUB’s management believes that in addition to superior technologies, it is also essential to have excellent professional services to maintain revenue growth and to keep up with market developments. HUB’s professional services division excels at the customization and integration of HUB’s products into customers’ networks.
As of December 31, 2021, HUB’s professional services division had 477 employees.
Productization
The graph below illustrates HUB’s current service portfolio.
Utilizing its strong technological resources, HUB intends to convert existing service offerings into product offerings. The conversion primarily relates to various professional services that are offered by HUB, where the systems can be automated and merged with other products and utilized by the customer on an ongoing basis, rather than by a third-party service provider.
HUB’s management believes that all of HUB’s services will eventually be converted into product offerings, including, for example, PCI certifications, secure software development lifecycle detection and prevention of software vulnerabilities, attack resilience software-as-a-service platform for distributed denial-of-service (“DDoS”) attacks, incident response and red team and penetration testing.
Converting such services to automatic tools will enable enterprises to make greater use of the functionalities and receive greater value. For example, the conversion process is currently being applied to D.Storm, a service developed by Comsec which offers a broad range of DDoS attack types that can be conducted in an automated and controlled manner. The objective of D.Storm is to identify the weak points and vulnerabilities in the customers’ infrastructure by stress testing the infrastructure using a variety of attack methods. This approach allows the customer to mitigate its cyber security risk exposure and take mitigating action in order to be able to withstand potential DDoS attacks against its sensitive and strategic assets. In addition, following the asset acquisition of Legacy, HUB added to its product portfolio an asset surface management product, NEO, which uses advanced proprietary methods and techniques to provide customers with continuous monitoring of their internet-facing assets. NEO looks for vulnerabilities, missed configurations and bugs, and allows customers to understand the weaknesses in their internet infrastructure before they are attacked.
Proof of Concept, Pilots & Pipelines
Following the acquisition of Comsec, HUB has added a number of products and services to its portfolio and established a solid customer base comprised of hundreds of leading enterprises and organizations in Israel, the Netherlands and the United Kingdom, including several government departments, banks and military branches.

HUB currently has a considerable number of POC activities, including trials with (i) a defense agency regarding hybrid cloud security, (ii) a nationwide telecommunication provider in a Western country regarding collaborative AI cloud services, (iii) a large managed security service provider in a Western country to deliver AI-based airport security, and (iv) a joint collaboration with a leading Israeli data filtration company to deliver suite e-government solution to a developed country in Asia.
HUB’s current pipeline includes signed agreements with enterprises and organizations in the “InsureTech,” defense and government sectors. HUB is also in discussions regarding potential POC trials.
Target Markets
HUB’s primary target market is large entities that handle highly sensitive data. These include, but are not limited to:
a)
Governmental institutions — both government agencies and militaries are expected to have significant demand for HUB’s solution in order to process, store and encrypt/decrypt highly sensitive data.

b)
Finance institutions — these include banks, brokerage houses and insurance companies that require high speed processing, remote access and very high levels of security.

c)
Healthcare institutions — HUB anticipates that early adopters of its technology will be hospital chains, life science research institutions and pharmaceutical companies that process enormous data sets and face strict regulatory requirements for data security.

Telecommunication and cellular operators who are ramping up to 5G service also present enormous market potential for HUB devices. The speed and data-handling capabilities of 5G services will take advantage of HUB’s high throughput speed and protection. A HUB device installed in a cellular tower can provide cybersecurity for all data flowing in and out of the tower’s 5G equipment.
In addition, the fast-growing market for IoT sensors and edge computing will be particularly amenable to HUB Silicon. The number of simple IoT and edge devices that will be concurrently connected to a network and the steady flow of data from these devices will severely challenge traditional firewall cyber protection. By contrast, HUB Silicon, when commercially available, will provide IoT and edge computing devices with both cyber defense and processing power on a chip so that data flowing to and from these components will be secured.
Case Study — Edge Computing
Edge computing is a distributed computing paradigm that brings computation and data storage closer to the sources of data. Edge computing is expected to improve response times and save bandwidth. It is an architecture rather than a specific technology. It is a topology- and location-sensitive form of distributed computing.
As edge computing grows at a CAGR of 38.9% according to grandviewresearch.com, supplementing the cloud with data processing closer to the source, organizations are challenged to defend the massive number of new servers at those edge locations. With HUB Security solutions, the server that runs the application is built in the hardware. Standard networking architectures require separate boxes for HSMs, firewalls, web applications, and more. The cost of those boxes and associated maintenance and management can quickly get out of control, and the semiconductor supply shortage has made this market even more cumbersome to navigate.
HUB’s PCIe solution, for instance, can be installed quickly and is simpler to use than industry-standard combination of solutions. It not only acts as the fortified gateway to the servers’ computation parts, but it also protects data at rest, in transit, and in use. The superior performance and full computation stack defense is ideal for edge computing use cases and reduces the total cost of ownership up to 80% compared to standard solutions.
As cyber threats become more sophisticated, confidential computing has gained traction because it allows data to remain encrypted at all times. By implementing the smallest inclusive trust zone, an isolated computing environment with an end-to-end security stack, enterprises can rest assured that their edge environments are safe with centralized management and monitoring. HUB’s solution includes a dedicated hardware environment, providing a higher level of security than a perimeter or agent-based security solution. It automatically implements micro segmentation, web application firewall capabilities, HSMs, key management functionality, identity and access management services, as well as stealth logging and monitoring.
Many cybersecurity tools do not work well together, yet tool sprawl is a real issue as enterprises continue to bolt on more systems with the hope to create a patchwork defense. The cost of maintenance and hiring new skilled workers is becoming more expensive year after year. By adopting HUB’s solution, companies’ chief information security officers can effectively manage costs incurred by the business to address cyber security challenges.
The HUB Confidential Computing platform takes the place of existing perimeter security and agent-based security software in data centers and critical edge cyber infrastructure. HUB’s solution creates a protective shield that simplifies the cybersecurity approach while reducing enterprises’ annual spending on capital expenditure and operating expenses.
Case Study — Critical Infrastructure & AI
According to a Gartner report released in December 2021, by 2025, 30% of critical infrastructure organizations will experience a security breach resulting in the shutdown of an operation, or mission-critical, cyber-physical system. As more critical infrastructures are connected to the internet or accessible to staff by remote desktop protocols and VPNs, they are increasingly targeted by nation-state backed hackers and cyber-criminal gangs interested in breaching and examining operational technology (“OT”) networks to lay the groundwork for future campaigns. According to a Gartner survey, 38% of executives expected to increase spending on OT security by 5% to 10% in 2021, with another 8% expecting an increase of more than 10%.
In general, hackers start their attacks by installing malware that targets the utility companies’ Supervisory Control and Data Acquisition (“SCADA”) systems. Following these actions, the infrastructure may experience a power outage. The primary goal of AI for critical infrastructures is to maximize efficiency, eliminate errors, and reduce risks to the greatest extent possible. Innovations powered by AI, edge computing, 5G, IoT, and quantum computing provide enterprises and nations with a competitive advantage. This also applies to critical infrastructure, as these innovations will transform lives and lead to massive economic growth with the deployment of fully integrated Cyber-Physical Systems (“CPS”) for critical infrastructure. However, as more scalable and automated systems are deployed, the attack surface for bad actors expands, resulting in new threats.
HUB’s Confidential Computing solution is designed to secure AI-driven applications across critical infrastructures, allowing for faster and safer workflow. It creates secure enclaves for AI models and data, giving critical infrastructures working with machine learning and AI a competitive advantage. This approach enables multi-party analytics and collaboration by providing secure, isolated environments to protect the integrity and privacy of AI models and data. The platform can securely connect and run apps and data across critical infrastructure, ensuring it is protected against quantum and AI-based cyberattacks.
Case Study — Healthcare
Although the healthcare industry generates approximately 30% of global data, healthcare providers continue to struggle with data security. The US Department of Health and Human Services reported data breaches in the healthcare sector affecting more than 40 million people in 2021, with over 3.7 million people affected in the first two months of 2022. All estimates predict that data breaches in healthcare will continue to rise in the near future.
The following issues must be addressed:
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Data privacy challenges while implementing AI applications

•
Sharing medical data

•
Protecting cross-border data transfers of personal data

•
Healthcare regulations and compliance (HIPAA, GDPR)

•
Data breaches

Multiple hospitals, for example, may need to share MRI data with research institutions. In this case, a hacker may sit between the hospital and the research center, waiting for that data to appear and breach it at the appropriate time. The use of AI in healthcare is also rapidly expanding for the use of medical devices and other technologies. Healthcare is becoming more automated in order to improve efficiency (for both physicians and medical facilities), as medical applications commonly use AI as a diagnostic or treatment advisor to medical practitioners. However, combining healthcare and AI can be a double-edged sword: the more accurate a data needs to be, the more vulnerable the system is. If there is a data breach, surgeons will be unable to accurately predict MRI results, and patients will suffer greatly.
The solution HUB offers is the Confidential Computing platform, which is built to secure health data in AI-driven applications across the healthcare industry, so doctors can make faster and more accurate diagnoses. HUB utilizes Confidential Computing to create a secure enclave for AI models and data that brings a competitive advantage to healthcare providers working with machine learning and AI. By providing secure, isolated environments to protect the integrity and privacy of the AI models and data, this approach also allows for multi-party analytics and collaboration.
Competition
The cyber security market in which HUB operates is characterized by intense competition, constant innovation, rapid adoption of different technological solutions and services, and evolving security threats. HUB competes with a multitude of companies that offer a broad array of cyber security products that employ different approaches and delivery models to address these evolving threats.
HUB may face competition due to changes in the manner that organizations utilize IT assets and the security solutions applied to them. Cyber security spending is spread across a wide variety of solutions and strategies, including, for example, endpoint, network and cloud security, vulnerability management and identity and access management. Organizations continually evaluate their security priorities and investments and may allocate their cyber security budgets to other solutions and strategies and may not adopt or expand use of HUB’s solution. Accordingly, HUB may also compete for budgetary reasons, to a certain extent, with additional vendors that offer threat protection solutions in adjacent or complementary markets to HUB’s.
The principal competitive factors in HUB’s market include:
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Breadth and completeness of a security solution;

•
Reliability and effectiveness in protecting, detecting and responding to cyber-attacks;

•
Analytics and accountability at an individual user level;

•
Ability of customers to achieve and maintain compliance with compliance standards and audit requirements;

•
Strength of sale and marketing efforts, including advisory firms and channel partner relationships;

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Global reach and customer base;

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Scalability and ease of integration with an organization’s existing IT infrastructure and security investments;

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Brand awareness and reputation;

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Innovation and thought leadership;

•
Quality of customer support and professional services;

•
Speed at which a solution can be deployed and implemented; and

•
Price of a solution and cost of maintenance and professional services.

HUB believes it competes favorably with its competitors based on these factors. However, some of HUB’s current competitors may enjoy one or some combination of potential competitive advantages, such as greater name recognition, longer operating history, larger market share, larger existing user base and greater financial, technical, and operational capabilities.
HUB primarily competes with other cyber security products that offer a trusted execution environment that designates an area of hardware, such as a processor or memory, to execute sensitive application data. The two products that HUB’s Confidential Computing solution currently competes against are (i) Secure Encrypted Virtualization (“SEV”) from Advanced Micro Devices, Inc. (“AMD”) and (ii) Software Guard Extensions (“SGX”) from Intel Corporation. Other examples are the IBM Data Shield offering on IBM Cloud or the Always Encrypted database on Microsoft Azure.
Each of SEV and SGX only runs on specifically enabled CPUs made by AMD or Intel, respectively. In contrast, HUB’s solution runs from a hardware that is separate from a component’s CPU and is CPU agnostic, so it can be installed with and protect any CPU. While the solutions offered by HUB, AMD and Intel all protect data that are in use, only HUB’s Confidential Computing solution is able to protect data that are at rest and in transit. Also, HUB’s solution can protect all operating systems, the virtual machine management system and the intelligent platform management interface, while SEV and SGX are not able to protect any such software layers and also cannot protect GPUs. In addition, HUB’s solution provides an automated alert and erasing response to attempts to physically tamper a network device and hijack data, SEV and SGX cannot protect or alarm against such physical tampering.
To work with SEV or SGX, legacy programs and applications will generally have to be altered. However, HUB’s solution does not require any alteration, so programs and applications can run in their existing versions without having to accommodate HUB’s cybersecurity defenses. HUB’s solution also includes a built-in HSM that generates and distributes access keys, as well as an internal encryption/decryption engine for fast encryption performed directly in-line of the flow of packets into a CPU. With HUB’s solution, access control policies are separately secured and will continue to operate even if the CPU is compromised. SEV and SGX do not contain any HSM and thus are not able to prevent access control policies from being penetrated if an execution environment is compromised.
Intellectual Property
HUB considers its trademarks, trade dress, copyrights, trade secrets, patent and other intellectual property rights, including those in its know-how and the software code of its proprietary solution, to be, in the aggregate, material to its business. HUB protects its intellectual property rights by relying on federal and state statutory and common law rights, foreign laws where applicable, as well as contractual restrictions.
As of December 31, 2021, HUB owned eight registered patents in the United States, one registered patent in Israel, as well as three U.S. patent applications. In addition, HUB owns and uses trademarks and service marks on or in connection with its proprietary solution, including both unregistered common law marks and issued trademark registrations. Finally, HUB has registered domain names for websites that it uses in its business, such as https://hubsecurity.com/.
HUB designs, tests and updates its products, services and websites regularly, and it has developed its proprietary solutions in-house. HUB’s know-how is an important element of its intellectual property. The development and management of its solution requires sophisticated coordination among many specialized employees. HUB takes steps to protect its know-how, trade secrets and other confidential information, in part, by entering into confidentiality agreements with its employees, consultants, developers and vendors who have access to confidential information, and generally limiting access to and distribution of HUB’s confidential information.
While most of the intellectual property HUB uses is developed and owned by HUB, it has obtained rights to use intellectual property of third parties through licenses and services agreements. Although HUB believes these licenses are sufficient for the operation of its business, these licenses typically limit HUB’s use of the third parties’ intellectual property to specific uses and for specific time periods.
HUB intends to pursue additional intellectual property protection to the extent it believes would advance its business objectives and maintain its competitive position. Notwithstanding these efforts, there can be no assurance that HUB will adequately protect its intellectual property or that it will provide any competitive advantage. From time to time, HUB expects to face in the future allegations by third parties, including its competitors, that HUB has infringed their trademarks, copyrights, patents and other intellectual property rights or challenging the validity or enforceability of HUB’s intellectual property rights. HUB is not presently a party to any such legal proceedings that, in the opinion of HUB’s management, would individually or taken together have a material adverse effect on HUB’s business, financial condition, results of operations or cash flows.
Government Regulation and Compliance
Data Protection Laws and Regulations
HUB is subject to various federal, state, and international laws and regulations that affect companies conducting business on digital platforms, including those relating to privacy, data protection, the Internet, mobile applications, content, advertising and marketing activities. New and evolving laws and regulations, and changes in their enforcement and interpretation, may require changes to HUB’s technology, solutions, or business practices, which may significantly limit the ways in which HUB collects and process data of individuals, communicate with users, serve advertisements and generally operate HUB’s business. This may increase HUB’s compliance costs and otherwise adversely affect HUB’s business and results of operations. As HUB’s business expands to include additional solutions and industries, and HUB’s operations continue to expand internationally, HUB’s compliance requirements and costs may increase and HUB may be subject to increased regulatory scrutiny.
The data HUB collects and otherwise processes is integral to HUB’s business, technology, solutions and services, providing HUB with insights to improve its solution and customization and integration of its solution to customers’ network. HUB’s collection, use, receipt, storage and other processing of data in its business subjects it to numerous U.S. state and federal laws and regulations, and foreign laws and regulations, addressing privacy, data protection and the collection, storing, sharing, use, transfer, disclosure, protection and processing of certain types of data. Such regulations include, for example, the European Union General Data Protection Regulation 2016/679 (the “GDPR”) as implemented by European Union member states, the Privacy and Electronic Communications Directive 2002/58/EC, the UK Data Protection Act 2018 (which retains the GDPR under UK law), the Israeli Privacy Protection Regulations (Data Security) 2017, the Children’s Online Privacy Protection Act, Section 5(a) of the Federal Trade Commission Act, the California Consumer Privacy Act and the forthcoming California Privacy Rights Act, which will not take substantial effect until January 1, 2023 and other applicable laws globally. Non-compliance with these laws could result in fines, regulatory investigations, reputational damage, orders to cease or change HUB’s processing of data, enforcement notices or assessment notices for a compulsory audit, civil claims for damages, as well as associated costs, diversion of internal resources and reputational harm. Although HUB takes extensive efforts to comply with all applicable laws and regulations, HUB can provide no assurance that it will not be subject to regulatory and/or private action, including fines for non-compliance with data protection and privacy laws, including in the event of a security incident.
HUB works to comply with, and to support customers and partners in their efforts to comply with, applicable laws and regulations relating to privacy, data protection and information security. HUB maintains privacy information notices for individuals whose personal data is processed, enters into data processing agreements, conducts data protection impact assessments, product and feature reviews, maintains a reasonably exhaustive list of data collected and processed, and responds to privacy-related queries and requests. HUB takes a variety of technical and organizational security measures and other procedures and protocols to protect data, including data pertaining to users and employees. Despite measures HUB puts in place, HUB may be unable to anticipate or prevent unauthorized access to or disclosure of such data.
To read more about HUB’s approach to laws and regulations relating to privacy, data protection, and information security, please see the section titled “Risk Factors — Risks Related to Our Legal and Regulatory Environment.”
Anti-Bribery, Anti-Corruption and Sanctions Laws and Regulations
HUB’s operations are subject to anti-bribery and anti-corruption laws and regulations, including the Foreign Corrupt Practices Act (“FCPA”), and economic and trade sanctions, including those administered by the Office of Foreign Assets Control of the U.S. Treasury, the U.S. Department of State and the European Union. These statutes generally prohibit providing anything of value to foreign officials for the purposes of obtaining or retaining business or securing any improper business advantage. HUB may deal with both governments and state-owned business enterprises, the employees of which are considered foreign officials for purposes of these laws.
Other Regulations
In addition, HUB is subject to laws and regulations relating to antitrust, competition, intellectual property and other matters. HUB has implemented internal controls designed to minimize and detect potential violations of laws and regulations in a timely manner, but can provide no assurance that such policies and procedures will be followed at all times or will effectively detect and prevent violations of the applicable laws by one or more of its employees, consultants, agents, or partners.
Employees
HUB has always strived to foster a culture that emphasizes the importance of its team and that values creativity, professionalism, transparency, obligation to dissent and responsibility. HUB believes that its hiring decisions reflect this culture.
Through multiple growth phases, HUB has drawn talent and leadership from the technology and cyber security industries to achieve its vision. As of December 31, 2021, HUB had approximately 531 employees worldwide. None of its employees are represented by a labor union, and HUB considers its employee relations to be in good standing. To date, HUB has not experienced any work stoppages.
Facilities
HUB’s principal facilities are located in Tel Aviv, Israel which consist of approximately 1,500 square meters (approximately 16,145 square feet) of leased office space and additional facilities in Or Yehuda (near Tel Aviv) which consist of approximately 1,600 square meters (approximately 1,722 square feet) of leased office space. These facilities currently accommodate HUB’s principal executive offices, research and development, account management, marketing, business development, sales, finance, information technology, customer support and other administrative activities. 373 of HUB’s employees are located in these two facilities. The lease for these facilities expires in August 2026, and HUB has the option to extend the lease for an additional five years beyond the current term.
HUB also leases offices in the United Kingdom, the Netherlands and the United States. HUB believes that its facilities are adequate to meet its needs for the immediate future, and that, should it be needed, suitable additional space will be available to accommodate any such expansion of its operations.
Legal Proceedings
HUB Security’s is subject to claims and legal proceedings that arise in the ordinary course of its business. Such matters are inherently uncertain, and there can be no guarantee that the outcome of any such matter will be decided favorably to the Company or that the resolution of any such matter will not have a material adverse effect upon the HUB Security’s results of operations. HUB Security does not believe that any of such pending claims and legal proceedings will have a material adverse effect on its results of operations. HUB Security records a liability in its Consolidated Financial Statements for such matters when a loss is known or considered probable and the amount can be reasonably estimated. HUB Security reviews these estimates each accounting period as additional information is known and adjusts the loss provision when appropriate. If a matter is both probable to result in a liability and the amounts of loss can be reasonably estimated, HUB Security estimates, provides the appropriate accrual and discloses the possible loss or range of loss to the extent necessary for its Consolidated Financial Statements not to be misleading. If the loss is not probable or cannot be reasonably estimated, a liability is not recorded in its consolidated financial statements.
Set forth below is a description of the Company’s current legal proceedings. Inclusion of the below proceedings by HUB Security is not an admission that these proceedings, if determined adversely to HUB Security, would have a material adverse effect on HUB Security’s results of operations.

Class Action Certification
On March 30, 2022, HUB Security’s announced that on March 29, 2022, a request was sent to HUB Security for approval of a class action which was filed in the Tel Aviv District Court — the Economic Department against HUB Security and its officers (“request for approval” and “defendants”, respectively). The subject of the request for approval, according to what is claimed in it, is the non-disclosure of essential details concerning HUB Security’s business, in that HUB Security and its officers avoided reporting on time the cancellation of a tender by the Ministry of Defense. The reason for which the request for approval was submitted is an alleged violation of the provisions of Israel securities laws about disclosure. The group that the applicant seeks to represent in the request for approval is a group that includes all those who purchased shares of the company at the end of the trading day, March 23, 2022, after the information was in the hands of the respondents and March 24, 2022. The second group is all holders of shares from among the public who are not controlling, as of March 23, 2022, before receiving the news about the cancellation of the tender. The assessment of the claimed damage as part of the approval request is NIS 229.44 million. As of the date of this prospectus, HUB Security is still examining the claim and therefore, at this stage, it is unable to assess the chances of the claim being approved as a class action and/or its scope, and if approved, whether it will have a material impact on HUB Security’s results of operations.

RNER’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion of RNER’s financial condition and results of operations should be read in conjunction with RNER’s financial statements and notes to those statements included elsewhere in this proxy statement/prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Please see “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data.” RNER’s actual results may differ materially from those anticipated in these forward-looking statements as a result of many factors, including but not limited to those described under “Risk Factors” and elsewhere in this proxy statement/prospectus. References in this section to “we,” “us,” “our,” and “the Company” are intended to mean the business and operations of RNER.
Overview
We are a blank check company incorporated as a Delaware corporation and formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (“initial business combination”). Our Sponsor is DC Rainier SPV LLC, a Delaware limited liability company (“Sponsor”). While we may pursue an initial business combination target in any industry or geographic region, we intend to focus on established, technology focused businesses that have an aggregate enterprise value of approximately $500 million to $2.0 billion and would benefit from access to public markets and the operational and strategic expertise of our management team and board of directors. We will seek to capitalize on the significant experience of our management team in consummating an initial business combination with the ultimate goal of pursuing attractive returns for our shareholders.
The Registration Statement for our initial public offering was declared effective on October 4, 2021 (“Public Offering”). On October 7, 2021, we consummated the Initial Public Offering of 17,250,000 units (“Units”) at $10.00 per Unit including the underwriters’ over-allotment option, generating gross proceeds of $172.5 million, and incurring transaction costs of approximately $8.0 million, consisting of $6.9 million of deferred underwriting fees and approximately $1.1 million of other offering costs.
Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 596,200 units (“Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit (“Private Placement”), to the Sponsor and the Company’s Chief Executive Officer and Chief Financial Officer, generating gross proceeds to the Company of $6.0 million.
Approximately $172.5 million ($10.00 per Unit) of the net proceeds of the Initial Public Offering and certain of the proceeds of the Private Placement was placed in a trust account (“Trust Account”) located in the United States with American Stock Transfer & Trust Company, LLC, and invested only in U.S. “government securities,” within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of one hundred eighty-five (185) days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, as determined by the Company, until the earlier of: (i) the completion of our initial business combination and (ii) the distribution of the Trust Account as otherwise permitted under our amended and restated certificate of incorporation.
If we are unable to complete an initial business combination within fifteen (15) months from the closing of the Initial Public Offering, we will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten (10) business days thereafter, redeem the public shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to us to pay our franchise and income taxes (less up to $100,000 of interest to pay dissolution expenses and net of taxes payable), divided by the number of then-outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of our remaining stockholders and our board of directors, dissolve and liquidate, subject in each case to our obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.

Business Combination Agreement
On March 23, 2022, the Company, Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (“Hub”), and Rover Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Hub (“Merger Sub”), entered into a Business Combination Agreement (“Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (“Merger”), with the Company surviving the Merger (“Surviving Company”) as a direct, wholly owned subsidiary of Hub. The parties expect to complete the Merger in the fourth quarter of 2022 subject to our stockholders approval of the Merger.
Subject to the terms and conditions of the Business Combination Agreement, by virtue of the Merger:
•
Each Unit issued and outstanding immediately prior to the effective time of the Merger (“Effective Time”) will be automatically detached and the holder thereof will be deemed to hold one share of Common Stock and one warrant of the Company entitling the holder thereof to purchase three-fourths (3/4) of one share of Common Stock, which underlying securities will be converted in accordance with the applicable terms of the Business Combination Agreement as further described below.

•
Each Share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of ordinary shares, no par value per share, of HUB (“HUB Ordinary Shares” and such number of HUB Ordinary Shares, “Per Share Consideration”) equal to the Aggregate Transaction Share Consideration divided by the number of issued and outstanding shares of Common Stock immediately prior to the Effective Time, after taking into account stockholder redemptions. Following such conversion, all shares of Common Stock will automatically be canceled and cease to exist by virtue of the Merger. The holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided in the Business Combination Agreement or under applicable law.

“Aggregate Transaction Share Consideration” means an aggregate number of HUB Ordinary Shares equal to the quotient of (a) the amount equal to (i) $221,582,000 minus (ii) the amounts payable to the Company’s stockholders pursuant to the stockholder redemptions divided by (b) $7.61 (“HUB Share Value”).
•
(a) All rights with respect to shares of Common Stock underlying warrants will be converted into rights with respect to HUB Ordinary Shares and thereupon assumed by HUB; (b) the number of HUB Ordinary Shares subject to each warrant assumed by HUB will be determined by multiplying (i) the number of shares of Common Stock that were subject to such warrant, as in effect immediately prior to the Effective Time, by (ii) the Per Share Consideration, and rounding the resulting number down to the nearest whole number of HUB Ordinary Shares; (c) the per share exercise price for the HUB Ordinary Shares issuable upon exercise of each warrant assumed by HUB will be determined by dividing (i) the exercise price per share of Common Stock subject to such warrant, as in effect immediately prior to the Effective Time, by (ii) the Per Share Consideration; and (d) any restriction on the exercise of any warrant assumed by HUB will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such warrant will otherwise remain unchanged.

•
Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.

The Merger Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the proposed Merger is subject to certain conditions as further described in the Merger Agreement.
Contemporaneously with the execution of the Business Combination Agreement, HUB entered into subscription agreements (“PIPE Subscription Agreements”) with certain qualified institutional buyers and accredited investors (“Subscribers”), pursuant to which, among other things, the Subscribers have agreed to subscribe for HUB Ordinary Shares that will be issued in connection with the closing of the Merger

(“PIPE Shares”), for aggregate gross proceeds of approximately $50,000,000 at a purchase price of $10.00 per share, in a private placement (the aggregate purchase price under all Subscription Agreements, collectively, “PIPE Financing Amount,” and the equity financing under all Subscription Agreements, collectively, “PIPE Financing”). The purpose of the PIPE Financing is to raise additional capital for use in connection with the Merger. The PIPE Shares will be identical to HUB Ordinary Shares that will be issued to our existing stockholders at the time of the closing, except that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC. The closing of the sale of PIPE Shares will be contingent upon the substantially concurrent consummation of the Merger.
Pursuant to the PIPE Subscription Agreements, HUB has agreed to file (at HUB’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (“PIPE Resale Registration Statement”) within 45 days of the closing of the Merger. HUB will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practical, but no later than the earlier of (a) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies HUB that it will “review” the Registration Statement) and (b) ten (10) business days after HUB is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.
Each PIPE Subscription Agreement would terminate upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties thereto to terminate the Subscription Agreement, or (c) 90 days after the Termination Date.
Please see the Current Report on Form 8-K we filed with the SEC on March 23, 2022 for additional information.
On June 19, 2022, the Company and HUB entered into an agreement (the ‘‘Termination Agreement’’) to terminate the Management Incentive Agreement previously entered into in connection with the Business Combination Agreement. Concurrently with the execution of the Termination Agreement, the Company, HUB, and Merger Sub entered into the First Amendment to Business Combination Agreement to reflect the Company and HUB’s entry into the Termination Agreement. With the exception of such amended terms, the Business Combination Agreement remains in full force and effect. Please see the Current Report on Form 8-K filed by the Company with the SEC on June 21, 2022 for additional information.
Results of Operations
Our only activities from February 10, 2021 (inception) to June 30, 2022 related to our formation and the Public Offering, as well as due diligence costs incurred to identify a target company for a potential business combination. We expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as costs in the pursuit of our acquisition plans.
For the three months ended June 30, 2022, we had a net loss of approximately $219,000, which consisted of approximately $346,000 in general and administrative expenses, $30,000 in related party administrative expenses, $40,000 in franchise tax expense, and approximately $36,000 in income tax offset by approximately $233,000 in interest income.
For the six months ended June 30, 2022, we had a net loss of approximately $664,000, which consisted of approximately $738,000 in general and administrative expenses, $60,000 in related party administrative expenses, $80,000 in franchise tax expense, and approximately $36,000 in income tax offset by approximately $250,000 in interest income.
For the period from February 10, 2021 (inception) through June 30, 2021, we had a net loss of $4,617, which consisted of $4,617 in formation expenses.
For the three months ended June 30, 2021, we had a net loss of $117, which consisted of $117 in formation expenses.

Liquidity and Capital Resources
Our liquidity needs up to the Public Offering were satisfied through receipt of a $25,000 capital contribution from our Sponsor and certain executives in exchange for the issuance of the Founder Shares to our Sponsor and certain executives and loans from our Sponsor and certain executives for an aggregate amount of $975,000 to cover organizational expenses and expenses related to the Public Offering pursuant to a promissory note (“Note”). The Note was used to purchase Private Placement Units on October 7, 2021 as part of the Public Offering. Subsequent to the consummation of the Public Offering, our liquidity needs have been satisfied through the net proceeds of approximately $1.4 million from the Private Placement held outside of the Trust Account. The Company anticipates that the $174,236 outside of the Trust Account as of June 30, 2022, might not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a business combination is not consummated during that time. See Note 1 to the financial statements for further information.
In addition, in the short term and long term, in connection with a business combination, our Sponsor or an affiliate of our Sponsor, or certain of our officers and directors may, but are not obligated to, loan us funds as may be required. As of June 30, 2022, there were no amounts outstanding under any working capital loans.
Registration Rights
The holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of working capital loans, if any, and any shares of common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of working capital loans and upon conversion of the Founder Shares will be entitled to registration rights pursuant to a registration rights agreement. These holders will be entitled to certain demand and “piggyback” registration rights. We will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company paid an underwriting discount of $0.0333 per Unit, or $500,000 in the aggregate, at the closing of the Initial Public Offering. An additional fee equal to 4.0% of the gross proceeds of the public offering will be payable to the representative of the underwriters for services rendered in connection with the business combination. This business combination fee will become payable to representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company provided 750,000 shares to the underwriter at the time of the Initial Public Offering at a fair value totaling $4,346,344.
Administrative Services Agreement
Commencing on the date that our securities were first listed on The Nasdaq Global Market and continuing until the earlier of our consummation of an initial business combination or our liquidation, we have agreed to pay an affiliate of our Sponsor a total of $10,000 per month for office space, utilities, secretarial support and administrative services. We did not record administrative services expenses for the period from February 10, 2021 (inception) to October 7, 2021, in general and administrative expenses in connection with the related agreement in the accompanying statement of operations. For the three and six months ending June 30, 2022, we have recorded $30,000 and $60,000, respectively, in general and administrative expenses.
Critical Accounting Policies
The preparation of financial statements and related disclosures in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and expenses during the periods reported. Actual results could materially differ from those estimates. We have identified the following critical accounting policies:

Common stock subject to possible redemption
We account for the common stock subject to possible redemption in accordance with the guidance in ASC 480, Distinguishing Liabilities from Equity. Common stock subject to mandatory redemption are classified as a liability instrument and are measured at fair value. Conditionally redeemable common stock (including common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within Mount Rainier’s control) are classified as temporary equity. At all other times, common stock are classified as stockholders’ equity. The Company’s common stock features certain redemption rights that are considered to be outside of Mount Rainier’s control and subject to occurrence of uncertain future events.
Impact of COVID-19
Our Sponsor continues to evaluate the impact of the COVID-19 pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on our financial position, results of operations and/or search for a target company, the specific impact is not readily determinable as of the balance date.
Recent Accounting Pronouncements
We do not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material impact on our financial statements.
Off-Balance Sheet Arrangements
As of June 30, 2022, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K.
JOBS Act
On April 5, 2012, the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”) was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We qualify as an “emerging growth company” under the JOBS Act and are allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We elected to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.
As an “emerging growth company,” we are not required to, among other things, (i) provide an auditor’s attestation report on our system of internal controls over financial reporting, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies, (iii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five (5) years following the completion of our Public Offering or until we otherwise no longer qualify as an “emerging growth company.”

HUB SECURITY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
The following discussion and analysis of HUB Security’s financial condition and results of operations should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. Some of the information contained in this discussion and analysis, including information with respect to HUB Security’s planned investments in its research and development, sales and marketing, and general and administrative functions, includes forward-looking statements that involve risks and uncertainties. You should review the sections titled “Cautionary Statement Regarding Forward-Looking Statements; Market, Ranking and Other Industry Data” and “Risk Factors” for a discussion of forward-looking statements and important factors that could cause actual results to differ materially from the results described in or implied by the forward-looking statements contained in the following discussion and analysis. In this section “we,” “us” and “our” refer to HUB Security.
Overview
HUB Security develops and sells Confidential Computing systems that combine proprietary hardware and software to create powerful cyber-protection for computers that handle sensitive data. HUB Security is seeking to redefine cyber security through its Confidential Computing solution, the only available technology model that HUB Security believes is able to address today’s cybersecurity challenges. HUB Security’s Confidential Computing solution so far exists in three configurations, two of which (HUB Vault and HUB PCIe Card) are already available for commercial sale and are in use by customers. The third configuration (HUB Silicon) is in the advanced development stage and is expected to be available for sale in the next 12 – 24 months.
Confidential Computing is emerging as the ultimate solution for cyber protection. Confidential Computing protects data and applications by running them within secure enclaves to prevent unauthorized access. This protects data security, regardless of the vulnerability of the computing infrastructure.
Confidential Computing places the network system into a “bunker” or trusted execution environment, and maintains strict control over how the system is accessed, and does not require any changes in the network operations which would otherwise be required by traditional cyber solutions. More importantly, Confidential Computing allows data to remain encrypted at all times, even while in use and being processed. According to the Everest Group, the Confidential Computing market is expected to grow by up to 90-95% each year through 2026 and will be able to mitigate the threat of data breaches.
HUB Security was founded in 2017 by veterans of the elite Unit 8200 and Unit 81 of the Israeli Defense Forces, with deep experiences and proven track records in setting up and commercializing start-ups in a multi-disciplinary environment. HUB Security has developed unique technology and products in the field of Confidential Computing, and it intends to be a significant player providing effective cybersecurity solutions for a broad range of government entities, enterprises and organizations.
Basis of presentation
On June 21, 2021 a share swap agreement was consummated, whereby the Company acquired Legacy Hub in exchange for 51% of the issued and outstanding share capital of the Company. Pursuant to the share swap agreement, Legacy HUB became a wholly owned subsidiary of the Company. From an accounting and economic perspective, because the Share Swap consisted of a reverse acquisition whereby Legacy HUB’s shareholders acquired the controlling interests in the Company, Legacy HUB is treated as the acquirer for accounting purposes and the Company as the acquiree. The financial statements included herein therefor reflect the financial results of Legacy HUB prior to the consummation of the Share Swap. All references to “HUB Security” prior to June 21, 2021 refer to Legacy HUB and subsequent to June 21, 2021 refer to HUB Cyber Security (Israel) Ltd.
The Company’s financial statements are prepared in accordance with International Financial Reporting Standards, or IFRS as issued by the International Accounting Standards Board (“IASB”).

Business Combination
On March 23, 2022, HUB Security entered into the Business Combination Agreement with RNER and Merger Sub. Pursuant to the Business Combination Agreement, Merger Sub merged with and into RNER, with RNER surviving the merger. On June 19, 2022, RNER, HUB Security and Merger Sub entered into the First Amendment to Business Combination Agreement to reflect RNER and the Company’s termination of certain management incentive provisions. With the exception of such amended terms, the Business Combination Agreement remains in full force and effect. Upon the expected consummation of the Business Combination, RNER will become a wholly owned subsidiary of HUB Security.
Key Factors Affecting Our Results of Operations
Technologically Advanced Solutions
HUB Security has developed a unique hardware and software combined solution that provides end-to-end data protection across all phases of data storage and processing. HUB Security’s solution enables secure computation and protects data across the entire compute and network stack, with an integrated hardware and software platform that is compatible across computing architectures with any CPU, GPU or field programmable gate arrays. HUB Security’s Confidential Computing solution so far exists in three configurations, two of which (HUB Vault and HUB PCIe Card) are already available for commercial sale and are in use by customers. The third configuration (HUB Silicon) is in the advanced development stage and is expected to be available for sale in the next 12 – 24 months. HUB Security’s future success will be dependent on its ability to continue to execute its solutions roadmap, which includes launching the a HUB on chip solution, HUB Silicon™ product in the next 12-24 months.
Market Trends
HUB Security believes there will be a transformation in the network cyber security industry over the next decade, as traditional network security solutions, such as firewall protections, are becoming less secure as new technologies develop and as remote working and cell phone access increase. HUB Security anticipates that there will be robust demand for its products as consumers, businesses and governments across all geographies and industries will need to replace the existing traditional network security solutions used in almost all electronic interfaces in order to maintain cyber security and that, as a result, there is significant market opportunity for HUB Security’s more secure Confidential Computing systems. Everest Group Inc. estimates that the sale of Confidential Computing solutions will grow at 100% CAGR over the next five years, reaching approximately $54 billion in 2026. Therefor, HUB Security believes that it is well positioned to take advantage of this market opportunity. HUB Security’s future growth and financial performance is highly dependent on the continued demand for its solutions and on its ability to successfully compete with any current or new competitors.
Retention and Expansion of Existing Customers
HUB Security’s results of operations are driven by its ability to retain customers, increase revenue generated from existing customers and expand its customer base. The retention of customers is a measure of the long-term value of customer agreements and HUB Security’s ability to establish and maintain deep, long-term relationships with customers. A number of factors drive HUB Security’s ability to attract and retain customers, particularly large enterprise customers, including customers’ satisfaction with HUB Security’s solutions provided by its technical staff, services and pricing, customers’ technology budgets, and the effectiveness of HUB Security’s efforts to help its customers realize the benefits of its solutions.
HUB Security’s growth in revenue have been driven by the continuous growth of its customer base. For the two years ended December 31, 2021, as HUB Security develops its customer base, annual revenue increased by 85,479% from $38 thousand for the year ended December 31, 2020 to $32,520 thousand for the year ended December 31, 2021. In addition to onboarding new customers and revenue streams through strategic acquisitions, the growth and development of HUB Security’s customer base has been driven by an investment in the growth of its sales team, coupled with the ability of account managers and other sales personnel to establish and develop close relationships with customers’ IT managers (or other relevant purchasing decision makers), so that HUB Security becomes their preferred network security solutions provider.
As customers increase the usage and adoption of HUB Security’s solutions, HUB Security becomes more deeply integrated with their business, thereby increasing customer retention. HUB Security achieved a gross retention rate of 0% and 92% as of December 31, 2020 and 2021, respectively, for customers who generated over $29,763 thousand revenue over the trailing 12 months. HUB Security’s increasingly large base of customers represents a significant opportunity for further growth and adoption of HUB Security’s solutions. HUB Security also plans to continue investing in growing its large enterprise customers and providing new solutions to increase its share of wallet.
HUB Security’s increasingly large customer base also represents a significant opportunity for further growth and adoption of a larger range of HUB Security’s solutions and services. HUB Security also plans to continue investing in growing its large enterprise customers and providing new solutions to increase its market share.
Following the acquisition of Comsec, HUB Security has established a solid customer base comprised of hundreds of leading enterprises and organizations in Israel, the UK and the Netherlands, including several government departments, banks and military branches. HUB Security is also adopting a two-prong strategy to further build and enhance market acceptance for HUB Security’s solution. As a first step, HUB Security’s solutions are marketed to government entities, militaries, research institutions and large enterprises, with the goal of expanding HUB Security’s penetration into these segments. The second prong of the strategy involves marketing effort that targets OEMs and manufacturers of network components to encourage them to integrate the HUB PCIe card into their hardware, either as an optional add-on or as a standard equipment. By concurrently educating manufacturers and OEMs about HUB Security’s solution, HUB Security believes that the market will be anticipating the upcoming release of HUB Silicon, which will greatly improve the value of equipment offerings to end users.
Impact of Acquisitions
HUB Security has historically complemented organic growth via selected acquisitions and expects to continue to pursue new acquisitions on a targeted basis in order to expand its technical competencies and to expand its presence in strategic geographies. HUB Security’s results of operations have been, and are expected to continue to be, affected by such acquisitions.
On September 27, 2021, HUB Security signed an agreement for the purchase of the entire issued and outstanding share capital of Comsec Ltd. (“Comsec”). Comsec is a private company that provides cybersecurity consulting, design, testing and control services and sells data security and cybersecurity software and hardware solutions (the “Comsec Acquisition”). In the first half of 2021, Comsec completed the technological development of a cyber automation solution and began marketing and profiting from its internally developed Storm-D product. The purchase price of this acquisition was NIS 70 million and the transaction was completed on November 17, 2021.
In addition, on February 28, 2021, Legacy HUB and Advanced Logistics Developments Ltd. (“ALD”) signed a share swap merger agreement, pursuant to which Legacy HUB became a wholly owned subsidiary of HUB Security (formally ALD) and the shareholders of HUB Cyber Security Ltd. owned 51% of HUB Security’s issued and outstanding share capital (the “ALD Merger”). The ALD Merger was completed on June 21, 2021.
During the period from the respective date of acquisition to December 31, 2021, ALD and Comsec contributed, respectively, $22,626 thousand and $9,279 thousand in revenue, and $3,100 thousand and $(644) in net (income)/loss to the Company’s financials for the year ended December 31, 2021.
Financial statements for ALD and Comsec, prior to the respective acquisitions, are also presented in this proxy statement/prospectus in accordance with Regulation S-X Rule 3-05.
These acquisitions have been a significant driver of HUB Security’s growth in revenue and expenses during the two years ended December 31, 2021, as discussed below. The impact of future acquisitions on

HUB Security’s financial condition and results of operations will depend on HUB Security’s success in identifying and acquiring target businesses and assets that fulfil these criteria, integrating them into HUB Security’s business, and realizing the targeted synergies and other expected benefits of the transactions.
Continued Innovation
HUB Security’s success and continued growth are dependent on sustaining innovation in order to deliver a superior product and customer experience, allowing it to maintain a competitive advantage. Since inception, HUB Security has experienced continue and accelerating growth as a result of ongoing technological innovations. HUB Security intends to continue to invest in research and development to maintain solution differentiation and grow the community of large enterprise customers. In the short-term, HUB Security anticipates making continual investments in upgrading technology to continue providing customers a reliable and effective solution.
As a result, HUB Security expects research and development expenses to increase on an absolute basis in future periods. HUB Security foresees that such investment in research and development will contribute to long-term growth but will also negatively impact short-term profitability. For the year ended December 31, 2021, HUB’s research and development expenses as a percentage of revenue were approximately 18%.
Continued Investment in Growth
HUB Security believes the market opportunity is substantial, and HUB Security expects to continue to make significant investments across all aspects of the business in order to continue to attract new customers, expand relationships with existing customers, and develop technology to address customers’ evolving needs, thereby prioritizing long-term growth over short-term profitability.
HUB Security expects to continue to grow in Europe and Asia. HUB Security’s management believes that when combined with risk management, its Confidential Computing solution has significant opportunities for further growth in Europe, as it provides a cost effective security solution for enterprises and small and medium-sized businesses. In Asia, HUB Security’s management believes that there’s a strong demand for its platforms as a secure method for paperless government projects.
As a result, HUB expects sales and marketing expenses to increase on an absolute basis in future periods. HUB expects that such investment in sales and marketing will contribute to long-term growth but may negatively impact short-term profitability, as they drive an increase in operating expenses in advance of revenues attributable to such investments, as well as a decrease in free cash flow.
For the year ended December 31, 2021, sales and marketing expenses as a percentage of revenue were approximately 9%. While investments in sales and marketing can take time before generating revenue and driving long-term growth and efficiency, HUB’s integration of Comsec’s sales force following the Comsec Acquisition has allowed it to significantly shorten this cycle.
Impact of the COVID-19 Pandemic
The current COVID-19 pandemic and responses to the COVID-19 pandemic has presented substantial public health and economic challenge around the world and is affecting HUB Security’s employees, patients, communities and business operations, as well as the U.S. economy and financial markets.
To date, given the nature of its products and business operations, HUB Security’s financial condition and operations have not been significantly impacted by the COVID-19 pandemic; however, the full extent to which the COVID-19 pandemic will directly or indirectly impact its business, results of operations, liquidity and financial condition will depend on future developments, which are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, the actions taken to contain it or treat its impact and the economic impact on local, regional, national and international markets.
Impacts of being a public company
We expect our general and administrative expenses will increase as we incur additional costs to support our operations as a public company. These additional costs include upgraded director and officer insurance coverage to be commensurate with other publicly listed companies, costs related to audit, legal, and tax-related services associated with maintaining compliance with exchange listing and SEC requirements, and investor and public relations expenses.
Components of our Results of Operations
Revenue
Revenue is primarily generated from rendering professional services, including consulting, planning, training, integrating and servicing our cybersecurity, risk management, system quality, reliability and security projects. This revenue is recognized in the period in which the services are provided. Revenue is also generated from the sales of our Confidential Computing solutions, which includes cybersecurity hardware/software solutions and confidential computing data.
Cost of Revenue
Cost of revenue primarily consists of salaries and related expenses associated with teams integral in providing HUB Security’s service, subcontractors and consultant expenses, as well as depreciation and material costs.
Research and Development Expenses
Research and development expenses include costs incurred in developing, maintaining, and enhancing our products and technology. Additional expenses include costs related to development, consulting, including share-based compensation, travel and other related costs. These expenses are partially offset by government grants received from the Israel Innovation Authority. HUB Security believes that continuing to invest in research and development efforts is essential to maintaining its competitive position. HUB Security expects research and development expenses, net from government grants, to increase in the foreseeable future as it continues to broaden its product portfolio.
Selling and Marketing Expenses
Selling and marketing expenses consist primarily of salaries and other related costs, sales and sales support functions, as well as advertising and promotional personnel. Selling and marketing expenses also include depreciation and amortization of intangible assets.
General and Administrative Expenses
General and administrative expenses include costs incurred to support and operate our business. These costs primarily include personnel-related salary costs including share-based compensation, professional services related to finance, legal, IT consulting, outsourcing, and other general overheads. These costs also include depreciation.
Finance Income and Finance Expenses
Finance income and finance expenses primarily consists of income and expenses associated with fluctuations in foreign exchange rates, interest received or payable, commission fees received or paid, and bank fees.
Taxes on Income
Taxes on income consists primarily of income taxes related to the jurisdictions in which HUB Security conducts business. HUB Security’s effective tax rate is affected by non-deductible expenses net of tax exempt income, utilization of tax losses from prior years for which deferred taxes was not recognized, effect on deferred taxes at a rate different from the primary tax rate, effect of reduced tax rate on preferred income and differences in previous tax assessments.

Results of Operations
The following table sets forth HUB Security’s operating results for the years ended December 31, 2021 and 2020. We have derived this data from our consolidated financial statements included elsewhere in this proxy statement/prospectus. This information should be read in conjunction with our consolidated financial statements and related notes included elsewhere in this proxy statement/prospectus. The results of historical periods are not necessarily indicative of the results of operations for any future period.
Results for the year ended December 31, 2020 only reflect the results of Legacy HUB because we completed the Comsec Acquisition and HUB — ALD Merger during the year ended December 31, 2021, as discussed above and in Note 1(b) to our consolidated financial statements included elsewhere in this proxy statement/prospectus. As a result, the results of operations for the year ended December 31, 2020 are not comparable with the results for the year ended December 31, 2021.
	Year ended December 31,
	2021	2020
	(in thousands)
Revenue	$32,520	$38
Cost of Revenue	27,424	—
Gross Profit	5,096	38
Research and development expenses, net	5,796	1,423
Selling and marketing expenses	2,774	—
General and administrative expenses	9,367	1,289
Operating loss	(12,841)	(2,674)
Finance income	(21)	(13)
Financial expenses	333	99
Loss before taxes on income	(13,153)	(2,760)
Taxes on income	470	—
Net loss	$(13,623)	$(2,760)
Comparison of the Years Ended December 31, 2021 and 2020
Revenue
Revenue was $32,520 thousand and $38 thousand for the years ended December 31, 2021 and 2020, respectively, resulting in an increase of $32,482 thousand for the year ended December 31, 2021 compared to the year ended December 31, 2020. This increase was primarily driven by the HUB — ALD Merger and the Comsec Acquisition in the amount of $23,087 and $9,279, respectively, as the year ended December 31, 2021 results include the revenue from all three business lines and the year ended December 31, 2020 results only represent the revenue of Hub Security prior to the HUB — ALD Merger and the Comsec Acquisition.
The table below sets forth a breakdown of HUB Security’s revenue by customer location for the year ended December 31, 2021 (in thousands).
Year ended December 31, 2021
Israel	$31,049
America	680
Europe	755
Asia Pacific	36
Total	$32,520
Cost of Revenue
Cost of revenue was $27,424 thousand and nil for the years ended December 31, 2021 and 2020. The increase is in line with the significant increase in revenues as a result of the HUB — ALD Merger and the

Comsec Acquisition, which resulted in the consolidation of ALD’s cost of revenue in an amount of $20,070 thousands as well as the consolidation of Comsec’s cost of revenue in an amount of $7,354 thousand for the year ended December 31, 2021. The cost of revenue for the year ended December 31, 2021 is mainly attributable to salaries and related expenses in the amount of $11,500 thousand and subcontractors and consultants in the amount of $8,658 thousands.
Research and Development Expenses
Research and development expenses were $5,796 thousand and $1,423 thousand for the years ended December 31, 2021 and 2020, respectively, resulting in an increase of $4,373 thousand for the year ended December 31, 2021 compared to the year ended December 31, 2020. This increase was primarily driven by a significant increase in salaries and share-based compensation of $4,200 thousand due to a rise in headcount as HUB Security focused on further developing its products. The remainder of the increase is attributable to expenses related to development, consulting, travel and other related costs, including royalties based on the grants received in the past.
Selling and Marketing Expenses
Selling and marketing expenses were $2,774 thousand and nil for the years ended December 31, 2021 and 2020, respectively. The increase reflects incremental expenses of $1,317 thousand due to the HUB — ALD Merger as well as $303 thousand relating to the Comsec Acquisition. In addition, there was an increase of $940 thousand due to an increase in salaries and related expenses driven by a rise in headcount in HUB Security’s marketing department. An additional increase of $212 thousand is attributable to the amortization of the intangible assets which were consolidated for the first time in 2021 due to the HUB — ALD Merger.
General and Administrative Expenses
General and administrative expenses were $9,367 thousand and $1,289 thousand for the years ended December 31, 2021 and 2020, respectively, resulting in an increase of $8,078 thousand for the year ended December 31, 2021 compared to the year ended December 31, 2020. This increase reflects the results of the HUB — ALD Merger and the Comsec Acquisition, which resulted in the consolidation of ALD’s expenses in an amount of $4,324 thousand as well as Comsec’s expenses in an amount of $628 thousand for the year ended December 31, 2021. Excluding the impact of the newly consolidated results of ALD and Comsec in 2021, general and administrative expenses also increased by $3,139 thousand, primarily due to higher salary costs as a result of an increased headcount, as well as stock base compensation, increased lease expenses as a result of HUB Security’s move to new offices, increased audit, legal and consulting costs relating to the transactions which occurred in 2021.
Finance Income and Finance Expenses
Financial income was $(21) thousand and $(13) for the years ended December 31, 2021 and 2020, respectively, and finance expenses were $333 thousand and $99 for the years ended December 31, 2021 and 2020, respectively, resulting in a net increase of $226 of finance expenses for the year ended December 31, 2021 compared to the year ended December 31, 2020. This increase was primarily driven by incremental bank fees resulting from increased financing incurred for the HUB — ALD Merger and the Comsec Acquisition, incremental interest expenses on loans taken by Comsec, lease interest expenses due to new leases as well as foreign exchange-rate differences.
Taxes on Income
Taxes on income were $470 thousand and nil for the years ended December 31, 2021 and 2020, respectively. The increase is a direct result of the consolidation of ALD and its subsidiaries, where two of ALD’s subsidiaries reported taxable income.
Key Performance Indicators and Non-IFRS Financial Metrics
HUB Security monitors the key business metrics set forth below to help it evaluate its business and growth trends, establish budgets, measure the effectiveness of its sales and marketing efforts, and assess operational efficiencies. The calculation of the key metrics discussed below may differ from other similarly titled metrics used by other companies, securities analysts or investors.
Key Performance Indicators
The following table summarize the key performance indicators that HUB Security uses to evaluate its business for the periods presented.
	Year ended December 31,
	2021	2020
	(in thousands)
Revenue
Products and Technology Segment(1)	$935	$38
Professional Services Segment(2)	31,585	—
Total	32,520	38

(1)
The Products and Technology segment develops and markets integrated cybersecurity hardware/software solutions that allow organizations to protect their RAM or confidential computing data to create a reliable work environment.

(2)
The Professional Services segment offers data and cybersecurity and system security and reliability solutions and related services such as consulting, planning, training, integrating and ongoing servicing of cybersecurity, risk management, system quality, reliability and security projects and full managed corporate cybersecurity services.

Non-IFRS Financial Metrics
In addition to HUB Security’s results determined in accordance with IFRS, HUB Security’s management believes that the following non-IFRS financial measures are useful in evaluating HUB Security’s operating performance.
Adjusted EBITDA and Adjusted EBITDA Margin
HUB Security defines Adjusted EBITDA as net loss as adjusted for income taxes, finance income, finance expenses, depreciation and amortization, share-based compensation expense and acquisition-related costs. HUB Security defines Adjusted EBITDA Margin as Adjusted EBITDA calculated as a percentage of revenue. Adjusted EBITDA and Adjusted EBITDA Margin are included in this proxy statement/prospectus because they are key metrics used by management and HUB Security’s board of directors to assess its financial performance. Adjusted EBITDA and Adjusted EBITDA Margin are frequently used by analysts, investors and other interested parties to evaluate companies in HUB Security’s industry. Management believes that Adjusted EBITDA and Adjusted EBITDA Margin are appropriate measures of operating performance because they eliminate the impact of expenses that do not relate directly to the performance of the underlying business.
Adjusted EBITDA and Adjusted EBITDA Margin are not IFRS measures of HUB Security’s financial performance or liquidity and should not be considered as alternatives to net income or loss as a measure of financial performance, as alternatives to cash flows from operations as a measure of liquidity, or as alternatives to any other performance measure derived in accordance with IFRS. Neither Adjusted EBITDA nor Adjusted EBITDA Margin should be construed as an inference that HUB Security’s future results will be unaffected by unusual or other items. Additionally, Adjusted EBITDA and Adjusted EBITDA Margin are not intended to be measures of free cash flow for management’s discretionary use, as they do not reflect HUB Security’s tax payments and certain other cash costs that may recur in the future, including, among other things, cash requirements for costs to replace assets being depreciated and amortized. Management compensates for these limitations by relying on HUB Security’s IFRS results in addition to using Adjusted EBITDA and Adjusted EBITDA Margin as supplemental measures. HUB Security’s measures of Adjusted EBITDA and Adjusted EBITDA Margin are not necessarily comparable to similarly titled captions of other companies due to different methods of calculation.

	Year ended December 31,
	2021	2020
	(in thousands, unless otherwise indicated)
Net loss	$(13,623)	$(2,760)
Adjusted EBITDA	$(4,580)	$(2,640)
Net loss margin	(42)%	(7236)%
Adjusted EBITDA Margin	(14)%	(6947)%
Adjusted EBITDA decreased in 2021 primarily as a result of the completion of the HUB — ALD Merger and the Comsec Acquisition, which have contributed significantly to growth across our business. Adjusted EBITDA Margin was 16% in 2021 compared to 6947% in 2020. The decrease was driven by the HUB — ALD Merger and the Comsec Acquisition, as they have yet to fully contribute to the growth of Adjusted EBITDA.
The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin, based on Pro-Forma results under the No Redemption and Max Redemption scenarios, to the most directly comparable IFRS financial performance measures, which are net loss and net loss margin, respectively:
The pro forma results are based upon the historical consolidated statements of operations of HUB Security, RNER, ALD and Comsec, after giving effect to the Pro Forma Transactions.
	Year ended December 31, 2021
	Assuming no redemption	Assuming max redemption
	(in thousands, unless otherwise indicated)
Pro-Forma net loss	$(110,241)	$(117,098)
Adjusted Pro-Forma EBITDA	$(5,207)	$(5,207)
Adjusted Pro-Forma EBITDA Margin	(7)%	(7)%
	Year ended December 31,
	2021	2020
	(in thousands, unless otherwise indicated)
Net loss	$(13,623)	(2,760)
Finance income	(21)	(13)
Finance expenses	333	99
Taxes on income	470	—
Depreciation and amortization(1)	1,853	34
Share-based compensation expense(2)	5,897	—
Acquisition-related costs(3)	511	—
Adjusted EBITDA	(4,580)	(2,640)

(1)
Represents $849 thousand and $3 thousand in intangible assets amortization, $186 thousand and $27 thousand in fixed assets depreciation, and $818 thousand and $4 thousand in right of use asset depreciation for the years ended December 31, 2021 and 2020, respectively.

(2)
Represents non-cash share-based compensation expenses.

(3)
Represents costs incurred in connection with the HUB — ALD Merger and the Comsec Acquisition. These costs include legal, consulting and valuation expenses.

The following table reconciles Adjusted EBITDA and Adjusted EBITDA Margin, based on Pro-Forma results under the No Redemption and Max Redemption scenarios, to the most directly comparable IFRS financial performance measures, which are net loss and net loss margin, respectively:

	Year ended December 31, 2021
	Assuming no redemption	Assuming max redemption
	(in thousands, unless otherwise indicated)
Net loss	$(110,241)	$(117,098)
Finance income	(20)	(20)
Finance expenses(4)	5,843	5,009
Taxes on income	898	898
Depreciation and amortization(5)	4,535	4,535
Share-based compensation expense(6)	5,897	5,897
Acquisition-related costs	87,879	95,571
Adjusted EBITDA	(5,207)	(5,207)
Net loss margin	(142)%	(151)%
Adjusted EBITDA Margin	(7)%	(7)%

(4)
Represents finance costs of Hub as well as the following: (1) The fair value change of RNER’s public and private warrants from their issuance dates through December 31, 2021, (2) the accretion of RNER’s Common Stock subject to possible redemption to their redemption value and (3) the change in fair value of the Put option issued to RNER stockholders, under the no redemption scenario.

(5)
Represents $849 thousand in intangible assets amortization, $186 thousand in fixed assets depreciation, and $818 thousand in right of use asset depreciation. In addition, it includes $ 2,682 thousand for incremental amortization expense recorded as a result of the intangible assets recognized in the acquisition of Comsec based on a pro-forma basis as if the acquisition occurred on January 1, 2021.

(6)
Represents (1) costs incurred in connection with the HUB — ALD Merger and the Comsec Acquisition. These costs include legal, consulting and valuation expenses (2) the preliminary estimated listing service expense recognized in accordance with IFRS 2, for the excess of the fair value of HUB shares issued and the fair value of RNER identifiable net assets at the date of the Business Combination, in the amounts of $57.77 million and $59.8 million under the no redemption and maximum redemption scenarios, respectively; and (3) transaction costs incurred by RNER Shareholders and HUB in consummating the Transaction. The allocation of estimated transaction costs between the two components of the transaction (i.e. listing of HUB common shares on the Nasdaq and the issuance of new HUB shares) is based on the number of existing and new HUB shares outstanding following the transaction. In the case of no redemption, $29.59 million were recorded as transaction-related costs in the statement of profit and loss and in case of maximum redemption $35.22 million were recorded as transaction-related costs in the statement of profit and loss.

Liquidity and Capital Resources
Since inception, HUB Security has funded its operations, research and development, capital expenditure and working capital requirements through revenue received from customers, bank loans and government grants.
HUB Security expects that the proceeds from the Business Combination and the PIPE Investment, together with revenue generated from the sale of its solution, will be sufficient to fully fund its ongoing business operations. The aggregate proceeds HUB Security receives from the Business Combination will depend on the level of redemptions of RNER public stockholders. Under the Business Combination Agreement, the closing of the Business Combination is subject to a number of conditions, including RNER having an aggregate cash amount of at least $50 million available at Closing from the Trust Account and the PIPE Investors, after payment of deferred underwriting fees.
For a discussion of HUB Security’s outstanding bank loans, see Note 16 to the HUB Security audited consolidated financial statements included in this proxy/prospectus.

Material Cash Requirements
The table below summarizes certain material cash requirements as of December 31, 2021 that will affect the HUB Security’s future liquidity. HUB Security plans to utilize its liquidity and its cash flows from business operations to fund its material cash requirements.
	2022	2023	2024	2025	2026	Thereafter	Total
	(USD in thousands)
Loans from bank	1,072	—	—	—	—	—	1,072
Loans from bank	239	470	482	461	212	—	1,864
Loans from bank	965	965	—	—		—	1,930
Lease liabilities	2,429	2,068	2,031	1,603	1,648	450	10,230
Liabilities for government grants	194	185	176	157	150	150	1,012
Total	4,899	3,688	2,689	2,221	2,010	600	16,108
Cash Flows Summary
The following table shows a summary of HUB Security’s cash flows for the years ended December 31, 2021 and 2020.
	Year ended December 31,
	2021	2020
	(in thousands)
Net cash provided by / (used in):
Net cash used in operating activities	$(5,280)	$(2,859)
Net cash used in investing activities	(15,982)	(20)
Net cash provided by financing activities	32,703	2,313
Exchange rate differences on cash and cash equivalents	1,271	96
Net increase / (decrease) in cash and cash equivalents	$12,712	$(470)
Cash Flows Used in Operating Activities
Net cash used in operating activities was $5,280 thousand for the year ended December 31, 2021. Net cash used in operating activities primarily reflects a net loss of $13,623 thousand, non-cash adjustments of $8,026 thousand, which primarily consists of increase of share based payment $5,897 thousand, and increase of depreciation and amortization $1,853 thousand.
Net cash used in operating activities was $2,859 thousand for the year ended December 31, 2020, driven primarily by a net loss of $2,760 thousand.
Cash Flows Used in Investing Activities
Net cash used in investing activities was $15,982 thousand for the year ended December 31, 2021, compared with $20 thousand for the year ended December 31, 2020, primarily resulting in an increase of $15,901 thousand. The increase was primarily attributed to the acquisition of Comsec of $12,626 thousand as well as the increase in long-term deposits of $3,096 thousand in 2021.
Cash Flows Provided by Financing Activities
Cash flows provided by financing activities primarily relate to proceeds from issuance of shares, short-term credits from banks and government grants, which have been used to fund working capital and for general corporate purposes.
Net cash provided by financing activities was $32,703 thousand for the year ended December 31, 2021, compared with $2,313 thousand for the year ended December 31, 2020, resulting in an increase of

$30,390 thousand. The increase was primarily due to the net issuance of shares of $34,453 thousand in 2021, partially offset by HUB Security’s repurchase of shares of $1,230 thousand and repayment of lease liabilities of $1,079 thousand in 2021.
Off-Balance Sheet Arrangements
As of December 31, 2021, HUB Security did not have any off-balance sheet arrangements, as defined by applicable regulations of the SEC, that are reasonably likely to have a current or future material effect on its financial condition, results of operations, liquidity, capital expenditures or capital resources.
Critical Accounting Policies and Estimates
HUB Security’s consolidated financial statements are prepared in accordance with IFRS. The preparation of consolidated financial statements requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenue, expenses, and related disclosures. HUB Security base its estimates on historical experience and on various other assumptions that it believes to be reasonable under the circumstances, and management evaluate the estimates and assumptions on an ongoing basis. Actual results could differ significantly from the estimates made by management. To the extent that there are differences between the estimates and actual results, HUB Security future financial statement presentation, financial condition, operating results, and cash flows will be affected.
Management believes the following critical accounting policies reflect its more subjective or complex judgments and estimates used in the preparation of HUB Security’s consolidated financial statements.
Share-Based Compensation
Share-based compensation expense related to employees is measured based on the grant-date fair value of the awards. HUB Security establishes fair value as the measurement objective in accounting for share-based payment transactions and recognizes expenses on a straight-line basis over the requisite service period. The fair value of each award is estimated on the grant date using the Black-Scholes and Hull-White option-pricing model.
Determining the fair value of share-based awards at the grant date requires significant judgement. The determination of the grant date fair value of share-based awards is affected by HUB Security’s share price as well as subjective assumptions including the expected volatility of the share price, risk-free interest rate, expected life of share options, and expected dividend yield. The assumptions used in HUB Security’s option-pricing model represent management’s best estimates. These assumptions and estimates are as follows:
•
Expected Term. The expected term of the share options reflects the period for which we believe the option will remain outstanding. To determine the expected term, HUB Security generally applies a range of 1.5 − 6 years.

•
Expected Volatility. As HUB Security has trading history for its ordinary shares, it bases expected future volatility on the historical and implied volatility over the expected term.

•
Expected Dividend Yield. HUB Security has never declared or paid any cash dividends and do not presently intend to pay cash dividends in the foreseeable future. As a result, HUB Security used an expected dividend yield of zero.

•
Risk-Free Interest Rates. HUB Security uses the U.S. Treasury yield for its risk-free interest rate that corresponds with the expected term.

HUB Security will continue to use judgment in evaluating the assumptions related to its share-based compensation on a prospective basis. As it continues to accumulate additional data related to our ordinary shares, HUB Security may have refinements to its estimates, which could materially impact its future share-based compensation expense.
Business Combinations
HUB Security accounts for its acquisitions using the acquisition method of accounting. HUB Security allocates the fair value of purchase consideration to the tangible and intangible assets acquired, and liabilities assumed, based on their estimated fair values at the acquisition date. The excess of the fair value of purchase consideration over the values of these identifiable assets and liabilities is recorded as goodwill. When determining the fair value of assets acquired and liabilities assumed, management makes significant estimates and assumptions, especially with respect to intangible assets. Examples of critical estimates in valuing certain of the intangible assets we have acquired or may acquire in the future include but are not limited to:
•
selection of valuation methodologies;

•
future expected cash flows and support agreements;

•
the acquired company’s brand and competitive position, as well as assumptions about the period of time the acquired brand will continue to be used in the combined company’s product portfolio;

•
growth rates and discount rates; and

•
estimating the useful lives of acquired assets as well as the pattern or manner in which the assets will amortize.

Significant estimates and assumptions used to value certain identifiable assets include, but are not limited to, the selection of valuation methodologies, expected future cash flows, growth rates, discount rates, and useful lives. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates.
Impairment of Goodwill
Goodwill is the excess of the aggregate purchase price paid over the fair value of the net tangible and identifiable intangible assets acquired. Goodwill is not amortized and is tested for impairment at least annually or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. In the valuation of HUB Security’s goodwill, management must make assumptions regarding estimated future cash flows to be derived from HUB Security’s business. If these estimates or their related assumptions change in the future, HUB Security may be required to record impairment for these assets.
In testing for goodwill impairment, management may elect to utilize a qualitative assessment to evaluate whether it is more likely than not that the fair value of HUB Security’s reporting unit is less than its carrying amount. If management elects to bypass a qualitative assessment, or if its qualitative assessment indicates that goodwill impairment is more likely than not, management will perform quantitative impairment testing. If HUB Security’s quantitative testing determines that the carrying value of its reporting unit exceeds its fair value, goodwill impairment is recognized in an amount equal to that excess, limited to the total goodwill allocated to the reporting unit. There was no impairment of goodwill recorded for the year ended December 31, 2021.
For all of HUB Security’s goodwill impairment reviews, the assumptions and estimates used in the process are complex and often subjective. They can be affected by a variety of factors, including external factors such as industry and economic trends, and internal factors such as changes in HUB Security’s business strategy or its internal forecasts. Although management believes the assumptions, judgments, and estimates it have used in its assessments are reasonable and appropriate, a material change in any of its assumptions or external factors could lead to future goodwill impairment charges.
Deferred tax assets
In establishing deferred income tax assets and liabilities, management makes judgments based on the substantially enacted tax laws and published tax guidance applicable to us as well as the amount and jurisdiction of future taxable income.
Management’s evaluation of the realizability of the deferred tax assets focuses on identifying significant, objective evidence that HUB Security will more likely than not be able to realize its deferred tax assets in the future. HUB Security record deferred tax assets based on an assessment of positive and negative evidence on a jurisdiction-by-jurisdiction basis, which is highly judgmental and requires subjective weighting of such evidence. To make this assessment, management evaluate historical operating results, the existence of cumulative losses in the most recent fiscal years, expectations for future taxable income from each tax-paying component in each tax jurisdiction, the time period over which HUB Security’s temporary differences will reverse and the implementation of tax planning strategies. If management’s assumptions and estimates that resulted in HUB Security’s forecast of future taxable income for each tax-paying component prove to be incorrect, it may need to adjust the carrying value of its deferred tax balances.
Incremental Borrowing Rate — Leases
The significant estimates used in accounting for HUB Security’s leases relate to the incremental borrowing rate used in the present value of lease obligations calculation. As HUB Security’s leases generally do not provide information about the rate implicit in the lease, management utilize an estimated incremental borrowing rate to calculate the present value of HUB Security’s future lease obligations. The incremental borrowing rate represents the rate of interest HUB Security would have to pay on a collateralized borrowing, for an amount equal to the lease payments, over a similar term and in a similar economic environment. Management uses judgment in determining the incremental borrowing rate, which is applied to each lease based on the lease term. Significant assumptions are required to be made when determining which borrowing rates to apply in this determination.
Accounting for Legal Contingencies
Management makes judgments and estimates in the recording and the disclosing of liabilities for claims and litigations. HUB Security records a loss contingency when it is more likely than not that a liability has been incurred and that the amount of the loss can be reasonably estimated.
The determination of a loss contingency requires significant judgment as to the expected outcome of the contingency in future periods. In making the determination as to the amount of potential loss and the probability of loss, management considers the nature of the litigation, the claim or assessment, opinions or views of legal counsel, and the expected outcome of potential litigation, among other things. As additional information becomes available, management reassesses the potential liability related to the contingency and revise its estimates. The amount recorded for any contingency may differ from actual costs incurred when the contingency is resolved. Contingencies are normally resolved over long periods of time. In its evaluation of legal matters, management consults with legal counsel and relies on analysis of relevant case law and legal precedents. Although management believes that the assumptions and estimates made are reasonable and appropriate, different assumptions and estimates could materially impact HUB Security’s reported financial results.
Recent Accounting Pronouncements
See Note 4 within HUB Security’s audited consolidated financial statements for the years ended December 31, 2021 and 2020 included in this proxy/prospectus for recently adopted accounting pronouncements and recently issued accounting pronouncements not yet adopted as of the date of this proxy statement/prospectus.
Quantitative and Qualitative Disclosures of Market Risk
HUB Security is exposed to market risk in the ordinary course of business. Market risk represents the risk of loss that may impact HUB Security’s financial position due to adverse changes in financial market prices and rates. HUB Security’s market risk exposure is primarily a result of foreign currency exchange rates and interest rates, which are discussed in detail below.
Foreign Currency Exchange Rate Risk
Though HUB Security operates internationally, its operations are primarily located in Israel and the majority of its expenses are denominated in New Israeli Shekels, or NIS. HUB Security is subject to fluctuations in foreign currency rates in connection with these arrangements. With respect to its foreign currency exposures as of December 31, 2021, a 10% unfavorable movement in foreign currency exchange rates would have increased its operating expenses by approximately 0.1%.

Interest Rate Risk
Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.
HUB Security’s exposure to the risk of changes in market interest rates relates primarily to HUB Security’s long-term liabilities with floating interest. HUB Security manages its interest rate risk by having a balanced portfolio of fixed and variable rate loans.
JOBS Act
On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. HUB Security will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies.
Additionally, HUB Security is in the process of evaluating the benefits of relying on the other reduced reporting requirements provided by the JOBS Act. Subject to certain conditions set forth in the JOBS Act, if, as an “emerging growth company,” HUB Security chooses to rely on such exemptions it may not be required to, among other things, (i) provide an auditor’s attestation report on its system of internal controls over financial reporting pursuant to Section 404 of the Sarbanes-Oxley Act, (ii) provide all of the compensation disclosure that may be required of non-emerging growth public companies under the Dodd-Frank Wall Street Reform and Consumer Protection Act, (iii) comply with any requirement that may be adopted by the PCAOB regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (auditor discussion and analysis), and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the CEO’s compensation to median employee compensation. These exemptions will apply for a period of five years following the completion of the Business Combination or until HUB Security is no longer an “emerging growth company,” whichever is earlier.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
The following unaudited pro forma condensed combined financial information presents the combination of the financial information of RNER and HUB Security adjusted to give effect to the Transactions. The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/prospectus.
Introduction
The following unaudited pro forma condensed combined financial statements are provided to aid in your analysis of the financial aspects of the Transactions, and the acquisitions of ALD Advanced Logistic Developments Ltd. (“ALD”) and Comsec Ltd. (“Comsec”) that was consummated on June 21, 2021 and November 17, 2021, respectively. The Transactions and the acquisitions of ALD and Comsec are collectively referred to as the “Pro Forma Transactions.”
The unaudited pro forma condensed combined financial information is based on HUB Security’s historical consolidated financial statements prepared in accordance with International Financial Reporting Standards as issued by the IASB (“IFRS”) and RNER’s historical financial statements prepared in accordance with U.S. generally accepted accounting principles (“U.S. GAAP”). The unaudited pro forma condensed combined financial information gives effect to adjustments required to convert RNER’s historical financial information to IFRS.
The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses” and should be read in conjunction with the accompanying notes. The adjustments presented in the unaudited pro forma condensed combined financial information have been identified and presented to provide relevant information necessary for an understanding of the combined company upon consummation of the Pro Forma Transactions.
RNER is a blank check company sponsored by DC Rainier SPV LLC, a Delaware limited liability company managed by Dominion Capital LLC, whose business purpose is to effect a merger, share exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses, with a focus on the technology industry. RNER was incorporated under the laws of the State of Delaware on February 10, 2021. RNER raised $172,500,000 in its initial public offering in October 2021 and is listed on the NASDAQ under the symbol “RNER.”
HUB Security was founded in 2017 by veterans of the elite Unit 8200 and Unit 81 of the Israeli Defense Forces. HUB Security has developed unique technology and products in the field of Confidential Computing, and it intends to be a significant player providing effective cybersecurity solutions for a broad range of government entities, enterprises and organizations. HUB Security currently operates in over 30 countries and provides innovative cybersecurity computing appliances as well as a wide range of cybersecurity professional services.
ALD was incorporated in 1984 and was engaged in developing and marketing quality management software tools and solutions. ALD’s software tools allow its users to scientifically predict system failures and prevent them during the design stage. ALD and its subsidiaries are engaged in developing reliable quality assurance systems that support process and product enhancement.
Comsec is a private company that provides cybersecurity consulting, design, testing and control services and sells data security and cybersecurity software and hardware solutions by itself and through its subsidiaries in Israel and overseas.
The unaudited pro forma condensed combined financial information has been presented for informational purposes only and is not necessarily indicative of what HUB Security’s actual financial position or results of operations would have been had the Transactions been completed as of the dates indicated. In addition, the unaudited pro forma condensed combined financial information does not purport to project the future financial position or operating results of HUB Security following the Transactions.
The following unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of HUB Security, RNER, ALD and Comsec, after giving effect to the Pro Forma Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 assumes that the Transactions occurred on December 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are presented as if the Pro Forma Transactions had occurred on January 1, 2021.
The acquisitions of ALD and Comsec were consummated during 2021 and are therefor reflected in the historical audited consolidated balance sheet of HUB Security as of December 31, 2021. Therefor, no unaudited pro forma condensed combined balance sheet has been presented with respect to the acquisitions of ALD and Comsec and the unaudited pro forma condensed combined balance sheet presented is based upon the historical consolidated condensed combined balance sheet of HUB Security and RNER, after giving effect to the Business Combination and consummation of the PIPE Investment, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with:
•
The audited historical financial statements and accompanying notes of RNER as of December 31, 2021 and for the period from February 10, 2021 (inception) through December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•
The audited historical consolidated financial statements and accompanying notes of HUB Security as of and for the year ended December 31, 2021, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma adjustments are based on information currently available. The assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the unaudited pro forma condensed combined financial information. Management of HUB Security and RNER have made significant estimates and assumptions in the determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented. As a result, this unaudited pro forma condensed combined financial information should be read in conjunction with the financial information included elsewhere in the proxy statement/prospectus.
Description of the Transactions
On March 23, 2022, RNER, HUB Security and Merger Sub entered into the Business Combination Agreement, which contains customary representations and warranties, covenants, closing conditions, termination provisions and other terms relating to Transactions. Pursuant to the Business Combination Agreement, Merger Sub will merge with and into RNER, with RNER surviving the Business Combination. As a result of the Business Combination, and upon consummation of the Transactions, RNER will become a wholly owned subsidiary of HUB Security, with the securityholders of RNER becoming securityholders of HUB Security.
Pursuant to the Business Combination Agreement and assuming the Stock Split has been effected, at the Effective Time, (a) each RNER Unit issued and outstanding immediately prior to the Effective Time will be automatically detached and the holder of each such RNER Unit will be deemed to hold one RNER Share and one RNER warrant, (b) each RNER Share issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of HUB Security ordinary shares equal to the quotient of (i) an aggregate number of HUB Security ordinary shares equal to the amount obtained by dividing (A) $221,582,000 less the amounts payable to the RNER stockholders pursuant to the RNER Stockholder Redemptions by (B) $7.61 divided by (ii) the aggregate number of RNER Shares issued and outstanding immediately prior to the Effective Time, after taking into account of the RNER Stockholder

Redemptions, and (c) each RNER warrant issued and outstanding immediately prior to the Effective Time will be assumed by HUB Security and will become one HUB Security warrant, with the number of HUB Security ordinary shares underlying the HUB Security warrants and the exercise price of such HUB Security warrants subject to adjustment in accordance with the Business Combination Agreement and in the event of a stock split, share dividend or distribution, or any change in HUB Security’s share capital by reason of any split-up, reverse share split, recapitalization, combination, reclassification, exchange of shares or other similar transaction with respect to HUB Security ordinary shares subsequent to the Effective Time.
PIPE
Concurrently with the execution of the Business Combination Agreement, HUB Security and the PIPE Investors entered into the Subscription Agreements, providing for the purchase by the PIPE Investors at the Effective Time of an aggregate of 5,000,000 HUB Security ordinary shares at a price per share of $10.00 (assuming the Stock Split has been effected), for gross proceeds to HUB Security of $50,000,000. The closing of the PIPE Investment is conditioned upon the consummation of the Transactions.
Put and Call Option Agreement
Concurrently with the execution of the Business Combination Agreement, HUB Security and each of the holders of RNER shares issued prior to the initial public offering of RNER entered into the Put and Call Option Agreement, pursuant to which, in the event it is determined by HUB Security or the IRS pursuant to the terms set forth in the Put and Call Agreement that the Business Combination does not qualify for the Intended Tax Treatment (as defined in the Business Combination Agreement) or Treasury Regulations Section 1.367(a)-3(c)(1), such RNER stockholders would have the right to cause HUB Security to purchase, or, in the event such RNER stockholders have elected not to exercise all or a portion of the Put Right, Hub shall have the right to cause such RNER stockholders to sell, all or a portion of certain of the HUB Security ordinary shares held by such RNER stockholders, following the exercise of the Put Right or Call Right, as applicable, and in each case pursuant and subject to the terms set forth in the Put and Call Option Agreement.
Description of the acquisitions of ALD and Comsec
ALD
On February 28, 2021, ALD Advanced Logistics Developments Ltd. and its shareholders signed a share swap merger agreement (“the ALD Merger Agreement”) with Legacy Hub and its shareholders (“the Optionees”) according to which the Optionees would transfer their entire interests in Legacy HUB to ALD in return for 51% of ALD’s issued and outstanding share capital (about 46.51% on a fully diluted basis) (the “ALD Merger”).
On May 9, 2021, ALD obtained a pre-ruling from the Israel Tax Authority (“the ITA”) which approved the merger as per the provisions of Section 103T to the Israeli Income Tax Ordinance (Revised), 1961 (“the ITO”). The ALD Merger was completed on June 21, 2021 and ALD issued 51,000,0000 ordinary shares to the Optionees (HUB’s shareholders).
Pursuant to the merger agreement, HUB became a wholly owned subsidiary of ALD and ALD allocated 51% of its issued and outstanding share capital as of the merger completion date to Legacy HUB’s shareholders. ALD renamed itself as Hub Cyber Security (Israel Ltd.).
The accounting treatment of the ALD Merger:
HUB Security’s financial statements disclose the economic results of the ALD Merger and therefore address HUB as the accounting acquirer and ALD as the accounting acquiree.
Based on its analysis, ALD decided that the merger transaction should be accounted for as a reverse acquisition for the following reasons:

1.
Following the ALD Merger, HUB’s shareholders hold the majority voting rights (51%) in ALD and are the controlling shareholders therein.

2.
Following the ALD Merger, ALD’s senior management was appointed by HUB.

3.
The majority of surviving company’s directors (other than external directors) were appointed by HUB.

Following are the effects of the accounting treatment of the reverse acquisition on the financial statements:
1.
The statements of profit or loss and cash flows for the year ended December 31, 2021 reflect the operating results and cash flows of HUB (the accounting acquirer) prior to the merger transaction and the consolidated operating results and cash flows of ALD and HUB after the merger transaction. The statements of profit or loss and cash flows for comparative periods reflect only the operating results and cash flows of HUB (the accounting acquirer).

2.
The comparative figures in the statement of financial position reflect the financial position of HUB (the accounting acquirer) as before the merger transaction.

3.
The share capital and loss per share data before the merger transaction were restated to retroactively reflect the number of shares issued by ALD to HUB’s shareholders in the merger transaction based on the swap ratio with HUB’s shares as determined in the merger agreement.

4.
The initial accounting treatment of the merger transaction, as of the balance sheet date, was applied using the provisional measurement method, mainly due to the time lapse between the business combination date and the financial statement approval date. As stated above, the allocation was done on a provisional basis and therefore the data presented in respect of the acquisition may change in the future and affect the data included in these financial statements.

As part of the merger transaction, ALD undertook to allocate about 25,000,000 share options to senior officers, employees and consultants of ALD and to the investment bank which assisted the ALD Merger.
Comsec
On September 27, 2021, HUB Security signed an agreement for the purchase of the entire issued and outstanding share capital, on a fully diluted basis, of Comsec, including owners’ loans and capital notes (collectively — “the securities”), from Eldav Investments Ltd. (“the Seller”). In return for the securities, HUB Security paid NIS 70,000 thousand (USD 21,848 thousand) (“the purchase price”), of which NIS 40,000 thousand (USD 12,484 thousand) was paid in in cash and NIS 30,000 thousand (USD 9,363 thousand) was paid in HUB Security ordinary shares. Comsec was a private company that provides cybersecurity consulting, design, testing and control services and sells data security and cybersecurity software and hardware solutions by itself and through its subsidiaries in Israel and overseas.
In the first half of 2021, Comsec completed the technological development of a cyber automation solution and began marketing and profiting from its internally developed D-Storm product. The Comsec acquisition was completed on November 17, 2021 and from that date, HUB Security consolidated the financial statements of Comsec in its consolidated financial reports.
Anticipated Accounting Treatment
The Business Combination is not within the scope of IFRS 3, Business Combinations (“IFRS 3”) because RNER does not meet the definition of a business in accordance with IFRS 3. Rather, the Business Combination will be accounted for within the scope of IFRS 2, Share-based Payment (“IFRS 2”). Any excess of fair value of equity in HUB Security issued to participating shareholders of RNER over the fair value of RNER’s identifiable net assets acquired represents compensation for the service of a stock exchange listing, which is expensed as incurred. The fair value of HUB Security equity, and ultimately the expense recognized in accordance with IFRS 2, may differ materially from the unaudited pro forma condensed combined financial information, due to developments occurring prior to the date of consummation of the Business Combination.
The acquisitions of ALD Advanced Logistic Developments Ltd. and Comsec Ltd. have been treated as business combinations for accounting purposes, applying the acquisition method of accounting under IFRS 3, Business Combinations.
The Subscription Agreements related to the PIPE Financing, which were executed concurrently with the Business Combination Agreement, will result in the issuance of HUB Ordinary Shares, leading to an increase in share capital and share premium along with a corresponding increase in cash and cash equivalents reflecting the gross proceeds of the PIPE Financing.
Basis of Pro Forma Presentation
The unaudited pro forma condensed combined financial information has been prepared using the assumptions below:
•
Assuming No Redemptions:   This presentation assumes that no RNER stockholders exercise redemption rights with respect to their RNER Common Stock for a pro rata share of the funds in the Trust Account upon consummation of the Transactions.

•
Assuming Maximum Redemptions:   This presentation assumes that RNER stockholders holding 17,250,000 of RNER Common Stock will exercise their redemption rights for their pro rata share (approximately $10.20 per share) of the funds in the Trust Account. The maximum redemption scenario assumes all shares of RNER Common Stock held by the RNER stockholders will be redeemed. This scenario gives effect to redemptions of 17,250,000 shares of RNER Common Stock for aggregate redemption payments of $175.95 million using a per share redemption price of approximately $10.20 per share, along with the balance in the Trust Account, and shares outstanding and subject to redemption.

Consideration
The following summarizes the contractual consideration in both the No Redemption and Maximum Redemption scenarios:
	No Redemption	Maximum Redemption
Common stock and warrants at Closing(1)	35,542,548	17,005,768
Warrants	(13,384,348)	(12,442,568)
Shares of common stock transferred at Closing	22,158,200	4,563,200
Value per share(2)	$10.00	$10.00
Total share consideration	$221,582,000	$45,632,000
Total cash consideration	$50,000,000	$50,000,000

(1)
The number in the table above includes 13,384,348 and 12,442,568 of HUB Security ordinary shares that are underlying HUB Security warrants under the no redemption and maximum redemption scenarios (i.e. they do not represent outstanding HUB Security ordinary shares of at Closing).

(2)
Share consideration is calculated using a $10.00 reference price, after taking into account the Share Split, reflecting a conversion ratio based on $10 per RNER share as determined in the Business Combination Agreement. Actual total share consideration will be dependent on the value of HUB Security ordinary share at Closing.

Ownership
The following summarizes the pro forma HUB Security ordinary shares outstanding under the two redemption scenarios:

	Assuming No Redemption (Shares)%		Assuming Maximum Redemption (Shares)%
Shares issued to RNER stockholders	17,249,611	15.79%	—	—
Existing HUB Security shareholders	82,053,715	75.13%	82,053,715	90.92%
Shares held by Sponsor	4,908,589	4.49%	3,192,671(1)	3.54%
PIPE Shares	5,000,000	4.58%	5,000,000	5.54%
Total Pro Forma HUB Security Ordinary Shares(2) outstanding	109,211,915		90,246,386

(1)
The amount is reduced by the assumed repurchase of 1,370,295 HUB Security ordinary shares held by certain stockholders of RNER by exercising the Put Right as further detailed below.

(2)
Assuming the Stock Split has been effected.

The following unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of HUB Security, RNER, ALD and Comsec, after giving effect to the Pro Forma Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 assumes that the Transactions occurred on December 31, 2021. The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 are presented as if the Pro Forma Transactions had occurred on January 1, 2021.
The acquisitions of ALD and Comsec were consummated during 2021 and are therefor reflected in the historical audited consolidated balance sheet of HUB Security as of December 31, 2021. Therefore, no unaudited pro forma condensed combined balance sheet has been presented with respect to the acquisitions of ALD and Comsec and the unaudited pro forma condensed combined balance sheet presented is based upon the historical consolidated condensed combined balance sheet of HUB Security and RNER, after giving effect to the Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. In addition, the unaudited pro forma condensed combined financial statements were based on and should be read in conjunction with:
•
The audited historical financial statements and accompanying notes of RNER as of December 31, 2021 and for the period from February 10, 2021 (inception) through December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•
The audited historical consolidated financial statements and accompanying notes of HUB Security as of and for the year ended December 31, 2021, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only. The pro forma information is not necessarily indicative of what our results of operations actually would have been had the Pro Forma Transactions been completed as of the dates indicated or that may be achieved in the future. In addition, the unaudited pro forma condensed combined statements of operations do not purport to project our future operating results. The actual results reported in periods following the Pro Forma Transactions may differ significantly from those reflected in these unaudited pro forma condensed combined statements of operations.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF FINANCIAL POSITION
AS OF DECEMBER 31, 2021
(USD in thousands)
	HUB Security (Historical IFRS)	Mount Rainier (Historical US GAAP)	IFRS conversion and Presentation		Assuming No Redemption			Assuming Max Redemption
					Transaction Accounting Adjustments	Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$13,974	$799		(D)	50,000	$216,197	(J)	(175,950)	$26,542
				(E)	175,954	—	(K)	(13,705)
				(G)	(24,530)	—
Restricted cash	218	—			—	218			218
Restricted bank deposit	1,001	—			—	1,001			1,001
Trade receivables	25,652	—			—	25,652			25,652
Other accounts receivable	7,078	—			—	7,078			7,078
Inventories	1,838	—			—	1,838			1,838
Short-term prepaid insurance	—	311			—	311			311
Total current assets	$49,761	$1,110			201,424	$252,295		$(189,655)	$62,640
NON-CURRENT ASSETS:
Long-term receivables	96	—			—	96			96
Long-term restricted deposit	201	—			—	201			201
long-term deposit	3,215	—			—	3,215			3,215
Property, plant and equipment	1,146	—			—	1,146			1,146
Right-of-use asset	8,235	—			—	8,235			8,235
Goodwill	30,852	—			—	30,852			30,852
Intangible assets	22,617	—			—	22,617			22,617
Deferred Tax assets	4,156	—			—	4,156			4,156
Cash held in Trust Account	—	175,954		(E)	(175,954)	—			—
Long-term prepaid insurance	—	237			—	237			237
Total non-current assets	70,518	176,191			(175,954)	70,755			70,755
Total assets	$120,279	$177,301			25,470	$323,050		$(189,655)	133,395
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Credit from banks and others	$11,279	—			—	$11,279			$11,279
Trade payables	14,994	—			—	14,994			14,994
Current maturities of lease liability	2,023	—			—	2,023			2,023
Other accounts payable	9,662	—			—	9,662			9,662
Related party payable	—	28			—	28			28
Accrued expenses	—	67			—	67			67
Franchise tax payable	—	40			—	40			40
Total current liabilities	$37,958	$135			—	$38,093		—	$38,093

	HUB Security (Historical IFRS)	Mount Rainier (Historical US GAAP)		IFRS conversion and Presentation		Assuming No Redemption			Assuming Max Redemption
						Transaction Accounting Adjustments	Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined
NON-CURRENT LIABILITIES:
Loans from banks	$3,799	—				—	3,799			3,799
Liability for government grants	1,344	—				—	1,344			1,344
Lease liability	6,062	—				—	6,062			6,062
Deferred tax liabilities	3,897	—				—	3,897			3,897
Employee benefit liabilities	1,440	—				—	1,440			1,440
Deferred underwriting commission	—	6,900				—	6,900			6,900
Common Stock Subject to Redemption (liability classified)	—	—	(B)	175,950	(I)	(175,950)	—			—
Warrants liability	—	—	(A)	4,676		—	4,676			4,676
Total non-current liabilities	$16,542	$6,900		$180,626		(175,950)	$28,118		—	$28,118
Total liabilities	$54,500	$7,035		$180,626		(175,950)	$66,211		—	$66,211
Commitments and Contingencies
Common stock subject to possible redemption; 17,250,000 shares at $10.20 per share	—	175,950	(B)	(175,950)		—	—			—
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:
Common stock, $0.0001 par value; 50,000,000 shares authorized; 4,908,700 issued and outstanding (excluding 17,250,000 shares subject to redemption)	—	$0					—			—
Share capital	$32,333	—			(C)	(7,728)	33,338	(J)	(5,658)	27,680
					(D)	1,608
					(I)	7,125
Share premium	38,429	—			(C)	7,728	258,082	(J)	(170,292)	93,412
					(D)	48,392		(L)	5,622
					(G)	5,068
					(H)	(10,360)
					(I)	168,825
Share options	1,102	—					1,102			1,102
Treasury shares	(1,230)	—					(1,230)	(K)	(13,705)	(14,935)
Other reserves	11,600	—			(F)	835	12,435	(K)	(835)	11,600
Accumulated deficit	(17,447)	(5,685)	(A)	(124)	(F)	(835)	(47,881)	(K)	835	(52,668)
			(B)	(4,552)	(G)	(29,598)		(L)	(5,622)
					(H)	10,360
Total equity	$64,787	$(5,685)		$(4,676)		$201,420	$255,846		$(189,655)	$66,191
Non-controlling interests	992	—				—	992			992
Total equity	$65,779	$(5,685)		$(4,676)		$201,420	$256,838		$(189,655)	$67,183
Total liabilities and equity	$120,279	$(1,350)		$175,950		$25,470	$323,049		$(189,655)	$133,394

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except share and per share data)
	HUB Security (Consolidated*)	Mount Rainier (Historical US GAAP)
	Year ended December 31	February 10, 2021 (inception) through December 31, 2021		IFRS conversion and Presentation		Assuming No Redemption			Assuming Maximum Redemption
						Transaction Accounting Adjustments	Pro Forma Combined		Transaction Accounting Adjustments	Pro Forma Combined
Revenues	$77,740	—					77,740			77,740
Cost of sales and services	66,549	—					66,549			66,549
Gross profit	$11,191	—					$11,191			$11,191
Research and development expenses	$6,049	—					6,049			6,049
Selling and marketing expenses	5,284	—					5,284			5,284
General and administrative expenses	15,349	170					15,519			15,519
Other expenses	—	—					—			—
Administrative expenses – related party	—	28					28			28
Franchise tax expenses	—	40					40			40
Transaction costs	—	—			(CC)	29,598	29,598	(GG)	5,622	35,220
Share listing service	—	—			(JJ)	57,770	57,770	(JJ)	2,070	59,840
Operating loss	$(15,491)	$(238)				$(87,368)	$(103,097)		(7,692)	$(110,789)
Finance income	246	4			(DD)	(4)	246			246
Finance expenses	981	—	(AA)	124	(EE)	835	6,492	(FF)	(835)	5,657
			(BB)	4,552
Loss before taxes on income	$(16,226)	$(234)		$(4,676)		$(88,207)	$(109,343)		(6,857)	$(116,200)
Taxes on income	898	—					898			898
Loss after taxes on income	(17,124)	(234)		(4,676)		(88,207)	(110,241)		(6,857)	(117,098)
Net loss attributable to the Company	$(17,124)	$(234)		$(4,676)		$(88,207)	$(110,241)		$(6,857)	$(117,098)
Attributable to:
Equity holders of the Company	(16,900)	(234)					(110,017)			(116,874)
Non-controlling interests	(224)	—					(224)			(224)
	(17,124)	—					(110,241)			(117,098)
Net loss per share attributable to equity holders of the Company (NIS)
Basic and diluted net loss per share							$(1.0035)			$(1.2890)
Weighted average shares outstanding Basic and diluted							109,637,269			90,671,740

(*)
The HUB Security (Consolidated) column represents HUB Security results after taking into consideration the proforma results of the business combinations with ALD and Comsec as presented below.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME (LOSS)
FOR THE YEAR ENDED DECEMBER 31, 2021
(In thousands, except share and per share data)
	HUB Security (Historical)	ALD (Historical)	Comsec (Historical)
	Year ended December 31, 2021	Six months ended June 21, 2021	January 1, 2021 through November 17, 2021		Transaction Accounting Adjustments	HUB Security (Consolidated*)
Revenues	$32,520	$20,000	$25,220			$77,740
Cost of sales and services	27,424	17,111	22,014			66,549
Gross profit	$5,096	$2,889	$3,206			$11,191
Research and development expenses	5,796	253	—			6,049
Selling and marketing expenses	2,774	616	1,510	(KK)	384	5,284
General and administrative expenses	9,367	2,486	1,197	(HH)	2,299	15,349
Operating loss	$(12,841)	$(466)	$499		$(2,683)	$(15,491)
Finance income	20	59	167			246
Finance expenses	$333	$141	$507			$981
Loss before taxes on income	$(13,154)	$(548)	$159		$(2,683)	$(16,226)
Taxes on income	470	(56)	(420)	(KK), (HH)	904	898
Loss after taxes on income	$(13,624)	$(492)	$579		$(3,587)	$(17,124)
Net loss attributable to the Company	$(13,624)	$(492)	$579		$(3,587)	$(17,124)
Attributable to:
Equity holders of the Company	(13,233)	(803)	579		(3,443)	(16,900)
Non-controlling interests	(391)	311	—		(144)	(224)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION
1. Basis of Presentation
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Pro Forma Transactions and has been prepared for informational purposes only.
The unaudited pro forma condensed combined statements of operations are based upon the historical consolidated statements of operations of RNER, HUB Security, ALD and Comsec, after giving effect to the Pro Forma Transactions, and after applying the assumptions, reclassifications and adjustments described in the accompanying notes. The acquisitions of ALD and Comsec were consummated during 2021 and are therefor reflected in the historical audited consolidated of financial position of HUB Security as of December 31, 2021.
The unaudited pro forma adjustments are based on information currently available, and assumptions and estimates underlying the unaudited pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions used to present the accompanying unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined statement of financial position as of December 31, 2021 is presented as if the Transactions had occurred on December 31, 2021 and has been prepared using, and should be read in conjunction with, the following:
•
The audited historical statement of financial position and accompanying notes of RNER as of December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•
The audited historical consolidated statements of financial position and accompanying notes of HUB Security as of December 31, 2021, as included elsewhere in this proxy statement/prospectus.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2021 is presented as if the Pro Forma Transactions had occurred on January 1, 2021 and has been prepared using, and should be read in conjunction with, the following:
•
The audited historical statements of operations and accompanying notes of RNER for the period from February 10, 2021 (inception) through December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•
The audited historical consolidated statements of operations and accompanying notes of HUB Security for the year ended December 31, 2021, as included elsewhere in this proxy statement/prospectus.

•
The unaudited historical financial statements of ALD for the period from January 1, 2021 through June 21, 2021, the date of its acquisition.

•
The unaudited historical financial statements of Comsec for the period from January 1, 2021 through November 17, 2021, the date of its acquisition.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.
The unaudited pro forma condensed combined financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Pro Forma Transactions.
The pro forma adjustments reflecting the consummation of the Pro Forma Transactions are based on certain currently available information and certain assumptions and methodologies that HUB Security and RNER believes are reasonable under the circumstances. The unaudited condensed pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefor, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. HUB Security and RNER believe that these assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Pro Forma Transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined financial information.
The unaudited pro forma condensed combined financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the combined company. They should be read in conjunction with the historical financial statements and notes thereto of RNER, HUB Security, ALD and Comsec.
2. IFRS Policy and Presentation Alignment
The historical financial information of RNER was prepared in accordance with U.S. GAAP. No adjustments were required to convert RNER’s historical financial information from U.S. GAAP to IFRS or to align RNER’s accounting policies to those applied by HUB Security, except for the reclassification of RNER’s units comprising of warrants and common stocks subject to possible redemption from equity and temporary equity, respectively, to non-current liabilities measured at fair value and redemption value, respectively, as detailed below:
IFRS Adjustments to Unaudited Statement of Financial Position of RNER:
(A)
Reflects the reclassification of RNER’s 17,250,000 public warrants and 596,200 private warrants to non-current liabilities measured at fair value.

(B)
Reflects the reclassification of 17,250,000 RNER’s Common Stocks subject to possible redemption from temporary equity to non-current liabilities measured at redemption value

IFRS Adjustments to Unaudited statements of profit or loss and other comprehensive income of RNER:
(AA)
Reflects the fair value change of RNER’s public and private warrants from their issuance dates through December 31, 2021. The private warrants’ fair value equal to the public warrants’ fair value as both have identical terms. The public warrants commenced trading in January 2022. In order to calculate the change in fair value of all warrants from issuance until December 31, 2021, a fair value evaluation was prepared.

(BB)
Reflects the accretion of RNER’s Common Stock subject to possible redemption to their redemption value.

3. Adjustments to Unaudited Pro Forma Condensed Combined Financial Information
The unaudited pro forma condensed combined financial information has been prepared to illustrate the effect of the Pro Forma Transactions and has been prepared for informational purposes only.
The unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses”. Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). The Company has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined financial information.
RNER, HUB Security, ALD and Comsec did not have any historical relationship prior to the transactions. Accordingly, no pro forma adjustments were required to eliminate activities between the subject companies.
The unaudited pro forma combined provision for income taxes does not necessarily reflect the amounts that would have resulted had the combined company filed consolidated income tax returns during the periods presented.

The unaudited pro forma basic and diluted earnings (loss) per share amounts presented in the unaudited pro forma condensed combined statements of profit or loss and other comprehensive income are based upon the number of HUB Security’s shares outstanding, assuming the Pro Forma Transactions occurred on January 1, 2021.
Transactions Adjustments to Unaudited Pro Forma Condensed Combined Statement of Financial Position
The adjustments included in the unaudited pro forma condensed combined statement of financial position as of December 31, 2021 are as follows:
(C)
Represents the Stock Split effected to reflect a value of $10 per share of HUB Security ordinary shares.

(D)
Represents the gross proceeds from the private placement of 5,000,000 shares at $10.00 per share pursuant to the PIPE Financing.

(E)
Reflects the reclassification of $175.95 million of cash and cash equivalents held in RNER’s Trust Account at the balance sheet date that becomes available to fund the Business Combination.

(F)
Represents the benefit under IFRS 2 relating to the put and call options issued to RNER stockholders, under the no redemption scenario. In this case, the Business Combination is not expected to be a taxable transaction to the stockholder of RNER and thus it’s not considered by management as probable that the put option will be settled. Thus no liability for the redemption amount has been reflected. The benefit was calculated based on the fair value of the Put Option assuming an option term of seven years. However, no liability for the redemption amount has been reflected under the no redemption scenario, since it is not considered by management to be probable of occurring.

(G)
(L) Represents the total estimated transaction costs of approximately $39.4 million incurred by RNER and HUB Security in consummating the Transactions (approximately $2.05 million already incurred for the year ended December 31, 2021: $1.3 million already paid and $6.9 million were recorded as accrued expenses as of December 31, 2021). The allocation of estimated transaction costs between the two components of the Transactions (i.e. listing of HUB Security ordinary shares on the NASDAQ and the issuance of new HUB Security ordinary shares) is based on the number of existing and new HUB Security ordinary shares outstanding following the Transactions. In the case of no redemption, $29.59 million were recorded as transaction-related costs in the statement of profit and loss and the remaining $9.79 million were deducted from common share premium. In the case of maximum redemption, $35.22 million were recorded as transaction-related costs in the statement of profit and loss and the remaining $4.17 million were deducted from common share premium. The amount recognized in common share premium is offset against $14.8 million due to transactions that were paid in shares.

(H)
Reflects the elimination of RNER’s historical accumulated deficit under US GAAP, as adjusted in these Unaudited Pro Forma Condensed Combined Statement to IFRS.

(I)
Reflects the conversion of 17,250,000 RNER Common Stock subject to possible redemption and 4,908,700 Common Stock held by the Sponsor into 22,158,200 Hub Security ordinary shares, in case of no redemption.

(J)
Reflects the redemptions of 17,250,000 shares of RNER Common Stock for aggregate redemption payments of $175.95 million using a per share redemption price of approximately $10.20 per share, in case of maximum redemption.

(K)
Reflects the repurchase of 1,370,529 HUB Security ordinary shares at a purchase price of $10.00 per share, resulting from the exercise of the put option issued to RNER stockholders, in the maximum redemption scenario. In the maximum redemption scenario, it is probable that the Business Combination will be considered a taxable transaction to certain shareholders of RNER. In such case, if the put option is exercised, HUB Security will be required to transfer cash in exchange of the repurchase of its equivalent shares held by these stockholders. Under this scenario, no potential benefit of the put option should be recognized as it is assumed to be settled.
Adjustments to Unaudited Pro Forma Condensed Combined Statements of Profit or Loss and Other Comprehensive Income
(CC)
(GG) Represents allocation of transaction costs incurred by RNER Stockholders and HUB Security in consummating the Transactions. The allocation of estimated transaction costs between the two components of the Transactions (i.e. listing of HUB Security ordinary shares on the NASDAQ and the issuance of new HUB Security ordinary shares) is based on the number of existing and new HUB Security ordinary shares outstanding following the Transactions. In the case of no redemption, $29.59 million were recorded as transaction-related costs in the statement of profit and loss and the remaining $9.79 million were deducted from common share premium. In the case of maximum redemption, $35.22 million were recorded as transaction-related costs in the statement of profit and loss and the remaining $4.17 million were deducted from common share premium.

(DD)
Reflects elimination of interest income on the Trust Account.

(EE)
Represents the benefit under IFRS 2 relating to the put and call option issued to RNER stockholders, under the no redemption scenario.

(FF)
Under the maximum redemption scenario, it is assumed that the put option is exercised and thus no potential benefit of the put option should be recognized.

(HH)
Represents incremental amortization expense recorded as a result of the intangible assets recognized in the acquisition of Comsec and the related tax effect.

(JJ)
Reflects the preliminary estimated listing service expense recognized in accordance with IFRS 2, for the excess of the fair value of HUB Security ordinary shares issued and the fair value of RNER identifiable net assets at the date of the Business Combination, in the amounts of $57.77 million and $59.8 million under the no redemption and maximum redemption scenarios, respectively.

(KK)
Represents incremental amortization expense recorded as a result of the intangible assets recognized in the acquisition of ALD and the related tax effect.

4. Income (loss) per Share
Net Income (loss) loss per share calculated using the historical weighted average shares outstanding and the issuance of additional shares in connection with the Pro Forma Transactions, assuming the shares were outstanding since January 1, 2021. As the Pro Forma Transactions are being reflected as if they had occurred at the beginning of the periods presented, the calculation of weighted average shares outstanding for basic and diluted net income (loss) per share assumes that the shares issuable relating to the Pro Forma Transactions have been outstanding for the entire periods presented. If the maximum number of shares are redeemed, this calculation is retroactively adjusted to eliminate such shares for the entire periods.
The unaudited pro forma condensed combined financial information has been prepared assuming two alternative levels of redemption for the year ended December 31, 2021:
Share and per share data in U.S. Dollars:

	Year ended December 31, 2021
	Assuming no redemption	Assuming maximum redemption
Pro forma loss attributable to equity holders of HUB Security (in thousands)	$(110,017)	$(116,874)
Weighted average shares outstanding – basic and diluted(1)	109,637,269	90,671,740
Basic and diluted loss per common share	$(1.00)	$(1.29)
Weighted average shares outstanding – basic and diluted
RNER Stockholders	22,158,200	4,563,200
Existing HUB Security Shareholders	82,972,379	82,972,379
Less – treasury stock	(493,310)	(493,310)
Less – put option exercise	—	(1,370,529)
PIPE Shares	5,000,000	5,000,000
	109,637,269	90,671,740

(1)
For the purposes of calculating diluted earnings per share, it was assumed that all outstanding HUB Security warrants and options are exercised for ordinary shares. However, since this results in an anti-dilutive effect, such exercise has been excluded from the calculation of diluted loss per share.

MANAGEMENT FOLLOWING THE BUSINESS COMBINATION
Management and Board of Directors
RNER and HUB Security anticipate that the current executive officers and directors of HUB Security, as of the date of this proxy statement/prospectus, will remain as the executive officers and directors of HUB Security following the Business Combination and one additional director from RNER’s board of directors will join the HUB Security board of directors at such time. The following persons are expected to serve as HUB Security’s executive officers and directors following the Business Combination. For biographical information concerning these executive officers and directors, see below. In this section “we,” “us” and “our” refer to HUB Security.
Name	Age	Position
Executive Officers
Eyal Moshe	47	Chief Executive Officer and Director and founder
Hugo Goldman	68	Chief Financial Officer
Andrey Iaremenko	40	Chief Technology Officer and founder
Ayelet Bitan	44	Vice President of Human Resources
Directors
Azriel Moskovici.	57	Chairman
Zeev Zell	76	Director
Levana Shifman	53	Director
Moshe Raines	59	Director
Manish Agarwal	48	Director
Moti Franko	48	Director
Matthew Kearney	59	Director Nominee
Executive Officers
Eyal Moshe is the co-founder and CEO of Hub Cyber Security (Israel) Ltd. Following the merger with A.L.D Advanced Logistics Development Ltd in June 2021, Mr. Moshe began serving as HUB’s Chief Executive Officer. Prior to that, Mr. Moshe was the founder Chief Technology Officer at Singr FM Ltd. from November 2012 to August 2017, a customer success executive at CA Software from March 2001 to November 2012 and Chief Executive Officer at blin.gy from November 2012 and founder Chief Executive Officer of Ritmo Ltd. from January 1997 to December 2000. Mr. Moshe earned his B.Sc. in Mathematics at the Tel Aviv University and his M.Sc. in Management and Computer Science at the Open University of Israel.
Hugo Goldman joined Hub in August 2022 and currently serves as its Chief Financial Officer. Mr. Goldman has over 25 years of senior leadership experience in finance and operations with high growth public technology companies and has a long history of creating significant value for shareholders. From June 2018 to July 2022 Mr. Goldman served as the CFO of BOL Pharma, a leader in medical cannabis innovative products. From 2012 to 2018 Mr. Goldman served as the CFO of Syneron Candela, a global leader in aesthetic medical devices which traded in Nasdaq, and was instrumental in the acquisition of the Company by Apax Partners. Prior to that, Mr. Goldman served as CFO for a variety of companies including Retalix, Ltd., AxisMobile, and VocalTec Communications Ltd. Mr. Goldman began his career at PricewaterhouseCoopers and holds a bachelor’s degree in Accounting and Economics from the University of Tel Aviv (Israel) and an Executive M.B.A. from Bradford University (UK) with distinction. He is a certified public accountant in Israel and served as member of the Steering Committee of the Israeli CFO Forum.
Andrey Iaremenko joined HUB in January 2018 and has served since as HUB’s Chief Technologies Officer. From November 2015 to joining HUB, Mr. Iaremenko worked as a Chief Architect at Sigmabit Technology, Inc. Prior to that, Mr. Iaremenko worked for the Israel Defense Forces from October 2010 to

August 2015, leaving after a year term as the Chief Technology Officer. Mr. Iaremenko earned his Bachelor of Science (BS) in Electrical Engineering at Tel Aviv University.
Ayelet Bitan joined HUB in March 2021 and has served since then as its Vice President of Human Resources. Mrs. Bitan has also worked as a Human Resources Consultant at Frogy.jo since February 2017. In addition to her work with HUB and Frogy.io, Mrs. Bitan has worked concurrently as a Human Resources Recruitman Manager for feelter, Cuma Financial and Panoply for five months, eight months and two years and three months, respectively. Mrs. Bitan earned a B.A. in English Language and Literature and a Masters of philosophy (M.Phil) from Tel Aviv University. Mrs. Bitan is the wife of Mr. Eyal Moshe.
Directors
Azriel Moscovici has served as the Chairman of HUB’s Board of Directors since June 2021 and as Chairman since April 2022. Alongside his role with HUB, Mr. Moskowitz served since February 2019 as the Chief Executive Officer of Wave Guard Technologies Ltd. and since March 2019 as the V.P. of the Missile Division at Israel AeroRNERe Industries. Mr. Moskowitz has also served on the boards of BrandShield Systems Plc (LSE: BRSD.L) and Migdal Insurance and Financial Holdings Ltd (TASE: MGDL.TA) since February 2021 and April 2018, respectively. Mr. Moskowitz received his B.Sc. in Engineering from the Technion Israel Institute of Technology, his M.B.A. from New York University and his M.Sc. from the US Army War College.
Zeev Zell has served as an external director since 2014 of A.L.D Advanced Logistics Development Ltd., continuing on with HUB after the June 2021 merger. Mr. Zell was head of the Eilat Division of the Israeli Defense Forces from May 2007 to May 2016 and served as a management member at Eilat-Ashkelon Pipeline Co. Ltd from March 2017 to March 2022. Mr. Zell received a B.Sc. in mechanic engineering from the California State University and graduated the IDF Staff and Command College.
Levana Shifman has served as a member of HUB’s Board of Directors since June 2021. Alongside her role with HUB, Mrs. Shifman serves on the boards of Mercantile Discount Bank, Keren Shemesh (NGO) and Green Course (NGO). She has been the Executive Director at the Modern Agriculture Foundation (NGO) since February 2021. Mrs. Shifman was a member of Dexia Israel Bank’s Board of Directors since August 2016 through April 2018, and the Chairperson of the Board at Dexia Israel Bank, April 2018 through December 2019. Mrs. Shifman received a B.B. from the College of Management Academic Studies, a B.A. from Bar-Ilan University and an L.L.M. from Bar Ilan University.
Moshe Raines has served as a member of HUB’s Board of Directors since June 2021. Alongside his role with HUB, Mr. Raines has served as the Managing Partner at Ourcrowd Partners since September 2017. Mr. Raines also served on the board of Airfuel-Alliance Austin TX, USA from January 2012 to March 2017 and from October 2016 to August 2017 served as the Chairman of the Board of Suny Cellular Communication Ltd. (TLV: SNCM). Raines received his M.Sc. degree and his M.S.E from the University of Bridgeport, CT.
Manish Agarwal, Ph.D. has served as a member of HUB’s Board of Directors since June 2021. Alongside his role with HUB, Dr. Agarwal has served as a partner with AXA Venture Partners since December 2015 and also serves on the boards of number of AXA Venture Partners’ portfolio companies including, D-ID, Ltd., K4Connect, Inc., Mindoula, Inc., SmileMD Holdings, Inc. and Valera Health, Inc. Dr. Agarwal received his B.Tech. from the Indian Institute of Technology in Kanpur, India and his M.S. and Ph.D. in engineering from Carnegie Mellon University in Pittsburgh, Pennsylvania.
Moti Franko served as an external director of A.L.D Advanced Logistics Development Ltd since January 2019 and has remained on the board since its merger with HUB. Alongside his role with HUB, Mr. Franko serves as Owner and Chief Executive Officer of Eureka Group and deputy mayor of Be’er Ya’akov Municipality, Israel. Mr. Franko received a B.A. from Insurance College and an M.B.A. and L.L.B. from Ono Academic College.
Director Nominee
Matthew Kearney is expected to be named to the HUB board of directors upon the completion of the Business Combination. Mr. Kearney currently serves as RNER’s Chief Executive Officer and a member of its board of directors since RNER’s inception in February of 2021 and became the Chairman of RNER’s board of directors upon the consummation of the RNER IPO. Mr. Kearney has over 30 years of experience as an investor, Chief Executive Officer, Executive Chairman, and Board member in mergers and acquisitions in the United States and United Kingdom in the areas of private equity, technology and wealth management. After graduating from the London Business School and as Investment Director at 3i PLC, Matthew joined Carlton Communications PLC, the acquisitive FTSE 100 media conglomerate, as head of Mergers & Acquisitions, becoming an officer of the board in the process. Mr. Kearney moved to New York in 2002 to take up his first Chief Executive Officer position at Screenvision, LLC, a Carlton/Thomson joint venture where he grew revenue by 300%, with strong EBITDA margins leading to a profitable sale of Screenvision LLC to the Disney Family ‘s Shamrock PE fund in 2010. Mr. Kearney has since launched the global news site Mail Online in the United States, then ran a Carlyle Group Portfolio Company as Executive Chairman and today is the Chief Executive Officer of ICV’s portfolio company LeadingResponse. Mr. Kearney holds or has held board positions on companies in Rock Holdings Inc. (NYSE:RKT) and Telenor ASA (NORWAY:TEL). He was a member of the investor group of MI Acquisitions, a NASDAQ listed special purpose acquisition company (“SPAC”) that completed its initial business combination in 2018 to become Priority Technology Holdings (NASDAQ: PRTH). Mr. Kearney was subsequently appointed board director and audit chair of Priority Technology. Mr. Kearney’s not for profit affiliations have included board positions at the British Academy of Film and Television Arts (“BAFTA”) and the American Financial Education Alliance (“AFEA”) which is dedicated to improving the public’s understanding of personal wealth management. Matthew has an MBA from London Business School, a BSc (Hons) in Aeronautical Engineering from Manchester University, and C.Eng. (“RAeS”). He has dual U.S. and U.K. citizenship and lives in New York with his wife and two children.
Family Relationships
There currently exist family relationships among our directors or executive officers. Ms. Ayelet Bitan is the wife of Mr. Eyal Moshe.
Arrangements for Election of Directors and Members of Management
Following the Business Combination, there will be no arrangements or understandings with major shareholders or others pursuant to which any of our executive officers or directors are selected.
Corporate Governance Practices
As an Israeli company, we are subject to various corporate governance requirements under the Companies Law, relating to matters such as external directors, the audit committee, the compensation committee and an internal auditor.
After the closing of the Business Combination, we will be a “foreign private issuer”, as such term is defined in Rule 405 under the Securities Act. As a foreign private issuer we will be permitted to comply with Israeli corporate governance practices instead of the certain listing rules of Nasdaq, provided that we disclose which requirements we are not following and the equivalent Israeli requirements.
We intend to rely on this “foreign private issuer exemption” with respect to the quorum requirement for shareholder meetings and with respect to Nasdaq shareholder approval rules. Whereas under the corporate governance rules of Nasdaq, a quorum requires the presence, in person or by proxy, of holders of at least 33.3% of the total issued and outstanding voting power of our shares at each general meeting of shareholders, pursuant to the HUB Security Articles to be effective upon the closing of the Business Combination, and as permitted under the Companies Law, the quorum required for a general meeting of shareholders will consist of at least two shareholders present in person or by proxy in accordance with the Companies Law who hold or represent at least 33.3% of the total outstanding voting power of our shares, except if (i) any such general meeting of shareholders was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting, we qualify as a “foreign private issuer,” then in such case, the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of our shares (and if the meeting is adjourned for a lack of quorum, the quorum for such adjourned meeting will be, subject to certain exceptions, any number of shareholders). We otherwise intend to comply with the rules generally applicable to U.S. domestic companies listed on Nasdaq. We may, however, in the future decide to rely upon the “foreign private issuer exemption” for purposes of opting out of some or all of the other Nasdaq listing rules.
Following completion of the Business Combination, we will continue to be subject to the Israeli Securities Laws and will report in Israel as other companies listed on the TASE do so.
Board of Directors
Under the Companies Law and the HUB Security Articles to be effective upon the closing of the Business Combination, our business and affairs will be managed under the direction of our board of directors. Our board of directors may exercise all powers and may take all actions that are not specifically granted to our shareholders or to executive management. Our Chief Executive Officer (referred to as a “general manager” under the Companies Law) is responsible for our day-to-day management. Our Chief Executive Officer is appointed by, and serves at the discretion of, our board of directors, subject to the employment or consulting agreement that we have entered into with him. All other executive officers are appointed by the Chief Executive Officer, subject to applicable corporate approvals, and are subject to the terms of any applicable employment or consulting agreements that we may enter into with them.
Under the HUB Security Articles to be effective upon the closing of the Business Combination, the number of directors on our board of directors will be no less than three and no more than eleven, divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election. Therefor, beginning with the annual general meeting of 2023, each year the term of office of only one class of directors will expire.
Our directors will be divided among the three classes as follows:
•
the Class I directors will be      ,      and      , and their terms will expire at the annual general meeting of shareholders to be held in 2023;

•
the Class II directors, will be      and      , and their terms will expire at our annual meeting of shareholders to be held in 2024; and

•
the Class III directors will be      and      , and their terms will expire at our annual meeting of shareholders to be held in 2025.

Our directors will generally be appointed by a simple majority vote of holders of HUB Security ordinary shares, participating and voting (in person or by proxy) at an annual general meeting of our shareholders, provided that (i) in the event of a contested election, the method of calculation of the votes and the manner in which the resolutions will be presented to our shareholders at the general meeting shall be determined by our board of directors in its discretion, and (ii) in the event that our board of directors does not or is unable to make a determination on such matter, then the directors will be elected by a plurality of the voting power represented at the general meeting in person or by proxy and voting on the election of directors.
Each director will hold office until the annual general meeting of our shareholders for the year in which such director’s term expires, unless the tenure of such director expires earlier pursuant to the Companies Law or unless such director is removed from office as described below.
The HUB Security Articles, to be effective upon the closing of the Business Combination, generally require a vote of the holders of a majority of our outstanding ordinary shares entitled to vote present and voting on the matter at a general meeting of shareholders (referred to as simple majority), and the amendment of a limited number of provisions, such as the provision empowering our board of directors to determine the size of the board of directors, the provision dividing our directors into three classes, the provision that sets forth the procedures and the requirements that must be met in order for a shareholder to require the Company to include a matter on the agenda for a general meeting of the shareholders and the provisions relating to the election and removal of members of our board of directors and empowering our board of directors to fill vacancies on the board, require a vote of the holders of 65% of our outstanding ordinary shares entitled to vote at a general meeting. In addition, vacancies on our board of directors may be filled by a vote of a simple majority of the directors then in office. A director so appointed will hold office until the next annual general meeting of our shareholders for the election of the class of directors in respect of which the vacancy was created. In the case of a vacancy due to the number of directors being less than the maximum number of directors stated in the HUB Security Articles to be effective upon the closing of the Business Combination, the new director filling the vacancy will serve until the next annual general meeting of our shareholders for the election of the class of directors to which such director was assigned by our board of directors.
Chairperson of the Board
The HUB Security Articles to be effective upon the closing of the Business Combination, provide that the board of directors shall appoint a member of the board to serve as the Chairperson. Under the Companies Law, the chief executive officer of a public company, or a relative of the chief executive officer, may not serve as the chairperson of the board of directors, except that such person may serve as chairperson for a period of up to three years if approved by a special majority of the shareholders at a general meeting of the Company’s shareholders. The chairperson of the board of directors, or a relative of the chairperson, may not be vested with authorities of the Chief Executive Officer unless approved by a special majority of the company’s shareholders. The shareholders’ approval can be effective for a period of five years following the Transactions, and subsequently, for up to three years.
In addition, a person who is subordinated, directly or indirectly, to the chief executive officer may not serve as the chairperson of the board of directors, the chairperson of the board of directors may not be vested with authorities that are granted to persons who are subordinated to the chief executive officer, and the chairperson of the board of directors may not serve in any other position in the company or in a controlled subsidiary, but may serve as a director or chairperson of a controlled subsidiary.
External Directors
Under the Companies Law, companies incorporated under the laws of the State of Israel that are “public companies,” including companies with shares listed on Nasdaq, are required to appoint at least two external directors. Pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq, which do not have a “controlling shareholder,” may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of the board of directors. In accordance with these regulations, we have elected to “opt out” from the Companies Law requirement to appoint external directors and related Companies Law rules concerning the composition of the audit committee and compensation committee of our board of directors.
Audit Committee
Companies Law Requirements
Under the Companies Law, the board of directors of a public company must appoint an audit committee.
Listing Requirements
Under the listing rules of Nasdaq, we are required to maintain an audit committee consisting of at least three independent directors, each of whom is financially literate and one of whom has accounting or related financial management expertise.
Following the closing of the Business Combination, our audit committee will consist of      and      .      will serve as the chairperson of the audit committee. All members of our audit committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the listing rules of Nasdaq. Our board of directors has determined that each of      , and      is

an audit committee financial expert as defined by the SEC rules and has the requisite financial experience as defined by the listing rules of Nasdaq.
Our board of directors has determined that each member of our audit committee is “independent”, as such term is defined in Rule 10A-3(b)(1) under the Exchange Act, which is different from the general test for independence of board and committee members.
Audit Committee Role
Our board of directors has adopted an audit committee charter setting forth the responsibilities of the audit committee, which are consistent with the Companies Law, the SEC rules, and the listing rules of Nasdaq. These responsibilities include:
•
retaining and terminating our independent auditors, subject to ratification by the board of directors, and in the case of retention, subject to ratification by the shareholders;

•
pre-approving audit and non-audit services to be provided by the independent auditors and related fees and terms;

•
overseeing the accounting and financial reporting processes of our company;#

•
managing audits of our financial statements

•
preparing all reports as may be required of an audit committee under the rules and regulations promulgated under the Exchange Act;

•
reviewing with management and our independent auditor our annual and quarterly financial statements prior to publication, filing, or submission to the SEC;

•
recommending to the board of directors the retention and termination of the internal auditor, and the internal auditor’s engagement fees and terms, in accordance with the Companies Law, as well as approving the yearly or periodic work plan proposed by the internal auditor;

•
reviewing with our general counsel and/or external counsel, as deemed necessary, legal and regulatory matters that may have a material impact on the financial statements;

•
identifying irregularities in our business administration, inter alia, by consulting with the internal auditor or with the independent auditor, and suggesting corrective measures to the board of directors;

•
reviewing policies and procedures with respect to transactions (other than transactions related to compensation or terms of services) between the Company and officers and directors, affiliates of officers or directors, or transactions that are not in the ordinary course of the Company’s business and deciding whether to approve such acts and transactions if so required under the Companies Law; and

•
establishing procedures for handling employee complaints relating to the management of our business and the protection to be provided to such employees.

Compensation Committee
Companies Law Requirements
Under the Companies Law, the board of directors of a public company must appoint a compensation committee.
Listing Requirements
Under the listing rules of Nasdaq, we are required to maintain a compensation committee consisting of at least two independent directors.
Following the closing of the Business Combination, our compensation committee will consist of      and      .      will serve as chairperson of the compensation committee. Our board of directors has determined that each member of our compensation committee is independent under the listing rules of Nasdaq, including the additional independence requirements applicable to the members of a compensation committee.
Compensation Committee Role
In accordance with the Companies Law, the responsibilities of the compensation committee are, among others, as follows:
•
making recommendations to the board of directors with respect to the approval of the compensation policy for office holders and, once every three years, with respect to any extensions to a compensation policy that was adopted for a period of more than three years;

•
reviewing the implementation of the compensation policy and periodically making recommendations to the board of directors with respect to any amendments or updates to the compensation policy;

•
resolving whether to approve arrangements with respect to the terms of office and employment of office holders, which require the approval of the compensation committee pursuant to the Companies Law; and

•
exempting, under certain circumstances, a transaction with our Chief Executive Officer from the approval of our shareholders.

Our board of directors has adopted a compensation committee charter setting forth the responsibilities of the committee, which are consistent with the listing rules of Nasdaq and include among others:
•
recommending to our board of directors for its approval a compensation policy, in accordance with the requirements of the Companies Law, as well as other compensation policies, incentive-based compensation plans, and equity-based compensation plans, overseeing the development and implementation of such policies, and recommending to our board of directors any amendments or modifications the committee deems appropriate, including as required under the Companies Law;

•
reviewing and approving the granting of options and other incentive awards to our Chief Executive Officer and other executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our Chief Executive Officer and other executive officers, including evaluating their performance in light of such goals and objectives;

•
approving and exempting certain transactions regarding office holders’ compensation pursuant to the Companies Law; and

•
administering our equity-based compensation plans, including without limitation, approving the adoption of such plans, amending and interpreting such plans, and the awards and agreements issued pursuant thereto, and making and determining the terms of awards to eligible persons under the plans.

Compensation Policy under the Companies Law
In general, under the Companies Law, the board of directors of a public company must approve a compensation policy after receiving and considering the recommendations of the compensation committee. In addition, our compensation policy must be approved at least once every three years, first, by our board of directors, upon recommendation of our compensation committee, and second, by a simple majority of the ordinary shares present, in person or by proxy, and voting (excluding abstentions) at a general meeting of shareholders, provided that either:
•
the majority of such ordinary shares is comprised of shares held by shareholders who are not controlling shareholders and shareholders who do not have a personal interest in such compensation policy; or

•
the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in the compensation policy voting against the policy does not exceed two percent (2%) of the aggregate voting rights in the company.

Under special circumstances, the board of directors may approve the compensation policy despite the objection of the shareholders on the condition that the compensation committee and then the board of directors decide, on the basis of detailed grounds, and after discussing again with the compensation policy, that approval of the compensation policy, despite the objection of shareholders, is for the benefit of the company.
The compensation policy must be based on certain considerations include certain provisions and reference certain matters as set forth in the Companies Law. The compensation policy must serve as the basis for decisions concerning the financial terms of employment or engagement of office holders, including exculpation, insurance, indemnification, or any monetary payment or obligation of payment in respect of employment or engagement. The compensation policy must be determined and later reevaluated according to certain factors, including: the advancement of the company’s objectives, business plan and long-term strategy; the creation of appropriate incentives for office holders, while considering, among other things, the company’s risk management policy; the size and the nature of the company’s operations; and with respect to variable compensation, the contribution of the office holder towards the achievement of the company’s long-term goals and the maximization of its profits, all with a long-term objective and according to the position of the office holder. The compensation policy must furthermore consider the following additional factors:
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the education, skills, experience, expertise, and accomplishments of the relevant office holder;

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the office holder’s position and responsibilities;

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prior compensation agreements with the office holder;

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the ratio between the cost of the terms of employment of an office holder and the cost of the employment of other employees of the company, including employees employed through contractors who provide services to the company; in particular the ratio between such cost to the average and median salary of such employees of the company, as well as possible impacts of compensation disparities between them on the work relationships in the company;

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if the terms of employment include variable components, the possibility of reducing variable components at the discretion of the board of directors and setting a limit on the value of non-cash variable equity-based components; and

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if the terms of employment include severance compensation, the term of employment or office of the office holder, the terms of the office holder’s compensation during such period, the company’s performance during such period, the office holder’s individual contribution to the achievement of the company goals and the maximization of its profits, and the circumstances under which the office holder is leaving the company.

The compensation policy must also include, among other things:
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with regards to variable components:

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with the exception of office holders who report to the chief executive officer, a means of determining the variable components on the basis of long-term performance and measurable criteria; provided that the company may determine that an immaterial part of the variable components of the compensation package of an office holder shall be awarded based on non-measurable criteria, or if such amount is not higher than three months’ salary per annum, taking into account such office holder’s contribution to the company; or

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the ratio between variable and fixed components, as well as the limit of the values of variable components at the time of their payment, or in the case of equity-based compensation, at the time of grant; provided, however, that non-cash variable equity components shall have a value cap/limit measured on its date of grant.

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a condition under which the office holder will refund to the company, according to conditions to be set forth in the compensation policy, any amounts paid as part of the office holder’s terms of employment, if such amounts were paid based on information later to be discovered to be wrong, and such information was restated in the company’s financial statements;

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the minimum holding or vesting period of variable equity-based components to be set in the terms of office or employment, as applicable, while taking into consideration long-term incentives; and

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a limit to retirement grants.

Our compensation policy, which will become effective immediately prior to the closing of the Business Combination, is designed to retain and motivate our directors and executive officers, incentivize superior individual excellence, align the interests of our directors and executive officers with our long-term performance, and provide a risk management tool. To that end, a portion of our executive officer compensation package is targeted to reflect our short and long-term goals, as well as the executive officer’s individual performance. Our compensation policy also includes measures designed to reduce the executive officer’s incentives to take excessive risks that may harm the Company in the long-term, such as limits on the value of cash bonuses and equity-based compensation, limitations on the ratio between the variable and the total compensation of an executive officer, and minimum vesting periods for equity-based compensation.
Our compensation policy also addresses our executive officers’ individual characteristics (such as their respective position, education, scope of responsibilities, and contribution to the attainment of our goals) as the basis for compensation variation among our executive officers and considers the internal ratios between compensation of our executive officers and directors and other employees. Pursuant to our compensation policy, the compensation that may be granted to an executive officer may include: base salary, annual bonuses, and other cash bonuses (such as a signing bonus and special bonuses with respect to any special achievements, such as outstanding personal achievement, outstanding personal effort, or outstanding company performance), equity-based compensation, benefits and retirement and termination of service arrangements. All cash bonuses are limited to a maximum amount linked to the executive officer’s base salary.
An annual cash bonus may be awarded to executive officers upon the attainment of pre-set periodic objectives and individual targets. The annual cash bonus that may be granted to our executive officers, other than our Chief Executive Officer, will be based on performance objectives and a discretionary evaluation of the executive officer’s overall performance by our Chief Executive Officer and subject to minimum thresholds. The annual cash bonus that may be granted to executive officers, other than our Chief Executive Officer, may alternatively be based entirely on a discretionary evaluation. Furthermore, our Chief Executive Officer will be entitled to approve performance objectives for executive officers who report to him.
The measurable performance objectives of our Chief Executive Officer will be determined annually by our compensation committee and board of directors. A non-material portion of the Chief Executive Officer’s annual cash bonus, as provided in our compensation policy, may be based on a discretionary evaluation of the Chief Executive Officer’s overall performance by the compensation committee and the board of directors.
Under our compensation policy, our executive officers’ (including members of our board of directors) equity-based compensation is designed in a manner consistent with the underlying objectives in determining the base salary and the annual cash bonus, with its main objectives being to enhance the alignment between the executive officers’ interests with our long-term interests and those of our shareholders and to strengthen the retention and the motivation of executive officers in the long term. Our compensation policy provides for executive officer compensation in the form of share options or other equity-based awards, such as restricted shares and restricted share units, in accordance with our then-current equity incentive plan. All equity-based incentives granted to executive officers shall be subject to vesting periods in order to promote long-term retention of those executive officers. Equity-based compensation shall be granted from time to time and be individually determined and awarded according to the performance, educational background, prior business experience, qualifications, role, and the personal responsibilities of the executive officer.
In addition, our compensation policy contains compensation recovery provisions which allow us, under certain conditions, to recover bonuses paid in excess, enable our Chief Executive Officer to approve an immaterial change in the terms of employment of an executive officer who reports directly him (provided that such changes are in accordance with our compensation policy), and allow us to exculpate, indemnify, and insure our executive officers and directors to the maximum extent permitted by Israeli law subject to certain limitations set forth therein.
Our compensation policy also provides for compensation to the members of our board of directors either (i) in accordance with the amounts provided in the Companies Regulations (Rules Regarding the

Compensation and Expenses of an External Director) of 2000, as amended by the Companies Regulations (Relief for Public Companies Traded in Stock Exchange Outside of Israel) of 2000, as such regulations may be amended from time to time, or (ii) in accordance with the amounts determined in our compensation policy.
Our compensation policy, which will be approved by our board of directors and shareholders prior to the closing of the Business Combination, will become effective immediately prior to the closing of the Business Combination and will be filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.
Nominating and Governance Committee
Following the closing of the Business Combination, our nominating and governance committee will consist of      ,      and      .      will serve as chairperson of the nominating and governance committee. Our board of directors has adopted a nominating and governance committee charter setting forth the responsibilities of the committee, which include:
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overseeing and assisting our board in reviewing and recommending nominees for election of directors;

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assessing the performance of the members of our board; and

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establishing and maintaining effective corporate governance policies and practices, including, but not limited to, developing and recommending to our board a set of corporate governance guidelines applicable to our business.

Compensation of Directors and Executive Officers
Directors
Under the Companies Law, the compensation of a public company’s directors requires the approval of (i) its compensation committee, (ii) its board of directors and, unless exempted under regulations promulgated under the Companies Law, (iii) the approval of its shareholders at a general meeting. In addition, if the compensation of a public company’s directors is inconsistent with the company’s compensation policy, then those inconsistent provisions must be separately considered by the compensation committee and board of directors, and approved by the shareholders by a special vote in one of the following two ways:
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at least a majority of the shares held by all shareholders who are not controlling shareholders and do not have a personal interest in such matter, present and voting at such meeting, vote in favor of the inconsistent provisions of the compensation package, excluding abstentions; or

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the total number of shares of non-controlling shareholders and shareholders who do not have a personal interest in such matter voting against the inconsistent provisions of the compensation package does not exceed two percent (2%) of the aggregate voting rights in the Company.

Executive Officers other than the Chief Executive Officer
The Companies Law requires the compensation of a public company’s executive officers (other than the chief executive officer and who do not also serve as a director) be approved in the following order: (i) the compensation committee, (ii) the company’s board of directors, and (iii) if such compensation arrangement is inconsistent with the company’s stated compensation policy, the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).
However, there are exceptions to the foregoing approval requirements with respect to such non-director executive officers. If the shareholders of the company do not approve the compensation of such a non-director executive officer, the compensation committee and board of directors may override the shareholders’ disapproval for such non-director executive officer provided that the compensation committee and the board of directors each document the basis for their decision to override the disapproval of the shareholders and approve the compensation.

An amendment to an existing compensation arrangement with a non-director executive officer, other than the Chief Executive Officer, requires only the approval of the compensation committee, if the compensation committee determines that the amendment is immaterial. However, if such non-director executive officer is subordinate to the chief executive officer, an immaterial amendment to an existing compensation arrangement shall not require the approval of the compensation committee if (i) such amendment is approved by the chief executive officer, (ii) the company’s compensation policy allows for such immaterial amendments to be approved by the chief executive officer and (iii) the engagement terms are consistent with the company’s compensation policy.
Chief Executive Officer
Under the Companies Law, the compensation of a public company’s chief executive officer is required to be approved by: (i) the company’s compensation committee, (ii) the company’s board of directors and (iii) the company’s shareholders (by a special vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy). However, if the shareholders of the company do not approve the compensation arrangement with a chief executive officer who does not serve as a director, the compensation committee and board of directors may override the shareholders’ decision provided that they each document the basis for their decision and the compensation is in accordance with the company’s compensation policy. The approval of each of the compensation committee and board of directors should be in accordance with the company’s compensation policy; however, in special circumstances, they may approve compensation terms of a chief executive officer that are inconsistent with such policy provided that they have considered those provisions that must be included in the compensation policy according to the Companies Law and that shareholder approval was obtained (by a special majority vote as discussed above with respect to the approval of director compensation that is inconsistent with the compensation policy).
In the case of a new chief executive officer, the compensation committee may waive the shareholder approval requirement with regard to the compensation of a candidate for the chief executive officer position if the compensation committee determines that: (i) the compensation arrangement is consistent with the company’s compensation policy, (ii) the chief executive officer candidate did not have, on the date of his appointment or during the two-year period preceding his appointment, an “affiliation” (including an employment relationship, a business or professional relationship or control) with the company or a controlling shareholder of the company or a relative thereof and (iii) subjecting the approval of the engagement to a shareholder vote would impede the company’s ability to employ the chief executive officer candidate. However, if the chief executive officer candidate will serve as a member of the board of directors, such candidate’s compensation terms as chief executive officer must be approved in accordance with the rules applicable to approval of compensation of directors.
Aggregate Compensation of Executive Officers and Directors
The aggregate cash compensation and benefits in kind, paid by us and our subsidiaries to our executive officers and directors as a group for the year ended December 31, 2021 was approximately $1.7 million. This amount includes approximately $171 thousand of amounts set aside or accrued to provide pension, severance, retirement, health or similar benefits or expenses as well as other benefits commonly reimbursed or paid by companies in Israel. In addition, in 2021 we granted to our executive officers and directors a total of 10,500,000 options to purchase our ordinary shares with an exercise price of $1.47 (NIS 4.81). The share options, will vest over an 18 month period quarterly therefrom and will expire 1.5 years from the date of grant.
For 2022, we expect that the aggregate base compensation payable by us and our subsidiaries to our executive officers and directors as a group will be in the aggregate amount of approximately $1.4 million for 2022.
As of December 31, 2021, options to purchase 12,804,521 ordinary shares granted to our executive officers and directors as a group were outstanding under our equity incentive plans at a weighted average exercise price of $1.21 (NIS 4.04) per ordinary share.

After the closing of the Business Combination and subject to the approval of our shareholders which we expect to obtain prior to the closing of the Business Combination, we intend to pay each of our non-employee directors an annual retainer of $      , with an additional annual payment for service on board committees as follows: $      (or $      for the chairperson) per membership of the audit committee, or $      (or $      for the chairperson) per membership of the compensation committee, $      (or $      for the chairperson) per membership of the nominating and governance committee and $      (or $      for the chairperson) per any membership on any other standing board committee. In addition, upon election, non-employee directors and each employee director that serves as chairperson of our board of directors, will be granted equity awards under our incentive plan at a value of $      , which will vest on a monthly basis over a period of      years. In addition, each non-employee director and each employee director that serves as chairperson of our board of directors will be granted annual equity awards under our incentive plan (provided the director is still in office) at a value of $      , which will vest on the earlier of the first anniversary of the date on which such options and restricted share units were granted or the date upon which our next annual general meeting of the shareholders is convened, subject to such director’s continued service through such date. Any unvested equity grants will accelerate and fully vest upon the occurrence of a change in control transaction.
Share Option Plans
2007 Employee Stock Option Plan
In 2007, HUB Security adopted its 2007 Employee Stock Option Plan (the “2007 Plan”), as amended from time to time. The 2007 Plan provides for the grant of options to the employees, directors, office holders, service providers and consultants of HUB Security and its subsidiaries and affiliates.
Authorized Shares.   As of August 1, 2022, there were 13,374,006 ordinary shares reserved and available for issuance under the 2007 Plan.
Administration.   HUB Security’s board of directors, or a duly authorized committee of the board of directors, administers the 2007 Plan. Under the 2007 Plan, the Administrator has the authority, subject to applicable law, to (among other things) interpret the terms of the 2007 Plan and any notices of grant or options granted thereunder, designate recipients of option grants, determine and amend the terms of awards, including: the number of shares underlying each award, the class and the exercise price of an option or purchase price per share covered by an award, the fair market value of HUB Security ordinary shares, the time of grant and vesting schedule applicable to an award (including the determination to accelerate an award and/or amend the vesting schedule), the method of payment for shares purchased upon the exercise or (if applicable) vesting of an award or for satisfaction of any tax withholding obligation arising in connection with the award or such shares, the time of the expiration of the awards, the effect of the grantee’s termination of employment, prescribe the forms of agreement under which each award is granted, and take all other actions and make all other determinations necessary or desirable for, or incidental to, the administration of the 2007 Plan and any award under the 2007 Plan.
Eligibility.   The 2007 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version) and Section 3(i) of the Ordinance.
Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. HUB Security’s non-employee service providers and controlling shareholders who are considered Israeli residents may only be granted options under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track”.
Grant.   All awards granted pursuant to the 2007 Plan are evidenced by a written or electronic agreement between HUB Security and the grantee or a written or electronic notice delivered by HUB

Security (the “Award Agreement”). The Award Agreement sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, manner of exercise, term and vesting schedule (including performance goals or measures) and the exercise price, if applicable.
Exercise.   An award under the 2007 Plan may be exercised by providing HUB Security with a written notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the Administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2007 Plan, the Administrator may, in its discretion, among others, accept cash or otherwise provide for net withholding of shares in a cashless exercise mechanism.
Transferability.   Other than by will, the laws of descent and distribution or as otherwise provided under the 2007 Plan, and unless otherwise determined by the Administrator, neither the awards nor any right in connection with such awards are assignable or transferable.
Termination of Employment.   In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the Administrator. Any awards which are unvested as of the date of such termination, or which are vested but not exercised within the three-month period following such termination, will terminate and the shares covered by such awards shall again be available for issuance under the 2007 Plan.
In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates due to such grantee’s death or disability, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s estate or by a person who acquired the legal right to exercise such awards by bequest or inheritance, or by a person who acquired the legal right to exercise such awards in accordance with applicable law in the case of disability of the grantee as applicable, within one year after such date of termination, unless otherwise provided by the Administrator. Any awards which are unvested as of the date of such termination or which are vested but not exercised within the one-year period following such termination, will terminate and the shares covered by such awards shall again be available for issuance under the 2007 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with HUB Security or any of its affiliates is terminated for “cause” (as defined in the 2007 Plan), unless otherwise determined by the Administrator, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2007 Plan.
Transactions.   In the event of division or subdivision of the outstanding share capital of HUB Security, any distribution of bonus shares (stock split), consolidation or combination of share capital of HUB Security (reverse stock split), reclassification with respect to the shares or any similar recapitalization events, a merger, consolidation, amalgamation or like transaction of HUB Security with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division), or other similar occurrences, the administrator shall have the authority to make, without the need for a consent of any holder of an award, such adjustments in order to adjust the number and class of shares reserved and available for grants of awards, the number and class of shares covered by outstanding awards, the exercise price per share covered by any award, the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and any other terms of the award that in the opinion of the Administrator should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Administrator, and in the absence of such determination shall be rounded to the nearest whole share, and HUB Security shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding shares or other issuance of shares by HUB Security, unless the Administrator determines otherwise.
In the event of a merger or consolidation of HUB Security, or a sale of all, or substantially all, of HUB Security’s shares or assets or a scheme of arrangement for the purpose of effecting such merger, consolidation, sale or such other transaction having a similar effect on HUB Security (as described in the 2007 Plan), or liquidation or dissolution of the HUB Security, or such other transaction or circumstances as determined by our board of directors (“Merger/Sale”), then without the consent of the grantee, the Administrator may, but is not required to, among other things, (i) cause any outstanding award to be assumed or substituted by us, or by the successor corporation in such Merger/Sale, or (ii) regardless of whether or not awards are assumed or substituted (a) provide the grantee with the right to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay the grantee an amount in cash, shares of HUB Security, shares of the acquirer or of other corporation which is a party to such transaction or such other property as determined by the Administrator as fair under the circumstances. Notwithstanding the foregoing: (1) the Administrator may upon such event of Merger/Sale amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate and (2) the board of directors may determine, in its discretion, that such transaction should be excluded from the definition of Merger/Sale set forth above.
2021 Share Option Plan
HUB Security adopted its 2021 Share Option Plan (the “2021 Plan”) on          , 2021, as amended from time to time. The 2021 Plan provides for the grant of options and share purchase rights to the employees, directors, office holders, service providers and consultants of HUB Security and its subsidiaries and affiliates. Following the adoption of the 2021 Plan, HUB Security ceased making grants under the 2007 Plan.
Authorized Shares.   As of August 1, 2022, there were 0 ordinary shares reserved and available for issuance under the 2021 Plan.
Administration.   HUB Security’s board of directors, or a duly authorized committee of the board of directors, administers the 2021 Plan. Under the 2021 Plan, the Administrator has the authority, subject to applicable law, to (among other things) interpret the terms of the 2021 Plan and any notices of grant or options or share purchase rights granted thereunder, designate recipients of option or share purchase rights grants, determine and amend the terms of awards, including: the number of shares underlying each award, the class and the exercise price of an option or share purchase rights or purchase price per share covered by an award, the fair market value of HUB Security ordinary shares, the time of grant and vesting schedule applicable to an award (including the determination to accelerate an award and/or amend the vesting schedule), the method of payment for shares purchased upon the exercise or (if applicable) vesting of an award or for satisfaction of any tax withholding obligation arising in connection with the award or such shares, the time of the expiration of the awards, the effect of the grantee’s termination of employment, prescribe the forms of agreement under which each award is granted, and take all other actions and make all other determinations necessary or desirable for, or incidental to, the administration of the 2021 Plan and any award under the 2021 Plan.
Eligibility.   The 2021 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 (“Section 102”) of the Israeli Income Tax Ordinance (New Version) and Section 3(i) of the Ordinance.
Section 102 of the Ordinance allows employees, directors and officers who are not controlling shareholders and are considered Israeli residents to receive favorable tax treatment for compensation in the form of shares or options under certain terms and conditions. HUB Security’s non-employee service providers and controlling shareholders who are considered Israeli residents may only be granted options and share purchase rights under section 3(i) of the Ordinance, which does not provide for similar tax benefits. Section 102 includes two alternatives for tax treatment involving the issuance of options or shares to a trustee for the benefit of the grantees and also includes an additional alternative for the issuance of options or shares directly to the grantee. Section 102(b)(2) of the Ordinance, the most favorable tax treatment for the grantee, permits the issuance to a trustee under the “capital gain track”.
Grant.   All awards granted pursuant to the 2021 Plan are evidenced by a written or electronic agreement between HUB Security and the grantee or a written or electronic notice delivered by HUB Security (the “Award Agreement”). The Award Agreement sets forth the terms and conditions of the award, including the type of award, number of shares subject to such award, manner of exercise, term and vesting schedule (including performance goals or measures) and the exercise price, if applicable.
Exercise.   An award under the 2021 Plan may be exercised by providing HUB Security with a written notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the Administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2021 Plan, the Administrator may, in its discretion, among others, accept cash or otherwise provide for net withholding of shares in a cashless exercise mechanism.
Transferability.   Other than by will, the laws of descent and distribution or as otherwise provided under the 2021 Plan, and unless otherwise determined by the Administrator, neither the awards nor any right in connection with such awards are assignable or transferable.
Termination of Employment.   In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within three months after such date of termination, unless otherwise determined by the Administrator. Any awards which are unvested as of the date of such termination, or which are vested but not exercised within the three-month period following such termination, will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates due to such grantee’s death or disability, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s estate or by a person who acquired the legal right to exercise such awards by bequest or inheritance, or by a person who acquired the legal right to exercise such awards in accordance with applicable law in the case of disability of the grantee as applicable, within one year after such date of termination, unless otherwise provided by the Administrator. Any awards which are unvested as of the date of such termination or which are vested but not exercised within the one-year period following such termination, will terminate and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
Notwithstanding any of the foregoing, if a grantee’s employment or services with HUB Security or any of its affiliates is terminated for “cause” (as defined in the 2021 Plan), unless otherwise determined by the Administrator, all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2021 Plan.
Transactions.   In the event of division or subdivision of the outstanding share capital of HUB Security, any distribution of bonus shares (stock split), consolidation or combination of share capital of HUB Security (reverse stock split), reclassification with respect to the shares or any similar recapitalization events, a merger, consolidation, amalgamation or like transaction of HUB Security with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division), or other similar occurrences, the administrator shall have the authority to make, without the need for a consent of any holder of an award, such adjustments in order to adjust the number and class of shares reserved and available for grants of awards, the number and class of shares covered by outstanding awards, the exercise price per share covered by any award, the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, and any other terms of the award that in the opinion of the Administrator should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Administrator, and in the absence of such determination shall be rounded to the nearest whole share, and HUB Security shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding shares or other issuance of shares by HUB Security, unless the Administrator determines otherwise.
In the event of a merger or consolidation of HUB Security, or a sale of all, or substantially all, of HUB Security’s shares or assets or a scheme of arrangement for the purpose of effecting such merger, consolidation, sale or such other transaction having a similar effect on HUB Security (as described in the

2021 Plan), or liquidation or dissolution of the HUB Security, or such other transaction or circumstances as determined by our board of directors (“Merger/Sale”), then without the consent of the grantee, the Administrator may, but is not required to, among other things, (i) cause any outstanding award to be assumed or substituted by us, or by the successor corporation in such Merger/Sale, or (ii) regardless of whether or not awards are assumed or substituted (a) provide the grantee with the right to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, or (b) cancel the award and pay the grantee an amount in cash, shares of HUB Security, shares of the acquirer or of other corporation which is a party to such transaction or such other property as determined by the Administrator as fair under the circumstances. Notwithstanding the foregoing: (1) the Administrator may upon such event of Merger/Sale amend, modify or terminate the terms of any award as it shall deem, in good faith, appropriate and (2) the board of directors may determine, in its discretion, that such transaction should be excluded from the definition of Merger/Sale set forth above.
2022 Share Option Plan
HUB Security adopted, which will remain effective following the closing of the Business Combination, the 2022 Share Option Plan (“2022 Plan”). The 2022 Plan provides for the grant of equity-based incentive awards to HUB Security’s and its affiliates’ employees, directors, office holders, service providers and consultants in order to incentivize them to increase their efforts on behalf of HUB Security or its affiliates and to promote the success of HUB Security’s business.
Authorized Shares.   As of August 1, 2022, there were 0 ordinary shares reserved and available for issuance under the 2022 Plan. Following the adoption of the 2022 Plan, HUB Security ceased making grants under the 2021 Plan.
Administration.   HUB Security’s board of directors, or a duly authorized committee of the board of directors (the “Administrator”), will administer the 2022 Plan. Under the 2022 Plan, the Administrator has the authority, subject to applicable law, to interpret the terms of the 2022 Plan and any award agreements or awards granted thereunder, designate recipients of awards, determine and amend the terms of awards, including the exercise price of an option award, the fair market value of an ordinary share, the time and vesting schedule applicable to an award or the method of payment for an award, accelerate or amend the vesting schedule applicable to an award, prescribe the forms of agreement for use under the 2022 Plan and take all other actions and make all other determinations necessary for the administration of the 2022 Plan.
The Administrator also has the authority to approve the conversion, substitution, cancellation or suspension under and in accordance with the 2022 Plan of any or all option awards or ordinary shares, and the authority to modify option awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel or the United State of America to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of the 2022 Plan but without amending the 2022 Plan.
The Administrator also has the authority to amend and rescind rules and regulations relating to the 2022 Plan or terminate the 2022 Plan at any time. No termination or amendment of the 2022 Plan shall affect any then outstanding award unless expressly provided by the Administrator.
Eligibility.   The 2022 Plan provides for granting awards under various tax regimes, including, without limitation, in compliance with Section 102 of the Ordinance, and Section 3(i) of the Ordinance and for awards granted to our United States employees or service providers, including those who are deemed to be residents of the United States for tax purposes, Section 422 of the Code and Section 409A of the Code.
Grants.   All awards granted pursuant to the 2022 Plan will be evidenced by an award agreement, in a form approved, from time to time, by the Administrator in its sole discretion. The award agreement will set forth the terms and conditions of the award, including the type of award, number of shares subject to such award, vesting schedule and conditions (including performance goals or measures) and the exercise price, if applicable. Certain awards under the 2022 Plan may constitute or provide for a deferral of compensation, subject to Section 409A of the Code, which may impose additional requirements on the terms and conditions of such awards.
Unless otherwise determined by the Administrator and stated in the award agreement, and subject to the conditions of the 2022 Plan, awards vest and become exercisable under the following schedule: 12.5% of the shares covered by the award on the six-month anniversary of the vesting commencement date determined by the Administrator (and in the absence of such determination, the date on which such award was granted) and 12.5% of the shares covered by the award at the end of each subsequent six-month period thereafter over the course of the following three years; provided that the grantee remains continuously as an employee or provides services to HUB Security throughout such vesting dates.
Each award will expire up to ten years from the date of the grant thereof, unless such shorter term of expiration is otherwise designated by the Administrator.
Awards.   The 2022 Plan provides for the grant of stock options (including incentive stock options and nonqualified stock options), ordinary shares, restricted shares, RSUs, stock appreciation rights and other share-based awards.
Options granted under the 2022 Plan to HUB Security employees who are U.S. residents may qualify as “incentive stock options” within the meaning of Section 422 of the Code, or may be non-qualified stock options. The exercise price of an option may not be less than the par value of the shares (if the shares bear a par value) for which such option is exercisable, otherwise an exercise price of an award of less than the par value of the shares (if shares bear a par value) shall comply with section 304 of the Companies Law. The exercise price of a non-qualified stock option shall not be less than 100% of the fair market value of a share on the date of grant of such option or such other amount as may be required pursuant to the section 409A of the Code. Notwithstanding the foregoing, a non-qualified stock option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of that complies with section 424(a) of the Code 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations or any successor guidance. The exercise price of an Incentive Stock Option granted under the 2022 Plan may not be less than 100% of the fair market value of the underlying share on the date of grant or such other amount as may be required pursuant to the Code. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code. In the case of Incentive Stock Options granted to a ten percent shareholders, (i) the exercise price shall not be less than 110% of the fair market value of the underlying share on the date of grant, and (ii) the exercise period shall not exceed five (5) years from the effective date of grant of such grant.
Exercise.   An award under the 2022 Plan may be exercised by providing HUB Security with a written or electronic notice of exercise and full payment of the exercise price for such shares underlying the award, if applicable, in such form and method as may be determined by the Administrator and permitted by applicable law. An award may not be exercised for a fraction of a share. With regard to tax withholding, exercise price and purchase price obligations arising in connection with awards under the 2022 Plan, the Administrator may, in its discretion, accept cash, provide for net withholding of shares in a cashless exercise mechanism or direct a securities broker to sell shares and deliver all or a part of the proceeds to HUB Security or the trustee.
Transferability.   Other than by will, the laws of descent and distribution or as otherwise provided under the 2022 Plan or by the Administrator, neither the options nor any right in connection with such options are assignable or transferable.
Termination of Employment.   In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates, all vested and exercisable awards held by such grantee as of the date of termination may be exercised within ninety days after such date of termination, unless otherwise determined by the Administrator, but in no event later than the date of expiration of the award as set forth in the award agreement. After such three-month period, all such unexercised awards will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan.
In the event of termination of a grantee’s employment or service with HUB Security or any of its affiliates due to such grantee’s death or permanent disability, or in the event of the grantee’s death within the three month period (or such longer period as determined by the Administrator) following his or her termination of service, all vested and exercisable awards held by such grantee as of the date of termination may be exercised by the grantee or the grantee’s legal guardian, estate or by a person who acquired the right to exercise the award by bequest or inheritance, as applicable, within one year after such date of termination, unless otherwise provided by the Administrator, but in no event later than the date of expiration of the award as set forth in the award agreement. Any awards which are unvested as of the date of such termination or which are vested but not then exercised within the one-year period following such date, will terminate and the shares covered by such awards shall again be available for issuance under the 2022 Plan.
In the event that the employment or service of a grantee shall terminate on account of such grantee’s retirement, all awards of such grantee that are exercisable at the time of such retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the ninety day period after the date of such retirement (or such different period as the Administrator shall prescribe).
Notwithstanding any of the foregoing, if a grantee’s employment or services with HUB Security or any of its affiliates is terminated for “cause” (as defined in the 2022 Plan), all outstanding awards held by such grantee (whether vested or unvested) will terminate on the date of such termination and the shares covered by such awards shall again be available for issuance under the 2022 Plan.
Voting Rights.   Except with respect to restricted share awards, grantees will not have the rights as a shareholder of HUB Security with respect to any shares covered by an award until the award has vested and/or the grantee has exercised such award, paid any exercise price for such award and becomes the record holder of the shares. With respect to restricted share awards, grantees will possess all incidents of ownership of the restricted shares, including the right to vote and receive dividends on such shares.
Dividends.   Grantees holding restricted share awards will be entitled to receive dividends and other distributions with respect to the shares underlying the restricted share award. Any stock split, stock dividend, combination of shares or similar transaction will be subject to the restrictions of the original restricted share award. Grantees holding RSUs will not be eligible to receive dividend but may be eligible to receive dividend equivalents.
Transactions.   In the event of a share split, reverse share split, share dividend, recapitalization, combination or reclassification of HUB Security’s shares, the Administrator in its sole discretion may, without the need for a consent of any holder of an award, make an appropriate adjustment in order to adjust (i) the number and class of shares reserved and available for grants of awards, (ii) the number and class of shares covered by outstanding awards, (iii) the exercise price per share covered by any award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding awards, (v) the type or class of security, asset or right underlying the award (which need not be only that of HUB Security, and may be that of the surviving corporation or any affiliate thereof or such other entity party to any of the above transactions), and (vi) any other terms of the award that in the opinion of the Administrator should be adjusted; provided that any fractional shares resulting from such adjustment shall be rounded to the nearest whole share unless otherwise determined by the Administrator and HUB Security shall have no obligation to make any cash or other payment with respect to such fractional shares. In the event of a distribution of a cash dividend to all shareholders, the Administrator may determine, without the consent of any holder of an award, that the exercise price of an outstanding and unexercised award shall be reduced by an amount equal to the per share gross dividend amount distributed by HUB Security, subject to applicable law.
In the event of a merger or consolidation of HUB Security or a sale of all, or substantially all, of HUB Security’s shares or assets or other transaction having a similar effect on HUB Security, or change in the composition of the board of directors, or liquidation or dissolution, or such other transaction or circumstances that our board of directors determines to be a relevant transaction, then without the consent of the grantee and without any prior notice requirement, (i) unless otherwise determined by the Administrator, any outstanding award will be assumed or substituted by HUB Security, or such successor corporation, or by any parent or affiliate thereof, or (ii) regardless of whether or not awards are assumed or substituted (a) provide the grantee with the option to exercise the award as to all or part of the shares, and may provide for an acceleration of vesting of unvested awards, (b) cancel the award and pay in cash, shares of HUB Security, the acquirer or other corporation which is a party to such transaction or other property as determined by the Administrator as fair in the circumstances, or (c) provide that the terms of any award shall be otherwise amended, modified or terminated, as determined by the Administrator to be fair in the circumstances.

2022 Employee Share Purchase Plan
HUB Security intends to adopt, which will become effective upon the closing of the Business Combination, the 2022 Employee Share Purchase Plan (the “ESPP”). The ESPP is comprised of two distinct components: (1) the component intended to qualify for favorable U.S. federal tax treatment under Section 423 of the Code (the “Section 423 Component”) and (2) the component not intended to be tax qualified under Section 423 of the Code to facilitate participation for employees who are not eligible to benefit from favorable U.S. federal tax treatment and, to the extent applicable, to provide flexibility to comply with non U.S. law and other considerations (the “Non Section 423 Component”).
Authorized Shares.   A total of      HUB Security ordinary shares will be available for sale under the ESPP, subject to adjustment as provided for in the ESPP. In addition, on the first day of each fiscal year beginning with HUB Security’s 2024 fiscal year and through its 2033 fiscal year, such pool of HUB Security ordinary shares shall be increased by that number of ordinary shares equal to the lesser of:
•
1% of the outstanding ordinary shares as of the last day of the immediately preceding fiscal year; and

•
such other amount as our board of directors may determine.

In no event will more than      HUB Security ordinary shares be available for issuance under the Section 423 Component.
ESPP Administration.   Unless otherwise determined by HUB Security’s board of directors, the compensation committee of HUB Security’s board of directors (the “Administrator”); will administer the ESPP and will have the authority to interpret the terms of the ESPP and determine eligibility under the ESPP, to impose a mandatory holding period under which employees may not dispose or transfer shares under the ESPP, prescribe, revoke and amend forms, rules and procedures relating to the ESPP, and otherwise exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of HUB Security and its subsidiaries and to carry out the intent that the ESPP be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code for the Section 423 Component.
Eligibility.   Participation in the Section 423 Component may be limited in the terms of any offering to employees of HUB Security and any of its designated subsidiaries (a) who customarily work 20 hours or more per week, (b) whose customary employment is for more than five months per calendar year and (c) who satisfy the procedural enrollment and other requirements set forth in the ESPP. Under the Section 423 Component, designated subsidiaries include any subsidiary (within the meaning of Section 424(f) of the Code) of HUB Security that has been designated by our board of directors or the compensation committee as eligible to participate in the ESPP (and if an entity does not so qualify within the meaning of Section 424(f) of the Code, it shall automatically be deemed to be a designated subsidiary in the Non-Section 423 Component). In addition, with respect to the Non-Section 423 Component, designated subsidiaries may include any corporate or noncorporate entity in which HUB Security has a direct or indirect equity interest or significant business relationship. Under the Section 423 Component, no employee may be granted a purchase right if, immediately after the purchase right is granted, the employee would own (or, under applicable statutory attribution rules, would be deemed to own) shares possessing 5% or more of the total combined voting power or value of all classes of shares and other securities of HUB Security or any of its subsidiaries. In addition, in order to facilitate participation in the ESPP, the compensation committee may provide for such special terms applicable to participants who are citizens or residents of a non-U.S. jurisdiction, or who are employed by a designated subsidiary outside of the U.S., as the compensation committee may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Except as permitted by Section 423 of the Code, with respect to the Section 423 Component, such special terms may not be more favorable than the terms of rights granted under the Section 423 Component to eligible employees who are residents of the United States.
Offering Periods.   The ESPP provides for offering periods, not to exceed 27 months each, during which we will grant rights to purchase HUB Security ordinary shares to our employees. The timing of the offering periods will be determined by the Administrator. The terms and conditions applicable to each offering period will be set forth in an offering document adopted by the Administrator for the particular offering period. The provisions of offerings during separate offering periods under the ESPP need not be identical.
Contributions.   The ESPP will permit participants to purchase HUB Security ordinary shares through contributions (in the form of payroll deductions, or otherwise, to the extent permitted by the Administrator). The percentage of compensation designated by an eligible employee as payroll deductions for participation in an offering may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable offering document (which maximum percentage shall be 20% in the absence of any such specification). A participant may increase or decrease the percentage of compensation designated in his or her subscription agreement, or may suspend his or her payroll deductions, at any time during an offering period; provided, however, that the Administrator may limit the number of changes a participant may make in the applicable offering document. In the absence of any specific designation by the Administrator, a participant may decrease or increase his or her payroll deduction elections one time during each offering period. Amounts contributed and accumulated by the participant will be used to purchase HUB Security ordinary shares at the end of each offering period. Unless otherwise determined by the Administrator, the purchase price of the shares will be 85% of the lower of the fair market value of HUB Security ordinary shares on (i) the first trading day of the offering period or (ii) the last trading day of the offering period (and may not be lower than such amount with respect to the Section 423 Component).
Participants may end their participation at any time during an offering period and will be paid their accrued contributions and such participant’s rights for the offering period shall be automatically terminated, and no further payroll deductions for the purchase of shares shall be made for such offering period. Participation ends automatically upon termination of employment with us.
Non-Transferability.   A participant may not transfer contributions credited to his or her account nor any rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.
Corporate Transactions.   In the event of certain transactions or events such as a consolidation, merger or similar transaction, a sale or transfer of all or substantially all of HUB Security’s assets, or a dissolution or liquidation of HUB Security, with respect to which the Administrator determines that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by HUB Security to be made available under the ESPP or with respect to any outstanding purchase rights under the ESPP, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of shares that may be issued under the ESPP; (b) the class(es) and number of shares and price per share subject to outstanding rights; and (c) the purchase price with respect to any outstanding rights. In addition, in any such situation, the Administrator may, in its discretion, make other adjustments, including:
a.
providing for either (i) termination of any outstanding right in exchange for an amount of cash, or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

b.
providing that the outstanding rights under the ESPP shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the shares of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

c.
making adjustments in the number and type of shares (or other securities or property) subject to outstanding rights under the ESPP and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

d.
providing that participants’ accumulated payroll deductions may be used to purchase shares prior to the next occurring purchase date on such date as the Administrator determines in its sole discretion and the participants’ rights under the ongoing offering period(s) shall be terminated; and

e.
providing that all outstanding rights shall terminate without being exercised.

Amendment; Termination.   The Administrator will have the authority to amend, suspend or terminate the ESPP. The ESPP is not subject to a specific termination date.
Internal Auditor
Under the Companies Law, the board of directors of a public company must appoint an internal auditor based on the recommendation of the audit committee. The role of the internal auditor is, among other things, to review the company’s compliance with applicable law and orderly business procedure. Under the Companies Law, the internal auditor cannot be an interested party, an office holder, or a relative of an interested party or an office holder. Nor may the internal auditor be the company’s independent auditor or its representative. An “interested party” is defined in the Companies Law as (i) a holder of 5% or more of the issued share capital or voting power in a company, (ii) any person or entity who has the right to designate one or more directors or to designate the chief executive officer of the company, or (iii) any person who serves as a director or as chief executive officer of the company. The company will appoint an internal auditor in the period following the closing of the Business Combination, in accordance with applicable law.
Approval of Related Party Transactions under Israeli Law
Fiduciary Duties of Directors and Executive Officers
The Companies Law codifies the fiduciary duties that office holders owe to a company. An office holder is defined in the Companies Law as a general manager, chief business manager, deputy general manager, vice general manager, any other person assuming the responsibilities of any of these positions regardless of such person’s title, a director, and any other manager directly subordinate to the general manager. Each person listed in the table under “Management Following the Business Combination — Management and Board of Directors” is an office holder under the Companies Law.
An office holder’s fiduciary duties consist of a duty of care and a duty of loyalty. The duty of care requires an office holder to act with the level of care with which a reasonable office holder in the same position would act under the same circumstances. The duty of care includes, among other things, a duty to use reasonable means, in light of the circumstances, to obtain:
•
information on the business advisability of a given action brought for the office holder’s approval or performed by virtue of the office holder’s position; and

•
all other important information pertaining to such action.

The duty of loyalty requires an office holder to act in good faith and in the best interests of the Company, and includes, among other things, the duty to:
•
refrain from any act involving a conflict of interest between the performance of the office holder’s duties in the company and the office holder’s other duties or personal affairs;

•
refrain from any activity that is competitive with the business of the company;

•
refrain from exploiting any business opportunity of the company for the purpose of gaining a personal advantage for the office holder or others; and

•
disclose to the company any information or documents relating to the company’s affairs which the office holder received as a result of the office holder’s position.

Under the Companies Law, a company may approve an act, specified above, which would otherwise constitute a breach of the office holder’s duty of loyalty, provided that the office holder acted in good faith, neither the act nor its approval harms the company, and the personal interest of the office holder is disclosed a sufficient time before the approval of such act. Any such approval is subject to the terms of the Companies Law setting forth, among other things, the appropriate bodies of the company required to provide such approval and the methods of obtaining such approval.
Disclosure of Personal Interests of an Office Holder and Approval of Certain Transactions
The Companies Law requires that an office holder promptly disclose to the board of directors any personal interest and all related material information known to such office holder concerning any existing or proposed transaction with the company. A personal interest includes an interest of any person in an act or transaction of a company, including a personal interest of one’s relative or of a corporate body in which such person or a relative of such person is a 5% or greater shareholder, director, or general manager or in which such person has the right to appoint at least one director or the general manager, but excluding a personal interest stemming solely from one’s ownership of shares in the company. A personal interest includes the personal interest of a person for whom the office holder holds a voting proxy or the personal interest of the office holder with respect to the officer holder’s vote on behalf of a person for whom he or she holds a proxy even if such shareholder has no personal interest in the matter.
If it is determined that an office holder has a personal interest in a non-extraordinary transaction (meaning any transaction that is in the ordinary course of business, on market terms or that is not likely to have a material impact on the company’s profitability, assets or liabilities), approval by the board of directors is required for the transaction unless the company’s articles of association provide for a different method of approval. Any such transaction that is adverse to the company’s interests may not be approved by the board of directors.
Approval first by the company’s audit committee and subsequently by the board of directors is required for an extraordinary transaction (meaning any transaction that is not in the ordinary course of business, not on market terms or that is likely to have a material impact on the company’s profitability, assets or liabilities) in which an office holder has a personal interest.
A director and any other office holder who has a personal interest in a transaction which is considered at a meeting of the board of directors or the audit committee may generally (unless it is with respect to a transaction which is not an extraordinary transaction) not be present at such a meeting or vote on that matter unless a majority of the directors or members of the audit committee, as applicable, have a personal interest in the matter. If a majority of the members of the audit committee or the board of directors have a personal interest in the matter, then all of the directors may participate in deliberations of the audit committee or board of directors, as applicable, with respect to such transaction and vote on the approval thereof and, in such case, shareholder approval is also required.
Certain disclosure and approval requirements apply under Israeli law to certain transactions with controlling shareholders, certain transactions in which a controlling shareholder has a personal interest, and certain arrangements regarding the terms of service or employment of a controlling shareholder. For these purposes, a controlling shareholder is any shareholder that has the ability to direct the company’s actions, including any shareholder holding 25% or more of the voting rights if no other shareholder owns more than 50% of the voting rights in the company. Two or more shareholders with a personal interest in the approval of the same transaction are deemed to be one shareholder.
For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management Following the Business Combination — Compensation of Directors and Executive Officers.”
Shareholder Duties
Pursuant to the Companies Law, a shareholder has a duty to act in good faith and in a customary manner toward the company and other shareholders and to refrain from abusing his or her power with respect to the company, including, among other things, in voting at a general meeting and at shareholder class meetings with respect to the following matters:
•
an amendment to the company’s articles of association;

•
an increase of the company’s authorized share capital;

•
a merger; or

•
interested party transactions that require shareholder approval.

In addition, a shareholder has a general duty to refrain from discriminating against other shareholders.
Certain shareholders also have a duty of fairness toward the company. These shareholders include any controlling shareholder, any shareholder who knows that it has the power to determine the outcome of a shareholder vote, and any shareholder who has the power to appoint or to prevent the appointment of an office holder of the company or exercise any other rights available to it under the company’s articles of association with respect to the company. The Companies Law does not define the substance of this duty of fairness, except to state that the remedies generally available upon a breach of contract will also apply in the event of a breach of the duty of fairness.
Exculpation, Insurance and Indemnification of Office Holders
Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care, but only if a provision authorizing such exculpation is included in its articles of association. The HUB Security Articles to be effective upon the closing of the Business Combination, include such a provision. An Israeli company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.
An Israeli company may indemnify an office holder from the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided a provision authorizing such indemnification is contained in its articles of association:
•
a financial liability imposed on him or her in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court;

•
reasonable litigation expenses, including legal fees, incurred by the office holder (1) as a result of an investigation or proceeding instituted against him or her by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and (2) in connection with a monetary sanction. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the above mentioned events and amount or criteria;

•
reasonable litigation expenses, including legal fees, incurred by the office holder or imposed by a court in proceedings instituted against him or her by the company, on its behalf or by a third-party or in connection with criminal proceedings in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent;

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder, or certain compensation payments made to an injured party imposed on an office holder by an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by an office holder in relation to an administrative proceeding instituted against such office holder pursuant to certain provisions of the Israeli Economic Competition Law, 5758-1988.

An Israeli company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:
•
a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

•
a financial liability imposed on the office holder in favor of a third-party;

•
a financial liability imposed on the office holder in favor of a third-party harmed by a breach in an administrative proceeding, pursuant to certain provisions of the Israeli Securities Law; and

•
expenses, including reasonable litigation expenses and legal fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her, pursuant to certain provisions of the Israeli Securities Law.

An Israeli company may not exempt, indemnify or insure an office holder against any of the following:
•
a breach of the duty of loyalty, except with respect to insurance coverage or indemnification, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; or

•
a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification, and insurance of office holders must be approved by the compensation committee and the board of directors (and, with respect to directors and the chief executive officer, by the shareholders). However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders by the same special majority required to approve a compensation policy, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.
The HUB Security Articles to be effective upon the closing of the Business Combination, allow us to exculpate, indemnify, and insure our office holders to the maximum extent permitted by law. Our office holders are currently covered by a directors and officers’ liability insurance policy.
Prior to the completion of the Transactions, we intend to enter into agreements with each of our directors and executive officers exculpating them in advance, to the fullest extent permitted by law, from liability to us for damages caused to us as a result of a breach of duty of care, and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on our activities and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.
The maximum indemnification amount to be set forth in such agreements is limited to an amount equal to the higher of $100 million, 25% of our total shareholders’ equity as reflected in our most recent consolidated financial statements prior to the date on which the indemnity payment is made and 10% of our total market capitalization calculated based on the average closing price of HUB Security ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment (other than indemnification for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering). The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.
In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act, however, is against public policy and therefor unenforceable.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS
Certain Relationships and Related Person Transactions — RNER
Founder Shares
On March 26, 2021, RNER issued an aggregate of 4,312,500 Founder Shares to RNER Initial Stockholders for an aggregate purchase price of $25,000.
The RNER Initial Stockholders have agreed not to transfer, assign or sell any of its Founder Shares until the earlier to occur of: (A) one year after the completion of the Business Combination and (B) subsequent to the Business Combination, if the reported last sale price of RNER’s Common Stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days following the consummation of the Business Combination (except with respect to certain permitted transferees).
Related Party Loans
On March 26, 2021, the Sponsor and executives agreed to loan RNER up to an aggregate total of $975,000 to be used for a portion of the expenses of the RNER IPO. RNER drew upon $975,000 under the promissory notes with the Sponsor and executives on March 26, 2021. These loans are non-interest bearing and were payable at the closing of the RNER IPO. The balance on the notes was outstanding as of September 30, 2021 and on October 7, 2021, the loan was used to purchase 97,500 Private Placement Units at $10.00 per unit.
Related Party Advances
In September 2021, the Sponsor, and RNER’s CEO and CFO advanced $1,537,000 to the Company in preparation for the RNER IPO on October 7, 2021. On October 7, 2021, the advance was used to purchase 153,700 Private Placement Units at $10.00 per unit.
Related Party Advisors
As part of the technology due diligence of the expected merger with HUB, RNER engaged with Northcliffe Cybersecurity Research Ltd (“Northcliffe”) who’s CEO is the brother of RNER’s Chief Executive Officer, Matthew Kearney. RNER’s board approved the engagement of Northcliffe, while Mr. Kearney recused himself from that board vote. The cost of the engagement of Northcliffe was £10,000 (approximately $11,830).
Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, RNER’s founders, officers and directors and their affiliates may, but are not obligated to, loan RNER funds as may be required. If RNER completes the Business Combination, it may repay such loaned amounts out of the proceeds of the Trust Account released to RNER. In the event that the Business Combination does not close, RNER may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from the Trust Account would be used for such repayment. The terms of such loans by RNER’s founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such loans.
Administrative Services Agreement
RNER has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services commencing on the date that RNER securities were first listed on Nasdaq, subject to deferral until consummation of the Business Combination. Upon completion of the Business Combination or its liquidation, RNER will cease paying.

Registration Rights
Concurrently with the execution of the Business Combination Agreement, HUB Security, certain equityholders of RNER and certain equityholders of HUB Security, entered into the Registration Rights Agreement, pursuant to which HUB Security agreed to file a shelf registration statement with respect to the registrable securities defined therein within forty-five (45) calendar days of the Closing Date. Pursuant to the Registration Rights Agreement, certain HUB Security equityholders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to four (4) times in any 12-month period and certain former RNER holders of registrable securities may collectively request to sell all or any portion of their registrable securities in an underwritten offering up to two (2) times in any 12-month period, in each case, so long as the total offering price is reasonably expected to exceed $25,000,000; provided, however, that such HUB Security equityholders and such former RNER holders may not collectively request more than two (2) underwritten shelf takedowns in any 12-month period. HUB Security also agreed to provide customary “piggyback” registration rights. The Registration Rights Agreement also provides that HUB Security will pay certain expenses relating to such registrations and indemnify the shareholders against certain liabilities.
Certain Relationships and Related Person Transactions — HUB Security
Rights of Appointment
HUB Security’s board of directors currently consists of 9 directors. Pursuant to HUB Security’s articles of association as in effect immediately prior to the Business Combination, certain of HUB Security’s shareholders, including related parties, had rights to appoint directors and observers to its board of directors.
All rights to appoint directors and observers will terminate upon the closing of the Business Combination.
Agreements with Officers
Employment Agreements.   HUB Security has entered into employment or consulting agreements with each of its executive officers, and the terms of each individual’s employment or service, as applicable, have been approved by HUB Security’s board of directors. These agreements provide for notice periods of varying duration for termination of the agreement by HUB Security or by the relevant executive officer, during which time the executive officer will continue to receive base salary and benefits. These agreements also contain customary provisions regarding noncompetition, confidentiality of information and assignment of inventions. However, the enforceability of the noncompetition provisions may be limited under applicable law.
Options.   Since HUB Security’s inception, HUB Security has granted options to purchase HUB Security ordinary shares to its executive officers and directors. Such ordinary shares issuable under these options are subject to contractual lock-up agreements with HUB Security or the underwriters.
Exculpation, indemnification, and insurance.   The HUB Security Articles to be effective upon the closing of the Business Combination permit it to exculpate, indemnify and insure certain of its officeholders (as such term is defined under the Companies Law) to the fullest extent permitted by the Companies Law. HUB Security intends to enter into agreements with certain officeholders, exculpating them from a breach of their duty of care to HUB Security to the fullest extent permitted by law and undertaking to indemnify them to the fullest extent permitted by law, subject to certain exceptions, including with respect to liabilities resulting from the closing of the Business Combination to the extent that these liabilities are not covered by insurance.
For a description of the approvals required under Israeli law for compensation arrangements of officers and directors, see “Management Following the Business Combination — Compensation of Directors and Executive Officers.”

CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS
The following discussion is a summary of the material U.S. federal income tax considerations of (i) the Business Combination to U.S. Holders (as defined below) of RNER Common Stock and RNER warrants (collectively “RNER securities”), (ii) the subsequent ownership and disposition of HUB Security ordinary shares and HUB Security warrants received in the Business Combination by U.S. Holders and Non-U.S. Holders (as defined below) of RNER securities, and (iii) the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (as defined below) of RNER Common Stock.
This discussion applies only to the RNER securities, HUB Security ordinary shares and HUB Security warrants, as the case may be, that are held as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment).
The following does not purport to be a complete analysis of all potential tax considerations arising in connection with the Business Combination, the redemptions of RNER Common Stock or the ownership and disposal of HUB Security ordinary shares and HUB Security warrants. The effects and considerations of other U.S. federal tax laws, such as estate and gift tax laws, alternative minimum or Medicare contribution tax consequences and any applicable state, local or non-U.S. tax laws are not discussed.
This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary or proposed), judicial decisions, and published rulings and administrative pronouncements of the IRS, in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect the tax consequences discussed below. Neither RNER nor HUB Security has sought nor will seek any rulings from the IRS regarding the matters discussed below. There can be no assurance the IRS will not take or a court will not sustain a contrary position to that discussed below regarding the U.S. federal income tax consequences discussed below.
This discussion does not address all U.S. federal income tax consequences relevant to a holder’s particular circumstances. In addition, it does not address consequences relevant to holders subject to special rules, including, without limitation:
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banks, insurance companies, and certain other financial institutions;

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regulated investment companies and real estate investment trusts;

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brokers, dealers or traders in securities;

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traders in securities that elect to mark to market;

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tax-exempt organizations or governmental organizations;

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U.S. expatriates and former citizens or long-term residents of the United States;

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persons holding RNER securities or HUB Security ordinary shares and/or HUB Security warrants, as the case may be, as part of a hedge, straddle, constructive sale, or other risk reduction strategy or as part of a conversion transaction or other integrated investment;

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persons subject to special tax accounting rules as a result of any item of gross income with respect to RNER securities or HUB Security ordinary shares and/or HUB Security warrants, as the case may be, being taken into account in an applicable financial statement;

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persons that actually or constructively own 5% or more (by vote or value) of the outstanding RNER Common Stock or, after the Business Combination, the issued HUB Security ordinary shares;

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“controlled foreign corporations,” “passive foreign investment companies,” and corporations that accumulate earnings to avoid U.S. federal income tax;

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S corporations, partnerships or other entities or arrangements treated as partnerships or other flow-through entities for U.S. federal income tax purposes (and investors therein);

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U.S. Holders having a functional currency other than the U.S. dollar;

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persons who hold or received RNER securities or HUB Security ordinary shares and/or HUB Security warrants, as the case may be, pursuant to the exercise of any employee stock option or otherwise as compensation; and

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tax-qualified retirement plans.

In addition, the following does not address all material tax consequences relating to the Put and Call Option Agreement. The holders of RNER shares that are parties to the Put and Call Option Agreement must consult their tax advisors regarding the impact of the Put and Call Option Agreement under the U.S. federal income tax rules.
For purposes of this discussion, a “U.S. Holder” is any beneficial owner of shares of RNER securities and HUB Security ordinary shares and/or HUB Security warrants, as the case may be, that is for U.S. federal income tax purposes:
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an individual who is a citizen or resident of the United States;

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a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized under the laws of the United States, any state thereof, or the District of Columbia;

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an estate, the income of which is subject to U.S. federal income tax regardless of its source; or

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a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

If an entity or arrangement treated as a partnership for U.S. federal income tax purposes holds RNER securities, HUB Security ordinary shares and/or HUB Security warrants, the tax treatment of an owner of such entity will depend on the status of the owners, the activities of the entity or arrangement and certain determinations made at the owner level. Accordingly, entities or arrangements treated as partnerships for U.S. federal income tax purposes and the partners in such partnerships should consult their tax advisors regarding the U.S. federal income tax consequences of the Business Combination and the subsequent ownership and disposition of HUB Security ordinary shares and/or HUB Security warrants to them.
THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT TO HOLDERS OF RNER SECURITIES DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BUSINESS COMBINATION AND THE U.S. FEDERAL INCOME TAX TREATMENT OF OWNING HUB SECURITY ORDINARY SHARES AND HUB SECURITY WARRANTS TO ANY PARTICULAR HOLDER WILL DEPEND ON THE HOLDER’S PARTICULAR TAX CIRCUMSTANCES. YOU ARE URGED TO CONSULT YOUR TAX ADVISOR REGARDING THE U.S. FEDERAL, STATE, AND LOCAL, AND NON-U.S. INCOME AND OTHER TAX CONSEQUENCES TO YOU, IN LIGHT OF YOUR PARTICULAR INVESTMENT OR TAX CIRCUMSTANCES, OF ACQUIRING, HOLDING, AND DISPOSING OF RNER SECURITIES, HUB SECURITY ORDINARY SHARES AND HUB SECURITY WARRANTS.
U.S. Federal Income Tax Treatment of HUB Security
Tax Residence of HUB Security for U.S. Federal Income Tax Purposes
Although HUB Security is incorporated and tax resident in Israel, the IRS may assert that it should be treated as a U.S. corporation (and therefore a U.S. tax resident) for U.S. federal income tax purposes pursuant to Section 7874 of the Code. For U.S. federal income tax purposes, a corporation is generally considered a U.S. “domestic” corporation (or U.S. tax resident) if it is organized in the United States, and a corporation is generally considered a “foreign” corporation (or non-U.S. tax resident) if it is not a U.S. corporation. Because HUB Security is an entity incorporated and tax resident in Israel, it would generally be classified as a foreign corporation (or non-U.S. tax resident) under these rules. Section 7874 of the Code provides an exception under which a foreign incorporated and foreign tax resident entity may, in certain circumstances, be treated as a U.S. corporation for U.S. federal income tax purposes.
Under Section 7874 of the Code, a corporation created or organized outside the United States (i.e., a foreign corporation) will nevertheless be treated as a U.S. corporation for U.S. federal income tax purposes when (i) the foreign corporation directly or indirectly acquires substantially all of the assets held directly or indirectly by a U.S. corporation (including the indirect acquisition of assets of the U.S. corporation by acquiring the outstanding shares of the U.S. corporation), (ii) the shareholders of the acquired U.S. corporation hold, by vote or value, at least 80% (or 60% where HUB Security is tax resident in a jurisdiction other than Israel, which is not expected to be applicable in respect of the Business Combination) of the shares of the foreign acquiring corporation after the acquisition by reason of holding shares in the U.S. acquired corporation (the “Section 7874 Percentage”), and (iii) the foreign corporation’s “expanded affiliated group” does not have substantial business activities in the foreign corporation’s country of tax residency relative to such expanded affiliated group’s worldwide activities (the “Substantial Business Activities Exception”). In order to satisfy the Substantial Business Activities Exception, at least 25% of the employees (by headcount and compensation), real and tangible assets and gross income of the foreign acquiring corporation’s “expanded affiliated group” must be based, located and derived, respectively, in the country in which the foreign acquiring corporation is a tax resident after the acquisition. The Treasury regulations promulgated under Section 7874 of the Code (the “Section 7874 Regulations”) provide for a number of special rules that aggregate multiple acquisitions of U.S. corporations for purposes of Section 7874 of the Code as part of a plan or conducted over a 36-month period. Moreover, certain acquisitions of U.S. corporations over a 36-month period will impact the Section 7874 Percentage, making it more likely that Section 7874 of the Code will apply to a foreign acquiring corporation.
HUB Security will indirectly acquire substantially all of the assets of RNER as a result of the Business Combination. As such, Section 7874 of the Code may apply to cause HUB Security to be treated as a U.S. corporation for U.S. federal income tax purposes following the Business Combination depending on whether the Section 7874 Percentage equals or exceeds 80% or whether the Substantial Business Activities Exception is met.
Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, RNER and HUB Security currently expect that the Section 7874 Percentage of the RNER stockholders in HUB Security should be less than 80% after the Business Combination. Accordingly, HUB Security is not expected to be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code. The calculation of the Section 7874 Percentage is complex and is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by changes in such Treasury regulations with possible retroactive effect) and certain factual uncertainties. Whether the Section 7874 Percentage is less than 80% must be determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. Moreover, former RNER securityholders will be deemed to own an amount of HUB Security ordinary shares for purposes of determining the ownership percentage of former RNER securityholders for purposes of Section 7874 of the Code even if such former RNER securityholders redeemed their shares of RNER Common Stock prior to or in connection with the Business Combination. Accordingly, there can be no assurance that the IRS will not challenge the status of HUB Security as a foreign corporation under Section 7874 of the Code or that such challenge would not be sustained by a court.
If the IRS were to successfully challenge under Section 7874 of Code HUB Security’s status as a foreign corporation for U.S. federal income tax purposes, HUB Security and certain HUB Security shareholders would be subject to significant adverse tax consequences, including a higher effective corporate income tax rate on HUB Security and potential future withholding taxes on distributions to certain HUB Security shareholders, depending on the application of any income tax treaty that might apply to reduce such withholding taxes.
However, even if the Section 7874 Percentage was such that HUB Security were still respected as a foreign corporation under Section 7874 of the Code, HUB Security may be limited in using its equity to engage in future acquisitions of U.S. corporations over a 36-month period following the Business

Combination. If HUB Security were to be treated as acquiring substantially all of the assets of a U.S. corporation within a 36-month period after the Business Combination, the Section 7874 Regulations would exclude certain shares of HUB Security attributable to the Business Combination for purposes of determining the Section 7874 Percentage of that subsequent acquisition, making it more likely that Section 7874 of the Code would apply to such subsequent acquisition.
The remainder of this discussion assumes that HUB Security will not be treated as a U.S. corporation for U.S. federal income tax purposes under Section 7874 of the Code.
Utilization of RNER’s Tax Attributes and Certain Other Adverse Tax Consequences to HUB Security and HUB Security’s Shareholders.
Following the acquisition of a U.S. corporation by a foreign corporation, such as the Business Combination, Section 7874 of the Code can limit the ability of the acquired U.S. corporation and its U.S. affiliates to use U.S. tax attributes (including net operating losses and certain tax credits) to offset U.S. taxable income resulting from certain transactions, as well as result in certain other adverse tax consequences, even if the acquiring foreign corporation is respected as a foreign corporation for purposes of Section 7874 of the Code. Specifically, Section 7874 of the Code can apply in this manner if (i) the foreign corporation acquires, directly or indirectly, substantially all of the properties held directly or indirectly by a U.S. corporation, (ii) after the acquisition, the former shareholders of the acquired U.S. corporation hold at least 60% (by vote or value) but less than 80% (by vote and value) of the shares of the foreign acquiring corporation by reason of holding shares in the acquired U.S. corporation, and (iii) the foreign corporation’s “expanded affiliated group” does not meet the Substantial Business Activities Exception.
Based upon the terms of the Business Combination, the rules for determining share ownership under Section 7874 of the Code and the Section 7874 Regulations, and certain factual assumptions, RNER and HUB Security currently expect that the Section 7874 Percentage should be less than 60% after the Business Combination. Accordingly, the limitations and other rules described above are not expected to apply to HUB Security or Mount Rainier after the Business Combination.
If the Section 7874 Percentage applicable to the Business Combination is at least 60% but less than 80%, HUB Security and certain of HUB Security’s shareholders (including former RNER securityholders) may be subject to adverse tax consequences including, but not limited to, restrictions on the use of tax attributes with respect to “inversion gain” recognized over a 10-year period following the transaction, disqualification of dividends paid from preferential “qualified dividend income” rates and the requirement that any U.S. corporation owned by HUB Security include as “base erosion payments” that may be subject to a minimum U.S. federal income tax any amounts treated as reductions in gross income paid to certain related foreign persons. Furthermore, certain “disqualified individuals” (including officers and directors of a U.S. corporation) may be subject to an excise tax on certain stock-based compensation held thereby at a rate of 20%. Moreover, if it is determined that the Section 7874 Percentage is at least 60% and that HUB Security is tax resident in a jurisdiction other than Israel, HUB Security would be treated as a U.S. corporation under Section 7874 of the Code in the same manner as described above under “— Tax Residence of HUB Security for U.S. Federal Income Tax Purposes.”
The above determination, however, is subject to detailed regulations (the application of which is uncertain in various respects and would be impacted by future changes in such Treasury regulations, with possible retroactive effect) and is subject to certain factual uncertainties. Whether the Section 7874 Percentage is less than 60% must be finally determined after completion of the Business Combination, by which time there could be adverse changes to the relevant facts and circumstances. There can be no assurance that the IRS will not challenge whether HUB Security is subject to the above rules or that such a challenge would not be sustained by a court. If the IRS successfully applied these rules to HUB Security, significant adverse tax consequences would result for HUB Security and for certain HUB Security shareholders, including a higher effective corporate tax rate on HUB Security.
The remainder of this discussion assumes that Section 7874 of the Code and the limitations and other rules described above will not apply to HUB Security or RNER after the Business Combination.

U.S. Holders
U.S. Federal Income Tax Considerations of the Business Combination.
Tax Consequences of the Business Combination Under Section 368(a) of the Code
The U.S. federal income tax consequences of the Business Combination to U.S. Holders of RNER securities will depend, in part, on whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
There are many requirements that must be satisfied for the Business Combination to qualify as a “reorganization” within the meaning of Section 368(a) of the Code, some of which are based upon factual determinations, and the reorganization treatment could be adversely affected by events or actions that occur or are taken after the Business Combination. One such requirement, among others, is that the acquiring corporation continue, either directly or indirectly through certain controlled entities, either a significant line of the acquired corporation’s historic business or use a significant portion of the acquired corporation’s historic business assets in a business, in each case, within the meaning of Treasury Regulations Section 1.368-1(d). However, due to the absence of guidance bearing directly on how the above rules apply in the case of an acquisition of a corporation with no active business and only investment-type assets, such as RNER, we cannot provide any assurance or representation on whether the Business Combination qualifies as a reorganization. In addition, the treatment of the Business Combination as a reorganization would depend on whether sufficient stockholders of RNER exchange their common stock for HUB Security ordinary shares rather than redeem it for cash and the amount of certain transaction expenses paid by RNER in connection with Closing. If a significant number of stockholders of RNER decide to redeem their common stock, and/or RNER uses significant amounts of remaining cash to pay certain transaction expenses in connection with the Business Combination, the “continuity of business enterprise” requirement that is necessary to qualify as a reorganization under Section 368(a) of the Code may not be satisfied and the requirement that RNER retain “substantially all” of its assets to qualify as a reorganization under Section 368(a) of the Code may not be satisfied. In addition, the holders of RNER shares that are parties to the Put and Call Option Agreement may be treated as receiving “other property,” “boot” or a separate class of what is treated as equity for U.S. tax purposes of HUB Security in the Business Combination and this treatment, and the generally uncertain treatment of the Put and Call Option Agreement pursuant to the provisions of Section 368(a) of the Code, raises additional risk that the Business Combination will not qualify as a “reorganization” within the meaning of Section 368(a) of the Code.
If at the Effective Time any requirement for Section 368(a) is not met, and accordingly the Business Combination fails to qualify as a “reorganization”, a U.S. Holder that exchanges its RNER securities pursuant to the Business Combination would recognize gain or loss in an amount equal to the difference, if any, between the fair market value as of the Closing Date of HUB Security ordinary shares and/or HUB Security warrants received by such U.S. Holder in the Business Combination over such U.S. Holder’s tax basis in the corresponding RNER securities surrendered by such U.S. Holder in the Business Combination. Any gain or loss so recognized would generally be long-term capital gain or loss if the U.S. Holder had held the applicable RNER securities for more than one year (or short-term capital gain otherwise). It is unclear, however, whether certain redemption rights (described below) may suspend the running of the applicable holding period for this purpose. Long-term capital gains of non-corporate U.S. Holders (including individuals) currently are eligible for preferential U.S. federal income tax rates. However, the deductibility of capital losses is subject to limitations. A U.S. Holder’s holding period in the HUB Security ordinary shares and/or HUB Security warrants received in the Business Combination, if any, would not include the holding period for the corresponding RNER securities surrendered in exchange therefor. U.S. Holders who hold different blocks of RNER securities (generally, RNER securities purchased or acquired on different dates or at different prices) or who hold both RNER Common Stock and RNER warrants will generally be required to calculate gain or loss separately for each block of corresponding RNER securities and with respect to RNER Common Stock and RNER warrants. Such U.S. Holders should consult their tax advisors to determine how the above rules could apply to them, and the discussion above does not specifically address all the consequences to U.S. Holders who hold different blocks of RNER securities.
Neither RNER nor HUB Security, nor any of their respective advisors or affiliates, makes any representations or provides any assurances regarding the tax treatment of the Business Combination,

including whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code or whether the Business Combination results in gain being recognized by U.S. Holders of RNER securities under Section 367(a) of the Code (as described further below under — “Tax Consequences of the Business Combination Under Section 367(a) of the Code”). Moreover, because of the legal and factual uncertainties described above, we cannot provide guidance on whether the Business Combination qualifies as a “reorganization” within the meaning of Section 368(a) of the Code, and, as a result, no opinion of counsel has been provided, and no ruling from the IRS will be requested, regarding the qualification of the Business Combination as a “reorganization” within the meaning of Section 368(a) of the Code and there can be no assurance that the IRS will not challenge the qualification of the Business Combination as a “reorganization” under Section 368(a) of the Code or that a court would not sustain such a challenge. In particular, due to the absence of guidance bearing directly on whether an acquisition of a corporation with no active business and only investment-type assets, such as RNER, can qualify as a “reorganization” under Section 368(a) of the Code, Loeb & Loeb LLP,counsel to RNER, is not able to render an opinion that the Business Combination will qualify as a “reorganization” under Section 368(a) of the Code. Each holder of RNER securities is urged to consult its tax advisors with respect to the qualification of the Business Combination as a “reorganization” within the meaning of Section 368(a) of the Code and the tax consequences to them if the Business Combination does or does not so qualify.
Tax Consequences of the Business Combination Under Section 367(a) of the Code
Section 367(a) of the Code and the applicable Treasury Regulations promulgated thereunder provide that, where a U.S. person exchanges stock or securities in a U.S. corporation for stock or securities in a non-U.S. (“foreign”) corporation in a transaction that qualifies as a reorganization under Code Section 368(a), the U.S. person is required to recognize any gain, but not loss, realized on such exchange unless certain additional requirements are met. In general, for the Business Combination to meet these additional requirements, certain reporting requirements must be satisfied and (i) no more than 50% of both the total voting power and the total value of the stock of the transferee foreign corporation is received, in the aggregate, by the “U.S. transferors” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) in the transaction; (ii) no more than 50% of each of the total voting power and the total value of the stock of the transferee foreign corporation is owned, in the aggregate, immediately after the transaction by “U.S. persons” (as defined in the Treasury Regulations) that are either officers or directors or “five-percent target shareholders” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of the transferred U.S. corporation; and (iii) the “active trade or business test” as defined in Treasury Regulations Section 1.367(a)-3(c)(3) must be satisfied. There are significant factual and legal uncertainties concerning the determination of whether these requirements will be satisfied in the case of the Business Combination. If the Business Combination meets the requirements of Section 368(a) of the Code, it is intended that the Business Combination not result in gain recognition by a U.S. Holder exchanging RNER securities for HUB Security ordinary shares and HUB Security Warrants pursuant to Section 367(a) of the Code so long as all of the requirements above are satisfied and either (A) the U.S. Holder is not a “five-percent transferee shareholder” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation (by total voting power or by total value) or (B) the U.S. Holder is a “five-percent transferee shareholder” (as defined in the Treasury Regulations and computed taking into account direct, indirect and constructive ownership) of the transferee foreign corporation and enters into a “gain recognition agreement” with respect to the transferred RNER securities. All U.S. Holders that will own 5% or more of either the total voting power or the total value of the outstanding shares of HUB Security after the Business Combination (taking into account, for this purpose, ownership of HUB Security ordinary shares, and any HUB Security ordinary shares not acquired in connection with the Business Combination) may want to enter into a valid “gain recognition agreement” under applicable Treasury Regulations. The rules dealing with Section 367(a) of the Code discussed above are very complex and are affected by various factors in addition to those described above. Accordingly, U.S. Holders are strongly urged to consult their tax advisor concerning the application of these rules to the Business Combination under their particular circumstances, including whether the U.S. Holder will be a five-percent transferee shareholder and the possibility of entering into a “gain recognition agreement” under applicable Treasury Regulations.
Whether the requirements described above are met will depend on facts existing at the Effective Time, and the closing of the Business Combination is not conditioned upon the receipt of an opinion of counsel or ruling from the IRS that the Business Combination will not result in gain being recognized by U.S. Holders of RNER securities under Section 367(a) of the Code. In addition, no assurance can be given that the IRS will not challenge that the relevant requirements under Section 367(a) of the Code and the Treasury regulations promulgated thereunder have been met with respect to the Business Combination, or that a court would not sustain such a challenge.
If the Business Combination qualifies as a “reorganization” under Section 368(a) of the Code and is taxable because one or more of the requirements under Section 367(a) of the Code as described above are not satisfied, a U.S. Holder exchanging RNER securities in the Business Combination would recognize gain (but not loss) in an amount equal to the excess, if any, of the fair market value as of the Closing Date of the HUB Security ordinary shares (and, if such U.S. Holder’s RNER warrants convert to HUB Security warrants, the fair market value of the HUB Security warrants) received by such U.S. Holder in the Business Combination over such U.S. Holder’s tax basis in the RNER Common Stock (and RNER warrants, if any) surrendered by such U.S. Holder in the Business Combination. Any gain so recognized would generally be long-term capital gain if the U.S. Holder had held the RNER Common Stock (and RNER warrants, if any) for more than one year at the Closing Date (or short-term capital gain otherwise). It is unclear, however, whether certain redemption rights (described below) may suspend the running of the applicable holding period for this purpose. Long-term capital gain of non-corporate U.S. Holders (including individuals) currently is eligible for preferential U.S. federal income tax rates. A U.S. Holder’s holding period in the HUB Security ordinary shares received in the Business Combination, if any, would not include the holding period for the RNER Common Stock (and RNER warrants, if any) surrendered in exchange therefor. U.S. Holders who hold different blocks of RNER securities (generally, RNER securities purchased or acquired on different dates or at different prices) or who hold both RNER Common Stock and RNER warrants will generally be required to calculate gain or loss separately for each block of corresponding RNER securities and with respect to RNER Common Stock and RNER warrants. Such U.S. Holders should consult their tax advisors to determine how the above rules could apply to them, and the discussion above does not specifically address all the consequences to U.S. Holders who hold different blocks of RNER securities.
Consequences to U.S. Holders Exchanging RNER Securities for HUB Security Ordinary Shares and/or HUB Security Warrants if the Business Combination Qualifies under Code Section 368(a) and is Not Taxable under Code Section 367(a)
If the Business Combination qualifies as a reorganization under Section 368(a) of the Code and is not taxable under Section 367(a) of the Code, a U.S. Holder generally should not recognize gain or loss if, pursuant to the Business Combination, the U.S. Holder either (i) exchanges only RNER Common Stock (but not RNER warrants) for HUB Security ordinary shares, (ii) exchanges RNER warrants for HUB Security warrants, or (iii) both exchanges RNER Common Stock for HUB Security ordinary shares and exchanges its RNER warrants for HUB Security warrants.
In such a case, the aggregate tax basis of the HUB Security ordinary shares received by a U.S. Holder in the Business Combination should be equal to the aggregate adjusted tax basis of the RNER Common Stock surrendered in exchange therefor. The tax basis in a HUB Security warrant received by a U.S. Holder in the Business Combination should be equal to the adjusted tax basis of a RNER warrant exchanged therefor. The holding period of the HUB Security ordinary shares and/or HUB Security warrants received by a U.S. Holder in the Business Combination should include the period during which the RNER Common Stock and/or warrants exchanged therefor were held by such U.S. Holder.
Consequences to U.S. Holders Exercising Redemption Rights with Respect to RNER Common Stock
In the event that a U.S. Holder elects to redeem its shares of RNER Common Stock for cash, the treatment of such redemption for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of stock under Section 302 of the Code. If the redemption qualifies as a sale or exchange of RNER Common Stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in RNER Common Stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for RNER Common Stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. It is unclear, however, whether the redemption rights with respect to RNER Common Stock have suspended the applicable holding period for this purpose. The deductibility of capital losses is subject to limitations.
If the redemption does not qualify as a sale or exchange of RNER Common Stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from RNER’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in RNER Common Stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the ordinary shares. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the applicable capital gains rate. However, it is unclear whether the redemption rights with respect to RNER Common Stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.
Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of RNER Common Stock treated as held by the U.S. Holder relative to all of the shares of RNER Common Stock outstanding, both before and after the redemption. The redemption of RNER Common Stock generally will be treated as a sale or exchange of RNER Common Stock (rather than as a corporate distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in RNER, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests (determined immediately after the Business Combination) are explained more fully below.
In determining whether any of the foregoing tests are satisfied, a U.S. Holder generally should take into account not only RNER Common Stock actually owned by such U.S. Holder, but also RNER Common Stock constructively owned by it. A U.S. Holder may constructively own, in addition to shares owned directly, shares owned by certain related individuals and entities in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any shares the U.S. Holder has a right to acquire by exercise of an option, which would generally include RNER Common Stock which could be directly or constructively acquired pursuant to the exercise of RNER warrants.
There will be a complete termination of a U.S. Holder’s interest if either (i) all of the RNER Common Stock actually and constructively owned by the U.S. Holder is redeemed or (ii) all of the RNER Common Stock actually owned by the U.S. Holder is redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules set forth in the Code and Treasury Regulations, the attribution of shares owned by certain family members and the U.S. Holder does not constructively own any other shares. In order to meet the “substantially disproportionate” test, the percentage of outstanding voting stock actually or constructively owned by a U.S. Holder immediately following the redemption generally must be less than 80% of the voting stock actually or constructively owned by such U.S. Holder immediately prior to the redemption. The redemption of the RNER Common Stock will not be essentially equivalent to a dividend if a U.S. Holder’s redemption results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in RNER. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in RNER will depend on such U.S. Holder’s particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority shareholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” U.S. Holders should consult with their own tax advisors as to the tax consequences of a redemption.
If none of the foregoing tests is satisfied, then the redemption will be treated as a corporate distribution. After the application of the rules regarding corporate distributions described above, any remaining tax basis of the U.S. Holder in the redeemed shares of RNER Common Stock will be added to the U.S. Holder’s adjusted tax basis in its remaining RNER Common Stock, or possibly in other RNER Common Stock constructively owned by it.
Distributions on HUB Security Ordinary Shares
If HUB Security makes distributions of cash or property on the HUB Security ordinary shares, such distributions will be treated for U.S. federal income tax purposes first as a dividend to the extent of HUB Security’s current and accumulated earnings and profits (as determined for U.S. federal income tax purposes), and then as a tax-free return of capital to the extent of the U.S. Holder’s tax basis, with any excess treated as capital gain from the sale or exchange of the shares. HUB Security does not intend to provide calculations of its earnings and profits under U.S. federal income tax principles. If HUB Security does not provide calculations of its earnings and profits under U.S. federal income tax principles, a U.S. Holder should expect all cash distributions to be reported as dividends for U.S. federal income tax purposes. Any dividend will not be eligible for the dividends received deduction allowed to corporations in respect of dividends received from U.S. corporations.
Subject to the discussions above under “— Utilization of RNER’s Tax Attributes and Certain Other Adverse Tax Consequences to HUB Security and HUB Security’s Shareholders” and below under “— Passive Foreign Investment Company Rules,” dividends received by certain non-corporate U.S. Holders (including individuals) may be “qualified dividend income,” which is taxed at the lower applicable capital gains rate, provided that:
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either (a) the shares are readily tradable on an established securities market in the United States, or (b) HUB Security is eligible for the benefits of a qualifying income tax treaty with the United States that includes an exchange of information program;

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HUB Security is neither a PFIC (as discussed below under below under “— Passive Foreign Investment Company Rules”) nor treated as such with respect to the U.S. Holder for HUB Security’s taxable year in which the dividend is paid or the preceding taxable year;

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the U.S. Holder satisfies certain holding period requirements; and

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the U.S. Holder is not under an obligation to make related payments with respect to positions in substantially similar or related property.

There can be no assurances that HUB Security will be eligible for benefits of an applicable comprehensive income tax treaty between the United States and Israel. In addition, there also can be no assurance that HUB Security ordinary shares will be considered “readily tradable” on an established securities market in the United States in accordance with applicable legal authorities. Furthermore, HUB Security will not constitute a “qualified foreign corporation” for purposes of these rules if it is a PFIC for the taxable year in which it pays a dividend or for the preceding taxable year. See “— Passive Foreign Investment Company Rules.” U.S. Holders should consult their own tax advisors regarding the availability of the lower rate for dividends paid with respect to HUB Security ordinary shares. Subject to certain exceptions, dividends on HUB Security ordinary shares generally will constitute foreign source income for foreign tax credit limitation purposes. If such dividends are qualified dividend income (as discussed above), the amount of the dividend taken into account for purposes of calculating the foreign tax credit limitation will be limited to the gross amount of the dividend, multiplied by a fraction, the numerator of which is the reduced rate applicable to qualified dividend income and the denominator of which is the highest rate of tax normally applicable to dividends. The limitation on foreign taxes eligible for credit is calculated separately with respect to specific classes of income. For this purpose, dividends distributed by HUB Security with respect to the HUB Security ordinary shares generally will constitute “passive category income” but could, in the case of certain U.S. Holders, constitute “general category income.”
Sale, Exchange, Redemption or Other Taxable Disposition of HUB Security Ordinary Shares and HUB Security Warrants.
Subject to the discussion below under “— Passive Foreign Investment Company Rules,” a U.S. Holder generally will recognize gain or loss on any sale, exchange, redemption or other taxable disposition of HUB

Security ordinary shares or HUB Security warrants in an amount equal to the difference between (i) the amount realized on the disposition and (ii) such U.S. Holder’s adjusted tax basis in such HUB Security ordinary shares and/or HUB Security warrants. Any gain or loss recognized by a U.S. Holder on a taxable disposition of HUB Security ordinary shares or HUB Security warrants generally will be capital gain or loss. A non-corporate U.S. Holder, including an individual, who has held the HUB Security ordinary shares and/or HUB Security warrants for more than one year generally will be eligible for reduced tax rates for such long-term capital gains. The deductibility of capital losses is subject to limitations.
Any such gain or loss recognized generally will be treated as U.S. source gain or loss. Accordingly, in the event any Israeli tax (including withholding tax) is imposed upon such sale or other disposition, a U.S. Holder may not be able to utilize foreign tax credits unless such U.S. Holder has foreign source income or gain in the same category from other sources. There may be other limitations on utilizing foreign tax credits even if a U.S. Holder has foreign source income or gain in the same category from other sources. U.S. Holders are urged to consult their own tax advisor regarding the ability to claim a foreign tax credit to such U.S. Holder’s particular circumstances.
Exercise or Lapse of a HUB Security Warrant
Except as discussed below with respect to the cashless exercise of a HUB Security warrant, a U.S. Holder generally will not recognize gain or loss upon the acquisition of a HUB Security ordinary share on the exercise of a HUB Security warrant for cash. A U.S. Holder’s tax basis in HUB Security ordinary shares received upon exercise of the HUB Security warrant generally should be an amount equal to the sum of the U.S. Holder’s tax basis in the HUB Security warrant received therefor and the exercise price. The U.S. Holder’s holding period for a HUB Security ordinary share received upon exercise of the HUB Security warrant will begin on the date following the date of exercise (or possibly the date of exercise) of the HUB Security warrant and will not include the period during which the U.S. Holder held the HUB Security warrant. If a HUB Security warrant is allowed to lapse unexercised, a U.S. Holder that has otherwise received no proceeds with respect to such HUB Security warrant generally will recognize a capital loss equal to such U.S. Holder’s tax basis in the HUB Security warrant.
The tax consequences of a cashless exercise of a HUB Security warrant are not clear under current U.S. federal income tax law. A cashless exercise may be tax-deferred, either because the exercise is not a realization event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either situation, a U.S. Holder’s basis in the HUB Security ordinary shares received would equal the U.S. Holder’s basis in the HUB Security warrants exercised therefor. If the cashless exercise is not treated as a realization event, a U.S. Holder’s holding period in the HUB Security ordinary shares would be treated as commencing on the date following the date of exercise (or possibly the date of exercise) of the HUB Security warrants. If the cashless exercise were treated as a recapitalization, the holding period of the HUB Security ordinary shares would include the holding period of the HUB Security warrants exercised therefor.
It is also possible that a cashless exercise of a HUB Security warrant could be treated in part as a taxable exchange in which gain or loss would be recognized in the manner set forth above under “— Sale, Exchange, Redemption or Other Taxable Disposition of HUB Security Ordinary Shares and HUB Security Warrants.” In such event, a U.S. Holder could be deemed to have surrendered warrants equal to the number of HUB Security ordinary shares having an aggregate fair market value equal to the exercise price for the total number of warrants to be exercised. The U.S. Holder would recognize capital gain or loss in an amount generally equal to the difference between (i) the fair market value of the HUB Security warrants deemed surrendered and (ii) the U.S. Holder’s tax basis in such HUB Security warrants deemed surrendered. In this case, a U.S. Holder’s tax basis in the HUB Security ordinary shares received would equal the sum of (i) U.S. Holder’s tax basis in the HUB Security warrants deemed exercised and (ii) the exercise price of such HUB Security warrants. A U.S. Holder’s holding period for the HUB Security ordinary shares received in such case generally would commence on the date following the date of exercise (or possibly the date of exercise) of the HUB Security warrants.
Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise of warrants, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. Holders should consult their own tax advisors regarding the tax consequences of a cashless exercise of HUB Security warrants.
Possible Constructive Distributions
The terms of each HUB Security warrant provide for an adjustment to the number of HUB Security ordinary shares for which the HUB Security warrant may be exercised or to the exercise price of the HUB Security warrant in certain events, as discussed under “Description of HUB Security warrants.” An adjustment which has the effect of preventing dilution generally is not taxable. A U.S. Holder of a HUB Security warrant would, however, be treated as receiving a constructive distribution from HUB Security if, for example, the adjustment increases the holder’s proportionate interest in HUB Security’s assets or earnings and profits (for instance, through an increase in the number of HUB Security ordinary shares that would be obtained upon exercise of such warrant) as a result of a distribution of cash or other property such as other securities to the holders of the HUB Security ordinary shares which is taxable to the U.S. Holders of such shares as described under “— Distributions on HUB Security ordinary shares” above. Such constructive distribution would be subject to tax as described under that section in the same manner as if the U.S. Holder of such HUB Security warrant received a cash distribution from HUB Security equal to the fair market value of such increased interest.
Passive Foreign Investment Company Rules
The treatment of U.S. Holders of the HUB Security ordinary shares could be materially different from that described above, if HUB Security is treated as a PFIC for U.S. federal income tax purposes. A non-U.S. entity treated as a corporation for U.S. federal income tax purposes generally will be a PFIC for U.S. federal income tax purposes for any taxable year if either:
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at least 75% of its gross income for such year is passive income; or

•
at least 50% of the value of its assets (generally based on an average of the quarterly values of the assets) during such year is attributable to assets that produce passive income or are held for the production of passive income.

For this purpose, HUB Security will be treated as owning its proportionate share of the assets and earning its proportionate share of the income of any other entity treated as a corporation for U.S. federal income tax purposes in which HUB Security owns, directly or indirectly, 25% or more (by value) of the stock.
Based on the current and anticipated composition of the income, assets and operations of HUB Security and its subsidiaries, HUB Security does not believe it will be treated as a PFIC for the taxable year that includes the Business Combination. However, there can be no assurances in this regard, nor can there be any assurances that HUB Security will not be treated as a PFIC in any future taxable year. Moreover, the application of the PFIC rules is subject to uncertainty in several respects, and HUB Security can make no assurances that the IRS will not take a contrary position or that a court will not sustain such a challenge by the IRS.
Whether HUB Security or any of its subsidiaries is treated as a PFIC is determined on an annual basis. The determination of whether HUB Security or any of its subsidiaries is a PFIC is a factual determination that depends on, among other things, the composition of HUB Security’s income and assets, and the market value of its and its subsidiaries’ shares and assets. Changes in the composition of HUB Security’s or any of its subsidiaries’ income or composition of HUB Security’s or any of its subsidiaries’ assets may cause it to be or become a PFIC for the current or subsequent taxable years. Under the PFIC rules, if HUB Security were considered a PFIC at any time that a U.S. Holder owns HUB Security ordinary shares or HUB Security warrants, HUB Security would continue to be treated as a PFIC with respect to such investment unless (i) it ceased to be a PFIC and (ii) the U.S. Holder made a “deemed sale” election under the PFIC rules. If such election is made, a U.S. Holder will be deemed to have sold its HUB Security ordinary shares or HUB Security warrants at their fair market value on the last day of the last taxable year in which HUB Security is classified as a PFIC, and any gain from such deemed sale would be subject to the consequences described below. After the deemed sale election, the HUB Security ordinary shares or HUB Security warrants with respect to which the deemed sale election was made will not be treated as shares in a PFIC unless HUB Security subsequently becomes a PFIC.

For each taxable year that HUB Security is treated as a PFIC with respect to a U.S. Holder’s HUB Security ordinary shares or HUB Security warrants, the U.S. Holder will be subject to special tax rules with respect to any “excess distribution” (as defined below) received and any gain realized from a sale or disposition (including a pledge) of its HUB Security ordinary shares (collectively the “Excess Distribution Rules”), unless the U.S. Holder makes a valid QEF election or mark-to-market election as discussed below. Distributions received by a U.S. Holder in a taxable year that are greater than 125% of the average annual distributions received during the shorter of the three preceding taxable years or the U.S. Holder’s holding period for the HUB Security ordinary shares will be treated as excess distributions. Under these special tax rules:
•
the excess distribution or gain will be allocated ratably over the U.S. Holder’s holding period for the HUB Security ordinary shares;

•
the amount allocated to the current taxable year, and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which HUB Security is a PFIC, will be treated as ordinary income; and

•
the amount allocated to each other taxable year will be subject to the highest tax rate in effect for individuals or corporations, as applicable, for each such year and the interest charge generally applicable to underpayments of tax will be imposed on the resulting tax attributable to each such year.

Under the Excess Distribution Rules, the tax liability for amounts allocated to taxable years prior to the year of disposition or excess distribution cannot be offset by any net operating losses, and gains (but not losses) realized on the sale of the HUB Security ordinary shares or HUB Security warrants cannot be treated as capital gains, even though the U.S. Holder holds the HUB Security ordinary shares or HUB Security warrants as capital assets.
Certain of the PFIC rules may impact U.S. Holders with respect to equity interests in subsidiaries and other entities which HUB Security may hold, directly or indirectly, that are PFICs (collectively, “Lower-Tier PFICs”). There can be no assurance, however, that HUB Security does not own, or will not in the future acquire, an interest in a subsidiary or other entity that is or would be treated as a Lower-Tier PFIC. U.S. Holders should consult their own tax advisors regarding the application of the PFIC rules to any of HUB Security’s subsidiaries.
If HUB Security is a PFIC, a U.S. Holder of HUB Security ordinary shares (but not HUB Security warrants) may avoid taxation under the Excess Distribution Rules described above by making a “qualified electing fund” (“QEF”) election. However, a U.S. Holder may make a QEF election with respect to its HUB Security ordinary shares only if HUB Security provides U.S. Holders on an annual basis with certain financial information specified under applicable U.S. Treasury regulations. There can be no assurance that HUB Security will have timely knowledge of its status as a PFIC in the future or that HUB Security will timely provide U.S. Holders with the required information on an annual basis to allow U.S. Holders to make a QEF election with respect to the HUB Security ordinary shares in the event HUB Security is treated as a PFIC for any taxable year. The failure to provide such information on an annual basis could prevent a U.S. Holder from making a QEF election or result in the invalidation or termination of a U.S. Holder’s prior QEF election. In addition, U.S. Holders of HUB Security warrants will not be able to make a QEF election with respect to their warrants.
In the event HUB Security is a PFIC, a U.S. Holder that makes a QEF election with respect to its HUB Security ordinary shares would generally be required to include in income for each year that HUB Security is treated as a PFIC the U.S. Holder’s pro rata share of HUB Security’s ordinary earnings for the year (which would be subject to tax as ordinary income) and net capital gains for the year (which would be subject to tax at the rates applicable to long-term capital gains), without regard to the amount of any distributions made in respect of the HUB Security ordinary shares. Any net deficits or net capital losses of HUB Security for a taxable year would not be passed through and included on the tax return of the U.S. Holder, however. A U.S. Holder’s basis in the HUB Security ordinary shares would be increased by the amount of income inclusions under the qualified electing fund rules. Dividends actually paid on the HUB Security ordinary shares generally would not be subject to U.S. federal income tax to the extent of prior income inclusions and would reduce the U.S. Holder’s basis in the HUB Security ordinary shares by a corresponding amount.

If HUB Security owns any interests in a Lower-Tier PFIC, a U.S. Holder generally must make a separate QEF election for each Lower-Tier PFIC, subject to HUB Security’s providing the relevant tax information for each Lower-Tier PFIC on an annual basis.
If a U.S. Holder does not make a QEF election (or a mark-to-market election, as discussed below) effective from the first taxable year of a U.S. Holder’s holding period for the HUB Security ordinary shares in which HUB Security is a PFIC, then the HUB Security ordinary shares will generally continue to be treated as an interest in a PFIC, and the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a QEF election in a later year may avoid the continued application of the Excess Distribution Rules to its HUB Security ordinary shares by making a “deemed sale” election. In that case, the U.S. Holder will be deemed to have sold the HUB Security ordinary shares at their fair market value on the first day of the taxable year in which the QEF election becomes effective, and any gain from such deemed sale would be subject to the Excess Distribution Rules described above. A U.S. Holder that is eligible to make a QEF election with respect to its HUB Security ordinary shares generally may do so by providing the appropriate information to the IRS in the U.S. Holder’s timely filed tax return for the year in which the election becomes effective.
U.S. Holders should consult their own tax advisors as to the availability and desirability of a QEF election.
Alternatively, a U.S. Holder of “marketable stock” (as defined below) may make a mark-to-market election for its HUB Security ordinary shares to elect out of the Excess Distribution Rules discussed above if HUB Security is treated as a PFIC. If a U.S. Holder makes a mark-to-market election with respect to its HUB Security ordinary shares, such U.S. Holder will include in income for each year that HUB Security is treated as a PFIC with respect to such HUB Security ordinary shares an amount equal to the excess, if any, of the fair market value of the HUB Security ordinary shares as of the close of the U.S. Holder’s taxable year over the adjusted basis in the HUB Security ordinary shares. A U.S. Holder will be allowed a deduction for the excess, if any, of the adjusted basis of the HUB Security ordinary shares over their fair market value as of the close of the taxable year. However, deductions will be allowed only to the extent of any net mark-to-market gains on the HUB Security ordinary shares included in the U.S. Holder’s income for prior taxable years. Amounts included in income under a mark-to-market election, as well as gain on the actual sale or other disposition of the HUB Security ordinary shares, will be treated as ordinary income. Ordinary loss treatment will also apply to the deductible portion of any mark-to-market loss on the HUB Security ordinary shares, as well as to any loss realized on the actual sale or disposition of the HUB Security ordinary shares, to the extent the amount of such loss does not exceed the net mark-to-market gains for such HUB Security ordinary shares previously included in income. A U.S. Holder’s basis in the HUB Security ordinary shares will be adjusted to reflect any mark-to-market income or loss. If a U.S. Holder makes a mark-to-market election, any distributions HUB Security makes would generally be subject to the rules discussed above under “— Distributions on HUB Security ordinary shares,” except the lower rates applicable to qualified dividend income would not apply. U.S. Holders of HUB Security warrants will not be able to make a mark-to-market election with respect to their HUB Security warrants.
The mark-to-market election is available only for “marketable stock,” which is stock that is regularly traded on a qualified exchange or other market, as defined in applicable U.S. Treasury regulations. The HUB Security ordinary shares, which are expected to be listed on Nasdaq, are expected to qualify as marketable stock for purposes of the PFIC rules, but there can be no assurance that HUB Security ordinary shares will be “regularly traded” for purposes of these rules. Because a mark-to-market election cannot be made for equity interests in any Lower-Tier PFICs, a U.S. Holder that does not make the applicable QEF elections generally will continue to be subject to the Excess Distribution Rules with respect to its indirect interest in any Lower-Tier PFICs as described above, even if a mark-to-market election is made for HUB Security.
If a U.S. Holder does not make a mark-to-market election (or a QEF election, as discussed above) effective from the first taxable year of a U.S. Holder’s holding period for the HUB Security ordinary shares in which HUB Security is a PFIC, then the U.S. Holder generally will remain subject to the Excess Distribution Rules. A U.S. Holder that first makes a mark-to-market election with respect to the HUB Security ordinary shares in a later year will continue to be subject to the Excess Distribution Rules during the taxable year for which the mark-to-market election becomes effective, including with respect to any mark-to-market gain recognized at the end of that year. In subsequent years for which a valid mark-to-mark election remains in effect, the Excess Distribution Rules generally will not apply. A U.S. Holder that is eligible to make a mark-to-market with respect to its HUB Security ordinary shares may do so by providing the appropriate information on IRS Form 8621 and timely filing that form with the U.S. Holder’s tax return for the year in which the election becomes effective. U.S. Holders should consult their own tax advisors as to the availability and desirability of a mark-to-market election, as well as the impact of such election on interests in any Lower-Tier PFICs.
A U.S. Holder of a PFIC may be required to file an IRS Form 8621 on an annual basis. U.S. Holders should consult their own tax advisors regarding any reporting requirements that may apply to them if HUB Security is a PFIC.
U.S. Holders are strongly encouraged to consult their tax advisors regarding the application of the PFIC rules to their particular circumstances.
Non-U.S. Holders
The section applies to Non-U.S. Holders of HUB Security ordinary shares and HUB Security warrants. For purposes of this discussion, a Non-U.S. Holder means a beneficial owner (other than a partnership or an entity or arrangement so characterized for U.S. federal income tax purposes) of HUB Security ordinary shares or HUB Security warrants that is not a U.S. Holder, including:
•
a nonresident alien individual, other than certain former citizens and residents of the United States;

•
a foreign corporation; or

•
a foreign estate or trust.

Non-U.S. Holders Exercising Redemption Rights with Respect to RNER Common Stock
The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s RNER Common Stock generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s RNER Common Stock, as described above under “— U.S. Holders Exercising Redemption Rights with Respect to RNER Common Stock.” As discussed, the redemption of RNER Common Stock generally will be treated as a sale of stock under Section 302 of the Code (rather than a distribution) if the redemption (i) results in a “complete termination” of the U.S. Holder’s interest in RNER, (ii) is “substantially disproportionate” with respect to the U.S. Holder or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. If treated as a sale, any redeeming Non-U.S. Holder will generally not be subject to U.S. federal income tax on any gain recognized as a result of the redemption or be able to utilize a loss in computing such Non-U.S. Holder’s U.S. federal income tax liability unless one of the exceptions described below under “— U.S. Federal Income Tax Consequences of the Ownership and Disposition of HUB Security Ordinary Shares and HUB Security Warrants to Non-U.S. Holders” applies in respect of gain from the disposition of RNER Common Stock. Moreover, redeeming Non-U.S. Holders may be subject to U.S. federal income tax on any gain recognized as a result of the redemption if RNER Common Stock constitutes a U.S. real property interest by reason of RNER’s status as a U.S. real property holding corporation for U.S. federal income tax purposes. RNER believes that it is not and has not been at any time since its formation a U.S. real property holding corporation.
Due to the possibility of the redemption being treated as a distribution, which then may be subject to U.S. withholding at 30%, if a Non-U.S. Holder receives cash in redemption for RNER Common Stock, Non-U.S. Holders should expect that the cash proceeds generally is subject to withholding at the rate of 30% (unless otherwise reduced by an applicable income tax treaty) unless certain escrow procedures have been applied by an intermediary that is a U.S. financial institution.
U.S. Federal Income Tax Consequences of the Ownership and Disposition of HUB Security Ordinary Shares and HUB Security Warrants to Non-U.S. Holders
Any (i) distributions of cash or property paid to a Non-U.S. Holders in respect of HUB Security ordinary shares or (ii) gain realized upon the sale or other taxable disposition of HUB Security ordinary shares and/or HUB Security warrants generally will not be subject to U.S. federal income taxation unless:

•
the gain or distribution is effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, the Non-U.S. Holder maintains a permanent establishment in the United States to which such gain is attributable); or

•
in the case of any gain, the Non-U.S. Holder is a nonresident alien individual present in the United States for 183 days or more during the taxable year of the disposition and certain other requirements are met.

Gain or distributions described in the first bullet point above generally will be subject to U.S. federal income tax on a net income basis at the regular rates. A Non-U.S. Holder that is a corporation also may be subject to a branch profits tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty) on such effectively connected gain, as adjusted for certain items.
Gain described in the second bullet point above will be subject to U.S. federal income tax at a rate of 30% (or such lower rate specified by an applicable income tax treaty), which may be offset by U.S. source capital losses of the Non-U.S. Holder (even though the individual is not considered a resident of the United States), provided the Non-U.S. Holder has timely filed U.S. federal income tax returns with respect to such losses.
The U.S. federal income tax treatment of a Non-U.S. Holder’s exercise of a HUB Security warrant, or the lapse of a HUB Security warrant held by a Non-U.S. Holder, generally will correspond to the U.S. federal income tax treatment of the exercise or lapse of a warrant by a U.S. Holder, as described under “— U.S. Holders — Exercise or Lapse of a HUB Security Warrant,” above, although to the extent a cashless exercise or lapse results in a taxable exchange, the consequences would be similar to those described in the preceding paragraphs above for a Non-U.S. Holder’s gain on the sale or other disposition of the HUB Security ordinary shares and HUB Security warrants.
Non-U.S. Holders should consult their own tax advisors regarding potentially applicable income tax treaties that may provide for different rules.
Information Reporting and Backup Withholding
Information reporting requirements may apply to cash received in redemption of RNER Common Stock, dividends received by U.S. Holders of HUB Security ordinary shares, and the proceeds received on sale or other taxable the disposition of HUB Security ordinary shares or HUB Security warrants effected within the United States (and, in certain cases, outside the United States), in each case other than U.S. Holders that are exempt recipients (such as corporations). Backup withholding (currently at a rate of 24%) may apply to such amounts if the U.S. Holder fails to provide an accurate taxpayer identification number (generally on an IRS Form W-9 provided to the paying agent of the U.S. Holder’s broker) or is otherwise subject to backup withholding. Any redemptions treated as dividend payments with respect to RNER Common Stock and HUB Security ordinary shares and proceeds from the sale, exchange, redemption or other disposition of HUB Security ordinary shares or HUB Security warrants may be subject to information reporting to the IRS and possible U.S. backup withholding. U.S. Holders should consult their own tax advisors regarding the application of the U.S. information reporting and backup withholding rules.
Information returns may be filed with the IRS in connection with, and Non-U.S. Holders may be subject to backup withholding on amounts received in respect of, a Non-U.S. Holder’s disposition of RNER Common Stock or RNER warrants or their HUB Security ordinary shares or HUB Security warrants, unless the Non-U.S. Holder furnishes to the applicable withholding agent the required certification as to its non-U.S. status, such as by providing a valid IRS Form W-8BEN, IRS Form W-8BEN-E or IRS Form W-8ECI, as applicable, or the Non-U.S. Holder otherwise establishes an exemption. Dividends paid with respect to HUB Security ordinary shares and proceeds from the sale of other disposition of HUB Security ordinary shares or HUB Security warrants received in the United States by a Non-U.S. Holder through certain U.S.-related financial intermediaries may be subject to information reporting and backup withholding unless such Non-U.S. Holder provides proof an applicable exemption or complies with certain certification procedures described above, and otherwise complies with the applicable requirements of the backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding generally may be credited against the taxpayer’s U.S. federal income tax liability, and a taxpayer may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for a refund with the IRS and furnishing any required information.

CERTAIN MATERIAL ISRAELI TAX CONSIDERATIONS
The following description is not intended to constitute a complete analysis of all tax consequences relating to the acquisition, ownership, and disposition of the HUB Security ordinary shares. You should consult your own tax advisor concerning the tax consequences of your particular situation, as well as any tax consequences that may arise under the laws of any state, local, foreign or other taxing jurisdiction.
Israeli tax considerations
The following is a brief summary of the material Israeli tax laws applicable to HUB Security, and certain Israeli Government programs that benefit HUB Security. This section also contains a discussion of material Israeli tax consequences concerning the ownership and disposition of HUB Security ordinary shares purchased by investors. This summary does not discuss all the aspects of Israeli tax law that may be relevant to a particular investor in light of his or her personal investment circumstances or to some types of investors subject to special treatment under Israeli law. Examples of such investors include residents of Israel or traders in securities who are subject to special tax regimes not covered in this discussion. To the extent that the discussion is based on new tax legislation that has not yet been subject to judicial or administrative interpretation, HUB Security cannot assure you that the appropriate tax authorities or the courts will accept the views expressed in this discussion. The discussion below is subject to change, including due to amendments under Israeli law or changes to the applicable judicial or administrative interpretations of Israeli law, which change could affect the tax consequences described below.
General corporate tax structure in Israel
Israeli companies are generally subject to corporate tax. In December 2016, the Israeli Parliament approved the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years) which reduces the corporate income tax rate from 25% to 24% effective from January 1, 2017, and to 23% effective from January 1, 2018. However, the effective tax rate payable by a company that derives income from an Approved Enterprise, a Preferred Enterprise, a Beneficiary Enterprise or a Technology Enterprise (as discussed below) may be considerably less. Capital gains derived by an Israeli company are generally subject to corporate tax rate.
Law for the Encouragement of Industry (Taxes), 5729-1969
The Law for the Encouragement of Industry (Taxes), 5729-1969, generally referred to as the Industry Encouragement Law, provides several tax benefits for “Industrial Companies.” We believe that we currently qualify as an Industrial Company within the meaning of the Industry Encouragement Law.
The Industry Encouragement Law defines an “Industrial Company” as an Israeli resident-company, of which 90% or more of its income in any tax year, other than income from certain government loans, is derived from an “Industrial Enterprise” owned by it and located in Israel or in the “Area”, in accordance with the definition under section 3A of the Israeli Income Tax Ordinance (New Version) 1961, or the Ordinance. An “Industrial Enterprise” is defined as an enterprise whose principal activity in a given tax year is industrial production.
Following are the main tax benefits available to Industrial Companies:
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Amortization of the cost of purchased patent, rights to use a patent, and know-how, which are used for the development or advancement of the Industrial Enterprise, over an eight-year period, commencing on the year in which such rights were first exercised;

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Under limited conditions, an election to file consolidated tax returns with controlled Israeli Industrial Companies;

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Expenses related to a public offering are deductible in equal amounts over three years commencing on the year of the offering.

Eligibility for benefits under the Industry Encouragement Law is not contingent upon approval of any governmental authority.

Tax benefits and grants for research and development
Israeli tax law allows, under certain conditions, a tax deduction for expenditures, including capital expenditures, for the year in which they are incurred. Expenditures are deemed related to scientific research and development projects, if:
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The expenditures are approved by the relevant Israeli government ministry, determined by the field of research;

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The research and development must be for the promotion of the company; and

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The research and development is carried out by or on behalf of the company seeking such tax deduction.

The amount of such deductible expenses is reduced by the sum of any funds received through government grants for the finance of such scientific research and development projects. No deduction under these research and development deduction rules is allowed if such deduction is related to an expense invested in an asset depreciable under the general depreciation rules of the Ordinance. Expenditures that are unqualified under the conditions above are deductible in equal amounts over three years.
From time to time we may apply to the Israel Innovation Authority for approval to allow a tax deduction for all or most of research and development expenses during the year incurred. There can be no assurance that such application will be accepted. If we will not be able to deduct research and development expenses during the year of the payment, we will be able to deduct research and development expenses during a period of three years commencing in the year of the payment of such expenses.
Law for the Encouragement of Capital Investments, 5719-1959
The Law for the Encouragement of Capital Investments, 5719-1959, generally referred to as the Investment Law, provides certain incentives for capital investments in production facilities (or other eligible assets).
The Investment Law was significantly amended effective as of April 1, 2005 (the “2005 Amendment”), as of January 1, 2011 (the “2011 Amendment”) and as of January 1, 2017 (the “2017 Amendment”). Pursuant to the 2005 Amendment, tax benefits granted in accordance with the provisions of the Investment Law prior to its revision by the 2005 Amendment remain in force but any benefits granted subsequently are subject to the provisions of the amended Investment Law. Similarly, the 2011 Amendment introduced new benefits to replace those granted in accordance with the provisions of the Investment Law in effect prior to the 2011 Amendment. However, companies entitled to benefits under the Investment Law as in effect prior to January 1, 2011 were entitled to choose to continue to enjoy such benefits, provided that certain conditions are met, or elect instead, irrevocably, to forego such benefits and have the benefits of the 2011 Amendment apply. The 2017 Amendment introduces new benefits for Technological Enterprises, alongside the existing tax benefits.
Tax benefits under the 2011 amendment
The 2011 Amendment canceled the availability of the benefits granted to Industrial Companies under the Investment Law prior to 2011 and, instead, introduced new benefits for income generated by a “Preferred Company” through its “Preferred Enterprise” (as such terms are defined in the Investment Law) as of January 1, 2011. The definition of a Preferred Company includes a company incorporated in Israel that is not fully owned by a governmental entity, and that has, among other things, Preferred Enterprise status and is controlled and managed from Israel. Pursuant to the 2011 Amendment, a Preferred Company is entitled to a reduced corporate tax rate of 15% with respect to its income derived by its Preferred Enterprise in 2011 and 2012, unless the Preferred Enterprise is located in a specified development zone, in which case the rate will be 10%. Under the 2011 Amendment, such corporate tax rate was reduced from 15% and 10%, respectively, to 12.5% and 7%, respectively, in 2013, 16% and 9% respectively, in 2014, 2015 and 2016, and 16% and 7.5%, respectively, in 2017 and thereafter. Income derived by a Preferred Company from a “Special Preferred Enterprise” (as such term is defined in the Investment Law) would be entitled, during a benefits period of 10 years, to further reduced tax rates of 8%, or 5% if the Special Preferred Enterprise is located in a certain development zone.

Dividends distributed from income which is attributed to a “Preferred Enterprise” will be subject to withholding tax at source at the following rates: (i) Israeli resident corporations — 0%, (although, if such dividends are subsequently distributed to individuals or a non-Israeli company the below rates detailed in sub sections (ii) and (iii) shall apply) (ii) Israeli resident individuals — 20% (iii) non-Israeli residents (individuals and corporations) — 20%, subject to a reduced tax rate under the provisions of any applicable double tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate).
The 2011 Amendment also provided transitional provisions to address companies already enjoying existing tax benefits under the Investment Law. These transitional provisions provide, among other things, that unless an irrevocable request is made to apply the provisions of the Investment Law as amended in 2011 with respect to income to be derived as of January 1, 2011, a Beneficiary Enterprise can elect to continue to benefit from the benefits provided to it before the 2011 Amendment came into effect, provided that certain conditions are met.
HUB Security currently does not intend to implement the 2011 Amendment.
New tax benefits under the 2017 amendment that became effective on January 1, 2017
The 2017 Amendment was enacted as part of the Economic Efficiency Law that was published on December 29, 2016 and is effective as of January 1, 2017. The 2017 Amendment provides new tax benefits for two types of “Technology Enterprises,” as described below, and is in addition to the other existing tax beneficial programs under the Investment Law.
The 2017 Amendment provides that a technology company satisfying certain conditions will qualify as a “Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 12% on income that qualifies as “Preferred Technology Income”, as defined in the Investment Law. The tax rate is further reduced to 7.5% for a Preferred Technology Enterprise located in development zone “A”. In addition, a Preferred Technology Company will enjoy a reduced corporate tax rate of 12% on capital gain derived from the sale of certain “Benefitted Intangible Assets” (as defined in the Investment Law) to a related foreign company if the Benefitted Intangible Assets were acquired from a foreign company on or after January 1, 2017 for at least NIS 200 million, and the sale receives prior approval from the National Authority for Technological Innovation.
The 2017 Amendment further provides that a technology company satisfying certain conditions (group consolidated revenues of at least NIS 10 billion) will qualify as a “Special Preferred Technology Enterprise” and will thereby enjoy a reduced corporate tax rate of 6% on “Preferred Technology Income” regardless of the company’s geographic location within Israel. In addition, a Special Preferred Technology Enterprise will enjoy a reduced corporate tax rate of 6% on capital gain derived from the sale of certain “Benefitted Intangible Assets” to a related foreign company if the Benefitted Intangible Assets were either developed by the Special Preferred Enterprise or acquired from a foreign company on or after January 1, 2017, and the sale received prior approval from the National Authority for Technological Innovation. A Special Preferred Technology Enterprise that acquires Benefitted Intangible Assets from a foreign company for more than NIS 500 million will be eligible for these benefits for at least ten years, subject to certain approvals as specified in the Investment Law.
Dividends distributed by a Preferred Technology Enterprise or a Special Preferred Technology Enterprise, paid out of Preferred Technology Income, are generally subject to withholding tax at source at the rate of 20% or such lower rate as may be provided in an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). However, if such dividends are paid to an Israeli company, no tax is required to be withheld. If such dividends are distributed to a foreign company that holds solely or together with other foreign companies 90% or more in the Israeli company and other conditions are met, the withholding tax rate will be 4%.
HUB Security believes that it may be eligible to the tax benefits under the 2017 Amendment. It should be noted that the proportion of income that may be considered Preferred Technology Income and enjoy the tax benefits described above, should be calculated according to the Nexus Formula, which is based on the proportion as that of qualifying expenditures in the IP compared to overall expenditures.

Taxation of our shareholders
Capital gains taxes applicable to non-Israeli resident shareholders.
A non-Israeli resident who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel, will be exempt from Israeli tax if the shares were not held through a permanent establishment that the non-resident maintains in Israel. However, non-Israeli corporations will not be entitled to the foregoing exemption if Israeli residents: (i) have a controlling interest more than 25% in such non-Israeli corporation or (ii) are the beneficiaries of, or are entitled to, 25% or more of the revenues or profits of such non-Israeli corporation, whether directly or indirectly. In addition, such exemption is not applicable to a person whose gains from selling or otherwise disposing of the shares are deemed to be business income.
Additionally, a sale of securities by a non-Israeli resident may be exempt from Israeli capital gains tax under the provisions of an applicable tax treaty. For example, under Convention Between the Government of the United States of America and the Government of the State of Israel with respect to Taxes on Income, as amended (the “United States Israel Tax Treaty”), the sale, exchange or other disposition of shares by a shareholder who is a United States resident (for purposes of the treaty) holding the shares as a capital asset and is entitled to claim the benefits afforded to such a resident by the U.S. Israel Tax Treaty (a “U.S. Resident”) is generally exempt from Israeli capital gains tax unless: (i) the capital gain arising from such sale, exchange or disposition is attributed to real estate located in Israel; (ii) the capital gain arising from such sale, exchange or disposition is attributed to royalties; (iii) the capital gain arising from the such sale, exchange or disposition is attributed to a permanent establishment in Israel, under certain terms; (iv) such U.S. Resident holds, directly or indirectly, shares representing 10% or more of the voting capital during any part of the 12 month period preceding the disposition, subject to certain conditions; or (v) such U.S. Resident is an individual and was present in Israel for 183 days or more during the relevant taxable year.
In some instances where our shareholders may be liable for Israeli tax on the sale of their ordinary shares, the payment of the consideration may be subject to the withholding of Israeli tax at source. Shareholders may be required to demonstrate that they are exempt from tax on their capital gains in order to avoid withholding at source at the time of sale (i.e., resident certificate or other documentation).
Capital gains taxes applicable to Israeli resident shareholders.
An Israeli resident corporation who derives capital gains from the sale of shares in an Israeli resident company that were purchased after the company was listed for trading on a stock exchange outside of Israel will generally be subject to tax on the real capital gains generated on such sale at the corporate tax rate of 23%.
An Israeli resident individual will generally be subject to capital gain tax at the rate of 25%. However, if the individual shareholder is claiming deduction of interest expenditures or he is a “substantial shareholder” at the time of the sale or at any time during the preceding twelve months period, such gain will be taxed at the rate of 30%. Individual holders dealing in securities in Israel for whom the income from the sale of securities is considered “business income” as defined in section 2(1) of the Israeli Tax Ordinance are taxed at the marginal tax rates applicable to business income (up to 47% in 2020). Certain Israeli institutions who are exempt from tax under section 9(2) or section 129(C)(a)(1) of the Israeli Tax Ordinance (such as exempt trust fund, pension fund) may be exempt from capital gains tax from the sale of the shares.
Taxation of Israeli shareholders on receipt of dividends.
An Israeli resident individual is generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise. If the recipient of the dividend is an Israeli resident corporation such dividend income will be exempt from tax provided the income from which such dividend is distributed was derived or accrued within Israel and was received directly or indirectly from another corporation that is liable to Israeli corporate tax. An exempt trust fund, pension fund or other entity that is exempt from tax under section 9(2) or section 129(C)(a)(1) of the Israeli Tax Ordinance is exempt from tax on dividend.
Taxation of non-Israeli shareholders on receipt of dividends.
Non-Israeli residents (either individuals or corporations) are generally subject to Israeli income tax on the receipt of dividends paid on our ordinary shares at the rate of 25%, which tax will be withheld at source, unless relief is provided in a treaty between Israel and the shareholder’s country of residence. With respect to a person who is a “substantial shareholder” at the time of receiving the dividend or on any time during the preceding twelve months, the applicable tax rate is 30%. A “substantial shareholder” is generally a person who alone or together with such person’s relative or another person who collaborates with such person on a permanent basis, holds, directly or indirectly, at least 10% of any of the “means of control” of the corporation. “Means of control” generally include the right to vote, receive profits, nominate a director or an executive officer, receive assets upon liquidation, or order someone who holds any of the aforesaid rights how to act, regardless of the source of such right. Such dividends are generally subject to Israeli withholding tax at a rate of 25% if the shares are registered with a nominee company (whether the recipient is a substantial shareholder or not) and 15% if the dividend is distributed from income attributed to an Approved Enterprise or a Beneficiary Enterprise and 20% if the dividend is distributed from income attributed to a Preferred Enterprise, unless a reduced rate is provided under an applicable tax treaty (subject to the receipt in advance of a valid certificate from the Israel Tax Authority allowing for a reduced tax rate). For example, under the United States-Israel Tax Treaty, the maximum rate of tax withheld at source in Israel on dividends paid to a holder of our ordinary shares who is a U.S. Resident is 25%. However, generally, the maximum rate of withholding tax on dividends, not generated by a Preferred Enterprise or Beneficiary Enterprise, that are paid to a United States corporation holding 10% or more of the outstanding voting capital throughout the tax year in which the dividend is distributed as well as during the previous tax year, is 12.5%, provided that not more than 25% of the gross income for such preceding year consists of certain types of dividends and interest. Notwithstanding the foregoing, dividends distributed from income attributed to an Approved Enterprise, Beneficiary Enterprise or Preferred Enterprise are not entitled to such reduction under the tax treaty but are subject to a withholding tax rate of 15% for a shareholder that is a U.S. corporation, provided that the condition related to our gross income for the previous year (as set forth in the previous sentence) is met. If the dividend is attributable partly to income derived from an Approved Enterprise, Benefited Enterprise or Preferred Enterprise, and partly to other sources of income, the withholding rate will be a blended rate reflecting the relative portions of the two types of income. We cannot assure you that we will designate the profits that we may distribute in a way that will reduce shareholders’ tax liability. Application for the reduced tax rate requires appropriate documentation presented and specific instruction received from the Israeli Tax Authorities to the extent tax is withheld at source at the maximum rates (see above), a qualified tax treaty recipient will have to comply with some administrative procedures with the Israeli Tax Authorities in order to receive back the excess tax withheld.
A foreign resident who had income from a dividend that was accrued from Israeli source, from which the full tax was deducted, will be exempt from filing a tax return in Israel, unless he is liable to additional Surtax (see below) in accordance with section 121B of the Ordinance.
Surtax.
Subject to the provisions of an applicable tax treaty, individuals who are subject to tax in Israel are also subject to an additional tax at a rate of 3% on annual income (including, but not limited to, dividends, interest and capital gain) exceeding NIS 651,600 for 2020, which amount is linked to the annual change in the Israeli consumer price index.
Estate and Gift Tax
Israeli law presently does not impose estate or gift taxes.

DESCRIPTION OF HUB SECURITY ORDINARY SHARES
A summary of the material provisions governing the combined company’s share capital immediately following the completion of the Business Combination is described below. This summary is not complete and should be read together with the HUB Security Articles, the form of which is appended to this proxy statement/prospectus as Annex B. In this section “we,” “us” and “our” refer to HUB Security.
General
This section summarizes the material rights of the combined company shareholders under Israeli law, and the material provisions of the combined company’s articles that will become effective upon the effectiveness of the Business Combination.
Authorized Capitalization
The authorized share capital following the closing of the Business Combination will consist of             HUB Security ordinary shares , of which             HUB Security ordinary shares will be issued and outstanding following the closing of the Business Combination.
All of the outstanding HUB Security ordinary shares are validly issued, fully paid and non-assessable. The HUB Security ordinary shares are not redeemable and do not have any preemptive rights. All HUB Security ordinary shares have equal rights and are fully paid.
HUB Security’s board of directors may determine the issue prices and terms for such shares or other securities and may further determine any other provision relating to such issue of HUB Security ordinary shares or securities. HUB Security may also issue and redeem redeemable securities on such terms and in such manner as our board of directors shall determine. The board of directors may not make calls or assessments on the Hub Security ordinary shares.
Election of Directors
Under the HUB Security Articles that will be effective upon completion of the Business Combination, the board of directors must consist of not less than        but no more than        directors, excluding external directors. Each director is elected by a simple majority vote of shares at a general meeting of shareholders.
The board may fill vacancies on the board of directors to appoint new directors up to the maximum number of directors permitted under the HUB Security Articles. Such directors serve for a term of office equal to the remaining period of the term of office of the directors(s) whose office(s) have been vacated.
Listing, Register Number and Purpose
Upon the consummation of the Business Combination, HUB Security ordinary shares are expected to be listed and traded on Nasdaq under the trading symbol, “HUBC.”
HUB’s registration number at the Israeli Registrar of Companies is (and, following the Business Combination, the combined company’s number is expected to remain) 51-102937-3. The combined company’s purpose under its articles of association will include all lawful purpose or activities.
Dividend and Liquidation Rights
HUB Security may declare a dividend to be paid to the holders of the HUB Security ordinary shares in proportion to their respective shareholdings. Under the Companies Law, dividend distributions are determined by the board of directors and do not require the approval of the shareholders of a company unless the company’s articles of association provide otherwise. The HUB Security Articles will not require shareholder approval of a dividend distribution and will provide that dividend distributions may be determined by the board of directors.
Pursuant to the Companies Law, the distribution amount is limited to the greater of company’s retained earnings or earnings generated over the previous two years, according to the company’s most recently reviewed or audited financial statements, provided that the end of the period to which the financial statements relate is not more than six months prior to the date of the distribution. Accordingly, the “previous two years” for purposes of determining the maximum distribution are the 24 months ending at the end of the period to which the qualifying financial statements relate. If a company does not meet such criteria, then it may distribute dividends only with court approval. In each case, HUB Security is permitted to distribute a dividend only if its board of directors and the court, if applicable, determines that there is no reasonable concern that payment of the dividend will prevent it from satisfying its existing and foreseeable obligations as they become due.
In the event of HUB’s liquidation, after satisfaction of liabilities to creditors, its assets will be distributed to the holders of the HUB Security ordinary shares in proportion to their shareholdings. This right, as well as the right to receive dividends, may be affected by the grant of preferential dividends or distribution rights to the holders of a class of shares with preferential rights which may be authorized in the future.
Shareholder Meetings
Under Israeli law, HUB Security is required to hold an annual general meeting of its shareholders once every calendar year and no later than 15 months after the date of the previous annual general meeting. All meetings other than the annual general meeting of shareholders are referred to as special meetings. The board of directors may call special meetings whenever it sees fit, at such time and place, within or outside of Israel, as it may determine. In addition, the Companies Law provides that the board of directors is required to convene a special meeting upon the written request of (i) any two or more of HUB’s directors or one-quarter or more of the members of HUB’s board of directors or (ii) one or more shareholders holding, in the aggregate, either (a) 5% or more of HUB’s issued and outstanding shares and 1% or more of HUB’s outstanding voting power or (b) 5% or more of HUB’s outstanding voting power.
Voting Rights
All HUB Security ordinary shares will have identical voting and other rights in all respects.
Quorum
Holders of the HUB Security ordinary shares have one vote for each HUB Security Share held on all matters submitted to a vote before the shareholders at a general meeting. The quorum required for a Company’s general shareholders one or more shareholders, by proxy or written ballot holding or representing between them at least 25% of the total outstanding voting rights of the Company. If within half an hour from the set time a quorum has not been reached, the meeting will be rescheduled for a week from the date of the original meeting or for a longer period of time, if the board of directors decides, based on the notice given to the shareholders. At the reconvened meeting, one shareholder by himself or representing any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by shareholders, in which case the quorum required is one or more shareholders, present in person or by proxy and holding the number of shares required to call the meeting as described above in “Shareholder Meetings.”
Vote Requirements
Unless otherwise required by the Companies Law, all shareholder resolutions require a simple majority vote. Approval of a special majority of the shareholders is required for many different transactions according to the Companies Law, including, without limitation, to each of (i) the approval of an extraordinary transaction with a controlling shareholder and (ii) the terms of employment or other engagement of the controlling shareholder of the company or such controlling shareholder’s relative (even if such terms are not extraordinary), and (iii) approval of certain compensation-related matters.
Changes in Capital
The HUB Security Articles enable HUB Security to increase its share capital. Any such changes are subject to Israeli law and must be approved by a resolution duly passed by its shareholders at a general meeting. In addition, transactions that have the effect of reducing capital, such as the declaration and payment of dividends in the absence of sufficient retained earnings or profits, require the approval of both the board of directors and an Israeli court.
Limitations on Liability and Indemnification of Officers and Directors
Under the Companies Law, a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate in advance an office holder from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. The HUB Security Articles include such a provision. A company may not exculpate a director from liability arising out of a prohibited dividend or distribution to shareholders.
Under the Companies Law, a company may indemnify an office holder in respect of the following liabilities and expenses incurred for acts performed as an office holder, either in advance of an event or following an event, provided that a provision authorizing such indemnification is contained in its articles of association:
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a financial liability imposed in favor of another person pursuant to a judgment, including a settlement or arbitrator’s award approved by a court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the undertaking to indemnify is given, and in an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned events and amount or criteria;

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an investigation or proceeding instituted by an authority authorized to conduct such investigation or proceeding, provided that (i) no indictment was filed against such office holder as a result of such investigation or proceeding; and (ii) no financial liability, such as a criminal penalty, was imposed upon him or her as a substitute for the criminal proceeding as a result of such investigation or proceeding or, if such financial liability was imposed, it was imposed with respect to an offense that does not require proof of criminal intent; and

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or imposed by a court in proceedings instituted by the company, on its behalf or by a third-party or in connection with criminal indictments in which the office holder was acquitted or as a result of a conviction for an offense that does not require proof of criminal intent.

Under the Companies Law and the Israeli Securities Law, a company may insure an office holder against the following liabilities incurred for acts performed as an office holder if and to the extent provided in the company’s articles of association:
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a breach of the duty of loyalty to the company, to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

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a breach of the duty of care to the company or to a third-party, including a breach arising out of the negligent conduct of the office holder;

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a financial liability imposed on the office holder in favor of a third-party arising from actions in the course of his duties to the company;

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a financial liability imposed on the office holder in favor of a third-party in an administrative proceeding; and

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reasonable litigation expenses, including attorneys’ fees, incurred by the office holder as a result of an administrative proceeding instituted against him or her.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:
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a breach of the duty of loyalty, except to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

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a breach of the duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

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an act or omission committed with intent to derive illegal personal benefit; or

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a fine or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders must be approved by the audit committee and the board of directors and, with respect to directors, also by shareholders.
HUB Security office holders are currently covered by a directors and officers’ liability insurance policy.
HUB Security has entered into agreements with each of its directors and executive officers exculpating them, to the fullest extent permitted by law, from liability to HUB Security for damages caused to it as a result of a breach of duty of care and undertaking to indemnify them to the fullest extent permitted by law. This indemnification is limited to events determined as foreseeable by the board of directors based on HUB’s activities, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances.
Effective as of the date of the close of this offering, the maximum indemnification amount set forth in such agreements is limited to an amount which the Board determined to be reasonable under the circumstances equal to the higher of $         and     % of HUB Security shareholder’s equity as reflected in HUB’s most recent consolidated financial statements prior to the date on which the indemnity payment is made. The maximum amount set forth in such agreements is in addition to any amount paid (if paid) under insurance and/or by a third-party pursuant to an indemnification arrangement.
In the opinion of the SEC, indemnification of directors and office holders for liabilities arising under the Securities Act is against public policy and therefor unenforceable.
There is no pending litigation or proceeding against any of HUB’s office holders as to which indemnification is being sought, and, except as described in the section “HUB Security’s Business — Legal Proceedings, HUB Security not aware of any pending or threatened litigation that may result in claims for indemnification by any office holder.
Exclusive Jurisdiction of Certain Actions
Unless HUB Security consents in writing to the selection of the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Except as set forth in the preceding sentence, the HUB Security Amended and Restated Articles of Association also provide that, unless HUB Security consents in writing to the selection of an alternative forum, the competent courts in Tel Aviv, Israel shall be the exclusive forum for (i) any derivative action or proceeding brought on behalf of HUB Security, (ii) any action asserting a breach of a fiduciary duty owed by any of HUB Security’s directors, officers or other employees to HUB Security or its shareholders or (iii) any action asserting a claim arising pursuant to any provision of the HUB Security Amended and Restated Articles of Association, the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act or any other claim for which U.S. federal courts would have exclusive jurisdiction. Such exclusive forum provision in the HUB Security Amended and Restated Articles of Association will not relieve HUB Security of its duties to comply with U.S. federal securities laws and the rules and regulations thereunder, and HUB Security shareholders will not be deemed to have waived HUB Security’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with HUB Security or its directors, officers or other employees, which may discourage lawsuits against HUB Security, its directors, officers and employees. However, the enforceability of similar forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in the HUB Security Amended and Restated Articles of Association.

Transfer Agent, Warrant Agent and Registrar
The transfer agent and registrar for the HUB Security ordinary shares is            . Its address is         , and its telephone number is            .
Registration Rights
For a discussion of the registration rights that HUB Security will be granting to its existing shareholders, which will provide certain rights relating to the future registration and sale of shares of the combined company following the Business Combination, including, among others, (i) the right to cause the combined company to file a shelf registration statement pursuant to which such shares will be registered with the SEC for future resale and (ii) the right, under certain circumstances, to cause the combined company to initiate a resale of such shares in an underwritten public offering, please see “Agreements Entered into in Connection with the Business Combination Agreement — Registration Rights Agreement.”
Anti-Takeover Provisions
Acquisitions under Israeli Law
Full Tender Offer.   A person wishing to acquire shares of a public Israeli company and who could as a result of such transaction hold over 90% of the target company’s voting rights or the target company’s issued and outstanding share capital, is required by the Companies Law to make a tender offer to all of the company’s shareholders for the purchase of all of the issued and outstanding shares of the company. If (a) the shareholders who do not accept the offer hold less than 5% of the issued and outstanding share capital of the company and the shareholders who accept the offer constitute a majority of the offerees that do not have a personal interest in the acceptance of the tender offer or (b) the shareholders who did not accept the tender offer hold less than 2% of the issued and outstanding share capital of the company, then all of the shares that the acquirer offered to purchase will be transferred to the acquirer by operation of law. A shareholder who had its shares so transferred may petition the court within six months from the date of acceptance of the full tender offer, regardless of whether such shareholder agreed to the offer, to determine whether the tender offer was for less than fair value and whether the fair value should be paid as determined by the court. However, an offeror may provide in the offer that a shareholder who accepts the offer will not be entitled to appraisal rights as described in the preceding sentence, as long as the offeror and the company disclosed the information required by law in connection with the tender offer. If the full tender offer was not accepted in accordance with any of the above alternatives, the acquirer may not acquire shares of the company that will increase its holdings to more than 90% of the company’s issued and outstanding share capital from shareholders who accepted the tender offer.
Special Tender Offer.   The Companies Law provides that an acquisition of shares of an Israeli public company must be made by means of a special tender offer if as a result of the acquisition the purchaser would become a holder of 25% or more of the voting rights in the company. This rule does not apply if there is already another holder of 25% or more of the voting rights in the company. Similarly, the Companies Law provides that an acquisition of shares in a public company must be made by means of a tender offer if as a result of the acquisition the purchaser would become a holder of more than 45% of the voting rights in the company, if there is no other shareholder of the company who holds more than 45% of the voting rights in the company. These requirements do not apply if the acquisition (i) occurs in the context of a private placement by the company that received shareholder approval, (ii) was from a shareholder holding less than 25% of the voting rights in the company and with the intent of the private placement to cause the acquirer to hold more than 25% or more of the voting rights in the company if there is no other holder of more than 25% of the company, or (iii) was from a holder of less than 45% of the voting rights in the company and there was no other holder of at least 45% of the company. A special tender offer may be consummated only if (i) at least 5% of the voting power attached to the company’s outstanding shares will be acquired by the offeror and (ii) the number of shares tendered in the offer exceeds the number of shares whose holders objected to the offer (excluding controlling shareholders, holders of 25% or more of the voting rights in the company and any person having a personal interest in the acceptance of the tender offer).
In the event that a special tender offer is made, a company’s board of directors is required to express its opinion on the advisability of the offer or shall abstain from expressing any opinion if it is unable to do so, provided that it gives the reasons for its abstention. An office holder in a target company who, in his or her capacity as an office holder, performs an action the purpose of which is to cause the failure of an existing or foreseeable special tender offer or is to impair the chances of its acceptance, is liable to the potential purchaser and shareholders for damages, unless such office holder acted in good faith and had reasonable grounds to believe he or she was acting for the benefit of the company. However, office holders of the target company may negotiate with the potential purchaser in order to improve the terms of the special tender offer, and may further negotiate with third parties in order to obtain a competing offer.
If a special tender offer is accepted, then shareholders who did not respond to or that had objected the offer may accept the offer within four days of the last day set for the acceptance of the offer.
In the event that a special tender offer is accepted, then the purchaser or any person or entity controlling it or under common control with the purchaser or such controlling person or entity may not make a subsequent tender offer for the purchase of shares of the target company and may not enter into a merger with the target company for a period of one year from the date of the offer, unless the purchaser or such person or entity undertook to effect such an offer or merger in the initial special tender offer.
Merger
The Companies Law permits merger transactions if approved by each party’s board of directors and, a majority of each party’s shareholders, unless certain conditions described under the Companies Law are met. The board of directors of a merging company is required pursuant to the Companies Law to discuss and determine whether in its opinion there exists a reasonable concern that as a result of a proposed merger, the surviving company will not be able to satisfy its obligations towards its creditors, such determination taking into account the financial status of the merging companies. If the board of directors determines that such a concern exists, it may not approve a proposed merger. Following the approval of the board of directors of each of the merging companies, the boards of directors must jointly prepare a merger proposal for submission to the Israeli Registrar of Companies.
For purposes of the shareholder vote, unless a court rules otherwise, if one of the merging companies (or any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of one of the merging companies) holds shares in the other merging company, the merger will not be deemed approved if a majority of the shares voted at the shareholders meeting by shareholders other than the other party to the merger, or by any person who holds 25% or more of the outstanding shares or the right to appoint 25% or more of the directors of the other party, vote against the merger. In addition, if the non-surviving entity of the merger has more than one class of shares, the merger must be approved by each class of shareholders. If the transaction would have been approved but for the separate approval of each class or the exclusion of the votes of certain shareholders as provided above, a court may still approve the merger upon the request of holders of at least 25% of the voting rights of a company, if the court finds that the merger is fair and reasonable, taking into account the value of the parties to the merger and the consideration offered to the shareholders. If a merger is with a company’s controlling shareholder or if the controlling shareholder has a personal interest in the merger, then the merger is subject to the same special majority approval that governs all extraordinary transactions with controlling shareholders.
Under the Companies Law, each merging company must inform its secured creditors of the proposed merger plans. Upon the request of a creditor of either party to the proposed merger, the court may delay or prevent the merger if it concludes that there exists a reasonable concern that, as a result of the merger, the surviving company will be unable to satisfy the obligations of any of the parties to the merger, and may further give instructions to secure the rights of creditors.
In addition, a merger may not be completed unless at least 50 days have passed from the date that a proposal for approval of the merger is filed with the Israeli Registrar of Companies and 30 days from the date that shareholder approval of both merging companies is obtained.
Anti-Takeover Measures
The Companies Law allows HUB Security to create and issue shares having rights different from those attached to its ordinary shares, including shares providing certain preferred rights with respect to voting, distributions or other matters and shares having preemptive rights. As of the closing of this offering, no preferred shares will be authorized. If HUB Security does authorize, create and issue a specific class of preferred shares, such class of shares, depending on the specific rights that may be attached to them, may be able to frustrate or prevent a takeover or otherwise prevent HUB Security shareholders from realizing a potential premium over the market value of their ordinary shares. The authorization and designation of a class of preferred shares will require an amendment to the HUB Security Articles, which requires the prior approval of the holders of a majority of the voting power of the issued and outstanding shares at a general meeting. The convening of the meeting, the shareholders entitled to participate, and the majority vote required at such a meeting will be subject to the requirements set forth in the Companies Law as described above in “— Voting Rights.”

DESCRIPTION OF HUB SECURITY WARRANTS
HUB Security existing warrants
As of the date of this proxy statement/prospectus, HUB Security has an aggregate of 9,664,932 existing warrants outstanding. The HUB Security existing warrants will be exercisable for one HUB Security ordinary share each, with an exercise price of NIS 5.3 per HUB Security ordinary shares. The HUB Security existing warrants will expire on August 22, 2023. The HUB Security existing warrants are currently trading on the TASE under the symbol “HUB.W1”. HUB Security intends to apply for listing of the HUB Security existing warrants on the Nasdaq Capital Market under the proposed symbol of HUBCW1, to be effective at the consummation of the Business Combination.
HUB Security warrants
Each whole warrant entitles the registered holder to purchase three-fourths (3/4) of a share of common stock of the combined company, subject to adjustment as discussed below, at any time commencing 30 days following the consummation of the transactions contemplated by the Business Combination Agreement. Pursuant to the Amended and Restated Warrant Agreement, a warrant holder may exercise its warrants only for a whole number of HUB Security ordinary shares. This means that only a whole warrant may be exercised at any given time by a warrant holder. No fractional warrants will be issued and only whole warrants will trade. The warrants will expire at 5:00 p.m., New York City time on the date that is five years after the date of the consummation of the transactions contemplated by the Business Combination Agreement or earlier upon redemption or liquidation.
No warrants will be exercisable for cash unless HUB Security has an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to such shares of common stock. Notwithstanding the foregoing, if a registration statement covering the shares of common stock issuable upon exercise of the warrants is not effective within 120 days from the closing of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when HUB Security shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to an available exemption from registration under the Securities Act.
HUB Security may call the outstanding warrants for redemption (including any warrants already issued upon exercise of the unit purchase option), in whole and not in part, at a price of $0.01 per warrant:
•
at any time while the warrants are exercisable,

•
upon not less than 30 days’ prior written notice of redemption to each warrant holder,

•
if, and only if, the reported last sale price of the shares of common stock equals or exceeds $18.00 per share, for any 20 trading days within a 30-day trading period ending on the third business day prior to the notice of redemption to warrant holders, and

•
if, and only if, there is a current registration statement in effect with respect to the shares of common stock underlying such warrants at the time of redemption and for the entire 30-day trading period referred to above and continuing each day thereafter until the date of redemption.

The right to exercise will be forfeited unless the warrants are exercised prior to the date specified in the notice of redemption. On and after the redemption date, a record holder of a warrant will have no further rights except to receive the redemption price for such holder’s warrant upon surrender of such warrant.
The redemption criteria for HUB Security warrants have been established at a price which is intended to provide warrant holders a reasonable premium to the initial exercise price and provide a sufficient differential between the then-prevailing share price and the warrant exercise price so that if the share price declines as a result of HUB Security’s redemption call, the redemption will not cause the share price to drop below the exercise price of the warrants.
If HUB Security calls the warrants for redemption as described above, HUB Security’s management will have the option to require all holders that wish to exercise warrants to do so on a “cashless basis.” In such event, each holder would pay the exercise price by surrendering the warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average reported last sale price of HUB Security common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. Whether HUB Security will exercise its option to require all holders to exercise their warrants on a “cashless basis” will depend on a variety of factors including the price of HUB Security common shares at the time the warrants are called for redemption, HUB Security’s cash needs at such time and concerns regarding dilutive share issuances.
The warrants will be issued in registered form under the Amended and Restated Warrant Agreement between American Stock Transfer & Trust Company, LLC, as warrant agent, and the combined company. You should review a copy of the Amended and Restated Warrant Agreement, which is filed as an exhibit to this proxy statement/prospectus for a complete description of the terms and conditions applicable to the warrants. The Amended and Restated Warrant Agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval, by written consent or vote, of the holders of a majority of the then outstanding warrants in order to make any change that adversely affects the interests of the registered holders.
The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a share dividend, extraordinary dividend or HUB Security’s recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of shares of common stock at a price below their respective exercise prices.
Except as described above, no warrants will be exercisable for cash and HUB Security will not be obligated to issue shares of common stock unless at the time a holder seeks to exercise such warrant, a prospectus relating to the shares of common stock issuable upon exercise of the warrants is current and the shares of common stock have been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Under the terms of the Amended and Restated Warrant Agreement, HUB Security has agreed to use its best efforts to meet these conditions and to maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants until the expiration of the warrants. However, HUB Security cannot assure you that it will be able to do so and, if it does not maintain a current prospectus relating to the shares of common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and HUB Security will not be required to settle any such warrant exercise. If the prospectus relating to the shares of common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, HUB Security will not be required to net cash settle or cash settle the warrant exercise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.
Warrant holders may elect to be subject to a restriction on the exercise of their warrants such that an electing warrant holder would not be able to exercise their warrants to the extent that, after giving effect to such exercise, such holder would beneficially own in excess of 9.9% of the shares of common stock outstanding.
No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, HUB Security will, upon exercise, round down to the nearest whole number of shares of common stock to be issued to the warrant holder.
HUB Security has agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Amended and Restated Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and HUB Security irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum. HUB Security notes that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

COMPARISON OF RIGHTS OF HUB SECURITY SHAREHOLDERS AND RNER STOCKHOLDERS
The rights of the shareholders of HUB Security and the relative powers of the HUB Security board of directors are governed by the laws of the State of Israel and the HUB Security Articles. As a result of the Business Combination, securities held by the RNER stockholders will be canceled and automatically converted into the right to receive HUB Security ordinary shares and/or HUB Security warrants. Each HUB Security Ordinary Share will be issued in accordance with, and subject to the rights and obligations of, the HUB Security Articles which will be effective upon the consummation of the Business Combination, in substantially the form attached hereto as Annex B. Because HUB Security will be, at the Effective Time, a company organized under the laws of the State of Israel, the rights of the stockholders of RNER will be governed by Israeli law and the HUB Security Articles.
Many of the principal attributes of HUB Security ordinary shares and RNER Common Stock will be similar. However, there are differences between the rights of shareholders of HUB Security under Israeli law and the rights of stockholders of RNER, as in effect prior to the consummation of the Business Combination under the laws of the State of Delaware. In addition, there are differences between the HUB Security Articles as such will be in effect from and after the consummation of the Business Combination and the RNER Charter and bylaws.
The following is a summary comparison of the material differences between the rights of RNER securityholders under the RNER Charter and bylaws and the DGCL, and the rights of HUB Security shareholders under Israeli law and the HUB Security Articles to be effective upon consummation of the Business Combination. The discussion in this section does not include a description of rights or obligations under the United States federal securities laws or Nasdaq listing requirements or of HUB Security’s or RNER’s governance or other policies.
The statements in this section are qualified in their entirety by reference to, and are subject to, the detailed provisions of the Companies Law, the HUB Security Articles, the DGCL and the RNER Charter and bylaws as they will be in effect from and after the Effective Time. The RNER Charter and bylaws are filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part. You are also urged to carefully read the relevant provisions of the Companies Law and the DGCL for a more complete understanding of the differences between being a shareholder of HUB Security and a shareholder of RNER.
	HUB Security	RNER
Authorized and Outstanding Capital Stock	Upon the closing of the Business Combination, HUB Security’s authorized capital shall include only one class of ordinary shares, no par value. The aggregate authorized share capital of HUB Security is HUB Security ordinary shares, without par value.	The authorized capital stock of RNER is 50,000,000 shares of RNER Common Stock, par value $0.0001 per share.
Special Meetings of Shareholders or Stockholders	Pursuant to the Companies Law, HUB Security’s board of directors may whenever it thinks fit convene a special general meeting, and, as provided in the Companies Law, it shall be obliged to do so upon the written request of (i) any two or more of its directors, (ii) one-quarter or more of the serving members of its board of directors or (iii) one or more shareholders holding, in the aggregate, either (a) 5% or more of HUB Security’s issued and outstanding shares and 1% or more of	Special meetings of the stockholders for any purpose or purposes, unless otherwise prescribed by statute or by the Certificate of Incorporation, may be held wholly or partially by means of remote communication or at any place, within or without the State of Delaware, and may be called by resolution of the Board of Directors, or by the Chief Executive Officer, or by the holders of not less than one-quarter of all of the shares entitled to vote at the meeting.

	HUB Security	RNER
HUB Security’s outstanding voting power or (b) 5% or more of HUB Security’s outstanding voting power.
Action by Written Consent	The Companies Law prohibits shareholder action by written consent in in lieu of a meeting public companies such as HUB Security.	Whenever the stockholders are required or permitted to take any action by vote, such action may be taken without a meeting, without prior notice and without a vote, if a written consent or electronic transmission, setting forth the action so taken, shall be signed or e-mailed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting called for such purpose.
Quorum	The quorum required for HUB Security’s general meetings of shareholders consists of at least two shareholders present in person or by proxy who hold or represent at least 33 1∕3% of the total outstanding voting power of HUB Security’s shares, except that if (i) any such general meeting was initiated by and convened pursuant to a resolution adopted by the board of directors and (ii) at the time of such general meeting HUB Security qualifies as a “foreign private issuer,” then in such case the requisite quorum will consist of two or more shareholders present in person or by proxy who hold or represent at least 25% of the total outstanding voting power of HUB Security’s shares. The requisite quorum shall be present within half an hour of the time fixed for the commencement of the general meeting. A general meeting adjourned for lack of a quorum shall be adjourned either to the same day in the next week, at the same time and place, to such day and at such time and place as indicated in the notice to such meeting, or to such day and at such time and place as the chairperson of the meeting shall determine. At the reconvened meeting, any number of shareholders present in person or by proxy shall constitute a quorum, unless a meeting was called pursuant to a request by our shareholders, in which case the quorum required is one or more shareholders,
Except as otherwise provided by the DGCL, or the RNER Charter, the holders of a majority of the outstanding shares of RNER Common Stock entitled to vote at the meeting shall constitute a quorum, present in person or by proxy, at a meeting of stockholders for the transaction of any business.
If a quorum is not present at any meeting of the stockholders, the holders of a majority of the outstanding shares of RNER Common Stock entitled to vote at such, shall have the power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present. If the meeting is adjourned for more than thirty (30) days, or if a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder entitled to vote at the meeting. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.

	HUB Security	RNER
present in person or by proxy and holding the number of shares required to make such request. No business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting as originally called.
Notice of Meetings	Pursuant to the Companies Law and the regulations promulgated thereunder, HUB Security shareholder meetings generally require prior notice of not less than 21 days and, for certain matters specified in the Companies Law (including the appointment or removal of directors), not less than 35 days. Pursuant to the HUB Security Articles to be effective upon the closing of the Business Combination, HUB Security is not required to deliver or serve prior notice of general meetings of HUB Security shareholders or of any adjournments thereof to any HUB Security shareholder subject to any mandatory provision of the Companies Law, and notice by HUB Security which is published on its website and/or on the SEC’s EDGAR database or similar publication via the internet shall be deemed to have been duly given on the date of such publication to all HUB Security shareholders.	Except as otherwise provided in the DGCL, notice of meetings shall be given not less than 10 nor more than 60 days before the date of the meeting.
Advance Notice Provisions	Pursuant to the Companies Law and the regulations promulgated thereunder, the holder(s) of at least one percent of HUB Security’s voting rights may propose any matter appropriate for deliberation at an HUB Security shareholder meeting to be included on the agenda of an HUB Security shareholder meeting, including nomination of candidates for directors, generally by submitting a proposal within seven days of publicizing the convening of an HUB Security shareholder meeting, or, if HUB Security publishes a preliminary notice at least 21 days prior to publicizing the convening of an HUB Security shareholder meeting stating its intention to convene such meeting and the agenda thereof, within 14 days of such preliminary notice. Any such proposal must further comply with the	Under the RNER bylaws, there is no specific requirement for advance notice of nominations of candidates.

	HUB Security	RNER
information requirements under applicable law and the HUB Security Articles to be effective upon the closing of the Business Combination.
Amendments to The Articles of Association/Certificate of Incorporation	According to the HUB Security Articles to be effective upon the closing of the Business Combination, HUB Security’s shareholder resolutions, including amendments to the HUB Security Articles to be effective upon the closing of the Business Combination, generally require a majority of the voting power represented at the meeting and voting thereon. In addition, the affirmative vote of the holders of at least 65% of the voting power of HUB Security’s shareholders shall be required to amend or alter Article 25 (relating to the shareholders proposals); Article 38 (relating to the number of directors); Article 39 (relating to the election and removal of directors); and Article 41 and Article 42 (relating to board vacancies).	Pursuant to the DGCL, the affirmative vote of the holders of a majority of the voting power of the RNER Common Stock entitled to vote thereon is required to amend, alter, or repeal provisions of the RNER Charter, subject to any additional vote required therein.
Size of Board of Directors, Election of Directors
The HUB Security Articles to be effective upon the closing of the Business Combination provide that the number of directors shall be not less than three or more than eleven, including any external directors, if any are elected.
Under the HUB Security Articles to be effective upon the closing of the Business Combination, the directors of HUB Security, other than external directors, for whom special election requirements apply under the Companies Law, are divided into three classes with staggered three-year terms. Each class of directors consists, as nearly as possible, of one-third of the total number of directors constituting the entire board of directors. At each annual general meeting of our shareholders, the election or re-election of directors following the expiration of the term of office of the directors of that class of directors will be for a term of office that expires on the third annual general meeting following such election or re-election, such that from
The RNER bylaws provide that the number of directors shall be fixed by resolution of RNER’s board of directors. Directors need not be stockholders.

	HUB Security	RNER

the annual general meeting of 2022 and after, each year the term of office of only one class of directors will expire.
Under the Companies Law, generally, a public company must have at least two external directors who meet certain independence and non-affiliation criteria. In addition, although not required by Israeli law, HUB Security may classify directors as “independent directors” pursuant to the Companies Law if they meet certain conditions provided in the Companies Law. However, pursuant to regulations promulgated under the Companies Law, companies with shares traded on certain U.S. stock exchanges, including Nasdaq , may, subject to certain conditions, “opt out” from the Companies Law requirements to appoint external directors. In accordance with these regulations, HUB Security has elected to “opt out” from the Companies Law requirement to appoint external directors

Removal of Directors	HUB Security’s shareholders may, by a vote of least 65% of the total voting power of the HUB Security’s shareholders, remove any director from office.	Any director or the entire board of directors may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.
Board of Directors Vacancies and Newly Created Directorships	The HUB Security Articles to be effective upon the closing of the Business Combination provide that in the event that one or more vacancies are created on the HUB Security board of directors, however arising, including a situation in which the number of directors is less than the maximum number permitted, the continuing directors may continue to act in every matter and the board of directors may appoint directors to temporarily fill any such vacancy. If not filled by the board of directors, any vacancy may be filled by a shareholder resolution. In the event that the vacancy creates a situation where the number of directors is less than three, the continuing directors may only act (i) in an emergency, or (ii) to fill the office of a director which has become vacant, or (iii) in order to call a general meeting of	Except as otherwise provided in the DGCL, in the interim between annual meetings of stockholders or special meetings of stockholders, vacancies and newly created directorships shall be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director and shall not be filled by the stockholders, and such director so chosen shall hold office until the next election of the class for which such director was chosen and until his successor shall be elected and qualified. A vacancy created by the removal of a director by the stockholders may be filled by the stockholders.

	HUB Security	RNER
HUB Security’s shareholders for the purpose of electing directors to fill any and all vacancies. Each director appointed as a result of a vacancy shall hold office for the remaining period of time during which the director whose service has ended would have held office, or in case of a vacancy due to the number of directors serving being less than the maximum number, the board of directors shall determine at the time of appointment the class to which the additional director shall be assigned.
Corporate Opportunity	No equivalent provision.	The doctrine of corporate opportunity, or any other analogous doctrine, shall not apply with respect to RNER or any of its officers or directors in circumstances where the application of any such doctrine would conflict with any fiduciary duties or contractual obligations they may have. In addition to the foregoing, the doctrine of corporate opportunity shall not apply to any other corporate opportunity with respect to any of the directors or officers of RNER unless such corporate opportunity is offered to such person solely in his or her capacity as a director or officer of RNER and such opportunity is one RNER is legally and contractually permitted to undertake and would otherwise be reasonable for RNER to pursue.
Exclusive Forum	The HUB Security Articles to be effective upon the closing of the Business Combination provide that unless HUB Security consents in writing to the selection of an alternative forum, (i) the federal district courts of the United States of America shall be the exclusive form for the resolution of any complaint asserting a cause of action arising under the Securities Act (for the avoidance of doubt, such provision does not apply to complaints asserting a cause of action arising under the Exchange Act), and (ii) the competent courts in Tel Aviv, Israel shall be the exclusive forum for (a) any derivative action or proceeding brought on behalf of HUB Security, (b) any action asserting a claim of	The RNER Charter provides, that unless RNER consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware will be the exclusive forum for any derivative action or proceeding brought on behalf of RNER; any action asserting a breach of fiduciary duty; any action asserting a claim arising pursuant to the DGCL, the RNER Charter or RNER bylaws; or any action asserting a claim against RNER that is governed by the internal affairs doctrine, except for, in each of the above actions, any claim as to which the Court of Chancery determines it lacks jurisdiction. This provision will not apply to actions which the Court of Chancery in the

	HUB Security	RNER
	breach of a fiduciary duty owed by any director, officer or other employee of HUB Security to HUB Security or its shareholders, or (c) any action asserting a claim arising pursuant to any provision of the Companies Law or the Israeli Securities Law. This exclusive forum provision is intended to apply to claims arising under Israeli law and would not apply to claims brought pursuant to the Securities Act or any other claim for which U.S. federal courts would have exclusive jurisdiction. Such exclusive forum provision in the HUB Security Amended and Restated Articles of Association will not relieve HUB Security of its duties to comply with U.S. federal securities laws and the rules and regulations thereunder, and HUB Security shareholders will not be deemed to have waived HUB Security’s compliance with these laws, rules and regulations. This exclusive forum provision may limit a shareholder’s ability to bring a claim in a judicial forum of its choosing for disputes with HUB Security or its directors, officers or other employees, which may discourage lawsuits against HUB Security, its directors, officers and employees. However, the enforceability of similar forum provisions in other companies’ organizational documents has been challenged in legal proceedings, and there is uncertainty as to whether courts would enforce the exclusive forum provisions in the HUB Security Amended and Restated Articles of Association.	State of Delaware determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery; which are vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery; which the Court of Chancery does not have subject matter jurisdiction; and claims arising under the Securities Act, the Exchange Act or other claims for which there is concurrent or exclusive federal jurisdiction.
Limitation of Liability	The HUB Security Articles to be effective upon the closing of the Business Combination provide that HUB Security may, subject and pursuant to the provisions of the Companies Law or other additionally applicable law, exempt HUB Security directors and officers, to the maximum extent permitted by law, from and against all liability for damages due to any breach of such director’s or officer’s duty of care.	Directors shall not be liable to RNER for monetary damages for breach of fiduciary duty as a director, except to the extent such exculpation from liability is prohibited by the DGCL.

	HUB Security	RNER
Indemnification and Advancement	The HUB Security Articles state that HUB Security may, subject and pursuant to the provisions of the Companies Law, the Israeli Securities Laws and the Israeli Economic Competition Law, 5748- 1988, or any other additionally applicable law, indemnify and insure a director or officer of HUB Security for all liabilities and expenses incurred by him or her arising from or as a result of any act (or omission) carried out by him or her as a director or officer of HUB Security and which is indemnifiable pursuant to applicable law, to the fullest extent permitted by law. The Companies Law provides that undertakings to indemnify a director or officer for such liabilities (but not for such legal expenses) be limited to specified foreseeable events and to reasonable maximum amounts.
RNER shall indemnify, to the fullest extent permitted by the DGCL, any person from all liabilities and expenses incurred by him or her by reason of the fact that he or she is or was a director, officer, employee or agent of RNER, or is or was serving at the request of the RNER as a director, officer, employee or agent of another entity.
RNER shall, in advance, pay the expenses, including attorney fees, incurred by an indemnified person in defending any proceeding, provided that, to the extent required by law, such advancement shall be made only upon the receipt of an undertaking that the indemnified person will repay amounts advanced if it is determined that such person was not entitled to indemnification.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT OF RNER, HUB SECURITY AND THE COMBINED COMPANY
RNER
The following table sets forth information regarding the beneficial ownership of RNER Common Stock as of August 24, 2022, by:
•
each person known by RNER to beneficially own more than 5% of the outstanding shares of RNER Common Stock;

•
each of RNER’s current executive officers and directors; and

•
all of RNER’s current executive officers and directors as a group.

Unless otherwise indicated, RNER believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. The following table does not reflect record or beneficial ownership of the RNER warrants because such warrants are not exercisable within 60 days of the date of this proxy statement/prospectus. The calculation of the percentage of beneficial ownership is based on 22,158,700 shares of common stock outstanding as of August 24, 2022.
Unless otherwise noted, the business address of each of the following entities or individuals is c/o Mount Rainier Acquisition Corp., 256 W. 38th Street, 15th Floor, New York, NY 10018.
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Current Directors and Executive Officers of RNER:
Matthew Kearney	346,985	1.6%
Young Cho	104,095	*
Christina Favilla	19,167	*
Otto Bisbakk	19,167	*
Jeffery Bistrong	19,167	*
All executive officers and directors as a group (5 individuals)	508,581	2.3%
Five Percent or More Holders:
DC Rainier SPV LLC(1)	3,535,119	15.95%
MMCAP International Inc. SPC(2)	1,499,990	6.8%
MM Asset Management Inc.(2)	1,499,990	6.8%
Highbridge Capital Management, LLC(3)	1,485,000	6.7%

*
Less than one percent.

(1)
Dominion Capital LLC is the manager of the Sponsor, DC Rainier SPV LLC. Dominion Capital Holdings LLC is the manager of Dominion Capital LLC. Mikhail and Gennadiy Gurevich are managing members of Dominion Capital Holdings LLC and as such have voting and investment control over the investments held by DC Rainier SPV LLC. The business address of DC Rainier SPV LLC is 256 W. 38th Street, 15th Floor, New York, NY 10018.

(2)
Based on a Schedule 13G filed October 4, 2021, MMCAP International Inc. SPC and MM Asset Management Inc. have shared voting power over these shares. The address of MMCAP International Inc. SPC is c/o Mourant Governance Services (Cayman) Limited, 94 Solaris Avenue, Camana Bay, P.O. Box 1348, Grand Cayman, KY1-1108, Cayman Islands and the address of MM Asset Management Inc. is 161 Bay Street, TD Canada Trust Tower Ste 2240, Toronto, ON M5J 2S1 Canada.

(3)
Based on a Schedule 13G filed on October 15, 2021, Highbridge Capital Management, LLC, as the trading manager of Highbridge Tactical Credit Master Fund, L.P. and Highbridge SPAC Opportunity Fund, L.P. (collectively, the “Highbridge Funds”), may be deemed to be the beneficial owner of the

1,485,000 shares of Common Stock held by the Highbridge Funds. The address of the holder is 277 Park Avenue, 23rd Floor, New York, New York 10172.
HUB Security
The following table shows the beneficial ownership of HUB Security ordinary shares as of August 1, 2022 by:
•
each person known by HUB Security to beneficially own more than 5% of the outstanding HUB Security ordinary shares;

•
each of HUB Security’s named executive officers and directors; and

•
all of HUB Security’s executive officers and directors as a group.

Unless otherwise indicated, HUB Security believes that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them. Except as otherwise noted herein, the number and percentage of HUB Security ordinary shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any HUB Security ordinary shares as to which the holder has sole or shared voting power or investment power and also any HUB Security ordinary shares which the holder has the right to acquire within 60 days of August 1, 2022 through the exercise of any option, conversion or any other right. The calculation of the percentage of beneficial ownership is based on 121,086,692 HUB Security ordinary shares outstanding as of August 1, 2022.
Unless otherwise noted, the business address of each beneficial owner is c/o HUB Cyber Security (Israel) Ltd., 17 Rothschild Blvd, Tel Aviv, Israel 6688120.
	HUB Security ordinary shares
Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Outstanding
Current Directors and Executive Officers of HUB Security:
Eyal Moshe(1)	11,195,414	9.25%
Azriel Moskovici	—	—
Zeev Zell	—	—
Levana Shifman	—	—
Moshe Raines(2)	46,241	*
Manish Agarwal	—	—
Moti Franko	—	—
Hugo Goldman	—	—
Andrey Iaremenko(3)	7,398,682	6.11%
Ayelet Bitan(4)	975,494	*
All executive officers and directors as a group (10 individuals)	19,615,831	15.36%
Five Percent or More Holders:
Vizerion Ltd(5)	13,256,219	10.95%
AVP EARLY STAGE II S.L.P(6)	12,331,013	10.18%
Evan Charles Neumann	10,814,418	8.93%
Eldav Investments Ltd(7)	7,631,911	6.30%

*
Less than 1%.

(1)
Consists of (i) 7,028,748 HUB Security ordinary shares and (ii) 4,166,666 HUB Security ordinary shares subject to options exercisable within 60 days of August 1, 2022.

(2)
Consists of 46,241 HUB Security ordinary shares subject to options exercisable within 60 days of August 1, 2022.

(3)
Consists of (i) 7,028,748 HUB Security ordinary shares and (ii) 369,934 HUB Security ordinary shares subject to options exercisable within 60 days of August 1, 2022.

(4)
Consists of 975,494 HUB Security ordinary shares subject to options exercisable within 60 days of August 1, 2022.

(5)
     , is the ultimate beneficial owner of Vizerion Ltd. The members of the board of directors of       may be deemed to have shared voting and dispositive control over the shares. The members of the board of directors of       are      ,      ,       and      . The business address of each of the foregoing is      .

(6)
     , is the ultimate beneficial owner of AVP EARLY STAGE II S.L.P. The members of the board of directors of       may be deemed to have shared voting and dispositive control over the shares. The members of the board of directors of       are      ,      ,       and      . The business address of each of the foregoing is      .

(7)
     , is the ultimate beneficial owner of Eldav Investments Ltd. The members of the board of directors of       may be deemed to have shared voting and dispositive control over the shares. The members of the board of directors of       are      ,      ,       and      . The business address of each of the foregoing is      .

Combined Company
The following table shows the beneficial ownership of HUB Security ordinary shares following the consummation of the Business Combination by:
•
each person known to HUB Security who will beneficially own more than 5% of the HUB Security ordinary shares issued and outstanding immediately after the consummation of the Business Combination;

•
each person who will become an executive officer or a director of HUB Security upon consummation of the Business Combination; and

•
all of the executive officers and directors of HUB Security as a group upon consummation of the Business Combination.

Except as otherwise noted herein, the number and percentage of HUB Security ordinary shares beneficially owned is determined in accordance with Rule 13d-3 of the Exchange Act, and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rule, beneficial ownership includes any HUB Security ordinary shares as to which the holder has sole or shared voting power or investment power and also any HUB Security ordinary shares which the holder has the right to acquire within 60 days of August 1, 2022 through the exercise of any option, warrant or any other right.
The expected beneficial ownership of HUB Security ordinary shares post-Business Combination assuming none of the holders of RNER Common Stock exercise their redemption right has been determined based upon the following: (i) that no holders of RNER Common Stock exercise their redemption rights (no redemption scenario), (ii) none of the investors set forth in the table below has purchased or purchases shares of HUB Security ordinary shares (post-Business Combination), (iii) the Stock Split has been effected, (iv) 5,000,000 HUB Security ordinary shares are issued to the PIPE Investors, (v) 22,158,700 HUB Security ordinary shares are issued to holders of shares of RNER common stock and (vi) there will be an aggregate of 119,390,882 HUB Security ordinary shares issued and outstanding at Closing.
The expected beneficial ownership of HUB Security ordinary shares post-Business Combination assuming the maximum number of shares of common stock have been converted has been determined based on the following: (i) holders of 17,250,000 shares of RNER common stock exercise their redemption rights (maximum redemption scenario), (ii) none of the investors set forth in the table below has purchased or purchases shares of HUB Security ordinary shares (post-Business Combination), (iii) the Stock Split has been effected, (iv) 5,000,000 HUB Security ordinary shares are issued to the PIPE Investors, (v) 22,158,700 HUB Security ordinary shares are issued to holders of shares of RNER common stock and (vi) there will be an aggregate of 100,425,353 HUB Security ordinary shares issued and outstanding at Closing.

Unless otherwise noted, the business address of each beneficial owner is c/o HUB Cyber Security (Israel) Ltd., 17 Rothchild Blvd Tel Aviv, Israel 6688120.
	Post-Proposed Transactions (Assuming no redemptions)		Post-Proposed Transactions (Assuming maximum redemption)
Name and Address of Beneficial Owner	Number of Shares	% of Shares	Number of Shares	% of Shares
Directors and Executive Officers of HUB Security Post-Business Combination:
Eyal Moshe	8,519,710	7.14%	8,519,710	8.48%
Azriel Moskovici	—	—	—	—
Zeev Zell	—	—	—	—
Levana Shifman	—	—	—	—
Moshe Raines	35,189	*	35,189	*
Manish Agarwal	—	—	—	—
Moti Franko	—	—	—	—
Matthew Kearney	346,977	*	346,977	*
Hugo Goldman	—	—	—	—
Andrey Iaremenko	5,630,397	4.72%	5,630,397	5.61%
Ayelet Bitan	742,351	*	742,351	*
All executive officers and directors as a group (11 individuals)	14,927,647	12.79%	14,927,647	15.21%
Five Percent or More Holders:
Vizerion Ltd	10,087,983	8.45%	10,087,983	10.05%
AVP EARLY STAGE II S.L.P	9,383,901	7.86%	9,383,901	9.34%
Evan Charles Neumann	8,229,772	6.89%	8,229,772	8.19%
Eldav Investments Ltd	5,807,884	4.86%	5,807,884	5.78%

*
Less than 1%.

PRICE RANGE OF SECURITIES AND DIVIDENDS
Price Range of RNER Securities
RNER’s units, RNER common stock and RNER warrants are currently listed on Nasdaq under the symbols “RNERU,” “RNER,” and “RNERW,” respectively.
The closing price of the units, RNER common stock and RNER warrants on      , 2022, was $      , $      and $      , respectively. As of      , 2022, the record date for the special meeting of stockholders, the closing price for each unit, RNER common stock and RNER warrants was $      , $      and $      , respectively.
HUB Security Shares
Market of Ordinary Shares
HUB Security ordinary shares trade on the Tel Aviv Stock Exchange under the symbol “HUB.”
Holders of Record
On      ,      2022, there were approximately      holders of record of      HUB Security ordinary shares.
Dividends
RNER has not paid any cash dividends on the RNER common stock to date and does not intend to pay cash dividends prior to the completion of the Business Combination.
HUB Security has not paid any cash dividends on the HUB Security ordinary shares, other than in connection with the closing of the Business Combination, as described in the Business Combination Agreement, does not intend to pay cash dividends prior to the completion of Business Combination.

FUTURE SHAREHOLDER PROPOSALS AND NOMINATIONS
If the Business Combination is completed, RNER stockholders will be entitled to attend and participate in HUB Security’s annual general meetings of shareholders. HUB Security will provide notice of the date on which its annual general meeting will be held in accordance with the HUB Security Articles and the Companies Law.

APPRAISAL RIGHTS
Under Section 262 of the DGCL, the holders of RNER Common Stock and RNER warrants will not have appraisal rights in connection with the Business Combination.

STOCKHOLDER COMMUNICATIONS
Stockholders and interested parties may communicate with RNER’s board of directors, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of Mount Rainier Acquisition Corp., 256 W. 38th Street, 15th Floor, New York, NY 10018. Following the Business Combination, such communications should be sent in care of HUB Cyber Security (Israel) Ltd., 17 Rothchild Blvd Tel Aviv, Israel 6688120. Each communication will be forwarded, depending on the subject matter, to the board of directors, the appropriate committee chairperson or all non-management directors.

LEGAL MATTERS
The legality of the HUB Security ordinary shares offered by this proxy statement/prospectus and certain other Israeli legal matters will be passed upon for HUB Security by the Gissin Law Firm. The legality of the HUB Security warrants offered by this proxy statement/prospectus and certain legal matters relating to U.S. law will be passed upon for HUB Security by Latham & Watkins LLP. Certain legal matters will be passed upon for RNER by Loeb & Loeb LLP. Certain Israeli legal matters will be passed upon for RNER by Sullivan & Worcester LLP.

EXPERTS
The consolidated financial statements of HUB Cyber Security (Israel) Ltd. as of December 31, 2020 and 2021, and for each of the two years ended December 31, 2021 included in this proxy statement/prospectus have been so included in reliance on the report of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The financial statements of Mount Rainier Acquisition Corp. as of December 31, 2021 and for the period from February 10, 2021 (inception) through December 31, 2021, have been audited by Marcum LLP, independent registered public accounting firm, as set forth in their report, thereon, appearing elsewhere in this proxy statement/prospectus, and are included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.
The consolidated financial statements of Comsec Ltd. as of December 31, 2019 and 2020, and for each of the two years ended December 31, 2020 included in this proxy statement/prospectus have been so included in reliance on the report of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.
The consolidated financial statements of ALD Advanced Logistics Developments Ltd. as of December 31, 2019 and 2020, and for each of the two years ended December 31, 2020 included in this proxy statement/prospectus have been so included in reliance on the report of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

DELIVERY OF DOCUMENTS TO SHAREHOLDERS
Pursuant to the rules of the SEC, RNER and service providers that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of RNER’s proxy statement. Upon written or oral request, RNER will deliver a separate copy of the proxy statement to any stockholder at a shared address to which a single copy of such document was delivered and who wishes to receive separate copies of such document. Stockholders receiving multiple copies of such document may likewise request that RNER delivers single copies of such document in the future. Stockholders may notify RNER of their requests by writing or calling RNER at its principal executive offices at 256 W. 38th Street, 15th Floor, New York, NY 10018, or (212) 785-4680.

ENFORCEABILITY OF CIVIL LIABILITIES
HUB Security is incorporated under the laws of the State of Israel. Service of process upon HUB Security and upon its directors and officers and the Israeli experts named in this proxy statement/prospectus, substantially all of whom reside outside the United States, may be difficult to obtain within the United States. Furthermore, because substantially all of HUB Security’s assets and substantially all of HUB Security’s directors and officers are located outside the United States, any judgment obtained in the United States against HUB Security or any of its directors and officers may not be collectible within the United States.
HUB Security has irrevocably appointed HUB Security US, Inc., HUB Security’s wholly-owned subsidiary, as its agent to receive service of process in any action against HUB Security in any U.S. federal or state court arising out of the Transactions. The address of HUB Security’s agent is 21 Walt Whitman Road Huntington Station, NY 11746
It may be difficult to initiate an action with respect to U.S. securities law in Israel. Israeli courts may refuse to hear a claim based on an alleged violation of U.S. securities laws reasoning that Israel is not the most appropriate forum to hear such a claim. In addition, even if an Israeli court agrees to hear a claim, it may determine that Israeli law and not U.S. law is applicable to the claim. If U.S. law is found to be applicable, the content of applicable U.S. law must be proved as a fact by expert witnesses which can be a time-consuming and costly process. Certain matters of procedure may also be governed by Israeli law. Subject to certain time limitations and legal procedures, Israeli courts may enforce a U.S. judgment in a civil matter which, subject to certain exceptions, is non-appealable, including judgments based upon the civil liability provisions of the Securities Act and the Exchange Act and including a monetary or compensatory judgment in a non-civil matter, provided that:
•
the judgment was rendered by a court which was, according to the laws of the state of the court, competent to render the judgment;

•
the obligation imposed by the judgment is enforceable according to the rules relating to the enforceability of judgments in Israel and the substance of the judgment is not contrary to public policy; and

•
the judgment is capable of being executed in the state in which it was given.

•
Even if these conditions are met, an Israeli court may not declare a foreign civil judgment enforceable if:

•
the judgment was given in a state whose laws do not provide for the enforcement of judgments of Israeli courts (subject to exceptional cases);

•
the enforcement of the judgment is likely to prejudice the sovereignty or security of the State of Israel;

•
the judgment was obtained by fraud;

•
the opportunity given to the defendant to bring its arguments and evidence before the court was not reasonable in the opinion of the Israeli court;

•
the judgment was rendered by a court not competent to render it according to the laws of private international law as they apply in Israel;

•
the judgment is contradictory to another judgment that was given in the same matter between the same parties and that is still valid; or

•
at the time the action was brought in the foreign court, a lawsuit in the same matter and between the same parties was pending before a court or tribunal in Israel.

If a foreign judgment is enforced by an Israeli court, it generally will be payable in Israeli currency, which can then be converted into non-Israeli currency and transferred out of Israel. The usual practice in an action before an Israeli court to recover an amount in a non-Israeli currency is for the Israeli court to issue a judgment for the equivalent amount in Israeli currency at the rate of exchange in force on the date of the judgment, but the judgment debtor may make payment in foreign currency. Pending collection, the amount of the judgment of an Israeli court stated in Israeli currency ordinarily will be linked to the Israeli consumer price index plus interest at the annual statutory rate set by Israeli regulations prevailing at the time. Judgment creditors must bear the risk of unfavorable exchange rates. In addition, there is no bilateral treaty between Israel and the United States for the enforcement of civil judgments.

TRANSFER AGENT AND REGISTRAR
The transfer agent and warrant agent for HUB Security’s securities will be                 .

WHERE YOU CAN FIND MORE INFORMATION
HUB Security has filed a registration statement on Form F-4 to register the issuance of securities described elsewhere in this proxy statement/prospectus. This proxy statement/prospectus is a part of that registration statement.
In addition, since HUB Security’s ordinary shares are traded on the TASE, HUB Security also files periodic and immediate reports with, and furnish information to, the TASE and the ISA, or the ISA, as required under Chapter Six of the Israel Securities Law, 1968 and the regulations enacted pursuant thereof, as applicable to a public company in Israel. Copies of HUB Security’s filings with the ISA can be retrieved electronically through the MAGNA distribution site of the ISA (www.magna.isa.gov.il) and the TASE website (www.maya.tase.co.il).
RNER files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on RNER at the SEC website containing reports, proxy statements and other information at: http://www.sec.gov.
Information and statements contained in this proxy statement/prospectus or any annex to this proxy statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other annex filed as an exhibit to the registration statement of which this proxy statement/prospectus forms a part.
If you would like additional copies of this proxy statement/prospectus or if you have questions about the Business Combination, you should contact via phone or in writing:
Mount Rainier Acquisition Corp.
256 W. 38th Street, 15th Floor, New York, NY 10018
Telephone: (212) 785-4680
To obtain timely delivery of the documents, you must request them no later than five business days before the date of the special meeting, or no later than            , 2022.
All information contained in this proxy statement/prospectus relating to HUB Security has been supplied by HUB Security, and all such information relating to RNER has been supplied by RNER. Information provided by one another does not constitute any representation, estimate or projection of the other.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Shareholders and the Board of Directors of
HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
Opinion on the Financial Statements
We have audited the accompanying consolidated statements of the financial position of Hub Cyber Security (Israel) Ltd. (Formerly: ALD Advanced Logistics Developments Ltd.) (the “Company”) and subsidiaries (collectively, the “Group”) as of December 31, 2021 and 2020 and the related consolidated statements of profit or loss and other comprehensive income, changes in equity, and cash flows for each of the two years in the period ended December 31, 2021, and the related notes (collectively referred to as the “consolidated financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of the Group at December 31, 2021 and 2020, and the results of its operations and its cash flows for each of the two years in the period ended December 31, 2021, in conformity with International Financial Reporting Standards (“IFRS”) as issued by the International Accounting Standard Board.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Group’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no opinion.
Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.
Tel-Aviv, Israel August 23, 2022	/s/ KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global
We have served as the Company’s auditor since 2018.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
		December 31,
	Note	2021	(*)2020
		USD in thousands
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	6	13,974	1,262
Restricted cash		218	—
Restricted bank deposit		1,001	—
Trade receivables, net	7	25,652	3
Other accounts receivable	8	7,078	160
Inventories	9	1,838	—
		49,761	1,425
NON-CURRENT ASSETS:
Long-term receivables		96	—
Long-term restricted deposit		201	—
Long-term deposit		3,215	—
Property, plant and equipment	11	1,146	64
Right-of-use assets	10	8,235	84
Goodwill	12	30,852	—
Intangible assets	12	22,617	21
Deferred tax assets	25	4,156	—
		70,518	169
		120,279	1,594

(*)
Restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
		December 31,
	Note	2021	(*)2020
		USD in thousands
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Short term loans	13	11,279	—
Trade payables	14	14,994	51
Current maturities of lease liabilities	10	2,023	57
Other accounts payable	15	9,662	268
		37,958	376
NON-CURRENT LIABILITIES:
Loans from banks	16	3,799	—
Liabilities for government grants	16, 17	1,344	536
Lease liabilities	10	6,062	30
Deferred tax liabilities	25	3,897	—
Severance pay right	19	1,440	—
		16,542	566
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:	20
Share capital and premium		70,762	4,747
Share options		1,102	—
Treasury shares		(1,230)	—
Other reserves		11,600	119
Accumulated deficit		(17,447)	(4,214)
		64,787	652
Non-controlling interests		991	—
Total equity		65,778	652
		120,279	1,594

(*)
Restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS
		Year ended December 31,
	Note	2021	(*)2020
		USD in thousands (except per share data)
Revenues		32,520	38
Cost of revenues	24a	27,424	—
Gross profit		5,096	38
Research and development expenses, net	24b	5,796	1,423
Selling and marketing expenses	24c	2,774	—
General and administrative expenses	24d	9,367	1,289
Operating loss		(12,841)	(2,674)
Finance income	24e	(21)	(13)
Finance expenses	24e	333	99
Loss before taxes on income		(13,153)	(2,760)
Taxes on income	25	470	—
Net loss		(13,623)	(2,760)
Attributable to:
Equity holders of the Company		(13,232)	(2,760)
Non-controlling interests		(391)	—
		(13,623)	(2,760)
Net loss per share attributable to equity holders of the Company (USD):	26
Basic and diluted net loss per share		(0.17)	(0.05)(*)

(*)
Restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	Year ended December 31,
	2021	(*)2020
	USD in thousands
Net loss	(13,623)	(2,760)
Other comprehensive loss, net of taxes:
Amounts that will be or that have been reclassified to profit or loss when specific conditions are met:
Foreign currency translation adjustments	(1)	—
Amounts that will not be reclassified subsequently to profit or loss:
Actuarial loss from defined benefit plan	(653)	—
Foreign currency translation from functional currency to presentation currency	2,515	112
Total other comprehensive income	1,861	112
Total comprehensive loss	(11,762)	(2,648)
Attributable to:
Equity holders of the Company	(11,327)	(2,648)
Non-controlling interests	(435)	—
	(11,762)	(2,648)

(*)
Restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Attributable to equity holders of the Company
	Share Capital and premium	Treasury shares	Share options	Reserve for share-based payment transactions	Reserve for re-measurement of defined benefit plan	Foreign currency translation adjustments	Accumulated deficit	Total	Non- controlling interests	Total equity
	USD in thousands
Balance as of January 1, 2021(*)	4,747	—	—	—	—	119	(4,214)	652	—	652
Net loss	—	—	—	—	—	—	(13,232)	(13,232)	(391)	(13,623)
Other comprehensive income	—	—	—	—	(608)	2,515	—	1,907	(44)	1,861
Total comprehensive income	—	—	—	—	(608)	2,515	(13,233)	(11,327)	(435)	(11,762)
Reverse acquisition (Note 5)	21,789	—	1,102	3,677	—	—	—	26,568	1,427	27,995
Issue of shares (Note 20)	34,571	—	—	—	—	—	—	34,571	—	34,571
Initial consolidation of subsidiary (Note 5)	9,655	—	—	—	—	—	—	9,655	—	9,655
Repurchase of shares	—	(1,230)	—	—	—	—	—	(1,230)	—	(1,230)
Cost of share-based payment	—	—	—	5,897	—	—	—	5,897	—	5,897
Balance as of December 31, 2021	70,762	(1,230)	1,102	9,574	(608)	2,634	(17,447)	64,787	991	65,778

(*)
The balances and movements before the merger date have been restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Attributable to equity holders of the Company(*)
	Share Capital and premium	Foreign currency translation reserve	Accumulated deficit	Total	Non- controlling interests	Total equity
	USD in thousands
Balance as of January 1, 2020	2,784	7	(1,454)	1,337	—	1,337
Loss	—		(2,760)	(2,760)	—	(2,760)
Total other comprehensive income	—	112	—	112	—	112
Issue of shares and options, less issue expenses of USD 22 thousand	1,963	—	—	1,963	—	1,963
Balance as of December 31, 2020	4,747	119	(4,214)	652	—	652

(*)
The balances and movements before the merger date have been restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2021	(*)2020
	USD in thousands
Cash flows from operating activities:
Net loss	(13,623)	(2,760)
Adjustments to reconcile net loss to net cash used in operating activities:
Adjustments to the profit or loss items:
Finance expenses, net	312	86
Depreciation and amortization	1,853	34
Change in employee benefit liabilities, net	(94)	—
Taxes on income	58	—
Cost of share-based payment	5,897	—
	8,026	120
Changes in asset and liability items:
Increase in trade receivables	(6,969)	(3)
Increase in other accounts receivable	(3,463)	(2)
Decrease in receivables for construction contracts	682	—
Increase (decrease) in trade payables	8,879	(30)
Increase in inventories	(1,195)	—
Change in balances of government grants	(186)	(13)
Increase (decrease) in other accounts payable	2,884	(163)
	632	(211)
Cash paid and received during the year for:
Interest paid	(320)	(13)
Interest received	5	5
	(315)	(8)
Net cash used in operating activities	(5,280)	(2,859)

(*)
The balances and movements before the merger date have been restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2021	(*)2020
	USD in thousands
Cash flows from investing activities:
Investment in restricted bank deposit	(202)	—
Investment in restricted cash and cash equivalents	(210)	—
Change in long-term deposits	(3,096)	—
Purchase of property, plant and equipment	(453)	(20)
Reverse acquisition (a)	605	—
Acquisition of newly consolidated subsidiary (b)	(12,626)	—
Net cash used in investing activities	(15,982)	(20)
Cash flows from financing activities:
Issue of shares, net of issue expenses	34,571	1,963
Repurchase of shares	(1,230)	—
Short-term loans, net	615	—
Repayment of lease liabilities	(1,079)	(56)
Receipt of government grants	202	406
Repayment of long-term loans	(376)	—
Net cash provided by financing activities	32,703	2,313
Exchange rate differences on cash and cash equivalents	1,271	96
Increase (decrease) in cash and cash equivalents	12,712	(470)
Cash and cash equivalents at the beginning of the year	1,262	1,732
Cash and cash equivalents at the end of the year	13,974	1,262
Non-cash transactions:
Right-of-use asset	5,542	—
Lease liability	5,542	—

(*)
The balances and movements before the merger date have been restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2021	(*)2020
	USD in thousands
(a) Reverse acquisition:
The subsidiary’s assets and liabilities on acquisition date:
Restricted bank deposit	859	—
Trade receivables	10,480	—
Other accounts receivable	2,703	—
Construction contracts	682	—
Property, plant and equipment	489	—
Right-of-use assets	2,657	—
Goodwill	14,860	—
Intangible assets	7,093	—
Deferred tax asset	1,830	—
Deferred tax liability	(1,985)	—
Short term loans	(849)	—
Trade payables	(1,775)	—
Other payables	(5,380)	—
Bank loans	(108)	—
Liabilities for government grants	(738)	—
Lease liability	(2,657)	—
Employee benefit liabilities	(772)	—
Non-controlling interests	(1,427)	—
Equity	(26,568)	—
Total net cash deriving from reverse acquisition	606	—
(b) Initial consolidation of Comsec:
The subsidiary’s assets and liabilities on acquisition date:
Restricted bank deposit	98	—
Trade receivables	7,745	—
Other accounts receivable	614	—
Inventories	644	—
Property, plant and equipment	267	—
Right-of-use assets	2,381	—
Goodwill	15,454	—
Intangible assets	16,220	—
Deferred tax asset	2,211	—
Deferred tax liability	(1,725)
Short term loan	(9,894)	—
Trade payables	(4,101)	—
Other payables	(1,130)	—
Bank loans	(4,063)	—
Lease liability	(2,381)	—
Employee benefit liabilities	(59)	—
Share capital and premium	(9,655)	—
Total net cash paid for the acquisition	12,626	—

(*)
The balances and movements before the merger date have been restated due to accounting for reverse acquisition, see Note 1b below.

The accompanying notes are an integral part of the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL
a.
Group description:

HUB Cyber Security (Israel) Ltd. (formerly: ALD Advanced Logistics Developments Ltd.) (“the Company”) was incorporated under the laws of the State of Israel in 1984 and is engaged in developing and marketing quality management software tools and solutions. The Company’s software tools allow their users to scientifically predict system failures and prevent them during the design stage. The Company and its subsidiaries (“the Group”) are engaged in developing reliable quality assurance systems that support process and product enhancement. In addition, the Group offers quality management training courses and provides software testing consulting and outsourcing services. The Group’s main customers are organizations and institutions operating in the security, electronics, aviation, telecommunications, banking and other sectors in Israel and worldwide. The Company became a publicly traded in Tel-Aviv stock exchange (TASE) company on January 23, 2000.
The Company is headquartered in Tel- Aviv, Israel.
b.
Merger between the Company and HUB Cyber Security Ltd.:

On February 28, 2021, the Company and its shareholders signed a share swap merger agreement (“the merger agreement” or “the merger transaction”) with HUB Cyber Security Ltd. (“HUB”) and its shareholders (“the optionees”) according to which the optionees will transfer their entire interests in HUB to the Company in return for 51% of the Company’s issued and outstanding share capital (about 46.51% on a fully diluted basis).
On May 9, 2021, the Company obtained a pre-ruling from the Israel Tax Authority (“the ITA”) which approves the merger as per the provisions of Section 103T to the Israeli Income Tax Ordinance (Revised), 1961 (“the ITO”). The merger transaction was completed on June 21, 2021 (“the merger completion date”) and the Company issued 51,000,0000 Ordinary shares of the Company to the optionees (HUB’s shareholders).
According to the merger agreement, HUB became a wholly owned subsidiary of the Company and the Company allocated 51% of its issued and outstanding share capital as of the merger completion date to HUB’s shareholders. From the merger completion date, the Company holds the entire equity and voting rights in HUB.
The accounting treatment of the merger transaction:
As a result of the merger transaction which was carried out through a share swap between the Company and HUB, the Company is the legal owner of HUB’s shares. However, from an accounting and economic perspective, it is not the beneficial owner since the merger transaction consists of a reverse acquisition whereby HUB acquired the controlling interests in the Company through the share swap/issue and is therefore the buyer in the merger transaction for accounting purposes. The financial statements disclose the economic results of the merger transaction and therefore address HUB as the accounting acquirer and the Company as the accounting acquiree.
Based on its analysis, the Company decided that the merger transaction should be accounted for as a reverse acquisition for the following reasons:
1.
Following the merger transaction, HUB’s shareholders hold the majority voting rights (51%) in the Company and are the controlling shareholders therein.

2.
Following the merger transaction, the Company’s senior management was appointed by HUB.

3.
The majority of the Company’s directors (other than external directors) were appointed by HUB.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL (continued)
Following are the effects of the accounting treatment of the reverse acquisition on the financial statements:
1.
The statements of profit or loss and cash flows for the year ended December 31, 2021 reflect the operating results and cash flows of HUB (the accounting acquirer) prior to the merger transaction and the consolidated operating results and cash flows of the Company and HUB after the merger transaction. The statements of profit or loss and cash flows for comparative periods reflect only the operating results and cash flows of HUB (the accounting acquirer).

2.
The comparative figures in the statement of financial position reflect the financial position of HUB (the accounting acquirer) as before the merger transaction.

3.
The share capital and loss per share data before the merger transaction were restated to retroactively reflect the number of shares issued by the Company to HUB’s shareholders in the merger transaction based on the swap ratio with HUB’s shares as determined in the merger agreement.

4.
The initial accounting treatment of the merger transaction, as of the balance sheet date, was applied using the provisional measurement method, mainly due to the time lapse between the business combination date and the financial statement approval date. As stated above, the allocation was done on a provisional basis and therefore the data presented in respect of the acquisition may change in the future and affect the data included in these financial statements.

As part of the merger transaction, the Company undertook to allocate about 25,000,000 share options to senior officers, employees and consultants of the Company and to the investment bank which assisted the merger transaction, see more information in Note 5 below.
c.
Acquisition of Comsec Ltd.:

On September 27, 2021, the Company signed an agreement for the purchase of the entire issued and outstanding share capital, on a fully diluted basis, of Comsec Ltd. (“Comsec”), including owners’ loans and capital notes (collectively — “the securities”), from Eldav Investments Ltd. (“the seller”). In return for the securities, the Company will pay NIS 70,000 thousand (USD 21,848 thousand) (“the purchase price”), of which NIS 40,000 thousand (USD 12,484 thousand) in cash and NIS 30,000 thousand (USD 9,363 thousand) in Company shares. The purchase price will be paid to the seller upon closing.
Comsec is a private company that provides cybersecurity consulting, design, testing and control services and sells data security and cybersecurity software and hardware solutions by itself and through its subsidiaries in Israel and overseas.
In the first half of 2021, Comsec completed the technological development of a cyber automation solution and began marketing and profiting from its internally developed D-Storm product. The acquisition transaction was completed on November 17, 2021 and from that date, the Company consolidates the financial statements of Comsec in the consolidated financial statement, see also Note 5 below.
d.
Definitions:

In these financial statements:
The Company	—	HUB Cyber Security (Israel) Ltd. (formerly: ALD Advanced Logistics Developments Ltd.).
HUB	—	HUB Cyber Security Ltd.
Subsidiaries	—	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL (continued)
Investees	—	Subsidiaries.
The Group	—	The Company and its investees.
Related parties	—	As defined in IAS 24.
Interested parties and controlling shareholders	—	As defined in the Israeli Securities Regulations (Annual Financial Statements), 2010.

e.
The effects of the Covid-19 pandemic:

The Company has analyzed the effects of the Covid-19 crisis on its activities in Israel, which is its principal market of operation, and concluded that it has not had a material impact on the measurement of assets and liabilities and has not led to impairment of assets. The Company also estimates that the allowance recorded in respect of trade receivables is adequate.
The continued spread of the Covid-19 virus is an event which cannot be controlled by the Company and also involves decisions which could have adverse implications on the Company, resulting in reduced operations and impairment of assets.
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES
The following accounting policies have been applied consistently in the financial statements for all periods presented, unless stated otherwise.
a.
Basis of presentation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).
The Company’s financial statements have been prepared on a cost basis, except for financial instruments measured at fair value through profit or loss.
The Company has elected to present the profit or loss items using the function of expense method.
b.
The operating cycle:

The Company’s operating cycle is one year.
c.
Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company has power over the investee, is exposed or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. In assessing control, the effect of potential voting rights is considered only if they are substantive. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.
The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the subsidiaries are uniform and consistent with the policies applied in the financial statements of the Company. Significant intragroup balances and transactions and gains or losses resulting from transactions between the Company and the subsidiaries are eliminated in full in the consolidated financial statements.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company. Profit or loss and components of other comprehensive income are attributed to the Company and to non-controlling interests. Losses are attributed to non-controlling interests even if they result in a negative balance of non-controlling interests in the consolidated statement of financial position.
d.
Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date with the addition of non-controlling interests in the acquiree. In each business combination, the Company chooses whether to measure the non-controlling interests in the acquiree based on their fair value on the acquisition date or at their proportionate share in the fair value of the acquiree’s net identifiable assets.
Direct acquisition costs are carried to the statement of profit or loss as incurred.
Goodwill is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed.
e.
Functional currency, presentation currency and foreign currency:

1.
Functional currency and presentation currency:

The Group determines the functional currency of each Group entity, including companies accounted for at equity. Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is NIS. The consolidated financial statements are presented in US dollar, which is the Company’s presentation currency.
The results and financial position of foreign operations (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentational currency are translated into the presentational currency as follows:
•
assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position

•
income and expenses for each statement of profit or loss and statement of comprehensive loss are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions), and

•
all resulting exchange differences are recognized in other comprehensive income (loss).

2.
Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency (other than the functional currency) are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.
3.
Index-linked monetary items:

Monetary assets and liabilities linked to the changes in the Israeli Consumer Price Index (“Israeli CPI”) are adjusted at the relevant index at each reporting date according to the terms of the agreement.
f.
Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits, with an original maturity of three months or less from the date of acquisition.
g.
Restricted cash:

Restricted cash is placed in a short-term deposit whose original maturity does not exceed three months.
h.
Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.
i.
Long-term deposits:

Long-term bank deposits are deposits with an original maturity of more than 12 months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.
j.
Revenue recognition:

Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties (such as taxes).
Revenue from rendering of services:
Revenue from rendering of services is recognized over time, during the period the customer simultaneously receives and consumes the benefits provided by the Company’s performance. The Company charges its customers based on payment terms agreed upon in specific agreements. When payments are made before or after the service is performed, the Company recognizes the resulting contract asset or liability.
Revenue from software licensing arrangements:
The Company recognizes revenue from the sale of third parties software products and software licensing transactions at a point in time when the control of the license is transferred to the customer, generally upon delivery of the license to the customer.
Contract balances:
The Company charges customers as the work progresses in accordance with the contractual terms. Amounts billed are classified as trade receivables in the statement of financial position. When revenues from performance of a contract are recognized in profit or loss before the customer is charged, the amounts recognized are recorded as trade receivables.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Amounts received from customers in advance of performance by the Company are recorded as contract liabilities and recognized as revenue in profit or loss when the work is performed.
Costs of obtaining a contract:
The Company has elected to apply the practical expedient allowed by IFRS 15 according to which incremental costs of obtaining a contract are recognized as an expense when incurred if the amortization period of the asset is one year or less.
k.
Inventories:

Inventories are measured at the lower of cost and net realizable value. The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated costs necessary to make the sale. The Company periodically evaluates the condition and age of inventories and makes provisions for slow moving inventories accordingly.
Purchased merchandise and products — using the weighted average cost method.
l.
Government grants:

Government grants are recognized when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions.
Government grants received from the Israel Innovation Authority (“IIA”) are recognized upon receipt as a liability if future economic benefits are expected from the research project that will result in royalty-bearing sales.
A liability for grants received is first measured at fair value using a discount rate that reflects a market rate of interest. The difference between the amount of the grant received and the fair value of the liability is accounted for as a government grant and recognized as a reduction of research and development expenses. After initial recognition, the liability is measured at amortized cost using the effective interest method. Royalty payments are treated as a reduction of the liability. If no economic benefits are expected from the research activity, the grant receipts are recognized as a reduction of the related research and development expenses. In that event, the royalty obligation is treated as a contingent liability in accordance with IAS 37.
At each reporting date, the Company evaluates whether there is reasonable assurance that the liability recognized, in whole or in part, will not be repaid (since the Company will not be required to pay royalties) based on the best estimate of future sales and using the original effective interest method, and if so, the appropriate amount of the liability is derecognized against a corresponding reduction in research and development expenses.
Amounts paid as royalties are recognized as settlement of the liability.
m.
Taxes on income:

The tax results in respect of current or deferred taxes are recognized in profit or loss, except to the extent that they relate to items which are recognized in other comprehensive income or equity.
1.
Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability in respect of previous years.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
2.
Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes.
Deferred taxes are measured at the tax rate that is expected to apply when the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the reporting date.
Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is not probable that they will be utilized. Deductible carryforward losses and temporary differences for which deferred tax assets had not been recognized are reviewed at each reporting date and a respective deferred tax asset is recognized to the extent that their utilization is probable.
Taxes that would apply in the event of the disposal of investments in investees have not been taken into account in computing deferred taxes, as long as the disposal of the investments in investees is not probable in the foreseeable future. Also, deferred taxes that would apply in the event of distribution of earnings by investees as dividends have not been taken into account in computing deferred taxes, since the distribution of dividends does not involve an additional tax liability or since it is the Company’s policy not to initiate distribution of dividends from a subsidiary that would trigger an additional tax liability.
Deferred taxes are offset if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.
n.
Leases:

The Company accounts for a contract as a lease when the contract terms convey the right to control the use of an identified asset for a period of time in exchange for consideration.
1.
The Group as a lessee:

For leases in which the Group is the lessee, the Group recognizes on the commencement date of the lease a right-of-use asset and a lease liability, excluding leases whose term is up to 12 months and leases for which the underlying asset is of low value. For these excluded leases, the Group has elected to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term.
On the commencement date, the lease liability includes all unpaid lease payments discounted at the interest rate implicit in the lease, if that rate can be readily determined, or otherwise using the Group’s incremental borrowing rate. After the commencement date, the Group measures the lease liability using the effective interest rate method.
On the commencement date, the right-of-use asset is recognized in an amount equal to the lease liability plus lease payments already made on or before the commencement date and initial direct costs incurred.
The right-of-use asset is measured applying the cost model and depreciated over the shorter of its useful life and the lease term.
Following are the amortization periods of the right-of-use assets by class of underlying asset:
	Years	Mainly
Office lease	2 – 10	5
Vehicles	3 – 4	3

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company tests for impairment of the right-of-use asset whenever there are indications of impairment pursuant to the provisions of IAS 36.
2.
Variable lease payments that depend on an index:

On the commencement date, the Company uses the index rate prevailing on the commencement date to calculate the future lease payments.
For leases in which the Company is the lessee, the aggregate changes in future lease payments resulting from a change in the index are discounted (without a change in the discount rate applicable to the lease liability) and recorded as an adjustment of the lease liability and the right-of-use asset, only when there is a change in the cash flows resulting from the change in the index (that is, when the adjustment to the lease payments takes effect).
3.
Lease extension and termination options:

A non-cancelable lease term includes both the periods covered by an option to extend the lease when it is reasonably certain that the extension option will be exercised and the periods covered by a lease termination option when it is reasonably certain that the termination option will not be exercised.
As a result of a significant event or a significant change in circumstances that is within the control of the Company in the expected exercise of the lease extension option or in the expected non-exercise of the lease termination option, the Company remeasures the lease liability based on the revised lease term using a revised discount rate as of the date of the change in expectations. The total change is recognized in the carrying amount of the right-of-use asset until it is reduced to zero, and any further reductions are recognized in profit or loss.
4.
Lease modifications:

If a lease modification does not reduce the scope of the lease and does not result in a separate lease, the Company remeasures the lease liability based on the modified lease terms using a revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.
If a lease modification reduces the scope of the lease, the Company recognizes a gain or loss arising from the partial or full reduction of the carrying amount of the right-of-use asset and the lease liability. The Company subsequently remeasures the carrying amount of the lease liability according to the revised lease terms, at the revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.
o.
Property, plant and equipment:

Items of property, plant and equipment are measured at cost, including direct acquisition costs, less accumulated depreciation, accumulated impairment losses and excluding day-to-day servicing expenses.
Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:
	%	Mainly %
Motor vehicles	15 – 20	15
Office furniture and equipment	6 – 20	6
Computers and peripheral equipment	33
Leasehold improvements	See below

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.
The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. As for testing for impairment of property, plant and equipment, see paragraph q below.
p.
Intangible assets:

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in profit or loss when incurred.
Intangible assets with a finite useful life are amortized over their useful life on a straight-line basis and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.
Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment at least once a year or whenever there is an indication that the intangible asset may be impaired. The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite is accounted for prospectively as a change in accounting estimate and on that date the asset is tested for impairment. Commencing from that date, the asset is amortized systematically over its useful life.
Research and development expenditures:
Research expenditures are recognized in profit or loss when incurred. Costs incurred in an internal development project are recognized as an intangible asset only if the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the ability to measure reliably the expenditures attributable to the intangible asset during its development.
The asset is measured at cost less any accumulated amortization and any accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. The asset is amortized over its useful life. Testing of impairment is performed annually over the period of the development project. When an internally developed intangible asset cannot be recognized, the development costs are recognized as an expense in profit or loss as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period. For all the reporting periods, the above criteria have not been met and therefore all development costs have been recognized as an expense in profit or loss.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Patents:
The patents are purchased for a period of ten years with an option for renewal at the end of the period.
The useful life of intangible assets is as follows:
Years
Patents	10
Customer relations	0.5 – 10
Brand name	5
Order backlog	1
Technology	2
Gains or losses from the derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the cost of the asset and carried to profit or loss.
q.
Impairment of non-financial assets:

The Company evaluates the need to record an impairment of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.
An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.
The following criteria are applied in assessing impairment of these specific assets:
Goodwill in respect of subsidiaries:
The Company reviews goodwill for impairment at least once a year, on December 31, or more frequently if events or changes in circumstances indicate that there is an impairment.
Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.
r.
Financial instruments:

1.
Financial assets:

Financial assets are measured upon initial recognition at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The Company classifies and measures debt instruments in the financial statements based on the following criteria:
•
The Company’s business model for managing financial assets; and

•
The contractual cash flow terms of the financial asset.

Debt instruments are measured at amortized cost when:
The Company’s business model is to hold the financial assets in order to collect their contractual cash flows, and the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. After initial recognition, the instruments in this category are measured according to their terms at amortized cost using the effective interest rate method, less any provision for impairment.
2.
Impairment of financial assets:

The Company evaluates at the end of each reporting period the loss allowance for financial debt instruments which are not measured at fair value through profit or loss. The Company distinguishes between two types of loss allowances:
a)
Debt instruments whose credit risk has not increased significantly since initial recognition, or whose credit risk is low — the loss allowance recognized in respect of this debt instrument is measured at an amount equal to the expected credit losses within 12 months from the reporting date (12-month ECLs); or

b)
Debt instruments whose credit risk has increased significantly since initial recognition, and whose credit risk is not low — the loss allowance recognized is measured at an amount equal to the expected credit losses over the instrument’s remaining term (lifetime ECLs).

The Company applies the low credit risk simplification in the Standard, according to which the Company assumes the debt instrument’s credit risk has not increased significantly since initial recognition if on the reporting date it is determined that the instrument has a low credit risk, for example when the instrument has an external rating of “investment grade”.
An impairment loss on debt instruments measured at amortized cost is recognized in profit or loss with a corresponding loss allowance that is offset from the carrying amount of the financial asset.
The Company has short-term financial assets such as trade receivables in respect of which the Company applies a simplified approach and measures the loss allowance in an amount equal to the lifetime expected credit losses.
3.
Derecognition of financial assets:

A financial asset is derecognized only when:
•
The contractual rights to the cash flows from the financial asset has expired; or

•
The Company has transferred substantially all the risks and rewards deriving from the contractual rights to receive cash flows from the financial asset or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset; or

•
The Company has retained its contractual rights to receive cash flows from the financial asset but has assumed a contractual obligation to pay the cash flows in full without material delay to a third party.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
4.
Financial liabilities:

a)
Financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability. After initial recognition, the Company measures all financial liabilities at amortized cost.
b)
Financial liabilities measured at fair value through profit or loss:

At initial recognition, the Company measures financial liabilities that are not measured at amortized cost at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.
5.
Derecognition of financial liabilities:

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or cancelled or expires. A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.
When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial.
If the terms of an existing financial liability are substantially modified, such modification is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss.
If the modification is not substantial, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss.
When evaluating whether the modification in the terms of an existing liability is substantial, the Company considers both quantitative and qualitative factors.
6.
Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously. The right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. In order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.
s.
Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:
Level 1	—	quoted prices (unadjusted) in active markets for identical assets or liabilities.
Level 2	—	inputs other than quoted prices included within Level 1 that are observable directly or indirectly.
Level 3	—	inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

t.
Treasury shares:

Company shares held by the Company and/or subsidiaries are recognized at cost of purchase and presented as a deduction from equity. Any gain or loss arising from a purchase, sale, issue or cancellation of treasury shares is recognized directly in equity.
u.
Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects part or all of the expense to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense is recognized in the statement of profit or loss net of any reimbursement.
Following are the types of provisions included in the financial statements:
Legal claims:
A provision for claims is recognized when the Group has a present legal or constructive obligation as a result of a past event, it is more likely than not that an outflow of resources embodying economic benefits will be required by the Group to settle the obligation and a reliable estimate can be made of the amount of the obligation.
v.
Employee benefit liabilities:

The Group has several employee benefit plans:
1.
Short-term employee benefits:

Short-term employee benefits are benefits that are expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.
2.
Post-employment benefits:

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.
The Group has defined contribution plans pursuant to section 14 to the Severance Pay Law under which the Group pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods. Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense when contributed concurrently with performance of the employee’s services.
The Group also operates a defined benefit plan in respect of severance pay pursuant to the Severance Pay Law. According to the Law, employees are entitled to severance pay upon dismissal or retirement. The liability for termination of employment is measured using the projected unit credit method. The actuarial assumptions include expected salary increases and rates of employee turnover based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on high quality corporate bonds that are linked to the Consumer Price Index with a term that is consistent with the estimated term of the severance pay obligation.
In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in severance pay funds and insurance companies (“the plan assets”). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group’s own creditors and cannot be returned directly to the Group.
The liability for employee benefits shown in the statement of financial position reflects the present value of the defined benefit obligation less the fair value of the plan assets.
Remeasurements of the net liability are recognized in other comprehensive income in the period in which they occur.
3.
Other long-term employee benefits:

The Group’s employees are entitled to benefits in respect of paid absences, jubilee grants and adaptation grants. These benefits are accounted for as other long-term benefits since the Company estimates that these benefits will be used and the respective Group’s obligation will be settled during the employment period and more than twelve months after the end of the annual reporting period in which the employees render the related service.
The Group’s net obligation for other long-term employee benefits, which is computed based on actuarial assumptions, is for the future benefit due to the employees for service rendered in the current period and in prior periods and taking into account expected salary increases. The amount of these benefits is discounted to its present value. The discount rate is determined by reference at the reporting date to market yields on high quality corporate bonds that are linked to the Consumer Price Index and whose term is consistent with the term of the Group’s obligation.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Remeasurements of the net liability are recognized in profit or loss in the period in which they occur.
w.
Share-based payment transactions:

The Company’s employees and other service providers are entitled to remuneration in the form of equity-settled share-based payment transactions.
Equity-settled transactions:
The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using an acceptable option pricing model. As for other service providers, the cost of the transactions is measured at the fair value of the goods or services received as consideration for equity instruments granted.
The cost of equity-settled transactions is recognized in profit or loss together with a corresponding increase in equity during the period which the performance and/or service conditions are to be satisfied ending on the date on which the relevant employees become entitled to the award (“the vesting period”). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest.
No expense is recognized for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether the market condition is satisfied, provided that all other vesting conditions (service and/or performance) are satisfied.
x.
Earnings (loss) per share:

Earnings per share are calculated by dividing the net income attributable to equity holders of the Company by the weighted number of Ordinary shares outstanding during the period.
Potential Ordinary shares are included in the computation of diluted earnings per share when their conversion decreases earnings per share from continuing operations. Potential Ordinary shares that are converted during the period are included in diluted earnings per share only until the conversion date and from that date in basic earnings per share. The Company’s share of earnings of investees is included based on its share of earnings per share of the investees multiplied by the number of shares held by the Company.
y.
Changes in accounting policies — initial application of new financial reporting and accounting standards and amendments to existing financial reporting and accounting standards:

Additional amendment in April 2021 to IFRS 16, “Leases”:
In view of the global Covid-19 crisis, in May 2020, the IASB issued “Covid-19-Related Rent Concessions — Amendment to IFRS 16, Leases” (the “2020 Amendment”). The objective of the 2020 Amendment is to allow a lessee to apply a practical expedient according to which Covid-19 related rent concessions will not be accounted for as lease modifications but as variable lease payments. The 2020 Amendment applies solely to lessees.
Originally the 2020 Amendment was applicable only to a reduction in lease payments due on or before June 30, 2021. However, since the Covid-19 pandemic has continued beyond the period envisaged, the IASB updated the condition for lessees to apply the relief to a reduction in lease payments due on or before June 30, 2022 (the “2021 Amendment”). The other criteria for application of the 2020 Amendment remain unchanged.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The 2021 Amendment applies to annual reporting periods beginning on or after April 1, 2021. Early application is permitted.
Right-of-use depritation recordes to general and administrative expense.
The 2021 Amendment is to be applied retrospectively, recognizing the cumulative effect of initially applying the 2021 Amendment as an adjustment to the opening balance of retained earnings at the beginning of the annual reporting period in which the lessee first applies the 2021 Amendment.
The Amendment did not have an effect on the Company’s financial statements in the years ended December 31, 2021 and 2020 since there were no changes in lease fees as a result of the Covid-19 crisis.
NOTE 3: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS
In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:
a.
Judgments:

•
Effective control:

The Company evaluates whether it controls a company in which it holds less than the majority of the voting rights by, among others, reference to the size of its share of voting rights relative to the size and dispersion of voting rights held by the other shareholders, and by voting patterns at previous shareholders’ meetings.
•
Determining the fair value of share-based payment transactions:

The fair value of share-based payment transactions is determined upon initial recognition by an acceptable option pricing model. The inputs to the model include share price, exercise price and assumptions regarding expected volatility, expected life of share option and expected dividend yield.
•
Discount rate for a lease liability:

When the Company is unable to readily determine the discount rate implicit in a lease in order to measure the lease liability, the Company uses an incremental borrowing rate. That rate represents the rate of interest that the Company would have to pay to borrow over a similar term and with similar security, the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment. When there are no financing transactions that can serve as a basis, the Company determines the incremental borrowing rate based on its credit risk, the lease term and other economic variables deriving from the lease contract’s conditions and restrictions. In certain situations, the Company is assisted by an external valuation expert in determining the incremental borrowing rate.
b.
Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.
The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (continued)
•
Grants from the Israel Innovation Authority (“the IIA”):

Government grants received from the IIA at the Ministry of Industry, Trade and Labor are recognized as a liability if future economic benefits are expected from the research and development activity that will result in royalty-bearing sales. There is uncertainty regarding the estimated future cash flows used to measure the amount of the liability. As for the accounting treatment of government grants, see Note 2l above.
•
Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel’s best professional judgment, taking into account the stage of proceedings and legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.
•
Impairment of goodwill:

The Group reviews goodwill for impairment at least once a year. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit (or a group of cash-generating units) to which the goodwill is allocated and also to choose a suitable discount rate for those cash flows. See more information in Note 2q above.
•
Deferred tax assets:

Deferred tax assets are recognized for unused carryforward tax losses and deductible temporary differences to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and level of future taxable profits, its source and the tax planning strategy. See also Note 2m above.
•
Severances and other post-employment benefits:

The liability in respect of post-employment defined benefit plans is determined using actuarial valuations. The actuarial valuation involves making assumptions about, among others, the discount rate, rate of salary increase and employee turnover rate. The carrying amount of the liability may be significantly affected by changes in these estimates. See also Note 2u above.
NOTE 4: — DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION
Amendment to IAS 1, “Presentation of Financial Statements”:
In January 2020, the IASB issued an amendment to IAS 1, “Presentation of Financial Statements” (“the Amendment”) regarding the criteria for determining the classification of liabilities as current or non-current.
The Amendment includes the following clarifications:
•
What is meant by a right to defer settlement;

•
That a right to defer must exist at the end of the reporting period;

•
That classification is unaffected by the likelihood that an entity will exercise its deferral right;

•
That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 4: — DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR ADOPTION  (continued)
The Amendment is effective for annual periods beginning on or after January 1, 2023 and must be applied retrospectively. Early application is permitted
The Company is evaluating the possible impact of the Amendment but is presently unable to assess such effect, if any, on the financial statements.
NOTE 5: — BUSINESS COMBINATIONS
a.
Business combination with HUB — reverse acquisition:

As of the balance sheet date, the Company recognized the fair value of the assets acquired and liabilities assumed in the business combination according to a provisional measurement of the provision for government grants.
The Group has elected to measure the non-controlling interests in the acquiree at the proportionate share of the non-controlling interests of the fair value of the acquiree’s net identifiable assets.
The purchase consideration and the fair value of the acquired assets and liabilities may be adjusted within 12 months from the acquisition date. At the date of final measurement, adjustments are generally made by restating comparative information previously determined provisionally.
The fair value of the identifiable assets and liabilities of the Company on the acquisition date:
Fair value
USD in thousands
Cash and cash equivalents	606
Restricted bank deposit	859
Trade receivables	10,480
Other receivables	2,703
Contract assets	682
Property, plant and equipment	489
Right-of-use assets	2,657
Deferred taxes	1,830
Intangible assets	7,093
27,399
Bank credit	849
Trade payables	1,775
Other payables	5,380
Lease liabilities	2,657
Liabilities for government grants	738
Deferred tax liability	1,985
Loan from bank	108
Employee benefit liabilities	772
14,264
Net identifiable assets	13,135
Non-controlling interests	(1,427)
Goodwill arising on acquisition	14,860
Total purchase cost	26,568

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 5: — BUSINESS COMBINATIONS (continued)
The total cost of the business combination was USD 26,568 thousand (NIS 86,111) and comprised the issue of Ordinary shares with total fair value of approximately USD 25,004 (NIS 81,181) thousand (representing the quoted market price of the Company’s share at the acquisition date) and an amount of approximately USD 2,991 thousand (NIS 9,751) which reflects the fair value of non-controlling interests and existing options. For more information refer to note 21b.
Acquisition costs that are directly attributable to the transaction of approximately USD 353 (NIS 1,140) thousand were carried as an expense to general and administrative expenses.
Acquisition cost:
USD in thousands
Shares issued at fair value	25,004
Options issued at fair value	1,564
Total acquisition cost	26,568
Cash outflow/inflow on the acquisition:
USD in thousands
Cash and cash equivalents acquired with the acquiree at the acquisition date	606
Cash paid	—
Net cash	606
The goodwill arising on acquisition is attributed to the expected benefits from the synergies of the combination of the activities of the Company and the acquiree.
From the acquisition date, ALD has contributed USD 3,100 thousand to the consolidated net loss and USD 22,626 thousand to the consolidated revenue turnover.
The goodwill recognized is not expected to be deductible for income tax purposes.
b.
Business combination with Comsec:

The Company recognized the fair value of the assets acquired and liabilities assumed in the business combination according to a provisional measurement of the right of use assests and lease liabilities.
The purchase consideration and the fair value of the acquired assets and liabilities may be adjusted within 12 months from the acquisition date. At the date of final measurement, adjustments are generally made by restating comparative information previously determined provisionally.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 5: — BUSINESS COMBINATIONS (continued)
The fair value of the identifiable assets and liabilities of Comsec on the acquisition date:
Fair value
USD in thousands
Cash and cash equivalents	387
Restricted bank deposit	98
Trade receivables	7,745
Other receivables	614
Inventories	644
Deferred taxes	2,211
Property, plant and equipment	267
Right-of-use assets	2,381
Intangible assets	16,220
30,567
Bank credit	9,894
Trade payables	4,101
Other payables	1,130
Deferred tax liability	1,724
Lease liabilities	2,381
Loan from bank	4,063
Employee benefit liabilities	59
23,352
Net identifiable assets	7,215
Issue expenses classified to equity	103
Goodwill arising on acquisition	15,454
Total purchase cost	22,772
The total cost of the business combination was USD 22,772 thousand )NIS 70,000) and comprised of cash of approximately USD 13,013 thousand (NIS 40,000) and the issue of Ordinary shares with total fair value of approximately USD 9,759 thousand ( NIS 30,000) (representing the quoted market price of the Company’s share at the acquisition date).
Acquisition costs that are directly attributable to the transaction of approximately USD 137 thousand ( NIS 429) were carried as an expense to general and administrative expenses.
Acquisition cost:
USD in thousands
Cash	13,013
Shares issued at fair value	9,759
Total acquisition cost	22,772

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 5: — BUSINESS COMBINATIONS (continued)
Cash outflow/inflow on the acquisition:
USD in thousands
Cash and cash equivalents acquired with the acquiree at the acquisition date	387
Cash paid	13,013
Net cash	12,626
The goodwill arising on acquisition is attributed to the expected benefits from the synergies of the combination of the activities of the Company and the acquiree.
From the acquisition date, Comsec has contributed USD 644 thousand to the consolidated net loss and USD 9,279 thousand to the consolidated revenue turnover.
c.
If both of the above business combinations had been completed at the beginning of the year, the consolidated net loss would have been USD 16,954 thousand and the consolidated revenue turnover would have been USD 81,469 thousand.

NOTE 6: — CASH AND CASH EQUIVALENTS
	December 31,
	2021	2020
	USD in thousands
Cash and cash equivalents in NIS	13,233	23
Cash and cash equivalents in USD	442	151
Cash and cash equivalents in Euro	278	1,088
Cash and cash equivalents in other currency	21	—
	13,974	1,262
NOTE 7: — TRADE RECEIVABLES
	December 31,
	2021	2020
	USD in thousands
Accounts Receivable	24,087	3
Unbilled Receivable	1,909	—
Checks collectible	82	—
Contracts in progress	12	—
Allowance for doubtful debt	(438)	—
Trade receivables, net	25,652	3
The Company grants its customers interest-free credit for an average period of 90 days. Impaired debts are accounted for through recording an allowance for doubtful accounts.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 7: — TRADE RECEIVABLES (continued)
Movement in allowance for doubtful accounts:
USD in thousands
Balance as of January 1, 2021	—
Initial consolidation of subsidiaries	396
Provision during the year	42
Balance as of December 31, 2021	438
Following is information about the credit risk exposure of the Company’s trade receivables:
	Past due trade receivables
	Not past due	< 30 days	31 – 60 days	60 – 90 days	90 – 120 days	>120 days	Total
	USD in thousands
Trade receivables before allowance for doubtful accounts	21,738	1,901	384	590	222	1,255	26,090
Allowance for doubtful accounts	—	—	—	—	—	438	438
December 31, 2021	21,738	1,901	384	590	222	817	25,652
December 31, 2020	—	—	3	—	—	—	3
An amount of USD 438 thousand of the allowance for doubtful accounts is attributable to trade receivables which are more than 120 days past due.
NOTE 8: — OTHER ACCOUNTS RECEIVABLE
	December 31,
	2021	2020
	USD in thousands
Government authorities	1,278	104
Prepaid expenses and advances to suppliers	5,542	56
Other receivables	258	—
	7,078	160
NOTE 9: — INVENTORIES
	December 31,
	2021	2020
	USD in thousands
Licenses and hardware	777	—
Inventory in transit and in bonded warehouses	1,061	—
	1,838	—

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10: — LEASES
a.
Disclosures for leases in which the Company acts as lessee:

1.
The Group companies have entered into leases of buildings and motor vehicles which are used for their ongoing operations.

2.
The Company’s leases of buildings have a lease term of 5 – 10 years whereas leases of motor vehicles have lease terms of 3 – 4 years.

3.
Information on leases:

	Year ended December 31,
	2021	2020
	USD in thousands
Interest expense on lease liabilities	210	5
Expenses on short-term leases	—	52
Total cash outflow for leases	1,175	57

b.
Lease extension and termination options:

The Company has leases that include both extension and termination options. These options provide flexibility in managing the leased assets and align with the Company’s business needs.
The Company exercises significant judgement in deciding whether it is reasonably certain that the extension and termination options will be exercised.
In leases that contain noncancelable lease periods of 3 – 10 years, the Company did not include in the lease term the exercise of extension options existing in the lease agreements.
In leases of motor vehicles, the Company does not include in the lease term the exercise of extension options since the Company does not ordinarily exercise options that extend the lease period beyond five years (without the extension option).
Lease terms that include termination options will include the period covered by the termination option when it is reasonably certain that the termination option will not be exercised.
c.
Disclosures in respect of right-of-use assets, net:

2021	Office lease	Motor Vehicles	Total
	USD in thousands
Cost:
Balance as of January 1, 2021	168	—	168
Additions during the year:
Initial consolidation of subsidiaries	3,790	1,248	5,038
New leases	5,542	—	5,542
Disposals during the year:
Terminated leases	(2,211)	—	(2,211)
Adjustments arising from translating financial statements from functional currency to presentation currency and indexation	221	14	235

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10: — LEASES (continued)
2021	Office lease	Motor Vehicles	Total
	USD in thousands
Balance as of December 31, 2021	7,510	1,262	8,772
Accumulated depreciation:
Balance as of January 1, 2021	84	—	84
Additions during the year:
Depreciation in the year	214	355	569
Disposals during the year:
Terminated leases	(136)	—	(136)
Adjustments arising from translating financial statements from functional currency to presentation currency and indexation	6	14	20
Balance as of December 31, 2021	168	369	537
Depreciated cost as of December 31, 2021	7,342	893	8,235

2020	Land	Motor vehicles	Total
	USD in thousands
Cost:
Balance as of January 1, 2020	156	—	156
Adjustments arising from translating financial statements from functional currency to presentation currency	12	—	12
Balance as of December 31, 2020	168	—	168
Accumulated depreciation:
Balance as of January 1, 2020	26	—	26
Additions during the year:
Depreciation in the year	52	—	52
Disposals during the year:
Adjustments arising from translating financial statements from functional currency to presentation currency	6	—	6
Balance as of December 31, 2020	84	—	84
Depreciated cost as of December 31, 2020	84	—	84

d.
As for an analysis of maturity dates of lease liabilities, see Note 16c below.

e.
The Company has leases of motor vehicles for a period of up to 12 months and low value leases of office furniture. The Company applies the practical expedient in IFRS 16 in respect of these leases and recognizes lease payments as an expense using the straight-line method over the lease term.

f.
Lease commitments:

1.
In May 2017, the Company entered into a lease of offices in an area of 1,600 sq. m. in the city of Or Yehuda, Israel. The lease is for a period of ten years with an option for extension by another five years. The monthly lease fees are approximately NIS 80 thousand (USD 22 thousand), linked to the CPI of May 2017 with the addition of VAT. The lease period began on April 1, 2018.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10: — LEASES (continued)
2.
In 2019, the Company entered into an agreement for the lease of offices in Tel-Aviv for a period of two years with an option for extension by another two years. The lease fees are approximately NIS 16 thousand (USD 4 thousand) a month plus VAT. The lease period began on June 19, 2019.

3.
In 2021, the Company entered into an agreement for the lease of offices in Tel-Aviv for a period of five years with an option for extension by another five years. The lease fees are approximately NIS 300 thousand (USD 93 thousand) a month plus VAT. The lease period began on August 15, 2021.

NOTE 11: —  PROPERTY, PLANT AND EQUIPMENT
a.
Composition and movement:

2021	Motor vehicles	Office furniture and equipment	Computers and peripheral equipment	Leasehold improvements	Total
	USD in thousands
Cost:
Balance as of January 1, 2021	—	19	92	32	143
Initial consolidation of subsidiaries	71	197	264	223	755
Purchases in the year	177	70	200	6	453
Adjustments arising from translating financial statements from functional currency to presentation currency	10	5	16	11	42
Balance as of December 31, 2021	258	291	572	272	1,393
Accumulated depreciation:
Balance as of January 1, 2021	—	4	45	5	54
Depreciation in the year	18	16	130	22	186
Adjustments arising from translating financial statements from functional currency to presentation currency	1	—	5	1	7
Balance as of December 31, 2021	19	20	180	28	247
Depreciated cost as of December 31, 2021	239	271	392	244	1,146
2020	Motor vehicles	Office furniture and equipment	Computers and peripheral equipment	Leasehold improvements	Total
	USD in thousands
Cost:
Balance as of January 1, 2020	—	11	52	25	88
Purchases in the year	—	7	8	5	20
Adjustments arising from translating financial statements from functional currency to presentation currency		1	7	2	10
Balance as of December 31, 2020	—	19	67	32	118
Accumulated depreciation:
Balance as of January 1, 2020	—	2	20	2	24
Depreciation during the year	—	2	22	3	27

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  PROPERTY, PLANT AND EQUIPMENT (continued)
2020	Motor vehicles	Office furniture and equipment	Computers and peripheral equipment	Leasehold improvements	Total
	USD in thousands
Adjustments arising from translating financial statements from functional currency to presentation currency		—	3	—	3
Balance as of December 31, 2020	—	4	45	5	54
Depreciated cost as of December 31, 2020	—	15	22	27	64

b.
As for charges, see Note 22a.

NOTE 12: —  GOODWILL AND INTANGIBLE ASSETS, NET
Composition and movement:
	Patents	Goodwill	Customer relations, order backlog and brand	Technology	Total
	USD in thousands
Cost:
Balance as of January 1, 2020	18	—	11	—	29
Adjustments arising from translating financial statements from functional currency to presentation currency	1	—	1	—	2
Balance as of December 31, 2020	19	—	12	—	31
Initial consolidation of subsidiaries	—	30,314	19,563	3,750	53,627
Adjustments arising from translating financial statements from functional currency to presentation currency	1	538	152	3	694
Balance as of December 31, 2021	20	30,852	19,727	3,753	54,352
Accumulated amortization:
Balance as of January 1, 2020	3	—	1	—	4
Amortization recognized in the year(1)	2	—	1	—	3
Adjustments arising from translating financial statements from functional currency to presentation currency	—	—	—	—	—
Balance as of December 31, 2020	5	—	2	—	7
Amortization recognized in the year(1)	2	—	614	233	849
Adjustments arising from translating financial statements from functional currency to presentation currency	—		14	—	14
Balance as of December 31, 2021	7	—	630	233	870

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 12: —  GOODWILL AND INTANGIBLE ASSETS, NET (continued)
	Patents	Goodwill	Customer relations, order backlog and brand	Technology	Total
	USD in thousands
Net balance:
As of December 31, 2021	13	30,852	19,097	3,520	53,482
As of December 31, 2020	11	—	10	0	21

(1)
Customer relations, technology, order backlog and brand amortization expenses are classified in the statement of profit or loss under selling and marketing expenses.

NOTE 13: —  Short term loan
a.
Composition:

	December 31,
	2021	2020
	USD in thousands
Short-term loan(1)	10,195	—
Current maturities of long-term loan(2)	1,086	—
	11,279	—

(1)
Unlinked, bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 0.7%-2.1%.

(2)
See the loan terms in Note 16a below.

As of December 31, 2021, the Company has unutilized credit facilities in an aggregate of NIS 2,788 ( USD 896) thousand.
b.
As for collaterals and charges, see Note 22a below.

NOTE 14: —  TRADE PAYABLES
	December 31,
	2021	2020
	USD in thousands
Open debts	14,823	38
Checks payable	171	13
	14,994	51
Trade payables are non-interest bearing and are normally settled on current + 60-day terms.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 15: —  OTHER ACCOUNTS PAYABLE
	December 31,
	2021	2020
	USD in thousands
Employees and payroll accruals	3,624	143
Accrued vacation pay	1,406	99
Interested party(1)	2	16
Government authorities	798	—
Accrued expenses	3,195	9
Current liability of government grants	194	—
Other	443	1
	9,662	268

(1)
See Note 27 below.

NOTE 16: —  NON-CURRENT LIABILITIES
a.
Composition:

December 31, 2021
	Principal	Balance	Balance less current maturities
	USD in thousands
Loan from bank(1)	12	12	—
Loan from bank(2)	1,072	1,074	—
Loans from bank(3)(4)	1,865	1,865	1,865
Loan from bank(5)	1,929	1,933	1,933
	4,878	4,884	3,798

(1)
Loan received in November 2016 and repaid in February 2022 with an original principal amount of NIS 1,000 thousand (USD 261 thousand), unlinked and bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 2.25%.

(2)
Loan received in May 2017 with an original principal amount of NIS 20,000 thousand (USD 5,536 thousand), unlinked and bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 1.75%. The loan is expected to be repaid in September 2022.

(3)
Loan received in July 2020 with an original principal amount of NIS 5,000 thousand (USD 1,148 thousand) and repayable in 24 instalments from July 2022 and a loan of NIS 980 thousand (USD 284 thousand), unlinked and bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 1.5%.

(4)
Loan received in August 2021 and repayable in 36 instalments from September 2021, unlinked and bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 1.5%.

(5)
Loan received in September 2021 with an original principal amount of NIS 6,000 thousand (USD 1,873 thousand) and repayable in two annual instalments from September 2023, linked and bearing annual interest of Prime (Bank of Israel intrabank plus 1.5%) + 1.95%.

As for charges, see Note 22a below.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: —  NON-CURRENT LIABILITIES (continued)
b.
Composition of other long-term liabilities:

December 31, 2021
	Effective interest rate	Balance	Balance less current maturities
	%	USD in thousands
Liabilities for government grants	5	1,538	1,344
December 31, 2020
	Effective interest rate	Balance	Balance less current maturities
	%	USD in thousands
Liabilities for government grants	5	554	536
The liabilities for government grants are linked to the USD-NIS exchange rate.
c.
The maturity profile of loans from banks, lease liabilities and other long-term liabilities:

December 31, 2021:
	First year	Second year	Third year	Fourth year	Fifth year	Sixth year and onwards	Total
	USD in thousands
Loans from bank	1,072	—	—	—	—	—	1,072
Loans from bank	239	470	482	461	212	—	1,864
Loans from bank	965	965	—	—	—	—	1,930
Lease liabilities	2,429	2,068	2,031	1,603	1,648	450	10,229
Liabilities for government grants	194	185	176	157	150	150	1,012
Total	4,899	3,688	2,689	2,221	2,010	600	16,107

d.
Financial covenants:

In connection with bank loans whose balance as of December 31, 2021 approximates NIS 1,150 thousand (USD 370 thousand), the subsidiary, QPoint, has undertaken towards the lending bank to meet the following financial covenants: the subsidiary’s adjusted equity will not be lower than NIS 500 thousand and its ratio to balance sheet will not be lower than 30%.
In connection with bank loans whose balance as of December 31, 2021 approximates NIS 331 thousand (USD 106 thousand), the subsidiary, Aginix, has undertaken towards the lending bank to meet the following financial covenants: the subsidiary’s adjusted equity will not be lower than NIS 500 thousand and its ratio to balance sheet will not be lower than 10%.
In connection with bank loans whose balance as of December 31, 2021 approximates NIS 45,412 thousand (USD 14,602 thousand) , the subsidiary, Comsec, has undertaken towards the lending bank to meet the following financial covenants: the subsidiary’s customer debt to on-call bank credit will not be lower than 1.2 and the ratio of long-term debt less cash to EBITDA will not be higher than 3.5 at all times.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: —  NON-CURRENT LIABILITIES (continued)
As of December 31, 2021, the Company is in compliance with the above financial covenants.
NOTE 17: —  OTHER LONG-TERM LIABILITIES
Government grants
	2021	2020
	USD in thousands
Balance as of January 1,	536	184
Initial consolidation of subsidiaries	738	—
Grants received during the year	202	329
Amounts carried to profit or loss	8	(13)
Adjustments arising from translating financial statements from functional currency to presentation currency	(44)	36
Balance as of December 31,	1,440	536
Presented in the statement of financial position as follows
	December 31,
	2021	2020
	USD in thousands
In current liabilities	194	—
In non-current liabilities	1,344	536
	1,538	536
Government grants in HUB
HUB received from the Government of Israel grants for participation in research and development in return for the payment of royalties of 3.5% on sales of products resulting from the funded research and development up to 100% of the grants received.
As of December 31, 2020, total grants received by HUB amount to NIS 2,420 thousand (USD 753 thousand) and total royalties payable by HUB amount to NIS 3 thousand (USD 1 thousand). As of December 31, 2021, total grants received by HUB amount to NIS 11,511 thousand (USD 3,701 thousand) and total royalties payable by HUB amount to NIS 11,511 thousand (USD 3,701 thousand).
Government grants in ALD
ALD received from the Government of Israel grants for participation in research and development in return for the payment of royalties of 3.5% on sales of products resulting from the funded research and development up to 100% of the grants received. Total grants received by December 31, 2021 are as follows:
a.   Letters of approval from the 1990s in an aggregate of approximately US$ 923 thousand (less failed projects totaling approximately US$ 500 thousand). Total royalties paid by ALD amount to approximately US$ 464 thousand. In view of technological developments achieved in recent years and expected developments in the future and based on ALD’s experience, management estimates that the development underlying the above grants and bearing royalties will not be relevant or usable beyond a

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17: —  OTHER LONG-TERM LIABILITIES (continued)
three-year usage period. In the context of the relocation of the software department to the subsidiary, ALD Software Ltd. (“ALD Software”) in 2008, this liability for government grants was also transferred to the subsidiary.
The financial statements include the liability in the amount which management expects to repay the IIA, within three years, discounted at a rate of 5%.
b.   On January 19, 2010, ALD Software, the subsidiary, received a letter of approval from the IIA for participation in the research and development expenses of a multistage search engine to be used in large databases with free text on intranet and internet for data mining and tagging (the “Plan”). This plan was studied and approved by the IIA subject to compliance with certain terms. The approved grant covered 40% of the plan. ALD Software received a total of NIS 1,431 thousand (USD 388 thousand) for the plan (in addition to the US$ 923 thousand stated in paragraph a above). ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996.
On February 27, 2012, ALD Software was informed by the IIA that the latter intends to approve a grant for participation in the research and development expenses of a follow-up search engine plan subject to compliance with certain terms. The grant will cover 40% of the plan in a total of approximately NIS 1,284 thousand (USD 338 thousand).
In total, ALD Software received NIS 513 thousand (USD 136 thousand) in respect of the follow-up plan (in addition to the abovementioned grants).
The financial statements include the liability in the amount which management expects to repay The IIA, within ten years, capitalized at a rate of 5%.
c.   On December 23, 2010, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for the development of an aviation reliability management system (“the second plan”). The second plan’s approved budget was up to NIS 1,509 thousand (USD 420 thousand) with 30% participation by the IIA, subject to producing a cooperation agreement and approval of the second plan by the relevant committee. ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996.
In total, ALD Software received NIS 443 thousand (USD 122 thousand) in respect of the second plan.
The financial statements include the liability in the amount which management expects to repay the IIA, within ten years, discounted at a rate of 5%.
d.   On December 26, 2011, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for developing the RAMS Advanced Analysis Tool (“the third plan”). The third plan’s approved budget was up to NIS 1,400 thousand (USD 371 thousand) with 30% participation by the IIA. ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996. The receipt of the grant was contingent on meeting the provisions of the Law for the Encouragement of Industrial Research and Development, 1984. As of the date of approval of these financial statements, the entire conditions underlying the approval of the grant were met.
In total, ALD Software received NIS 375 thousand (USD 103 thousand) in respect of the third plan.
On October 21, 2013, ALD Software was notified by the IIA that the latter intends to approve a grant for participation in the R&D expenses of a follow-up plan for the RAMS Advanced Analysis

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17: —  OTHER LONG-TERM LIABILITIES (continued)
Tool, subject to compliance with certain terms. The grant will cover 30% of the follow-up plan in a total of approximately NIS 789 thousand (USD 223 thousand).
In total, ALD Software received NIS 158 thousand (USD 44 thousand) in respect of the follow-up plan (in addition to the abovementioned grants). The financial statements include the liability at fair value, capitalized over a period of ten years at a rate of 5% which was recorded against the full amount received.
e.   On October 21, 2013, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for developing the Safeco — Integrated Safety Assessment Tool. The grant covers 40% of the plan in a total of approximately NIS 1,300 thousand (USD 368 thousand).
In total, ALD Software received NIS 517 thousand (USD 147 thousand) in respect of this plan.
On October 29, 2014, ALD Software was notified by the IIA that the latter intends to approve a grant for participation in the R&D expenses of a follow-up plan of Safeco 2, subject to compliance with certain terms. The grant will cover 30% of the follow-up plan in a total of approximately NIS 1,200 thousand (USD 320 thousand).
In total, ALD Software received NIS 290 thousand (USD 74 thousand) in respect of this follow-up plan.
The liability was measured at fair value in accordance with IAS 20, capitalized over a period of ten years at a rate of 5% which was recorded against the full amount received.
NOTE 18: —  FINANCIAL INSTRUMENTS
a.
Financial assets:

Financial assets at amortized cost:
	December 31,
	2021	2020
	USD in thousands
Trade and other receivables	32,730	—
Restricted bank deposit	1,001	—
Total current	33,731	—
Long-term deposit	3,416	—
Total non-current	3,416	—

b.
Other financial liabilities:

	December 31,
	2021	2020
	USD in thousands
Other financial liabilities at amortized cost:
Bank loan(1)(2)	15,078	—
Trade payables	14,994	51
Other accounts payable	9,662	25

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18: —  FINANCIAL INSTRUMENTS (continued)
	December 31,
	2021	2020
	USD in thousands
Liabilities for government grants	1,344	536
Total other financial liabilities at amortized cost	41,078	612
Total current	35,935	76
Total non-current	5,143	536

(1)
Classified to level 3 in the fair value hierarchy.

(2)
The interest rate is Prime (Bank of Israel intrabank plus 1.5%) + 0.7%-2.1%.

c.
Financial risk management objectives and policies:

The Company’s principal financial liabilities, other than derivatives, are comprised of loans and borrowings, receivables and financial guarantee contracts. The main purpose of these financial liabilities is to finance the Company’s operations and to provide guarantees to support its operations. The Company’s principal financial assets include loans provided, receivables, cash and short-term deposits that derive directly from its operations.
The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks. The Company established a financial risk committee that advises senior management on financial risks and the appropriate financial risk governance framework for the Company. The financial risk committee provides assurance to the senior management that the Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with the Company’s policies and objectives. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision. It is the Company’s policy that no trading in derivatives for speculative purposes may be undertaken. The Board reviews and approves the policies for each of the risks summarized below.
d.
Financial risks factors:

The Group’s activities expose it to various financial risks such as market risks (foreign currency risk, interest risk and price risk), credit risk and liquidity risk. The Group’s comprehensive risk management plan focuses on activities that reduce to a minimum any possible adverse effects on the Group’s financial performance. The Group utilizes derivatives in order to hedge certain exposures to risks.
Risk management is performed by the Company’s CEO.
1.
Exchange rate risk:

The Group operates internationally and is therefore exposed to exchange rate risk arising from exposure to various foreign currencies, mainly the USD and the Euro. Exchange rate risk arises from future commercial contracts, recognized assets and liabilities that are denominated in a foreign currency other than the functional currency and net investments in foreign operations.
2.
Credit risk:

As of December 31, 2021, cash and cash equivalents amounted to NIS 43,459 thousand (USD 13,974 thousand). The entire cash and cash equivalents are invested with high quality financial

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18: —  FINANCIAL INSTRUMENTS (continued)
Institutions. The Company and the subsidiaries monitor customer debts on an ongoing basis and include specific allowances for doubtful accounts which adequately reflect the loss inherent in debts whose collection is doubtful as per the estimate of the Company and the subsidiaries.
3.
Liquidity risk:

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, bank loans and other lease contracts, see Note 15c above.
4.
Interest rate risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.
The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s long-term liabilities with floating interest. The Company manages its interest rate risk by having a balanced portfolio of fixed and variable rate loans.
e.
Fair value:

The carrying amount of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, trade payables and other accounts payable approximates their fair value.
NOTE 19: —  EMPLOYEE BENEFIT ASSETS AND LIABILITIES
Employee benefits consist of post-employment benefits and other long-term benefits.
Post-employment benefits:
According to the labor laws and Severance Pay Law in Israel, the Company is required to pay compensation to an employee upon dismissal or retirement or to make current contributions in defined contribution plans pursuant to section 14 to the Severance Pay Law, as specified below. The Company’s liability is accounted for as a post-employment benefit. The computation of the Company’s employee benefit liability is made according to the current employment contract based on the employee’s salary and employment term which establish the entitlement to receive the compensation.
The post-employment employee benefits are normally financed by contributions classified as defined benefit plan or as defined contribution plan, as detailed below.
a.
Defined contribution plans:

Section 14 to the Severance Pay Law, 1963 applies to part of the compensation payments, pursuant to which the fixed contributions paid by the Group into severance pay funds and/or policies of insurance companies release the Group from any additional liability to employees for whom said contributions were made. These contributions and contributions for benefits represent defined contribution plans.
	Year ended December 31,
	2021	2020
	USD in thousands
Expenses in respect of defined contribution plans	876	96

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 19: —  EMPLOYEE BENEFIT ASSETS AND LIABILITIES (continued)
b.
Defined benefit plans:

The Group accounts for that part of the payment of compensation that is not covered by contributions in defined contribution plans, as above, as a defined benefit plan for which an employee benefit liability is recognized and for which the Group deposits amounts in central severance pay funds and in qualifying insurance policies.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 19: —  EMPLOYEE BENEFIT ASSETS AND LIABILITIES (continued)
c.
Changes in the defined benefit obligation and fair value of plan assets:

2021:
			Expenses recognized in profit or loss					Gain (loss) from remeasurement in OCI
	Balance as of January 1, 2021	Initial consolidation	Current service cost	Net interest expense	Past service cost and effect of settlements	Total expense recognized in profit or loss for the period	Payments from the plan	Return on plan assets (excluding amounts included in net interest expenses)	Actuarial gain arising from changes in financial assumptions	Actuarial loss arising from experience adjustments	Total effect on other comprehensive income for the period	Contributions by employer	Adjustments arising from translating financial statements from functional currency to presentation currency	Balance as of December 31, 2021
	USD in thousands
Defined benefit obligation	—	3,766	142	37	—	179	(152)	—	(51)	883	832	—	213	4,838
Fair value of plan assets	—	(2,935)	—	(29)	4	(25)	23	(186)	—	—	(186)	(118)	(157)	(3,398)
Net defined benefit liability (asset)	—	831	142	8	4	154	(129)	(186)	(51)	883	646	(118)	56	1,440

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 19: —  EMPLOYEE BENEFIT ASSETS AND LIABILITIES (continued)
d.
The plan assets at fair value:

	December 31,
	2021	2020
	USD in thousands
Cash and cash equivalents	393	—
Equity instruments	1,209	—
Debt instruments	1,768	—
Other	26	—
Total plan assets	3,398	—

e.
The principal assumptions underlying the defined benefit plan:

	2021	2020
	%
Discount rate(1)	2.29	—
Expected rate of salary increase	3.4	—

(1)
The discount rate is based on high-quality CPI-linked corporate bonds.

f.
Amount, timing and uncertainty of future cash flows:

Change in defined benefit obligation
USD in thousands
December 31, 2021:
Sensitivity test for changes in the expected rate of salary increase:
The change as a result of:
1% salary increase	(351)
1% salary decrease	283
Sensitivity test for changes in the discount rate of the plan assets and liability:
The change as a result of:
1% increase in discount rate	323
1% decrease in discount rate	(395)

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 20: —  EQUITY
a.
Composition of share capital:

	December 31,
	2021		2020
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares (Thousands)
Ordinary shares of no par value	200,000	108,982	200,000	51,000

(*)
Adjusted to reflect the reverse acquisition, see Note 1b above.

b.
Movement in share capital:

1.   Issued and outstanding share capital:
Number of Shares of no par value
Balance as of January 1, 2020 and December 31, 2020	51,000
Issue of shares	57,982
Balance as of December 31, 2021	108,982
2.   Share issues and buybacks:
1.   As for the accounting treatment of the reverse acquisition in respect of the transaction with HUB, see Note 1b above.
2.   As for shares issued in the Comsec acquisition transaction, see Note 1c above.
3.   On May 27, 2021, the Company issued a supplemental prospectus for offering institutional investors to purchase 34,155,245 Ordinary shares of the Company with no par value, of which 27,324,201 Ordinary shares were issued in a public offering and 6,831,044 shares were issued in a secondary offering. The gross issue proceeds totaled approximately NIS 130,864 thousand (USD 40,291 thousand). Issue costs amounted to approximately NIS 18,473 thousand (USD 5,720 thousand).
4.   In 2021, the Company completed a buyback of 1,207,180 shares from shareholders in return for approximately NIS 3,950 thousand (USD 1,230 thousand).
5.   In February 2020, ALD signed a private placement agreement with More Provident Funds Ltd. (“More Provident”), More Mutual Fund Management (2013) Ltd. (“More Mutual Funds”) and More Investment House Portfolio Management Ltd. (“More Investment House”) (collectively — “the optionees”). According to the agreement, the Company will allocate to the optionees 820,000 registered Ordinary shares of the Company with no par value which will represent after their allocation 9.69% of the Company’s issued and outstanding share capital and 9.71% of the voting rights in the Company. The Company will also allocate to the optionees 696,999 non-marketable share options which are each exercisable into one Ordinary share of the Company. The shares deriving from the exercise of the share options will represent after their allocation 7.52% of the Company’s issued and outstanding share capital and 7.53% of the voting rights in the Company on a fully diluted basis. The allocation was approved by the Company’s Board on February 3, 2020. The Tel-Aviv Stock Exchange (“the TASE”) approved the listing for trade of the offered shares and of the shares deriving from the exercise of the share options. In the allocation, the optionees invested a total of approximately NIS 1,583 (USD 459) in the Company.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 20: —  EQUITY (continued)
c.   Rights attached to shares:
1.   Quoted on the TASE.
2.   Voting rights at the general meeting, right to receive a dividend and rights upon liquidation of the Company.
d.   Treasury shares — Company shares held by the Company:
The interests of the Company in the Company’s shares are as follows:
	December 31,
	2021	2020
	%
% of issued share capital	1.11	—
e.   Capital management in the Company:
The Company’s capital management objectives are:
1.   To preserve the Group’s ability to ensure business continuity thereby creating a return for the shareholders, investors and other interested parties.
2.   To ensure adequate return for the shareholders by pricing of products and services that is adjusted to the level of risk in the Group’s business activity.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and risk characteristics of its activity. To maintain or adjust the required capital structure, the Company may apply various measures such as adjust the dividend payment to shareholders, raise capital by way of issue of shares, capital purchases from shareholders and disposal of assets to reduce its debts.
NOTE 21: —  SHARE-BASED PAYMENT
a.
Expenses recognized in the financial statements:

The expense recognized in the financial statements for services received from employees and officers is shown in the following table:
	Year ended December 31,
	2021	2020
	USD in thousands
Equity-settled share-based payment plans	5,897	—

b.
Grants of options to employees and interested parties:

As part of the merger transaction described in Note 1b above, on June 21, 2021, the Company allocated 25,000,004 share options to senior officers, employees and consultants of the Company and to an investment bank assisting the transaction, consisting of grants to employees, key management personnel and interested parties. Following are data of the value of share options granted to key management personnel and interested parties in HUB:
1.   In June 2021, the Company granted 21,670,593 share options to key management personnel and interested parties in the Company. The options vest in six equal portions of 16.66% each quarter

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 21: —  SHARE-BASED PAYMENT (continued)
for a period of 18 months from the grant date. They can be exercised until the final vesting date for NIS 4.81 (USD 1.47) per share.
The inputs used for the fair value measurement of the share options for the above grant based on the Black and Scholes model are as follows:
Expected volatility of the share prices (%)	60%
Risk-free interest rate (%)	0.19%
Expected life of share options (years)	1.5
Share price (based on quoted prices) (NIS)	4.34	(USD 1.33)
Based on the above inputs, the fair value of the options on the grant date is approximately NIS 12,773 thousand (USD 3,945 thousand).
2.   In June 2021, the Company granted HUB employees 3,329,411 nonmarketable options that are convertible into 3,236,723 Ordinary shares of NIS 1 (USD 0.31) par value each of the Company for an exercise price of NIS 0.01-0.3 (USD 0.003-0.09) per share.
The inputs used for the fair value measurement of the share options for the above grant based on the Black and Scholes model are as follows:
Expected volatility of the share prices (%)	60%
Risk-free interest rate (%)	0.19% – 0.29%
Expected life of share options (years)	2-4
Share price (based on quotes prices) (NIS)	4.3524	(USD 1.33)
Based on the above inputs, the fair value of the options on the grant date is approximately NIS 1,499 thousand (USD 447 thousand).
3.   In May 2021, the Company granted HUB employees and officers 113,597 share options for an exercise price of NIS 2.12 (USD 0.7) per share.
The inputs used for the fair value measurement of the share options for the above grant based on the Hull-White model are as follows:
Expected volatility of the share prices (%)	58.11%
Risk-free interest rate (%)	0.43%
Expected life of share options (years)	6
Share price (based on quotes prices) (NIS)	1.2	(USD 1.23)
Based on the above inputs, the fair value of the options on the grant date is approximately NIS 131 thousand (USD 42 thousand).
c.
Movement during the year:

The following table presents the changes in the number of share options and the weighted average exercise prices of share options:

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 21: —  SHARE-BASED PAYMENT (continued)
	2021		2020
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Share options outstanding at beginning of year	1,060,239	0.35	—	—
Share options granted during the year	25,113,601	4.19 NIS (USD 1.29)	—	—
Share options exercised during the year	23,636	0.94	—	—
Share options forfeited during the year	115,605	0.01
Share options outstanding at end of year	25,988,872	4.03 NIS (USD 1.25)	—	—
Share options exercisable at end of year	19,358,212	3.83 NIS (USD 1.24)	—	—
Each option is exercisable into one Ordinary share of no par value.
The weighted average remaining contractual life for the share options outstanding as of December 31, 2021 was 1.84 years.
The range of exercise prices for share options outstanding as of December 31, 2021 was NIS 0.01- NIS 4.81 (USD 0.003-1.47).
NOTE 22: —  COMMITMENTS, GUARANTEES, CHARGES AND CONTINGENT LIABILITIES
a.
Charges:

To secure its liabilities to banks, the Group recorded a floating charge on its entire assets and a fixed charge on share capital and goodwill as well as a charge on share capital, goodwill and all other assets and rights of any type or kind that the Company has or will have in the future. According to the report of the Registrar of Companies, the balance of the amounts pledged under said charge amounts to NIS 46,893 thousand (USD 10,078 thousand) as of December 31, 2021 (December 31, 2020 — 0). The Company also pledged a bank deposit of approximately NIS 3,795 thousand (USD 1,180 thousand) in order to receive guarantees in an aggregate of NIS 6,655 thousand (USD 2,070 thousand).
To secure the liabilities of a subsidiary to banks, the subsidiary recorded a floating charge on its entire assets and funds receivable from customers and pledged a two-year deposit of approximately NIS 10,000 thousand (USD 3,215 thousand) in favor of a bank.
The Company also recorded a charge in respect of a mortgage on vehicles, on the entire rights the mortgagers have and will have in the future from insuring the mortgaged vehicle, whether by the mortgagers or by banks, and on any right to compensation or indemnification the mortgagers will have towards a third party.
Moreover, to receive credit by a subsidiary, the Company and the subsidiary recorded a senior charge on the mortgagers’ rights in connection with a contract signed on September 6, 2012 with the Israeli Ministry of Defense as a result of a tender published by the Ministry for the procurement of training courses, including the entire collaterals and guarantees granted to the mortgagers for securing the above rights and all the rights related to said rights.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 22: —  COMMITMENTS, GUARANTEES, CHARGES AND CONTINGENT LIABILITIES
 (continued)
b.
Guarantees:

As of December 31, 2021, the consolidated statement of financial position includes bank guarantees totaling approximately NIS 6,655 thousand (USD 2,070 thousand).
that have been granted to customers and suppliers in connection with tender-based performance contracts and office lease.
c.
Contingent liabilities:

On May 16, 2018, the Company received a letter of warning before initiating legal action from Rotem Amfert Negev Ltd. (“Rotem”) and Migdal Insurance Company Ltd., Rotem’s insurer. According to the letter, on June 10, 2015, a huge fire broke out in Rotem’s phosphate fertilizer plant causing, as alleged by Rotem, substantial damages to the plant’s facility and related systems and resulting in major financial loss. According to Rotem’s letter, the Company had allegedly delivered to Rotem a risk management report as part of a facility’s dust cleaning and washing project in 2010 which was completed in 2015. Rotem alleges that the Company had cleared and/or was aware of Rotem’s plan to install polypropylene tunnels in very close proximity to heat and hot gas sources without installing the appropriate fire extinguishing and safety equipment. Rotem and its insurer consider the Company and/or anyone on its behalf as potentially responsible for all or part of the damages. Also, according to the letter, once Rotem and its insurer have completed the entire underlying tests, they will consider whether to include the Company and/or anyone on its behalf in a legal claim that they plan to file with a court of law.
In October 2018, the Company learned that Rotem and its insurer have filed a claim against the Company and ten other defendants with the Tel-Aviv District Court. Notice of this claim was submitted to the Company’s insurance company. The Company had until March 31, 2019 to submit its letter of defense but informed by the plaintiffs’ legal representatives that the plaintiffs seek to amend the letter of claim by adding defendants and therefore the date of submitting a letter of defense by the Company was deferred to an unknown date.
In June 2019, Rotem and its insurer submitted an amended letter of claim, adding six other defendants. On February 2, 2020, the Company submitted its letter of defense.
A pretrial hearing was held on February 11, 2020, despite the fact that not all letters of defense had been submitted, in which it was decided that once Rotem and its insurer submit their responses to the letters of defense, motions for dismissal of the claim in limine can be filed by the various defendants.
A response was submitted in May 2021.
NOTE 23: —  INVESTMENTS IN INVESTEES
a.
Investment in ALD College Ltd. (“the College”) 100% holding:

The College was founded by the Company in September 2000. It offers a variety of software quality, QA, reliability and logistic training and certification programs for organizations.
b.
Investment in ALD Software:

1.   On December 28, 2007, the Company signed an agreement with ALD Software whereby on the record date, January 1, 2008, the Company transferred and sold to ALD Software the software department operation, free of any debt, liability, charge, foreclosure, mortgage, lien or any third party right, other than the liability to the IIA, as a result of which on the transaction completion date, ALD Software will become the legal owner of the software department operation and its underlying rights.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 23: —  INVESTMENTS IN INVESTEES (continued)
c.
Investment in Sensecom Project Consulting and Management Ltd. (“Sensecom”):

On September 27, 2017, the Company and QPoint purchased Sensecom and its sister company, Integral Telemanagement Services Ltd. (“Integral”), in the context of a stay of proceedings pursuant to Article 350 to the Companies Law, 1999, with the approval of the Lod District Court. One of Sensecom’s operations, the WIN operation of customer call service, was not included in the purchase and was sold to another company. The Company holds 49.94% of Sensecom and QPoint holds the remaining 50.06%.
Sensecom and Integral have the following operations:
1.   TEM department — telecommunication cost management and control, refund management and expense optimization.
2.   PRO department — customer experience and relations, customer site work process improvement, service experience improvement through technology, customer websites etc.
d.
Investment in SoHaR Inc. (“SoHaR”):

On April 4, 2012, the Company signed an agreement with Myron and Sara Hecht and the Hecht Family Trust (“the sellers”) and SoHaR according to which on the date of closing, the Company will purchase from the sellers 65,771 Ordinary shares of SoHaR, accounting for about 49% of its issued and outstanding share capital, in return for USD 211 thousand (“the Hecht agreement”). On April 5, 2012, the Company completed the purchase of another 51% of the voting rights in SoHaR for a cash payment of NIS 946 thousand (USD 253 thousand). As a result, the Company’s interests in SoHaR increased to 100%.
e.
Investment in QPoint:

On May 26, 2010, the Company signed an agreement for investing in QPoint, which is engaged in IT and software testing. According to the agreement, after the investment is made, the Company will hold 46.52% of QPoint’s issued and outstanding share capital on a fully diluted basis and will have the power to determine QPoint’s financial and operational policies, among others by having veto rights on budgets, capital raising, financing, dividend distribution and appointing the CEO and CFO, this since each of the two other shareholders in QPoint had provided the Company an irrevocable proxy for about 7% of QPoint’s ordinary shares owned by them, conferring the Company about 60% of the voting rights in general meetings. Consequently, the Company consolidates QPoint in its financial statements from the second quarter of that year. The Company’s total investment in QPoint amounted to NIS 1,200 thousand (USD 312 thousand), paid in instalments over three quarters after the closing date.
On July 1, 2010, with the completion of the QPoint acquisition transaction, the Company was allocated 174 shares of QPoint, conferring the Company 46.52% of QPoint’s issued and outstanding share capital on a fully diluted basis.
As part of the investment agreement, the parties signed a service agreement according to which the Company will grant QPoint various services such as comprehensive accounting, marketing, management, administration and office maintenance. In return, QPoint will pay the Company management fees of 3%. This agreement remains in effect as long as the Company holds 25% of QPoint’s share capital.
f.
Investment in Aginix Communications and Computers Ltd. (“Aginix”):

On April 20, 2016, the Company and QPoint (whose issued and outstanding share capital is 46.52% held by the Company) (collectively — “the buyers”) signed an agreement for the purchase of the entire issued and outstanding share capital of Aginix from a third party (“the seller”) and a company controlled by the seller. Following the purchase, the Company will hold 49.94% of Aginix’s shares and QPoint will hold 50.06%.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 23: —  INVESTMENTS IN INVESTEES (continued)
The suspending conditions underlying the transaction are: (1) obtaining the legally required approvals from the Company, QPoint, Aginix and the company controlled by the seller; (2) the accuracy of the parties’ representations and warranties and their compliance with their obligations as per the agreement. The transaction was completed on May 3, 2016.
According to the agreement signed by the buyers with Aginix, Aginix will pay each of the buyers management fees at a rate of 3% of its annual revenues.
NOTE 24: —  ADDITIONAL INFORMATION TO PROFIT OR LOSS ITEMS
		Year ended December 31,
		2021	2020
		USD in thousands
a.	Cost of sales and services:
	Salaries and related expenses	11,506	—
	Subcontractors and consultants	8,658	—
	Depreciation	372	—
	Material	6,399
	Other	489	—
		27,424	—
b.	Research and development expenses:
	Salaries and related expenses	5,468	1,236
	Other	328	318
		5,796	1,554
	Less – government grants	—	(131)
		5,796	1,423
c.	Selling and marketing expenses:
	Salaries and related expenses	2,000	—
	Advertising and public relations	38	—
	Depreciation and amortization	727	—
	Other	9	—
		2,774	—
d.	General and administrative expenses:
	Salaries and related expenses	4,865	386
	Depreciation and amortization	886	83
	Maintenance	303	84
	Consulting	1,149	322
	Other	2,164	414
		9,367	1,289

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 24: —  ADDITIONAL INFORMATION TO PROFIT OR LOSS ITEMS (continued)
		Year ended December 31,
		2021	2020
		USD in thousands
e.	Finance income and expenses:
	Finance income:
	Gain from exchange rate differences	(16)	—
	Interest income	(5)	(13)
		(21)	(13)
	Finance expenses:
	Bank fees	107	8
	Interest expenses	104	5
	Loss from exchange rate differences	122	86
		333	99

NOTE 25: —  TAXES ON INCOME
a.
Tax laws applicable to the Group companies:

Income Tax (Inflationary Adjustments) Law, 1985:
According to the law, until 2007, the results for tax purposes were adjusted for the changes in the Israeli CPI.
In February 2008, the Knesset (Israeli parliament) passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law starting 2008 and thereafter. Since 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. Adjustments relating to capital gains such as for sale of property (betterment) and securities continue to apply until disposal. Since 2008, the amendment to the law includes, among others, the cancellation of the inflationary additions and deductions and the additional deduction for depreciation (in respect of depreciable assets purchased after the 2007 tax year).
b.
Tax rates applicable to the Group companies:

1.   In December 2016, the Economic Efficiency Law (Legislative Amendments for Applying the Economic Policy for the 2017 and 2018 Budget Years), 2016 was approved, which includes a reduction of the corporate tax rate to 24% (instead of 25%) effective from January 1, 2017 and to 23% effective from January 1, 2018.
The Israeli corporate tax rate was 23% in 2021, 2020.
A company is taxable on its real capital gains at the corporate income tax rate in the year of sale.
In August 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013 and 2014), 2013 (“the Budget Law”) was published. The Law includes, among others, provisions for the taxation of revaluation gains effective from August 1, 2013. The provisions regarding revaluation gains will become effective only after the publication of regulations defining what should be considered as “retained earnings not subject to corporate tax” and regulations that set forth provisions for avoiding double taxation of foreign assets. As of the date of approval of these financial statements, these regulations have not been published.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 25: —  TAXES ON INCOME (continued)
2.   Principal tax rates applicable to subsidiaries resident outside of Israel:
Company incorporated in the United States — tax rate of 21%.
Company incorporated in the United Kingdom — tax rate of 19%.
Company incorporated in the Netherland — tax rate of 16.5%.
c.
Final tax assessments:

The Company’s tax assessments through the 2018 tax year are deemed final.
The subsidiaries, ALD Software and ALD College, have not been issued final tax assessments since their inception but their tax assessments through the 2017 tax year are deemed final.
A subsidiary, QPoint, which was founded in late 2009 and purchased by the Company in 2010, received final tax assessments through the 2013 tax year and its tax assessments through the 2017 tax year are deemed final.
A subsidiary, Aginix, which was purchased by the Company in 2016, has not been issued final tax assessments since inception but its tax assessments through the 2017 tax year are deemed final.
A subsidiary, Sensecom, which was purchased by the Company in 2017, has not been issued final tax assessments since inception but its tax assessments through the 2017 tax year are deemed final.
d.
Carryforward tax losses:

The Company has business losses that can be carried forward totaling approximately NIS 19,322 thousand (USD 6,213 thousand). The Company did not create deferred taxes in respect of these business losses and other temporary differences as it does not expect to generate taxable income in the foreseeable future.
HUB has business losses that can be carried forward totaling approximately NIS 31,452 thousand (USD 10,113 thousand). HUB created deferred taxes in amount of 1,246 thousand in respect of these business losses and other temporary differences upon initial consolidation. HUB did not create deferred taxes in respect of business losses and other temporary differences occurred during 2021, totaling approximately NIS 10,500 thousand (USD 3,376 thousand) as it does not expect to generate any further taxable income in the foreseeable future.
HUB also has capital losses carried forward totaling approximately NIS 2,000 thousand (USD 643 thousand) in respect of which no deferred taxes were recognized as their utilization in the foreseeable future is not expected.
A subsidiary, ALD Software, has business losses that can be carried forward totaling approximately NIS 7,512 thousand (USD 2,415 thousand). The subsidiary created deferred taxes in amount of USD 43 thousand respect of these business losses and other temporary differences. ALD Software also has capital losses carried forward totaling approximately NIS 433 thousand (USD 139 thousand).
A subsidiary, ALD College, has business losses that can be carried forward totaling approximately NIS 4,138 thousand (USD 1,331 thousand). The subsidiary did not create deferred taxes in respect of these business losses and other temporary differences as it does not expect to generate taxable income in the foreseeable future. ALD College also has capital losses carried forward totaling approximately NIS 47 thousand (USD 15 thousand).
A subsidiary, Aginix, has business losses that can be carried forward totaling approximately NIS 2,561 thousand (USD 823 thousand). The subsidiary created deferred taxes in amount of 286 thousand in

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 25: —  TAXES ON INCOME (continued)
respect of these business losses. Aginix also has capital losses carried forward totaling approximately NIS 150 thousand (USD 48 thousand).
A subsidiary, Sensecom, has business losses that can be carried forward totaling approximately NIS 9,144 thousand (USD 2,940 thousand). The subsidiary created deferred taxes in amount of USD 97 thousand in respect of these business losses and other temporary differences .
A subsidiary, Comsec, has business losses that can be carried forward totaling approximately NIS 30,531 thousand (USD 9,817 thousand). The subsidiary created deferred taxes in amount of USD 2,484 thousand in respect of business losses as it expects to utilize them against taxable income in the foreseeable future.
e.
Deferred taxes:

Composition and movement in deferred taxes:
	In non-current liabilities(1)	In non-current assets(1)
	USD in thousands
Balance as of January 1, 2020	—	—
Charged to profit or loss	—	—
Balance as of December 31, 2020	—	—
Initial consolidation of subsidiaries	3,710	4,041
Charged to profit or loss	112	54
Adjustments arising from translating financial statements from functional currency to presentation currency	75	61
Balance as of December 31, 2021	3,897	4,156

(1)
The deferred taxes are computed at a tax rate of 23%.

f.
Taxes on income included in profit or loss:

	Year ended December 31,
	2021	2020
	USD in thousands
Current taxes	412	—
Deferred taxes	58	—
	470	—

g.
Theoretical tax:

The reconciliation between the tax expense, assuming that all the income and expenses, gains and losses in profit or loss were taxed at the statutory tax rate and the taxes on income recorded in profit or loss, is as follows:

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 25: —  TAXES ON INCOME (continued)
	Year ended December 31,
	2021	2020
	USD in thousands
Loss before taxes on income	(13,153)	(2,760)
Statutory tax rate	23%	23%
Tax computed at the statutory tax rate	(3,025)	(634)
Increase (decrease) in taxes on income resulting from the following factors:
Different tax rate applicable to foreign subsidiary	1	—
Utilization of carryforward losses for which no deferred taxes were computed in the past	(32)	—
Other losses and temporary differences for which no deferred taxes were computed	3,433	(634)
Other, net	93	—
Taxes on income	470	—
Average effective tax rate	3.5%	—
NOTE 26: —  NET LOSS PER SHARE
Details of the number of shares and loss used in the computation of net loss per share:
	Year ended December 31,
	2021		(*)2020
	Weighted number of shares	Net loss attributable to equity holders of the Company	Weighted number of shares	Net loss attributable to equity holders of the Company
	In thousands	USD in thousands	In thousands	USD in thousands
Number of shares and net loss used in computation of basic net loss	77,506	(13,232)	51,000	(2,760)
Effect of potentially dilutive ordinary shares	—	—	—	—
Used in the computation of diluted net loss	77,506	(13,232)	51,000	(2,760)

(*)
Retroactively adjusted to reflect the accounting treatment of a reverse acquisition, see Note 1b.

NOTE 27: —  BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
a.
Balances with interested and related parties:

		December 31, 2021
	For details see Note	Controlling shareholder	Key management personnel
	USD in thousands
Other accounts receivable	8	—	—
Other accounts payable	14	69	54
Highest balance of current debts during the year		17	—

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 27: —  BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
 (continued)
		December 31, 2020
	For details see Note	Controlling shareholder (parent company)	Key management personnel
	USD in thousands
Other accounts receivable	8	—	—
Other accounts payable	14	20	—
Highest balance of current debts during the year		13	—

b.
Salaries and benefits to interested and related parties:

	Year ended December 31,
	2021	2020
	USD in thousands
Cost of sales, research and development expenses, selling and marketing expenses and general and administrative expenses, net:
Salary and related benefits to CEO and director employed by the Company (controlling shareholder) including cost of share-based payment(1)	1,571	153
Fees of directors not employed by the Company including cost of share-based payment(6)	289	—
Salary and related benefits to Deputy CEO and COO including cost of share-based payment(2)(5)	803	—
Salary and related benefits to VP Human Resources including cost of share-based payment(4)	544	—
Salary and related benefits to Chairman of the Board including cost of share-based payment(3)(5)	832	—
	4,039	153

(1)
Relates to the cost of employment of Mr. Eyal Moshe, director and CEO of the Company who is also the controlling shareholder in the Company. See the employment terms in paragraph d(1) below.

(2)
Relates to the cost of employment of Mr. Dotan Moshe, Deputy CEO and COO in the Company who is also the son-in-law of Dr. Zigmund Bluvband. See the employment terms in paragraph d(3) below.

(3)
Relates to the cost of employment of Dr. Zigmund Bluvband, the Chairman of the Company’s Board. See the employment terms in paragraph d(2) below.

(4)
Relates to the cost of employment of Ms. Ayelet Bitan, VP Human Resources in the Company and the spouse of Mr. Eyal Moshe, a controlling shareholder in the Company. See the employment terms in paragraph d(4) below.

(5)
Key management personnel.

(6)
Other interested and related parties.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 27: —  BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
 (continued)
c.
Transactions with interested and related parties:

Year ended December 31, 2021:
	For terms see Note	Controlling shareholder	Key management personnel	Other interested and related parties	Total
	USD in thousands
Cost of sales	27d	—	143	—	143
Selling and marketing expenses	27d	—	16	—	16
General and administrative expenses	27d	2,196	1,503	301	4,000
		2,196	1,662	301	4,159
Year ended December 31, 2020:
	For terms see Note	Controlling shareholder	Key management personnel	Other interested and related parties	Total
	USD in thousands
Cost of sales	27d	—	—	—	—
Selling and marketing expenses	27d	—	—	—	—
General and administrative expenses	27d	169	—	—	169
		169	—	—	169
NOTE 28: —  SEGMENTS
a.
Business segments — chief reporting:

The operating segments are identified on the basis of information that is reviewed by the chief operating decision maker (“CODM”) to make decisions about resources to be allocated and assess its performance. Accordingly, for management purposes, the Group is organized into operating segments based on the products and services of the business units and has operating segments as follows.
Due to the business restructuring in the Company (see Note 1 above), in the reporting year it began reporting two operating segments: the professional services segment and the products and technology segment.
1.	Professional services segment	—	The Company offers data and cybersecurity and system security and reliability solutions and related services such as consulting, planning, training, integrating and ongoing servicing of cybersecurity, risk management, system quality, reliability and security projects and full managed corporate cybersecurity services.
2.	Products and technology	—	The Company develops and markets integrated cybersecurity hardware/software solutions that allow organizations to protect their RAM or confidential computing data to create a reliable work environment.
Revenues and part of the expenses are allocated directly to business segments whereas joint expenses are not allocated to segments. The assets and liabilities that are not allocated consist of joint operational assets and liabilities that are shared by the various operating segments. The Company deems it is impractical to separate them.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 28: —  SEGMENTS (continued)
Segment asset and liability performances and segment income (loss) are estimated based on the operating income (loss) presented in the financial statements.
Below are data relating to business segments — before the business combination date (see Note 1 above), the Company reported its business operations under a single segment of products and technology.
	Year ended December 31, 2021
	Professional services	Products and technology	Total
	USD in thousands
Revenues from external customers	31,585	935	32,520
Total revenues	31,585	935	32,520
Segment results (Operating loss)	(1,534)	(11,307)	(12,841)
Finance expenses, net			(312)
Loss before taxes on income			(13,153)

b.
Geographical segments:

Below are data of geographical segments based on customer location — before the business combination date (see Note 1 above) geographical segments were not analyzed due to immateriality (most of the company revenues and the carrying amounts of non-current assets are in the Company’s country of domicile (Israel)):
	Israel	America	Europe	Asia Pacific	Total
	USD in thousands
Year ended December 31, 2021
Revenues	31,049	680	755	36	32,520
Main customers:
Year ended December 31, 2021
USD in thousands
Turnover with main customers(1):
Customer A	7,004
Customer B	3,887
10,891
% of total sales
2021
Customer A	22%
Customer B	12%
34%

(1)
Customers in the professional services segment.

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 29: —  EVENTS AFTER THE REPORTING DATE
a.   In February 2022, the Company reported the results of the offering based on a shelf offering report issued on February 22, 2022 in the context of a supplemental prospectus and shelf prospectus published by the Company on May 27, 2021. As per the shelf offering report, the Company offered institutional investors 9,664,932 units - each unit includes one Ordinary share of the Company with no par value and one warrant (series 1) that are convertible into 9,664,932 Ordinary shares of the Company. In the offering, the Company accepted offers for the purchase of 9,664,932 Ordinary shares and 9,664,932 warrants (series 1) for immediate gross proceeds of approximately NIS 46,682 thousand (USD 14,731 thousand).
b.   On March 22, 2022, the Company’s Board approved the Company’s engagement in a merger transaction, which consisted of signing a series of binding agreements including a business combination agreement (“the merger transaction”), between the Company and Mount Rainer Acquisition Corp. (“Mount Rainier”), an unrelated third party which is traded on the NASDAQ Global Market (NASDAQ: RNER) that raised approximately US$ 173 million as a SPAC. The Company hired A-Labs Advisory & Finance Ltd., an investment banking firm, and Oppenheimer & Co. Inc. to assist the merger transaction.
The merger transaction relies on the proforma Enterprise Value of the merged company of approximately US$ 1.28 billion (before the money), as agreed upon with Mount Rainier and with the PIPE investors (as defined below), including share options and potential free cash flows of up to approximately US$ 198 million in the merged company (insofar as Mount Rainier’s investors do not redeem their investments before the merger transaction closing in keeping with their rights).
According to the merger transaction, qualifying Israeli and U.S. institutional investors (“the PIPE investors”) committed to invest a gross US$ 50 million based on the merger company’s agreed value as described above (in a private placement) as the minimum investment commitment required for closing the merger transaction. Out of said amount, the Company retained a cash reserve of US$ 15 million for repurchasing the shares from certain shareholders of Mount Rainier assuming that a tax duty is levied in respect of the merger transaction (repurchase subject to obtaining various approvals such as the Court’s approval).
After the merger transaction closing, the existing shareholders will hold about 81.3% of the merged company’s shares (insofar as Mount Rainier’s investors do not redeem their investments before the merger transaction closing).
Shortly after the merger transaction closing date, the Company’s securities and the securities allocated to Mount Rainier’s shareholders will be listed for trade on the NASDAQ (excluding the shares of certain stakeholders in the merged company who are required to sign stock restriction arrangements as per U.S. law) and the Company’s securities will be delisted from the TASE. It should be noted that the securities allocated to the PIPE investors will be listed for trade on the NASDAQ within a few months from the closing date.
On the merger transaction closing date, certain officers and employees in the Company, including controlling shareholders in the Company, will be granted a right to receive additional shares if the quoted market price of the Company’s share on the NASDAQ reaches US$ 18 within a specific timeframe and for a specific period. This grant does not represent a condition for the merger transaction but rather will be approved by a separate voting of the Company’s shareholders in accordance with applicable laws and based on a transaction report that will be issued by the Company as required by law.
Among others, the merger transaction closing is contingent on the fulfillment of the following suspending conditions: (1) obtaining the approval of the merger and related matters by the Company’s shareholders; (2) obtaining the approval of the merger and related matters by Mount Rainier’s shareholders; (3) total proceeds from the merger transaction (including the PIPE investments and the SPAC’s own resources) will not be lower than US$ 50 million (before transaction costs and fees); (4) obtaining the

HUB CYBER SECURITY (ISRAEL) LTD.
(FORMERLY: ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 29: —  EVENTS AFTER THE REPORTING DATE (continued)
approval of third parties as specified in the merger agreement; (5) the Company’s NASDAQ share registration document for the merger is declared as effective as per U.S. securities laws; and (6) other standard suspending conditions underlying this type of merger.
c.   On March 29, 2022, the Company was notified of a class action certification motion filed against it and officers in the Company with the Tel-Aviv District Court’s Economic Department. The motion was filed for alleged nondisclosure of material information pertaining to the Company’s business and failure by the Company and its officers to file timely reports of the cancelation of a Ministry of Defense tender on the grounds of violation of the disclosure provisions of the Israel Securities Law. The petitioner seeks to represent anyone who purchased Company shares at the end of the March 23, 2022 trading day, on which date the respondents were already aware of the cancelation, and at the end of the March 24, 2022 trading day, as well as anyone from the public who held sharers in the Company other than the controlling shareholders as of March 23, 2022 before the information of the tender’s cancelation was disclosed. The overall compensation estimated by the petitioner in the motion is NIS 229,440 thousand (USD 71,321 thousand).
The Company is currently studying the motion and is currently unable to assess the chances of its approval and/or its scope if approved. The Company believes that the lawsuit is unjustified.
d.   In May 2022, the Company reported the results of a private offering including the issuance of 2,850,310 — units in the price of NIS 6 (USD 1.7) each unit include 1 ordinary share with no par value and 1.5 share option with an exercise price of NIS 0.72 (USD 0.2). The aggregate amount raised through this private offering was NIS 17 million (USD 5 million).
e.   In May 2022, HUB announced the acquisition of the cybersecurity assets of Legacy Technologies Gmbh (“Legacy”), a European cyber firm that has an extensive EMEA distribution network of cyber solutions for major government and enterprise data centers. The asset acquisition closed on July 5, 2022. The company will acquire the activity for approximately $10 million in cash and $12 million in shares.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
To the Stockholders and the Board of Directors of
Mount Rainier Acquisition Corp.
Opinion on the Financial Statements
We have audited the accompanying balance sheet of Mount Rainier Acquisition Corp. (the “Company”) as of December 31, 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the period from February 10, 2021 (inception) through December 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2021, and the results of its operations and its cash flows for the period from February 10, 2021 (inception) through December 31, 2021, in conformity with accounting principles generally accepted in the United States of America.
Basis for Opinion
These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.
Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.
/s/ Marcum llp
Marcum llp
We have served as the Company’s auditor since 2021.
Hartford, CT
February 22, 2022

Mount Rainier Acquisition Corp
BALANCE SHEET
December 31, 2021
Assets:
Current assets:
Cash	$799,290
Short-term prepaid insurance	310,884
Total current assets	1,110,174
Cash held in Trust Account	175,953,520
Long-term prepaid insurance	236,783
Total assets	$177,300,477
Liabilities and Stockholders’ Deficit:
Current liabilities:
Related party payable	$28,000
Accrued expenses	67,045
Franchise tax payable	39,678
Total current liabilities	134,723
Deferred underwriting commission	6,900,000
Total liabilities	7,034,723
Commitments and Contingencies (Note 5)
Common stock subject to possible redemption; 17,250,000 shares at $10.20 per share	175,950,000
Stockholders’ Deficit:
Common stock, $0.0001 par value; 50,000,000 shares authorized; 4,908,700 issued and outstanding (excluding 17,250,000 shares subject to redemption)	491
Additional paid-in capital	—
Accumulated deficit	(5,684,737)
Total stockholders’ deficit	(5,684,246)
Total Liabilities and Stockholders’ Deficit	$177,300,477
The accompanying notes are an integral part of these financial statements.

Mount Rainier Acquisition Corp
STATEMENT OF OPERATIONS
For the period from February 10, 2021 (inception) through December 31, 2021
General and administrative expenses	$169,728
Administrative expenses – related party	28,000
Franchise tax expenses	39,678
Loss from operations	(237,406)
Other income (expenses):
Net gain from investments held in Trust Account	3,520
Net loss	$(233,886)
Weighted average shares outstanding of redeemable common stock	4,525,463
Basic and diluted net loss per share of redeemable common stock	$(0.03)
Weighted average shares outstanding of non-redeemable common stock	3,900,241
Basic and diluted net loss per share of non-redeemable common stock	$(0.03)
The accompanying notes are an integral part of these financial statements.

STATEMENT OF CHANGES IN STOCKHOLDERS’ DEFICIT
For The Period From February 10, 2021 (Inception) Through December 31, 2021
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – February 10, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Common stock to sponsor	4,908,700	491	5,986,509	—	5,987,000
Accretion of Common stock subject to possible redemption	—	—	(5,986,509)	(5,450,851)	(11,437,360)
Net loss	—	—	—	(233,886)	(233,886)
Balance – December 31, 2021	4,908,700	$491	$—	$(5,684,737)	$(5,684,246)
The accompanying notes are an integral part of these financial statements.

Mount Rainier Acquisition Corp
STATEMENT OF CASH FLOWS
For the Period from February 10, 2021 (inception) through December 31, 2021
Cash Flows from Operating Activities:
Net loss	$(233,886)
Adjustments to reconcile net loss to net cash used in operating activities:
Net gain from cash held in Trust Account	(3,520)
Changes in operating assets and liabilities:
Prepaid insurance	(547,667)
Related party payable	28,000
Accrued expenses	67,045
Franchise tax payable	39,678
Net cash used in operating activities	(650,350)
Cash Flows from Investing Activities:
Cash deposited in Trust Account	(175,950,000)
Net cash used in investing activities	(175,950,000)
Cash Flows from Financing Activities:
Proceeds from issuance of Common stock to Sponsor	3,475,000
Proceeds from advance from related party	1,537,000
Proceeds from note payable to related party	975,000
Proceeds received from initial public offering	172,500,000
Offering costs paid	(1,087,260)
Net cash provided by financing activities	177,399,640
Net change in cash	799,290
Cash – beginning of the period	—
Cash – end of the period	$799,290
Supplemental disclosure of non-cash financing activities:
Related party note payable exchanged for common stock	$975,000
Advance from related party exchanged from common stock	1,537,000
Deferred underwriting commissions in connection with the initial public offering	$6,900,000
Initial value of Common stock subject to possible redemption	$172,500,000
The accompanying notes are an integral part of these financial statements.

Note 1 — Description of Organization and Business Operations
Organization and General
Mount Rainer Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 10, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of December 31, 2021, the Company had not commenced any operations. All activity for the period from February 10, 2021 (inception) through December 31, 2021 relates to the Company’s formation and the initial public offering described below. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Company’s initial public offering on October 7, 2021 (“Initial Public Offering” or “IPO”). The Company has selected December 31 as its fiscal year end.
On October 7, 2021, the Company consummated the IPO of 17,250,000 units (the “Units”), including the full exercise of the over-allotment. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”) and one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase three-quarters (3/4) of a share of Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $172,500,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 596,200 Units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit (the “Private Placement”), to DC Rainier SPV, LLC (the “Sponsor”) and the Company’s chief executive officer and chief financial officer, generating gross proceeds to the Company of $5,962,000, which is described in Note 4. The Private Placement Units are identical to the Units sold in the IPO.
Transaction costs amounted to $12,333,704, including $6,900,000 in deferred underwriting fees, $1,087,360 in other offering costs related to the Initial Public Offering and $4,346,344 as a cost of the IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T. In addition, cash of $1,545,463 was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.
A total of $175,950,000, comprised of proceeds from the IPO and the sale of the Private Placement Units, was placed in a U.S.-based trust account at J.P. Morgan Chase Bank, N.A., maintained by American Stock Transfer & Trust Company, acting as trustee (“Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Public Shares (as defined below) properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete its initial Business Combination within 15 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (3) the redemption of all of the Company’s Public Shares if it has not completed its initial Business Combination within 15 months from the closing of the IPO, subject to applicable law.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
The Company will provide the holders (the “Public Stockholders”) of the Company’s issued and outstanding shares of Common Stock sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders(as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the holders of the Founder Shares (the “initial stockholders”) have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company. The initial stockholders have agreed not to propose an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholder’s rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 15 months from the closing of the Initial Public Offering (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any

(less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below (i) $10.20 per Public Share or (ii) the lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, our sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity
Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes. Accordingly, management has since reevaluated the Company’s liquidity and financial condition and determined that sufficient capital exists to sustain operations one year from the date these condensed financial statements are issued and therefore substantial doubt has been alleviated.
COVID-19
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At December 31, 2021, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:

•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of December 31, 2021, the carrying values of prepaid expenses, related party payables, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s cash held in the Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of cash held in the Trust Account is determined using quoted prices in active markets.
Warrants
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. All of the Company’s warrants have met the criteria for equity treatment.
Use of Estimates
The preparation of condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs associated with the Initial Public Offering
Deferred offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that were directly related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity were recorded as an asset up until the IPO, at which time these costs were recorded as a reduction in equity. Offering costs totaled $12,333,704, including $6,900,000 in deferred underwriting fees, $1,087,360 in other offering costs related to the Initial Public Offering and $4,346,344 as a cost of the IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T and were all charged as a reduction of equity.
Common Stock Subject to Possible Redemption
The Company accounts for its Common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable common stock (including Common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Common stock are classified as stockholders’ equity. The Company’s Common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at December 31, 2021, 17,250,000 shares of common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ equity section of the Company’s balance sheet.
The Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount. The change in the carrying value of redeemable shares of Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.
Net Loss Per Share of Common Stock
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock shares subject to forfeiture.
The Company’s statements of operations includes a presentation of loss per share for shares of common stock subject to possible redemption in a manner similar to the two-class method of loss per share. Consistent with ASC Topic 480-10-S99-3A, accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates its fair value. The calculation of diluted income per common share does not consider the effect of the warrants issued since the exercise of the warrants are contingent upon the occurrence of future events. However, the diluted earnings per share calculation includes the shares subject to forfeiture from the first day of the interim period in which the contingency on such shares was resolved.
The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	Period from February 10, 2021 (inception) to December 31, 2021
	Redeemable	Non- redeemable
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	(125,621)	(108,265)
Denominator:
Basic and diluted weighted average shares outstanding	4,525,463	3,900,241
Basic and diluted net loss per common share	(0.03)	(0.03)
At December 31, 2021 the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of Common Stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of December 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
Recent Accounting Pronouncements
In August 2020, the FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective January 1, 2022 and should be applied on a full or modified retrospective basis, with early adoption permitted beginning on January 1, 2021. The Company adopted ASU 2020-06 at inception on February 10, 2021. The adoption of ASU 2020-06 did not have an impact on the Company’s financial statements.
The Company’s management does not believe that any other recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the condensed financial statements.
Cash
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $799,290 in cash and no cash equivalents as of December 31, 2021.
Cash Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.
Note 3 — Public Offering
Pursuant to the Initial Public Offering on October 7, 2021, the Company sold 17,250,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Common Stock and one Public Warrant. Each whole Public Warrant entitles the holder to purchase three-quarters (3/4) of one share of Common Stock at an exercise price of $11.50 per share.
On October 7, 2021, the Sponsor, the Company’s chief executive officer and chief financial officer acquired 596,200 Units for an aggregate purchase price of $5,962,000. $3,450,000 of the $5,962,000 was invested in the Trust Account to meet the 102% redemption price of the IPO shares. The remaining cash was deposited in the Company’s operating account and used to pay off the promissory notes and future working capital expenditures.
Note 4 — Related Party Transactions
Founder Shares
On March 26, 2021, the Sponsor, certain executive officers and directors of the Company and A.G.P./Alliance Global Partners (the “Representative”) acquired 4,312,500 founder shares (the “Founder Shares”) for an aggregate purchase price of $25,000 or $0.006 per share. Prior to the initial investment in the Company of $25,000, the Company had no assets, tangible or intangible. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the aggregate number of Founder Shares issued. Up to 562,500 shares of Common Stock were subject to forfeiture by the subscribers if the underwriters of the Initial Public Offering of Units of the Company did not fully exercise their over-allotment option. The over-allotment option was exercised in full at the time of the IPO.
The Sponsor and certain executives of the Company purchased 345,000 Private Placement Units for cash with gross proceeds of $3,450,000 on October 7, 2021 in connection with the IPO.
Related Party Loans
On March 26, 2021, the Sponsor and executives agreed to loan the Company up to an aggregate total of $975,000 to be used for a portion of the expenses of the Initial Public Offering. The Company drew upon $975,000 under the promissory notes with the Sponsor and executives on March 26, 2021. These loans are non-interest bearing and were payable at the closing of the Initial Public Offering. The balance on the notes was outstanding as of September 30, 2021 and on October 7, 2021, the loan was used to purchase 97,500 Private Placement Units at $10.00 per unit.
Related Party Advances
In September 2021, the Sponsor, and the Company’s chief executive officer and chief financial officer advanced $1,537,000 to the Company in preparation for the Initial Public Offering on October 7, 2021. On October 7, 2021, the advance was used to purchase 153,700 Private Placement Units at $10.00 per unit.
Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the founders, officers and directors and their affiliates may, but are not obligated to, loan the Company funds as may be required. If the Company completes its initial Business Combination, it may repay such loaned amounts out of the proceeds of the Trust Account released to the Company. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. The terms of such loans by our founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such loans.
Administrative Services Agreement
The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services commencing on the date that the securities were first listed on Nasdaq, subject to deferral until consummation of the Company’s initial Business Combination. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans), are entitled to registration rights pursuant to a registration rights agreement entered into on October 4, 2021. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company paid an underwriting discount of $0.0333 per Unit, or $500,000 in the aggregate, at the closing of the Initial Public Offering. An additional fee equal to 4.0% of the gross proceeds of the public offering will be payable to the representative of the underwriters for services rendered in connection with the Business Combination. This business combination fee will become payable to representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company provided 750,000 shares to the underwriter at the time of the Initial Public Offering at a fair value totaling $4,346,344. We accounted for the excess of the fair value of the 750,000 representative shares as a cost of the IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T. Accordingly, these offering costs are charged to stockholders’ equity.
Note 6 — Stockholders’ Equity
Common Stock — On October 4, 2021, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 50,000,000 shares of Common Stock with a par value of $0.0001 per share. As of December 31, 2021, 4,908,700 shares issued and outstanding of Common Stock were held by the Sponsor, certain officers and directors of the Company and the Representative. Up to 562,500 shares of Common Stock were subject to forfeiture by the subscribers if the underwriters of the initial public offering of Units if the Company did not fully exercise their over-allotment option.
Holders of the common shares will vote on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that holders of the common shares shall have the right to vote on the election of the Company’s directors prior to the initial Business Combination.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination or (ii) a notice of redemption described under “Redemption of warrants when the price per share of Common Stock equals or exceeds $10.20”). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Common Stock issuable upon exercise of the warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Company’s initial Business Combination and to maintain a current prospectus relating to those Common Stock until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions) and (z) the volume weighted average trading price of Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of warrants for shares of Common Stock” and “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants.
Redemption of warrants when the price per share of Common Stock equals or exceeds $18.00:   Once the warrants become exercisable, the Company may redeem the outstanding warrants:
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In whole and not in part;

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At a price of $0.01 per warrant;

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Upon a minimum of 30 days’ prior written notice of redemption; and

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if, and only if the last reported sale price of Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company will not redeem the warrants for cash as described above unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.
Redemption of warrants when the price per share of Common Stock equals or exceeds $10.00:   Once the warrants become exercisable, the Company may redeem the outstanding warrants:
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in whole and not in part;

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis after receiving notice of redemption but prior to redemption and receive that number of common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of common stock;

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if, and only if the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•
if, and only if the Reference Value is less than $18.00 per share (as adjusted), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants. The “fair market value” of common stock shall mean the volume-weighted average price of Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Common Stock per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
At December 31, 2021, there were 17,250,000 Public Warrants outstanding and 596,200 Private Warrants outstanding. Each whole warrant entitles the holder thereof to purchase three-quarters (3/4) of a share of Common Stock.
Note 7 — Fair Value Measurements
The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of December 31, 2021 by level within the fair value hierarchy:
December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Bills	$175,953,520	$—	$—
Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the period from February 10, 2021 (inception) through December 31, 2021.
Note 8 — Income Taxes
The Company’s taxable income primarily consists of interest income on the Trust Account, less any franchise taxes. The Company’s formation and operating costs are generally considered start-up costs and are not currently deductible.
The income tax provision (benefit) consists of the following:
December 31, 2021
Current
Federal	$—
State	—
Deferred
Federal	(49,116)
State	—
Valuation allowance	49,116
Income tax provision	$—

The Company’s net deferred tax assets are as follows:
December 31, 2021
Deferred tax assets:
Sec. 195 Start-up costs	41,523
Net operating loss carryforward	7,593
Total deferred tax assets	49,116
Valuation allowance	(49,116)
Deferred tax asset, net of allowance	$—
As of December 31, 2021, the Company had $36,158 of U.S. federal net operating loss carryovers available to offset future taxable income. The federal net operating losses can be carried forward indefinitely.
In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax assets, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the year ended December 31, 2021, the change in the valuation allowance was $49,116.
A reconciliation of the statutory federal income tax rate (benefit) to the Company’s effective tax rate for the period from February 10, 2021 (inception) to December 31, 2021 is as follows:
Statutory Federal income tax rate	21.0%
Change in valuation Allowance	(21.0)%
Effective Tax Rate	0.0%
The Company’s effective tax rates for the periods presented differ from the expected (statutory) rates due to the recording of full valuation allowances on deferred tax assets.
The Company files income tax returns in the U.S. federal jurisdiction and is subject to examination by the various taxing authorities. The Company’s tax returns since inception remain open to examination by the taxing authorities. The Company considers New York to be a significant state tax jurisdiction. There were no unrecognized tax benefits as of December 31, 2021. No amounts were accrued for the payment of interest and penalties as of December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.
Note 9 — Subsequent Events
Management has evaluated the impact of subsequent events through February 22, 2022, the date that the audited financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Mount Rainier Acquisition Corp
BALANCE SHEETS
	June 30, 2022 (Unaudited)	December 31, 2021
Assets:
Current assets:
Cash	$174,236	$799,290
Short-term prepaid insurance	310,884	310,884
Total current assets	485,120	1,110,174
Marketable securities held in Trust Account	176,203,470	175,953,520
Long-term prepaid insurance	82,619	236,783
Total assets	$176,771,209	$177,300,477
Liabilities and Stockholders’ Deficit:
Current liabilities:
Related party payable	$88,000	$28,000
Accrued expenses	25,759	67,045
Income tax payable	35,690	—
Franchise tax payable	119,678	39,678
Total current liabilities	269,127	134,723
Deferred underwriting commission	6,900,000	6,900,000
Total liabilities	7,169,127	7,034,723
Commitments and Contingencies (Note 5)
Common stock subject to possible redemption; 17,250,000 shares	176,203,470	175,950,000
Stockholders’ Deficit:
Common stock, $0.0001 par value; 50,000,000 shares authorized; 4,908,700 issued and outstanding (excluding 17,250,000 shares subject to redemption)	491	491
Additional paid-in capital	—	—
Accumulated deficit	(6,601,879)	(5,684,737)
Total stockholders’ deficit	(6,601,388)	(5,684,246)
Total Liabilities and Stockholders’ Deficit	$176,771,209	$177,300,477
The accompanying notes are an integral part of these financial statements.

Mount Rainier Acquisition Corp
STATEMENTS OF OPERATIONS
	For the three months ended June 30, 2022	For the six months ended June 30, 2022	For the three months ended June 30, 2021	For the periods from February 10, 2021 (inception) through June 30, 2021
	(Unaudited)		(Unaudited)
General and administrative expenses	$346,713	$737,932	$117	$4,617
Administrative expenses – related party	30,000	60,000	—	—
Franchise tax expenses	40,000	80,000	—	—
Loss from operations	(416,713)	(877,932)	(117)	(4,617)
Other income (expenses):
Net gain from investments held in Trust Account	233,222	249,950	—	—
Loss before tax expense	(183,491)	(627,982)	(117)	(4,617)
Tax expense	35,690	35,690	—	—
Net loss	$(219,181)	$(663,672)	$(117)	$(4,617)
Weighted average shares outstanding of redeemable common stock	17,250,000	17,250,000	—	—
Basic and diluted net loss per share of redeemable common stock	$(0.01)	$(0.03)	$—	$—
Weighted average shares outstanding of non-redeemable common stock(1)	4,908,700	4,908,700	3,750,000	3,750,000
Basic and diluted net loss per share of non-redeemable common stock	$(0.01)	$(0.03)	$(0.00)	$(0.00)

(1)
For the period February 10, 2021 (inception) through June 30, 2021 and three months ended June 30, 2021, this number excludes an aggregate of up to 562,500 shares of common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Notes 4 and 6).

The accompanying notes are an integral part of these financial statements.

STATEMENTS OF CHANGES IN STOCKHOLDERS’ (DEFICIT) EQUITY
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – January 1, 2022	4,908,700	$491	$—	$(5,684,737)	$(5,684,246)
Net loss	—	—	—	(444,491)	(444,491)
Balance – March 31, 2022 (unaudited)	4,908,700	$491	$—	$(6,129,228)	$(6,128,737)
Accretion of common stock to redemption value	—	—	—	(253,470)	(253,470)
Net loss	—	—	—	(219,181)	(219,181)
Balance – June 30, 2022 (unaudited)	4,908,700	$491	$—	$(6,601,879)	$(6,601,388)
	Common Stock		Additional Paid-In	Accumulated	Total Stockholders’
	Shares	Amount	Capital	Deficit	Deficit
Balance – February 10, 2021 (inception)	—	$—	$—	$—	$—
Issuance of Common stock to Sponsor(1)	4,312,500	431	24,569	—	25,000
Net loss	—	—	—	(4,500)	(4,500)
Balance – March 31, 2021 (unaudited)	4,312,500	$431	$24,569	$(4,500)	$20,500
Net loss	—	—	—	(117)	(117)
Balance – June 30, 2021 (unaudited)	4,312,500	$431	$24,569	$(4,617)	$20,383

(1)
Includes an aggregate of up to 562,500 shares of common stock subject to forfeiture if the over-allotment option was not exercised in full or in part by the underwriters (see Notes 4 and 6).

The accompanying notes are an integral part of these financial statements.

Mount Rainier Acquisition Corp
STATEMENTS OF CASH FLOWS
	For the six months ended June 30, 2022	For the Periods from February 10, 2021 (inception) through June 30, 2021
	(unaudited)
Cash Flows from Operating Activities:
Net loss	$(663,672)	$(4,617)
Adjustments to reconcile net loss to net cash used in operating activities:
Net gain from cash held in Trust Account	(249,950)	—
Changes in operating assets and liabilities:
Prepaid insurance	154,164	—
Related party payable	60,000	—
Accrued expenses	(41,286)	—
Accrued offering and formation costs	—	(91,420)
Income tax payable	35,690	—
Franchise tax payable	80,000	—
Net cash used in operating activities	(625,054)	(96,037)
Cash Flows from Financing Activities:
Proceeds from issuance of Common stock to Sponsor	—	25,000
Proceeds from note payable to related party	—	975,000
Net cash provided by financing activities	—	1,000,000
Net change in cash	(625,054)	903,963
Cash – beginning of the period	799,290	—
Cash – end of the period	$174,236	$903,963
Supplemental disclosure of non-cash financing activities:
Deferred offering costs included in accrued offering costs	$—	$96,500
Accretion of common stock to redemption value	$253,470	$—
The accompanying notes are an integral part of these financial statements.

Note 1 — Description of Organization and Business Operations
Organization and General
Mount Rainer Acquisition Corp. (the “Company”) is a blank check company incorporated in Delaware on February 10, 2021. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”). The Company is an emerging growth company and, as such, the Company is subject to all of the risks associated with emerging growth companies.
As of June 30, 2022, the Company had not commenced any operations. All activity for the period from February 10, 2021 (inception) through June 30, 2022 relates to the Company’s formation, the initial public offering described below and the search for a target business with which to consummate an initial business combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income on cash and cash equivalents from the proceeds derived from the Company’s initial public offering on October 7, 2021 (“Initial Public Offering” or “IPO”). The Company has selected December 31 as its fiscal year end.
On October 7, 2021, the Company consummated the IPO of 17,250,000 units (the “Units”), including the full exercise of the underwriter’s over-allotment option. Each Unit consists of one share of common stock, par value $0.0001 per share (“Common Stock”) and one redeemable warrant of the Company. Each whole warrant entitles the holder thereof to purchase three-quarters (3/4) of a share of Common Stock for $11.50 per share, subject to adjustment. The Units were sold at a price of $10.00 per Unit, generating gross proceeds to the Company of $172,500,000, which is described in Note 3.
Simultaneously with the closing of the Initial Public Offering, the Company completed the private sale of 596,200 Units (the “Private Placement Units”) at a purchase price of $10.00 per Private Placement Unit (the “Private Placement”), to DC Rainier SPV, LLC (the “Sponsor”) and the Company’s chief executive officer and chief financial officer, generating gross proceeds to the Company of $5,962,000, which is described in Note 4. The Private Placement Units are identical to the Units sold in the IPO.
Transaction costs amounted to $12,333,704, including $6,900,000 in deferred underwriting fees, $1,087,360 in other offering costs related to the Initial Public Offering and $4,346,344 as a cost of the IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T. In addition, cash of $1,545,463 was held outside of the Trust Account (as defined below) and is available for the payment of offering costs and for working capital purposes.
A total of $175,950,000, comprised of proceeds from the IPO and the sale of the Private Placement Units, was placed in a U.S.-based trust account at Bank of America, maintained by American Stock Transfer & Trust Company, acting as trustee (“Trust Account”). Except with respect to interest earned on the funds held in the Trust Account that may be released to the Company to pay its taxes, if any, the funds held in the Trust Account will not be released from the Trust Account until the earliest of: (1) the completion of the Company’s initial business combination; (2) the redemption of any Public Shares (as defined below) properly submitted in connection with a stockholder vote to amend the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) (A) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with its initial Business Combination or to redeem 100% of its Public Shares if the Company does not complete its initial Business Combination within 15 months from the closing of the IPO or (B) with respect to any other provision relating to stockholders’ rights or pre-initial Business Combination activity; and (3) the redemption of all of the Company’s Public Shares if it has not completed its initial Business Combination within 15 months from the closing of the IPO, subject to applicable law.
The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations having an aggregate fair market value of at least 80% of the net assets held in the Trust Account (excluding the amount of deferred underwriting discounts held in Trust and taxes payable on the income earned on the Trust Account) at the time of the agreement to enter into the initial Business Combination. However, the Company only intends to complete a Business Combination if the post-transaction company owns or acquires 50% or more of the issued and outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act 1940, as amended (the “Investment Company Act”).
The Company will provide the holders (the “Public Stockholders”) of the Company’s issued and outstanding shares of Common Stock sold in the Initial Public Offering (the “Public Shares”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then held in the Trust Account (initially anticipated to be $10.20 per Public Share). The per-share amount to be distributed to Public Stockholders who redeem their Public Shares will not be reduced by the deferred underwriting commissions the Company will pay to the underwriters (as discussed in Note 5). These Public Shares will be recorded at a redemption value and classified as temporary equity upon the completion of the Initial Public Offering in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480 “Distinguishing Liabilities from Equity.” If the Company seeks stockholder approval, the Company will proceed with a Business Combination if a majority of the shares voted are voted in favor of the Business Combination. The Company will not redeem the Public Shares in connection with a Business Combination in an amount that would cause its net tangible assets to be less than $5,000,001. If a stockholder vote is not required by law and the Company does not decide to hold a stockholder vote for business or other legal reasons, the Company will, pursuant to its Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by law, or the Company decides to obtain stockholder approval for business or legal reasons, the Company will offer to redeem the Public Shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. Additionally, each Public Stockholder may elect to redeem their Public Shares irrespective of whether they vote for or against the proposed transaction. If the Company seeks stockholder approval in connection with a Business Combination, the initial stockholders (as defined below) have agreed to vote their Founder Shares (as defined below in Note 4) and any Public Shares purchased during or after the Initial Public Offering in favor of a Business Combination. In addition, the holders of the Founder Shares (the “initial stockholders”) have agreed to waive their redemption rights with respect to their Founder Shares and Public Shares in connection with the completion of a Business Combination.
The Certificate of Incorporation provides that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company. The initial stockholders have agreed not to propose an amendment to the Certificate of Incorporation (A) to modify the substance or timing of the Company’s obligation to allow redemption in connection with a Business Combination or to redeem 100% of the Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (B) with respect to any other provision relating to stockholder’s rights or pre-initial Business Combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment.
If the Company is unable to complete a Business Combination within 15 months from the closing of the Initial Public Offering (the “Combination Period”) and the Company’s stockholders have not amended the Certificate of Incorporation to extend such Combination Period, the Company will (i) cease all operations except for the purpose of winding up; (ii) as promptly as reasonably possible but no more than ten business days thereafter subject to lawfully available funds therefor, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to the Company to pay its taxes, if any (less up to $100,000 of interest to pay dissolution expenses) divided by the number of the then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law; and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining stockholders and the board of directors, liquidate and dissolve, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law.
The initial stockholders have agreed to waive their rights to liquidating distributions from the Trust Account with respect to the Founder Shares if the Company fails to complete a Business Combination within the Combination Period. However, if the initial stockholders acquire Public Shares in or after the Initial Public Offering, they will be entitled to liquidating distributions from the Trust Account with respect to such Public Shares if the Company fails to complete a Business Combination within the Combination Period. The underwriters have agreed to waive their rights to the deferred underwriting commission (see Note 5) held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the other funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be only $10.20. In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party (except for the Company’s independent registered public accounting firm) for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement (a “Target”), reduce the amount of funds in the Trust Account to below (i) $10.20 per Public Share or (ii) the lesser amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account due to reductions in the value of the trust assets, in each case net of interest which may be withdrawn to pay taxes, provided that such liability will not apply to any claims by a third party or Target that executed a waiver of any and all rights to seek access to the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, our Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (other than the Company’s independent registered public accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.
Liquidity and Capital Resources
Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statement. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used to fund offering expenses was released to the Company for general working capital purposes and provided adequate resources to operate until the initial business combination.
The Company anticipates that the $174,236 outside of the Trust Account as of June 30, 2022, might not be sufficient to allow the Company to operate for at least the next 12 months from the issuance of the financial statements, assuming that a business combination is not consummated during that time. Until consummation of its business combination, the Company plans to use the funds not held in the Trust Account, and any additional Working Capital Loans (as defined in Note 4) from the initial shareholders, certain of the Company’s officers and directors (see Note 4), for identifying and evaluating prospective acquisition candidates, performing business due diligence on prospective target businesses, traveling to and from the offices, plants or similar locations of prospective target businesses, reviewing corporate documents and material agreements of prospective target businesses, selecting the target business to acquire and structuring, negotiating and consummating the business combination.

The Company can raise additional capital through Working Capital Loans from the initial shareholders, certain of the Company’s officers, and directors (see Note 4), or through loans from third parties. None of the Sponsor, officers or directors are under any obligation to advance funds to, or to invest in, the Company. If the Company is unable to raise additional capital, it may be required to take additional measures to conserve liquidity, which could include, but not necessarily be limited to, curtailing operations, suspending the pursuit of its business plan, and reducing overhead expenses. The Company cannot provide any assurance that new financing will be available to it on commercially acceptable terms, if at all. These conditions raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements.
The Company has until January 7, 2023 to consummate a Business Combination. It is uncertain that the Company will be able to consummate a Business Combination by that date. If a Business Combination is not consummated by the required date, there will be a mandatory liquidation and subsequent dissolution. In connection with the Company’s assessment of going concern considerations in accordance with the authoritative guidance in Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosure of Uncertainties About an Entity’s Ability to Continue as a Going Concern,” management has determined that mandatory liquidation, and subsequent dissolution, should the Company be unable to complete a business combination, raises substantial doubt about the Company’s ability to continue as a going concern for the next twelve months from the issuance of these financial statements. No adjustments have been made to the carrying amounts of assets and liabilities should the Company be required to liquidate after January 7, 2023.
COVID-19
On January 30, 2020, the World Health Organization (“WHO”) announced a global health emergency because of a new strain of coronavirus (the “COVID-19 outbreak”). In March 2020, the WHO classified the COVID-19 outbreak as a pandemic, based on the rapid increase in exposure globally. The full impact of the COVID-19 outbreak continues to evolve. Management continues to evaluate the impact of the COVID-19 outbreak on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.
Note 2 — Summary of Significant Accounting Policies
Basis of Presentation
The accompanying financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC.
Emerging Growth Company
The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the independent registered public accounting firm attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.
Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that an emerging growth company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such an election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s condensed financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.
Concentration of Credit Risk
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash accounts in a financial institution, which, at times, may exceed the Federal Depository Insurance Coverage limit of $250,000. At June 30, 2022, the Company has not experienced losses on these accounts and management believes the Company is not exposed to significant risks on such accounts.
Fair Value of Financial Instruments
The fair value of the Company’s assets and liabilities approximates the carrying amounts represented in the accompanying balance sheet, primarily due to their short-term nature.
Fair Value Measurements
Fair value is defined as the price that would be received for sale of an asset or paid for transfer of a liability, in an orderly transaction between market participants at the measurement date. U.S. GAAP establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). These tiers include:
•
Level 1, defined as observable inputs such as quoted prices (unadjusted) for identical instruments in active markets;

•
Level 2, defined as inputs other than quoted prices in active markets that are either directly or indirectly observable such as quoted prices for similar instruments in active markets or quoted prices for identical or similar instruments in markets that are not active; and

•
Level 3, defined as unobservable inputs in which little or no market data exists, therefore requiring an entity to develop its own assumptions, such as valuations derived from valuation techniques in which one or more significant inputs or significant value drivers are unobservable.

In some circumstances, the inputs used to measure fair value might be categorized within different levels of the fair value hierarchy. In those instances, the fair value measurement is categorized in its entirety in the fair value hierarchy based on the lowest level input that is significant to the fair value measurement.
As of June 30, 2022 and December 31, 2021, the carrying values of prepaid expenses, related party payables, and franchise tax payable approximate their fair values due to the short-term nature of the instruments. The Company’s cash held in the Trust Account are comprised of investments in U.S. Treasury securities with an original maturity of 185 days or less or investments in a money market funds that comprise only U.S. Treasury securities and are recognized at fair value. The fair value of cash held in the Trust Account is determined using quoted prices in active markets.
Warrants
The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480, Distinguishing Liabilities from Equity (“ASC 480”) and ASC 815, Derivatives and Hedging (“ASC 815”). The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480,and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own Common Stock, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding. All of the Company’s warrants have met the criteria for equity treatment.
Use of Estimates
The preparation of condensed financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities during the reporting period. Actual results could differ from those estimates.
Deferred Offering Costs associated with the Initial Public Offering
Deferred offering costs consisted of legal, accounting, underwriting fees and other costs incurred through the balance sheet date that were directly related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity were recorded as an asset up until the IPO, at which time these costs were recorded as a reduction in equity. Offering costs totaled $12,333,704, including $6,900,000 in deferred underwriting fees, $1,087,360 in other offering costs related to the Initial Public Offering and $4,346,344 as a cost of the IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T and were all charged as a reduction of equity.
Common Stock Subject to Possible Redemption
The Company accounts for its Common stock subject to possible redemption in accordance with the guidance in ASC Topic 480 “Distinguishing Liabilities from Equity.” Common stock subject to mandatory redemption (if any) are classified as liability instruments and are measured at fair value. Shares of conditionally redeemable common stock (including Common stock that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. At all other times, shares of Common stock are classified as stockholders’ equity. The Company’s Common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to the occurrence of uncertain future events. Accordingly, at June 30, 2022 and December 31, 2021, 17,250,000 shares of common stock subject to possible redemption are presented as temporary equity, outside of the stockholders’ (deficit) equity section of the Company’s balance sheet.
The Company has elected to recognize changes in the redemption value immediately as they occur and adjust the carrying value of the security to equal the redemption value at the end of each reporting period. This method would view the end of the reporting period as if it were also the redemption date for the security. Immediately upon the closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount. The change in the carrying value of redeemable shares of Class A common stock resulted in charges against additional paid-in capital and accumulated deficit. Additionally, the Company recorded accretion of common stock to redemption value of $253,470 in the three months ended June 30, 2022.
Net Loss Per Share of Common Stock
The Company complies with accounting and disclosure requirements of ASC Topic 260, “Earnings Per Share.” Net loss per share is computed by dividing net loss by the weighted average number of common stock outstanding during the period, excluding common stock shares subject to forfeiture.
The Company’s statements of operations include a presentation of loss per share for shares of common stock subject to possible redemption in a manner similar to the two-class method of loss per share. Consistent with ASC Topic 480-10-S99-3A, accretion associated with the redeemable shares of common stock is excluded from earnings per share as the redemption value approximates its fair value. The calculation of diluted income per common share does not consider the effect of the warrants issued since the exercise of the warrants are contingent upon the occurrence of future events. However, the diluted earnings per share calculation includes the shares subject to forfeiture from the first day of the interim period in which the contingency on such shares was resolved.
The following table reflects the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	Six months ended June 30, 2022
	Redeemable	Non- Redeemable
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	(516,652)	(147,020)
Denominator:
Basic and diluted weighted average shares outstanding	17,250,000	4,908,700
Basic and diluted net loss per common share	(0.03)	(0.03)
	Three months ended June 30, 2022
	Redeemable	Non- Redeemable
Basic and diluted net loss per common share
Numerator:
Allocation of net loss	(170,627)	(48,554)
Denominator:
Basic and diluted weighted average shares outstanding	17,250,000	4,908,700
Basic and diluted net loss per common share	(0.01)	(0.01)
For the period from February 10, 2021 (inception) through June 30, 2021 and the three months ended June 30, 2021, the Company only had non-redeemable shares.
At June 30, 2022 and June 30, 2021, the Company did not have any dilutive securities and other contracts that could, potentially, be exercised or converted into shares of Common Stock and then share in the earnings of the Company. As a result, diluted loss per share is the same as basic loss per share for the period presented.
Income Taxes
The Company follows the asset and liability method of accounting for income taxes under FASB ASC 740, “Income Taxes.” Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that included the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.
FASB ASC 740 prescribes a recognition threshold and a measurement attribute for the financial statement recognition and measurement of tax positions taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. There were no unrecognized tax benefits as of June 30, 2022 and December 31, 2021. The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. No amounts were accrued for the payment of interest and penalties as of June 30, 2022 or December 31, 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is subject to income tax examinations by major taxing authorities since inception.
The Company’s effective tax rate was (19.45%) and 0.00% for the three months ended June 30, 2022 and 2021, respectively, and (5.68%) and 0.00% for the six months ended June 30, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2022 and 2021 due to the valuation allowance on the deferred tax assets.
Recent Accounting Pronouncements
The Company’s management does not believe that any recently issued, but not yet effective, accounting pronouncements, if currently adopted, would have a material effect on the condensed financial statements.
Cash
The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company had $174,236 and $799,290 in cash and no cash equivalents as of June 30, 2022 and December 31, 2021, respectively.
Marketable Securities Held in the Trust Account
The Company’s portfolio of investments held in the Trust Account is comprised of U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act, with a maturity of 185 days or less, or investments in money market funds that invest in U.S. government securities, or a combination thereof. The Company’s investments held in the Trust Account are classified as trading securities. Trading securities are presented on the balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of these securities is included in net gain on investments held in the Trust Account in the accompanying statement of operations. The estimated fair values of investments held in the Trust Account were determined using available market information.
Note 3 — Public Offering
Pursuant to the Initial Public Offering on October 7, 2021, the Company sold 17,250,000 Units at a purchase price of $10.00 per Unit. Each Unit consists of one share of Common Stock and one Public Warrant. Each whole Public Warrant entitles the holder to purchase three-quarters (3/4) of one share of Common Stock at an exercise price of $11.50 per share.
On October 7, 2021, the Sponsor, the Company’s chief executive officer and chief financial officer acquired 596,200 Units for an aggregate purchase price of $5,962,000. $3,450,000 of the $5,962,000 was invested in the Trust Account to meet the 102% redemption price of the IPO shares. The remaining cash was deposited in the Company’s operating account and used to pay off the promissory notes and future working capital expenditures.
Note 4 — Related Party Transactions
Founder Shares
On March 26, 2021, the Sponsor, certain executive officers and directors of the Company and A.G.P./Alliance Global Partners (the “Representative”) acquired 4,312,500 founder shares (the “Founder Shares”) for an aggregate purchase price of $25,000 or $0.006 per share. Prior to the initial investment in the Company of $25,000, the Company had no assets, tangible or intangible. The per share purchase price of the Founder Shares was determined by dividing the amount of cash contributed to the Company by the aggregate number of Founder Shares issued. Up to 562,500 shares of Common Stock were subject to forfeiture by the subscribers to the extent the underwriters in the IPO did not fully exercise their over-allotment option. The over-allotment option was exercised in full at the time of the IPO.
The Sponsor and certain executives of the Company also purchased 345,000 Private Placement Units for cash with gross proceeds of $3,450,000 on October 7, 2021 in the Private Placement in connection with the IPO.

Related Party Loans
On March 26, 2021, the Sponsor and executives agreed to loan the Company up to an aggregate total of $975,000 to be used for a portion of the expenses of the Initial Public Offering. The Company drew upon $975,000 under the promissory notes with the Sponsor and executives on March 26, 2021. These loans are non-interest bearing and were payable at the closing of the Initial Public Offering. On October 7, 2021, the loan was used to purchase 97,500 Private Placement Units at $10.00 per unit.
Related Party Advances
In September 2021, the Sponsor, and the Company’s chief executive officer and chief financial officer advanced $1,537,000 to the Company in preparation for the Initial Public Offering on October 7, 2021. On October 7, 2021, the advance was used to purchase 153,700 Private Placement Units at $10.00 per unit.
Working Capital Loans
In order to fund working capital deficiencies or finance transaction costs in connection with an intended initial Business Combination, the founders, officers and directors and their affiliates may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes its initial Business Combination, it may repay such loaned amounts out of the proceeds of the Trust Account released to the Company. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts but no proceeds from our Trust Account would be used for such repayment. The terms of such Working Capital Loans by our founders, officers and directors and their affiliates if any, have not been determined and no written agreements exist with respect to such Working Capital Loans.
Administrative Services Agreement
The Company has agreed to pay an affiliate of the Sponsor a total of $10,000 per month for office space, secretarial and administrative services commencing on the date that the securities were first listed on The Nasdaq Global Market, subject to deferral until consummation of the Company’s initial Business Combination. Upon completion of the Company’s initial Business Combination or its liquidation, the Company will cease paying.
Note 5 — Commitments and Contingencies
Registration Rights
The holders of Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans, if any (and any shares of Common Stock issuable upon the exercise of the Private Placement Warrants or warrants issued upon conversion of the Working Capital Loans), are entitled to registration rights pursuant to a registration rights agreement entered into on October 4, 2021. These holders are entitled to certain demand and “piggyback” registration rights. However, the registration rights agreement provides that we will not be required to effect or permit any registration or cause any registration statement to become effective until termination of the applicable lock-up period. The Company will bear the expenses incurred in connection with the filing of any such registration statements.
Underwriting Agreement
The Company paid an underwriting discount of $0.0333 per Unit, or $500,000 in the aggregate, at the closing of the Initial Public Offering. An additional fee equal to 4.0% of the gross proceeds of the public offering will be payable to the representative of the underwriters for services rendered in connection with the Business Combination. This business combination fee will become payable to representative of the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. In addition, the Company provided 750,000 shares to the underwriter at the time of the Initial Public Offering at a fair value totaling $4,346,344. We accounted for the excess of the fair value of the 750,000 representative shares as a cost of the

IPO in accordance with Staff Accounting Bulletin Topic 5A and 5T. Accordingly, these offering costs are charged to stockholders’ (deficit) equity.
Business Combination Agreement
On March 23, 2022, the Company, Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Hub”), and Rover Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Hub (“Merger Sub”), entered into a Business Combination Agreement (the “Business Combination Agreement”), pursuant to which, among other things, Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger (the “Surviving Company”) as a direct, wholly owned subsidiary of Hub. The parties expect to complete the Merger in the fourth quarter of 2022 subject to the Company’s stockholders approval of the Merger.
Subject to the terms and conditions of the Business Combination Agreement, by virtue of the Merger:
•
Each Unit issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) will be automatically detached and the holder thereof will be deemed to hold one share of Common Stock and one warrant of the Company entitling the holder thereof to purchase three-fourths (3/4) of one share of Common Stock, which underlying securities will be converted in accordance with the applicable terms of the Business Combination Agreement as further described below.

•
Each Share of Common Stock issued and outstanding immediately prior to the Effective Time will be automatically converted into a number of ordinary shares, no par value per share, of HUB (the “HUB Ordinary Shares” and such number of HUB Ordinary Shares, the “Per Share Consideration”) equal to the Aggregate Transaction Share Consideration divided by the number of issued and outstanding shares of Common Stock immediately prior to the Effective Time, after taking into account stockholder redemptions. Following such conversion, all shares of Common Stock will automatically be canceled and cease to exist by virtue of the Merger. The holders of shares of Common Stock outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided in the Business Combination Agreement or under applicable law.

“Aggregate Transaction Share Consideration” means an aggregate number of HUB Ordinary Shares equal to the quotient of (a) the amount equal to (i) $221,582,000 minus (ii) the amounts payable to the Company’s stockholders pursuant to the stockholder redemptions divided by (b) $7.61 (the “HUB Share Value”).
•
(a) All rights with respect to shares of Common Stock underlying warrants will be converted into rights with respect to HUB Ordinary Shares and thereupon assumed by HUB; (b) the number of HUB Ordinary Shares subject to each warrant assumed by HUB will be determined by multiplying (i) the number of shares of Common Stock that were subject to such warrant, as in effect immediately prior to the Effective Time, by (ii) the Per Share Consideration, and rounding the resulting number down to the nearest whole number of HUB Ordinary Shares; (c) the per share exercise price for the HUB Ordinary Shares issuable upon exercise of each warrant assumed by HUB will be determined by dividing (i) the exercise price per share of Common Stock subject to such warrant, as in effect immediately prior to the Effective Time, by (ii) the Per Share Consideration; and (d) any restriction on the exercise of any warrant assumed by HUB will continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such warrant will otherwise remain unchanged.

•
Each share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time will be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.

The Merger Agreement contains customary representations, warranties and covenants of the parties thereto. The consummation of the proposed Merger is subject to certain conditions as further described in the Merger Agreement.

Contemporaneously with the execution of the Business Combination Agreement, HUB entered into subscription agreements (the “PIPE Subscription Agreements”) with certain qualified institutional buyers and accredited investors (the “Subscribers”), pursuant to which, among other things, the Subscribers have agreed to subscribe for HUB Ordinary Shares that will be issued in connection with the closing of the Merger (the “PIPE Shares”), for aggregate gross proceeds of approximately $50,000,000 at a purchase price of $10.00 per share, in a private placement (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount,” and the equity financing under all Subscription Agreements, collectively, the “PIPE Financing”). The purpose of the PIPE Financing is to raise additional capital for use in connection with the Merger. The PIPE Shares will be identical to HUB Ordinary Shares that will be issued to existing stockholders of the Company at the time of the closing, except that the PIPE Shares will not be entitled to any redemption rights and will not be registered with the SEC. The closing of the sale of PIPE Shares will be contingent upon the substantially concurrent consummation of the Merger.
Pursuant to the PIPE Subscription Agreements, HUB has agreed to file (at HUB’s sole cost and expense) a registration statement registering the resale of the PIPE Shares (the “PIPE Resale Registration Statement”) within 45 days of the closing of the Merger. HUB will use its commercially reasonable efforts to have the PIPE Resale Registration Statement declared effective as soon as practical, but no later than the earlier of (a) ninety (90) calendar days after the filing thereof (or one hundred twenty (120) calendar days after the filing thereof if the SEC notifies HUB that it will “review” the Registration Statement) and (b) ten (10) business days after HUB is notified by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review.
Each PIPE Subscription Agreement would terminate upon the earlier to occur of (a) such date and time as the Business Combination Agreement is terminated in accordance with its terms, (b) upon the mutual written agreement of each of the parties thereto to terminate the Subscription Agreement, or (c) 90 days after the Termination Date.
Please see the Current Report on Form 8-K filed by the Company with the SEC on March 23, 2022 for additional information.
On June 19, 2022, the Company and HUB entered into an agreement (the “Termination Agreement”) to terminate the Management Incentive Agreement previously entered into in connection with the Business Combination Agreement. Concurrently with the execution of the Termination Agreement, the Company, HUB, and Merger Sub entered into the First Amendment to Business Combination Agreement to reflect the Company and HUB’s entry into the Termination Agreement. With the exception of such amended terms, the Business Combination Agreement remains in full force and effect. Please see the Current Report on Form 8-K filed by the Company with the SEC on June 21, 2022 for additional information.
Note 6 — Stockholders’ (Deficit) Equity
Common Stock — On October 4, 2021, the Company amended its Certificate of Incorporation such that it is now authorized to issue up to 50,000,000 shares of Common Stock with a par value of $0.0001 per share. As of June 30, 2022 and December 31, 2021, 4,908,700 shares issued and outstanding of Common Stock were held by the Sponsor, certain officers and directors of the Company and the Representative. Up to 562,500 shares of Common Stock were subject to forfeiture by the subscribers to the extent the underwriters in the IPO did not fully exercise their over-allotment option.
Holders of the shares of Common Stock will vote on all matters submitted to a vote of the Company’s shareholders, except as required by law or stock exchange rule; provided that holders of the shares of Common Stock have the right to vote on the election of the Company’s directors prior to the initial Business Combination.
Warrants — Public Warrants may only be exercised for a whole number of shares. No fractional Public Warrants will be issued upon separation of the Units and only whole Public Warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination or (b) 12 months from the closing of the Public Offering; provided in each case that the Company has an effective registration statement under the Securities Act covering the Common Stock issuable upon exercise of the warrants and a current prospectus relating to them is available and such shares are registered, qualified or exempt from registration under the securities, or blue sky, laws of the state of residence of the holder (or holders are permitted to exercise their warrants on a cashless basis under certain circumstances as a result of (i) the Company’s failure to have an effective registration statement by the 60th business day after the closing of the initial Business Combination or (ii) a notice of redemption). The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of its initial Business Combination, the Company will use its commercially reasonable efforts to file with the SEC and have an effective registration statement covering the Common Stock issuable upon exercise of the warrants and will use its commercially reasonable efforts to cause the same to become effective within 60 business days after the closing of the Company’s initial Business Combination and to maintain a current prospectus relating to those Common Stock until the warrants expire or are redeemed. If the shares issuable upon exercise of the warrants are not registered under the Securities Act in accordance with the above requirements, the Company will be required to permit holders to exercise their warrants on a cashless basis. However, no warrant will be exercisable for cash or on a cashless basis, and the Company will not be obligated to issue any shares to holders seeking to exercise their warrants, unless the issuance of the shares upon such exercise is registered or qualified under the securities laws of the state of the exercising holder, or an exemption from registration is available. Notwithstanding the above, if the Company’s Common Stock are at the time of any exercise of a warrant not listed on a national securities exchange such that they satisfy the definition of a “covered security” under Section 18(b)(1) of the Securities Act, the Company may, at its option, require holders of Public Warrants who exercise their warrants to do so on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act and, in the event the Company so elects, it will not be required to file or maintain in effect a registration statement, and in the event the Company does not so elect, it will use its commercially reasonable efforts to register or qualify the shares under applicable blue sky laws to the extent an exemption is not available.
The warrants have an exercise price of $11.50 per share, subject to adjustments, and will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation. In addition, if (x) the Company issues additional Common Stock or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at an issue price or effective issue price of less than $9.20 per share of Common Stock (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions) and (z) the volume weighted average trading price of Common Stock during the 20 trading day period starting on the trading day prior to the day on which the Company consummates the initial Business Combination (such price, the “Market Value”) is below $9.20 per share, the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the higher of the Market Value and the Newly Issued Price, and the $10.00 and $18.00 per share redemption trigger prices described under “Redemption of warrants for shares of Common Stock” and “Redemption of warrants for cash” will be adjusted (to the nearest cent) to be equal to 100% and 180% of the higher of the Market Value and the Newly Issued Price, respectively.
The Private Placement Warrants are identical to the Public Warrants.
Redemption of warrants when the price per share of Common Stock equals or exceeds $18.00: Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
In whole and not in part;

•
At a price of $0.01 per warrant;

•
Upon a minimum of 30 days’ prior written notice of redemption; and

•
if, and only if the last reported sale price of Common Stock for any 20 trading days within a 30-trading day period ending on the third trading day prior to the date on which the Company sends the notice of redemption to the warrant holders (the “Reference Value”) equals or exceeds $18.00 per share (as adjusted).

The Company will not redeem the warrants for cash as described above unless an effective registration statement under the Securities Act covering the shares of Common Stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Common Stock is available throughout the 30-day redemption period. Any such exercise would not be on a cashless basis and would require the exercising warrant holder to pay the exercise price for each warrant being exercised.
Redemption of warrants when the price per share of Common Stock equals or exceeds $10.00: Once the warrants become exercisable, the Company may redeem the outstanding warrants:
•
in whole and not in part;

•
at a price of $0.10 per warrant upon a minimum of 30 days’ prior written notice of redemption, provided that holders will be able to exercise their warrants on a cashless basis after receiving notice of redemption but prior to redemption and receive that number of common stock to be determined by reference to an agreed table based on the redemption date and the “fair market value” of common stock;

•
if, and only if the Reference Value equals or exceeds $10.00 per share (as adjusted); and

•
if, and only if the Reference Value is less than $18.00 per share (as adjusted), the private placement warrants must also be concurrently called for redemption on the same terms as the outstanding public warrants. The “fair market value” of common stock shall mean the volume-weighted average price of Common Stock for the 10 trading days immediately following the date on which the notice of redemption is sent to the holders of warrants. In no event will the warrants be exercisable in connection with this redemption feature for more than 0.361 shares of our Common Stock per warrant (subject to adjustment).

In no event will the Company be required to net cash settle any warrant. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.
At June 30, 2022 and December 31, 2021, there were 17,250,000 Public Warrants outstanding and 596,200 Private Warrants outstanding. Each whole warrant entitles the holder thereof to purchase three-quarters (3/4) of a share of Common Stock.
Note 7 — Fair Value Measurements
The following table presents information about the Company’s financial assets consisting of marketable securities held in trust that are measured at fair value on a recurring basis as of June 30, 2022 and December 31, 2021 by level within the fair value hierarchy:
June 30, 2022
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Bills	$176,203,470	$—	$—
December 31, 2021
Description	Quoted Prices in Active Markets (Level 1)	Significant Other Observable Inputs (Level 2)	Significant Other Unobservable Inputs (Level 3)
Assets:
U.S. Treasury Bills	$175,953,520	$—	$—

Transfers to/from Levels 1, 2, and 3 are recognized at the end of the reporting period. There were no transfers between levels for the periods from January 1, 2022 through June 30, 2022 and February 10, 2021 (inception) through December 31, 2021, respectively.
Note 8 — Subsequent Events
Management has evaluated the impact of subsequent events through August 11, 2022, the date that the unaudited financial statements were issued. Based upon this review, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

Report of Independent Auditors
To the Shareholders of
COMSEC LTD.
We have audited the accompanying consolidated financial statements of Comsec Ltd. and subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2020 and 2019, and the related consolidated statements of profit or loss and other comprehensive income (loss), changes in shareholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Comsec Ltd. and subsidiaries at December 31, 2020 and 2019, and the consolidated results of their operations and their cash flows for the years then ended in conformity with IFRS as issued by the International Accounting Standards Board.
/s/ KOST FORER GABBAY & KASIERER
A Member of Ernst & Young Global
Tel-Aviv, Israel
August 23, 2022

COMSEC LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
		December 31,
	Note	2020	2019
		USD in thousands
ASSETS
CURRENT ASSETS:
Cash and cash equivalents		407	468
Trade receivables	4	15,168	17,098
Other accounts receivable	5	220	257
Inventories		1,213	504
Income taxes receivable		469	426
		17,477	18,753
NON-CURRENT ASSETS:
Restricted deposit		94	—
Property, plant and equipment	7	265	329
Right-of-use asset	20	2,477	670
Intangible assets, net	8	106	—
		2,942	999
		20,419	19,752
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade payables	9	9,144	9,273
Financial liability		33	—
Other accounts payable	10	2,762	2,415
Short-term credit from banks	11c	10,544	10,955
Current maturities of loan from bank	11b	3,950	964
Current maturities of loan from the parent company	11b	311	289
Current maturities of lease liability		435	318
Income taxes payable		53	65
		27,232	24,279
NON-CURRENT LIABILITIES:
Long-term loan from bank	11a	—	1,935
Loan from the parent company	11a	5,599	4,630
Lease liability		2,066	311
Employee benefit liabilities		64	107
		7,729	6,983
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:	15
Share capital		106	106
Share premium		4,091	4,091
Reserve for transaction with controlling shareholders and other reserves		429	1,510
Other reserves		—	—
Capital note		5,834	5,834
Treasury shares		(2,197)	(2,197)
Accumulated deficit		(22,995)	(21,019)
		(14,732)	(11,675)
Non-controlling interests		190	165
Total equity		(14,542)	(11,510)
		20,419	19,752
The accompanying notes are an integral part of the consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS
AND OTHER COMPREHENSIVE INCOME (LOSS)
		Year ended December 31,
	Note	2020	2019
		USD in thousands
Revenues from sales and rendering of services	17a	32,506	33,803
Cost of sales and services	17b	28,415	28,165
Gross profit		4,091	5,639
Selling and marketing expenses	17c	1,957	2,282
General and administrative expenses	17d	3,304	3,289
Research and development expenses		4	—
Operating gain (loss)		(1,174)	68
Other income		42	—
Finance income	17e	—	279
Finance expenses	17e	(895)	(688)
Loss before taxes on income		(2,027)	(341)
Tax benefit (expense)	13e	51	(63)
Net loss		(1,976)	(404)
Other comprehensive income (loss) (net of tax effect):
Amounts that may be reclassified to profit or loss:
Adjustments arising from translating financial statements of foreign operations		(70)	(328)
Amounts that will not be reclassified subsequently to profit or loss:
Adjustments arising from translating financial statements from functional currency to presentation currency		(1,000)	(478)
Total other comprehensive income (loss)		(1,070)	(806)
Comprehensive loss		(3,046)	(1,210)
Net loss attributable to:
Equity holders of the Company		(1,976)	(404)
Non-controlling interests		—	—
		(1,976)	(404)
Other comprehensive income (loss) attributable to:
Equity holders of the Company		(1,083)	(819)
Non-controlling interests		13	13
		(1,070)	(806)
The accompanying notes are an integral part of the consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Attributable to equity holders of the Company
	Share capital	Share premium	Capital reserve	Capital note	Treasury shares	Accumulated deficit	Total	Non- controlling interests	Total equity
	USD in thousands
Balance at December 31, 2018	106	4,091	2,326	5,834	(2,197)	(20,615)	(10,455)	140	(10,315)
Loss	—	—		—	—	(404)	(404)	—	(404)
Total other comprehensive loss	—	—	(819)	—	—	—	(819)	13	(806)
Total comprehensive loss	—	—	(819)	—	—	(404)	(1,223)	13	(1,210)
Cost of share-based payment	—	—	3	—	—	—	3	12	15
Balance at December 31, 2019	106	4,091	1,510	5,834	(2,197)	(21,019)	(11,675)	165	(11,510)
Loss	—	—	—	—	—	(1,976)	(1,976)	—	(1,976)
Total other comprehensive loss	—	—	(1,083)	—	—	—	(1,083)	13	(1,070)
Total comprehensive loss	—	—	—	—	—	(1,976)	(3,059)	13	(3,046)
Cost of share-based payment	—	—	2	—	—	—	2	12	14
Balance at December 31, 2020	106	4,091	429	5,834	(2,197)	(22,995)	(14,732)	190	(14,542)
The accompanying notes are an integral part of the consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2020	2019
	USD in thousands
Cash flows from operating activities:
Net loss	(1,976)	(404)
Adjustments to reconcile net loss to net cash provided by operating activities:
Adjustments to the profit or loss items:
Depreciation and amortization	814	630
Change in deferred taxes, net	—	—
Change in current taxes, net	(65)	(668)
Revaluation of loans and financing, net	332	1,779
Share-based payment	14	15
Change in employee benefit liabilities, net	(43)	(11)
	1,052	1,745
Changes in asset and liability items:
Decrease (increase) in trade receivables	2,982	(291)
Decrease in other accounts receivable	51	21
Decrease (increase) in inventories	(628)	1,060
Decrease in trade payable	(772)	(799)
Decrease in other accounts payable	(37)	(170)
	1,596	(179)
Net cash provided by operating activities	672	1,162
Cash flows from investing activities:
Purchase of property, plant and equipment	(129)	(102)
Investment in other assets	(115)	(424)
Investment in restricted deposits	(94)	—
Net cash used in investing activities	(338)	(526)
Cash flows from financing activities:
Repayment of long-term loans from banks	—	(964)
Receipt of long-term loans from banks	778	2,114
Short-term credit from banks, net	(1,509)	—
Repayment of lease and other liabilities	(391)	(1,646)
Receipt of loan from the parent company	727	—
Net cash used in financing activities	(395)	(496)
Increase (decrease) in cash and cash equivalents	(90)	133
Cash and cash equivalents at the beginning of the year	468	328
Effect of changes in foreign exchange rates on cash and cash equivalents	29	7
Cash and cash equivalents at the end of the year	407	468
Significant non-cash investing and financing activity:
Right-of-use asset and a corresponding finance lease liability	2,319	674
The accompanying notes are an integral part of the consolidated financial statements.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL
a.
A general description of the Company and its activity:

Comsec Ltd. (“the Company”) was incorporated in 1987. The Company and its subsidiaries operate in the field of information and cyber security, including:
Services — consulting, design, testing and control in the fields of cyber, information security and communication in Israel and abroad.
Sale — distribution of hardware and software products in the fields of cyber and information security in Israel (through Comsec Distribution Ltd.).
The Company also carries out research and development in the field of cyber complementary products and solutions.
c.
On September 27, 2021, the Company entered into an agreement with Hub information security ltd (“Hub” or “Hub Information Security”) for selling all its share capital. In exchange for the purchase of the Company’s shares, the Company’s selling shareholders will get NIS 70 million, of which NIS 40 million in cash and NIS 30 million in issuance of Hub shares to the Company’s selling shareholders.

On November 17, 2021, the transaction was completed and as of this date, the Company is fully held as a subsidiary of Hub.
c.
Definitions:

In these financial statements:
The Group	—	the Company and its investees, as listed in Note 10.
Subsidiaries	—	companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.
The parent company	—	Eldav Investments Ltd.
Related parties	—	as defined in IAS 24.

d.
Covid-19:

In March, 2020, the Corona crisis, which arose from the spread of the Covid-19 virus, began around the world. There is no known end date to this event which has global macroeconomic implications.
The Corona outbreak, including uncertainty over its speed of spread, actions that countries had to take to respond to the pandemic and the time horizon for its finalization resulted in a global economic crisis in 2020, which was reflected, among others, in volatility in global financial markets and in the exchange rates; in restrictions imposed by governments around the world in an attempt to stop the spread of the virus (including: closed skies, restrictions on opening businesses, reduction of gatherings and travel restrictions); and in measures taken by various governments in an attempt to stabilize the economy (such as unemployment benefits, employment incentive grants and state-guaranteed loans).
During Q4 of 2020, vaccines from multiple drug companies received regulatory marketing approvals. The State of Israel began an extensive vaccination campaign for the population which is still ongoing as of the date of the approval of these financial statements.
The GDP in Israel fell by about 10.1% in H1 of 2020 compared to the corresponding period last year and then recovered in H2 of 2020 to finish with a 2.4% decline for the year compared to 2019. The exchange

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL (continued)
rates experienced sharp fluctuations in 2020, the USD/NIS exchange rate was in the range of NIS 3.21-NIS 3.86 (around 17%) and the Euro/NIS exchange rate was in the range of NIS 3.7-NIS 4.25 (around 13%).
The service segment:
In the beginning of the crisis, Comsec was prepared to provide remote service to its clients, with its employees working in both the Company’s offices and from home, under the “purple pass” guidelines in Israel while some employees from headquarters were furloughed.
During H1 of 2020 and specifically from March 2020, as a result of the actions taken by various countries in an attempt to prevent the spread of the Corona virus, there was a negative trend in Comsec’s international consulting activity which was caused by the reduced activity of the Company’s clients during the full lockdown period, rescheduling projects and/or scaling down projects and by the inability to provide on-site service (as required by some of Comsec’s clients), among others, due to closed skies and travel restrictions outside cases where Comsec was able to continue to provide service due to business continuity on the part of its clients.
Comsec’s revenues from international activity were negatively affected by this trend during March-May resulting in a significant decline in revenues. At the beginning of H2, Comsec adjusted its fixed expenses in response to the changing demands, focusing on the relevant geographic segment in order to balance the needs of the segment based on the status of the existing projects and retain manpower for future projects. In H2 of 2020, there was a recovery in business activity and commencement of projects that were put on hold during the peak of the crisis has occurred.
The distribution segment:
Comsec’s distribution activity experienced changes during H1 of 2020, as, on the one hand, the transition to remote work increased the need for products, while, on the other, there was a decrease in the ability to respond due to shortages of staff at the client companies coupled with the trend of rescheduling of projects of infrastructure investment at client companies that are not necessary for current operations. This trend was stopped in H2 of 2020, when activity returned to normal work levels. At the same time, its fixed expenses were adjusted.
It should be clarified that recurring outbreaks of the Corona virus, whether they multiply or lead to heavier restrictions on the business activity and the general market, particularly in Israel and Europe, may result in a greater harm to the global economy, including Comsec’s clients, as well as to ongoing losses from operations. On the other hand, as long as the reality of the Corona permits traveling worldwide or, alternatively, it is determined that the virus is weakening or that the vaccine is becoming effective, the Company expects that Comsec’s activity will grow primarily internationally in projects that have not yet been completed or have not yet started due to closed skies or restrictions throughout the world.
Government support:
In response to the economic impacts of the Corona crisis, the Israeli Government has introduced several business assistance programs:
1.
Grant for the encouragement of employment:

In June 2020, the Law for Grant Encouraging Employment (Temporary Order — New Corona Virus), 2020, was approved, according to which the State will grant NIS 7,500 (USD 2,169) per employee for returning employees who have been furloughed for up to four months. During 2020, the Company/Group recognized income associated with this grant in the total of approximately NIS 24 (USD 7) thousand, which was reported as a deduction from salary expenses of employees for whom this grant was received.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL (continued)
2.
Exemption from municipal tax payments:

The Company and Comsec were exempt from paying municipal taxes from March to May 2020. Accordingly, municipal tax expenses included in profit or loss in 2020 decreased by approximately NIS 70 (USD 20) thousand.
3.
Grants abroad:

The subsidiary in the Netherlands received financial support from the Dutch Government in the total of approximately NIS 736 (USD 214) thousand. Accordingly, salary expenses included in profit or loss in 2020 decreased by approximately NIS 581 (USD 169) thousand. The balance, in the amount of approximately NIS 155 (USD 45) thousand, was classified to liabilities in the statement of financial position.
4.
State-guaranteed loans:

For details regarding state-guaranteed loans, see Note 17.
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES
The following accounting policies have been applied consistently in the financial statements for all periods presented, unless otherwise stated.
a.
Basis of presentation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).
The Company’s financial statements have been prepared on a cost basis, except as detailed below in this Note.
The Company has elected to present profit or loss items using the function of expense method.
b.
The operating cycle:

The operating cycle is one year. The assets and liabilities are classified in the statement of financial position as current assets and liabilities based on the operating cycle.
c.
Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company has power over the investee, is exposed or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. In assessing control, the effect of potential voting rights is considered only if they are substantive. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.
The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The accounting policies in the financial statements of the subsidiaries have been applied consistently and uniformly with those applied in the financial statements of the Company. Significant intragroup balances and transactions and gains or losses resulting from transactions between the Company and the subsidiaries are eliminated in full in the consolidated financial statements.
Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
d.
Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date.
Direct acquisition costs are carried to the statement of profit or loss as incurred.
Contingent consideration is recognized at fair value on the acquisition date and classified as a liability or equity. Subsequent changes in the fair value of the contingent consideration classified as a liability are recognized in profit or loss. If a contingent consideration is classified as equity it is not subsequently remeasured.
Goodwill is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed.
e.
Functional currency, presentation currency and foreign currency:

1.
Functional currency and presentation currency:

The presentation currency of the financial statements is the USD.
Prior to the presentation of these financial statements, the Company presented its financial statements in NIS.
In these financial statements, the Company changed its presentation currency to USD. The change in such presentation currency was applied retrospectively.
The effect of the change in the presentation currency for previous periods was recognized in foreign currency translation reserve in respect of the translation of financial statements from the functional currency into the presentation currency.
The functional currency and presentation currency of the financial statements is the NIS.
The functional currencies of sub-subsidiaries in the UK and the Netherlands are GBP and Euro, respectively.
Assets and liabilities of investees, including excess of cost created, which are foreign operations, are translated at the closing rate at each reporting date. Profit or loss items are translated at average exchange rates for all periods presented. The resulting translation differences are recognized in other comprehensive income (loss).
2.
Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction.
3.
Index-linked monetary items:

Monetary assets and liabilities that are linked to the changes in the Israeli Consumer Price Index (“Israeli CPI”) are adjusted at the relevant index at each reporting date according to the terms of the agreement.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
f.
Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits with an original maturity of three months or less from the date of investment or with a maturity of more than three months, but which are redeemable on demand without penalty and which form part of the Group’s cash management.
g.
Inventories:

Inventories comprise purchased merchandise and products that are measured at the lower of cost and net realizable value using the first-in, first-out method.
The cost of inventories comprises costs of purchase and costs incurred in bringing the inventories to their present location and condition. Net realizable value is the estimated selling price in the ordinary course of business less estimated costs of completion and estimated costs necessary to make the sale. The Company periodically evaluates the condition and age of inventories and makes provisions for slow moving inventories accordingly.
h.
Initial application of new IFRS standards:

Amendments to IFRS 3, “Business Combinations” definition of a business (“the amendments to IFRS 3”):
The amendments to IFRS 3 clarify the definition of a business so that an acquisition transaction will be accounted for as a business combination transaction in the scope of IFRS 3. The main amendments are:
Adding the concentration test — in accordance with this test, if substantially all of the fair value of the gross assets acquired is concentrated in a single asset or group of similar assets, it is not a business acquisition and, therefore, the transaction will not be treated as a business combination in accordance with IFRS 3. This is an optional test for each acquisition transaction separately. If this test determines that it is not a business, no further assessment of the other guidelines of IFRS 3 is needed.
To be considered a business in accordance with the guidelines of IFRS 3 (if the concentration test is not met, or if the entity elected not to apply the test), the acquired activity and assets must include, as a minimum, an input and a substantive process that together significantly contribute to the ability to create output. To this end, guidance to help entities assess whether the process is substantive was added. Also, the definition of outputs (which is one of the three elements that make up a business: inputs, processes and outputs) has been changed and narrowed to put the focus on products and services provided to the customer that generate revenues, return on investment or other benefits.
A change in the market participant’s perspective so it is no longer necessary to assess whether they are able to replace one or more elements in the definition of a business, for example by integrating the acquired activity and assets with their own. Also, reference has been made to the fact that in the absence evidence to the contrary, it can be assumed that a particular set of assets and activities in which goodwill is present shall be presumed to be a business. However, a business need not have goodwill.
The Company first applied the amendments to IFRS 3 to asset acquisitions and business combination transactions for which the acquisition date is on or after January 1, 2020. Since there were no such acquisitions in the reporting period, the initial application of the amendments to IFRS 3 did not have an impact on the reporting periods.
i.
Revenue recognition:

In accordance with the provisions of IFRS 15, the Company recognizes revenue from contracts with customers when the control over the goods or services is transferred to the customer and measures the

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
revenue in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods or services.
In determining the amount of revenue from contracts with customers, the Company evaluates whether it is a principal or an agent in the arrangement. The Company is a principal when the Company controls the promised goods or services before transferring them to the customer. In these circumstances, the Company recognizes revenue for the gross amount of the consideration. When the Company is an agent, it recognizes revenue for the net amount of the consideration, after deducting the amount due to the principal.
Revenues from distribution services — licenses are recognized at the point in time when the Company renders the customer the right to use the Company’s IP as it exists at the point in time at which the license is granted or over time if the Company renders the customer right to access the Company’s IP as it exists over the entire license period.
Revenues from rendering consulting services in the field of information security, cyber and communication — earned from project-based contracts for a total fixed price or project-based contracts at prices allocated specifically to the multiple tasks in the project that have a separate value where the Company does not have an explicit right in the contract to payment for performance completed during the project or the task in the event of early completion not as a result of a violation, as applicable, will be recognized upon the completion of the project or the task.
Contracts in which consideration is determined by charging for actual working hours and/or other parameters — the Company recognizes revenue based on working hours and/or other parameters invested during the reporting period, in accordance with predetermined tariffs.
Contracts in which consideration is determined in advance for a fixed and final payment — the Company recognizes revenue based on the percentage of completion of the transaction at the end of the reporting period and the customer simultaneously receives and consumes the benefits provided by the Company’s performance and/or the customer controls the asset as the asset is created or enhanced. The Company measures the progress based on the costs it incurred to the estimated total costs to complete the project (the input based method).
The Company offers quantity discounts to some customers after meeting a minimum purchase amount. The Company recognizes revenues based on the price less the discount unless it is highly probable that the customer will not qualify for the discount. The Company estimates the amount of the discount based on past experience using the most likely amount method.
j.
Financial instruments:

Financial assets:
A financial asset is recognized when the Company becomes a party to the contractual provisions of the instrument using the clearing transaction date accounting. Financial assets have been classified into one of the following measurement categories based on the Company’s’ business model for managing financial assets and based on the contractual cash flow characteristics of the financial asset. The financial asset is classified as a whole without separating embedded derivatives. Following is the accounting treatment applied to each of the categories relevant to the Company:
1.
Debt instruments at amortized cost:

Debt instruments that are held according to a business model whose purpose is to hold in order to collect contractual cash flows, and their contractual terms give rise on specified dates to cash flows that are solely payments of principal and interest are initially measured at fair value plus directly attributable transaction costs except customers that have been initially measured at their transaction price. After initial

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
recognition, these assets are measured at amortized cost. Interest income, using the effective interest method, is recognized at the gross carrying amount of the financial asset (that is before any provision for impairment), except credit-impaired financial asset for which interest income is recognized at amortized cost of the financial asset (that is less any provision for impairment).
2.
Financial assets at fair value through profit or loss:

All other financial assets, including debt instruments that have been designated by the Company on initial recognition as at fair value through profit or loss in order to eliminate or significantly reduce a measurement or recognition inconsistency, are initially measured at fair value. After initial recognition, changes in fair value are recognized in profit or loss. Transaction costs that are directly attributable to these assets are recognized in profit or loss when incurred.
Reclassification between measurement categories after initial recognition is not permitted unless the Company changes its business model for managing financial assets.
Financial liabilities:
A financial liability is recognized when the Company becomes a party to the contractual provisions of the instrument.
Financial liabilities at amortized cost:
Financial liabilities in this category, such as debentures or loans from banks, are initially measured at fair value less directly attributable transaction costs. After initial recognition, these liabilities are measured at amortized cost using the effective interest method.
Impairment of financial assets and reverse impairment:
The Company recognizes a provision for impairment of expected credit losses of customers, debt instruments at cost. Expected credit losses are the weighted average credit losses with the probability of default as the weight. The provision for impairment reduces the carrying value of the asset. The Company updates the provision for impairment at the end of each reporting period and the changes in the provision is recognized as gain or loss from impairment in profit or loss in general and administrative expenses.
Expected credit losses over the lifetime of the instrument are the expected credit losses that result from all possible default events over the expected life of the instrument.
At the end of each reporting period, the Company assesses whether an asset is credit impaired, that is when an event that has occurred has a significant impact on the expected future cash flows of the asset. Evidence that an asset is impaired includes observable data about the following events:
•
Significant financial difficulty of the borrower;

•
A breach of contract, such as a default or past-due event;

•
A concession granted to the borrower due to the borrower’s financial difficulties that would otherwise not be granted;

•
It becomes probable that the borrower will enter bankruptcy or other financial reorganization;

The Company derecognizes the gross carrying amount of a financial asset or portion thereof if the Company has no reasonable expectation of recovery of the asset such as when the borrower enters receivership or bankruptcy or when past-due payments are unreasonable.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
The accounting policies applied until December31, 2017:
1.
Financial assets:

Financial assets within the scope of IAS 39 are initially recognized at fair value plus directly attributable transaction costs, except for financial assets at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.
After initial recognition, the accounting treatment of financial assets is based on their classification as follows:
a)
Financial assets at fair value through profit or loss:

This category includes financial assets held for trading.
b)
Loans and receivables:

Investments paid with fixed or determinable payments that are not quoted in an active market. After initial recognition, loans are presented based on their terms at cost plus directly attributable transaction costs using the effective interest method and less any impairment losses. Short-term borrowings are presented based on their terms, normally at face value.
2.
Financial liabilities:

Financial liabilities are initially recognized at fair value. Other liabilities measured in subsequent periods at amortized cost are presented less direct transaction costs.
After initial recognition, the accounting treatment of financial liabilities is based on their classification as follows:
a)
Financial liabilities at amortized cost:

After initial recognition, loans and other liabilities are presented based on their terms at amortized cost less directly attributable transaction costs using the effective interest method.
b)
Financial liabilities at fair value through profit or loss:

Financial liabilities held for trading and financial liabilities designated upon initial recognition as at fair value through profit or loss.
A liability may be designated upon initial recognition as at fair value through profit or loss, subject to the provisions of IAS 39.
3.
Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously.
The right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. In order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
4.
Derecognition of financial instruments:

A financial asset is derecognized when the contractual rights to the cash flows from the financial asset expire or the Company has transferred its contractual rights to receive cash flows from the financial asset or assumes an obligation to pay the cash flows in full without material delay to a third party and has transferred substantially all the risks and rewards of the asset, or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset.
A financial liability is derecognized when it is extinguished, that is when the obligation is discharged or canceled or expires. A financial liability is extinguished when the debtor (the Company) discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.
5.
Impairment of financial assets:

The Company assesses at each reporting period whether there is any objective evidence of impairment of a financial asset or group of financial assets at amortized cost.
Objective evidence of impairment exists when one or more events that have occurred after initial recognition of the asset have a negative impact on the estimated future cash flows. The amount of the loss recorded in profit or loss is measured as the difference between the asset’s carrying amount and the present value of estimated future cash flows (excluding future credit losses that have not yet been incurred) discounted at the financial asset’s original effective interest rate. If the financial asset has a variable interest rate, the discount rate is the current effective interest rate. In subsequent periods, the amount of the impairment loss is reversed if the recovery of the asset can be related objectively to an event occurring after the impairment was recognized. The amount of the reversal, up to the amount of any previous impairment, is recorded in profit or loss.
k.
Taxes on income:

The tax results in respect of current or deferred taxes are recognized in profit or loss, except to the extent that they relate to items which are recognized in other comprehensive income or equity.
1.
Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability in respect of previous years. As relevant, the Company reflects the effect of the uncertainty in determining the components of the computation of current and deferred taxes if it is probable that the taxation authority will accept an uncertain tax treatment.
2.
Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes.
Deferred tax balances are measured at the tax rate that is expected to apply when the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the reporting date.
Deferred tax assets are reviewed at each reporting date based on the probability of their utilization. Deductible carryforward losses and temporary differences for which deferred tax assets had not been recognized are reviewed at each reporting date and a respective deferred tax asset is recognized to the extent that their utilization is probable.
Taxes that would apply in the event of the disposal of investments in subsidiaries have not been taken into account in computing deferred taxes, as long as the disposal of the investments in subsidiaries is not

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
probable in the foreseeable future. Also, deferred taxes that would apply in the event of distribution of earnings by subsidiaries as dividends have not been taken into account in computing deferred taxes, since the distribution of dividends does not involve an additional tax liability or since it is the Company’s policy not to initiate distribution of dividends from a subsidiary that would trigger an additional tax liability.
Deferred taxes are offset if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.
l.
Property, plant and equipment:

Items of property, plant and equipment are measured at cost, including direct acquisition costs, less accumulated depreciation and excluding day-to-day servicing expenses.
Depreciation is calculated on a straight-line basis over the useful life of the asset as follows:
%
Computers	33
Office furniture and equipment	6 – 15
Leasehold improvements	25
Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.
The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized.
m.
Intangible assets:

Separately acquired intangible assets are measured on initial recognition at cost including direct acquisition costs. Intangible assets acquired in a business combination are measured at fair value at acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in profit or loss when incurred.
Intangible assets with a finite useful life are amortized over their useful life and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year end.
Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment annually or whenever there is an indication that the intangible asset may be impaired. The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite is accounted for prospectively as a change in accounting estimate and on that date the asset is tested for impairment. Commencing from that date, the asset is amortized systematically over its useful life.
Goodwill:
Goodwill arising in an acquisition is presented together with intangible assets. In subsequent periods goodwill is measured at cost less any accumulated impairment losses.
For the purpose of impairment testing, goodwill acquired in a business combination should, from the acquisition date, be allocated to each of the cash-generating units that are expected to benefit from the

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
synergies of the business combination. The level to which the goodwill is allocated represents the lowest level within the entity at which goodwill is monitored for internal management purposes and is not larger than an operating segment.
Research and development expenditures:
Research expenditures are recognized in profit or loss when incurred. An intangible asset arising in a development project or in an internal development project is recognized as an asset if the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the ability to measure reliably the expenditures attributable to the intangible asset during its development.
The asset is measured at cost less any accumulated amortization and any accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. The asset is amortized over its useful life. Testing of impairment is performed annually over the period of the development project.
n.
Impairment of non-financial assets:

The Company evaluates the need to record an impairment of the carrying amount of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable.
If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.
An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.
The Company reviews goodwill for impairment once a year, on December 31, or more frequently if events or changes in circumstances indicate that there is an impairment.
Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. A cash-generating unit is the smallest unit that independently generates cash flow. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.
o.
Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Company uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:
Level 1 —
quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 —
inputs other than quoted prices included within Level 1 that are observable either directly or indirectly.

Level 3 —
inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

p.
Treasury shares:

Company shares held by the Company are recognized at cost and deducted from equity. Any gain or loss arising from sale or issue of treasury shares is recognized directly in equity.
q.
Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects part or all of the expense to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense is recognized in the statement of profit or loss net of any reimbursement.
r.
Employee benefit liabilities:

The Group has several employee benefit plans:
1.
Short-term employee benefits:

Short-term employee benefits are benefits that are expected to be settled wholly before 12 months after the end of the annual reporting period in which the employees render the related services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.
2.
Post-employment benefits:

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
The Group has defined contribution plans pursuant to section 14 to the Severance Pay Law under which the Group pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods.
Contributions to the defined contribution plan in respect of compensation or retirement pay are recognized as an expense when contributed concurrently with performance of the employee’s services.
The Group accounts for that part of the payment of compensation that is not covered by contributions in defined contribution plans, as above, as a defined benefit plan for which an employee benefit liability is recognized.
In respect of its severance pay obligation to certain of its employees, the Group makes current deposits in pension funds and insurance companies (“the plan assets”). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group’s own creditors and cannot be returned directly to the Group.
The liability for employee benefits shown in the statement of financial position reflects the present value of the defined benefit obligation less the fair value of the plan assets.
s.
Share-based payment transactions:

The Company’s employees are entitled to remuneration in the form of equity-settled share-based payment transactions.
Equity-settled transactions:
The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using an acceptable option pricing model.
The cost of equity-settled transactions is recognized in profit or loss together with a corresponding increase in equity during the period which the service conditions are to be satisfied ending on the date on which the relevant employees become entitled to the award (“the vesting period”). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Company’s best estimate of the number of equity instruments that will ultimately vest. No expense is recognized for awards that do not ultimately vest.
If the Company modifies the conditions on which equity-instruments were granted, an additional expense is recognized for any modification that increases the total fair value of the share-based payment arrangement or is otherwise beneficial to the employee at the modification date. If at the modification date the fair value of the new instrument is lower than the fair value of the old instrument, the Company continues to recognize the expenses as if the modification never occurred.
t.
Disclosure of new standards in the period prior to their adoption:

Classification of liabilities as current or non-current — amendments to IAS 1, “Presentation of Financial Statements” (“the amendments to IAS 1”):
The amendments to IAS 1 were issued in January 2020 to clarify the requirements for classifying liabilities as current or non-current in the statement of financial position. The amendments clarify different aspects of each of the classification criteria based on the right that is in existence to defer settlement of liability by at least 12 months. The amendments also clarify what is meant by the term “settlement” when it refers to the classification of liabilities as current or non-current.
Below is a summary of the key amendments:

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES (continued)
The right to defer settlement shall exist at the end of the reporting period only if the entity complies with the conditions at the end of the reporting period even if the lender does not test compliance until a later date.
The classification criteria that is derived from the existence of the right to defer settlement for at least 12 months after the reporting period is unaffected by management’s intentions or expectations to realize the right or the actual settlement of the liability within 12 months after the reporting date.
Further, the amendments clarify that for the purpose of classifying a liability as current or non-current “settlement” refers to transfer to the counterparty that results in the extinguishment of the liability which could be transfer of cash or other economic sources such as goods or services or equity instruments unless there is a commitment to transfer equity instruments of an option to convert debt into equity which is classified as an equity instrument and recognized separately from the liability as an equity component of a compound financial instrument.
The amendments to IAS 1 are to be applied retrospectively for annual periods beginning on or after January 1, 2022. If the entity applies those amendments for an earlier period, it shall disclose that fact. The Company is evaluating the possible impact of the application of the amendments to IAS 1 on the financial statements however, currently, it cannot evaluate such impact.
NOTE 3: — SIGNIFICANT JUDGMENTS, ESTIMATES AND ASSUMPTIONS IN THE PREPARATION OF THE FINANCIAL STATEMENTS
The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.
The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
•
Recognition of revenue from projects:

In measuring the progress of a performance obligation that is satisfied over time, the Company is required to evaluate what progress has the project made by the reporting date based on: the status of the progress of a project at the reporting date and the estimated total cost to complete the project. This data may vary and affect the results.
•
Determining the fair value of share-based payment transactions:

The fair value of share-based payment transactions is determined upon initial recognition by an acceptable option pricing model. The inputs to the model include share price, exercise price and assumptions regarding expected volatility, expected life and expected dividend.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 4: — TRADE RECEIVABLES
	December 31,
	2020	2019
	USD in thousands
Open accounts	14,172(*)	15,556
Checks receivable	282	663
Accrued income	923	955
	15,377	17,174
Less – allowance for doubtful accounts	(209)	(76)
Trade receivables, net	15,168(*)	17,098

(*)
Reclassified.

Impaired debts are accounted for through recording an allowance for doubtful accounts.
The movement in the allowance for doubtful accounts is as follows:
USD in thousands
Balance at January 1, 2019	(81)
Charge for the year	—
Adjustments arising from translating financial statements of foreign operation	5
Balance at December 31, 2019	(76)
Charge for the year	(116)
Adjustments arising from translating financial statements of foreign operation	(17)
Balance at December 31, 2020	(209)
Following is information about the credit risk exposure of the Company’s trade receivables:
	Outstanding receivables (not past due)	Past due trade receivables
		< 30 days	30 – 90 days	> 90 days	Total
	USD in thousands
December 31, 2020	12,127	1,188	263	385	13,963
December 31, 2019	14,013	474	405	588	15,480
NOTE 5: — OTHER ACCOUNTS RECEIVABLE
	December 31,
	2020	2019
	USD in thousands
Prepaid expenses	160	169
Other	60	88
	220	257

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 6: —  INVESTMENTS IN SUBSIDIARIES
a.
Details of the Group:

		Company’s rights in equity and voting rights
	Principal place of business	December 31,
		2020	2019
		%
Comsec Int. Information Security B.V.	Netherlands	100	100
Comsec Consulting (UK) Limited	UK	100	100
Comsec Distribution Ltd.	Israel	100	100
NOTE 7: —  PROPERTY, PLANT AND EQUIPMENT, NET
2020:
	Computers	Office furniture and equipment	Installations and leasehold improvements	Total
	USD in thousands
Cost:
Balance at January 1, 2020	1,389	460	793	2,642
Additions	54	72	4	130
Disposals	—	(5)	(789)	(794)
Adjustments arising from translating financial statements from functional currency to presentation currency	108	39	5	152
Balance at December 31, 2020	1,551	566	13	2,130
Accumulated depreciation:
Balance at January 1, 2020	1,252	406	655	2,313
Depreciation in the year	57	21	128	206
Disposals	—	(3)	(785)	(788)
Adjustments arising from translating financial statements from functional currency to presentation currency	98	33	3	134
Balance at December 31, 2020	1,407	457	1	1,865
Depreciated cost:
At December 31, 2020	144	109	12	265

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 7: —  PROPERTY, PLANT AND EQUIPMENT, NET (continued)
2019:
	Computers	Office furniture and equipment	Installations and leasehold improvements	Total
	USD in thousands
Cost:
Balance at January 1, 2019	1,413	465	782	2,660
Additions	88	7	3	98
Disposals	(227)	(50)	(56)	(333)
Adjustments arising from translating financial statements from functional currency to presentation currency	115	38	64	217
Balance at December 31, 2019	1,389	460	793	2,642
Accumulated depreciation:
Balance at January 1, 2019	1,321	416	641	2,378
Depreciation in the year	53	6	17	76
Disposals	(227)	(50)	(56)	(333)
Adjustments arising from translating financial statements from functional currency to presentation currency	105	34	53	192
Balance at December 31, 2019	1,252	406	655	2,313
Depreciated cost:
At December 31, 2019	137	54	138	329
NOTE 8: —  TRADE PAYABLES
	December 31,
	2020	2019
	USD in thousands
Foreign suppliers	2,173	2,123
Local suppliers	5,867	6,478
Checks payable	856	524
Accrued expenses	248	148
	9,144	9,273

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9: —  OTHER ACCOUNTS PAYABLE
	December 31,
	2020	2019
	USD in thousands
Government ministries	252	606
Employees and payroll accruals	845	753
Accrued vacation and recreation	276	192
The parent company	1,165	769
Deferred revenues	168	—
Other payables	56	95
	2,762	2,415
NOTE 10: —  NON-CURRENT LIABILITIES
a.
Composition:

December 31, 2020:
	Average stated interest rate	Average effective interest rate	Carrying amount	Carrying amount less current maturities
	%		USD in thousands
Loan from the parent company (d)	5	5	5,910	5,599
Long-term loan from bank (c)	P+1.75	3.35	2,080	1,044
State-guaranteed loan (Mizrahi)	P+1.5	3.14	1,555	1,371
State-guaranteed loan (Union)	P+1.5	3.1	311	279
			9,856	8,292

b.
The repayment dates after the reporting date:

	First year	Second year	Third year	Fourth year and thereafter	Total
	USD in thousands
Loan from the parent company	311	622	933	4,044	5,910
Long-term loan from bank	1,037	1,043	—	—	2,080
State-guaranteed loan (Mizrahi)	184	377	388	606	1,555
State-guaranteed loan (Union)	32	78	78	123	311
	1,564	2,120	1,399	4,773	9,856

c.
Details:

(1)
A long-term bank loan of NIS 20 (USD 5.6) million was given to the Company on May 17, 2017 and, as of December 31, 2020, its carrying amount was approximately NIS 6.7 (USD 2.1) million. The loan balance will be repaid in two equal annual installments. The outstanding principal balance of the loan bears annual NIS interest at the Prime rate plus 1.75%.

(2)
On July 6, 2020, the subsidiary, Comsec Distribution, has entered into a long-term state-guaranteed loan agreement with Bank A in the amount of NIS 5 (USD1.5) million. On August 2,

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10: —  NON-CURRENT LIABILITIES (continued)
2020, the Company has entered into a long-term state-guaranteed loan agreement with Bank B in the amount of NIS 1 (USD 0.3) million. Repayment of the loans will be made in 48 monthly installments, starting about a year after the loans were given. The loans bear interest at the Prime rate plus 1.5%. As per the loan terms, the state will pay the interest in the first year after the loan is granted. Comsec and Comsec Distribution pledged a deposit equal to 5% of the loan amount to secure repayment of loans. A mutual guarantee was also given by Comsec and Comsec Distribution, as well as the parent company.
(3)
The parent company gave the Company long-term loans of NIS 19 (USD 5.2) million. The loans bear interest at the rate of 5% and their repayment dates are as follows: 2021 — NIS 1 (USD 0.3) million; 2022 — NIS 2 (USD 0.6) million; 2023-2024 — NIS 3 (USD 0.9) million in each year; 2025 — NIS 10 (USD 3.1) million.

(4)
Depending on the working capital needs of the Company and the subsidiary, from time to time the banks update the credit line by an amount ranging from NIS 30-40 (USD 9.3-12.4) million with an average interest of Prime plus about 1.6%. The credit line is updated, among others, based on the increased activity in the sales segment and the seasonality of this segment.

(5)
The Company’s financial covenants are as follows:

(a)
The ratio of long-term net financial debt to adjusted EBITDA according to the consolidated financial statements shall be less than 3.5. As of the reporting date, the Company did not meet this ratio and, therefore, after the reporting date, it obtained the banks’ consent to waive their rights in case of non-compliance with the financial covenants as of December 31, 2020 and that this ratio will be evaluated based on the Company’s financial statements as of December 31, 2021.

(b)
The ratio of customers to short-term financial debt according to the consolidated financial statements must exceed 1.2. As of the reporting date, the ratio is about 0.37.

In addition, the parent company has undertaken to pledge its current financial assets in the amount of the long-term loan and that its equity will not be less than NIS 50 (USD 15.6). In addition, the Company has undertaken that the annual payment to the parent company will not exceed NIS 2 (USD0.6 ) million (and will not exceed NIS 2.9 (USD0.9 ) million from 2021 onward).
The parent company commitment a lien with the amount of the long term loan and to ensure that the parent company equity won’t be less then NIS 50 million (USD).As of the reporting date, the Company has not met the financial covenants.
NOTE 11: —  FINANCIAL INSTRUMENTS
a.
Financial assets:

	December 31,
	2020	2019
	USD in thousands
Financial assets at amortized cost:
Trade receivables	15,168	17,098
Other accounts receivable	60	88
	15,228	17,186

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  FINANCIAL INSTRUMENTS (continued)
b.
Financial liabilities:

	December 31,
	2020	2019
	USD in thousands
Interest bearing loans and current credit:
Credit from banks	10,544	10,955
Current maturities of loan from bank	3,950	964
Current maturities of loans from the parent company	311	289
Total interest bearing loans and current credit	14,805	12,208
Interest bearing loans and non-current credit:
Long-term loan from bank	—	1,935
Loans from the parent company	5,599	4,630
Total interest bearing loans and non-current credit	5,599	6,565
Total interest bearing loans and credit	20,403	18,773

c.
Other financial liabilities:

Financial liabilities at amortized cost:
Trade payables	9,144	9,273
Financial liabilities	33	—
Lease liability including current maturities	2,501	629
Other accounts payable	1,223	1,618
	12,901	11,520

d.
Fair value:

Management evaluated that the carrying amount of cash, trade receivables, other accounts receivable, credit and loans from banks, trade payables, other accounts payable and other current liabilities approximates their fair value due to the short-term maturities of these instruments.
The fair value of financial assets and liabilities is the amount at which the instrument could be exchanged in a transaction between willing buyers and willing sellers other than in a forced transaction (a forced liquidation or distress sale).
The fair value of loans from banks is estimated by discounting forecast cash flows using interest rates available for instruments on similar terms, credit risk and remaining maturities.
e.
Financial risk management objectives and policies:

The Company’s principal financial liabilities are comprised of loans and borrowings, payables and other credit balances. The main purpose of these financial liabilities is to finance the Company’s operations and to provide guarantees to support its operations. The Company’s principal assets include receivables and debit balances and cash that derive directly from its operations.
The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks.
The Board reviews and approves the policies for each of the risks summarized below.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  FINANCIAL INSTRUMENTS (continued)
1.
Market risk:

Market risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate because of changes in market prices. Market risk comprises three types of risk: interest rate risk that is immaterial to the Company, currency risk and other price risks that are immaterial to the Company. Financial instruments affected by market risk include loans.
Foreign currency risk:
Foreign currency risk is the risk that the fair value of future cash flows of a financial instrument will fluctuate as a result of changes in foreign currency exchange rates.
The majority of the Company’s revenues are affected by the USD and/or the Euro and/or the GBP. The Company pays some of its direct expenses in foreign currency. Therefore, the Company’s revenues and expenses are exposed to fluctuations in the exchange rate of the USD and/or the Euro and/or the GBP. Since revenues received in foreign currency and revenues received in NIS correlate and the ratio of expenses in foreign currency and expenses in NIS are close to being balanced, the exposure is limited.
The Group has investments in foreign operations whose net financial assets may be exposed to changes in the exchange rates of the Euro and/or the GBP, as the case may be.
Foreign currency sensitivity analysis:
The following table demonstrates the sensitivity test to a reasonably possible change in USD exchange rates, with all other variables held constant. The impact on the Company’s income before tax is due to changes in the fair value of monetary assets and liabilities. The Company’s exposure to foreign currency changes for all other currencies is immaterial.
	December 31,
	2020	2019
	USD in thousands
Sensitivity test to changes in the exchange rates of the USD/NIS:
Gain (loss) from the change:
Increase of 5% in USD	(83)	(97)
Decrease of 5% in USD	83	97
The movement in the post-tax effect is a result of a change in monetary assets and monetary liabilities denominated in USD (where the functional currency of the Company is a currency other than USD).
2.
Credit risk:

Credit risk is the risk that a counterparty will not meet its obligations as a customer or under a financial instrument leading to a loss to the Group. The Group is exposed to credit risk from its operating activity (primarily trade receivables) and from its financing activity, including deposits with banks and other financial institutions, foreign currency transactions and other financial instruments.
The Group has no significant concentrations of credit risk. The Group has a credit policy to ensure that sales are performed to customers with adequate credit history.
Generally, the Company offers 60-day terms to its customers. In addition, the Group extends credit term of 75 days and, in exceptional cases, up to 90 days, to exceptional customers who are financially sound and who have long-term relationships with the Group. The Company regularly monitors the credit extended

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  FINANCIAL INSTRUMENTS (continued)
to its customers and examines their environmental financial conditions, but does not require collateral as security for these receivables. The Company provides an allowance for doubtful accounts based on factors that affect the credit risk of certain customers, past experience and other information.
The revenues of subsidiaries are primarily derived from customers in Israel, UK and the Netherlands. The subsidiaries regularly monitor customers’ debts and surplus funds are invested in accordance with the Board’s risk management policy which determines, among others, investment limits that are periodically reviewed by the Board and may be updated throughout the year. The limits are set to minimize the concentration of credit risk and therefore mitigate loss through potential counterparty’s failure to make payments.
Trade receivables:
Customer credit risk is managed by each business unit in the Group subject to the Group’s policy, procedures and control relating to customer credit risk management. Credit quality of a customer is assessed based on a credit analysis and rating and individual credit limits are defined in accordance with this assessment. Outstanding customer receivables are regularly monitored.
An impairment analysis is performed at each reporting date on an individual basis for major customers. The calculation is based on past experience. The maximum exposure to credit risk as of the reporting date is the net carrying value.
The Group does not hold collateral as security for these receivables. The Group evaluates the concentration of risk with respect to trade receivables as low, as its customers are located in several jurisdictions and industries and operate in largely independent markets.
Cash and cash equivalents:
Credit risk from balances with banks is managed by the Group’s management in accordance with the Group’s policy. Investments of surplus funds are made only with approved counterparties and within limits assigned to each counterparty. Counterparty limits are reviewed by the Board on an annual basis, and may be updated throughout the year subject to approval of the Group’s finance committee. The limits are set to minimize the concentration of credit risk and therefore mitigate loss through potential counterparty’s failure to make payments.
The Group’s maximum exposure to credit risk for counterparties as of the reporting date is the carrying amount of cash and cash equivalents.
3.
Liquidity risk:

Liquidity risk arises from the management of the Group’s working capital and from finance expense and principal payments of the Group’s debt instruments. The Group’s policy is to ensure that it always has enough cash at hand to cover liabilities as they come due. In order to achieve this goal, the Group seeks to hold cash balances (or appropriate credit lines) in order to meet the forecasted needs within the next 45 days.
NOTE 12: — TAXES ON INCOME
a.
Tax rates applicable to the Group:

1.
The Israeli corporate tax rate is 23% since 2018.

2.
The principal tax rates applicable to subsidiaries whose place of incorporation is the Netherlands and the UK is 16.5% – 25% and 19%, respectively.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 12: — TAXES ON INCOME (continued)
b.
Final tax assessments:

The Company received final tax assessments through the 2015 tax year.
c.
Carryforward losses for tax purposes and other temporary differences:

Carryforward business tax losses of the Company are estimated at the total of approximately NIS 28 (USD 8.7) million.
d.
Tax expense (benefit) included in the statements of profit or loss:

	Year ended December 31,
	2020	2019
	USD in thousands
Current tax expenses	67	63
Taxes in respect of previous years	(118)	—
	(51)	63
NOTE 13: —  CONTINGENT LIABILITIES, GUARANTEES, COMMITMENTS AND CHARGES
a.
Commitments:

The Group has an agreement with the parent company to provide management and consulting services.
In return for providing the services, the parent company, or anyone on its behalf, will receive the following payments during the contractual term:
1.
A monthly amount of NIS 60 (USD 17.5) thousand from the Company.

2.
A monthly amount of NIS 20 (USD 5.8) thousand from the subsidiary.

3.
Reimbursement of expenses incurred in connection with the provision of services, following the presentation of appropriate references.

4.
An annual bonus of 2% of the Company’s EBITDA, as defined in the agreement.

b.
Guarantees:

The bank has provided performance and formal guarantees in favor of the Company’s customers and a third party in the total of approximately NIS 453 (USD 141) thousand.
c.
Lease:

On January 14, 2020, the Company entered into an office lease agreement with the parent company for a period of 5 years with an option for an additional 5 years, including performing adjustment works for the Company. The offices cover about 808 sq.m. (gross) (plus warehouse and parking) on the 24th floor of an office tower in Bnei Brak (“the property”). In June 2020, with the completion of the adjustment works, the Company occupied the property for monthly lease fees of approximately NIS 70 (USD 20) thousand.
The subsidiary in the Netherlands lease its offices for monthly lease fees of approximately NIS 14 (USD 4) thousand. The company extended the lease for another 4 years in August 2019, so the lease will expire at the end of January 2023.
The subsidiary in the UK leased its offices for monthly lease fees of approximately NIS 18 (USD5.2) thousand. At the end of the lease agreement on December 31, 2020, the subsidiary entered into an office

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 13: —  CONTINGENT LIABILITIES, GUARANTEES, COMMITMENTS AND CHARGES
 (continued)
lease agreement for a monthly lease without a long-term commitment for amounts that are immaterial to the Company.
NOTE 14: —  SHARE CAPITAL
a.
Composition of share capital:

	December 31, 2020 and 2019
	Authorized	Issued and outstanding
	Number of shares in thousands
Ordinary shares of NIS 0.01 par value each	50,000	28,364

b.
Issuance of a capital note to the parent company:

On September 9, 2014, the Company received a series of capital notes from the parent company in the total of NIS 20,227 (USD 5,605 ) thousand. The capital notes are interest free and/or are unlinked and are subordinated and paid only before distribution of excess of assets upon liquidation. Capital notes are not repaid until five years after the date of issue, and their repayment is at the sole discretion of the Company’s Board.
NOTE 15: —  SHARE-BASED PAYMENT
Share-based payment plans:
On February 12, 2015, the Company’s Board approved an option plan for employees and service providers in Comsec whose key elements are as follows: under the options plan, Comsec will be entitled to allocate up to 3,403,720 registered non-marketable options that may be exercised into 3,403,720 shares of Comsec of NIS 0.01 par value each at an exercise price to be determined at the sole discretion of Comsec’s Board, in accordance with the provisions of the law. The options will be allocated to employees without consideration, and the vesting terms and exercise price for each employee will be determined by the option agreement between the employee and Comsec. Any option not exercised by the end of the last date specified in the option agreement between the employee and Comsec will expire. The exercise price of each option will be adjusted for distribution of cash dividend to Comsec’s shareholders, subject to receiving all required approvals. The sale of shares underlying the exercise of the options is subject to a cap, in accordance with the provisions of the law.
Following are the share option plans:
Grant year	Number of options (unvested)	Exercise price	Vesting term	Expiration (years)	Number of options exercisable as of December 31, 2020
2019	1,644,192	0.41 – 1.59 (NIS) (USD 0.12 – 0.45)	3 – 4 equal portions	7	212,500
2020	313,456	1.59 NIS)USD 0.45)	3 equal portions	7	—
The following are the inputs used for the fair value measurement of options granted in 2019-2020, using the grant dates based on the Black and Scholes option pricing model for the above plans:

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 15: —  SHARE-BASED PAYMENT (continued)
Dividend yield (%)	0%
Expected volatility of the share prices (%)	39.39%
Risk-free interest rate (%)	1.3%
Expected life of share options (years)	7 years
The fair value of the options granted in 2019-2020 was determined at approximately NIS 18 (USD 5) thousand.
On April 11, 2016, the CEO of Comsec Distribution was granted 999 non-marketable options that may be exercised into up to 999 Ordinary shares of Comsec Distribution of NIS 1 par value each. The options have fully vested and will expire on April 10, 2023.
NOTE 16: — ADDITIONAL INFORMATION TO THE ITEMS OF THE STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME
	Year ended December 31,
	2020	2019
	USD in thousands
a. Revenues from sales and rendering of services:
Sale of products	23,550	23,352
Consulting services	8,956	10,451
	32,506	33,803
b. Cost of sales and services:
Cost of services:
Salaries and related expenses	5,518	5,415
Subcontracted work	593	353
Vehicle maintenance	64	127
Business trips	35	138
Other	188	255
Total cost of services	6,398	6,288
Cost of sales:
Decrease (increase) in inventories	(628)	1,060
Purchases	22,645	20,817
Total cost of sales	22,017	21,877
Total cost of sales and services	28,415	28,165
c. Selling and marketing expenses:
Salaries and related expenses	1,766	1,690
Advertisement and sales promotion	119	311
Vehicle expenses	39	101
Business trips	33	157
Other	—	23
	1,957	2,282

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: — ADDITIONAL INFORMATION TO THE ITEMS OF THE STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE INCOME (continued)
	Year ended December 31,
	2020	2019
	USD in thousands
d. General and administrative expenses:
Salaries and related expenses	1,459	1,437
Management fees	279	238
Professional services and consulting	149	237
Rent expenses	75	108
Depreciation and amortization	733	633
Office maintenance	236	231
Travel, refreshment and meals	76	102
Vehicle expenses	12	31
Bad debts and doubtful accounts	121	—
Other	164	272
	3,304	3,289
e. Finance income and expenses:
Finance income:
Finance income – exchange differences	—	279
	—	279
Finance expenses:
Finance expenses – loan	93	121
Finance expenses – banks	304	265
Finance expenses – the parent company	301	244
Finance expenses – exchange differences	107	—
Other finance expenses	90	58
	895	688

NOTE 17: —  TRANSACTIONS AND BALANCES WITH RELATED PARTIES
a.
Expenses associated with transactions:

	Year ended December 31,
	2020	2019
	USD in thousands
Management fees to the parent company	279	238
Finance	301	244

b.
As for balances see also Notes 6, 10 and 11.

COMSEC LTD. AND SUBSIDIDARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18: —  LEASES
a.
The Company leases various real estate properties for 3 to 5 years. The Company leases vehicle fleet for 3 years.

b.
Information about right-of-use assets:

	Buildings	Vehicles	Total
	USD in thousands
Depreciation	310	201	511
Balance as of December 31, 2020	2,234	243	2,477
	Buildings	Vehicles	Total
	USD in thousands
Depreciation	278	148	426
Balance as of December 31, 2019	244	426	670
Total additions to right-of-use assets in 2020 was NIS 7,408 (USD 2,156) thousand (2019 — NIS 1,462 (USD 410) thousand).
c.
Quantitative information about leases:

	Year ended December 31,
	2020	2019
	USD in thousands
Interest expense on lease liability	58	22
Total cash outflow for leases	448	483
NOTE 19: —  EVENTS AFTER THE REPORTING DATE
On September 27, 2021, Hub Cyber Security. signed an agreement for the purchase of the entire issued and outstanding share capital, on a fully diluted basis, of the Company , including owners’ loans and capital notes (collectively — “the securities”), from Eldav Investments Ltd. (“the seller”). In return for the securities, Hub Cyber Security will pay NIS 70,000 thousand (USD 21,848 thousand) (“the purchase price”), of which NIS 40,000 thousand (USD 12,484 thousand) in cash and NIS 30,000 thousand (USD 9,363 thousand) in Hub Cyber Security shares.

COMSEC LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
	June 30, 2021	December 31, 2020
	Unaudited	Audited
	USD in thousands
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	113	407
Trade receivables	10,115	15,168
Other accounts receivable	609	689
Inventories	714	1,213
Income taxes receivable	—	469
	11,551	17,477
NON-CURRENT ASSETS:
Restricted deposit	93	94
Property, plant and equipment	254	265
Intangible assets	85	106
Right-of-use asset	2,163	2,477
	2,595	2,942
	14,146	20,419
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Trade payables	5,070	9,144
Financial liability	—	33
Other accounts payable	2,768	2,762
Short-term loans from banks	8,139	10,544
Current maturities of loan from bank	1,034	3,950
Current maturities of loan from the parent company	920	311
Current maturities of lease	260	435
Income taxes payable	37	53
	18,228	27,232
NON-CURRENT LIABILITIES:
Long-term loan from bank	2,865	—
Loan from the parent company	5,675	5,599
Lease liabilities	1,936	2,066
Employee benefit liabilities	59	64
	10,535	7,729
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:
Share capital	106	106
Share premium	4,091	4,091
Reserve for transaction with controlling shareholders and other reserves	488	429
Capital note	5,834	5,834
Treasury shares	(2,197)	(2,197)
Accumulated deficit	(23,126)	(22,995)
	(14,804)	(14,732)
Non-controlling interests	187	190
Total equity	(14,617)	(14,542)
	14,146	20,419
The accompanying notes are an integral part of the interim consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF PROFIT OR LOSS AND OTHER COMPREHENSIVE LOSS
	Six months ended June 30,
	2021	2020
	Unaudited
	USD in thousands
Revenues from sales and rendering of services	15,683	13,124
Cost of sales and services	12,912	12,188
Gross profit	2,771	936
Selling and marketing expenses	934	971
General and administrative expenses	1,693	1,792
Operating loss	144	(1,827)
Other income
Finance income	—	4
Finance expenses	427	388
Loss before taxes on income	(283)	(2,211)
Tax benefit	151	490
Net loss	(131)	(1,721)
Other comprehensive income (loss) (net of tax effect):
Amounts that may be reclassified to profit or loss:
Adjustments arising from translating financial statements of foreign operations	21	(178)
Amounts that will not be reclassified subsequently to profit or loss:
Adjustments arising from translating financial statements from functional currency to presentation currency	35	(32)
Total other comprehensive income (loss)	56	(210)
Comprehensive loss	(75)	(1,931)
Net loss attributable to:
Equity holders of the Company	(131)	(1,721)
Non-controlling interests	—	—
	(131)	(1,721)
Comprehensive loss attributable to:
Equity holders of the Company	59	(210)
Non-controlling interests	(3)	—
	56	(210)
The accompanying notes are an integral part of the interim consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Attributable to equity holders of the Company
	Share capital	Share premium	Capital reserve	Capital note	Treasury shares	Accumulated deficit	Total	Non-controlling interests	Total equity
	Unaudited
	USD in thousands
Balance at January 1, 2021 (audited)	106	4,091	429	5,834	(2,197)	(22,995)	(14,732)	190	(14,542)
Loss	—	—	—	—	—	(131)	(131)	—	(131)
Other comprehensive loss	—	—	59	—	—	—	59	(3)	56
Total comprehensive loss	—	—	59	—	—	(131)	(72)	(3)	(75)
Balance at June 30, 2021	106	4,091	488	5,834	(2,197)	(23,126)	(14,804)	187	(14,617)
	Attributable to equity holders of the Company
	Share capital	Share premium	Capital reserve	Capital note	Treasury shares	Accumulated deficit	Total	Non-controlling interests	Total equity
	Unaudited
	USD in thousands
Balance at January 1, 2020 (audited)	106	4,091	1,510	5,834	(2,197)	(21,019)	(11,675)	165	(11,510)
Loss	—	—	—	—	—	(1,721)	(1,721)	—	(1,721)
Other comprehensive loss	—	—	(210)	—	—	—	(210)	—	(210)
Total comprehensive loss	—	—	(210)	—	—	(1,721)	(1,931)	—	(1,931)
Cost of share-based payment			2				2	11	13
Balance at June 30, 2020	106	4,091	1,302	5,834	(2,197)	(22,740)	(13,604)	176	(13,428)
The accompanying notes are an integral part of the interim consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
	Six months ended June 30,
	2021	2020
	Unaudited
	USD in thousands
Cash flows from operating activities:
Net loss	(131)	(1,721)
Adjustments to reconcile net loss to net cash provided by operating activities:
Adjustments to the profit or loss items:
Depreciation and amortization	339	272
Change in taxes, net	(25)	(510)
Revaluation of loans and financing, net	353	(162)
Other income	—	(41)
Share-based payment	(3)	13
	664	(428)
Changes in asset and liability items:
Decrease in trade receivables	4,826	6,822
Decrease (increase) in other accounts receivable	(55)	(62)
Decrease (increase) in inventories	481	(346)
Decrease in trade payable	(3,939)	(2,693)
Increase in change in employee benefit liabilities, net	(4)	(1)
Decrease in other accounts payable	837	(363)
	2,146	3,357
Taxes paid	—	107
Net cash provided by operating activities	2,679	1,315
Cash flows from investing activities:
Purchase of property, plant and equipment	(34)	31
Investment in other assets	—	(72)
Investment in restricted deposits	1
Net cash used in investing activities	(33)	(41)
Cash flows from financing activities:
Repayment of long-term loans from banks
Receipt of long-term loan from banks
Receipt of borrowing from the parent company		712
Short-term loans from banks, net	(2,698)	(2,288)
Repayment of lease liability	(238)	(121)
Net cash used in financing activities	(2,936)	(1,697)
Increase (decrease) in cash and cash equivalents	(292)	(423)
Effect of changes in foreign exchange rates on cash and cash equivalents	(2)	20
Cash and cash equivalents at the beginning of the period	407	468
Cash and cash equivalents at the end of the period	113	65
Significant non-cash investing and financing activity:
Right-of-use asset and a corresponding finance lease liability	36	2,129
The accompanying notes are an integral part of the interim consolidated financial statements.

COMSEC LTD. AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: —  GENERAL
a.
A general description of the Company and its activity:

Comsec Ltd. (‘‘the Company”) was incorporated in 1987. The Company and its subsidiaries operate in the field of information and cyber security, including:
Services - consulting, design, testing and control in the fields of cyber, information security and communication in Israel and abroad.
Sale - distribution of hardware and software products in the fields of cyber and information security in Israel (through Comsec Distribution Ltd.).
The Company also carries out research and development in the field of cyber complementary products and solutions.
b.
These financial statements have been prepared in a condensed format as of June 30, 2021 and for the period of six months then ended (‘‘interim consolidated financial statements”).

These financial statements should be read in conjunction with the Company's annual financial statements as of December 31, 2020 and for the year then ended and accompanying notes ("annual consolidated financial statements").
c.
Seasonality:

The services and sales segments are characterized by some seasonality with higher revenues in the last quarter of each year than in other quarters as a result of the utilization of budgets of some customers at the end of a calendar year.
NOTE 2: —  SIGNIFICANT ACCOUNTING POLICIES
Basis of preparation of the interim consolidated financial statements:
The interim consolidated financial statements have been prepared in accordance with IAS 34, “Interim Financial Reporting”.
The accounting policies adopted in the preparation of the interim consolidated financial statements are consistent with those followed in the preparation of the annual consolidated financial statements.
In applying the significant accounting policies of the Company, the Company’s management is required to make judgments about estimates and assumptions that affect the adoption of the accounting policies and the amounts of assets, liabilities, revenues and expenses. Actual results could differ from those estimates.
NOTE 3: —  SIGNIFICANT EVENTS DURING AND AFTER THE REPORTING PERIOD
a.
The spread of the Corona virus:

The current COVID-19 pandemic and responses to the COVID-19 pandemic has presented substantial public health and economic challenge around the world and is affecting our employees, patients, communities and business operations, as well as the U.S. economy and financial markets. To date, our financial conditions and own operations have not been significantly impacted by the COVID-19 pandemic; however, the full extent to which the COVID-19 pandemic will directly or indirectly impact our business, results of operations, liquidity and financial condition will depend on future developments, which are highly uncertain and cannot be accurately predicted, including new information that may emerge concerning COVID-19, the actions taken to contain it or treat its impact and the economic impact on local, regional, national and international markets

COMSEC LTD. AND SUBSIDIARIES
NOTES TO INTERIM CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3: —  SIGNIFICANT EVENTS DURING AND AFTER THE REPORTING PERIOD (continued)
To date, given the nature of its products and business operations, the COVID-19 pandemic has not had any material impact, positive or negative, on the Company’s business during the periods under review. However, the Company is continuing to assess the potential impact of the COVID-19 pandemic on our business and operations, including our expenses, and our ability to hire and retain employees.
General:
The exchange rates experienced sharp fluctuations in 2021, the USD/NIS exchange rate was in the range of NIS 3.11 — NIS 3.34 (around 7%), the Euro/NIS exchange rate was in the range of NIS 3.78 —  NIS 4.0 (around 6%) and the GBP/NIS exchange rate was in the range of NIS 4.25 — NIS 4.65 (around 9%).
This fluctuation has a negative effect on the Company’s activity that is carried out and/or stated in foreign currency.
b.
On July 6, 2020, the subsidiary, Comsec Distribution, has entered into a long-term state-guaranteed loan agreement with a bank in the amount of NIS 5 million (USD 1.45 million). On August 2, 2020, the Company has entered into a long-term state-guaranteed loan agreement with a bank in the amount of NIS 1 million (USD 0.29 million). Repayment of the loans will be made in 48 monthly installments, starting about a year after the loans were given. The loans bear interest at the Prime rate plus 1.5%. As per the loan terms, the state will pay the interest in the first year after the loan is granted. Comsec and Comsec Distribution pledged a deposit equal to 5% of the loan amount to secure repayment of loans. A mutual guarantee was also given by Comsec and Comsec Distribution, as well as the parent company.

c.
On February 5, 2020, the parent company concluded an agreement to purchase ownership rights to about 808 sq.m. (gross) of office space (plus warehouse and parking) on the 24th floor of an office tower in Bnei Brak (“the Property”). In June 2020, with the completion of the adjustment works, the Company occupied the Property for approximately NIS 70 thousand a month in rent to the parent company as of balance sheet date.

On November 17, 2021 the Company signed acquisition agreement with HUB Cyber Security Ltd. According to the agreement the Company will no longer rent that property.
NOTE 4: —  EVENTS AFTER THE REPORTING DATE
a.
On September 27, 2021, Hub Cyber Security. signed an agreement for the purchase of the entire issued and outstanding share capital, on a fully diluted basis, of the Company , including owners’ loans and capital notes (collectively — “the securities”), from Eldav Investments Ltd. (“the seller”). In return for the securities, Hub Cyber Security will pay NIS 70,000 thousand (USD 21,848 thousand) (“the purchase price”), of which NIS 40,000 thousand (USD 12,484 thousand) in cash and NIS 30,000 thousand (USD 9,363 thousand) in Hub Cyber Security shares.

- - - - - - - - - - -

REPORT OF INDEPENDENT AUDITORS
To the Shareholders of
ALD ADVANCED LOGISTICS DEVELOPMENTS LTD.
We have audited the accompanying consolidated financial statements of ALD Advanced Logistics Developments Ltd. and subsidiaries, which comprise the consolidated statements of financial position as of December 31, 2020 and 2019, and the related consolidated statements of profit or loss, comprehensive income (loss), changes in equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.
Management’s Responsibility for the Financial Statements
Management is responsible for the preparation and fair presentation of these financial statements in conformity with International Financial Reporting Standards (IFRS) as issued by the International Accounting Standards Board (IASB); this includes the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free of material misstatement, whether due to fraud or error.
Auditor’s Responsibility
Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.
An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.
We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Opinion
In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of ALD Advanced Logistics Developments Ltd. and subsidiaries at December 31, 2020 and 2019, and the consolidated results of their operations and their cash flows for the years then ended in conformity with IFRS as issued by the International Accounting Standards Board.
Tel-Aviv, Israel August 23, 2022	/s/ KOST FORER GABBAY & KASIERER A Member of Ernst & Young Global

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF FINANCIAL POSITION
		December 31,
	Note	2020	2019
		USD in thousands
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	5	3,326	1,269
Restricted bank deposit		363	427
Trade receivables	6	9,216	10,050
Other accounts receivable	7	998	795
Contract assets	9	524	1,896
		14,427	14,437
NON-CURRENT ASSETS:
Long-term receivables		99	95
Property, plant and equipment	10	519	517
Right-of-use asset	8	3,198	3,725
Goodwill	11	481	448
Intangible assets	11	383	464
Deferred taxes	24	1,416	567
		6,096	5,816
		20,523	20,253
LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Credit from banks and others	12	1,447	3,268
Trade payables	13	608	911
Current maturities of lease liabilities	8	934	1,097
Other accounts payable	14	4,816	4,545
		7,805	9,821
NON-CURRENT LIABILITIES:
Loans from banks	15	208	360
Liabilities for government grants	15,16	737	740
Lease liabilities	8	2,198	2,592
Employee benefit liabilities	18	764	572
Deferred taxes	24	267	214
		4,174	4,478
EQUITY ATTRIBUTABLE TO EQUITY HOLDERS OF THE COMPANY:
Share capital	19	244	220
Share premium		10,532	10,188
Share options		71	—
Treasury shares		(76)	(76)
Reserve for transaction with controlling shareholders		184	184
Other reserves		858	363
Accumulated deficit		(4,908)	(6,092)
		6,905	4,787
Non-controlling interests		1,639	1,167
Total equity		8,544	5,954
		20,523	20,253
The accompanying notes are an integral part of the consolidated financial statements.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF PROFIT OR LOSS
		Year ended December 31,
	Note	2020	2019
		USD in thousands
Revenues		32,674	35,105
Cost of revenues	23a	27,164	29,523
Gross profit		5,510	5,582
Research and development expenses	23b	422	543
Selling and marketing expenses	23c	1,041	1,056
General and administrative expenses	23d	2,915	3,335
Other expense	23f	—	8
Operating income		1,132	640
Finance income	23e	58	—
Finance expenses	23e	293	364
Income before taxes on income		897	276
Taxes on income (tax benefit)	24	(754)	56
Net income		1,651	220
Attributable to:
Equity holders of the Company		1,184	(25)
Non-controlling interests		467	245
		1,651	220
The accompanying notes are an integral part of the consolidated financial statements.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME
	Year ended December 31,
	2020	2019
	USD in thousands
Net income	1,651	220
Amounts that will not be reclassified subsequently to profit or loss:
Foreign currency translation adjustments	593	487
Actuarial gain (loss) from defined benefit plan	(111)	107
Total other comprehensive income	482	594
Total comprehensive income	2,133	814
Attributable to:
Equity holders of the Company	1,661	571
Non-controlling interests	472	243
	2,133	814
The accompanying notes are an integral part of the consolidated financial statements.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CHANGES IN EQUITY
	Attributable to equity holders of the Company
	Share capital	Share premium	Share options	Treasury shares	Reserve for transaction with controlling shareholders	Reserve for share-based payment transactions	Reserve for transactions with non- controlling interests	Capital reserve	Foreign currency translation reserve	Accumulated deficit	Total	Non- controlling interests	Total equity
	USD in thousands
Balance as of January 1, 2020	220	10,188	—	(76)	184	67	(24)	(78)	398	(6,092)	4,787	1,167	5,954
Total comprehensive income (loss)	—	—	—	—	—	—	—	(111)	588	1,184	1,661	472	2,133
Issue of shares and options (net of issue expenses of USD 23 thousand)	24	344	71	—	—	—	—	—	—	—	439	—	439
Cost of share-based payment	—	—	—	—	—	18	—	—	—	—	18	—	18
Balance as of December 31, 2020	244	10,532	71	(76)	184	85	(24)	(189)	986	(4,908)	6,905	1,639	8,544
	Attributable to equity holders of the Company
	Share capital	Share premium	Share options	Treasury shares	Reserve for transaction with controlling shareholders	Reserve for share-based payment transactions	Reserve for transactions with non- controlling interests	Capital reserve	Foreign currency translation reserve	Accumulated deficit	Total	Non- controlling interests	Total equity
	USD in thousands
Balance as of January 1, 2019	211	9,920	32	(76)	184	61	(24)	(185)	(91)	(6,067)	3,965	924	4,889
Total comprehensive income (loss)	—	—	—	—	—	—	—	107	489	(25)	571	243	814
Exercise of share options	9	264	(28)	—	—	—	—	—	—	—	245	—	245
Expiration of options	—	4	(4)	—	—	—	—	—	—	—	—	—	—
Cost of share-based payment	—	—	—	—	—	6	—	—	—	—	6	—	6
Balance as of December 31, 2019	220	10,188	—	(76)	184	67	(24)	(78)	398	(6,092)	4,787	1,167	5,954
The accompanying notes are an integral part of the consolidated financial statements.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
	Year ended December 31,
	2020	2019
	USD in thousands
Cash flows from operating activities:
Net income	1,651	220
Adjustments to reconcile net income to net cash provided by operating activities:
Adjustments to the profit or loss items:
Interest expenses, net	124	181
Depreciation and amortization	1,717	1,510
Loss from sale of property, plant and equipment	—	8
Change in employee benefit liabilities, net	32	79
Revaluation of long-term liabilities to banks	—	(6)
Taxes on income (tax benefit)	(754)	56
Change in liability for government grants	(62)	(17)
Cost of share-based payment	18	6
	1,075	1,817
Changes in asset and liability items:
Decrease (increase) in trade receivables	1,485	(1,007)
Increase in other accounts receivable	(40)	(229)
Decrease (increase) in receivables for construction contracts	1,415	(13)
Increase (decrease) in trade payables	(345)	100
Decrease in other accounts payable	(465)	(183)
	2,050	(1,332)
Cash paid and received during the year for:
Interest paid	(67)	(137)
Interest received	—	2
Taxes paid	(28)	(33)
Taxes received	5	—
	(90)	(168)
Net cash provided by operating activities	4,686	537
Cash flows from investing activities:
Investment in restricted bank deposit	—	7
Purchase of property, plant and equipment	(94)	(185)
Proceeds from sale of property, plant and equipment	—	36
Net cash used in investing activities	(94)	(142)
Cash flows from financing activities:
Issue of shares and options (net of issue expenses)	439	—
Exercise of share options of the Company	—	234
Short-term credit from banks, net	(1,931)	398
Repayment of lease liabilities	(1,097)	(1,067)
Repayment of government grants, net	—	(50)
Repayment of long-term loan	(167)	(168)
Net cash used in financing activities	(2,756)	(653)
Exchange rate differences on cash and cash equivalents	221	74
Increase (decrease) in cash and cash equivalents	2,057	(184)
Cash and cash equivalents at the beginning of the year	1,269	1,453
Cash and cash equivalents at the end of the year	3,326	1,269
The accompanying notes are an integral part of the consolidated financial statements.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 1: — GENERAL
a.
Group description:

ALD Advanced Logistics Developments Ltd. (“the Company”) was incorporated in 1984 and is engaged in developing and marketing quality management software tools and solutions. The Company’s software tools allow their users to scientifically predict system failures and prevent them during the design stage. The Company and its subsidiaries (“the Group”) are engaged in developing reliable quality assurance systems that support process and product enhancement. In addition, the Group offers quality management training courses and provides software testing consulting and outsourcing services. The Group’s main customers are organizations and institutions operating in the security, electronics, aviation, telecommunications, banking and other sectors in Israel and worldwide. The Company became a publicly traded company on January 23, 2000 In Tel-Aviv Stock Exchange ( “TASE”).
b.
Definitions:

In these financial statements:
The Company	—	ALD Advanced Logistics Developments Ltd.
Subsidiaries	—	Companies that are controlled by the Company (as defined in IFRS 10) and whose accounts are consolidated with those of the Company.
Investees	—	Subsidiaries.
The Group	—	The Company and its investees.
Related parties	—	As defined in IAS 24.

c.
The effects of the Covid-19 pandemic:

As a result of the outbreak and spread of the Covid-19 pandemic, the Company took the necessary steps for complying with the guidance and restrictions imposed by the Israeli Government for protecting the health of its employees while securing its ongoing operation. The Company maintains ongoing contact with its local and international customers and closely monitors the developments involving the pandemic and their effect on its operations.
The Company has analyzed the effects of the pandemic in the reporting period and concluded that it has not had a material impact on the measurement of assets and liabilities and has not led to impairment of assets. The Company also estimates that the allowance recorded for expected credit losses in respect of trade receivables is adequate.
The continued spread of the Covid-19 virus is an event which cannot be controlled by the Company and also involves decisions which could have adverse implications on the Company, resulting in reduced operations and impairment of assets.
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES
The following accounting policies have been applied consistently in the financial statements for all periods presented, unless stated otherwise.
a.
Basis of presentation of the financial statements:

These financial statements have been prepared in accordance with International Financial Reporting Standards (“IFRS”).
The Company’s financial statements have been prepared on a cost basis, except for financial instruments measured at fair value through profit or loss.
The Company has elected to present the profit or loss items using the function of expense method.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
b.
The operating cycle:

The Company’s operating cycle is one year.
c.
Consolidated financial statements:

The consolidated financial statements comprise the financial statements of companies that are controlled by the Company (subsidiaries). Control is achieved when the Company has power over the investee, is exposed or has rights to variable returns from its involvement with the investee and has the ability to affect those returns through its power over the investee. In assessing control, the effect of potential voting rights is considered only if they are substantive. The consolidation of the financial statements commences on the date on which control is obtained and ends when such control ceases.
The financial statements of the Company and of the subsidiaries are prepared as of the same dates and periods. The accounting policies applied in the financial statements of the subsidiaries are uniform and consistent with the policies applied in the financial statements of the Company. Significant intragroup balances and transactions and gains or losses resulting from transactions between the Company and the subsidiaries are eliminated in full in the consolidated financial statements.
Non-controlling interests in subsidiaries represent the equity in subsidiaries not attributable, directly or indirectly, to a parent. Non-controlling interests are presented in equity separately from the equity attributable to the equity holders of the Company. Profit or loss and components of other comprehensive income are attributed to the Company and to non-controlling interests. Losses are attributed to non-controlling interests even if they result in a negative balance of non-controlling interests in the consolidated statement of financial position.
d.
Business combinations and goodwill:

Business combinations are accounted for by applying the acquisition method. The cost of the acquisition is measured at the fair value of the consideration transferred on the acquisition date with the addition of non-controlling interests in the acquiree. In each business combination, the Company chooses whether to measure the non-controlling interests in the acquiree based on their fair value on the acquisition date or at their proportionate share in the fair value of the acquiree’s net identifiable assets.
Direct acquisition costs are carried to the statement of profit or loss as incurred.
Contingent consideration is recognized at fair value on the acquisition date and classified as a financial asset or liability in accordance with IAS 39. Subsequent changes in the fair value of the contingent consideration are recognized in profit or loss.
Goodwill is initially measured at cost which represents the excess of the acquisition consideration and the amount of non-controlling interests over the net identifiable assets acquired and liabilities assumed.
e.
Functional currency, presentation currency and foreign currency:

1.
Functional currency and presentation currency:

The Group determines the functional currency of each Group entity Items included in the financial statements of each of the Company’s entities are measured using the currency of the primary economic environment in which the entity operates (the “functional currency”). The Company’s functional currency is NIS. The consolidated financial statements are presented in US dollar, which is the Company’s presentation currency.
The results and financial position of foreign operations (none of which has the currency of a hyperinflationary economy) that have a functional currency different from the presentational currency are translated into the presentational currency as follows:

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
•
assets and liabilities for each statement of financial position presented are translated at the closing rate at the date of that statement of financial position

•
income and expenses for each statement of profit or loss and statement of comprehensive loss are translated at average exchange rates (unless this is not a reasonable approximation of the cumulative effect of the rates prevailing on the transaction dates, in which case income and expenses are translated at the rate on the dates of the transactions), and

•
all resulting exchange differences are recognized in other comprehensive income (loss).

2.
Transactions, assets and liabilities in foreign currency:

Transactions denominated in foreign currency (other than the functional currency) are recorded upon initial recognition at the exchange rate at the date of the transaction. After initial recognition, monetary assets and liabilities denominated in foreign currency are translated at each reporting date into the functional currency at the exchange rate at that date. Exchange rate differences, other than those capitalized to qualifying assets or accounted for as hedging transactions in equity, are recognized in profit or loss. Non-monetary assets and liabilities denominated in foreign currency and measured at cost are translated at the exchange rate at the date of the transaction. Non-monetary assets and liabilities denominated in foreign currency and measured at fair value are translated into the functional currency using the exchange rate prevailing at the date when the fair value was determined.
3.
Index-linked monetary items:

Monetary assets and liabilities linked to the changes in the Israeli Consumer Price Index (“Israeli CPI”) are adjusted at the relevant index at each reporting date according to the terms of the agreement.
f.
Cash equivalents:

Cash equivalents are considered as highly liquid investments, including unrestricted short-term bank deposits, with an original maturity of three months or less from the date of acquisition.
g.
Short-term deposits:

Short-term bank deposits are deposits with an original maturity of more than three months from the date of investment and which do not meet the definition of cash equivalents. The deposits are presented according to their terms of deposit.
h.
Revenue recognition:

Revenue from contracts with customers is recognized when the control over the goods or services is transferred to the customer. The transaction price is the amount of the consideration that is expected to be received based on the contract terms, excluding amounts collected on behalf of third parties (such as taxes).
Revenue from rendering of services:
Revenue from rendering of services is recognized over time, during the period the customer simultaneously receives and consumes the benefits provided by the Company’s performance. The Company charges its customers based on payment terms agreed upon in specific agreements. When payments are made before or after the service is performed, the Company recognizes the resulting contract asset or liability.
Revenue from software licensing arrangements:
The Company recognizes revenue from software licensing transactions at a point in time when the Company provides the customer a right to use the Company’s intellectual property as it exists at the point in

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
time at which the license is granted to the customer. The Company recognizes revenue from software licensing transactions over time when the Company provides the customer a right to access the Company’s intellectual property throughout the license period.
Contract balances:
The Company charges customers as the work progresses in accordance with the contractual terms. Amounts billed are classified as trade receivables in the statement of financial position. When revenues from performance of a contract are recognized in profit or loss before the customer is charged, the amounts recognized are recorded as contract assets.
Amounts received from customers in advance of performance by the Company are recorded as contract liabilities and recognized as revenue in profit or loss when the work is performed.
i.
Government grants:

Government grants are recognized when there is reasonable assurance that the grants will be received and the Company will comply with the attached conditions.
Government grants received from the Israel Innovation Authority (formerly: the Office of the Chief Scientist in Israel, “the IIA”) are recognized upon receipt as a liability if future economic benefits are expected from the research project that will result in royalty-bearing sales.
A liability for grants received is first measured at fair value using a discount rate that reflects a market rate of interest. The difference between the amount of the grant received and the fair value of the liability is accounted for as a Government grant and recognized as a reduction of research and development expenses. After initial recognition, the liability is measured at amortized cost using the effective interest method. Royalty payments are treated as a reduction of the liability. If no economic benefits are expected from the research activity, the grant receipts are recognized as a reduction of the related research and development expenses. In that event, the royalty obligation is treated as a contingent liability in accordance with IAS 37.
At each reporting date, the Company evaluates whether there is reasonable assurance that the liability recognized, in whole or in part, will not be repaid (since the Company will not be required to pay royalties) based on the best estimate of future sales and using the original effective interest method, and if so, the appropriate amount of the liability is derecognized against a corresponding reduction in research and development expenses.
Amounts paid as royalties are recognized as settlement of the liability.
j.
Taxes on income:

The tax results in respect of current or deferred taxes are recognized in profit or loss, except to the extent that they relate to items which are recognized in other comprehensive income or equity.
1.
Current taxes:

The current tax liability is measured using the tax rates and tax laws that have been enacted or substantively enacted by the reporting date as well as adjustments required in connection with the tax liability in respect of previous years.
2.
Deferred taxes:

Deferred taxes are computed in respect of temporary differences between the carrying amounts in the financial statements and the amounts attributed for tax purposes.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Deferred taxes are measured at the tax rate that is expected to apply when the asset is realized or the liability is settled, based on tax laws that have been enacted or substantively enacted by the reporting date.
Deferred tax assets are reviewed at each reporting date and reduced to the extent that it is not probable that they will be utilized. Deductible carryforward losses and temporary differences for which deferred tax assets had not been recognized are reviewed at each reporting date and a respective deferred tax asset is recognized to the extent that their utilization is probable.
Taxes that would apply in the event of the disposal of investments in investees have not been taken into account in computing deferred taxes, as long as the disposal of the investments in investees is not probable in the foreseeable future. Also, deferred taxes that would apply in the event of distribution of earnings by investees as dividends have not been taken into account in computing deferred taxes, since the distribution of dividends does not involve an additional tax liability or since it is the Company’s policy not to initiate distribution of dividends from a subsidiary that would trigger an additional tax liability.
Deferred taxes are offset if there is a legally enforceable right to offset a current tax asset against a current tax liability and the deferred taxes relate to the same taxpayer and the same taxation authority.
k.
Leases:

The Company accounts for a contract as a lease when the contract terms convey the right to control the use of an identified asset for a period of time in exchange for consideration.
1.
The Group as a lessee:

For leases in which the Group is the lessee, the Group recognizes on the commencement date of the lease a right-of-use asset and a lease liability, excluding leases whose term is up to 12 months and leases for which the underlying asset is of low value. For these excluded leases, the Group has elected to recognize the lease payments as an expense in profit or loss on a straight-line basis over the lease term.
On the commencement date, the lease liability includes all unpaid lease payments discounted at the interest rate implicit in the lease, if that rate can be readily determined, or otherwise using the Group’s incremental borrowing rate. After the commencement date, the Group measures the lease liability using the effective interest rate method.
On the commencement date, the right-of-use asset is recognized in an amount equal to the lease liability plus lease payments already made on or before the commencement date and initial direct costs incurred.
The right-of-use asset is measured applying the cost model and depreciated over the shorter of its useful life and the lease term.
Following are the amortization periods of the right-of-use assets by class of underlying asset:
	Years	Mainly
Office lease	2 – 10	10
Motor vehicles	3 – 4	3
The Company tests for impairment of the right-of-use asset whenever there are indications of impairment pursuant to the provisions of IAS 36.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
2.
Variable lease payments that depend on an index:

On the commencement date, the Company uses the index rate prevailing on the commencement date to calculate the future lease payments.
For leases in which the Company is the lessee, the aggregate changes in future lease payments resulting from a change in the index are discounted (without a change in the discount rate applicable to the lease liability) and recorded as an adjustment of the lease liability and the right-of-use asset, only when there is a change in the cash flows resulting from the change in the index (that is, when the adjustment to the lease payments takes effect).
3.
Lease extension and termination options:

A non-cancelable lease term includes both the periods covered by an option to extend the lease when it is reasonably certain that the extension option will be exercised and the periods covered by a lease termination option when it is reasonably certain that the termination option will not be exercised.
In the event of any significant change in the expected exercise of the lease extension option or in the expected non-exercise of the lease termination option, the Company remeasures the lease liability based on the revised lease term using a revised discount rate as of the date of the change in expectations. The total change is recognized in the carrying amount of the right-of-use asset until it is reduced to zero, and any further reductions are recognized in profit or loss.
4.
Lease modifications:

If a lease modification does not reduce the scope of the lease and does not result in a separate lease, the Company remeasures the lease liability based on the modified lease terms using a revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.
If a lease modification reduces the scope of the lease, the Company recognizes a gain or loss arising from the partial or full reduction of the carrying amount of the right-of-use asset and the lease liability. The Company subsequently remeasures the carrying amount of the lease liability according to the revised lease terms, at the revised discount rate as of the modification date and records the change in the lease liability as an adjustment to the right-of-use asset.
l.
Property, plant and equipment:

Items of property, plant and equipment are measured at cost, including direct acquisition costs, less accumulated depreciation, accumulated impairment losses and excluding day-to-day servicing expenses.
Depreciation is calculated on a straight-line basis over the useful life of the assets at annual rates as follows:
	%	Mainly %
Motor vehicles	15 – 20	15
Office furniture and equipment	6 – 20	6
Computers and peripheral equipment	33	33
Leasehold improvements	(See below)
Leasehold improvements are depreciated on a straight-line basis over the shorter of the lease term (including the extension option held by the Group and intended to be exercised) and the expected life of the improvement.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The useful life, depreciation method and residual value of an asset are reviewed at least each year-end and any changes are accounted for prospectively as a change in accounting estimate. Depreciation of an asset ceases at the earlier of the date that the asset is classified as held for sale and the date that the asset is derecognized. As for testing for impairment of property, plant and equipment, see paragraph n below.
m.
Intangible assets:

Separately acquired intangible assets are measured on initial recognition at cost including directly attributable costs. Intangible assets acquired in a business combination are measured at fair value at the acquisition date. Expenditures relating to internally generated intangible assets, excluding capitalized development costs, are recognized in profit or loss when incurred.
Intangible assets with a finite useful life are amortized over their useful life on a straight-line basis and reviewed for impairment whenever there is an indication that the asset may be impaired. The amortization period and the amortization method for an intangible asset are reviewed at least at each year-end.
Intangible assets with indefinite useful lives are not systematically amortized and are tested for impairment annually or whenever there is an indication that the intangible asset may be impaired. The useful life of these assets is reviewed annually to determine whether their indefinite life assessment continues to be supportable. If the events and circumstances do not continue to support the assessment, the change in the useful life assessment from indefinite to finite is accounted for prospectively as a change in accounting estimate and on that date the asset is tested for impairment. Commencing from that date, the asset is amortized systematically over its useful life.
Research and development expenditures:
Research expenditures are recognized in profit or loss when incurred. Costs incurred in an internal development project are recognized as an intangible asset only if the Company can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale; the Company’s intention to complete the intangible asset and use or sell it; the ability to use or sell the intangible asset; how the intangible asset will generate future economic benefits; the availability of adequate technical, financial and other resources to complete the intangible asset; and the ability to measure reliably the expenditures attributable to the intangible asset during its development.
The asset is measured at cost less any accumulated amortization and any accumulated impairment losses. Amortization of the asset begins when development is complete and the asset is available for use. The asset is amortized over its useful life. Testing of impairment is performed annually over the period of the development project.
When an internally developed intangible asset cannot be recognized, the development costs are recognized as an expense in profit or loss as incurred. Development costs previously recognized as an expense are not recognized as an asset in a subsequent period.
Software:
The Group’s assets include computer systems comprising hardware and software. Software forming an integral part of the hardware to the extent that the hardware cannot function without the programs installed on it is classified as property, plant and equipment. In contrast, stand-alone software that adds functionality to the hardware is classified as an intangible asset.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
Patents:
The patents are purchased for a period of ten years with an option for renewal at the end of the period.
The useful life of intangible assets is as follows:
Years
Patents	10
Customer relations	7
Brand name	5
Order backlog	1
Software	3
Gains or losses from the derecognition of an intangible asset are measured as the difference between the net disposal proceeds and the cost of the asset and carried to profit or loss.
n.
Impairment of non-financial assets:

The Company evaluates the need to record an impairment of non-financial assets whenever events or changes in circumstances indicate that the carrying amount is not recoverable. If the carrying amount of non-financial assets exceeds their recoverable amount, the assets are reduced to their recoverable amount. The recoverable amount is the higher of fair value less costs of sale and value in use. In measuring value in use, the expected future cash flows are discounted using a pre-tax discount rate that reflects the risks specific to the asset. The recoverable amount of an asset that does not generate independent cash flows is determined for the cash-generating unit to which the asset belongs. Impairment losses are recognized in profit or loss.
An impairment loss of an asset, other than goodwill, is reversed only if there have been changes in the estimates used to determine the asset’s recoverable amount since the last impairment loss was recognized. Reversal of an impairment loss, as above, shall not be increased above the lower of the carrying amount that would have been determined (net of depreciation or amortization) had no impairment loss been recognized for the asset in prior years and its recoverable amount. The reversal of impairment loss of an asset presented at cost is recognized in profit or loss.
The following criteria are applied in assessing impairment of these specific assets:
Goodwill in respect of subsidiaries:
The Company reviews goodwill for impairment once a year, on December 31, or more frequently if events or changes in circumstances indicate that there is an impairment.
Goodwill is tested for impairment by assessing the recoverable amount of the cash-generating unit (or group of cash-generating units) to which the goodwill has been allocated. An impairment loss is recognized if the recoverable amount of the cash-generating unit (or group of cash-generating units) to which goodwill has been allocated is less than the carrying amount of the cash-generating unit (or group of cash-generating units). Any impairment loss is allocated first to goodwill. Impairment losses recognized for goodwill cannot be reversed in subsequent periods.
o.
Financial instruments:

The accounting policy for financial instruments applied effective from January 1, 2018, is as follows:

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
1.
Financial assets:

Financial assets are measured upon initial recognition at fair value plus transaction costs that are directly attributable to the acquisition of the financial assets, except for financial assets measured at fair value through profit or loss in respect of which transaction costs are recorded in profit or loss.
The Company classifies and measures debt instruments in the financial statements based on the following criteria:
•
The Company’s business model for managing financial assets; and

•
The contractual cash flow terms of the financial asset.

Debt instruments are measured at amortized cost when:
The Company’s business model is to hold the financial assets in order to collect their contractual cash flows, and the contractual terms of the financial assets give rise on specified dates to cash flows that are solely payments of principal and interest on the principal amount outstanding. After initial recognition, the instruments in this category are measured according to their terms at amortized cost using the effective interest rate method, less any provision for impairment.
2.
Impairment of financial assets:

The Company evaluates at the end of each reporting period the loss allowance for financial debt instruments which are not measured at fair value through profit or loss. The Company distinguishes between two types of loss allowances:
a)
Debt instruments whose credit risk has not increased significantly since initial recognition, or whose credit risk is low — the loss allowance recognized in respect of this debt instrument is measured at an amount equal to the expected credit losses within 12 months from the reporting date (12-month ECLs); or

b)
Debt instruments whose credit risk has increased significantly since initial recognition, and whose credit risk is not low — the loss allowance recognized is measured at an amount equal to the expected credit losses over the instrument’s remaining term (lifetime ECLs).

The Company applies the low credit risk simplification in the Standard, according to which the Company assumes the debt instrument’s credit risk has not increased significantly since initial recognition if on the reporting date it is determined that the instrument has a low credit risk, for example when the instrument has an external rating of “investment grade”.
An impairment loss on debt instruments measured at amortized cost is recognized in profit or loss with a corresponding loss allowance that is offset from the carrying amount of the financial asset.
The Company has short-term financial assets such as trade receivables in respect of which the Company applies a simplified approach and measures the loss allowance in an amount equal to the lifetime expected credit losses.
3.
Derecognition of financial assets:

A financial asset is derecognized only when:
•
The contractual rights to the cash flows from the financial asset has expired; or

•
The Company has transferred substantially all the risks and rewards deriving from the contractual rights to receive cash flows from the financial asset or has neither transferred nor retained substantially all the risks and rewards of the asset, but has transferred control of the asset; or

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
•
The Company has retained its contractual rights to receive cash flows from the financial asset but has assumed a contractual obligation to pay the cash flows in full without material delay to a third party.

4.
Financial liabilities:

a)
Financial liabilities measured at amortized cost:

Financial liabilities are initially recognized at fair value less transaction costs that are directly attributable to the issue of the financial liability. After initial recognition, the Company measures all financial liabilities at amortized cost.
b)
Financial liabilities measured at fair value through profit or loss:

At initial recognition, the Company measures financial liabilities that are not measured at amortized cost at fair value. Transaction costs are recognized in profit or loss. After initial recognition, changes in fair value are recognized in profit or loss.
5.
Derecognition of financial liabilities:

A financial liability is derecognized only when it is extinguished, that is when the obligation specified in the contract is discharged or cancelled or expires. A financial liability is extinguished when the debtor discharges the liability by paying in cash, other financial assets, goods or services; or is legally released from the liability.
When there is a modification in the terms of an existing financial liability, the Company evaluates whether the modification is substantial.
If the terms of an existing financial liability are substantially modified, such modification is accounted for as an extinguishment of the original liability and the recognition of a new liability. The difference between the carrying amounts of the above liabilities is recognized in profit or loss.
If the modification is not substantial, the Company recalculates the carrying amount of the liability by discounting the revised cash flows at the original effective interest rate and any resulting difference is recognized in profit or loss.
When evaluating whether the modification in the terms of an existing liability is substantial, the Company considers both quantitative and qualitative factors.
6.
Offsetting financial instruments:

Financial assets and financial liabilities are offset and the net amount is presented in the statement of financial position if there is a legally enforceable right to set off the recognized amounts and there is an intention either to settle on a net basis or to realize the asset and settle the liability simultaneously. The right of set-off must be legally enforceable not only during the ordinary course of business of the parties to the contract but also in the event of bankruptcy or insolvency of one of the parties. In order for the right of set-off to be currently available, it must not be contingent on a future event, there may not be periods during which the right is not available, or there may not be any events that will cause the right to expire.
p.
Fair value measurement:

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.
Fair value measurement is based on the assumption that the transaction will take place in the asset’s or the liability’s principal market, or in the absence of a principal market, in the most advantageous market.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
The fair value of an asset or a liability is measured using the assumptions that market participants would use when pricing the asset or liability, assuming that market participants act in their economic best interest.
Fair value measurement of a non-financial asset takes into account a market participant’s ability to generate economic benefits by using the asset in its highest and best use or by selling it to another market participant that would use the asset in its highest and best use.
The Group uses valuation techniques that are appropriate in the circumstances and for which sufficient data are available to measure fair value, maximizing the use of relevant observable inputs and minimizing the use of unobservable inputs.
All assets and liabilities measured at fair value or for which fair value is disclosed are categorized into levels within the fair value hierarchy based on the lowest level input that is significant to the entire fair value measurement:
Level 1 —
quoted prices (unadjusted) in active markets for identical assets or liabilities.

Level 2 —
inputs other than quoted prices included within Level 1 that are observable directly or indirectly.

Level 3 —
inputs that are not based on observable market data (valuation techniques which use inputs that are not based on observable market data).

q.
Treasury shares:

Company shares held by the Company and/or subsidiaries are recognized at cost of purchase and presented as a deduction from equity. Any gain or loss arising from a purchase, sale, issue or cancellation of treasury shares is recognized directly in equity.
r.
Provisions:

A provision in accordance with IAS 37 is recognized when the Group has a present obligation (legal or constructive) as a result of a past event, it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation and a reliable estimate can be made of the amount of the obligation. When the Group expects part or all of the expense to be reimbursed, for example under an insurance contract, the reimbursement is recognized as a separate asset but only when the reimbursement is virtually certain. The expense is recognized in the statement of profit or loss net of any reimbursement.
Following are the types of provisions included in the financial statements:
Legal claims:
A provision for claims is recognized when the Group has a present legal or constructive obligation as a result of a past event, it is more likely than not that an outflow of resources embodying economic benefits will be required by the Group to settle the obligation and a reliable estimate can be made of the amount of the obligation.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
s.
Employee benefit liabilities:

The Group has several employee benefit plans:
1.
Short-term employee benefits:

Short-term employee benefits are benefits that are expected to be settled wholly before twelve months after the end of the annual reporting period in which the employees render the related services. These benefits include salaries, paid annual leave, paid sick leave, recreation and social security contributions and are recognized as expenses as the services are rendered. A liability in respect of a cash bonus or a profit-sharing plan is recognized when the Group has a legal or constructive obligation to make such payment as a result of past service rendered by an employee and a reliable estimate of the amount can be made.
2.
Post-employment benefits:

The plans are normally financed by contributions to insurance companies and classified as defined contribution plans or as defined benefit plans.
The Group has defined contribution plans pursuant to section 14 to the Severance Pay Law under which the Group pays fixed contributions and will have no legal or constructive obligation to pay further contributions if the fund does not hold sufficient amounts to pay all employee benefits relating to employee service in the current and prior periods. Contributions to the defined contribution plan in respect of severance or retirement pay are recognized as an expense when contributed concurrently with performance of the employee’s services.
The Group also operates a defined benefit plan in respect of severance pay pursuant to the Severance Pay Law. According to the Law, employees are entitled to severance pay upon dismissal or retirement. The liability for termination of employment is measured using the projected unit credit method. The actuarial assumptions include expected salary increases and rates of employee turnover based on the estimated timing of payment. The amounts are presented based on discounted expected future cash flows using a discount rate determined by reference to market yields at the reporting date on high quality corporate bonds that are linked to the Consumer Price Index with a term that is consistent with the estimated term of the severance pay obligation.
In respect of its severance pay obligation to certain of its employees, the Company makes current deposits in pension funds and insurance companies (“the plan assets”). Plan assets comprise assets held by a long-term employee benefit fund or qualifying insurance policies. Plan assets are not available to the Group’s own creditors and cannot be returned directly to the Group.
The liability for employee benefits shown in the statement of financial position reflects the present value of the defined benefit obligation less the fair value of the plan assets.
Remeasurements of the net liability are recognized in other comprehensive income in the period in which they occur.
3.
Other long-term employee benefits:

The Group’s employees are entitled to benefits in respect of paid absences, jubilee grants and adaptation grants. These benefits are accounted for as other long-term benefits since the Company estimates that these benefits will be used and the respective Group’s obligation will be settled during the employment period and more than twelve months after the end of the annual reporting period in which the employees render the related service.
The Group’s net obligation for other long-term employee benefits, which is computed based on actuarial assumptions, is for the future benefit due to the employees for service rendered in the current

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 2: — SIGNIFICANT ACCOUNTING POLICIES (continued)
period and in prior periods and taking into account expected salary increases. The amount of these benefits is discounted to its present value. The discount rate is determined by reference at the reporting date to market yields on high quality corporate bonds that are linked to the Consumer Price Index and whose term is consistent with the term of the Group’s obligation.
Remeasurements of the net liability are recognized in profit or loss in the period in which they occur.
t.
Share-based payment transactions:

The Company’s employees and other service providers are entitled to remuneration in the form of equity-settled share-based payment transactions.
Equity-settled transactions:
The cost of equity-settled transactions with employees is measured at the fair value of the equity instruments granted at grant date. The fair value is determined using an acceptable option pricing model. As for other service providers, the cost of the transactions is measured at the fair value of the goods or services received as consideration for equity instruments granted.
The cost of equity-settled transactions is recognized in profit or loss together with a corresponding increase in equity during the period which the performance and/or service conditions are to be satisfied ending on the date on which the relevant employees become entitled to the award (“the vesting period”). The cumulative expense recognized for equity-settled transactions at the end of each reporting period until the vesting date reflects the extent to which the vesting period has expired and the Group’s best estimate of the number of equity instruments that will ultimately vest.
No expense is recognized for awards that do not ultimately vest, except for awards where vesting is conditional upon a market condition, which are treated as vesting irrespective of whether the market condition is satisfied, provided that all other vesting conditions (service and/or performance) are satisfied.
NOTE 3: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS
In the process of applying the significant accounting policies, the Group has made the following judgments which have the most significant effect on the amounts recognized in the financial statements:
a.
Judgments:

•
Effective control:

The Company evaluates whether it controls a company in which it holds less than the majority of the voting rights by, among others, reference to the size of its share of voting rights relative to the size and dispersion of voting rights held by the other shareholders, and by voting patterns at previous shareholders’ meetings.
•
Determining the fair value of share-based payment transactions:

The fair value of share-based payment transactions is determined upon initial recognition by an acceptable option pricing model. The inputs to the model include share price, exercise price and assumptions regarding expected volatility, expected life of share option and expected dividend yield.
•
Discount rate for a lease liability:

When the Company is unable to readily determine the discount rate implicit in a lease in order to measure the lease liability, the Company uses an incremental borrowing rate. That rate represents the

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (continued)
rate of interest that the Company would have to pay to borrow over a similar term and with similar security, the funds necessary to obtain an asset of similar value to the right-of-use asset in a similar economic environment. When there are no financing transactions that can serve as a basis, the Company determines the incremental borrowing rate based on its credit risk, the lease term and other economic variables deriving from the lease contract’s conditions and restrictions.
b.
Estimates and assumptions:

The preparation of the financial statements requires management to make estimates and assumptions that have an effect on the application of the accounting policies and on the reported amounts of assets, liabilities, revenues and expenses. Changes in accounting estimates are reported in the period of the change in estimate.
The key assumptions made in the financial statements concerning uncertainties at the reporting date and the critical estimates computed by the Group that may result in a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.
•
Grants from the Israel Innovation Authority (“the IIA”):

Government grants received from the IIA at the Ministry of Industry, Trade and Labor are recognized as a liability if future economic benefits are expected from the research and development activity that will result in royalty-bearing sales. There is uncertainty regarding the estimated future cash flows used to measure the amount of the liability. As for the accounting treatment of government grants, see Note 2i above.
•
Legal claims:

In estimating the likelihood of outcome of legal claims filed against the Company and its investees, the companies rely on the opinion of their legal counsel. These estimates are based on the legal counsel’s best professional judgment, taking into account the stage of proceedings and legal precedents in respect of the different issues. Since the outcome of the claims will be determined in courts, the results could differ from these estimates.
•
Impairment of goodwill:

The Group reviews goodwill for impairment at least once a year. This requires management to make an estimate of the projected future cash flows from the continuing use of the cash-generating unit (or a group of cash-generating units) to which the goodwill is allocated and also to choose a suitable discount rate for those cash flows. See more information in Note 2n above.
•
Deferred tax assets:

Deferred tax assets are recognized for unused carryforward tax losses and deductible temporary differences to the extent that it is probable that taxable profit will be available against which the losses can be utilized. Significant management judgment is required to determine the amount of deferred tax assets that can be recognized, based upon the timing and level of future taxable profits, its source and the tax planning strategy. See also Note 2j above.
•
Pension and other post-employment benefits:

The liability in respect of post-employment defined benefit plans is determined using actuarial valuations. The actuarial valuation involves making assumptions about, among others, the discount rate, rate of salary increase and employee turnover rate. The carrying amount of the liability may be significantly affected by changes in these estimates. See also Note 2s above.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 3: — SIGNIFICANT ACCOUNTING JUDGMENTS, ESTIMATES AND ASSUMPTIONS USED IN THE PREPARATION OF THE FINANCIAL STATEMENTS (continued)
•
Measuring the progress toward satisfaction of a performance obligation:

For each transaction in which the performance obligation is satisfied over time, the Company applies an appropriate method of measuring progress toward satisfaction of the performance obligation using either an input or output method. In determining the appropriate method, the Company considers the nature of the goods or services transferred to the customer. In calculating the rate of progress toward satisfaction of a performance obligation in each period, the Company will make various estimates, such as expected volume of outputs from the contract, expected volume of inputs used in fulfilling the contract, etc. The Company exercises judgement in establishing the relevant estimates and relies, among others, on market data, the Company’s past experience and other facts and assumptions based on the relevant circumstances of each estimate.
NOTE 4: — DISCLOSURE OF NEW STANDARDS IN THE PERIOD PRIOR TO THEIR
ADOPTION
Amendment to IAS 1, “Presentation of Financial Statements”:
In January 2020, the IASB issued an amendment to IAS 1, “Presentation of Financial Statements” (“the Amendment”) regarding the criteria for determining the classification of liabilities as current or non-current.
The Amendment includes the following clarifications:
•
What is meant by a right to defer settlement;

•
That a right to defer must exist at the end of the reporting period;

•
That classification is unaffected by the likelihood that an entity will exercise its deferral right;

•
That only if an embedded derivative in a convertible liability is itself an equity instrument would the terms of a liability not impact its classification.

The Amendment is effective for annual periods beginning on or after January 1, 2023 and must be applied retrospectively.
The Company is evaluating the possible impact of the Amendment on its financial statements but is currently unable to assess its effect, if any.
NOTE 5: — CASH AND CASH EQUIVALENTS
	December 31,
	2020	2019
	USD in thousands
Cash and cash equivalents in NIS	3,117	887
Cash and cash equivalents in USD	126	361
Cash and cash equivalents in Euro	62	21
Cash and cash equivalents in other currency	21	—
	3,326	1,269

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 6: — TRADE RECEIVABLES
	December 31,
	2020	2019
	USD in thousands
Unbilled receivable	1,715	1,792
Account receivable	7,645	8,339
Checks collectible	9	14
	9,369	10,145
Allowance for doubtful accounts	153	95
Trade receivables, net	9,216	10,050
The Company grants its customers interest-free credit for an average period of 90 days. Impaired debts are accounted for through recording an allowance for doubtful accounts.
Movement in allowance for doubtful accounts:
USD in thousands
Balance as of January 1, 2019	95
Provision for the year	—
Reversal in respect of collected doubtful accounts	—
Balance as of December 31, 2019	95
Provision for the year	58
Reversal in respect of collected doubtful accounts	—
Balance as of December 31, 2020	153
Following is information about the credit risk exposure of the Company’s trade receivables:
		Past due trade receivables
	Not past due	< 30 days	31 – 60 days	61 – 90 days	91 – 120 days	>120 days	Total
	USD in thousands
December 31, 2020	8,167	212	322	212	72	384	9,369
December 31, 2019	9,161	263	240	122	26	333	10,145
The allowance for doubtful accounts is attributable to trade receivables which are more than 120 days past due.
NOTE 7: — OTHER ACCOUNTS RECEIVABLE
	December 31,
	2020	2019
	USD in thousands
Government authorities	562	337
Employees(1)	57	34
Prepaid expenses	224	248
Interested party(2)	15	4
Other receivables	140	172
	998	795

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 7: — OTHER ACCOUNTS RECEIVABLE (continued)

(1)
The balance is linked to the Israeli CPI and bears annual interest of 4%.

(2)
See Note 25 below.

NOTE 8: —  LEASES
Disclosures for leases in which the Company acts as lessee:
The Company has entered into leases of buildings and motor vehicles which are used for the Company’s ongoing operations.
Leases of buildings have a lease term of ten years whereas leases of motor vehicles have lease terms of three to four years.
a.
Information on leases:

	Year ended December 31,
	2020	2019
	USD in thousands
Interest expense on lease liabilities	135	144
Expenses on short-term leases	—	79
Total cash outflow for leases	1,096	1,208

b.
Lease extension and termination options:

The Company has leases that include both extension and termination options. These options provide flexibility in managing the leased assets and align with the Company’s business needs.
The Company exercises significant judgement in deciding whether it is reasonably certain that the extension and termination options will be exercised.
In leases that contain noncancelable lease periods of 3-10 years, the Company did not include in the lease term the exercise of extension options existing in the lease agreements.
In leases of motor vehicles, the Company does not include in the lease term the exercise of extension options since the Company does not ordinarily exercise options that extend the lease period beyond five years (without the extension option).
Lease terms that include termination options will include the period covered by the termination option when it is reasonably certain that the termination option will not be exercised.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 8: —  LEASES (continued)
c.
Disclosures in respect of right-of-use assets, net:

2020
	Office lease	Motor vehicles	Total
	USD in thousands
Cost:
Balance as of January 1, 2020	2,643	2,337	4,980
Additions during the year:
New leases	—	767	767
Adjustments for indexation	(1)	—	(1)
Disposals during the year:
Disposals from right-of-use assets	—	(63)	(63)
Terminated leases	(430)	—	(430)
Adjustments arising from translating financial statements from functional currency to presentation currency	168	291	459
Balance as of December 31, 2020	2,380	3,332	5,712
Accumulated depreciation:
Balance as of January 1, 2020	418	837	1,255
Additions during the year:
Depreciation in the year	336	1,029	1,366
Disposals during the year:
Disposals from right-of-use assets	(276)	(63)	(339)
Adjustments arising from translating financial statements from functional currency to presentation currency	324	(91)	232
Balance as of December 31, 2020	802	1,712	2,514
Depreciated cost as of December 31, 2020	1,578	1,620	3,198

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 8: —  LEASES (continued)
2019
	Office lease	Motor vehicles	Total
	USD in thousands
Cost:
Balance as of January 1, 2019	2,402	894	3,296
Additions during the year:
New leases	—	1,326	1,326
Adjustments for indexation	36	—	36
Adjustments arising from translating financial statements from functional currency to presentation currency	204	117	321
Balance as of December 31, 2019	2,643	2,337	4,980
Accumulated depreciation:
Balance as of January 1, 2019	386	772	1,157
Additions during the year:
Depreciation in the year	318	596	915
Adjustments arising from translating financial statements from functional currency to presentation currency	43	(860)	(817)
Balance as of December 31, 2019	747	509	1,255
Depreciated cost as of December 31, 2019	1,896	1,829	3,725

d.
As for an analysis of maturity dates of lease liabilities, see Note 15c below.

e.
The Company has leases of motor vehicles for a period of up to 12 months and low value leases of office furniture. The Company applies the practical expedient in IFRS 16 in respect of these leases and recognizes lease payments as an expense using the straight-line method over the lease term.

f.
Lease commitments:

1.
In May 2017, the Company entered into a lease of offices in an area of 1,600 sq. m. in the city of Or Yehuda, Israel. The lease is for a period of ten years with an option for extension by another five years. The monthly lease fees are approximately NIS 80 (USD 22) thousand, linked to the CPI of May 2017 with the addition of VAT. The lease period began on April 1, 2018. The Company plans to consolidate most or all of its operations on these premises in order to improve work processes and collaborations between the Group companies.

2.
In July 2018, after winning a tender for offering training workshops for discharged IDF conscripts, the Company entered into a lease of offices and classrooms in an area of 1,200 sq. m. in Or Yehuda. The lease is for a period of one year with an option for extension by another 21 months. The monthly lease fees are approximately NIS 53 (USD 14) thousand, linked to the CPI of July 2018 with the addition of VAT. The lease period began on July 28, 2018. In early July 2020, the Company terminated the lease.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 9: —  CONTRACT ASSETS
	December 31,
	2020	2019
	USD in thousands
Contract assets, net	524	1,896
Assets which are more than 120 days past due	—	308
Movement in contract balances:
Contract assets
USD in thousands
Balance as of January 1, 2019	1,737
Additional revenue recognized from progress made in satisfying performance obligations during the year	1,655
Payments received	(1,642)
Adjustments arising from translating financial statements from functional currency to presentation currency	146
Balance as of December 31, 2019	1,896
Balance as of January 1, 2020	1,896
Additional revenue recognized from progress made in satisfying performance obligations during the year	179
Payments received	(1,595)
Adjustments arising from translating financial statements from functional currency to presentation currency	44
Balance as of December 31, 2020	524

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 10: —  PROPERTY, PLANT AND EQUIPMENT
a.
Composition and movement:

2020
	Motor vehicles	Office furniture and equipment	Computers and peripheral equipment	Leasehold improvements	Total
	USD in thousands
Cost:
Balance as of January 1, 2020	197	673	2,209	613	3,692
Purchases during the year	—	3	55	36	94
Adjustments arising from translating financial statements from functional currency to presentation currency	15	51	169	49	284
Balance as of December 31, 2020	212	727	2,433	698	4,070
Accumulated depreciation:
Balance as of January 1, 2020	107	593	2,073	402	3,175
Depreciation during the year	15	9	73	32	129
Adjustments arising from translating financial statements from functional currency to presentation currency	9	45	161	32	247
Balance as of December 31, 2020	131	647	2,307	466	3,551
Depreciated cost as of December 31, 2020	81	80	126	232	519
2019
	Motor vehicles	Office furniture and equipment	Computers and peripheral equipment	Leasehold improvements	Total
	USD in thousands
Cost:
Balance as of January 1, 2019	188	607	1,969	564	3,328
Purchases during the year	97	14	72	3	185
Disposals during the year	(104)	—	—	—	(104)
Adjustments arising from translating financial statements from functional currency to presentation currency	16	52	169	48	284
Balance as of December 31, 2019	197	673	2,209	614	3,692
Accumulated depreciation:
Balance as of January 1, 2019	141	537	1,851	340	2,868
Depreciation during the year	148	565	1,946	357	3,016
Disposals during the year	(15)	(10)	(65)	(32)	(122)
Adjustments arising from translating financial statements from functional currency to presentation currency	(197)	(519)	(1,787)	(327)	(2,831)
Balance as of December 31, 2019	107	593	2,073	402	3,175
Depreciated cost as of December 31, 2019	89	80	135	212	517

b.
As for charges, see Note 21a.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  GOODWILL AND INTANGIBLE ASSETS, NET
Composition and movement:
	Patents	Goodwill	Customer relations, order backlog and software	Total
	USD in thousands
Cost:
Balance as of January 1, 2019	278	721	638	1,637
Adjustments arising from translating financial statements from functional currency to presentation currency	24	61	54	139
Balance as of December 31, 2019	302	782	692	1,776
Adjustments arising from translating financial statements from functional currency to presentation currency	23	58	52	133
Balance as of December 31, 2020	325	840	744	1,909
Accumulated amortization and impairment:
Balance as of January 1, 2019	207	308	180	695
Amortization recognized in the year(1)	15	—	92	107
Adjustments arising from translating financial statements from functional currency to presentation currency	18	26	18	62
Balance as of December 31, 2019	240	334	290	864
Amortization recognized in the year(1)	15	—	94	109
Adjustments arising from translating financial statements from functional currency to presentation currency	18	25	29	72
Balance as of December 31, 2020	273	359	413	1,045
Net balance:
As of December 31, 2020	52	481	331	864
As of December 31, 2019	62	448	402	912

(1)
Patent amortization expenses are classified in the statement of profit or loss under general and administrative expenses. Customer relations and order backlog amortization expenses are classified in the statement of profit or loss under selling and marketing expenses.

Impairment of goodwill:
In order to test the impairment of goodwill and intangible assets with a definite useful life, the goodwill, patents and knowhow were allocated to cash-generating units (“CGUs”) as follows:
•
QPoint

•
Aginix

•
Sensecom

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  GOODWILL AND INTANGIBLE ASSETS, NET (continued)
As of December 31, 2020, the carrying amount of the intangible assets allocated to each CGU as above is as follows:
	QPoint	Aginix	Sensecom	Total
	USD in thousands
Goodwill	151	99	231	481
Customer relations, order backlog, brand name and software	—	73	258	331
The Company examined the need to recognize a provision for impairment of the goodwill allocated to QPoint, Aginix and Sensecom which each represents a CGU:
a.
The recoverable amount of QPoint was determined based on the value in use which is calculated at the expected estimated future cash flows from this CGU, as determined according to the budget for the next five years and approved by the Company’s management. The post-tax discount rate of the cash flows is 17.4%. The projected cash flows for the period exceeding five years will be estimated using a fixed growth rate of 2%, representing the long-term average annual growth rate.

The key assumptions used in calculating the value in use:
The value in use is liable to change if any change occurs in the following assumptions:
•
Gross profit.

•
Discount rate.

•
Growth rate.

Gross profit — the gross profit is calculated based on average values obtained in the four years which preceded the budget period.
Discount rate — the discount rate reflects management’s assumptions regarding each CGU’s specific risk. This discount rate forms a standard basis used by management to estimate its operations and assess prospective investments. In determining the appropriate discount rate, the Company relied on the 15-year return on Government bonds.
Sensitivity analysis of changes in assumptions:
With respect to the assumptions used in determining the value in use of QPoint, management believes that there have been no potential changes in the key assumptions detailed above which might lead to a significant impairment of the CGU. The valuation performed indicates that the recoverable amount of QPoint is higher than its net carrying amount.
b.
The recoverable amount of Aginix was determined based on the value in use which is calculated at the expected estimated future cash flows from this CGU, as determined according to the budget for the next five years and approved by the Company’s management. The post-tax discount rate of the cash flows is 13%. The projected cash flows for the period exceeding five years will be estimated using a fixed growth rate of 2%, representing the long-term average annual growth rate.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  GOODWILL AND INTANGIBLE ASSETS, NET (continued)
The key assumptions used in calculating the value in use:
The value in use is liable to change if any change occurs in the following assumptions:
•
Gross profit.

•
Discount rate.

•
Growth rate.

Gross profit — the gross profit is calculated based on average values obtained in the four years which preceded the budget period.
Discount rate — the discount rate reflects management’s assumptions regarding each CGU’s specific risk. This discount rate forms a standard basis used by management to estimate its operations and assess prospective investments. In determining the appropriate discount rate, the Company relied on the 10-year return on Government bonds.
Growth rate — growth rates are based on existing segment information, the Company’s approved budget and operating data of the last quarter of 2020 and the first two months of 2021.
Sensitivity analysis of changes in assumptions:
With respect to the assumptions used in determining the value in use of Aginix, management believes that there have been no potential changes in the key assumptions detailed above which might lead to a significant impairment of the CGU. The valuation performed indicates that the recoverable amount of Aginix is higher than its net carrying amount.
c.
The recoverable amount of Sensecom was determined based on the value in use which is calculated at the expected estimated future cash flows from this CGU, as determined according to the budget for the next five years and approved by the Company’s management. The post-tax discount rate of the cash flows is 13%. The projected cash flows for the period exceeding five years will be estimated using a fixed growth rate of 2%, representing the long-term average annual growth rate.

The key assumptions used in calculating the value in use:
The value in use is liable to change if any change occurs in the following assumptions:
•
Gross profit.

•
Discount rate.

•
Growth rate.

Gross profit — the gross profit is calculated based on average values obtained in the four years which preceded the budget period.
Discount rate — the discount rate reflects management’s assumptions regarding each CGU’s specific risk. This discount rate forms a standard basis used by management to estimate its operations and assess prospective investments. In determining the appropriate discount rate, the Company relied on the 10-year return on Government bonds.
Growth rate — growth rates are based on existing segment information, the Company’s approved budget and operating data of the last quarter of 2020 and the first two months of 2021.
Sensitivity analysis of changes in assumptions:
With respect to the assumptions used in determining the value in use of Sensecom, management believes that there have been no potential changes in the key assumptions detailed above which might lead

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 11: —  GOODWILL AND INTANGIBLE ASSETS, NET (continued)
to a significant impairment of the CGU. The valuation performed indicates that the recoverable amount of Sensecom is higher than its net carrying amount.
NOTE 12: —  CREDIT FROM BANKS
a.
Composition:

	December 31,
	2020	2019
	USD in thousands
Short-term credit from banks(1)	1,260	3,094
Current maturities of long-term loan(2)	187	174
	1,447	3,268

(1)
Unlinked, bearing annual interest of Prime + 0.4%-2.5%.

(2)
See the loan terms in Note 15a below.

As of December 31, 2020, the Company has unutilized credit facilities in an aggregate of USD 1,042 thousand.
b.
As for collaterals and charges, see Note 21a below.

NOTE 13: —  TRADE PAYABLES
	December 31,
	2020	2019
	USD in thousands
Open debts	598	905
Checks payable	10	6
	608	911
Trade payables are non-interest bearing and are normally settled on current + 60-day terms.
NOTE 14: —  OTHER ACCOUNTS PAYABLE
	December 31,
	2020	2019
	USD in thousands
Liabilities for government grants	109	109
Employees and payroll accruals	2,280	2,071
Accrued vacation pay	520	514
Government authorities	684	484
Accrued expenses	1,087	1,227
Other	136	140
	4,816	4,545

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 15: —  NON-CURRENT LIABILITIES
a.
Composition:

December 31, 2020
	Principal	Balance	Balance less current maturities
	USD in thousands
Loan from bank(1)	69	78	22
Loan from bank(2)	306	316	186
	375	394	208

(1)
Unlinked, bearing annual interest of Prime + 2.25%.

(2)
Unlinked, bearing annual interest of Prime + 1.8%.

December 31, 2019
	Principal	Balance	Balance less current maturities
	USD in thousands
Loan from bank(1)	289	118	66
Loan from bank(2)	608	416	295
	897	534	360

(1)
Unlinked, bearing annual interest of Prime + 2.25%.

(2)
Unlinked, bearing annual interest of Prime + 1.8%.

As for charges, see Note 21a below.
b.
Composition of other long-term liabilities:

December 31, 2020
	Effective interest rate	Balance	Balance less current maturities
	%	USD in thousands
Liabilities for government grants	5	841	737
December 31, 2019
	Effective interest rate	Balance	Balance less current maturities
	%	USD in thousands
Liabilities for government grants	5	849	740
The liabilities for government grants are linked to the USD-NIS exchange rate.
c.
The maturity profile of loans from banks, lease liabilities and other long-term liabilities based in undiscounted amounts after the reporting date:

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 15: —  NON-CURRENT LIABILITIES (continued)
December 31, 2020:
	First year	Second year	Third year	Fourth year	Fifth year	Sixth year and onwards	Total
	USD in thousands
Loans from bank	63	15	—	—	—	—	78
Loans from bank	131	131	55	—	—	—	317
Lease liabilities	1,334	983	557	312	312	702	4,201
Liabilities for government grants	104	103	98	83	80	373	841
Total	1,607	1,319	811	504	383	1,053	5,677
December 31, 2019:
	First year	Second year	Third year	Fourth year	Fifth year	Sixth year and onwards	Total
	USD in thousands
Loans from bank	59	59	—	—	—	—	118
Loans from bank	122	122	122	52	—	—	416
Current maturities of lease liabilities	557	674	673	282	282	918	3,387
Liabilities for government grants	109	103	98	83	79	375	849
Total	847	957	893	417	362	1,293	4,770

d.
Financial covenants:

In connection with bank loans whose balance as of December 31, 2020 approximates NIS 1,715 (USD 533) thousand, the Company has undertaken towards the lending bank to meet the following financial covenants: (1) its equity for accounting purposes will not be lower than NIS 8,000 (USD 2,488) thousand and the ratio of equity to balance sheet will not be lower than 25%; (2) the ratio of customer debt to on-call bank credit will not be lower than 1.5.
In connection with bank loans whose balance as of December 31, 2020 approximates NIS 0 thousand, the Company has undertaken towards the lending bank to meet the following financial covenants: (1) its tangible equity will not be lower than NIS 8,000 (USD 2,488) thousand and the ratio of equity to balance sheet will not be lower than 25%; (2) the debt service coverage ratio will not exceed 3 at all times.
In connection with bank loans whose balance as of December 31, 2020 approximates NIS 0 thousand, the subsidiary, QPoint, has undertaken towards the lending bank to meet the following financial covenants: the subsidiary’s adjusted equity will not be lower than NIS 1.5 (USD 0.47) million and the ratio of equity to balance sheet will not be lower than 30%.
In connection with bank loans whose balance as of December 31, 2020 approximates NIS 2,201 (USD 685) thousand, the subsidiary, Aginix, has undertaken towards the lending bank to meet the following financial covenants: the subsidiary’s adjusted equity will not be lower than NIS 0.5 (USD 0.16) million and the ratio of equity to balance sheet will not be lower than 10%.
As of December 31, 2020, the Company and the subsidiaries are in compliance with the above financial covenants.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: —  OTHER LONG-TERM LIABILITIES
Government grants
	2020	2019
	USD in thousands
Balance as of January 1,	849	846
Royalties paid during the year	—	(50)
Amounts carried to profit or loss	(67)	(17)
Adjustments arising from translating financial statements from functional currency to presentation currency	59	70
Balance as of December 31,	841	849
Presented in the statement of financial position as follows
	December 31,
	2020	2019
	USD in thousands
In current liabilities	104	109
In non-current liabilities	737	740
	841	849
The Company received from the Government of Israel grants for participation in research and development in return for the payment of royalties of 3.5% on sales of products resulting from the funded research and development up to 100% of the grants received. Total grants received by December 31, 2020 are as follows:
a.
Letters of approval from the 1990s in an aggregate of approximately US$ 923 thousand (less failed projects totaling approximately US$ 500 thousand). Total royalties paid by the Company amount to approximately US$ 464 thousand. In view of technological developments achieved in recent years and expected developments in the future and based on the Company’s experience, management estimates that the development underlying the above grants and bearing royalties will not be relevant or usable beyond a three-year usage period. In the context of the relocation of the software department to the subsidiary, ALD Software Ltd. (“ALD Software”) in 2008, this liability for government grants was also transferred to the subsidiary.

The financial statements include the liability in the amount which management expects to repay Tmura — The Israeli Public Service Venture Fund, within three years, capitalized at a rate of 5%.
b.
On January 19, 2010, ALD Software, the subsidiary, received a letter of approval from the IIA for participation in the research and development expenses of a multistage search engine to be used in large databases with free text on intranet and internet for data mining and tagging (“the plan”). This plan was studied and approved by the IIA subject to compliance with certain terms. The approved grant covered 40% of the plan in a total of approximately NIS 3.6 (USD 0.98) million. ALD Software received a total of NIS 1,431 (USD 388) thousand for the plan (in addition to the US$ 923 thousand stated in paragraph a above). ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996.

On February 27, 2012, ALS Software was informed by the IIA that the latter intends to approve a grant for participation in the research and development expenses of a follow-up search engine plan subject to compliance with certain terms. The grant will cover 40% of the plan in a total of approximately NIS 1,284 (USD 338) thousand.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 16: —  OTHER LONG-TERM LIABILITIES (continued)
In total, ALD Software received NIS 513 thousand (USD 136( in respect of the follow-up plan )in addition to the abovementioned grants).
The financial statements include the liability in the amount which management expects to repay Tmura — The Israeli Public Service Venture Fund, within ten years, capitalized at a rate of 5%.
c.
On December 23, 2010, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for the development of an aviation reliability management system (“the second plan”). The second plan’s approved budget was up to NIS 1,509 (USD 420) thousand with 30% participation by the IIA, subject to producing a cooperation agreement and approval of the second plan by the relevant committee. ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996.

In total, ALD Software received NIS 443 (USD122) thousand in respect of the second plan.
The financial statements include the liability in the amount which management expects to repay Tmura — The Israeli Public Service Venture Fund, within ten years, capitalized at a rate of 5%.
d.
On December 26, 2011, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for developing the RAMS Advanced Analysis Tool (“the third plan”). The third plan’s approved budget was up to NIS 1,400 (USD 371) thousand with 30% participation by the IIA. ALD Software is required to pay royalties pursuant to the provisions of the Law and Regulations for Encouragement of Industrial Research and Development (Rate or Royalties and Rules for Implementation), 1996. The receipt of the grant was contingent on meeting the provisions of the Law for the Encouragement of Industrial Research and Development, 1984. As of the date of approval of these financial statements, the entire conditions underlying the approval of the grant were met.

In total, ALD Software received NIS 375 (USD103) thousand in respect of the third plan.
On October 21, 2013, ALD Software was notified by the IIA that the latter intends to approve a grant for participation in the R&D expenses of a follow-up plan for the RAMS Advanced Analysis Tool, subject to compliance with certain terms. The grant will cover 30% of the follow-up plan in a total of approximately NIS 789 (USD 223) thousand.
In total, ALD Software received NIS 158 (USD44) thousand in respect of the follow-up plan (in addition to the abovementioned grants).
The financial statements include the liability at fair value, capitalized over a period of ten years at a rate of 5% which was recorded against the full amount received.
e.
On October 21, 2013, ALD Software received the IIA’s approval for participation in the R&D expenses of a plan for developing the Safeco — Integrated Safety Assessment Tool. The grant covers 40% of the plan in a total of approximately NIS 1,300 (USD 368) thousand.

In total, ALD Software received NIS 517 (USD147) thousand in respect of this plan.
On October 29, 2014, ALD Software was notified by the IIA that the latter intends to approve a grant for participation in the R&D expenses of a follow-up plan of Safeco 2, subject to compliance with certain terms. The grant will cover 30% of the follow-up plan in a total of approximately NIS 1,200 (USD 320) thousand.
In total, ALD Software received NIS 290 (USD74) thousand in respect of this follow-up plan.
The liability was measured at fair value in accordance with IAS 20, capitalized over a period of ten years at a rate of 5% which was recorded against the full amount received.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17: — FINANCIAL INSTRUMENTS
a.
Financial assets:

Financial assets at amortized cost:
	December 31,
	2020	2019
	USD in thousands
Trade and other receivables	10,214	12,152
Restricted bank deposit	363	427
Total current	10,577	12,579

b.
Other financial liabilities:

	December 31,
	2020	2019
	USD in thousands
Financial liabilities at fair value through profit or loss	—	—
Other financial liabilities at amortized cost:
Bank loan(1)	1,655	3,628
Trade payables	615	911
Other accounts payable	1,214	1,354
Liabilities for government grants	737	740
Total other financial liabilities at amortized cost	4,221	6,632
Total other financial liabilities	4,221	6,632
Total current	3,276	5,532
Total non-current	945	1,100

(1)
Classified to level 3 in the fair value hierarchy.

c.
Financial risk management objectives and policies:

The Company’s principal financial liabilities are comprised of loans and borrowings, receivables and financial collateral contracts. The main purpose of these financial liabilities is to finance the Company’s operations and to provide guarantees to support its operations. The Company’s principal financial assets include receivables, cash and short-term deposits that derive directly from its operations.
The Company is exposed to market risk, credit risk and liquidity risk. The Company’s senior management oversees the management of these risks. The Company established a financial risk committee that advises senior management on financial risks and the appropriate financial risk governance framework for the Company. The financial risk committee provides assurance to the senior management that the Company’s financial risk activities are governed by appropriate policies and procedures and that financial risks are identified, measured and managed in accordance with the Company’s policies and objectives. All derivative activities for risk management purposes are carried out by specialist teams that have the appropriate skills, experience and supervision. It is the Company’s policy that no trading in derivatives for speculative purposes may be undertaken. The Board reviews and approves the policies for each of the risks summarized below.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17: — FINANCIAL INSTRUMENTS (continued)
d.
Financial risks factors:

The Group’s activities expose it to various financial risks such as market risks (foreign currency risk, interest risk and price risk), credit risk and liquidity risk. The Group’s comprehensive risk management plan focuses on activities that reduce to a minimum any possible adverse effects on the Group’s financial performance.
Risk management is performed by the Company’s CEO.
1.
Exchange rate risk:

The Group operates internationally and is therefore exposed to exchange rate risk arising from exposure to various foreign currencies, mainly the USD and the Euro. Exchange rate risk arises from future commercial contracts, recognized assets and liabilities that are denominated in a foreign currency other than the functional currency and net investments in foreign operations.
2.
Credit risk:

As of December 31, 2020, cash and cash equivalents amounted to USD 3,326 thousand. The entire cash and cash equivalents are invested with high quality financial corporations.
The Company and the subsidiaries monitor customer debts on an ongoing basis and include specific allowances for doubtful accounts which adequately reflect the loss inherent in debts whose collection is doubtful as per the estimate of the Company and the subsidiaries.
3.
Liquidity risk:

The Group’s objective is to maintain a balance between continuity of funding and flexibility through the use of overdrafts, bank loans and other lease contracts, see Note 15c above.
4.
Interest rate risk:

Interest rate risk is the risk that the fair value or future cash flows of a financial instrument will fluctuate because of changes in market interest rates.
The Company’s exposure to the risk of changes in market interest rates relates primarily to the Company’s long-term liabilities with floating interest. The Company manages its interest rate risk by having a balanced portfolio of fixed and variable rate loans.
e.
Fair value:

The carrying amount of cash and cash equivalents, trade receivables, other accounts receivable, short-term bank credit, trade payables and other accounts payable approximates their fair value.
f.
Sensitivity tests relating to changes in market factors:

	Sensitivity to changes in USD exchange rate
	Profit (loss) from the change
	10% increase	10% decrease
	USD in thousands
2020	9	(9)
2019	46	(46)

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 17: — FINANCIAL INSTRUMENTS (continued)
	Sensitivity to changes in Euro exchange rate
	Profit (loss) from the change
	10% increase	10% decrease
	USD in thousands
2020	72	(72)
2019	232	(232)
Sensitivity tests and principal work assumptions:
The selected changes in the relevant risk variables were determined based on management’s estimate as to reasonable possible changes in these risk variables.
The Company has performed sensitivity tests of principal market risk factors that are liable to affect its reported operating results or financial position. The sensitivity tests present the gain or loss and/or change in equity (before tax) in respect of each financial instrument for the relevant risk variable chosen for that instrument as of each reporting date. The test of risk factors was determined based on the materiality of the exposure of the operating results or financial condition of each risk with reference to the functional currency and assuming that all the other variables are constant.
NOTE 18: — EMPLOYEE BENEFIT ASSETS AND LIABILITIES
Employee benefits consist of post-employment benefits and other long-term benefits.
Post-employment benefits:
According to the labor laws and Severance Pay Law in Israel, the Company is required to pay compensation to an employee upon dismissal or retirement or to make current contributions in defined contribution plans pursuant to section 14 to the Severance Pay Law, as specified below. The Company’s liability is accounted for as a post-employment benefit. The computation of the Company’s employee benefit liability is made according to the current employment contract based on the employee’s salary and employment term which establish the entitlement to receive the compensation.
The post-employment employee benefits are normally financed by contributions classified as defined benefit plan or as defined contribution plan, as detailed below.
a.
Defined contribution plans:

Section 14 to the Severance Pay Law, 1963 applies to part of the compensation payments, pursuant to which the fixed contributions paid by the Group into pension funds and/or policies of insurance companies release the Group from any additional liability to employees for whom said contributions were made. These contributions and contributions for benefits represent defined contribution plans.
	Year ended December 31,
	2020	2019
	USD in thousands
Expenses in respect of defined contribution plans	1,163	1,131

b.
Defined benefit plans:

The Group accounts for that part of the payment of compensation that is not covered by contributions in defined contribution plans, as above, as a defined benefit plan for which an employee benefit liability is recognized and for which the Group deposits amounts in central severance pay funds and in qualifying insurance policies.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18:- EMPLOYEE BENEFIT ASSETS AND LIABILITIES (continued)
c.
Changes in the defined benefit obligation and fair value of plan assets:

2020:
	Expenses recognized in profit or loss						Gain (loss) from remeasurement in OCI				Contributions
	Balance as of January 1, 2020	Current service cost	Net interest expense (income)	Past service cost and effect of settlements	Total expense recognized in profit or loss for the period	Payments from the plan	Return on plan assets (excluding amounts included in net interest expenses)	Actuarial gain arising from changes in financial assumptions	Actuarial gain arising from experience adjustments	Total effect on other comprehensive income for the period	By employer	Adjustments arising from translating financial statements from functional currency to presentation currency	Balance as of December 31, 2020
	USD in thousands
Defined benefit obligation	3,070	197	62	—	259	(47)	—	21	99	120	—	253	3,655
Fair value of plan assets	(2,498)	—	(51)	7	(44)	23	12	—	—	12	(185)	(199)	(2,891)
Net defined benefit liability (asset)	572	197	11	7	215	(24)	12	21	99	132	(185)	54	764
2019:
	Expenses recognized in profit or loss						Gain (loss) from remeasurement in OCI				Contributions
	Balance as of January 1, 2019	Current service cost	Net interest expense	Past service cost and effect of settlements	Total expense recognized in profit or loss for the period	Payments from the plan	Return on plan assets (excluding amounts included in net interest expenses)	Actuarial gain arising from changes in financial assumptions	Actuarial gain arising from experience adjustments	Total effect on other comprehensive income for the period	By employer	Adjustments arising from translating financial statements from functional currency to presentation currency	Balance as of December 31, 2019
	USD in thousands
Defined benefit obligation	2,615	190	90	—	280	(133)	—	102	(23)	79	—	(132)	3,070
Fair value of plan assets	(2,237)	—	(73)	24	(48)	124	(118)	—	—	(118)	(211)	158	(2,498)
Net defined benefit liability (asset)	378	190	18	24	232	-9	(118)	102	-23	(38)	(211)	26	572

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 18: — EMPLOYEE BENEFIT ASSETS AND LIABILITIES (continued)
d.
The plan assets at fair value:

	December 31,
	2020	2019
	USD in thousands
Cash and cash equivalents	321	220
Equity instruments	929	730
Debt instruments	1,618	1,259
Investment funds	—	147
Other	23	142
Total plan assets	2,891	2,498

e.
The principal assumptions underlying the defined benefit plan:

	2020	2019
	%
Discount rate(1)	1.89	1.99
Expected rate of salary increase	3.36	3.01

(1)
The discount rate is based on high-quality CPI-linked corporate bonds.

f.
Amount, timing and uncertainty of future cash flows:

Change in defined benefit obligation
USD in thousands
December 31, 2020:
Sensitivity test for changes in the expected rate of salary increase:
The change as a result of:
Salary increase of 1%	(265)
Sensitivity test for changes in the discount rate of the plan assets and liability:
The change as a result of:
Increase of 1% in discount rate	244
Decrease of 1% in discount rate	(298)
NOTE 19: — EQUITY
a.
Composition of share capital:

	December 31,
	2020		2019
	Authorized	Issued and outstanding	Authorized	Issued and outstanding
	Number of shares
Ordinary shares of NIS 0.10 (USD 0.03) par value each	36,000,000	8,461,904	36,000,000	7,641,904

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 19: — EQUITY (continued)
b.
Movement in share capital:

1.   Issued and outstanding share capital:
Number of shares
Balance as of January 1, 2019	7,333,220
Exercise of options (series 3)	308,684
Balance as of December 31, 2019	7,641,904
Issue of shares	820,000
Balance as of December 31, 2020	8,461,904
2.   Share issues:
In February 2020, the Company signed a private placement agreement with More Provident Funds Ltd. (“More Provident”), More Mutual Fund Management (2013) Ltd. (“More Mutual Funds”) and More Investment House Portfolio Management Ltd. (“More Investment House”) (collectively — “the optionees”). According to the agreement, the Company will allocate to the optionees 820,000 registered Ordinary shares of the Company with no par value which will represent after their allocation 9.69% of the Company’s issued and outstanding share capital and 9.71% of the voting rights in the Company and 16.36% of the Company’s issued and outstanding share capital and 16.39% of the voting rights in the Company on a fully diluted basis. The Company will also allocate to the optionees 696,999 non-marketable share options which are each exercisable into one Ordinary share of the Company. The shares deriving from the exercise of the share options will represent after their allocation 7.52% of the Company’s issued and outstanding share capital and 7.53% of the voting rights in the Company on a fully diluted basis. The Tel-Aviv Stock Exchange (“the TASE”) approved the listing for trade of the offered shares and of the shares deriving from the exercise of the share options. In the allocation, the optionees invested a total of approximately NIS 1,583,420 (USD 462,495) in the Company.
4.   Exercise of share options (series 3):
In 2019, 208,867 share options (series 3) were exercised into 308,684 shares. See also Note 20d below.
c.
Rights attached to shares:

Voting rights at the general meeting, right to receive a dividend and rights upon liquidation of the Company.
d.
Treasury shares — Company shares held by the Company:

The interests of the Company in the Company’s shares are as follows:
	December 31,
	2020	2019
	%
% of issued share capital	0.23	0.25

e.
Capital management in the Company:

The Company’s capital management objectives are:
1.   To preserve the Group’s ability to ensure business continuity thereby creating a return for the shareholders, investors and other interested parties.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 19: — EQUITY (continued)
2.   To ensure adequate return for the shareholders by pricing of products and services that is adjusted to the level of risk in the Group’s business activity.
The Company manages its capital structure and makes adjustments to it in light of changes in economic conditions and risk characteristics of its activity. To maintain or adjust the required capital structure, the Company may apply various measures such as adjust the dividend payment to shareholders, raise capital by way of issue of shares, capital purchases from shareholders and disposal of assets to reduce its debts.
NOTE 20: — SHARE-BASED PAYMENT
a.
Expenses recognized in the financial statements:

The expense recognized in the financial statements for employee services received is shown in the following table:
	Year ended December 31,
	2020	2019
	USD in thousands
Equity-settled share-based payment plans	18	6

b.
Allocation of options to employees:

1.   Allocations and changes therein:
a)   On June 8, 2020, following the Board’s approval of March 26, 2020, the general meeting of the Company’s shareholders approved the allocation of 360,000 non-marketable options to Mr. Dotan Moshe, the COO and Deputy CEO in the Company and a relative of the controlling shareholder in the Company. The options are exercisable into 360,000 shares of the Company. The following table presents the exercise price and vesting period of each portion of options:
Portion	No. of options	Exercise price	USD	Vesting period
1	90,000	NIS 0.250	0.072	One year
2	90,000	NIS 0.300	0.087	Two years
3	90,000	NIS 0.350	0.101	Three years
4	90,000	NIS 0.400	0.116	Four years
The following table lists the inputs to the binomial model used for the fair value measurement of the equity-settled share options for the above grant:
Expected volatility of the share prices (%)	50.4
Risk-free interest rate (%)	0.79
Expected life of share options (years)	6
Share price (NIS)	0.1475	(USD 0.04)
Based on the above inputs, the fair value of the options was measured at approximately NIS 143 (USD 41.3) thousand on the grant date.
2.   The option terms:
a)   The allocated options shall be granted to the optionees from time to time based on the terms and provisions of the Company’s ESOP and other conditions as decided by the Company’s Board on each date of grant and subject to applicable laws.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 20: — SHARE-BASED PAYMENT (continued)
b)   The exercise period of each allocated option is up to six years from the ESOP approval date.
c)   The exercise price of the options is NIS 0.54 per share. It should be noted that as per the Board’s decision (also considering the provisions of applicable laws), an optionee may not be required to pay the exercise price but instead be allocated shares in a number that reflects the benefit component of the exercised options, as calculated on the exercise date. However, as required by law, the Company may require an optionee to pay the par value of the entire shares allocated to them on the option exercise date.
d)   At the end of the vesting period of the options, optionees may exercise a certain percentage of their options as follows: (1) about 26% of the options can be exercised immediately; (2) the remaining options vest over a period of three years, or over a different period as determined by the Board.
c.
Movement during the year:

The following table presents the changes in the number of share options and the weighted average exercise prices of share options:
	2020		2019
	Number of options	Weighted average exercise price	Number of options	Weighted average exercise price
Share options outstanding at beginning of year	164,085	0.09 (USD 0.03)	164,085	0.09 (USD 0.03)
Share options granted during the year	908,776	1.29 (USD 0.37)	—	—
Share options exercised during the year	—	—	—	—
Share options cancelled/Forfeited during the year	—	—	—	—
Expired	(12,622)	2.14 (USD 0.62)	—	—
Share options outstanding at end of year	1,060,239	0.35 (USD 0.11)	164,085	0.09 (USD 0.03)
Share options exercisable at end of year	142,628	0.13 (USD 0.O4)	164,085	0.09 (USD 0.03)
The weighted average remaining contractual life for the share options outstanding as of December 31, 2020 was 6.96 years (as of December 31, 2019 — one year).
The range of exercise prices for share options outstanding as of December 31, 2020 was NIS 0.1- NIS 2.1 (as of December 31, 2019 — NIS 0.1-NIS 2.1).
On February 26, 2019, the Board decided to extend the Company’s ESOP until February 28, 2024.
NOTE 21: — COMMITMENTS, GUARANTEES, CHARGES AND CONTINGENT LIABILITIES
a.
Charges:

To secure its liabilities to banks, the Group recorded a floating charge on its entire assets and a fixed charge on share capital and goodwill as well as a charge on share capital, goodwill and all other assets and rights of any type or kind that the Company has or will have in the future. According to the report of the Registrar of Companies, the balance of the amounts pledged under said charge amounts to NIS 2,135 (USD 664) thousand as of December 31, 2020 (December 31, 2019 — NIS 2,791 (USD 808) thousand).

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 21: — COMMITMENTS, GUARANTEES, CHARGES AND CONTINGENT LIABILITIES
 (continued)
The Company also pledged a bank deposit of approximately NIS 1 (USD 311) million in order to receive guarantees in an aggregate of NIS 1.9 (USD 591) million.
To secure the liabilities of a subsidiary to banks, the subsidiary recorded a floating charge on its entire assets and funds receivable from customers.
The Company also recorded a charge in respect of a mortgage on vehicles, on the entire rights the mortgagers have and will have in the future from insuring the mortgaged property, whether by the mortgagers or by banks, and on any right to compensation or indemnification the mortgagers will have towards a third party.
Moreover, to receive credit by a subsidiary, the Company and the subsidiary recorded a senior charge on the mortgagers’ rights in connection with a contract signed on September 6, 2012 with the Israeli Ministry of Defense as a result of a tender published by the Ministry for the procurement of training courses, including the entire collaterals and guarantees granted to the mortgagers for securing the above rights and all the rights related to said rights.
b.
Guarantees:

As of December 31, 2020, the consolidated statement of financial position includes bank guarantees totaling approximately NIS 3,120 (USD 970) thousand that have been granted to customers and suppliers in connection with tender-based performance contracts and office lease.
c.
Contingent liabilities:

On May 16, 2018, the Company received a letter of warning before initiating legal action from Rotem Amfert Negev Ltd. (“Rotem”) and Migdal Insurance Company Ltd., Rotem’s insurer. According to the letter, on June 10, 2015, a huge fire broke out in Rotem’s phosphate fertilizer plant causing, as alleged by Rotem, substantial damages to the plant’s facility and related systems and resulting in major financial loss. According to Rotem’s letter, the Company had allegedly delivered to Rotem a risk management report as part of a facility’s dust cleaning and washing project in 2010 which was completed in 2015. Rotem alleges that the Company had cleared and/or was aware of Rotem’s plan to install polypropylene tunnels in very close proximity to heat and hot gas sources without installing the appropriate fire extinguishing and safety equipment. Rotem and its insurer consider the Company and/or anyone on its behalf as potentially responsible for all or part of the damages. Also, according to the letter, once Rotem and its insurer have completed the entire underlying tests, they will consider whether to include the Company and/or anyone on its behalf in a legal claim that they plan to file with a court of law.
In October 2018, the Company learned that Rotem and its insurer have filed a claim against the Company and ten other defendants with the Tel-Aviv District Court. Notice of this claim was submitted to the Company’s insurance company. The Company had until March 31, 2019 to submit its letter of defense but informed by the plaintiffs’ legal representatives that the plaintiffs seek to amend the letter of claim by adding defendants and therefore the date of submitting a letter of defense by the Company was deferred to an unknown date.
In June 2019, Rotem and its insurer submitted an amended letter of claim, adding six other defendants. On February 2, 2020, the Company submitted its letter of defense.
A pretrial hearing was held on February 11, 2020, despite the fact that not all letters of defense had been submitted, in which it was decided that once Rotem and its insurer submit their responses to the letters of defense, motions for dismissal of the claim in limine can be filed by the various defendants.
A response was submitted in May 2021.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 22: — INVESTMENTS IN INVESTEES
a.
Investment in ALD College Ltd. (“the College”) 100% holding:

The College was founded by the Company in September 2000. It offers a variety of software quality, QA, reliability and logistic training and certification programs for organizations.
b.
Investment in ALD Software:

1.   On December 28, 2007, the Company signed an agreement with ALD Software whereby on the record date, January 1, 2008, the Company transferred and sold to ALD Software the software department operation, free of any debt, liability, charge, foreclosure, mortgage, lien or any third party right, other than the liability to the IIA, as a result of which on the transaction completion date, ALD Software will become the legal owner of the software department operation and its underlying rights.
2.   The Company and ALD Software signed a marketing agreement according to which in return for only the initial contact between the prospective customer and the service/product owner, the marketing company will be entitled to 10% of the proceeds for a period of 12 months from the date of grant of the license to the prospective customer and 5% of the proceeds from the sale of each other product and/or service. In return for the initial contact with the customer and assistance in negotiations prior to signing a binding legal contract by the service/product owners and the prospective customers, the marketing company will be entitled to 33% of the proceeds for a period of 12 months from the date of grant of the license to the prospective customer and 7% of the proceeds from the sale of each other product and/or service.
c.
Investment in Sensecom Project Consulting and Management Ltd. (“Sensecom”):

On September 27, 2017, the Company and QPoint purchased Sensecom and its sister company, Integral Telemanagement Services Ltd. (“Integral”), in the context of a stay of proceedings pursuant to Article 350 to the Companies Law, 1999, with the approval of the Lod District Court. One of Sensecom’s operations, the WIN operation of customer call service, was not included in the purchase and was sold to another company. The Company holds 49.94% of Sensecom and QPoint holds the remaining 50.06%.
Sensecom and Integral have the following operations:
1.   TEM department — telecommunication cost management and control, refund management and expense optimization.
2.   PRO department — customer experience and relations, customer site work process improvement, service experience improvement through technology, customer websites etc.
d.
Investment in SoHaR Inc. (“SoHaR”):

On April 4, 2012, the Company signed an agreement with Myron and Sara Hecht and the Hecht Family Trust (“the sellers”) and SoHaR according to which on the date of closing, the Company will purchase from the sellers 65,771 Ordinary shares of SoHaR, accounting for about 49% of its issued and outstanding share capital, in return for USD 211 thousand (“the Hecht agreement”). On April 5, 2012, the Company completed the purchase of another 51% of the voting rights in SoHaR for a cash payment of NIS 946 thousand (USD 253 thousand). As a result, the Company’s interests in SoHaR increased to 100%.
e.
Investment in QPoint:

On May 26, 2010, the Company signed an agreement for investing in QPoint, which is engaged in IT and software testing. According to the agreement, after the investment is made, the Company will hold 46.52% of QPoint’s issued and outstanding share capital on a fully diluted basis and will have the power to determine QPoint’s financial and operational policies, among others by having veto rights on budgets, capital raising, financing, dividend distribution and appointing the CEO and CFO, this since each of the two

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 22: — INVESTMENTS IN INVESTEES (continued)
other shareholders in QPoint had provided the Company an irrevocable proxy for about 7% of QPoint’s ordinary shares owned by them, conferring the Company about 60% of the voting rights in general meetings. Consequently, the Company consolidates QPoint in its financial statements from the second quarter of that year. The Company’s total investment in QPoint amounted to NIS 1,200 thousand (USD 312 thousand), paid in instalments over three quarters after the closing date.
On July 1, 2010, with the completion of the QPoint acquisition transaction, the Company was allocated 174 shares of QPoint, conferring the Company 46.52% of QPoint’s issued and outstanding share capital on a fully diluted basis.
As part of the investment agreement, the parties signed a service agreement according to which the Company will grant QPoint various services such as comprehensive accounting, marketing, management, administration and office maintenance. In return, QPoint will pay the Company management fees of 3%. This agreement remains in effect as long as the Company holds 25% of QPoint’s share capital.
f.
Investment in Aginix Communications and Computers Ltd. (“Aginix”):

On April 20, 2016, the Company and QPoint (whose issued and outstanding share capital is 46.52% held by the Company) (collectively — “the buyers”) signed an agreement for the purchase of the entire issued and outstanding share capital of Aginix from a third party (“the seller”) and a company controlled by the seller. Following the purchase, the Company will hold 49.94% of Aginix’s shares and QPoint will hold 50.06%.
The suspending conditions underlying the transaction are: (1) obtaining the legally required approvals from the Company, QPoint, Aginix and the company controlled by the seller; (2) the accuracy of the parties’ representations and warranties and their compliance with their obligations as per the agreement. The transaction was completed on May 3, 2016.
According to the agreement signed by the buyers with Aginix, Aginix will pay each of the buyers management fees at a rate of 3% of its annual revenues.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 23: — ADDITIONAL INFORMATION TO PROFIT OR LOSS ITEMS
		Year ended December 31,
		2020	2019
		USD in thousands
a.	Cost of sales and services:
	Salaries and related expenses	20,881	21,522
	Subcontractors and consultants	4,543	6,259
	Depreciation	870	883
	Other	870	859
		27,164	29,523
b.	Research and development expenses:
	Salaries and related expenses	368	467
	Other	54	76
		422	543
c.	Selling and marketing expenses:
	Salaries and related expenses	857	890
	Advertising and public relations	9	35
	Depreciation and amortization of customer relations, order backlog and brand name	94	112
	Other	81	19
		1,041	1,056
d.	General and administrative expenses:
	Salaries and related expenses	1,474	1,646
	Depreciation and amortization	345	305
	Maintenance	411	423
	Consulting	211	223
	Other	474	738
		2,915	3,335
e.	Finance income and expenses:
	Finance income:
	Net gain from exchange rate differences	58	—
		58	—
	Finance expenses:
	Interest expenses	145	175
	Net loss from exchange rate differences	67	162
	Guarantee commissions	28	13
	Other finance expenses	53	14
		293	364
f.	Other expenses:
	Loss from sale of property, plant and equipment	—	8
		—	8

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 24: — TAXES ON INCOME
a.
Tax laws applicable to the Group companies:

Income Tax (Inflationary Adjustments) Law, 1985:
According to the law, until 2007, the results for tax purposes were adjusted for the changes in the Israeli CPI.
In February 2008, the Knesset (Israeli parliament) passed an amendment to the Income Tax (Inflationary Adjustments) Law, 1985, which limits the scope of the law starting 2008 and thereafter. Since 2008, the results for tax purposes are measured in nominal values, excluding certain adjustments for changes in the Israeli CPI carried out in the period up to December 31, 2007. Adjustments relating to capital gains such as for sale of property (betterment) and securities continue to apply until disposal. Since 2008, the amendment to the law includes, among others, the cancellation of the inflationary additions and deductions and the additional deduction for depreciation (in respect of depreciable assets purchased after the 2007 tax year).
b.
Tax rates applicable to the Group companies:

The Israeli corporate tax rate was 23% in 2020 and 2019.
A company is taxable on its real capital gains at the corporate income tax rate in the year of sale.
In August 2013, the Law for Changing National Priorities (Legislative Amendments for Achieving Budget Targets for 2013 and 2014), 2013 (“the Budget Law”) was published. The Law includes, among others, provisions for the taxation of revaluation gains effective from August 1, 2013. The provisions regarding revaluation gains will become effective only after the publication of regulations defining what should be considered as “retained earnings not subject to corporate tax” and regulations that set forth provisions for avoiding double taxation of foreign assets. As of the date of approval of these financial statements, these regulations have not been published.
Principal tax rates applicable to subsidiaries resident outside of Israel:
Company incorporated in the United States — tax rate of 25%.
c.
Final tax assessments:

The Company received final tax assessments through the 2009 tax year. Also, the Company’s tax assessments through the 2016 tax year are deemed final.
Subsidiaries, ALD Software and ALD College, have not been issued final tax assessments since their inception but their tax assessments through the 2016 tax year are deemed final.
A subsidiary, QPoint, which was founded in late 2009 and purchased by the Company in 2010, received final tax assessments through the 2013 tax year and its tax assessments through the 2016 tax year are deemed final.
A subsidiary, Aginix, which was purchased by the Company in 2016, has not been issued final tax assessments since inception but its tax assessments through the 2016 tax year are deemed final.
A subsidiary, Sensecom, which was purchased by the Company in 2017, has not been issued final tax assessments since inception but its tax assessments through the 2016 tax year are deemed final.
d.
Carryforward tax losses:

The Company has business losses that can be carried forward totaling approximately USD 2.8 million. The Company created deferred taxes in respect of these business losses and other temporary differences. The Company also has capital losses carried forward totaling approximately USD 0.6 million in respect of which no deferred taxes were recognized.
A subsidiary, ALD Software, has business losses that can be carried forward totaling approximately USD 1.8 million. The subsidiary did not create deferred taxes in respect of these business losses and other

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 24: — TAXES ON INCOME (continued)
temporary differences totaling approximately USD 1.6 million as it does not expect to generate taxable income in the foreseeable future. ALD Software also has capital losses carried forward totaling approximately USD 135 thousand.
A subsidiary, ALD College, has business losses that can be carried forward totaling approximately USD 1.1 million. The subsidiary did not create deferred taxes in respect of these business losses and other temporary differences as it does not expect to generate taxable income in the foreseeable future. ALD College also has capital losses carried forward totaling approximately USD 15 thousand.
A subsidiary, Aginix, has business losses that can be carried forward totaling approximately USD 0.7 million. The subsidiary created deferred taxes in respect of these business losses. Aginix also has capital losses carried forward totaling approximately USD 47 thousand.
A subsidiary, Sensecom, has business losses that can be carried forward totaling approximately USD 2.6 million. The subsidiary did not create deferred taxes in respect of these business losses and other temporary differences totaling approximately USD 1.2 million as it does not expect to generate taxable income in the foreseeable future.
e.
Deferred taxes:

Composition and movement in deferred taxes:
	In non-current liabilities (1)	In non-current assets(1)
	USD in thousands
Balance as of December 31, 2018	178	557
Charged to profit or loss	20	(35)
Adjustments arising from translating financial statements from functional currency to presentation currency	16	45
Balance as of December 31, 2019	214	567
Charged to profit or loss	35	754
Adjustments arising from translating financial statements from functional currency to presentation currency	18	95
Balance as of December 31, 2020	267	1,416

(1)
The deferred taxes are computed at a tax rate of 23%.

f.
Taxes on income included in profit or loss:

	Year ended December 31,
	2020	2019
	USD in thousands
Current taxes(*)	(35)	—
Deferred taxes	(720)	55
	(754)	56

(*)
Including prepayments on account of surplus expenses.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 24: — TAXES ON INCOME (continued)
g.
Theoretical tax:

The reconciliation between the tax expense, assuming that all the income and expenses, gains and losses in profit or loss were taxed at the statutory tax rate and the taxes on income recorded in profit or loss, is as follows:
	Year ended December 31,
	2020	2019
	USD in thousands
Income before taxes on income	897	276
Statutory tax rate	23%	23%
Tax computed at the statutory tax rate	206	63
Increase (decrease) in taxes on income resulting from the following factors:
Carryforward losses for which no deferred taxes have been created	(853)	(75)
Carryforward losses and other temporary differences for which no deferred taxes have been computed	—	62
Update of deferred tax balances in respect of previous years	(114)	—
Other, net	7	6
Taxes on income (tax benefit)	(754)	56
Average effective tax rate	(84%)	20%
NOTE 25: — BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
a.
Balances with interested and related parties:

		December 31, 2020
	For details see Note	Controlling shareholder (parent company)	Key management personnel
		USD in thousands
Other accounts receivable	8	15	—
Other accounts payable	14	—	13
Highest balance of current debts during the year		15	—
		December 31, 2019
	For details see Note	Controlling shareholder (parent company)	Key management personnel
		USD in thousands
Other accounts receivable	8	4	—
Other accounts payable	14	—	12
Highest balance of current debts during the year		6	—

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 25: — BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
 (continued)
b.
Salaries and benefits to interested and related parties:

	Year ended December 31, 2020
	2020	2019
	USD in thousands
Cost of sales, research and development expenses, selling and marketing expenses and general and administrative expenses, net:
Salary and related benefits to director employed by the Company (controlling shareholder) including cost of share-based payment(1)	231	222
Fees of five directors not employed by the Company including cost of share-based payment(5)	51	42
Salary and related benefits to VP including cost of share-based payment(2)(4)	224	226
Salary and related benefits to CFO including cost of share-based payment(3)(4)	168	186
	674	676

(1)
Relates to the cost of employment of Dr. Zigmund Bluvband, the acting COB and CEO of the Company who is also the controlling shareholder in the Company.

(2)
Relates to the cost of employment of Mr. Dotan Moshe, the Company’s COO and the son-in-law of the controlling shareholder in the Company. As for Mr. Moshe’s employment terms, see paragraph d below.

(3)
Relates to the cost of employment of Ms. Monica Shteinkurt, the Company’s CFO.

(4)
Key management personnel.

(5)
Other interested and related parties.

ALD ADVANCED LOGISTICS DEVELOPMENTS LTD. AND SUBSIDIARIES
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
NOTE 25: — BALANCES AND TRANSACTIONS WITH INTERESTED AND RELATED PARTIES
 (continued)
c.
Transactions with interested and related parties:

Year ended December 31, 2020:
	For terms see Note	Controlling shareholder	Key management personnel	Other interested and related parties	Total
		USD in thousands
Cost of sales	26d	172	—	—	172
Selling and marketing expenses	26d	20	—	—	20
General and administrative expenses	26d	39	392	51	482
		231	392	51	674
Year ended December 31, 2019:
	For terms see Note	Controlling shareholder	Key management personnel	Other interested and related parties	Total
		USD in thousands
Cost of sales	26d	166	—	—	166
Selling and marketing expenses	26d	19	—	—	19
General and administrative expenses	26d	37	412	42	491
		222	412	42	676
NOTE 27: — EVENTS AFTER THE REPORTING DATE
a.   Merger between the Company and HUB Cyber Security Ltd.:
On February 28, 2021, the Company and its shareholders signed a share swap merger agreement (“the merger agreement” or “the merger transaction”) with HUB Cyber Security Ltd. (“HUB”) and its shareholders (“the optionees”) according to which the optionees will transfer their entire interests in HUB to the Company in return for 51% of the Company’s issued and outstanding share capital (about 46.51% on a fully diluted basis).
On May 9, 2021, the Company issued 51,000,0000 Ordinary shares of the Company to the optionees (HUB’s shareholders).
According to the merger agreement, HUB became a wholly owned subsidiary of the Company and the Company allocated 51% of its issued and outstanding share capital as of the merger completion date to HUB’s shareholders. From the merger completion date, the Company holds the entire equity and voting rights in HUB.
b.   On May 27, 2021, the Company issued a supplemental prospectus for offering institutional investors to purchase 34,155,245 Ordinary shares of the Company with no par value, of which 27,324,201 Ordinary shares were issued in a public offering and 6,831,044 shares were issued in a secondary offering. The gross issue proceeds totaled approximately NIS 130,864 thousand (USD 40,291 thousand). Issue costs amounted to approximately NIS 18,473 thousand (USD 5,720 thousand).
- - - - - - - - - - -

Annex A
Execution Version
BUSINESS COMBINATION AGREEMENT
BY AND AMONG
HUB CYBER SECURITY (ISRAEL) LTD.,
ROVER MERGER SUB, INC.,
AND
MOUNT RAINIER ACQUISITION CORP.,
DATED AS OF MARCH 23, 2022

A-i

A-ii

A-iii

EXHIBITS
Exhibit A	Form of Subscription Agreement
Exhibit B	Sponsor Support Agreement
Exhibit C	Form of Transaction Support Agreement
Exhibit D	Registration Rights Agreement
Exhibit E	Form of Company A&R Warrant Agreement
Exhibit F	Management Incentive Agreement
Exhibit G	Company Put and Call Agreement

A-iv

BUSINESS COMBINATION AGREEMENT
This BUSINESS COMBINATION AGREEMENT (this “Agreement”), dated as of March 23, 2022, is entered into by and among Hub Cyber Security (Israel) Ltd., a company organized under the laws of the State of Israel (the “Company”), Rover Merger Sub, Inc., a Delaware corporation (“Merger Sub”), and Mount Rainier Acquisition Corp., a Delaware corporation (“SPAC”). SPAC, Merger Sub and the Company shall each be referred to herein from time to time as a “Party” and collectively as the “Parties.” Capitalized terms used but not otherwise defined herein have the meanings set forth in Section 1.1.
WHEREAS, SPAC is a blank check company established for the purpose of identifying a company to partner with in order to effectuate a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar Business Combination involving the SPAC and one or more businesses or entities;
WHEREAS, Merger Sub is a newly formed, wholly owned, direct Subsidiary of the Company that was formed solely for purposes of consummating the transactions contemplated by this Agreement and the Ancillary Documents (the “Transactions”);
WHEREAS, subject to the terms and conditions hereof, on the Closing Date, (a) Merger Sub will merge with and into SPAC (the “Merger”), with SPAC surviving the Merger as a direct wholly owned Subsidiary of the Company, (b) each SPAC Share will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration, (c) each Sponsor Group Share will be automatically converted as of the Effective Time into the right to receive the Per Share Consideration and (d) as set forth in the Company A&R Warrant Agreement, each of the SPAC Warrants will automatically become a Company Warrant and all rights with respect to SPAC Shares underlying the SPAC Warrants will be automatically converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company;
WHEREAS, the board of directors of SPAC (the “SPAC Board”) has (a) approved this Agreement, the Ancillary Documents to which SPAC is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) recommended, among other things, approval of this Agreement and the Transactions (including the Merger) by the holders of SPAC Shares entitled to vote thereon;
WHEREAS, the board of directors of Merger Sub has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the Transactions contemplated hereby and thereby (including the Merger);
WHEREAS, the Company, acting in its capacity as the sole stockholder of Merger Sub, has approved this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger);
WHEREAS, the board of directors of the Company (the “Company Board”) has (a) approved this Agreement, the Ancillary Documents to which the Company is or will be a party and the transactions contemplated hereby and thereby (including the Merger) and (b) authorized the calling of a meeting of the holders of Company Ordinary Shares to vote on the Company Shareholder Proposals;
WHEREAS, concurrently with the execution of this Agreement, the Company and each of the parties (the “Subscribers”) subscribing for Company Ordinary Shares thereunder have entered into certain subscription agreements, dated as of the date hereof (as amended or modified from time to time, collectively, the “Subscription Agreements”), in substantially the form attached hereto as Exhibit A, pursuant to which, among other things, each Subscriber has agreed to subscribe for and purchase on the Closing Date immediately following the Closing, and the Company has agreed to issue and sell to each such Subscriber on the Closing Date immediately following the Closing, the number of Company Ordinary Shares set forth in the applicable Subscription Agreement in exchange for the purchase price set forth therein (the aggregate purchase price under all Subscription Agreements, collectively, the “PIPE Financing Amount,” and the equity financing under all Subscription Agreements, collectively, hereinafter referred to as, the “PIPE Financing”) on the terms and subject to the conditions set forth in the applicable Subscription Agreement;
WHEREAS, concurrently with the execution of this Agreement, each member of the Sponsor Group, SPAC and the Company are entering into the letter agreement in substantially the form attached hereto as

Exhibit B (the “Sponsor Support Agreement”), pursuant to which, among other things, each member of the Sponsor Group has agreed to vote in favor of this Agreement and the transactions contemplated hereby (including the Merger) on the terms and subject to the conditions set forth in the Sponsor Support Agreement;
WHEREAS, concurrently with the execution of this Agreement, certain Company Shareholders (collectively, the “Supporting Company Shareholders”), are entering into a transaction support agreement, substantially in the form attached hereto as Exhibit C (collectively, the “Transaction Support Agreements”), pursuant to which, among other things, each such Supporting Company Shareholder will agree to vote in favor of the approval of the Company Shareholder Proposals at the Company Shareholders Meeting on the terms and subject to the conditions set forth in the Transaction Support Agreements;
WHEREAS, pursuant to the Governing Documents of SPAC, SPAC is required to provide an opportunity for its Public Stockholders to have their outstanding SPAC Shares redeemed for the consideration, and on the terms and subject to the conditions and limitations, set forth in the Governing Documents of SPAC and the Trust Agreement (the “Offer”);
WHEREAS, prior to the Closing, SPAC and the Sponsor Group will use commercially reasonable efforts to cause certain SPAC Stockholders to enter into non-redemption and support agreements (collectively, the “Non-Redemption and Support Agreements”), pursuant to which, among other things, each such SPAC Stockholder will agree, for the benefit of SPAC, (i) to not exercise its Redemption Rights in respect of (x) the SPAC Shares beneficially owned by it, or (y) any other shares, capital stock or other equity interests, as applicable, of SPAC, which it holds on the date of the Non-Redemption and Support Agreement, (ii) to not, among other things, sell, encumber or otherwise transfer such SPAC Shares or other shares, capital stock, or equity interests, and (iii) to vote in favor of the approval of this Agreement and the transactions contemplated hereby, including the Merger, on the terms and subject to the conditions set forth in the Non-Redemption and Support Agreement;
WHEREAS, concurrently with the execution of this Agreement, in connection with the Merger, the Company, certain Company Shareholders and the Sponsor Group have entered into that certain Registration Rights Agreement (the “Registration Rights Agreement”), substantially in the form set forth on Exhibit D to be effective upon the Closing;
WHEREAS, at the Closing, in connection with the Merger, the Company, SPAC and AST will enter into that certain Amended and Restated Warrant Agreement (the “Company A&R Warrant Agreement”), substantially in the form set forth on Exhibit E to be effective upon the Closing;
WHEREAS, concurrently with the execution of this Agreement, the Company and SPAC have entered into that certain Management Incentive Agreement, dated as of the date hereof (as amended or modified from time to time, collectively, the “Management Incentive Agreement”), substantially in the form set forth on Exhibit F, pursuant to which certain members of the Company Management as detailed in the Management Incentive Agreement may receive additional Company Ordinary Shares in the event the Company Ordinary Shares trade above the price set forth therein, subject to approval of the Management Incentive Agreement by a majority of the disinterested Company Shareholders (or as otherwise required under applicable Law), which approval is not a condition to the Closing, to be voted as a separate item on the agenda a shareholders meeting (or any adjourned meeting thereof) and/or written consent of Company Shareholders;
WHEREAS, in connection with the Merger, the Company intends to adopt amended and restated articles of association of the Company to be effective immediately following the Effective Time, subject to receipt of approval by the Company’s Shareholders; and
WHEREAS, for U.S. federal income Tax purposes, it is intended that (i) the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and (ii) this Agreement constitutes, and is adopted as, a “plan of reorganization” for purposes of Sections 354 and 361 of the Code and the Company, SPAC and Merger Sub will be parties to the “reorganization” with the meaning of Section 368(b) of the Code (the statements in (i) through (ii) together, the “Intended Tax Treatment”).

NOW, THEREFORE, in consideration of the premises and the mutual promises set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each intending to be legally bound, hereby agree as follows:
ARTICLE I.
CERTAIN DEFINITIONS
Section 1.1   Definitions.   As used in this Agreement, the following terms have the respective meanings set forth below.
“5% Payee” has the meaning set forth in Section 2.6(b).
“Affiliate” means, with respect to any Person, any other Person who directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person. The term “control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided that in no event shall any investment fund or portfolio company controlling or under common control with any member of the Sponsor Group be deemed an Affiliate of the Company or SPAC.
“Aggregate Transaction Proceeds” means an amount equal to (a) the aggregate cash proceeds available for release to SPAC from the Trust Account in connection with the transactions contemplated hereby (after giving effect to all of the SPAC Stockholder Redemptions) plus (b) the PIPE Financing Amount.
“Aggregate Transaction Share Consideration” means an aggregate number of Company Ordinary Shares equal to the quotient of (x) the Equity Value divided by (y) the Company Share Value.
“Agreement” has the meaning set forth in the introductory paragraph to this Agreement.
“Ancillary Documents” means the Sponsor Support Agreement, the Subscription Agreements, the Non-Redemption and Support Agreements, the Transaction Support Agreements, the Registration Rights Agreement, the Company A&R Warrant Agreement, the Put and Call Agreement and each other agreement, document, instrument and/or certificate contemplated by this Agreement and executed or to be executed in connection with the transactions contemplated hereby.
“Anti-Corruption Laws” means, collectively, the Foreign Corrupt Practices Act (FCPA), the UK Bribery Act 2010, Sub-chapter 5 of Chapter 9 of Part B of the Israeli Penal Law, 1977, and any other applicable anti-bribery or anti-corruption Laws.
“AST” means American Stock Transfer & Trust Company, LLC.
“Business Combination” means a proposed initial merger, share exchange, asset acquisition, share purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities.
“Business Day” means a day, other than a Saturday or Sunday, on which commercial banks in both New York, New York and Tel Aviv, Israel are open for the general transaction of business.
“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Pub. L. No. 116-136).
“CBA” means any collective bargaining agreement or other Contract with any labor union, works council, or other labor organization.
“Certificate of Merger” has the meaning set forth in Section 2.1(b).
“Closing” has the meaning set forth in Section 2.4.
“Closing Date” has the meaning set forth in Section 2.4.
“Closing Filing” has the meaning set forth in Section 5.4(b).

“Closing Press Release” has the meaning set forth in Section 5.4(b).
“Code” means the U.S. Internal Revenue Code of 1986, as amended.
“Company” has the meaning set forth in the introductory paragraph to this Agreement.
“Company A&R Articles of Association” has the meaning set forth in the recitals to this Agreement.
“Company A&R Warrant Agreement” has the meaning set forth in the recitals to this Agreement.
“Company Acquisition Proposal” means (a) any transaction or series of related transactions under which any Person(s), directly or indirectly, (i) acquires or otherwise purchases control of the Company or any of its controlled Affiliates or (ii) all or a material portion of assets or businesses of the Company or any of its controlled Affiliates (in the case of each of clause (i) and (ii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise), or (b) any material equity or similar investment in the Company or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a Company Acquisition Proposal.
“Company Board” has the meaning set forth in the recitals to this Agreement.
“Company Disclosure Schedules” means the disclosure schedules to this Agreement delivered to SPAC by the Company on the date of this Agreement.
“Company Equity Award” means, as of any determination time, each Company Option and each other award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive any Equity Security of any Group Company under any Company Equity Plan or otherwise that is outstanding.
“Company Equity Plan” means (a) ALD Ltd. The 2021 Israeli Employee Stock Option Plan and (b) each other plan that provides for the award to any current or former director, manager, officer, employee, individual independent contractor or other service provider of any Group Company of rights of any kind to receive Equity Securities of any Group Company or benefits measured in whole or in part by reference to Equity Securities of any Group Company.
“Company Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, any Group Company or Merger Sub in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers and finders, investment bankers, consultants, or other agents or service providers of any Group Company or Merger Sub, (b) other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company or Merger Sub pursuant to this Agreement or any Ancillary Document, including fifty percent (50%) of all fees for registering the Company Securities on the Registration Statement and all fees for the application for listing the Company Securities on Nasdaq, (c) fifty percent (50%) of all filing fees payable by SPAC or Merger Sub to Governmental Entities in connection with the Transactions and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to any Group Company or Merger Sub pursuant to this Agreement or any Ancillary Document; provided, that if any amounts to be included in the calculation of the Company Expenses which are in a currency other than US dollars, such amounts shall be deemed converted to US dollars at the prevailing official rate of exchange published by the Federal Reserve Bank of New York for the conversion of such currency or currency unit into US dollars (except for the conversion of NIS denominated expenses which shall be deemed converted on the basis of the USD-NIS Representative Rate of Exchange last published) on the fifth Business Day immediately preceding the Closing. Notwithstanding the foregoing or anything to the contrary herein, Company Expenses shall not include any SPAC Expenses.
“Company Fundamental Representations” means the representations and warranties set forth in Section 3.1(a) and Section 3.1(b) (Organization and Qualification), Section 3.2(a) (Capitalization of the Group Companies), Section 3.3 (Authority), Section 3.8 (Absence of Changes) and Section 3.18 (Brokers).

“Company Licensed Intellectual Property” means Intellectual Property Rights owned by any Person (other than a Group Company) that is licensed to any Group Company other than licenses to off-the-shelf Software products.
“Company Management” means the employees of the Company listed in the first column in the chart on Section 1.1(b) of the Company Disclosure Schedules.
“Company Material Adverse Effect” means any change, event, effect or occurrence (an “Effect”) that, individually or in the aggregate with any other change, event, effect or occurrence, has had or would reasonably be expected to have a material adverse effect on (i) the business, results of operations, assets, or financial condition of the Group Companies, taken as a whole or (ii) prevents or materially impairs or would reasonably be expected to prevent or materially impair the ability of the Group Companies to consummate the Transactions contemplated by this Agreement on the terms and conditions of this Agreement; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur: any adverse Effect arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States or Israel, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United States or Israel or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the economic, financial, banking, credit, capital or securities markets generally in the United States or Israel, or changes therein, including changes in interest rates in the United States or Israel and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or accounting requirements or principles required by or IFRS or any official interpretation thereof, (v) any Effect that is generally applicable to the industries or markets in which any Group Company operates, (vi) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto, (vii) any failure by any Group Company to meet, or changes to, any internal or published budgets, projections, forecasts, estimates, guidance, milestones, operating statistics or predictions for any period (it being understood that the underlying facts giving rise or contributing to such failure or change may be taken into account in determining whether there has been a Company Material Adverse Effect if otherwise contemplated by, and not otherwise excluded from, this definition and may be taken into account in determining whether the Company has committed fraud), (viii) the execution or public announcement of acquisitions to grow the Company’s business and capabilities or the pendency or consummation of such transactions, including the impact thereof on the relationships, contractual or otherwise, of any Group Company with employees, customers, investors, contractors, lenders, suppliers, vendors, partners, licensors, licensees, payors or other third-parties related thereto, or (ix) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)) or other outbreaks of diseases or public health events, acts of God or other natural disasters or comparable events in the United States or Israel, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (v) or (vii) through (ix) may be taken into account in determining whether a Company Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Effect has a disproportionate adverse effect on the Group Companies, taken as a whole, relative to other participants operating in the industries or markets in which the Group Companies operate.
“Company Non-Party Affiliates” means, collectively, each Company Related Party and each former, current or future Affiliates, Representatives, successors or permitted assigns of any Company Related Party (other than, for the avoidance of doubt, the Company Parties).
“Company Option” means, as of any determination time, each option to purchase Company Ordinary Shares that is outstanding and unexercised, whether granted under a Company Equity Plan or otherwise.
“Company Ordinary Shares” means ordinary shares of no par value of the Company.
“Company Owned Intellectual Property” means all Intellectual Property Rights that are owned by any Group Company.
“Company Parties” means, together, the Company and Merger Sub.

“Company Products” means all Software and other products or services from which any Group Company has derived, within the three (3) years preceding the date hereof, is currently deriving revenue in connection with the sale, license, maintenance or other provision thereof.
“Company Registered Intellectual Property” means all Registered Intellectual Property owned by any Group Company.
“Company Related Party” has the meaning set forth in Section 3.20.
“Company Related Party Transactions” has the meaning set forth in Section 3.20.
“Company Reporting Documents” means all forms, reports, schedules, statements, exhibits and other documents (including exhibits, financial statement and schedules thereto and all other information incorporated therein and amendments and supplements thereto) timely filed (or furnished to) the ISA or TASE under the ISL or the rules and regulations of the TASE.
“Company Securities” means, collectively, the Company Ordinary Shares and the Company Warrants.
“Company Share Value” means $7.61.
“Company Shareholder Approval” means the affirmative vote of the holders of Company Ordinary Shares satisfying the applicable majority, supermajority or other applicable requirements, represented in person or by proxy at the Company Shareholders Meeting, approving the Company Shareholder Proposals in accordance with the Governing Documents of the Company, the rules and regulations of TASE, and applicable Law.
“Company Shareholder Proposals” means the proposals for (a) the adoption and approval of this Agreement and the Transactions, (b) the increase in the size of the Company Board, (c) the adoption and approval of each other proposal reasonably agreed to by the Company and SPAC as necessary or appropriate in connection with the consummation of the Transactions that would require the approval of all or certain holders of Company Ordinary Shares, and (d) the adoption of the Company A&R Articles of Association.
“Company Shareholders” means, collectively, the holders of Company Ordinary Shares as of any determination time prior to the Effective Time.
“Company Shareholders Meeting” has the meaning set forth in Section 5.14(b).
“Company Warrants” means warrants to purchase Company Ordinary Shares on the terms set forth in the Company A&R Warrant Agreement.
“Confidentiality Agreement” means, that certain Confidentiality Agreement, dated as of November 25, by and between the Company and SPAC.
“Consent” means any notice, authorization, qualification, registration, filing, notification, waiver, Order, clearance, consent or approval to be obtained from, filed with or delivered to, a Governmental Entity or other Person.
“Contract” or “Contracts” means any agreement, contract, license, franchise, note, bond, mortgage, indenture, guarantee, lease, obligation, undertaking or other commitment or arrangement (whether oral or written) that is legally binding upon a Person or any of his, her or its properties or assets, and any amendments thereto.
“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.
“COVID-19” means SARS-CoV-2, coronavirus or COVID-19, and any evolutions thereof or related or associated epidemics, pandemic or disease outbreaks.
“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,”, social distancing, mask wearing, temperature taking, personal declaration, “purple badge standard,” shut down, closure, sequester or any other Law, decree, judgment, injunction or other Order, directive, guidelines or recommendations by any Governmental Entity or industry group in connection with or in response to COVID-19 pandemic, including, the CARES Act.

“Creator” has the meaning set forth in Section 3.13(d).
“D&O Persons” has the meaning set forth in Section 5.15(a).
“Data Security Requirements” means, collectively, all of the following to the extent relating to Processing or otherwise relating to data security, or data security breach notification requirements and applicable to the Group Companies, to the conduct of their businesses, or to any of the IT Assets used for Processing: (a) the Group Companies’ own written public-facing policies and notices; (b) all applicable Laws, rules and regulations in relation to (i) data protection, (ii) privacy, (iii) the interception, recording or monitoring of communications, and (iv) the confidentiality, collection, use, handling, processing, security, protection, transfer or free movement of personal data, personally-identifiable information, electronic data privacy or trans-border data flow including, as applicable, the Health Insurance Portability and Accountability Act of 1996, California Consumer Privacy Act of 2018, Israeli Protection of Privacy Law, 5741-1981 and all regulations promulgated thereto, Israeli Data Privacy Regulations (Data Security) — 2017, any directives issued or otherwise published by the Israeli Privacy Protection Authority from time to time, and the General Data Protection Regulation (GDPR) (EU) 2016/679); (c) industry standards applicable to the industry in which the Group Companies’ businesses operate and by which the Group Companies are legally bound; and (d) terms of any contracts into which the Group Companies have entered or by which they are otherwise legally bound relating to the collection, use, storage, disclosure, or cross-border transfer of Personal Information.
“DGCL” means the Delaware General Corporation Law.
“Effective Time” has the meaning set forth in Section 2.1(b).
“Employee Benefit Plan” means (a) each “employee benefit plan” (as such term is defined in Section 3(3) of ERISA, whether or not subject to ERISA), (b) each severance, gratuity, termination indemnity, incentive or bonus, retention, change in control, deferred compensation, profit sharing, retirement, welfare, post-employment welfare, vacation or paid-time-off, stock purchase, stock option or equity incentive plan, program, policy, Contract or arrangement and (c) each other equity or equity-based, termination, severance, transition, employment, individual independent contractor, fringe benefit, or other compensation or benefit plans, agreements, programs, policies or other arrangements that any Group Company maintains, sponsors, contributes to or is required to contribute to, or under or with respect to which any Group Company has or could reasonably be expected to have any Liability or obligation to provide compensation or benefits to or for the benefit of any of its current or former employees, officers, directors or individual independent contractors, other than any statutory plan, program or arrangement that is required by applicable Law or that is sponsored or maintained by a Governmental Entity, or as required under applicable Law, CBA and/or any extension order, or, if applicable, under Section 14 Arrangement under the Israeli Severance Pay Law — 1963 and the order of the Minister of Labor and Social Affairs as of June 30, 1998.
“Environmental Laws” means all Laws, Orders or binding policy concerning pollution, protection of the environment, natural resources, or human health or safety (to the extent relating to exposure to Hazardous Substances), including the generation, use, treatment, storage, disposal or release of any Hazardous Substance.
“Equity Securities” means any share, share capital, capital stock, partnership, membership, joint venture or similar interest in any Person (including any stock appreciation, phantom stock, profit participation or similar rights), and any option, warrant, right or security (including debt securities) convertible, exchangeable or exercisable therefor.
“Equity Value” means the amount equal to (a) $221,582,000 minus (b) the amounts payable to the SPAC Stockholders pursuant to the SPAC Stockholder Redemptions that result from the Offer.
“ERISA” means the Employee Retirement Income Security Act of 1974.
“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.
“Exchange Agent” has the meaning set forth in Section 2.5(a).
“Exchange Fund” has the meaning set forth in Section 2.5(b).

“Federal Securities Laws” means the Exchange Act, the Securities Act and the other U.S. federal securities laws and the rules and regulations of the SEC promulgated thereunder or otherwise.
“Financial Statements” has the meaning set forth in Section 3.4(a).
“Foreign Benefit Plan” means each Employee Benefit Plan maintained by any of the Group Companies that primarily covers current or former employees, officers, directors or individual consultants located, or that is subject to the Laws of any jurisdiction, outside of the United States.
“GAAP” means United States generally accepted accounting principles.
“Governing Documents” means the legal document(s) by which any Person (other than an individual) establishes its legal existence or which govern its internal affairs. For example, the “Governing Documents” of a U.S. corporation are its certificate or articles of incorporation and by-laws, the “Governing Documents” of a U.S. limited partnership are its limited partnership agreement and certificate of limited partnership, the “Governing Documents” of a U.S. limited liability company are its operating or limited liability company agreement and certificate of formation and the “Governing Documents” of an Israeli company are its incorporation certificate and articles of association.
“Governmental Entity” means any United States, Israeli or other foreign or international (a) federal, state, local, municipal or other government, (b) governmental or quasi-governmental entity of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal), (c) body exercising or entitled to exercise any administrative, executive, judicial, legislative, police, regulatory, labor, or taxing authority or power of any nature, including any arbitrator or arbitral tribunal (public or private) or (d) the Israel Innovation Authority (previously known as the Office of the Chief Scientist at the Israeli Ministry of Economy), any other body operating under the Israeli Ministry of the Economy or the Israeli Ministry of Finance and/or the ITA, or the Israeli Ministry of Defense.
“Governmental Grant” means any grant, incentive, subsidy, award, loan, participation, exemption, status, cost sharing arrangement, reimbursement arrangement or other benefit, relief or privilege provided or made available by or on behalf of or under the authority of the Israel Innovation Authority, the Investment Center of the Israeli Ministry of Economy and Industry, the ITA (solely with respect to “benefit” or “approved” enterprise status or similar programs), the State of Israel, and any other bi- or multi-national grant program, framework or foundation (including the BIRD foundation) for research and development, the European Union, the Fund for Encouragement of Marketing Activities of the Israeli Government or any other Governmental Entity.
“Group Company” and “Group Companies” means, collectively, the Company and its Subsidiaries (other than Merger Sub).
“Hazardous Substance” means any hazardous, toxic, explosive or radioactive material, substance, waste or other pollutant that is regulated by, or may give rise to Liability pursuant to, any Environmental Law, or has been defined, designated, regulated or listed by any Governmental Entity as “hazardous,” “toxic,” a “pollutant,” a “contaminant,” or words of similar import under any Environmental Law, including any petroleum products or byproducts, asbestos, lead, polychlorinated biphenyls, per- and poly-fluoroakyl substances, or radon, in each case, to the extent regulated by any Environmental Law.
“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.
“IFRS” means International Financial Reporting Standards.
“Indebtedness” means, as of any time, without duplication, with respect to any Person, the outstanding principal amount of, accrued and unpaid interest on, fees, expenses and other payment obligations (including any prepayment penalties, premiums, costs, breakage, termination fees or other amounts payable upon the discharge thereof) arising under or in respect of (a) indebtedness, whether or not contingent, for borrowed money or indebtedness issued or incurred in substitution or exchange for indebtedness for borrowed money, (b) other obligations evidenced by any note, bond, debenture or other debt security, (c) obligations for the deferred and unpaid purchase price of property or assets, raw materials, property or services, including “earn-outs” and “seller notes” (but excluding any trade payables arising in the ordinary course of business),

(d) reimbursement and other obligations with respect to letters of credit, bank guarantees, bankers’ acceptances or other similar instruments, in each case, solely to the extent drawn, (e) leases required to be capitalized under IFRS, (f) derivative, hedging, swap, foreign exchange or similar arrangements, including swaps, caps, collars, hedges or similar arrangements, including all obligations or unrealized losses of the Group Companies pursuant to hedging or foreign exchange arrangements, (g) any obligations that the Company has elected to defer as a result of COVID-19, including any deferred rent or deferred Taxes, and any liabilities associated with any loans or other stimulus packages received by the Company and applicable rules and regulations thereunder, (h) any unfunded liabilities pursuant to any severance liability, if applicable, (i) any of the obligations of any other Person of the type referred to in clauses (a) through (h) above directly or indirectly guaranteed by such Person or secured by any assets of such Person, whether or not such Indebtedness has been assumed by such Person.
“Intellectual Property Rights” means all intellectual property and proprietary rights protected, created or arising under the Laws of the United States or any other jurisdiction or under any international convention, including all (a) patents and patent applications, industrial designs and design patent rights, including any continuations, divisionals, continuations-in-part and provisional applications and statutory invention registrations, and any patents issuing on any of the foregoing and any reissues, reexaminations, substitutes, supplementary protection certificates, extensions of any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, service names, brand names, trade dress rights, logos, corporate names and other source or business identifiers, together with the goodwill associated with any of the foregoing, and all applications, registrations, extensions and renewals of any of the foregoing (collectively, “Marks”); (c) Internet domain names; (d) copyrights and works of authorship, database and design rights, and mask work rights, whether or not registered or published, and all registrations, applications, renewals, extensions and reversions of any of any of the foregoing (collectively, “Copyrights”); (e) trade secrets and other intellectual property rights in methodologies, know-how and confidential and proprietary information, including invention disclosures, inventions and formulae, whether patentable or not; and (f) intellectual property rights in or to Software or other technology.
“Intended Tax Treatment” has the meaning set forth in the recitals to this Agreement.
“Investment Company Act” means the Investment Company Act of 1940, as amended.
“IP Contracts” has the meaning set forth in Section 3.13(c).
“IPO” has the meaning set forth in Section 8.19.
“IRS” means the United States Internal Revenue Service.
“ISA” means the Israeli Securities Authority.
“ISL” means the Securities Law, 5728-1968, of the State of Israel, and the rules and regulations thereunder.
“IT Assets” means any and all computers, Software, hardware, firmware, middleware, servers, workstations, routers, hubs, switches, data communications lines, databases, and all other information technology equipment and all associated documentation, in each case, owned or under the control of any Group Company or used in connection with, or otherwise necessary for, the conduct of the business of any Group Company as currently conducted.
“ITA” means the Israeli Tax Authorities.
“JOBS Act” means the Jumpstart Our Business Startups Act of 2012.
“Key Employees” means the individuals listed on Section 1.1(c) of the Company Disclosure Schedules.
“Latest Balance Sheet” has the meaning set forth in Section 3.4(a).
“Law” means any federal, state, local, foreign (including, for the avoidance of doubt, Israel), national or supranational statute, law (including common law), act, statute, ordinance, treaty, rule, code, regulation (including, for the avoidance of doubt, of ISA and TASE), Order, judgment, injunction, ruling, award, decree, writ or other binding directive or guidance issued, promulgated or enforced by a Governmental Entity having jurisdiction over a given matter. Unless explicitly stated herein, “Law” does not include COVID-19 Measures.
“Leased Real Property” has the meaning set forth in Section 3.19(b).
“Liability” or “liability” means any and all debts, liabilities and obligations, whether accrued or fixed, absolute or contingent, known or unknown, matured or unmatured or determined or determinable, including those arising under any Law, Proceeding or Order and those arising under any Contract, agreement, arrangement, commitment or undertaking.
“Lien” means any mortgage, pledge, security interest, encumbrance, lien, license or sub-license, charge, or other similar encumbrance or interest (including, in the case of any Equity Securities, any voting, transfer or similar restrictions).
“Malicious Code” means any “back door,” “drop dead device,” “time bomb,” “Trojan horse,” “virus,” “worm,” “spyware” or “adware” (as such terms are commonly understood in the software industry) or other harmful surreptitious code, including code designed to delete, damage, deactivate, disable, harm or otherwise impede in any manner (other than as agreed upon with the other party) the operation of any IT Asset.
“Marks” has the meaning set forth in the definition of Intellectual Property Rights.
“Material Contracts” has the meaning set forth in Section 3.7(a).
“Material Permits” has the meaning set forth in Section 3.6.
“Merger” has the meaning set forth in the recitals to this Agreement.
“Merger Sub” has the meaning set forth in the introductory paragraph to this Agreement.
“Nasdaq” means The Nasdaq Global Market.
“Non-Party Affiliate” has the meaning set forth in Section 8.13.
“Non-Redemption and Support Agreements” has the meaning set forth in the recitals to this Agreement.
“Offer” has the meaning set forth in the recitals to this Agreement.
“Order” means any writ, order, judgment, injunction, decision, determination, award, ruling, verdict or decree entered, issued or rendered by any Governmental Entity.
“Ordinance” means the Israeli Income Tax Ordinance [New Version], 1961, as amended, and the rules and regulations promulgated thereunder.
“ordinary course of business” and similar phrases when referring to a Group Company means actions taken by a Group Company that are consistent with the past usual day-to-day customs and practices of such Group Company in the ordinary course of operations of the business (excluding any COVID-19 Measures).
“Parties” has the meaning set forth in the introductory paragraph to this Agreement.
“Patents” has the meaning set forth in the definition of Intellectual Property Rights.
“Payee” has the meaning set forth in Section 2.6(b).
“PCAOB” means the Public Company Accounting Oversight Board.
“Per Share Consideration” means the Aggregate Transaction Share Consideration divided by the number of issued and outstanding SPAC Shares immediately prior to the Effective Time, after taking into account SPAC Stockholder Redemptions.
“Permits” means any approvals, authorizations, clearances, licenses, registrations, permits or certificates of a Governmental Entity.

“Permitted Liens” means (a) mechanic’s, materialmen’s, carriers’, repairers’ and other similar statutory Liens arising or incurred in the ordinary course of business for amounts that are not yet due and payable or are being contested in good faith by appropriate Proceedings and for which sufficient reserves have been established in accordance with IFRS, (b) Liens for Taxes, assessments or other governmental charges not yet due and payable as of the Closing Date or which are being contested in good faith by appropriate Proceedings and are disclosed in the Financial Statements and for which sufficient reserves have been established in accordance with IFRS, (c) encumbrances and restrictions on real property (including easements, covenants, conditions, rights of way and similar restrictions) that do not or would not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (d) zoning, building codes and other land use Laws regulating the use or occupancy of real property or the activities conducted thereon that are imposed by any Governmental Entity having jurisdiction over such real property and which are not violated by the use or occupancy of such real property or the operation of the businesses of the Group Company and do not prohibit or materially interfere with any of the Group Companies’ use or occupancy of such real property, (e) cash deposits or cash pledges to secure the payment of workers’ compensation, unemployment insurance, social security benefits or obligations arising under similar Laws or to secure the performance of public or statutory obligations, surety or appeal bonds, and other obligations of a like nature, in each case in the ordinary course of business and which are not yet due and payable, and (f) non-exclusive licenses of Intellectual Property Rights granted in the ordinary course of business.
“Person” means an individual, partnership, corporation, limited liability company, joint stock company, unincorporated organization or association, trust, joint venture or other similar entity, whether or not a legal entity, or Governmental Entity.
“Personal Information” means any data or information in any media that identifies a particular individual and any other data or information that constitutes personal data or personal information under any applicable Law, and includes an individual’s combined first and last name, home address, telephone number, fax number, email address, Social Security number or other Governmental Entity-issued identifier (including state identification number, driver’s license number, or passport number), precise geolocation information of an individual or device, biometric data, medical or health information, credit card or other financial information (including bank account information), and, to the extent such information could be used to identify a particular individual, cookie identifiers associated with registration information, or any other browser- or device-specific number or identifier not controllable by the end user, and web or mobile browsing or usage information that is linked to the foregoing.
“PIPE Financing” has the meaning set forth in the recitals to this Agreement.
“PIPE Financing Amount” has the meaning set forth in the recitals to this Agreement.
“Proceeding” means any lawsuit, litigation, action, audit, investigation, inquiry, examination, claim, complaint, charge, grievance, legal proceeding, administrative enforcement proceeding, suit or arbitration (in each case, whether civil, criminal or administrative and whether public or private) pending by or before or otherwise involving any Governmental Entity (other than office actions and similar proceedings in connection with the prosecution of applications for registration or issuance of Intellectual Property Rights).
“Processing” means any operation or set of operations which is performed on Personal Information or on sets of Personal Information, whether or not by automated means, such as collection, recording, organization, structuring, storage, adaptation or alteration, retrieval, use, disclosure by transmission, dissemination or otherwise making available, alignment or combination, restriction, erasure or destruction.
“Proxy Statement” has the meaning set forth in Section 5.7.
“Public Software” means any Software application that is licensed pursuant to (a) a license that is approved by the Open Source Initiative and listed at http://www.opensource.org/licenses, including the GNU General Public License (GPL), the GNU Lesser General Public License (LGPL), the GNU Affero GPL, the MIT license, the Eclipse Public License, the Common Public License, the CDDL, the Mozilla Public License (MPL), the Artistic License, the Netscape Public License, the Sun Community Source License (SCSL), and the Sun Industry Standards License (SISL) or any open source, copyleft or similar licensing and distribution models; or (b) contains, includes or incorporates, or is derived in any manner (in whole or in part) from any Software that is distributed as “free” Software or “open source” Software by the Open

Source Foundation or the Free Software Foundation or other similar licensing and distribution models, in each case of (a) or (b), whether or not source code is available or included in such license, and including under any terms or conditions that impose any requirement that any Software using, linked with, incorporating, distributed with or derived from such Public Software (i) be made available or distributed or disclosed in source code form; (ii) be licensed for purposes of making derivative works; or (iii) be redistributable at no, or a nominal, charge.
“Public Stockholders” has the meaning set forth in Section 8.19.
“Real Property Leases” means all leases, sub-leases, licenses or other agreements, in each case, pursuant to which any Group Company leases, sub-leases or otherwise occupies any real property.
“Redemption Rights” means the redemption rights provided for in Section 6.E of the SPAC Certificate of Incorporation.
“Registered Intellectual Property” means all Intellectual Property Rights that are the subject of an application, certificate, filing, registration, or other issuance, filed with, or recorded by any Governmental Entity or other legal authority, including issued Patents, pending Patent applications, registered Marks, pending applications for registration of Marks, registered Copyrights, pending Copyright applications, and Internet domain name registrations.
“Registration Rights Agreement” has the meaning set forth in the recitals to this Agreement.
“Registration Statement” has the meaning set forth in Section 5.7.
“Registration Statement / Proxy Statement” has the meaning set forth in Section 5.7.
“Released Claims” has the meaning set forth in Section 8.19.
“Representatives” means with respect to any Person, such Person’s Affiliates and its and such Affiliates’ respective directors, managers, officers, employees, accountants, consultants, advisors, attorneys, agents and other representatives.
“Sanctioned Country” means, at any time, a country or territory that is itself the target of comprehensive Sanctions (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region of Ukraine).
“Sanctioned Person” means any Person that is the target of Sanctions, including (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, the United Nations Security Council, the European Union, any Member State of the European Union, the United Kingdom, or the State of Israel; (b) any Person operating, organized, or resident in a Sanctioned Country; (c) the government of a Sanctioned Country or the Government of Venezuela; or (d) any Person 50% or more owned or controlled by any such Person or Persons or acting for or on behalf of such Person or Persons.
“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union, any European Union member state of Her Majesty’s Treasury of the United Kingdom, or the State of Israel.
“Sarbanes-Oxley Act” means the Sarbanes-Oxley Act of 2002.
“Schedules” means, collectively, the Company Disclosure Schedules and the SPAC Disclosure Schedules.
“SEC” means the U.S. Securities and Exchange Commission.
“Securities Act” means the Securities Act of 1933, as amended.
“Securities Laws” means Federal Securities Laws and other applicable foreign and domestic securities or similar Laws.

“Signing Filing” has the meaning set forth in Section 5.4(b).
“Signing Press Release” has the meaning set forth in Section 5.4(b).
“Software” shall mean any and all (a) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code; (b) databases, whether machine readable or otherwise; (c) descriptions, flowcharts and other work product used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, comments, menus, buttons and icons, files, data, scripts, application programming interfaces, architecture, algorithms related to any of the foregoing; (d) all documentation, including user manuals, design notes, programmers’ notes, and other training documentation, related to any of the foregoing and all media and other tangible property necessary for the delivery or transfer of any of the foregoing; and (e) any derivative works, foreign language versions, fixes, upgrades, updates, enhancements, new versions, previous versions, new releases, and previous releases of any of the foregoing.
“SPAC Acquisition Proposal” means (a) any transaction or series of related transactions under which SPAC or any of its controlled Affiliates, directly or indirectly, (i) acquires or otherwise purchases, or is acquired by or otherwise purchased by, any other Person(s), (ii) engages in a Business Combination with any other Person(s) or (iii) acquires or otherwise purchases all or a material portion of the assets or businesses of any other Person(s) (in the case of each of clause (i), (ii) and (iii), whether by merger, consolidation, recapitalization, purchase or issuance of Equity Securities, tender offer or otherwise) or (b) any equity, debt or similar investment in SPAC or any of its controlled Affiliates. Notwithstanding the foregoing or anything to the contrary herein, none of this Agreement, the Ancillary Documents nor the Transactions shall constitute a SPAC Acquisition Proposal.
“SPAC Benefit Plans” has the meaning set forth in Section 4.19.
“SPAC Board” has the meaning set forth in the recitals to this Agreement.
“SPAC Board Recommendation” has the meaning set forth in Section 5.8.
“SPAC Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of the SPAC filed with the Secretary of State of the State of Delaware on October 4, 2021.
“SPAC Change in Recommendation” has the meaning set forth in Section 5.8.
“SPAC Disclosure Schedules” means the disclosure schedules to this Agreement delivered to the Company by SPAC on the date of this Agreement.
“SPAC Expenses” means, as of any determination time, the aggregate amount of fees, expense, commissions or other amounts incurred by or on behalf of, or otherwise payable by, whether or not due, SPAC in connection with (a) SPAC’s initial public offering to the extent such fees were deferred and remain outstanding as of such determination time, and (b) the negotiation, preparation or execution of a Business Combination, including this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, including (a) the fees and expenses of outside legal counsel, accountants, advisors, brokers, investment bankers, consultants, or other agents or service providers of SPAC, (b) fifty percent (50%) of all fees for registering the Company Securities on the Registration Statement / Proxy Statement, (c) fifty percent (50%) of all filing fees payable to Governmental Entities in connection with the Transactions and (d) any other fees, expenses, commissions or other amounts that are expressly allocated to SPAC pursuant to this Agreement or any Ancillary Document. Notwithstanding the foregoing or anything to the contrary herein, SPAC Expenses shall not include any Company Expenses.
“SPAC Financial Statements” means all of the financial statements of SPAC included in the SPAC SEC Reports.
“SPAC Fundamental Representations” means the representations and warranties set forth in Section 4.1 (Organization and Qualification), Section 4.2 (Authority), Section 4.4 (Brokers), Section 4.6 (Capitalization of SPAC) and Section 4.18 (Absence of Changes).

“SPAC Liabilities” means, as of any determination time, the aggregate amount of Liabilities of SPAC that would be accrued on a balance sheet in accordance with GAAP, whether or not such Liabilities are due and payable as of such time. Notwithstanding the foregoing or anything to the contrary herein, SPAC Liabilities shall not include any SPAC Expenses.
“SPAC Material Adverse Effect” means any Effect that, individually or in the aggregate with any other Effect, has had or would reasonably be expected to have a material adverse effect on the business, results of operations or financial condition of SPAC; provided, however, that none of the following shall be deemed to constitute, alone or in combination, or be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur: any adverse Effect arising after the date of this Agreement from or related to (i) general business or economic conditions in or affecting the United States or Israel, or changes therein, or the global economy generally, (ii) acts of war, sabotage or terrorism (including cyberterrorism) in the United states or Israel or any other territories in which a material portion of the business of the Group Companies is located, (iii) changes in conditions of the economic, banking, credit, capital or securities markets generally in the United States or Israel, or changes therein, including changes in interest rates in the United States or Israel and changes in exchange rates for the currencies of such countries, (iv) changes in any applicable Laws or accounting requirements or principles required by or GAAP or any official interpretation thereof, (v) the execution or public announcement of this Agreement or the pendency or consummation of the Transactions, including the impact thereof on the relationships, contractual or otherwise, of SPAC with employees, investors, contractors, lenders, partners or other third-parties related thereto (provided that the exception in this clause (v) shall not apply to the representations and warranties set forth in Section 4.3(b) to the extent that its purpose is to address the consequences resulting from the public announcement or pendency or consummation of the Transactions or the condition set forth in Section 6.2(a) to the extent it relates to such representations and warranties), (vi) any hurricane, tornado, flood, earthquake, tsunami, natural disaster, mudslides, wild fires, epidemics, pandemics (including COVID-19 or SARS-CoV-2 virus (or any mutation or variation thereof)) or other outbreaks of diseases or public health events, acts of God or other natural disasters or comparable events in the United States or Israel, or any escalation of the foregoing; provided, however, that any Effect resulting from a matter described in any of the foregoing clauses (i) through (iv) or (vi) may be taken into account in determining whether a SPAC Material Adverse Effect has occurred or is reasonably likely to occur to the extent such Effect has a disproportionate adverse effect on SPAC, taken as a whole, relative to other participants operating in the industries or markets in which SPAC operates.
“SPAC Non-Party Affiliates” means, collectively, each SPAC Related Party and each of the former, current or future Affiliates, Representatives, successors or permitted assigns of any SPAC Related Party (other than, for the avoidance of doubt, SPAC).
“SPAC Prospectus” has the meaning set forth in Section 8.19.
“SPAC Related Party” has the meaning set forth in Section 4.10.
“SPAC Related Party Transactions” has the meaning set forth in Section 4.10.
“SPAC SEC Reports” has the meaning set forth in Section 4.7.
“SPAC Share” means a share of common stock of SPAC, par value $0.0001 per share.
“SPAC Stockholder Approval” means approval of the Transaction Proposals by the affirmative vote of the holders of the requisite number of SPAC Shares and Sponsor Group Shares entitled to vote thereon, whether in person or by proxy at the SPAC Stockholders Meeting (or any adjournment thereof), in accordance with the Governing Documents of SPAC, the rules and regulations of Nasdaq, and applicable Law.
“SPAC Stockholder Redemption” means the right of the holders of SPAC Shares to redeem all or a portion of their SPAC Shares (in connection with the Transactions contemplated by this Agreement or otherwise) as set forth in Governing Documents of SPAC and the Trust Agreement.
“SPAC Stockholders” means, collectively, holders of SPAC Shares, Sponsor Group and holders of SPAC Warrants.
“SPAC Stockholders Meeting” has the meaning set forth in Section 5.8.

“SPAC Unit” means a unit of SPAC, consisting of (a) one (1) SPAC Share and (b) one (1) SPAC Warrant.
“SPAC Warrants” means a warrant entitling the holder to purchase three-fourths (3/4) of a SPAC Share per warrant at a price of $11.50 per whole share, subject to adjustment in accordance with the Warrant Agreement (including, for the avoidance of doubt, each such warrant held by Sponsor Group).
“Sponsor” means DC Rainier SPV LLC.
“Sponsor Group” means the Sponsor, A.G.P. Alliance Global Partners and the directors and officers of the SPAC who initially purchased shares of common stock of the SPAC.
“Sponsor Group Share” means a SPAC Share beneficially owned or owned of record by Sponsor Group or its Affiliates.
“Sponsor Support Agreement” has the meaning set forth in the recitals to this Agreement.
“Standard Inbound License” means any Contract for third party Intellectual Property Rights licensed on a non-exclusive basis to a Group Company that is generally, commercially available Software and (a) has not been modified or customized for and at the request of a Group Company, and (b) is licensed for a one-time or annual fee under $100,000.
“Subscribers” has the meaning set forth in the recitals to this Agreement.
“Subscription Agreements” has the meaning set forth in the recitals to this Agreement.
“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership or other legal entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of such Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity (other than a corporation), a majority of the partnership or other similar ownership interests thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more Subsidiaries of such Person or a combination thereof and for this purpose, a Person or Persons own a majority ownership interest in such a business entity (other than a corporation) if such Person or Persons shall be allocated a majority of such business entity’s gains or losses or shall be a, or control any, managing director or general partner of such business entity (other than a corporation). The term “Subsidiary” shall include all Subsidiaries of such Subsidiary.
“Supporting Company Shareholders” has the meaning set forth in the recitals to this Agreement.
“Surviving Company” has the meaning set forth in Section 2.1(a).
“TASE” means the Tel Aviv Stock Exchange.
“Tax” means any federal, state, local or non-United States income, gross receipts, franchise, estimated, alternative minimum, sales, use, transfer, value added, excise, stamp, customs, duties, ad valorem, real property, personal property (tangible and intangible), capital stock, social security, national insurance (‘bituach leumi’), national health insurance (‘bituach briyut’), unemployment, payroll, wage, employment, inflation linkage (‘hefreshei hatzmada’), severance, occupation, registration, environmental, communication, mortgage, profits, license, lease, service, goods and services, withholding, premium, turnover, windfall profits or other taxes of any kind whatever, whether computed on a separate or combined, unitary or consolidated basis or in any other manner, together with any interest, deficiencies, penalties, additions to tax, or additional amounts imposed by any Governmental Entity with respect thereto.
“Tax Authority” means any Governmental Entity responsible for the collection or administration of Taxes or Tax Returns.
“Tax Return” means returns, information returns, statements, declarations, claims for refund, schedules, attachments and reports relating to Taxes filed or required to be filed with any Governmental Entity, including any schedule or attachment thereto and including any amendments thereof.

“Termination Date” has the meaning set forth in Section 7.1(d).
“Trade Control Laws” means any applicable Law related to (a) trade, import and export controls, including the U.S. Export Administration Regulations, 15 C.F.R. Parts 730-774), and the Export Controls Act of 2018, 22 U.S.C. 2751 et seq., the Israeli Control of Products and Services Order (Engagement in Encryption), 1974, the Israeli Control of Products and Services Order (Export of Security Equipment and Security Information), 1991, the Israeli Defense Export Control Order (Combat Equipment), 2008, the Israeli Defense Export Control Law, 2007, and Israeli Ministry of Economy List of Source Items and Dual Use Items, and all other export control laws, regulations and/or directives administered by the Israeli Ministry of Defense, including the Israeli Trading With the Enemy Ordinance, 1939 or (b) anti-boycott measures.
“Transaction Litigation” has the meaning set forth in Section 5.2(c).
“Transaction Proposals” has the meaning set forth in Section 5.8.
“Transaction Support Agreements” has the meaning set forth in the recitals to this Agreement.
“Transactions” has the meaning set forth in the recitals to this Agreement.
“Trust Account” has the meaning set forth in Section 8.19.
“Trust Agreement” has the meaning set forth in Section 4.8(a).
“Trustee” has the meaning set forth in Section 4.8(a).
“Unpaid Company Expenses” means the Company Expenses that are unpaid as of immediately prior to the Closing.
“Unpaid SPAC Expenses” means the SPAC Expenses that are unpaid as of immediately prior to the Closing.
“Unpaid SPAC Liabilities” means the SPAC Liabilities as of immediately prior to the Closing.
“Valid Certificate” means, in respect of a payor, a valid certificate or ruling issued by the ITA in form and substance reasonably acceptable to the Company and the Exchange Agent: (a) exempting such payor from the duty to withhold Israeli Taxes with respect to the applicable payment, (b) determining the applicable rate of Israeli Taxes to be withheld from the applicable payment or (c) providing any other instructions regarding the payment or withholding with respect to the applicable payment.
“VAT” has the meaning set forth in Section 3.17(f).
“WARN Act” means the federal Worker Adjustment and Retraining Notification Act of 1988 or any similar Law.
“Warrant Agreement” means the Warrant Agreement, dated as of October 4, 2021, by and between SPAC and AST.
“Willful Breach” means a material breach that is a consequence of an act undertaken or a failure to act by the breaching party with the knowledge that the taking of such act or such failure to act would, or would reasonably be expected to, constitute or result in a breach of this Agreement.
“Withholding Drop Date” has the meaning set forth in Section 2.6(b).
“Withholding Ruling” has the meaning set forth in Section 2.6(b).
ARTICLE II.
MERGER
Section 2.1   The Merger.
(a)   On the terms and subject to the conditions set forth in this Agreement and in accordance with the applicable provisions of the DGCL, on the Closing Date, Merger Sub shall merge with and into SPAC (the

“Merger”) at the Effective Time. Following the Effective Time, the separate existence of Merger Sub shall cease and SPAC shall continue as the surviving company of the Merger (the “Surviving Company”).
(b)   At the Closing, the Merger shall be consummated in accordance with this Agreement and the DGCL and evidenced by a certificate of merger between Merger Sub and SPAC (the “Certificate of Merger”), such Merger to be consummated immediately upon filing of the Certificate of Merger or at such later time as may be agreed by SPAC and the Company in writing and specified in the Certificate of Merger (the “Effective Time”).
(c)   At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property of every description, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of Merger Sub and SPAC shall become the property, rights, business, undertakings, goodwill, benefits, immunities and privileges, agreements, powers and franchises, debts, Liabilities, duties and obligations of the Surviving Company (including all rights and obligations with respect to the Trust Account), which shall include the assumption by the Surviving Company of any and all agreements, covenants, duties and obligations of Merger Sub and SPAC set forth in this Agreement to be performed after the Effective Time.
(d)   If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Company with full right, title and interest in, to and under, and/or possession of, all assets, property, rights, privileges, powers and franchises of the Merger Sub and SPAC, the officers and directors of the Merger Sub and SPAC are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.
(e)   At the Effective Time, the Governing Documents of the Surviving Company shall be amended and restated to be in the form of the Governing Documents of Merger Sub in effect immediately prior to the Effective Time, until thereafter changed or amended as provided therein or by applicable Law.
(f)    At the Effective Time, subject to obtaining the Company Shareholder Approval, the articles of association of the Company shall be amended and restated in their entirety to be in the form of the Company A&R Articles of Association, until thereafter changed or amended as provided therein or by applicable Law, and the Company A&R Articles of Association shall be filed with the Israel Companies Register.
(g)   At the Effective Time, the directors and officers of Merger Sub immediately prior to the Effective Time shall be the initial directors and officers of the Surviving Company, each to hold office in accordance with the Governing Documents of the Surviving Company until such director’s or officer’s successor is duly elected or appointed and qualified, or until the earlier of their death, resignation or removal. At the Effective Time, the Company Board include one member (1) initially designated by the Sponsor Group (the “Sponsor Group Designee”). The Sponsor Group Designee shall qualify as “independent” in accordance with Nasdaq requirements.
Section 2.2   Merger Consideration.   At the Effective Time, by virtue of the Merger and without any action on the part of any Party or the holders of the securities of SPAC, holders of the securities of the Company or holders of the securities of Merger Sub:
(a)   Each SPAC Unit issued and outstanding immediately prior to the Effective Time shall be automatically detached and the holder thereof shall be deemed to hold one (1) SPAC Share and one (1) SPAC Warrant that will entitle the holder thereof to purchase three-fourths (3/4) of a SPAC Share, which underlying securities shall be converted in accordance with the applicable terms of this Section 2.2.
(b)   Each SPAC Share issued and outstanding immediately prior to the Effective Time shall be converted automatically into the Per Share Consideration, following which all SPAC Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. The holders of SPAC Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.

(c)   Each Sponsor Group Share issued and outstanding immediately prior to the Effective Time shall be automatically converted into the Per Share Consideration, following which all Sponsor Group Shares shall automatically be canceled and shall cease to exist by virtue of the Merger. Sponsor Group shall cease to have any rights with respect to such shares, except as provided herein or under applicable Law.
(d)   All rights with respect to SPAC Shares underlying SPAC Warrants shall be converted into rights with respect to Company Ordinary Shares and thereupon assumed by the Company. Accordingly, from and after the Effective Time: (i) each SPAC Warrant assumed by the Company may be exercised solely for Company Ordinary Shares; (ii) the number of Company Ordinary Shares subject to each SPAC Warrant assumed by the Company shall be determined by multiplying (x) the number of SPAC Shares that were subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration, and rounding the resulting number down to the nearest whole number of Company Ordinary Shares; (iii) the per share exercise price for the Company Ordinary Shares issuable upon exercise of each SPAC Warrant assumed by the Company shall be determined by dividing (x) the exercise price per SPAC Share subject to such SPAC Warrant, as in effect immediately prior to the Effective Time, by (y) the Per Share Consideration; and (iv) any restriction on the exercise of any SPAC Warrant assumed by the Company shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such SPAC Warrant shall otherwise remain unchanged; provided, however, that: (A) to the extent provided under the terms of a SPAC Warrant, such SPAC Warrant assumed by the Company in accordance with this Section 2.2(d) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to Company Ordinary Shares subsequent to the Effective Time; and (B) the Company Board or a committee thereof shall succeed the authority and responsibility, if any, of the SPAC Board or any committee thereof with respect to each SPAC Warrant assumed by the Company.
(e)   Each issued and outstanding share of capital stock of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into and become one validly issued, fully paid and non-assessable share of common stock, par value $0.0001 per share, of the Surviving Company, which shall constitute the only outstanding share of capital stock of the Surviving Company.
Section 2.3   No Fractional Company Ordinary Shares.   No certificates for Company Ordinary Shares representing fractional Company Ordinary Shares or book entry credit of the same will be issued upon the conversion of SPAC Shares or Sponsor Group Shares, and such fractional interests will not entitle the owner thereof to vote or to have any rights as a holder of any Company Ordinary Shares. Notwithstanding any other provision of this Agreement, in lieu of receiving any fraction of a Company Ordinary Share, all fractions of Company Ordinary Shares that otherwise would be issued hereunder shall be aggregated and the resulting fraction of a Company Ordinary Share will be rounded up to a whole Company Ordinary Share.
Section 2.4   Closing of the Transactions Contemplated by this Agreement.   The closing of the transactions contemplated by this Agreement (the “Closing”) shall take place electronically by exchange of the closing deliverables by the means provided in Section 8.11 as promptly as reasonably practicable, but in no event later than the third (3rd) Business Day, following the satisfaction (or, to the extent permitted by applicable Law, waiver) of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to satisfaction or waiver of such conditions) (the “Closing Date”) or at such other place, date and/or time as SPAC and the Company may agree in writing.
Section 2.5   Deliverables.
(a)   As promptly as reasonably practicable following the date of this Agreement, but in no event later than ten (10) Business Days prior to the Closing Date, SPAC and the Company shall appoint AST (or its applicable Affiliate) as an exchange agent (the “Exchange Agent”) and enter into an exchange agent agreement with the Exchange Agent for the purpose of (i) exchanging each SPAC Share and Sponsor Group Share on the stock transfer books of SPAC immediately prior to the Effective Time for the Per Share Consideration issuable in respect of such SPAC Shares or Sponsor Group Shares, as applicable, pursuant to Section 2.2(b) and Section 2.2(c) (after giving effect to any required Tax withholding as provided under Section 2.6) and on the terms and subject to the other conditions set forth in this Agreement and (ii) exchanging each SPAC

Warrant on the stock transfer books of SPAC immediately prior to the Effective Time for the Company Warrants issuable in respect of such SPAC Warrants pursuant to Section 2.2(d) and on the terms and subject to the other conditions set forth in this Agreement. Notwithstanding the foregoing or anything to the contrary herein, in the event that AST is unable or unwilling to serve as the Exchange Agent, then SPAC and the Company shall, as promptly as reasonably practicable thereafter, but in no event later than the Closing Date, mutually agree upon an exchange agent (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), SPAC and the Company shall appoint and enter into an exchange agent agreement with such exchange agent, who shall for all purposes under this Agreement constitute the Exchange Agent.
(b)   At the Effective Time, the Company shall deposit, or cause to be deposited, with the Exchange Agent, for the benefit of the holders of SPAC Shares, Sponsor Group Shares and SPAC Warrants, and for exchange in accordance with this Section 2.5 through the Exchange Agent, (i) evidence of Company Ordinary Shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) in exchange for the SPAC Shares and Sponsor Group Shares outstanding immediately prior to the Effective Time and (ii) evidence of Company Warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(d) in exchange for the SPAC Warrants, in each case after giving effect to any required Tax withholding as provided under Section 2.6. All (i) shares in book-entry form representing the Aggregate Transaction Share Consideration issuable pursuant to Section 2.2(b) and Section 2.2(c) deposited with the Exchange Agent and (ii) warrants in book-entry form representing the Company Warrants issuable pursuant to Section 2.2(d) deposited with the Exchange Agent shall be collectively referred to in this Agreement as the “Exchange Fund”.
(c)   Each SPAC Stockholder whose SPAC Shares have been converted into the right to receive the Per Share Consideration pursuant to Section 2.2(b) shall be entitled to receive the Per Share Consideration to which he, she or it is entitled on the date provided in Section 2.5(f).
(d)   Each SPAC Stockholder whose Sponsor Group Shares have been converted into the right to receive Per Share Consideration pursuant to Section 2.2(d) shall be entitled to receive the Per Share Consideration to which it is entitled on the date provided in Section 2.5(f).
(e)   Each SPAC Stockholder and each member of the Sponsor Group whose SPAC Warrants have been converted into the right to receive Company Warrants pursuant to Section 2.2(d) shall be entitled to receive Company Warrants to which he, she or it is entitled on the date provided in Section 2.5(f).
(f)   The Company and SPAC shall take all necessary actions to cause the Per Share Consideration and the Company Warrants to be issued in book-entry form within three (3) Business Days after the Effective Time.
(g)   If the Per Share Consideration is to be issued to a Person other than the SPAC Stockholder or member of the Sponsor Group in whose name the transferred SPAC Share or Sponsor Group Share in book-entry form is registered, it shall be a condition to the issuance of the Per Share Consideration that (i) such SPAC Share or Sponsor Group Share, as applicable, in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Share or Sponsor Group Share, as applicable, in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.
(h)   If the Company Warrants to be issued to a Person other than the SPAC Stockholder or member of the Sponsor Group in whose name the transferred SPAC Warrant in book-entry form is registered, it shall be a condition to the issuance of the Company Warrants that (i) such SPAC Warrant in book-entry form shall be properly transferred and (ii) the Person requesting such consideration pay to the Exchange Agent any transfer Taxes required as a result of such consideration being issued to a Person other than the registered holder of such SPAC Warrant in book-entry form or establish to the satisfaction of the Exchange Agent that such transfer Taxes have been paid or are not payable.
(i)   No interest will be paid or accrued on the Aggregate Transaction Share Consideration or the Company Warrants to be issued pursuant to this Article II (or any portion thereof). From and after the Effective Time, until surrendered or transferred, as applicable, in accordance with this Section 2.5, each SPAC

Share and Sponsor Group Share shall solely represent the right to receive the Per Share Consideration to which such SPAC Share or Sponsor Group Share, as applicable, is entitled to receive pursuant to Section 2.2(b) or Section 2.2(c), as applicable, and each SPAC Warrant shall solely represent the right to receive the Company Warrants to which such SPAC Warrant is entitled to receive pursuant to Section 2.2(d).
(j)   At the Effective Time, the stock transfer books of SPAC shall be closed and there shall be no transfers of SPAC Shares, Sponsor Group Shares or SPAC Warrants that were outstanding immediately prior to the Effective Time.
(k)   Any portion of the Exchange Fund that remains unclaimed by the SPAC Stockholders twelve (12) months following the Closing Date shall be delivered to the Company or as otherwise instructed by the Company, and any SPAC Stockholder who has not exchanged his, her or its SPAC Shares, Sponsor Group Shares or SPAC Warrants, as applicable, for the Per Share Consideration or the Company Warrants, as applicable, in accordance with this Section 2.5 prior to that time shall thereafter look only to the Company for the issuance of the Per Share Consideration or the Company Warrants, as applicable, without any interest thereon. None of the Company, the Surviving Company or any of their respective Affiliates shall be liable to any Person in respect of any consideration delivered to a public official pursuant to any applicable abandoned property, unclaimed property, escheat, or similar Law. Any Aggregate Transaction Share Consideration or Company Warrants remaining unclaimed by the SPAC Stockholders immediately prior to such time when the amounts would otherwise escheat to or become property of any Governmental Entity shall become, to the extent permitted by applicable Law, the property of the Company free and clear of any claims or interest of any Person previously entitled thereto.
Section 2.6   Withholding(a).
(a)   Each of SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable pursuant to this Agreement such amounts as are required to be deducted and withheld under applicable Tax Law. To the extent that amounts are so withheld and timely remitted to the applicable Governmental Entity, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Each of the SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall use its commercially reasonable efforts to provide notice of any deduction or withholding that it intends to make (or cause to be made) from any amount payable to Sponsor pursuant to this Agreement prior to the date of the relevant payment (provided, however, that the notice requirement shall not apply to any withholding required under applicable Law for compensatory amounts or as a result of a failure to deliver the certificates described in Section 6.3(i)). SPAC, the Company, Merger Sub, the Exchange Agent and each of their respective Affiliates shall use their commercially reasonable efforts to eliminate or reduce any such deduction or withholding (including through the request and provision of any statements, forms or other documents to reduce or eliminate any such deduction or withholding).
(b)   With respect to Israeli Taxes, the Company has filed with the ITA an application for a ruling, requesting (i) the exemption of each Payor and its respective agents from any obligation to withhold Israeli Tax from any consideration payable, issued or otherwise deliverable to the holders of SPAC Shares and SPAC Warrants (each, a “Payee”) pursuant to this Agreement or clarifying that no such obligation exists, or (ii) instructing the Payor and its agents as to the amount and from of such withholding Tax to be withheld from such consideration (the “Withholding Ruling”). If the Withholding Ruling is obtained by the Closing Date, then the Payor shall comply with the provisions of the Withholding Ruling; provided, however, that if the Withholding Ruling is not obtained for any reason whatsoever prior to the Closing Date, the Closing will not be delayed, postponed or otherwise effected. Each Payor shall be entitled to deduct and withhold (or cause to be deducted and withheld) from any amount payable or issued pursuant to this Agreement to a Payee who holds five percent (5%) or more in the SPAC share capital (on an issued and fully diluted basis) immediately after to the Closing (each, a “5% Payee”). Unless otherwise required by a written demand by the ITA, no deduction or withholding shall be made in respect of Payees holding less than five percent (5%) in the SPAC share capital (on an issued and fully diluted basis). The consideration payable or issued to each 5% Payee shall be retained by the Exchange Agent for the benefit of each such 5% Payee for a period of up to 180 days from the Closing Date (which may be extended as the parties agree in good faith) or as otherwise requested by the ITA (the “Withholding Drop Date”) (during which time (i) no Payor shall make any payments to any 5% Payee or withhold any amounts for Israeli Taxes from the payments deliverable pursuant to this Agreement, except as provided below and during which time each 5% Payee may obtain a Valid Certificate and (ii) a Payee may order the Exchange Agent to sell such Payee’s retained Company Ordinary Shares and Company Warrants, or a portion thereof). If a 5% Payee delivers, no later than three (3) Business Days prior to the Withholding Drop Date, a Valid Certificate to the Payor, then the deduction and withholding of any Israeli Taxes shall be made only in accordance with the provisions of such Valid Certificate, and the balance of the consideration that is not withheld shall be transferred to such 5% Payee concurrently therewith subject to any non-Israeli withholding which is applicable to the payment (if any). If any 5% Payee (i) fails to provide the Payor with a Valid Certificate at least three (3) Business Days prior to the Withholding Drop Date, or (ii) submits a written request to the Exchange Agent to release its portion of the consideration prior to the Withholding Drop Date and fails to submit a Valid Certificate at or before such time, then the amount to be withheld from such Payee’s portion of the consideration shall be calculated according to the applicable withholding rate in accordance with applicable Laws.
(c)   To the extent that the Exchange Agent is obliged to withhold Israeli Taxes, the Payee shall provide the Exchange Agent with the amount due with regards to such Israeli Taxes prior to the release of the consideration to the Payee. In the event that the Payee fails to provide the Exchange Agent with the full amount necessary to satisfy such Israeli Taxes no later than three (3) Business Days before the Withholding Drop Date, the Exchange Agent shall be entitled to sell the Payee’s retained Company Ordinary Shares and Company Warrants to the extent necessary to satisfy the full amount due with regards to such Israeli Taxes.
(d)   Any withholding made in NIS with respect to payments made hereunder in dollars shall be calculated based on a dollars-to-NIS exchange rate known on the date of the actual payment.
(e)   Each Payee hereby shall be deemed, by virtue of the Merger, to have waived, released and absolutely and forever discharged the Payor from and against any and all claims for any losses in connection with the forfeiture or sale of any portion of the Company Ordinary Shares and Company Warrants otherwise deliverable to such Payee in compliance with the withholding requirements under this Section 2.6. To the extent that the Exchange Agent is unable, for whatever reason, to sell the applicable portion of Company Ordinary Shares and the Company Warrants required to finance applicable deduction or withholding requirements, then the Exchange Agent shall be entitled to hold all of the Company Ordinary Shares and Company Warrants otherwise deliverable to the applicable Payee until the earlier of: (i) the receipt of a Valid Certificate fully exempting the Exchange Agent from Tax withholding or receipt of cash amount equal to the Tax that should be withheld by the Exchange Agent; or (ii) such time when the Exchange Agent is able to sell the portion of such Company Ordinary Shares and Company Warrants otherwise deliverable to such Payee that is required to enable the Exchange Agent to comply with such applicable deduction or withholding requirements. Any costs or expenses incurred by the Exchange Agent in connection with such sale shall be borne by, and deducted from the payment to, the applicable Payee.
Section 2.7   Registration Rights Agreement.   Each member of the Sponsor Group has entered into the Sponsor Support Agreement with the Company, pursuant to which each member of the Sponsor Group has agreed, subject to certain limited exceptions, not to transfer, assign or sell any of the Company Ordinary Shares held by them for a period of nine (9) months after the Closing Date. The Company has entered into the Registration Rights Agreement with certain Company Shareholders and the Sponsor Group, pursuant to which, among other things, the Company will agree to register for resale under the Securities Act (i) the Company Ordinary Shares and Company Warrants issued or issuable to the Sponsor Group pursuant to this Agreement (including the Company Ordinary Shares underlying the Company Warrants), (ii) the Company Ordinary Shares issued pursuant to the Subscription Agreements and (iii) the Company Ordinary Shares held by certain Company Shareholders.
Section 2.8   Adjustments.   The Per Share Consideration and other dependent items shall be adjusted appropriately to reflect the effect of any stock split, reverse stock split, including a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, stock dividend, reorganization, recapitalization, reclassification, combination, exchange of shares or other like change with respect to the number of Company Ordinary Shares outstanding after the date hereof and prior to the Effective Time, so as to provide the holders of SPAC Shares, Sponsor Group Shares and SPAC Warrants and the recipients of the Per Share Consideration with the same economic effect as contemplated by this

Agreement prior to such event and as so adjusted shall, from and after the date of such event, be the Per Share Consideration and other dependent items.
ARTICLE III.
REPRESENTATIONS AND WARRANTIES RELATING TO THE GROUP COMPANIES AND MERGER SUB
Except as disclosed in (i) the Company Reporting Documents filed with the ISA by the Company on or after January 1, 2019 and prior to the date of this Agreement (but in each case excluding any risk factor disclosure contained in a “risk factors” section (other than any factual information contained therein) or in any “forward-looking statements” legend or other similar disclosures included therein to the extent they are similarly predictive or forward-looking in nature), to the extent publicly available on the ISA’s Internet-based “MAGNA” system and the TASE website or (ii) in the Company Disclosure Schedules, the Company and Merger Sub, jointly and severally, hereby represent and warrant to SPAC as follows:
Section 3.1   Organization and Qualification.
(a)   Each Group Company and Merger Sub is a corporation, limited liability company or other applicable business entity duly organized or formed, as applicable, validly existing and in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) under the laws of its jurisdiction of formation or organization (as applicable). Section 3.1(a) of the Company Disclosure Schedules sets forth the jurisdiction of formation or organization (as applicable) for each Group Company and Merger Sub. Each Group Company and Merger Sub has the requisite corporate, limited liability company or other applicable business entity power and authority to own, lease and operate its material properties and to carry on its businesses as presently conducted in all material respects.
(b)   True, correct and complete copies of the Governing Documents of each Group Company and Merger Sub have been made available to SPAC, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of each Group Company and Merger Sub are in full force and effect, and no Group Company or Merger Sub is in breach or violation in any material respect of any provision set forth in its Governing Documents. A correct and complete list of the directors or managers (as applicable) and officers of each Group Company is set forth on Section 3.1(b) of the Company Disclosure Schedules.
(c)   Each Group Company is duly qualified or licensed to transact business and is in good standing (or the equivalent thereof, if applicable, in each case, with respect to the jurisdictions that recognize the concept of good standing or any equivalent thereof) in each jurisdiction set forth on Section 3.1(c) of the Company Disclosure Schedules in which the property and assets owned, leased or operated by it, or the nature of the business conducted by it, makes such qualification or licensing necessary, except, in each case, where failure to be so licensed or qualified would not, individually or in the aggregate, reasonably be expected to have, a Company Material Adverse Effect.
(d)   The Company has no direct or indirect Subsidiaries other than those listed on Section 3.1(d) of the Company Disclosure Schedules. Except as set forth on Section 3.1(d) of the Company Disclosure Schedules, the Company owns all of the outstanding Equity Securities of the Subsidiaries, free and clear of all Liens other than Permitted Liens, either directly or indirectly through one or more other Subsidiaries. Except with respect to the Subsidiaries, the Company does not own, directly or indirectly, any equity or voting interest in any Person and, except with respect to the Subsidiaries or as provided by this Agreement, the Company does not have any agreement or commitment to purchase any such interest, and has not agreed and is not obligated to make nor is bound by any Contract under which it may become obligated to make any future investment in or capital contribution to any other entity.
(e)   Merger Sub was formed solely for the purpose of effecting the Transactions and has not engaged in any business activities or conducted any operations other than in connection with the Transactions and has no, and prior to the Effective Time, except as expressly contemplated by this Agreement, will have no, assets, liabilities or obligations other than those incident to its formation.

Section 3.2   Capitalization of the Group Companies.
(a)   Section 3.2(a) of the Company Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of all of the Equity Securities (other than Options, which are covered by Section 3.11(i) of the Company Disclosure Schedules) of the Company issued and outstanding and the ownership thereof, including the name of each record holder of such Equity Security of the Company and number of Equity Securities held by each such holder. All of the issued and outstanding Equity Securities of the Company have been duly authorized and validly issued. All of the issued and outstanding Company Ordinary Shares are fully paid and non-assessable. The issuance of Company Ordinary Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, be duly authorized, validly issued, fully paid and non-assessable. The Equity Securities of the Company (i) were not issued in violation of the Governing Documents of the Company or any other Contract to which the Company is party or bound, (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of the Company) and were not issued in violation of any preemptive rights, call option, right of first refusal or first offer, subscription rights, transfer restrictions or similar rights of any Person and (iii) have been offered, sold and issued in compliance in all material respects with applicable Law, including Securities Laws. Except for the Company Equity Awards set forth on Section 3.2(a) or Section 3.11(i) of the Company Disclosure Schedules or the Company Equity Awards either permitted by Section 5.1(b) or issued, granted or entered into in accordance with Section 5.1(b), the Company has no outstanding options, restricted stock, phantom stock, stock or equity appreciation rights, equity ownership interests or other equity, equity-based or similar rights in the Company, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Company.
(b)   The Equity Securities of the Company are free and clear of all Liens (other than transfer restrictions under applicable Securities Law or Permitted Liens). Except for the Governing Documents of the Company, there are no voting trusts, proxies or other Contracts to which the Company is a party with respect to the voting or transfer of the Company’s Equity Securities.
(c)   Section 3.2(c) of the Company Disclosure Schedules sets forth a true and complete statement of the number and class or series (as applicable) of all of the Equity Securities of each Subsidiary of the Company issued and outstanding and the holders of such Equity Securities. Except as set forth on Section 3.2(c) of the Company Disclosure Schedules, none of the Group Companies owns or controls and has never owned or controlled, directly or indirectly, any Equity Securities in any, or has or has had any commitment or obligation to invest in, purchase any securities or obligations of, fund, guarantee, contribute or maintain the capital of or otherwise financially support any, Person. Other than as set forth on Section 3.2(c) of the Company Disclosure Schedules, there are no outstanding (i) stock or equity appreciation, phantom equity, or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, preemptive rights, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require any Subsidiary of the Company to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of the Subsidiaries of the Company. Except for their respective Governing Documents, there are no voting trusts, proxies or other Contracts with respect to the voting or transfer of any Equity Securities of any Subsidiary of the Company.
Section 3.3   Authority.
(a)   Each of the Company Parties has the requisite corporate, limited liability or other similar power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the Company Shareholder Approval, the execution, delivery and performance of this Agreement and the Ancillary Documents to which any Company Party is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate, limited liability company (or other similar) action on the part of the applicable Company Party. Except for the Company Shareholder Approval, no other corporate or equivalent Proceeding on the part of any Company Party is necessary to authorize this Agreement or the Ancillary Documents and any Company Party’s performance hereunder or thereunder. This Agreement has been and each Ancillary Document to which either Company Party is or will be a party has been or will be, upon execution and delivery thereof, as applicable, duly and validly executed and delivered by the applicable Company Party, and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding obligation of the applicable Company Party (assuming that this Agreement and the Ancillary Documents to which either Company Party is or will be a party are or will be upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against the applicable Company Party in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
(b)   At a meeting duly called and held, the Company Board has: (i) determined that this Agreement and the Transactions are advisable and in the best interests of the Company and the Company Shareholders, (ii) approved the Transactions, and (iii) resolved to recommend to the Company Shareholders each of the matters set forth in the Company Shareholder Proposals.
Section 3.4   Financial Statements; Undisclosed Liabilities.
(a)   The Company has made available to SPAC an accurate, true and complete copy of (i) the audited consolidated balance sheets of the Group Companies as of December 31, 2019 and December 31, 2020 and the related audited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for each of the periods then ended and (ii) the unaudited consolidated balance sheets of the Group Companies as of June 30, 2020 and June 30, 2021 (the “Latest Balance Sheet”) and the related unaudited statements of operations, changes in shareholders’ equity and cash flows of the Group Companies for the six (6)-month period then ended (clauses (i) and (ii), collectively, the “Financial Statements”), each of which are attached as Section 3.4(a) of the Company Disclosure Schedules. Each of the Financial Statements (including the notes thereto) (A) was prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes thereto) throughout the periods indicated, (B) is based upon and consistent with information contained in the books and records of the Company (which books and records are in turn accurate, correct and complete) and (C) fairly presents in all material respects the financial position, results of operations and cash flows of the Group Companies as at the date thereof and for the period indicated therein, except as otherwise specifically noted therein (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes).
(b)   Except (i) as set forth on the face of the Latest Balance Sheet, (ii) for Liabilities incurred in the ordinary course of business since the date of the Latest Balance Sheet (none of which is a Liability for breach of Contract, breach of warranty, tort, infringement or violation of Law), (iii) for Liabilities that would not, individually or in the aggregate, reasonably be expected to be material to the Group Companies, taken as a whole, and (iv) for Liabilities incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of their respective covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions, none of the Group Companies nor Merger Sub has any Liabilities of the type required to be set forth on a balance sheet in accordance with IFRS.
(c)   The Group Companies have established and maintain systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with IFRS and to maintain accountability for the Group Companies’ assets. The Group Companies maintain and, for all periods covered by the Financial Statements, have maintained books and records of the Group Companies in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of the Group Companies in all material respects.

(d)   Except as set forth on Section 3.4(d) of the Company Disclosure Schedules, no Group Company has received any written complaint, or, to the knowledge of the Company, any allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of the Group Companies, (ii) a “material weakness” in the internal controls over financial reporting of the Group Companies or (iii) fraud, whether or not material, that involves management or other employees of the Group Companies who have a significant role in the internal controls over financial reporting of the Group Companies.
(e)   The Group Companies have not entered into any material off-balance sheet transactions.
(f)   The financial projections delivered by the Company to SPAC were prepared in good faith by the Company’s management based on their reasonable estimates and assumptions with respect to the expected future financial performance of the Company at the time the projections were prepared and, as of the date of this Agreement, reflect the Company management’s reasonable estimates and assumptions with respect to the expected future financial performance of the Company.
(g)   Except as set forth on Section 3.4(g) of the Company Disclosure Schedules, the Company has no engagements with financial institutions of any kind, including, but not limited to, bonds, credit agreement, loan agreements and other arrangements, or warranties, Liens, liabilities and guarantees of any kind, which were given in connection with such engagements.
Section 3.5  Consents and Requisite Governmental Approvals; No Violations.
(a)   Except as set forth on Section 3.5(a) of the Company Disclosure Schedules, no Consent, Permit, approval or authorization of, or designation, declaration or filing with or notification to, any Governmental Entity is required on the part of either Company Party with respect to the applicable Company Party’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which the applicable Company Party is or will be party or the consummation of the transactions contemplated by this agreement, except for (i) compliance with and filings and Consents under the HSR Act, if any, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC and (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger, (v) applicable requirements of and filings under the ISL or any other similar Laws, (vi) compliance and filings with the TASE, the ISA, the Israeli Tax Authority, and the Israel Companies Registrar, (vii) the Company Shareholder Approval, which shall have been secured on or prior to the Effective Time, and (viii) any other consents, approvals, authorizations, designations, declarations, waivers or filings, the absence of which would not, individually or in the aggregate, reasonably be excepted to have a Company Material Adverse Effect.
(b)   Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 3.5(a), neither the execution, delivery or performance by either Company Party of this Agreement nor the Ancillary Documents to which the applicable Company Party is or will be a party nor the consummation of Transactions will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of any Company Party’s Governing Documents, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of (A) any Material Contract to which any Group Company is a party or (B) any Material Permits, (iii) violate, or constitute a breach under, any Order or applicable Law (and for the avoidance of doubt, is made under and in compliance with the Israeli Securities Law — 5728 1968) to which any Group Company or Merger Sub or any of their respective properties or assets are bound, (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of any Group Company or Merger Sub, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect or prevent, materially delay or materially impair the ability of either Company Party to consummate the Transactions, or (v) result in the triggering, acceleration or increase of payment to any Person or accelerated vesting of any Company Option.

Section 3.6   Permits.   Each of the Group Companies has all material Permits that are required to own, lease or operate its properties and assets and to conduct its business as currently conducted (the “Material Permits”). Except as is not and would not reasonably be expected to be material to the Group Companies, taken as a whole, (i) each Material Permit is in full force and effect in accordance with its terms, (ii) no written notice of violation, modification, suspension, revocation, cancellation or termination of any Material Permit (or proposed revocation, cancellation or termination) has been received by any of the Group Companies, and (iii) all applications required for the renewal of each such Material Permit have been duly filed on a timely basis with the appropriate Governmental Entity.
Section 3.7   Material Contracts; No Defaults.
(a)   Section 3.7(a) of the Company Disclosure Schedules sets forth a list of all Contracts (whether written or oral): (i) for the sale of Company Products or services or for the purchase of products or services of at least $1,000,000 per year or $2,000,000 in the aggregate, (ii) that purports to limit either the type of business in which a Group Company may engage, the geographic area in which they may engage in business or the ability to sell or purchase from any Person, (iii) containing any indemnification, warranty, support, maintenance, or service that represents a material obligation of a Group Company other than in the ordinary course of business, (iv) under which a Group Company has permitted any material asset to become subject to a Lien (including Permitted Liens) other than in the ordinary course of business and/or any Liens imposed on the Company’s assets, (v) that evidences Indebtedness, whether incurred, assumed, guaranteed, or secured by any asset of a Group Company having an outstanding principal amount in excess of $1,000,000, (vi) involving the acquisition or disposition, directly or indirectly, by merger or otherwise, of assets with an aggregate value in excess of $1,000,000 (other than data assets acquired in the ordinary course of business), or the shares or Equity Securities of any other Person, (vii) any CBA; (viii) any Contract that is a settlement, conciliation or similar agreement with any Governmental Entity or pursuant to which the Company or a Subsidiary will have any material outstanding obligation after the date of this Agreement, (ix) any Contract that is for the employment or engagement of any directors, employees or individual independent contractors at annual base compensation in excess of $700,000, (x) agreement under which it is lessee of or holds or operates any personal property owned by any other party, except for any lease of personal property under which the aggregate annual rental payments do not exceed $200,000, (xi) agreement pursuant to which the Company is granted a lease in, a sublease in, or the right to use or occupy any land or building, (xii) agreement under which it is lessor of or permits any third party to hold or operate any personal property owned or controlled by it, or (xiii) that are a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K promulgated by the SEC) to the Group Companies as a whole (each Contract required to be set forth on Section 3.7(a) of the Company Disclosure Schedules, together with the IP Contracts required to be set forth on Section 3.13(c) of the Company Disclosure Schedules and each of the Contracts entered into after the date of this Agreement or prior to the Closing in accordance with this Agreement that would be required to be set forth on Section 3.7(a) or Section 3.13(c) of the Company Disclosure Schedules if entered into prior to the execution and delivery of this Agreement, collectively, the “Material Contracts”).
(b)   Except as set forth on Section 3.7(b) of the Company Disclosure Schedules, (i) each Material Contract is valid and binding on the applicable Group Company and, to the knowledge of the Company, the counterparty thereto, and is in full force and effect, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) the applicable Group Company and, to the knowledge of the Company, the counterparties thereto are not in material breach of, or default under, any Material Contract and, to the knowledge of the Company, no event has occurred which, with notice or lapse of time or both, would become a material breach or default under any Material Contract, and (iii) the applicable Group Company has not received written notice from any other party to any such Material Contract that such party intends to terminate or not renew any such Material Contract.
(c)   Except as set forth in Section 3.7(c) of the Company Disclosure Schedules, all Material Contracts are being performed without any party thereto relying on any force majeure provisions to excuse non-performance or performance delays arising out of the COVID-19 pandemic or COVID-19 Measures.
(d)   None of the Group Companies has ever been suspended or disbarred from bidding on Contracts or subcontracts for or with any Governmental Entity (“Government Contracts”) and no suspension or debarment actions have been commenced or, to the knowledge of the Company, threatened against any of the Group Companies or any of such Group Company’s directors, officers or employees. None of the Group Companies has received any written notice that they are being audited or investigated by any Governmental Entity with respect to any Government Contracts. Each of the Group Companies has, to the knowledge of the Company, conducted their operations in compliance in all material respects with the requirements of all applicable Laws and regulations pertaining to all Government Contracts and bids for Government Contracts. The Group Companies do not have in effect, nor are they required to have in effect, any security clearances in connection with the operation of their business, except for any security clearances, the loss of which would not, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.8   Absence of Changes.   From the date of the Latest Balance Sheet through the date of this Agreement, (a) no Company Material Adverse Effect has occurred, and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions and for changes resulting from or related to COVID-19 or COVID-19 Measures, (i) the Company has conducted its business in the ordinary course of business in all material respects and (ii) no Group Company has taken any action that (A) would require the consent of SPAC if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.1(b)(i), Section 5.1(b)(iv), Section 5.1(b)(vii), Section 5.1(b)(x), Section 5.1(b)(xiii) or Section 5.1(b)(xiv) or (B) is or would reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect.
Section 3.9   Litigation.   There is no Proceeding pending or, to the Company’s knowledge, threatened against or affecting any Group Company or Merger Sub or either of their assets or properties, including any condemnation or similar Proceedings, or against any of the Company’s officers, directors or employees (in their capacities as officers, directors or employees of the Company), that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. None of the Group Companies, nor Merger Sub nor any of their respective properties or assets is subject to any material Order. As of the date of this Agreement, there are no material Proceedings by a Group Company or Merger Sub pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon Company or Merger Sub which would, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
Section 3.10   Compliance with Applicable Law.   Each Group Company and Merger Sub (a) conducts (and since January 1, 2019, has conducted) its business in accordance with applicable Laws and Orders and is not in violation of any such Law or Order, and (b) to the knowledge of the Company, has not received any written communications from a Governmental Entity that alleges that such Group Company or Merger Sub is not in compliance with any such Law or Order, except in each case of clauses (a) and (b), as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. The Company has adhered, in all material respects, with any reporting or any other obligation vis-à-vis the Israel Innovation Authority (previously known as the Office of the Chief Scientist at the Israeli Ministry of Economy) and to its knowledge, it has not breached any obligations it may have vis-à-vis the Israel Innovation Authority, inter-alia, pursuant to the Israeli Encouragement for Industrial R&D Law 1984.
Section 3.11   Employee Plans.
(a)   Section 3.11(a) of the Company Disclosure Schedules sets forth a true and complete list of all material Employee Benefit Plans. With respect to each material Employee Benefit Plan, the Group Companies have provided SPAC with true and complete copies of (as applicable): (i) all current plan documents pursuant to which the plan is maintained and funded (including any trust agreement, insurance contract or other funding instrument); (ii) the most recent IRS determination or opinion letter (or, for Foreign Benefit Plans, any similar determination by an applicable Governmental Entity); (iii) the most recent summary plan description distributed to participants; (iv) the nondiscrimination and compliance testing results for the three most recent plan years; and (v) all non-ordinary course communications between the Company and any Governmental Entity sent or received in the last three years.
(b)   No Group Company has any Liabilities to provide any retiree or post-employment health or life insurance or other welfare-type benefits to any Person.

(c)   There are no material pending claims or Proceedings with respect to any Employee Benefit Plan (other than routine claims for benefits). With respect to each Employee Benefit Plan, all material contributions, distributions, reimbursements and premium payments that are due have been timely made, or if not yet due, have been properly accrued in accordance with IFRS. Each Employee Benefit Plan has been established, funded, administered and maintained, in form and in operation, in all material respects in compliance with its terms and all applicable Laws.
(d)   Neither the execution and delivery of this Agreement nor the consummation of the Transactions (whether alone or in combination with any other event(s)) will (i) result in any material payment or benefit becoming due to or result in the forgiveness of any Indebtedness of any employee, officer, director or individual independent contractor or consultant of any of the Group Companies (whether current or former), or (ii) require a contribution or payment by any of the Group Companies to any Employee Benefit Plan.
(e)   No amount that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of Indebtedness) by any employee, officer, director, individual independent contractor or other service provider of any of the Group Companies under any Employee Benefit Plan as a result of the consummation of the Transactions would reasonably be expected, separately or in the aggregate, to result in the payment of any “excess parachute payment” (as defined in Section 280G(b)(1) of the Code).
(f)   No Group Company has any current or contingent obligation to make a “gross-up” or similar payment in respect of any Taxes that may become payable under Section 4999 or 409A of the Code.
(g)   Each Foreign Benefit Plan that is required to be registered or intended to be Tax exempt or receive favorable Tax treatment has been registered (and, where applicable, accepted for registration) and satisfies all applicable qualification requirements and has been maintained in all material respects in good standing, to the extent applicable, with each Governmental Entity. All material contributions required to have been made by or on behalf of the Group Companies with respect to plans or arrangements maintained or sponsored a Governmental Entity (including severance, termination indemnities or other similar benefits maintained for employees outside of the U.S.) have been timely made or accrued in accordance with IFRS.
(h)   Except as set forth on Section 3.11(h) of the Company Disclosure Schedules, (i) all employees and (ii) service providers who have access to confidential information of the Group Companies have signed engagement agreements or service agreements that contain confidentiality covenants and (x) all employees and (y) service providers who have been involved in the development of Company Owned Intellectual Property have signed engagement agreements or service agreements that contain confidentiality and inventions assignment covenants in substantially the form delivered or made available to SPAC and the Company has no knowledge of any breach of a confidentiality, non-competition and non-solicitation, invention assignment covenants by any current or former employee of the Group Companies with such assignment agreements conveying and assigning to the respective Group Company effectively assigning ownership of all material Intellectual Property Rights developed by such individual or entity in the context of his or her engagement by the Company, and has expressly and irrevocably waived any and all moral rights and any right to receive compensation in connection therewith (in case of Israeli employees, including without limitation, any right of royalties in connection with “Service Inventions” under Section 134 of the Israeli Patent Law of 1967, or any other similar provision under any applicable). To the knowledge of the Company, no current or former employee or consultant of the Group Companies has excluded any works or inventions necessary for the conduct of the respective Group Companies’ business from his/her/its assignment of inventions to the respective Group Company, and to the knowledge of the Group Companies, no current or former employee or consultant of any Group Company is in violation, of such proprietary information and invention assignment agreement. No current or former employee or consultant engaged by the Company who has contributed to the conception and development of Intellectual Property Rights of the Company has asserted in writing or, to the Group Companies’ knowledge, threatened (orally or in writing) any claim against the Company in connection with such Person’s conception and development of any Intellectual Property Rights of the Group Companies.
(i)   ESOP.   The Company has duly adopted the ALD Ltd. The 2021 Israeli Employee Stock Option Plan (the “Equity Incentive Plan”), which constitutes a Foreign Benefit Plan, and a correct and complete copy of the Equity Incentive Plan, as well as a form of all option awards thereunder, have been provided to the Investor. The Equity Incentive Plan is the only equity-based incentive plan currently in effect with respect to the Company. Section 3.11(i) of the Company Disclosure Schedules accurately sets forth all of the issued and outstanding options to acquire share capital of the Company under the Equity Incentive Plan (“Options”) and the number of shares subject to such issued and outstanding Options held by each holder thereof as of the date of this Agreement and the exercise price thereof, the date on which such Option was granted or issued and expiration date, the applicable vesting schedule, and the extent to which such Option is vested and exercisable as of the date hereof. The Options were duly authorized and were not issued in material violation of any applicable Law, the requirements set forth in the Equity Incentive Plan or the preemptive or similar rights of any Person. The Equity Incentive Plan is intended to qualify as a capital gains route plan under Section 102(b)(2) of the Ordinance (in addition to grants under Section 3) (i) and is deemed approved by passage of time without objection by the ITA. All options which have been originally intended or purported to be granted by the Company pursuant to the capital gains route under Section 102(b)(2) of the Ordinance and all shares issued upon exercise of such Options granted under Section 102(b)(2) (collectively, the “102 Options”), have been issued and to Company’s knowledge maintained in compliance in all material respects with the applicable requirements of Section 102 of the Ordinance, and the regulations, rules and guidelines promulgated in writing thereunder. Each grant of Option was duly authorized in all material respects by all necessary corporate action, including, as applicable, approval by the Company Board and any required shareholder approval by the necessary number of votes or written consents, and the award agreement governing such grant (if any) was executed and delivered by each party thereto. Without derogating from the representations and warranties under this Section 3.11(i), all adjustments or amendments that were made, including to the exercise price, exercise period, vesting schedule or any other material term of any Options previously awarded, whether through amendment, cancellation, replacement grant, re-pricing, or any other means in a manner, were made following receipt of any required approvals, inter alia, by the Company Board or Company Shareholders.
Section 3.12   Environmental Matters.
(a)   Except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect:
(i)   None of the Group Companies have received any written notice from any Governmental Entity or any other Person regarding any actual, alleged, or potential violation of, or a failure to comply with, any Environmental Laws.
(ii)   There is no Proceeding pending or, to the Company’s knowledge, threatened in writing against any Group Company pursuant to Environmental Laws.
(iii)   There has been no manufacture, release, treatment, storage, disposal, arrangement for disposal, transport or handling of, or exposure of any Person to, any Hazardous Substances by any Group Company, other than in compliance with Environmental Laws.
(b)   The Group Companies have made available to SPAC copies of all material environmental, health and safety reports that are in any Group Company’s possession or control relating to the current or former operations, properties or facilities of the Group Companies.
Section 3.13   Intellectual Property.
(a)   Section 3.13(a) of the Company Disclosure Schedules sets forth a true and complete list of (i) all issued, registered or pending Company Registered Intellectual Property and (ii) all unregistered Marks included as Company Owned Intellectual Property as of the date of this Agreement. The Group Companies solely and exclusively own the Company Owned Intellectual Property free and clear of all Liens (other than Permitted Liens). To the Company’s knowledge, as of the date of this Agreement, no issuance or registration obtained and no application filed by the Group Companies for any material Company Registered Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed. All Company Registered Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable, and to the Company’s knowledge, as of the date of this Agreement, there are no Proceedings pending challenging the ownership, validity or enforceability of any Company Owned Intellectual Property, and, to the Company’s knowledge, no such Proceedings are threatened by any Person.

(b)   A Group Company exclusively owns (free and clear of all Liens, except Permitted Liens) all right, title and interest in and to, or has a valid and enforceable right to use, all Intellectual Property Rights used in or necessary for the operation of the Group Companies’ business as presently conducted, except as would not reasonably be expected to be material to the Group Companies, taken as a whole. To the Company’s knowledge, neither the execution, delivery or performance by either Company Party to this Agreement nor the Ancillary Documents to which the applicable Company Party is or will be a party nor the consummation of the Transactions will, directly or indirectly (with or without reasonable due notice or lapse of time or both) result in the loss, termination or impairment of any material Company Owned Intellectual Property or material Company Licensed Intellectual Property.
(c)   Section 3.13(c) of the Company Disclosure Schedules sets forth a list of all current Contracts (i) pursuant to which any Group Company licenses, or is otherwise granted a right to use, any material Company Licensed Intellectual Property, other than (A) Standard Inbound Licenses, (B) Public Software licenses, and (C) non-disclosure agreements, (ii) pursuant to which any Group Company is a licensor or otherwise grants to a third party any rights to use any material Intellectual Property Rights (other than Intellectual Property Rights licensed to customers on a non-exclusive basis in the ordinary course of business), (iii) that contemplate development of material Company Owned Intellectual Property (other than agreements with employees, individual consultants or contractors of any Group Company that do not materially differ from the Group Companies’ form therefor that have been made available to SPAC) (clauses (i)-(iii) collectively, the “IP Contracts”); and (iv) (A) that contain an agreement by any Group Company to provide any Person with access to the source code for any Company Product, or (B) pursuant to which an escrow agent agrees to provide for the source code for any Company Product to be put in escrow.
(d)   Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, to the Company’s knowledge, all Persons including each Group Company’s employees, consultants, and independent contractors who independently or jointly contributed to or otherwise participated in the authorship, invention, creation, improvement, modification or development of any Company Owned Intellectual Property (each such person, a “Creator”) have (i) agreed to maintain the confidentiality of the material trade secrets of the applicable Group Companies and (ii) assigned to such Group Company by way of present assignment exclusive ownership of all Intellectual Property Rights authored, invented, created, improved, modified, or developed by such Person on behalf of a Group Company in the course of such Creator’s employment or other engagement with such Group Company.
(e)   There are no current or, to the Company’s knowledge, threatened, claims from any Creator for compensation or remuneration for inventions invented, copyright works created or any similar claim, including under Israeli Patents Law, 1967.
(f)   Each Group Company has taken reasonable steps to safeguard, protect and maintain the confidentiality and secrecy of any material trade secrets contained in the Company Owned Intellectual Property. To the Company’s knowledge, (i) there has been no unauthorized access to or disclosure of any trade secrets owned by a Group Company, (ii) except as would not reasonably be expected to be material to the Group Companies, taken as a whole, none of the confidential Company Owned Intellectual Property has been disclosed by Group Company to any third party except pursuant to appropriate non-disclosure or license agreements governing the use thereof, and (iii) no officer, employee, contractor, consultant or agent of any Group Company has misappropriated any trade secrets or other confidential information of any other third party in the course of the performance of her, his or its respective duties for a Group Company.
(g)   No facilities of a university, college, other educational institution or research center was used in the development of material Company Owned Intellectual Property. To the knowledge of the Company, no employee, consultant or independent contractor of the Company who was involved in, or who contributed to, the creation or development of any Company Owned Intellectual Property, has performed services for or otherwise was under restrictions resulting from his/her relations with any government, university, college or other educational institution or research center during a period of time during which any Company Owned Intellectual Property were created or during such time that such employee, consultant or independent contractor was also performing services for or for the benefit of the Company, nor has any such Person created or developed any Company Owned Intellectual Property with any Governmental Grant.

(h)   To the Company’s knowledge, the Group Companies are not infringing, diluting, misappropriating, or otherwise violating, and have not in the past four (4) years infringed, diluted, misappropriated or otherwise violated any Intellectual Property Rights of any other Person. There is no Proceeding pending or initiated, nor to the Company’s knowledge has any Proceeding been threatened, in the past four (4) years, alleging that a Group Company has infringed, misappropriated, diluted or otherwise violated any Intellectual Property Rights of any other Person. To the Company’s knowledge, no Person is infringing, misappropriating, diluting or otherwise violating any Company Owned Intellectual Property. To the Company’s knowledge, no present or former officer, director, employee, agent, outside contractor, or consultant of any Group Company holds any right, title or interest, directly or indirectly, in whole or in part, in or to the Company Owned Intellectual Property, except as would not reasonably be expected to be material to the Group Companies, taken as a whole.
(i)   To the Company’s knowledge, a Group Company possesses all source code and other documentation and materials necessary to compile and operate the Company Products. No Group Company has disclosed or delivered to any escrow agent or any other Person, other than employees or contractors who are subject to written agreement imposing confidentiality obligations, any of the source code that is material Company Owned Intellectual Property, and, to the Company’s knowledge, no other Person has the right, contingent or otherwise, to obtain access to or use any such source code. To the Company’s knowledge, no event has occurred, and no circumstance or condition exists, that (with or without notice or lapse of time or both) would reasonably be expected to, result in the delivery, license or disclosure of any source code that constitutes material Company Owned Intellectual Property to any Person who is not, as of the date the event occurs or circumstance or condition comes into existence, a current employee or contractor of a Group Company subject to confidentiality obligations with respect thereto. No Group Company is under any obligation, whether written or otherwise, to develop any Intellectual Property Rights (including any element of any Company Product) for any third party.
(j)   Except as would not reasonably be expected to be material to the Group Companies, taken as a whole, no Group Company accesses, uses, modifies, or links to, nor has accessed, used, modified, linked to, or created derivative works of any Public Software in a manner which would subject any Company Owned Intellectual Property to any obligations set forth in the license for such Public Software, that (i) require any Company Owned Intellectual Property to be licensed, sold, disclosed, distributed, hosted or otherwise made available, including in source code form and/or for the purpose of making derivative works, for any reason, or (ii) grant, or require any Group Company to grant, the right to decompile, disassemble, reverse engineer or otherwise derive the source code or underlying structure of any Company Owned Intellectual Property.
(k)   To the Company’s knowledge, the Group Companies own, lease, license, or otherwise have the legal right to use all IT Assets. Such IT Assets are sufficient in all material respects for the current needs of the Group Companies’ business. The IT Assets operate and perform, in all material respects, as required by the Group Companies. Each Group Company has taken commercially reasonable actions designed to protect the security of the IT Assets, including by implementing procedures designed to inhibit unauthorized access and the introduction of any Malicious Code. The Group Companies have implemented and maintain reasonable security, disaster recovery and business continuity plans and procedures.
(l)   None of the proprietary software owned by any Group Company and included in the Company Owned Intellectual Property (the “Proprietary Software”) or the IT Assets owned by the Group Companies, to the Company’s knowledge, as of the date of this Agreement, contain any Malicious Code that would reasonably be expected to, materially disrupt, disable, erase or harm such Proprietary Software’s or IT Asset’s operation. To the Company’s knowledge, none of the Proprietary Software contains any bug, defect or error that (x) adversely affects the functionality or performance of such Proprietary Software or (y) fails to comply with any written contractual commitment legally binding on the Group Companies relating to the functionality or performance of such Proprietary Software, in each case (x) and (y), except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(m)   To the Company’s knowledge, there has been no actual or alleged data security breach, or unauthorized access to, the IT Assets which resulted in the unauthorized, use, access, deletion, modification, or corruption of any material information or material data contained therein.

(n)   No Governmental Entity has any government purpose rights in any Intellectual Property Rights of any Company Product, which could reasonably be expected to diminish the ability of the Group Companies to sell such products to a Governmental Entity or otherwise commercialize such Company Product in any material respect.
Section 3.14   Privacy.
(a)   The Group Companies and the conduct of their businesses are in material compliance with, and, since December 31, 2019, have been in material compliance with all Data Security Requirements. To the knowledge of the Company, the Transactions will not result in any liabilities in connection with any Data Security Requirements, except as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.
(b)   The Company has provided to SPAC true and correct copies of all material currently operative privacy policies adopted by the Group Companies in connection with their operations. To the Company’s knowledge, each Group Company has materially implemented and maintains physical and technical data security measures applicable to the Processing of Personal Information that are reasonably consistent with (i) reasonable practices in the industry in which such Group Company operates; (ii) any existing and currently effective written contractual commitment made by such Group Company that is applicable to the Processing of Personal Information; and (iii) any written public-facing policy adopted by such Group Company related to data privacy or data security, in each case of (i), (ii) and (iii) that are intended to protect the integrity, security and operations of such Group Company’s IT Assets (and data therein) against loss, theft, unauthorized access or acquisition, modification, disclosure, corruption, or other unauthorized misuse.
(c)   To the Company’s knowledge, except as would not reasonably be expected to be material to the Group Companies, taken as a whole, none of the Group Companies has received any subpoenas, demands or other notices from any Governmental Entity or other private entity investigating, inquiring into, or otherwise relating to any actual or potential violation of any Data Security Requirements and to Company’s knowledge, no Group Companies are under investigation by any Governmental Entity or other private entity for any actual or potential violation of any Data Security Requirements Law, or alleged violations of Laws with respect to Personal Information possessed by, for or on behalf of the Group Companies. No written notice, complaint, claim, enforcement action, or litigation has been served on, or, to the Company’s knowledge, initiated against any of the Group Companies alleging any material violations of any Data Security Requirements.
Section 3.15   Labor Matters; Independent Contractors.
(a)   None of the Group Companies (A) has any material Liability for any arrears of wages or other compensation (including salaries, wage premiums, commissions, fees or bonuses) to their current or former employees and independent contractors under applicable Law, Contract or Group Company policy or any penalty or other sums for failure to comply with any of the foregoing, or (B) has any material Liability for any payment to any trust or other fund governed by or maintained by or on behalf of any Governmental Entity with respect to unemployment compensation benefits, social security, social insurances or other benefits or obligations for any employees of any Group Company (other than routine payments to be made in the normal course of business and consistent with past practice). No officer of a Group Company is under notice of termination and there are no proposals for such termination or to materially change any terms of employment of any such officer. The Group Companies have withheld all amounts required by applicable Law or by agreement to be withheld from wages, salaries and other payments to employees or independent contractors or other service providers of each Group Company, except as has not and would not reasonably be expected to result in, individually or in the aggregate, material Liability to the Group Companies or Merger Sub.
(b)   Since January 1, 2019, there are no, and there have been no unfair labor practice charges, material grievances, arbitrations, strikes, lockouts, work stoppages, slowdowns, picketing, hand billing or other material labor disputes against or affecting any Group Company.
(c)   To the Company’s knowledge, since January 1, 2019, there are, and there have been, no actual or threatened union, works council, employee representative or similar labor organizing activities with respect to any employees of any Group Company.

(d)   No Group Company has, since January 1, 2019, incurred any material Liability with respect to any sexual harassment, discrimination or retaliation allegations and, to the Company’s knowledge, there have been no such allegations relating to executive officers or directors of any Group Company, that, if known to the public, would bring the Group Companies into material disrepute.
(e)   The Group Companies have not experienced any material employment-related Liability with respect to or arising out of any Law, Order, directive or published guidelines by any Governmental Entity in connection with or in response to COVID-19.
(f)   Except as set forth on Section 3.15(f) of the Company Disclosure Schedule, no employee or consultant of the Company has been granted the right to any special payment triggered at termination or resignation, other than (i) in accordance with the requirements of Law and (ii) in excess of three months’ salary. No employees of the Company (in their capacity as such) are represented by any labor union, or subject to any CBA or extension order, except for certain provisions from CBAs incorporated into Israeli Labor Law by an extension order   that generally apply to all employees in Israel nor, to the Company’s knowledge, are there any union organization activities pending or threatened by the Company’s employees.
(g)   The Company has complied in all material respects with all labor and social security laws, procedures and agreements, relating to employment, terms and conditions of employment and all individual or collective labor agreements and internal regulations, including without limitation, those relating to wages, hours, vacations and working conditions for its employees, equal opportunity, employment discrimination, disability, civil rights, fair labor standards, occupational safety and health, workers’ compensation, immigration, and provisions under the Prior Notice to the Employee Law, 2002, the Notice to Employee (Terms of Employment) Law, 2002, the Prevention of Sexual Harassment Law, 1998, the Hours of Work and Rest Law, 1951, the Annual Leave Law, 1951, the Employment by Human Resource Contractors Law, 1996, the Advance Notice for Dismissal and Resignation Law, 2001, the Salary Protection Law, 1958, the Law of Increased Enforcement of Labor Laws, 2011, and wrongful discharge, and to the proper withholding and remission to the proper Tax and other authorities of all sums required to be withheld from employees under applicable Laws respecting such withholding. To the Company’s knowledge, all compensation, social benefit payments and withholding obligations of the Company to or in respect of its current and former employees for periods prior to the Effective Time have been timely and fully withheld and paid in all material respects by the Company or are properly provided for in the financial statements of the Company in accordance with IFRS.
(h)   Each Person who has provided services to the Company and was classified and treated as an independent contractor, consultant, leased employee, volunteer, or other non-employee service provider was to the Company’s knowledge properly classified and treated as such for all applicable purposes under applicable Law and would not reasonably be expected to be reclassified by any Governmental Entity as an employee of the Company. Each Contract with such Person contains provisions which state that no employer-employee relations exist between such consultant or contractor and the Company. No Company contractor and consultant or former Company contractor and consultant has issued to the Company a written notice of a claim or any other allegation that such contractor and/or consultant was not rightly classified as an independent contractor.
Section 3.16   Insurance.   Section 3.16 of the Company Disclosure Schedules sets forth a list of all material policies of fire, liability, workers’ compensation, property, casualty, umbrella, crime, fiduciary, employment practices, directors and officers, cyber, and other forms of insurance owned or held by any Group Company as of the date of this Agreement. Such policies, with respect to their amounts and types of coverage, are adequate to insure the Group Companies in all material respects against reasonably foreseeable material risks to which the Group Companies are exposed in the operation of their respective businesses. Except as set forth on Section 3.16 of the Company Disclosure Schedules, all such policies are in full force and effect and all premiums due and payable thereon as of the date of this Agreement have been paid in full as of the date of this Agreement. No Group Company has received any written notice of cancellation of any such material insurance policies. To the knowledge of the Company, as of the date of this Agreement, no claim by any Group Company is pending under any such material policies as to which coverage has been denied or disputed, or rights reserved to do so, by the underwriters thereof, except as is not and would not reasonably be expected to be, individually or in the aggregate, material to the Group Company, taken as a whole.

Section 3.17   Tax Matters.
(a)   Each Group Company has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. Each Group Company has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.
(b)   Each Group Company has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by any Group Company have been withheld and timely paid over to the appropriate Governmental Entity.
(c)   There are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against any Group Company, in respect of any material Tax, and no Group Company has been notified in writing of any material proposed Tax claims or assessments against any Group Company (other than, in each case, claims or assessments for which adequate reserves have been established).
(d)   There are no material Liens with respect to any Taxes upon any Group Company’s assets, other than Permitted Liens. No Group Company has any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by any Group Company for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.
(e)   No Group Company has any Liability for the Taxes of another Person (other than any Group Company) pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax law) or as a transferee or successor. No Group Company is a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any Governmental Entity) (other than any (i) such agreement with respect to which any of the Group Companies are the only parties, or (ii) customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).
(f)   Any Group Company required to be registered for purposes of Israeli value added Tax is duly registered and has complied with all requirements concerning Israeli value added Tax (“VAT”).
(g)   No Group Company has engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.
(h)   During the two (2)-year period ending on the date of this Agreement, no Group Company was a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.
(i)   The Company is subject to certain restrictions and limitations under the Tax ruling dated (“2021 Ruling”). It is in compliance with the provisions of such ruling and has submitted a request to the Israel Tax Authority to relax certain dilution restrictions of the 2021 Restrictions that are relevant to the Transaction.
(j)   Each Group Company is in compliance in all material respects with all applicable transfer pricing laws and regulations, and the prices for any property or services provided by or to any Group Company are arm’s length prices for purposes of the applicable Laws, including Treasury Regulations promulgated under Section 482 of the Code and Section 85A to the Ordinance and the Income Tax Regulations (Determination of Market Terms) 2006 and including to the extent required, the execution and maintenance of contemporaneous documentation substantiating the transfer pricing practices and methodology of the Group Companies.
(k)   The Company is Tax resident only in its jurisdiction of incorporation.
(l)   To the knowledge of the Company, immediately following the Closing, the Company will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.
Section 3.18   Brokers.   Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 3.18 of the Company Disclosure Schedules (which fees shall be the sole responsibility of the Company, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company or any of its Affiliates for which any of the Group Companies has any obligation.
Section 3.19   Real and Personal Property.
(a)   Owned Real Property.   No Group Company owns any real property.
(b)   Leased Real Property.   Section 3.19(b)(i) of the Company Disclosure Schedules sets forth a true and complete list (including street addresses) of all real property leased, subleased, or similarly used or occupied by any of the Group Companies (the “Leased Real Property”) and all Real Property Leases pursuant to which any Group Company is a tenant or landlord as of the date of this Agreement. True and complete copies of all such Real Property Leases (including, for the avoidance of doubt, all amendments, extensions, renewals, guaranties and other agreements with respect thereto) have been made available to SPAC. Each Real Property Lease is in full force and effect and is a valid, legal and binding obligation of the applicable Group Company party thereto, enforceable in accordance with its terms against such Group Company and, to the Company’s knowledge, each other party thereto (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity). There is no material breach or default by any Group Company or, to the Company’s knowledge, any counterparty or third-party under any Real Property Lease, and, to the Company’s knowledge, no event has occurred which (with or without notice or lapse of time or both) would constitute a material breach or default or would permit termination of, or a material modification or acceleration thereof by any party to such Real Property Leases. Except as set forth on Section 3.19(b)(ii) of the Company Disclosure Schedules, with respect to each of the Real Property Leases: (i) the possession and quiet enjoyment of the Leased Real Property by the applicable Group Company party thereto under such Real Property Lease has not been disturbed, and to the Company’s knowledge, there are no disputes with respect to such Real Property Lease; (ii) the applicable Group Company party thereto has not subleased, licensed or otherwise granted any Person the right to use or occupy such Leased Real Property or any portion thereof; and (iii) the applicable Group Company party thereto has not collaterally assigned or granted any other security interest in such Real Property Lease or any interest therein. The Leased Real Property comprises all of the real property used or intended to be used in, or otherwise related to, the business of the Group Companies.
Section 3.20   Transactions with Affiliates.   Section 3.20 of the Company Disclosure Schedules sets forth all Contracts between any Group Company, on the one hand, and any officer, director, employee, partner, member, manager, direct or indirect equityholder or Affiliate of any Group Company or any family member of the foregoing Persons, on the other hand (each Person identified in this clause, a “Company Related Party”), other than (i) Contracts with respect to a Company Related Party’s employment or other similar engagement with (including benefit plans and other ordinary course compensation from) any of the Group Companies entered into in the ordinary course of business, (ii) Contracts with respect to a Company Shareholder’s or a holder of Company Equity Awards’ status as a holder of Equity Securities of the Company and (iii) Contracts entered into after the date of this Agreement that are either permitted pursuant to Section 5.1(b) or entered into in accordance with Section 5.1(b). All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 3.20 are referred to herein as “Company Related Party Transactions.” All material transactions since the incorporation of the Company between the Company and interested parties that require approvals pursuant to Sections 268 to 284 of the Israeli Companies Law, 1999, or pursuant to the Governing Documents of the Company have been duly approved. To the Company’s knowledge, no officer or director of any Group Company: (i) has any direct or indirect financial interest in, or is an officer, director, manager, employee or consultant of, (A) any competitor, supplier, licensor, distributor, lessor, independent contractor or customer of any Group Company or (B) any other entity in any business arrangement or relationship with any Group Company; provided, however, for purposes of the foregoing clauses (A) and (B), that the ownership of securities listed on any national securities exchange representing less than 5% of the outstanding voting power of any Person shall not be deemed to be a “financial interest” in any such Person; (ii) has any interest in any property, asset or right used by the Group Company for the business; (iii) has outstanding any Indebtedness owed to any Group Company; or (iv) has received any funds from the Group Company since the date of the Latest Balance Sheet, except for employment-related compensation received in the ordinary course of business.
Section 3.21   Compliance with International Trade & Anti-Corruption Laws.
(a)   Since January 1, 2019, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, neither the Group Companies nor, to the Company’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been a Sanctioned Person.
(b)   Since January 1, 2019, and except where the failure to be, or to have been, in compliance with such Laws has not been or would not, individually or in the aggregate, reasonably be expected to be material to the Company taken as a whole, the Group Companies have been in compliance with applicable Sanctions and Trade Control Laws.
(c)   Neither the Group Companies, their directors or officers, nor, to the Company’s knowledge, any of their employees, agents, or any other Persons acting for or on behalf of any of the Group Companies has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. The Group Companies have implemented and maintained policies and procedures reasonably designed to promote compliance with Anti-Corruption Laws.
(d)   To the knowledge of the Company, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws by any Group Company and since January 1, 2019, no Group Company has received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws.
(e)   Except as set forth on Section 3.21(e) of the Company Disclosure Schedule, (i) no Group Company is, or is required to be, registered with the Israeli Ministry of Defense as a security exporter, (ii) the business of the Group Companies and Merger Sub does not involve the use or development of, or engagement in, encryption technology, or other technology whose development, commercialization, marketing or export is restricted under Israeli Law, and (iii) the business of the Group Companies does not require any Group Company to obtain a license from the Israeli Ministry of Economy and/or the Israeli Ministry of Defense or an authorized body thereof pursuant to Section 2(a) of the Israeli Control of Products and Services Declaration (Engagement in Encryption), 1974, or any other legislation regulating the development, commercialization, marketing or export of technology, and such licenses as are required have been or in the process of being obtained and are listed in Section 3.21(e) of the Company Disclosure Schedule.
Section 3.22   Customers and Suppliers.
(a)   A list of the top ten (10) customers (by revenue) of the Group Companies, as a whole, for each of the years ended December 31, 2021 and December 31, 2020 (collectively, the “Material Customers”) and the aggregate amount of consideration paid to the Group Companies by each Material Customer during such periods has been provided to SPAC. No Material Customer has expressed to any Group Company in writing, and the Company has no knowledge of, any Material Customer’s intention to cancel or otherwise terminate, or materially reduce or adversely modify, its relationship with a Group Company or of a material breach of the terms of any Contract with such Material Customer. No Material Customer has asserted or threatened to assert a force majeure event or anticipated inability to perform, in whole or in part, arising out of the COVID-19 pandemic.
(b)   A list of the top ten (10) vendors to and/or suppliers of (by spend) of the Group Companies for each of the years ended December 31, 2021 and December 31, 2020 (collectively, the “Material Suppliers”)

and the amount of consideration paid to each Material Supplier by the Group Companies during such periods has been provided to SPAC. Except as set forth in Section 3.22(b) of the Company Disclosure Schedules, no Material Supplier is the sole source of the goods or services supplied by such Material Supplier.
Section 3.23   PIPE Financing.   The Company has entered into Subscription Agreements with Subscribers for the sale of the Company Ordinary Shares upon Closing for aggregate gross proceeds to the Company of at least $50,000,000. Each Subscriber has completed an accredited investor questionnaire customary for financings of the type and size of the PIPE Financing, and the Company has received representations and warranties from each Subscriber that such Subscriber is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act and the comparable regulations under the ISL) or an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act and the comparable regulations under the ISL) and is not acquiring the Company Ordinary Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act.
Section 3.24   Information Supplied.   None of the information relating to the Group Companies supplied or to be supplied by or on behalf of the Group Companies or Merger Sub expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or first mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 3.25   Investigation; No Other Representations.
(a)   The Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects of, SPAC and (ii) it has been furnished with or given access to such documents and information about SPAC and its businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.
(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, the Company has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article IV, in the Ancillary Documents to which it is or will be a party, and any certificates delivered by SPAC or an officer thereof, and no other representations or warranties of SPAC, any SPAC Non-Party Affiliate or any other Person, either express or implied, and the Company, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article IV and in the Ancillary Documents to which it is or will be a party, none of SPAC, any SPAC Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.
Section 3.26   Governmental Grants.   Except as set forth in Section 3.26 of the Company Disclosure Schedule, no government funding, facilities, faculty or students of a university, college, other educational institution or research center or funding from third parties was used in the development of the Company’s Intellectual Property (“Grants”). Section 3.26 of the Company Disclosure Schedules sets forth: (a) the aggregate amount of each Grant; (b) the aggregate outstanding obligations of Company under each Grant with respect to royalties or other payments; (c) the outstanding amounts to be paid to Company under the Grants by the Governmental Entity, if any; and (d) the composition of such obligations or amount by the patent, other Intellectual Property, product or product family to which it relates. Company is in material compliance with the terms and conditions of each Grant. To the Company’s knowledge, there is no event or other set of circumstances which would reasonably be expected to lead to the revocation or material modification of any Grant.

Section 3.27   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.    NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SPAC OR ANY OF ITS REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE III, THE ANCILLARY DOCUMENTS OR CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, NONE OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND THE COMPANY AND MERGER SUB EACH EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF THE GROUP COMPANIES OR MERGER SUB THAT HAVE BEEN MADE AVAILABLE TO SPAC OR ANY OF ITS REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF THE GROUP COMPANIES OR MERGER SUB BY OR ON BEHALF OF THE MANAGEMENT OF THE COMPANY OR OTHERS IN CONNECTION WITH THE TRANSACTIONS, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE III. THE ANCILLARY DOCUMENTS, OR THE CERTIFICATES DELIVERED BY THE COMPANY OR ANY OFFICER THEREOF, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF ANY GROUP COMPANY OR MERGER SUB ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF THE COMPANY, MERGER SUB, ANY COMPANY NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY SPAC OR ANY SPAC NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 3.27 SHALL NOT EXCUSE ANY FRAUD OR WILLFUL MISCONDUCT OF THE COMPANY.
ARTICLE IV.
REPRESENTATIONS AND WARRANTIES RELATING TO SPAC
Subject to Section 8.8, except as set forth in the SPAC Disclosure Schedules, or except as set forth in any SPAC SEC Reports (excluding any disclosures in any “risk factors” section that do not constitute statements of fact, disclosures in any forward-looking statements disclaimers and other disclosures that are generally cautionary, predictive or forward-looking in nature), SPAC hereby represents and warrants to the Company as follows:
Section 4.1   Organization and Qualification.   SPAC is duly incorporated, validly existing as a corporation and in good standing under the Laws of Delaware. SPAC has the requisite corporate power and authority to own, lease and operate its properties and to carry on its businesses as presently conducted in all material respects. True, correct and complete copies of the Governing Documents of SPAC have been made available to the Company, in each case, as amended and in effect as of the date of this Agreement. The Governing Documents of SPAC are in full force and effect, and SPAC is not, and at all times has not been, in breach or violation in any material respect of any provision set forth in its Governing Documents.

Section 4.2   Authority.
(a)   SPAC has the requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Document to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the Transactions. Subject to the receipt of the SPAC Stockholder Approval, the execution, delivery and performance of this Agreement and the Ancillary Documents to which SPAC is or will be a party and the consummation of the Transactions have been (or, in the case of any Ancillary Document entered into after the date of this Agreement, will be upon execution thereof) duly authorized by all necessary corporate action on the part of SPAC. Except for the SPAC Stockholder Approval, no other corporate or equivalent proceeding on the part of SPAC is necessary to authorize this Agreement or the Ancillary Documents and or SPAC’s performance hereunder or thereunder. This Agreement has been and each Ancillary Document to which SPAC is or will be a party has been or will be, upon execution and delivery thereof, duly and validly executed and delivered by SPAC and constitutes or will constitute, upon execution and delivery thereof, as applicable, a valid, legal and binding obligation of SPAC (assuming this Agreement has been and the Ancillary Documents to which SPAC is or will be a party are or will be, upon execution thereof, as applicable, duly authorized, executed and delivered by the other Persons party hereto or thereto, as applicable), enforceable against SPAC in accordance with their respective terms (subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other Laws affecting generally the enforcement of creditors’ rights and subject to general principles of equity).
(b)   At a meeting duly called and held, the SPAC Board has: (i) determined that this Agreement and the Transactions are fair and in the best interests of the SPAC Stockholders, (ii) determined that the fair market value of the Company is equal to at least eighty percent (80%) of the amount held in the Trust Account (less any deferred underwriting commissions and Taxes payable on interest earned) as of the date hereof, (iii) approved the Transactions as a Business Combination and (iv) resolved to recommend to the shareholders of SPAC approval of each of the matters requiring a SPAC Stockholder Approval.
Section 4.3   Consents and Requisite Governmental Approvals; No Violations.
(a)   No Consent, Permit, approval or authorization of, or designation, declaration, filing with or notification to, any Governmental Entity is required on the part of SPAC with respect to SPAC’s execution, delivery or performance of its obligations under this Agreement or the Ancillary Documents to which it is or will be party or the consummation of the transactions contemplated by this Agreement, except for (i) compliance with and filings and Consents under the HSR Act, if any, (ii) the filing with the SEC of (A) the Registration Statement / Proxy Statement and the declaration of the effectiveness thereof by the SEC, (B) any other documents or information required pursuant to applicable requirements, if any, of the Federal Securities Laws, and (C) such reports under Section 13(a) or 15(d) of the Exchange Act as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iii) compliance with and filings or notifications required to be filed with state securities regulators pursuant to “blue sky” Laws and state takeover Laws as may be required in connection with this Agreement, the Ancillary Documents or the Transactions, (iv) filing of the Certificate of Merger or (v) the SPAC Stockholder Approval.
(b)   Subject to the receipt of the Consents, approvals, authorizations and other requirements set forth in Section 4.3(a), neither the execution, delivery or performance by SPAC of this Agreement nor the Ancillary Documents to which SPAC is or will be a party nor the consummation by SPAC of the transactions contemplated by this Agreement will, directly or indirectly (with or without due notice or lapse of time or both), (i) result in any breach of any provision of the Governing Documents of SPAC, (ii) result in a violation or breach of, or constitute a default or give rise to any right of termination, consent, cancellation, amendment, modification, suspension, revocation or acceleration (with or without notice) under, any of the terms, conditions or provisions of any Contract to which SPAC is a party, (iii) violate, or constitute a breach under, any Order or applicable Law to which SPAC or any of its properties or assets are bound or (iv) result in the creation of any Lien upon any of the assets or properties (other than any Permitted Liens) of SPAC, except, in the case of any of clauses (ii) through (iv) above, as would not, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect or prevent, materially delay or materially impair the ability of SPAC to consummate the Transactions.
Section 4.4   Brokers.   Except for fees (including the amounts due and payable assuming the Closing occurs) set forth on Section 4.4 of the SPAC Disclosure Schedules (which fees shall be the sole responsibility of SPAC, except as otherwise provided in Section 8.6), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement based upon arrangement made by or on behalf of SPAC for which SPAC or any of its Affiliates, including Sponsor Group, has any obligation.
Section 4.5   Information Supplied.   None of the information supplied or to be supplied by or on behalf of SPAC expressly for inclusion or incorporation by reference prior to the Closing in the Registration Statement / Proxy Statement will, when the Registration Statement / Proxy Statement is declared effective or when the Registration Statement / Proxy Statement is mailed to the SPAC Stockholders or at the time of the SPAC Stockholders Meeting, and in the case of any amendment thereto, at the time of such amendment, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.
Section 4.6   Capitalization of SPAC.
(a)   Section 4.6(a) of the SPAC Disclosure Schedules sets forth a true and complete statement as of the date of this Agreement of the number and class or series (as applicable) of the issued and outstanding SPAC Shares, Sponsor Group Shares and SPAC Warrants. All outstanding Equity Securities of SPAC have been duly authorized and validly issued and are fully paid and non-assessable. The issuance of SPAC Shares upon the exercise or conversion, as applicable, of Equity Securities that are derivative securities, will, upon exercise or conversion in accordance with the terms of such Equity Securities against payment therefor, if any, be duly authorized, validly issued, fully paid, and non-assessable. Except as set forth on Section 4.6(a) of the SPAC Disclosure Schedules, such Equity Securities (i) were not issued in violation of the Governing Documents of SPAC or any applicable Law and (ii) are not subject to any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person (other than transfer restrictions under applicable Securities Laws or under the Governing Documents of SPAC) and were not issued in violation of any preemptive rights, call option, right of first refusal, subscription rights, transfer restrictions or similar rights of any Person. Except for the SPAC Shares, Sponsor Group Shares and SPAC Warrants set forth on Section 4.6(a) of the SPAC Disclosure Schedules (subject to any SPAC Stockholder Redemptions), immediately prior to Closing, there shall be no other outstanding Equity Securities of SPAC.
(b)   Except as disclosed in the SPAC SEC Reports, as set forth on Section 4.6(a) of the SPAC Disclosure Schedules, as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to in writing by the Company and SPAC, there are no outstanding (i) equity appreciation, phantom equity or profit participation rights or (ii) options, restricted stock, phantom stock, warrants, purchase rights, subscription rights, conversion rights, exchange rights, calls, puts, rights of first refusal or first offer or other Contracts or commitments of any kind of any character, written or oral, that could require SPAC, and, except as expressly contemplated by this Agreement, the Ancillary Documents or the Transactions or as otherwise mutually agreed to in writing by the Company and SPAC, there is no obligation of SPAC, to issue, sell or otherwise cause to become outstanding or to acquire, repurchase or redeem any Equity Securities or securities convertible into or exchangeable for Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or SPAC’s Governing Documents, there are no outstanding contractual obligations of SPAC to repurchase, redeem or otherwise acquire any securities or Equity Securities of SPAC. Except as disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, there are no outstanding bonds, debentures, notes or other Indebtedness of SPAC having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which SPAC Stockholders may vote. Except for the Sponsor Support Agreement, Registration Rights Agreement or as otherwise as disclosed in the SPAC SEC Reports or in Section 4.6(a) of the SPAC Disclosure Schedules, SPAC is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to SPAC Shares or any other Equity Securities of SPAC. SPAC does not own any Equity Securities in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any Equity Securities, or any securities or obligations exercisable or exchangeable for or convertible into any Equity Securities, of such Person.

Section 4.7   SEC Filings.   SPAC has timely filed or furnished all statements, forms, reports and documents required to be filed or furnished by it prior to the date of this Agreement with the SEC pursuant to Federal Securities Laws since its IPO (collectively, and together with any exhibits and schedules thereto and other information incorporated therein, and as they have been supplemented, modified or amended since the time of filing, the “SPAC SEC Reports”). Each of the SPAC SEC Reports, as of their respective dates of filing, and as of the date of any amendment or filing that superseded the initial filing, complied in all material respects with the applicable requirements of the Federal Securities Laws (including, as applicable, the Sarbanes-Oxley Act and any rules and regulations promulgated thereunder) applicable to the SPAC SEC Reports. As of their respective dates of filing, the SPAC SEC Reports did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made or will be made, as applicable, not misleading. As of the date of this Agreement, there are no outstanding or unresolved comments in comment letters received from the SEC with respect to the SPAC SEC Reports.
Section 4.8   Trust Account.
(a)   As of the date of this Agreement, SPAC has an amount in cash in the Trust Account of at least $175,000,000. The funds held in the Trust Account are (i) invested in United States “government securities” within the meaning of Section 2(a)(16) of the Investment Company Act, having a maturity of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act which invest only in direct U.S. government treasury obligations and (ii) held in trust pursuant to that certain Investment Management Trust Agreement, dated as of October 4, 2021 (the “Trust Agreement”), by and between SPAC and AST, as trustee (the “Trustee”). There are no separate agreements, side letters or other agreements or understandings (whether written or unwritten, express or implied) that would cause the description of the Trust Agreement in the SPAC SEC Reports to be inaccurate in any material respect or, to the SPAC’s knowledge, that would entitle any Person to any portion of the funds in the Trust Account (other than (x) in respect of deferred underwriting commissions or Taxes, (y) the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC or (z) if SPAC fails to complete a Business Combination within the allotted time period set forth in the Governing Documents of SPAC and liquidates the Trust Account, subject to the terms of the Trust Agreement, SPAC (in limited amounts to permit SPAC to pay the expenses of the Trust Account’s liquidation, dissolution and winding up of SPAC) and then the SPAC Stockholders). Prior to the Closing, none of the funds held in the Trust Account are permitted to be released, except in the circumstances described in the Governing Documents of SPAC and the Trust Agreement. SPAC has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with the Trust Agreement, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default or breach thereunder. There are no claims or Proceedings pending with respect to the Trust Account. Since October 7, 2022, SPAC has not released any money from the Trust Account (other than interest income earned on the funds held in the Trust Account as permitted by the Trust Agreement). Upon the consummation of the Transactions contemplated by this Agreement, including the distribution of assets from the Trust Account (A) in respect of deferred underwriting commissions or Taxes or (B) to the SPAC Stockholders who have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC, each in accordance with the terms of and as set forth in the Trust Agreement, SPAC shall have no further obligation under either the Trust Agreement or the Governing Documents of SPAC to liquidate or distribute any assets held in the Trust Account, and the Trust Agreement shall terminate in accordance with its terms.
(b)   Assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, SPAC has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to SPAC on the Closing Date (after disbursements in respect of deferred underwriting commissions, Taxes, and to the SPAC Stockholders who shall have elected to redeem their SPAC Shares pursuant to the Governing Documents of SPAC).
Section 4.9   Indebtedness.   As of the date hereof, SPAC does not have, or have any Contract requiring it to enter into or incur, any obligations with respect to or under any Indebtedness.

Section 4.10   Transactions with Affiliates.   Section 4.10 of the SPAC Disclosure Schedules sets forth all Contracts between (a) SPAC, on the one hand, and (b) any officer, director, employee, partner, member, manager, direct or indirect equityholder (including Sponsor Group), warrant holder or Affiliate of either SPAC or any member of the Sponsor Group, on the other hand (each Person identified in this clause (b), a “SPAC Related Party”). Except as set forth in Section 4.10 of the SPAC Disclosure Schedules, no SPAC Related Party (i) owns any interest in any material asset used in the business of SPAC, (ii) possesses, directly or indirectly, any material financial interest in, or is a director or executive officer of, any Person which is a material client, supplier, customer, lessor or lessee of SPAC or (iii) owes any material amount to, or is owed material any amount by, SPAC. All Contracts, arrangements, understandings, interests and other matters that are required to be disclosed pursuant to this Section 4.10 are referred to herein as “SPAC Related Party Transactions”.
Section 4.11   Litigation.   There is (and since its incorporation, there has been) no Proceeding pending or, to SPAC’s knowledge, threatened against or affecting SPAC or its assets, including any condemnation or similar Proceedings that, if adversely decided or resolved, would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect. Neither SPAC nor any of its properties or assets is subject to any Order. As of the date of this Agreement, there are no material Proceedings by SPAC pending against any other Person. There is no unsatisfied judgment or any open injunction binding upon SPAC that would, individually or in the aggregate, reasonably be expected to have a SPAC Material Adverse Effect.
Section 4.12   Compliance with Applicable Law.   SPAC is (and since its incorporation, has been) in compliance with all applicable Laws, except as would not have a material adverse effect. SPAC has not received any written notice from any Governmental Entity of a violation of any applicable Law by SPAC at any time since its formation, which violation would reasonably be expected to have a material effect on the ability of SPAC to enter into, perform its obligations under this Agreement and consummate the Transactions.
Section 4.13   Business Activities.
(a)   Since its IPO, SPAC has held all IPO proceeds in the Trust Account (other than any amounts permitted to be disbursed under the terms of the Trust Agreement and as described in the SPAC Prospectus) for the purpose of being used in the conduct of business following its Business Combination. Except as set forth in SPAC’s Governing Documents, there is no Contract binding upon SPAC or to which SPAC is a party which has or would reasonably be expected to have the effect of prohibiting or materially impairing any business practice of it, any acquisition of property by it or the conduct of business by it (including, in each case, following the Closing).
(b)   SPAC does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, SPAC has no interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.
(c)   Except for this Agreement and the agreements expressly contemplated hereby or as set forth in Section 4.13(c) of the SPAC Disclosure Schedules, SPAC is and at no time has been, party to any Contract with any other Person that would require payments by SPAC in excess of $100,000 in the aggregate with respect to any individual Contract or more than $500,000 in the aggregate when taken together with all other Contracts (other than this Agreement and the agreements expressly contemplated hereby and Contracts set forth in Section 4.13(c) of the SPAC Disclosure Schedules).
(d)   There is no liability, debt or obligation against SPAC, except for liabilities and obligations (i) reflected or reserved for on SPAC’s consolidated balance sheet as of December 31, 2021 or disclosed in the notes thereto, (ii) that have arisen since the date of SPAC’s consolidated balance sheet as of December 31, 2021 in the ordinary course of the operation of business of SPAC, (iii) incurred in connection with or contemplated by this Agreement and/or the Transactions or (iv) that would not reasonably be expected to be, individually or in the aggregate, material to SPAC.

Section 4.14   Internal Controls; Listing; Financial Statements.
(a)   Except as is not required in reliance on exemptions from various reporting requirements by virtue of SPAC’s status as an “emerging growth company” within the meaning of the Securities Act, as modified by the JOBS Act, or “smaller reporting company” within the meaning of the Exchange Act, since its IPO, (i) SPAC has established and maintained a system of internal controls over financial reporting (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) sufficient to provide reasonable assurance regarding the reliability of SPAC’s financial reporting and the preparation of the SPAC Financial Statements for external purposes in accordance with GAAP and (ii) SPAC has established and maintained disclosure controls and procedures (as defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act) designed to ensure that material information relating to SPAC is made known to SPAC’s principal executive officer and principal financial officer by others within SPAC. Such disclosure controls and procedures are effective in timely alerting SPAC’s principal executive officer and principal financial officer to material information required to be included in the SPAC Financial Statements included in SPAC’s periodic reports required under the Exchange Act.
(b)   SPAC has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act. There are no outstanding loans or other extensions of credit made by SPAC to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of SPAC.
(c)   Since its IPO, SPAC has complied in all material respects with all applicable listing and corporate governance rules and regulations of Nasdaq. The issued and outstanding SPAC Units are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNERU”. The issued and outstanding SPAC Shares are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNER”. The issued and outstanding SPAC Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “RNERW”. As of the date of this Agreement, there is no Proceeding pending or, to the knowledge of SPAC, threatened against SPAC by Nasdaq or the SEC with respect to any intention by such entity to deregister the SPAC Units, SPAC Shares or SPAC Warrants or prohibit or terminate the listing of the SPAC Units, SPAC Shares or SPAC Warrants on Nasdaq. Neither SPAC nor any of its Affiliates has taken any action that is designed to terminate the registration of the SPAC Units, SPAC Shares or SPAC Warrants under the Exchange Act except as contemplated by this Agreement. SPAC has not received any notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the SPAC Units, SPAC Shares or SPAC Warrants from Nasdaq or the SEC.
(d)   SPAC has established and maintains systems of internal accounting controls that are designed to provide, in all material respects, reasonable assurance that (i) all transactions are executed in accordance with management’s authorization and (ii) all transactions are recorded as necessary to permit preparation of proper and accurate financial statements in accordance with GAAP and to maintain accountability for SPAC’s assets. SPAC maintains and, for all periods covered by the SPAC Financial Statements, has maintained books and records of SPAC in the ordinary course of business that are accurate and complete and reflect the revenues, expenses, assets and liabilities of SPAC in all material respects.
(e)   Since its incorporation, SPAC has not received any written complaint, allegation, assertion or claim that there is (i) a “significant deficiency” in the internal controls over financial reporting of SPAC, (ii) a “material weakness” in the internal controls over financial reporting of SPAC or (iii) fraud, whether or not material, that involves management or other employees of SPAC who have a significant role in the internal controls over financial reporting of SPAC.
(f)   As of the date hereof, there are no outstanding SEC comments from the SEC with respect to the SPAC SEC Reports. None of the SPAC SEC Reports filed on or prior to the date hereof is subject to ongoing SEC review or investigation as of the date hereof.
Section 4.15   No Undisclosed Liabilities.   Except for the Liabilities (a) incurred in connection with the negotiation, preparation or execution of this Agreement or any Ancillary Documents, the performance of its covenants or agreements in this Agreement or any Ancillary Document or the consummation of the Transactions (it being understood and agreed that the expected third-parties that are, as of the date hereof, entitled to fees, expenses or other payments in connection with the matters described in this clause (a) shall be set forth on Section 4.15 of the SPAC Disclosure Schedules), (b) that are incurred in connection with or incident or related to SPAC’s incorporation or continuing corporate existence, which are immaterial in nature, (c) that are incurred in connection with activities that are administrative or ministerial, in each case, which are immaterial in nature, (d) that are either permitted pursuant to Section 5.10(e) or incurred in accordance with Section 5.10(e) (for the avoidance of doubt, in each case, with the written consent of the Company) or (e) set forth or disclosed in the SPAC Financial Statements included in the SPAC SEC Reports, SPAC has no Liabilities of the type required to be set forth on a balance sheet in accordance with GAAP.
Section 4.16   Tax Matters.
(a)   SPAC has timely filed, or caused to be timely filed, all income and other material Tax Returns required to be filed by it (taking into account all available extensions) and such Tax Returns true, accurate, correct and complete in all material respects. SPAC has timely paid, or caused to be paid, all material Taxes required to be paid, other than such Taxes for which adequate reserves have been established.
(b)   SPAC has complied in all material respects with all applicable Tax Laws relating to withholding and remittance of all material amounts of Taxes and all material amounts of Taxes required by applicable Tax Laws to be withheld by SPAC have been withheld and timely paid over to the appropriate Governmental Entity.
(c)   There are no material claims, assessments, audits, examinations, investigations or other similar actions pending or in progress against SPAC, in respect of any material Tax, and SPAC has not been notified in writing of any material proposed Tax claims or assessments against SPAC (other than, in each case, claims or assessments for which adequate reserves have been established).
(d)   There are no material Liens with respect to any Taxes upon any of SPAC’s assets, other than Permitted Liens. SPAC has no any outstanding waivers or extensions of any applicable statute of limitations to assess any material amount of Taxes. There are no outstanding requests by SPAC for any extension of time within which to file any Tax Return or within which to pay any Taxes shown to be due in any Tax Return.
(e)   SPAC has no Liability for the Taxes of another Person pursuant to Treasury Regulations Section 1.1502-6 (or any similar provision of state, local or non-U.S. Tax Law) or as a transferee or successor or by contract, indemnity or otherwise. SPAC is not a party to or bound by any Tax indemnity agreement, Tax sharing agreement, Tax allocation agreement or similar agreement, arrangement or practice with respect to Taxes (including closing agreement or other agreement relating to Taxes with any Governmental Entity) (other than any customary commercial contract entered into in the ordinary course of business and the principal purpose of which does not relate to Taxes).
(f)   SPAC is not and has never been a member of any consolidated, combined, unitary or affiliated group of corporations for any Tax purposes.
(g)   SPAC has not engaged in or entered into a “listed transaction” within the meaning of Treasury Regulations Section 1.6011-4(b)(2) or any similar provision of state, local or non-U.S. Tax Law.
(h)   During the two (2)-year period ending on the date of this Agreement, SPAC was not a distributing corporation or a controlled corporation in a transaction purported or intended to be governed by Section 355 of the Code.
(i)   SPAC is Tax resident only in its jurisdiction of incorporation.
(j)   SPAC is not and has not been during the last five (5) years a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Code.
(k)   To the knowledge of the SPAC, immediately following the Closing, the Company will not be either (i) a “domestic corporation” (as such term is defined in Section 7701 of the Code) as a result of the application of Section 7874(b) of the Code or (ii) a “surrogate foreign corporation” within the meaning of Section 7874(a)(2)(B) of the Code.

Section 4.17   Material Contracts; No Defaults.
(a)   SPAC has filed as an exhibit to the SPAC SEC Reports all Contracts, including every “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K of the SEC) (other than confidentiality and non-disclosure agreements and this Agreement) to which, as of the date of this Agreement, SPAC is a party or by which any of its respective assets are bound.
(b)   The SPAC SEC Reports contain true, correct and complete copies of the applicable SPAC Financial Statements. The SPAC Financial Statements (i) fairly present in all material respects the financial position of SPAC as at the respective dates thereof, and the results of its operations, shareholders’ equity and cash flows for the respective periods then ended (subject, in the case of any unaudited interim financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (ii) were prepared in conformity with GAAP applied on a consistent basis (except, in the case of any audited financial statements, as may be indicated in the notes thereto and subject, in the case of any unaudited financial statements, to normal year-end audit adjustments (none of which is expected to be material) and the absence of footnotes), (iii) in the case of the audited SPAC Financial Statements, were audited in accordance with the standards of the PCAOB and (iv) comply in all material respects with the applicable accounting requirements and with the rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X or Regulation S-K, as applicable).
(c)   Each Contract of a type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, was entered into at arm’s length. Except for any Contract that has terminated or will terminate upon the expiration of the stated term thereof prior to the Closing Date, with respect to any Contract of the type required to be filed as an exhibit to the SPAC SEC Reports, whether or not filed, (i) such Contracts are in full force and effect and represent the legal, valid and binding obligations of SPAC, and, to the knowledge of SPAC, the other parties thereto, and are enforceable by SPAC to the extent a party thereto in accordance with their terms, subject in all respects to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other Laws relating to or affecting creditors’ rights generally and general equitable principles (whether considered in a Proceeding in equity or at law), (ii) SPAC and, to the knowledge of SPAC, the counterparties thereto, are not in material breach of or material default (or would be in material breach, violation or default but for the existence of a cure period) under any such Contract, (iii) SPAC has not received any written or oral claim or notice of material breach of or material default under any such Contract, (iv) no event has occurred which, individually or together with other events, would reasonably be expected to result in a material breach of or a material default under any such Contract by SPAC or any other party thereto (in each case, with or without notice or lapse of time or both) and (v) SPAC has not received written notice from any other party to any such Contract that such party intends to terminate or not renew any such Contract.
Section 4.18   Absence of Changes.   Since the date of SPAC’s incorporation, (a) no SPAC Material Adverse Effect has occurred and (b) except for actions expressly contemplated by this Agreement or any Ancillary Document or taken in connection with the Transactions and for changes resulting from or related to COVID-19 or the COVID-19 Measures, (i) SPAC has conducted its business in the ordinary course in all material respects and (ii) SPAC has not taken any action that (A) would require the consent of the Company if taken during the period from the date of this Agreement until the Closing pursuant to Section 5.10(b), Section 5.10(l) or Section 5.10(o) or (B) is or would reasonably be expected to have, individually or in the aggregate, a SPAC Material Adverse Effect.
Section 4.19   Employee Benefit Plans.   SPAC does not maintain, contribute to or have any obligation or liability, any “employee benefit plan” as defined in Section 3(3) of ERISA or any other material, written plan, policy, program, arrangement or agreement (other than employment agreements) providing compensation or benefits to any current or former director, officer, employee, independent contractor or other service provider of SPAC, including, without limitation, all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements, but not including any plan, policy, program, arrangement or agreement that covers only former directors, officers, employees, independent contractors and service providers and with respect to which SPAC has no remaining obligations or liabilities (collectively, the “SPAC Benefit Plans”) and neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement (either alone or in combination with another event) will (i) result in any payment (including severance, unemployment compensation, golden parachute, bonus or otherwise) becoming due to any shareholder, director, officer or employee of SPAC or (ii) result in the acceleration, vesting or creation of any rights of any shareholder, director, officer or employee of SPAC to material (x) payments or (y) benefits or (z) increases in any existing payments or benefits or any loan forgiveness.
Section 4.20   Sponsor Support Agreement.   SPAC has delivered to the Company a true, correct and complete copy of the Sponsor Support Agreement. The Sponsor Support Agreement is in full force and effect and has not been withdrawn or terminated, or otherwise amended or modified, in any respect, and no withdrawal, termination, amendment or modification is contemplated by SPAC. The Sponsor Support Agreement is a legal, valid and binding obligation of SPAC and, to the knowledge of SPAC, each other party thereto, and neither the execution or delivery by any party thereto of, nor the performance of any party’s obligations under, the Sponsor Support Agreement violates any provision of, or results in the breach of or default under, or require any filing, registration or qualification under, any applicable Law. No event has occurred that, with or without notice, lapse of time or both, would constitute a default or breach on the part of SPAC under any material term or condition of the Sponsor Support Agreement.
Section 4.21   Investment Company Act.   SPAC is not an “investment company” within the meaning of the Investment Company Act.
Section 4.22   Charter Provisions.   As of the date of this Agreement, there is no shareholder rights plan, “poison pill” or similar anti-takeover agreement or plan in effect to which SPAC is subject, party or otherwise bound.
Section 4.23   Compliance with International Trade & Anti-Corruption Laws.
(a)   Since SPAC’s incorporation, neither SPAC nor, to SPAC’s knowledge, any of their Representatives, or any other Persons acting for or on behalf of any of the foregoing, is or has been, a Sanctioned Person.
(b)   Since SPAC’s incorporation, SPAC has been in compliance with applicable Sanctions and Trade Control Laws.
(c)   Since SPAC’s incorporation, neither SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of any of SPAC has, directly or knowingly indirectly (i) made, offered, promised, authorized, paid or received any unlawful bribes, kickbacks or other similar payments to or from any Person, (ii) made, offered, promised, authorized or paid any unlawful contributions to a domestic or foreign political party or candidate or (iii) otherwise made, offered, promised, authorized, paid or received any improper payment in violation of any Anti-Corruption Laws. SPAC has implemented and maintained policies and procedures reasonably designed to ensure compliance with Anti-Corruption Laws, Sanctions and Export Control Laws.
(d)   To the knowledge of SPAC, there is no current investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding the actual or possible violation of the Anti-Corruption Laws or Trade Control Laws by SPAC, its directors or officers, nor, to SPAC’s knowledge, any of its employees, agents or any other Persons acting for or on behalf of any of SPAC and since its date of incorporation, SPAC has not received any written notice that there is any investigation, allegation, request for information, or other inquiry by any Governmental Entity regarding an actual or possible violation of the Anti-Corruption Laws or Trade Control Laws.
Section 4.24   Investigation; No Other Representations.
(a)   SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that (i) it has conducted its own independent review and analysis of, and, based thereon, has formed an independent judgment concerning, the business, assets, condition, operations and prospects, of the Group Companies and (ii) it has been furnished with or given access to such documents and information about the Group Companies and their respective businesses and operations as it and its Representatives have deemed necessary to enable it to make an informed decision with respect to the execution, delivery and performance of this Agreement and the Ancillary Documents and the consummation of the Transactions.

(b)   In entering into this Agreement and the Ancillary Documents to which it is or will be a party, SPAC has relied solely on its own investigation and analysis and the representations and warranties expressly set forth in Article III and in the Ancillary Documents to which it is or will be a party and no other representations or warranties of the Company, any Company Non-Party Affiliate or any other Person, either express or implied, and SPAC, on its own behalf and on behalf of its Representatives, acknowledges, represents, warrants and agrees that, except for the representations and warranties expressly set forth in Article III, in the Ancillary Documents to which it is or will be a party, and any certificates delivered by the Company or any officer thereof, none of the Company, any Company Non-Party Affiliate or any other Person makes or has made any representation or warranty, either express or implied, in connection with or related to this Agreement, the Ancillary Documents or the Transactions.
Section 4.25   Residency.   SPAC is a non-Israeli resident company that has no activities in Israel, and its activity is controlled and managed outside of Israel. Each of SPAC’s directors, officers, managers and general managers are non-Israeli residents and conduct SPAC’s activity outside of Israel.
Section 4.26   EXCLUSIVITY OF REPRESENTATIONS AND WARRANTIES.    NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO THE COMPANY PARTIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION (INCLUDING ANY FINANCIAL PROJECTIONS OR OTHER SUPPLEMENTAL DATA), EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS ARTICLE IV, THE ANCILLARY DOCUMENTS, AND ANY CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF, NEITHER SPAC NOR ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON MAKES, AND SPAC EXPRESSLY DISCLAIMS, ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR NATURE, EXPRESS OR IMPLIED, IN CONNECTION WITH THIS AGREEMENT, THE ANCILLARY DOCUMENTS, THE CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF. OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, INCLUDING AS TO THE MATERIALS RELATING TO THE BUSINESS AND AFFAIRS OR HOLDINGS OF SPAC THAT HAVE BEEN MADE AVAILABLE TO THE COMPANY PARTIES OR ANY OF THEIR RESPECTIVE REPRESENTATIVES OR IN ANY PRESENTATION OF THE BUSINESS AND AFFAIRS OF SPAC BY OR ON BEHALF OF THE MANAGEMENT OF SPAC OR OTHERS IN CONNECTION WITH THE TRANSACTIONS CONTEMPLATED HEREBY, BY THE ANCILLARY DOCUMENTS, OR THE CERTIFICATES DELIVERED BY SPAC OR ANY OFFICER THEREOF, AND NO STATEMENT CONTAINED IN ANY OF SUCH MATERIALS OR MADE IN ANY SUCH PRESENTATION SHALL BE DEEMED A REPRESENTATION OR WARRANTY HEREUNDER OR OTHERWISE OR DEEMED TO BE RELIED UPON BY THE COMPANY, MERGER SUB, OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING AND PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EXCEPT FOR THE REPRESENTATIONS AND WARRANTIES EXPRESSLY SET FORTH IN THIS ARTICLE IV. THE ANCILLARY DOCUMENTS, OR ANY CERTIFICATE DELIVERED BY SPAC OR ANY OFFICER THEREOF, IT IS UNDERSTOOD THAT ANY COST ESTIMATES, PROJECTIONS OR OTHER PREDICTIONS, ANY DATA, ANY FINANCIAL INFORMATION, ANY SPAC SEC REPORTS, OR ANY MEMORANDA OR OFFERING MATERIALS OR PRESENTATIONS, INCLUDING, BUT NOT LIMITED TO, ANY OFFERING MEMORANDUM OR SIMILAR MATERIALS MADE AVAILABLE BY OR ON BEHALF OF SPAC ARE NOT AND SHALL NOT BE DEEMED TO BE OR TO INCLUDE REPRESENTATIONS OR WARRANTIES OF SPAC, ANY SPAC NON-PARTY AFFILIATE OR ANY OTHER PERSON, AND ARE NOT AND SHALL NOT BE DEEMED TO BE RELIED UPON BY THE COMPANY OR ANY COMPANY NON-PARTY AFFILIATE IN EXECUTING, DELIVERING OR PERFORMING THIS AGREEMENT, THE ANCILLARY DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. NOTWITHSTANDING THE FOREGOING, THE PROVISIONS OF THIS SECTION 4.26 SHALL NOT EXCUSE ANY FRAUD OR WILLFUL MISCONDUCT OF SPAC.

ARTICLE V.
COVENANTS
Section 5.1   Conduct of Business of the Company.
(a)   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law, as set forth on Section 5.1(a) of the Company Disclosure Schedules, or as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to (i) conduct and operate the business of the Group Companies in the ordinary course of business in all material respects, consistent with past practice and in material compliance with all applicable Laws, (ii) maintain and preserve intact in all material respects the business organization, assets, properties and material business relations of the Group Companies, taken as a whole, (iii) keep available the services of the present officers and Key Employees of the Company, and (iv) preserve existing relations and goodwill of the Group Companies with Material Customers, suppliers, distributors and creditors of the Group Companies.
(b)   Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company shall, and the Company shall cause its Subsidiaries to, except (w) as expressly contemplated by this Agreement or any Ancillary Document, (x) as required by applicable Law (including COVID-19 Measures), (y) as set forth on Section 5.1(b) of the Company Disclosure Schedules or (z) as consented to in writing by SPAC (such consent not to be unreasonably withheld, conditioned or delayed), not do any of the following:
(i)   declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of any Group Company or Merger Sub or split, reserve split, reclassify, recapitalize, repurchase, redeem or otherwise acquire, offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of any Group Company or Merger Sub, other than (w) a reverse stock split prior to the Effective Time in order to cause the Company Share Value to equal $10.00, (x) dividends or distributions, declared, set aside or paid by any of the Company’s Subsidiaries to the Company or any Subsidiary that is, directly or indirectly, wholly owned by the Company, (y) any dividends or distributions required under the Governing Documents of any joint venture of any Subsidiaries of the Company and (z) in connection with the net exercise or settlement of awards under a Company Equity Plan;
(ii)   (A) merge, consolidate, combine or amalgamate any Group Company or Merger Sub with any Person or (B) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof, other than such acquisitions and purchases that would not require financial statements of the acquired business to be included in the Registration Statement / Proxy Statement pursuant to Rule 3-05 of Regulation S-X under the Securities Act;
(iii)   adopt any amendments, supplements, restatements or modifications to any Group Company’s or Merger Sub’s Governing Documents;
(iv)   transfer, issue, sell, grant, pledge, or otherwise directly or indirectly dispose of, or subject to a Lien, (A) any Equity Securities of any Group Company or Merger Sub or (B) any options, restricted stock, warrants, rights of conversion or other rights, agreements, arrangements or commitments obligating any Group Company or Merger Sub to issue, deliver or sell any Equity Securities of any Group Company, other than (x) the issuance of shares of capital stock of the Company upon the exercise of any Company Equity Award outstanding on the date of this Agreement in accordance with the terms of the applicable Company Equity Plan and the underlying grant, award or similar agreement, (y) the issuance of Company Equity Awards in the ordinary course of business or in accordance with the terms of employment agreements or (z) the issuance of shares of capital stock of the Company to additional Subscribers pursuant to the terms of additional Subscription Agreements entered into after the date hereof in connection with the PIPE Financing;

(v)   incur, create or assume any Indebtedness in excess of $1,000,000, other than (A) ordinary course trade payables, (B) between the Company and any of its wholly owned Subsidiaries or between any of such wholly owned Subsidiaries or (C) in connection with borrowings, extensions of credit and other financial accommodations under the Company’s and Subsidiaries’ existing credit facilities, notes and other existing Indebtedness and, in each case, any refinancing thereof;
(vi)   make any loans, advances or capital contributions to, or guarantees for the benefit of, or any investments in, any Person, other than (A) intercompany loans or capital contributions between the Company and any of its wholly owned Subsidiaries, (B) the reimbursement of expenses of employees in the ordinary course of business and consistent with past practice, (C) prepayments and deposits paid to suppliers of any Group Company in the ordinary course of business, (D) trade credit extended to customers of the Group Companies in the ordinary course of business and (E) advances to wholly owned Subsidiaries of the Company;
(vii)   except (w) in the ordinary course of business consistent with past practice, (x) as set forth on Section 5.1(b)(vii) of the Company Disclosure Schedules, (y) as required under the existing terms of any Employee Benefit Plan or (z) as required by any applicable Law, (A) adopt, enter into, terminate or materially amend any material Employee Benefit Plan or any other benefit or compensation plan, policy, program, agreement, trust, fund or Contract that would be an Employee Benefit Plan if in effect as of the date of this Agreement, (B) materially increase the compensation or benefits payable to any current or former employee, officer, director, or individual independent contractor of any Group Company whose annual base compensation exceeds $250,000, or (C) take any action to accelerate any payment, right to payment, vesting or benefit, or the funding of any payment or benefit, payable or to become payable to any current or former employee, officer, director, or individual independent contractor of any Group Company under any Employee Benefit Plan;
(viii)   amend, terminate, or enter into any CBA;
(ix)   except in the ordinary course of business consistent with past practice, hire, engage, or terminate (without cause) any employee or independent contractor with annual base compensation in excess of $250,000;
(x)   implement or announce any plant closings, employee layoffs, furloughs, reductions-in-force, reduction in terms and conditions of employment, or other personnel actions that could implicate the WARN Act or other similar Israeli Law;
(xi)   make or rescind any material election relating to Taxes (other than elections made in the ordinary course of business), settle any material claim, action, suit, litigation, Proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any material amended Tax Return or surrender any claim for material refund in a manner inconsistent with past practice (including surrendering any right to a refund), or make any material change in its accounting or Tax policies or procedures;
(xii)   enter into any settlement, conciliation or similar Contract outside of the ordinary course of business the performance of which would involve the payment by the Group Companies in excess of $1,000,000, in the aggregate, or that imposes, or by its terms will impose at any point in the future, any material, non-monetary obligations on any Group Company (or SPAC or any of its Affiliates after the Closing);
(xiii)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving any Group Company;
(xiv)   change any Group Company’s accounting principles or methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or IFRS;
(xv)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;

(xvi)   except for entries, modifications, amendments, waivers, terminations or non-renewals, in each case, in the ordinary course of business, enter into, materially modify, materially amend, assign, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Contract required to be disclosed on Section 3.19 of the Company Disclosure Schedules (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms) or any Real Property Lease;
(xvii)   fail to maintain the Leased Real Property in substantially the same condition as of the date of this Agreement, other than ordinary wear and tear, casualty and condemnation;
(xviii)   abandon, dispose of, allow to lapse, transfer, sell, assign, or exclusively license any material Company Owned Intellectual Property to any Person or otherwise extend, amend, or modify any material Company Intellectual Property (other than in the ordinary course of business);
(xix)   sell, lease, license, encumber or otherwise dispose of any material properties or assets other than in the ordinary course of business;
(xx)   close any material facility or discontinue any material line of business or material business operations;
(xxi)   (A) suffer any Lien on or transfer, let lapse, abandon or dispose of any material Company Owned Intellectual Property or (B) license any material Company Owned Intellectual Property, except for non-exclusive licenses granted in the ordinary course of business;
(xxii)   limit the right of any Group Company to engage in any line of business or in any geographic area, to develop, market or sell products or services, or to compete with any Person or grant any exclusive or similar rights to any Person, except where such limit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of a Group Company;
(xxiii)   amend in a manner materially detrimental to the Group Companies (taken as a whole), terminate, cancel, surrender, permit to lapse or fail to renew or fail to use commercially reasonable efforts to maintain any authorization from a Governmental Entity or Permit required for the conduct of the business of any Group Company, except where the loss of such authorization or Permit does not, and would not be reasonably likely to, individually or in the aggregate, materially and adversely affect, or materially disrupt, the ordinary course operation of the businesses of a Group Company; or
(xxiv)   enter into any Contract to take, or cause to be taken, any of the foregoing actions set forth in clauses (i) through (xxiv), other than the entry into additional Subscription Agreements pursuant to which the Company agrees to issue and sell on the Closing Date Company Ordinary Shares as additional PIPE Financing.
(c)   Notwithstanding anything in this Section 5.1 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give SPAC, directly or indirectly, the right to control or direct the operations of any Group Company or Merger Sub, (ii) the Company shall exercise, consistent with the terms and conditions of this Agreement, complete control and supervision over the operations of each of the Group Company and Merger Sub, subject to the provisions in this Section 5.1 and (iii) any action taken, or omitted to be taken, by any Group Company to the extent such act or omission is reasonably determined by the Company or the Company Board to be necessary or prudent for such Group Company to take in response to COVID-19 or any COVID-19 Measure shall in no event be deemed to constitute a breach of this Section 5.1; provided, however, (A) the Company shall give SPAC prior notice of any such act or omission to the extent (x) such act or omission would otherwise require consent of SPAC under this Section 5.1 and (y) the provision of such notice is reasonably practicable, which notice shall describe in reasonable detail the act or omission and the reason that such act or omission is being taken, or omitted to be taken, pursuant to clause (iii) and, in the event that it is not reasonably practicable for the Company to give such prior notice, the Company shall instead give such notice to SPAC promptly after such act or omission and (B) in no event shall clause (ii) be applicable to any act or omission of the type described in Section 5.1(b)(i), Section 5.1(b)(ii), Section 5.1(b)(iii), Section 5.1(b)(iv), Section 5.1(b)(vii), Section 5.1(b)(viii) or Section 5.1(b)(x).

Section 5.2   Efforts to Consummate; Litigation.
(a)   Subject to the terms and conditions herein provided, each of the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things reasonably necessary or advisable to consummate and make effective as promptly as reasonably practicable the Transactions contemplated by this Agreement (including (i) the satisfaction, but not waiver, of the closing conditions set forth in Article VI and, in the case of any Ancillary Document to which such Party will be a party after the date of this Agreement, to execute and delivery such Ancillary Document when required pursuant to this Agreement, (ii) using reasonable best efforts to obtain the PIPE Financing on the terms and subject to the conditions set forth in the Subscription Agreements), and (iii) using reasonable best efforts to assist in the delisting from the TASE of the Company Ordinary Shares, including approaching any relevant judicial or regulatory body in connection therewith. Without limiting the generality of the foregoing, each of the Parties shall (and shall cause their Affiliates to) use reasonable best efforts to obtain, file with or deliver to, as applicable, as promptly as reasonably practicable any Consents of any Governmental Entities or other Persons necessary, proper or advisable to consummate the Transactions. Each Party shall (i) make all required filings, notifications and applications, if any, pursuant to the HSR Act and any other applicable antitrust, competition, merger control and foreign investment Laws with respect to the Transactions as promptly as reasonably practicable (and, with respect to the HSR Act, no later than ten (10) Business Days) following the date of this Agreement and (ii) respond as promptly as reasonably practicable to any requests by any Governmental Entity for additional information and documentary material that may be requested pursuant to the HSR Act or any other Law. SPAC shall promptly inform the Company of any communication between SPAC or any of its Affiliates, on the one hand, and any Governmental Entity, on the other hand, and the Company shall promptly inform SPAC of any communication between any Company Party, on the one hand, and any Governmental Entity, on the other hand, in either case, regarding any of the Transactions. Without limiting the foregoing, each Party and its respective Affiliates shall not extend any waiting period, review period or comparable period under the HSR Act or any other applicable antitrust, competition, merger control or foreign investment Law, or enter into any agreement with any Governmental Entity to delay or not to consummate the Transactions, except with the prior written consent of SPAC and the Company. Nothing in this Section 5.2 obligates any Party or any of its Affiliates to agree to (A) sell, license or otherwise dispose of, or hold separate and agree to sell, license or otherwise dispose of, any entities, assets or facilities of any Group Company or any entity, facility or asset of such Party or any of its Affiliates, (B) terminate, amend or assign existing relationships and contractual rights or obligations, (C) amend, assign or terminate existing licenses or other agreements, or (D) enter into new licenses or other agreements. No Party shall agree to any of the foregoing measures with respect to any other Party or any of its Affiliates, except with SPAC’s and the Company’s prior written consent.
(b)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC and its Affiliates, on the one hand, and the Company Parties, on the other hand, shall give counsel for the Company Parties (in the case of SPAC) or SPAC (in the case of any Company Party), a reasonable opportunity to review in advance, and consider in good faith the views of the other in connection with, any proposed written communication to any Governmental Entity relating to the Transactions. Each of the Parties and its Affiliates agrees not to participate in any substantive meeting or discussion, either in person or by telephone with any Governmental Entity in connection with the transactions contemplated by this Agreement unless it consults with, in the case of any Company Party, SPAC, or, in the case of SPAC, any Company Party in advance and, to the extent not prohibited by such Governmental Entity, gives, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, the opportunity to attend and participate in such meeting or discussion.
(c)   From and after the date of this Agreement until the earlier of the Closing or termination of this Agreement in accordance with its terms, SPAC, on the one hand, and the Company, on the other hand, shall each notify the other in writing promptly after learning of any shareholder demands or other shareholder Proceedings (including derivative claims) relating to this Agreement, any Ancillary Document or any matters relating thereto (collectively, the “Transaction Litigation”) commenced against, in the case of SPAC, SPAC or any of its Representatives (in their capacity as a Representative of SPAC) or, in the case of the Company and Merger Sub, any Group Company or Merger Sub or any of their respective Representatives (in their capacity as a Representative of any Group Company or Merger Sub). SPAC and the Company shall each (i) keep the other reasonably informed regarding any Transaction Litigation, (ii) give the other the opportunity to, at its own cost and expense, participate in the defense, settlement and compromise of any such Transaction Litigation and reasonably cooperate with the other in connection with the defense, settlement and compromise of any such Transaction Litigation, (iii) consider in good faith the other’s advice with respect to any such Transaction Litigation and (iv) reasonably cooperate with each other. Notwithstanding the foregoing, the Company shall, subject to and without limiting the covenants and agreements, and the rights of SPAC, set forth in the immediately preceding sentence, control the negotiation, defense and settlement of any such Transaction Litigation; provided, however, that in no event shall the Company, any other Group Company, Merger Sub or any of their respective Representatives settle or compromise any Transaction Litigation without the prior written consent of SPAC (such consent not to be unreasonably withheld, conditioned or delayed, provided that it shall be deemed to be reasonable for SPAC to withhold, condition or delay its consent if any such settlement or compromise (A) does not provide for a legally binding, full, unconditional and irrevocable release of SPAC and its Representative(s) that are the subject of such Transaction Litigation, (B) provides for (x) the payment of cash any portion of which is payable by SPAC or its Representative(s) thereof or would otherwise constitute a SPAC Liability or (y) any non-monetary, injunctive, equitable or similar relief against SPAC or (C) contains an admission of wrongdoing or Liability by SPAC or any of its Representatives). Without limiting the generality of the foregoing, in no event shall SPAC or any of its Representatives settle or compromise any Transaction Litigation without the Company’s prior written consent.
Section 5.3   Confidentiality and Access to Information.
(a)   The Parties hereby acknowledge and agree that the information being provided in connection with this Agreement and the consummation of the transactions contemplated hereby is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. Notwithstanding the foregoing or anything to the contrary in this Agreement, in the event that this Section 5.3(a) or the Confidentiality Agreement conflicts with any other covenant or agreement contained herein or any Ancillary Document that contemplates the disclosure, use or provision of information or otherwise, then such other covenant or agreement contained herein or therein shall govern and control to the extent of such conflict.
(b)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, the Company shall provide, or cause to be provided, to SPAC and its Representatives during normal business hours reasonable access to the directors, officers, employee, consultants, advisors, books and records of the Group Companies, including financial information used in the preparation of the Financial Statements and in the unaudited projected financial information to be included in the Registration Statement, including the financial and commercial assumptions and inputs related thereto and information regarding buildout of the sales staff of the Group Companies including, but not limited to, projected sales personnel, salaries, commissions, and estimated revenue per person and such other related information reasonably requested by SPAC (in a manner so as to not materially interfere with the normal business operations of the Group Companies). Notwithstanding the foregoing, none of the Group Companies shall be required to provide to SPAC or any of its Representatives any information (i) if and to the extent doing so would (A) violate any Law to which any Group Company is subject, including any Data Security Requirements, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of any Group Company with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to any Group Company under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), the Company shall, and shall cause the other Group Companies to, use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if any Group Company or Merger Sub, on the one hand, and SPAC, any SPAC Non-Party Affiliate or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that the Company shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.
(c)   From and after the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, upon reasonable advance written notice, SPAC shall provide, or cause to be provided, to the Company and its Representatives during normal business hours reasonable access to the directors, officers, books and records of SPAC (in a manner so as to not interfere with the normal business operations of SPAC). Notwithstanding the foregoing, SPAC shall not be required to provide, or cause to be provided to, the Company or any of its Representatives any Evaluation Material or other information (i) if and to the extent doing so would (A) violate any Law to which SPAC is subject, (B) result in the disclosure of any trade secrets of third-parties in breach of any Contract with such third-party, (C) violate any legally binding obligation of SPAC with respect to confidentiality, non-disclosure or privacy or (D) jeopardize protections afforded to SPAC under the attorney-client privilege or the attorney work product doctrine (provided that, in case of each of clauses (A) through (D), SPAC shall use commercially reasonable efforts to (x) provide such access as can be provided (or otherwise convey such information regarding the applicable matter as can be conveyed) without violating such privilege, doctrine, Contract, obligation or Law and (y) provide such information in a manner without violating such privilege, doctrine, Contract, obligation or Law), or (ii) if SPAC, on the one hand, and any Group Company, any Company Non-Party Affiliate, Merger Sub or any of their respective Representatives, on the other hand, are adverse parties in a litigation and such information is reasonably pertinent thereto; provided that SPAC shall, in the case of clause (i) or (ii), provide prompt written notice of the withholding of access or information on any such basis.
Section 5.4   Public Announcements.
(a)   None of the Parties or any of their respective Representatives shall issue any press releases or make any public announcements with respect to this Agreement or the transactions contemplated by this Agreement without the prior written consent of, prior to the Closing, the Company and SPAC or, after the Closing, the Company; provided, however, that each Party may make any such announcement or other communication (i) if such announcement or other communication is required by applicable Law (including the requirements of TASE), in which case (A) prior to the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company, if the disclosing party is SPAC, or SPAC, if the disclosing party is any Company Party, to review such announcement or communication and the opportunity to comment thereon and the disclosing Party shall consider such comments in good faith and in recognition of the obligations of the Parties to coordinate their disclosure while remaining in compliance with their respective disclosure requirements, or (B) after the Closing, the disclosing Party and its Representatives shall use commercially reasonable efforts to consult with the Company and the disclosing Party shall consider such comments in good faith, (ii) to the extent such announcements or other communications contain only information previously disclosed in a public statement, press release or other communication previously approved in accordance with this Section 5.4 and (iii) subject to the terms of Section 5.2, to Governmental Entities in connection with any Consents required to be made under this Agreement, the Ancillary Documents or in connection with the Transactions.
(b)   The initial press release concerning this Agreement and the transactions contemplated by this Agreement shall be a joint press release in the form agreed by the Company and SPAC prior to the execution of this Agreement and such initial press release (the “Signing Press Release”) shall be released as promptly as reasonably practicable after the execution of this Agreement on the day thereof. Promptly after the execution of this Agreement, SPAC shall file a current report on Form 8-K (the “Signing Filing”) with the Signing Press Release and a description of this Agreement as required by, and in compliance with, the Securities Laws, which the Company shall have the opportunity to review and comment upon prior to filing and SPAC shall consider such comments in good faith. The Company shall file an immediate report to the TASE and the ISA following the Signing Filing, which the SPAC shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith, subject to the SPAC completing such review and providing such comments, if any, within the timeline that will allow the Company to comply with any applicable Law. The Company, on the one hand, and SPAC, on the other hand, shall mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either the Company or SPAC, as applicable) a press release announcing the consummation of transactions contemplated by this Agreement (the “Closing Press Release”) prior to the Closing, and, on the Closing Date, the Parties shall cause the Closing Press Release to be released. Promptly after the Closing (but in any event within four (4) Business Days after the Closing), the Company shall file a current report on Form 8-K (the “Closing Filing”), and the Company shall file an immediate report to the TASE and the ISA, in each case with the Closing Press Release and a description of the Closing as required by Securities Laws, which the SPAC shall have the opportunity to review and comment upon prior to filing and the Company shall consider such comments in good faith, subject to the SPAC completing such review and providing such comments, if any, within the timeline that will allow the Company to comply with any applicable Law. In connection with the preparation of each of the Signing Press Release, the Signing Filing, the Closing Press Release and the Closing Filing, each Party shall, upon written request by any other Party, furnish such other Party with all information concerning itself, its directors, officers and equity holders, and such other matters as may be reasonably necessary for such press release or filing.
Section 5.5   Tax Matters.
(a)   Notwithstanding anything to the contrary herein, each Party shall pay its own transfer, documentary, sales, use, real property transfer, stamp, registration and other similar Taxes, fees and costs incurred in connection with this Agreement.
(b)   The Parties shall file all Tax Returns consistent with the Intended Tax Treatment and comply with the reporting requirements under Treasury Regulations Section 1.367(a)-3(c)(6), in each case, to the extent permitted by applicable Law.
(c)   If, in connection with the Transactions, the SEC requires that a Tax opinion be prepared and submitted with respect to the Tax treatment of the Transactions, SPAC shall use commercially reasonable efforts to obtain a written opinion of Tax counsel to SPAC reasonably acceptable to the Company. If such an opinion is being provided to SPAC pursuant to the prior sentence, (i) the Company agrees to deliver to such Tax counsel a representation letter in the form set forth in Section 5.5 of the Company Disclosure Schedules and (ii) SPAC agrees to deliver to such Tax counsel a customary SPAC representation letter. Notwithstanding anything to the contrary in this Agreement, Loeb & Loeb shall not be required to provide any opinion to any Party regarding the Intended Tax Treatment and Tax or legal counsel to the Company (or its Tax advisors) shall not be required to provide any Tax opinion to any Party.
(d)   Each of the Parties shall, and shall cause their respective Affiliates to, cooperate fully, as and to the extent reasonably requested by another Party, in connection with the filing of relevant Tax Returns and any audit or Tax Proceeding or to determine the Tax treatment of any aspect of the Transactions. Such cooperation shall include the retention and (upon the other Party’s request) the provision (with the right to make copies) of records and information reasonably relevant to any Tax Proceeding or audit, making employees reasonably available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder (to the extent such information or explanation is not publicly or otherwise reasonably available).
(e)   Each of the Parties hereto further acknowledges and hereby agrees that it is not a condition to the Closing that the Merger qualifies as a “reorganization” within the meaning of Section 368(a) of the Code.
Section 5.6   Exclusive Dealing.
(a)   The Company shall immediately cease and cause to be terminated all existing discussions and negotiations with any parties with respect to any proposal that constitutes or may be reasonably expected to constitute or lead to a Company Acquisition Proposal. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, the Company Parties shall not, and shall cause the other Group Companies not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its and their respective Representatives not to, directly or indirectly: (i) solicit, initiate, knowingly encourage (including by means of furnishing or disclosing information), knowingly facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) that constitutes, or may reasonably be expected to lead to, a Company Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a Company Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a Company Acquisition Proposal; (iv) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a Company Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (v) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. The Company agrees to (A) notify SPAC promptly upon receipt of any Company Acquisition Proposal by any Group

Company or Merger Sub, and to describe the material terms and conditions of any such Company Acquisition Proposal in reasonable detail (including the identity of the Persons making such Company Acquisition Proposal) and (B) keep SPAC reasonably informed on a current basis of any modifications to such offer or information.
(b)   From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, and shall cause its Representatives not to, and shall not authorize or permit their respective Representatives to, and shall use their reasonable best efforts to cause its Representatives not to, directly or indirectly: (i) solicit, initiate, encourage (including by means of furnishing or disclosing information), facilitate, discuss or negotiate, directly or indirectly, any inquiry, proposal or offer (written or oral) with respect to a SPAC Acquisition Proposal; (ii) furnish or disclose any non-public information to any Person in connection with, or that could reasonably be expected to lead to, a SPAC Acquisition Proposal; (iii) enter into any Contract or other arrangement or understanding regarding a SPAC Acquisition Proposal; (iv) prepare or take any steps in connection with an offering of any securities of SPAC (or any Affiliate or successor of SPAC); (v) waive or otherwise forbear in the enforcement of any rights or other benefits under confidential information agreements relating to a SPAC Acquisition Proposal, including without limitation any “standstill” or similar provisions thereunder; or (vi) otherwise cooperate in any way with, or assist or participate in, or knowingly facilitate or encourage any effort or attempt by any Person to do or seek to do any of the foregoing. SPAC agrees to (A) notify the Company promptly upon receipt of any SPAC Acquisition Proposal by SPAC, and to describe the material terms and conditions of any such SPAC Acquisition Proposal in reasonable detail (including the identity of any Person making such SPAC Acquisition Proposal) and (B) keep the Company reasonably informed on a current basis of any modifications to such offer or information.
Section 5.7   Preparation of Registration Statement / Proxy Statement.   As promptly as reasonably practicable following the date of this Agreement, SPAC and the Company shall prepare and mutually agree upon (such agreement not to be unreasonably withheld, conditioned or delayed by either SPAC or the Company, as applicable): (a) a proxy statement (the “Proxy Statement”) to be filed with the SEC by SPAC relating to the Transaction Proposals to be submitted to the holders of SPAC Shares and Sponsor Group Shares at the SPAC Stockholders Meeting, all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq and (b) a registration statement on Form F-4 (the “Registration Statement”) to be filed with the SEC by Company pursuant to which Company Ordinary Shares and Company Warrants issuable in the Merger will be registered with the SEC and that will include the Proxy Statement (such document, the “Registration Statement / Proxy Statement”), all in accordance with and as required by SPAC’s Governing Documents, applicable Law, and any applicable rules and regulations of the SEC and Nasdaq. Each of SPAC and the Company shall use its commercially reasonable efforts to (a) cause the Registration Statement / Proxy Statement to comply in all material respects with the applicable rules and regulations promulgated by the SEC (including, with respect to the Group Companies, the provision of financial statements of, and any other information with respect to, the Group Companies for all periods, and in the form, required to be included in the Registration Statement / Proxy Statement under Securities Laws (after giving effect to any waivers received) or in response to any comments from the SEC); (b) promptly notify the other party of, reasonably cooperate with each other with respect to and respond promptly to any comments of the SEC or its staff; (c) have the Registration Statement / Proxy Statement declared effective under the Securities Act as promptly as reasonably practicable after it is filed with the SEC; and (d) keep the Registration Statement / Proxy Statement effective through the Closing in order to permit the consummation of the transactions contemplated by this Agreement. SPAC, on the one hand, and the Company, on the other hand, shall promptly furnish, or cause to be furnished, to the other all information concerning such Party, its Non-Party Affiliates and their respective Representatives that may be required or reasonably requested in connection with any action contemplated by this Section 5.7 or for including in any other statement, filing, notice or application made by or on behalf of the Company or SPAC to the SEC or Nasdaq in connection with the Transactions. In the event there is any Tax opinion, comfort letter or other opinion required to be provided in connection with the Registration Statement, notwithstanding anything to the contrary, neither this provision nor any other provision in this Agreement shall require counsel to the Company or its Tax advisors to provide an opinion on the U.S. federal income Tax consequences of the Merger. If any Party becomes aware of any information that should be disclosed in an amendment or supplement to the Registration Statement / Proxy Statement, then (i) such Party shall promptly inform, in the case of any Company Party, SPAC, or, in the case of SPAC, the Company, thereof; (ii) such Party shall prepare and mutually agree upon with, in the case of SPAC, the Company, or, in the case of the Company, SPAC (in either case, such agreement not to be unreasonably withheld, conditioned or delayed), an amendment or supplement to the Registration Statement / Proxy Statement; (iii) the Company shall file such mutually agreed upon amendment or supplement with the SEC; and (iv) the Parties shall reasonably cooperate, if appropriate, in mailing such amendment or supplement to the SPAC Stockholders and the Company Shareholders. The Company shall as promptly as reasonably practicable advise SPAC of the time of effectiveness of the Registration Statement / Proxy Statement, the issuance of any stop order relating thereto or the suspension of the qualification of Company Ordinary Shares or Company Warrants for offering or sale in any jurisdiction, and the Company and SPAC shall each use its commercially reasonable efforts to have any such stop order or suspension lifted, reversed or otherwise terminated. Each of the Parties shall use commercially reasonable efforts to ensure that none of the information related to it or any of its Non-Party Affiliates or its or their respective Representatives, supplied by or on its behalf for inclusion or incorporation by reference in the Registration Statement / Proxy Statement will, at the time the Registration Statement / Proxy Statement is initially filed with the SEC, at each time at which it is amended, or at the time it becomes effective under the Securities Act contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading. SPAC and the Company shall share equally in the payment of all fees in connection with the registration of Company Securities and the filing of the Registration Statement / Proxy Statement.
Section 5.8   SPAC Stockholder Approval.   SPAC shall use its commercially reasonable efforts to, as promptly as practicable, (i) establish the record date for, duly call, give notice of, convene and hold the meeting of the SPAC Stockholders (the “SPAC Stockholders Meeting”) in accordance with the Governing Documents of SPAC and the DGCL, (ii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, cause the Proxy Statement contained therein to be disseminated to the SPAC Stockholders and (iii) after the Registration Statement / Proxy Statement is declared effective under the Securities Act, solicit proxies from the SPAC Stockholders to vote in accordance with the SPAC Board Recommendation, and, if applicable, any approvals related thereto, and providing the SPAC Stockholders with the Offer. SPAC shall, through approval of the SPAC Board, recommend to its shareholders (the “SPAC Board Recommendation”), (i) the adoption and approval of this Agreement and the transactions contemplated hereby (including the Merger and the issuance of the Per Share Consideration hereunder); (ii) the adoption and approval of each other proposal that either the SEC or Nasdaq (or the respective staff members thereof) indicates is necessary in its comments to the Registration Statement / Proxy Statement or in correspondence related thereto; (iii) the adoption and approval of each other proposal reasonably agreed to by SPAC and the Company as necessary or appropriate in connection with the consummation of the Transactions; and (iv) the adoption and approval of a proposal for the adjournment of the SPAC Stockholders Meeting, if necessary, to permit further solicitation of proxies because there are not sufficient votes to approve and adopt any of the foregoing (such proposals in (i) through (iv) together, the “Transaction Proposals”); provided, that SPAC may adjourn the SPAC Stockholders Meeting (A) to solicit additional proxies for the purpose of obtaining the SPAC Stockholder Approval, (B) for the absence of a quorum, (C) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosures that SPAC has determined, based on the advice of outside legal counsel, is reasonably likely to be required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the SPAC Stockholders prior to the SPAC Stockholders Meeting, or (D) if holders of SPAC Shares have elected to redeem a number of SPAC Shares as of such time that would reasonably be expected to result in the conditions set forth in Section 6.3(d) not being satisfied; provided that, without the consent of the Company, in no event shall SPAC adjourn the SPAC Stockholders Meeting (x) more than one time following the initial date of the SPAC Stockholders Meeting as set forth in Registration Statement / Proxy Statement mailed to the SPAC Stockholders or (y) for more than fifteen (15) Business Days later than the most recently adjourned meeting or to a date that is beyond four (4) Business Days prior to the Termination Date. The SPAC Board Recommendation shall be included in the Registration Statement / Proxy Statement. Except as otherwise required by applicable Law, SPAC covenants that none of the SPAC Board or SPAC nor any committee of the SPAC Board shall change, withdraw, withhold or modify, or propose publicly or by formal action of the SPAC Board, any committee of the SPAC Board or SPAC to change, withdraw, withhold or modify the SPAC Board Recommendation or any other recommendation by the SPAC Board or SPAC of the proposals set forth in the Registration Statement / Proxy Statement (a “SPAC Change in Recommendation”).

Section 5.9   Merger Sub Shareholder Approval.   As promptly as reasonably practicable (and in any event within one (1) Business Day) following the date of this Agreement, the Company, as the sole shareholder of Merger Sub, will approve and adopt this Agreement, the Ancillary Documents to which Merger Sub is or will be a party and the transactions contemplated hereby and thereby (including the Merger).
Section 5.10   Conduct of Business of SPAC.   From and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law or as consented in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), use its commercially reasonable efforts to comply with and continue performing under SPAC’s Governing Documents, the Trust Agreement and all other agreements or Contracts to which SPAC may be a party. Without limiting the generality of the foregoing, from and after the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms, SPAC shall not, except as expressly contemplated by this Agreement or any Ancillary Document, as required by applicable Law (including COVID-19 Measures), or as consented to in writing by the Company (such consent not to be unreasonably withheld, conditioned or delayed), do any of the following:
(a)   adopt any amendments, supplements, restatements or modifications to the Trust Agreement, Warrant Agreement or the Governing Documents of SPAC;
(b)   declare, set aside, make or pay a dividend on, or make any other distribution or payment (whether in cash, stock or property) in respect of, any Equity Securities of SPAC, or repurchase, redeem (other than in connection with the Offer) or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any outstanding Equity Securities of SPAC;
(c)   (i) merge, consolidate, combine or amalgamate SPAC with any Person (other than Merger Sub) or (ii) purchase or otherwise acquire (whether by merging or consolidating with, purchasing any Equity Security in or a substantial portion of the assets of, or by any other manner) any corporation, partnership, association or other business entity or organization or division thereof;
(d)   split, combine or reclassify any of its capital stock or other Equity Securities or issue any other security in respect of, in lieu of or in substitution for shares of its capital stock;
(e)   incur, create, assume, refinance, guarantee or otherwise become liable for (whether directly, contingently, or otherwise) any Indebtedness or other Liability other than working capital loans from the Sponsor Group in an amount not to exceed $1,000,000;
(f)   make any loans or advances to, or capital contributions to, or guarantees for the benefit of, or any investment in, any other Person, other than to, of, or in, SPAC;
(g)   issue, grant, sell, deliver or dispose of any Equity Securities of SPAC or securities exercisable for or convertible into Equity Securities of SPAC (including options, warrants or stock appreciation rights with respect to Equity Securities of SPAC);
(h)   enter into, renew, modify or revise any SPAC Related Party Transaction (or any Contract or agreement that if entered into prior to the execution and delivery of this Agreement would be a SPAC Related Party Transaction);
(i)   engage in any activities or business, other than activities or business (i) in connection with or incident or related to SPAC’s incorporation or continuing corporate (or similar) existence, (ii) contemplated by, or incident or related to, this Agreement, any Ancillary Document, the performance of covenants or agreements hereunder or thereunder or the consummation of the Transactions or (iii) those that are administrative or ministerial, in each case, which are immaterial in nature;
(j)   make or rescind any material election relating to Taxes settle any claim, action, suit, litigation, Proceeding, arbitration, investigation, audit or controversy relating to material Taxes, file any material amended Tax Return or surrender any claim for material refund, or make any material change in its accounting or Tax policies or procedures;

(k)   (i) commence any Proceeding that is material to the SPAC or its assets or properties or (ii) enter into any settlement, conciliation or similar Contract that would require any payment from the Trust Account or that would impose material non-monetary obligations on SPAC or any of its Affiliates (or the Company or any of its Subsidiaries after the Closing);
(l)   authorize, recommend, propose or announce an intention to adopt, or otherwise effect, a plan of complete or partial liquidation, dissolution, restructuring, recapitalization, reorganization or similar transaction involving SPAC;
(m)   change SPAC’s methods of accounting in any material respect, other than changes that are made in accordance with PCAOB standards or as required by any Governmental Entity;
(n)   enter into any Contract with any broker, finder, investment banker or other Person under which such Person is or will be entitled to any brokerage fee, finders’ fee or other commission in connection with the transactions contemplated by this Agreement;
(o)   except for entries, modifications, amendments, waivers, terminations or non-renewals in the ordinary course of business, enter into, materially modify, materially amend, waive any material right under, terminate (excluding any expiration in accordance with its terms) or fail to renew, any Material Contract of the type described in Section 4.17 (excluding, for the avoidance of doubt, any expiration or automatic extension or renewal of any such Material Contract pursuant to its terms);
(p)   enter into or adopt any SPAC Benefit Plan or any benefit or compensation plan, policy, program or arrangement that would be a SPAC Benefit Plan if in effect as of the date of this Agreement;
(q)   seek any approval from the SPAC Stockholders except as contemplated by the Transaction Proposals;
(r)   form any Subsidiary;
(s)   sell, assign, transfer, convey, lease, license, abandon, dedicate to the public or otherwise dispose of any material tangible assets or properties of SPAC; or
(t)   enter into any Contract to take, or cause to be taken, any of the foregoing actions set forth in clauses (a) through (s).
Notwithstanding anything in this Section 5.10 or this Agreement to the contrary, (i) nothing set forth in this Agreement shall give the Company, directly or indirectly, the right to control or direct the operations of SPAC and (ii) nothing set forth in this Agreement shall prohibit, or otherwise restrict the ability of, SPAC from using the funds held by SPAC outside the Trust Account to pay any SPAC Expenses or SPAC Liabilities or from otherwise distributing or paying over any funds held by SPAC outside the Trust Account to Sponsor Group or any of its Affiliates, in each case, prior to the Closing.
Section 5.11   Nasdaq Listing.   The Company shall use commercially reasonable efforts to cause: (a) the Company’s initial listing application with Nasdaq in connection with the transactions contemplated by this Agreement to have been approved; (b) the Company to satisfy all applicable initial listing requirements of Nasdaq; and (c) the Company Ordinary Shares and Company Warrants issuable in accordance with this Agreement, including the Merger, to be approved for listing on Nasdaq (and SPAC shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time. The Company shall pay all fees of Nasdaq in connection with the application to list and the listing of Company Securities on Nasdaq.
Section 5.12   TASE Delisting.   The Company shall use reasonable best efforts to take all actions necessary or reasonably requested by SPAC to cause the Company Ordinary Shares to be delisted from TASE and to terminate its registration with ISA on or about 90 days after Closing Date.
Section 5.13   Trust Account.   Upon satisfaction or, to the extent permitted by applicable Law, waiver of the conditions set forth in Article VI and provision of notice thereof to the Trustee, (a) at the Closing, SPAC shall (i) cause the documents, certificates and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered, and (ii) make all appropriate arrangements to cause the Trustee to (A) pay as and when due all amounts, if any, payable to the Public Stockholders of SPAC pursuant to the SPAC Stockholder Redemption, (B) immediately upon Closing (as permitted by the Trustee) pay all Unpaid Company Expenses, Unpaid SPAC Expenses, and Unpaid SPAC Liabilities and (C) immediately thereafter, pay all remaining amounts then available in the Trust Account to an account designated by the Company in accordance with the Trust Agreement, and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.
Section 5.14   Transaction Support Agreements; Company Shareholder Approval; Subscription Agreements.
(a)   As promptly as reasonably practicable, SPAC shall deliver, or cause to be delivered, to the Company the Sponsor Support Agreement duly executed by each member of the Sponsor Group.
(b)   The Company shall use its commercially reasonable efforts to, as promptly as practicable, establish the record date for, duly call and give notice of, convene and hold the meeting of the Company Shareholders (the “Company Shareholders Meeting”), and, as promptly as practicable thereafter, convene and hold the Company Shareholders Meeting, in each case in accordance with the Governing Documents of the Company and the Laws of the state of Israel, at which the Company Shareholders shall vote on the Company Shareholder Proposals. The Company may adjourn the Company Shareholders Meeting, if necessary, to permit further solicitation of approvals because there are not sufficient votes to approve and adopt the Company Shareholder Proposals or because of the absence of a quorum.
(c)   The Company may not modify or waive any provisions of a Subscription Agreement without the prior written consent of SPAC; provided that any modification or waiver that is solely ministerial in nature or otherwise immaterial and does not affect any economic or any other material term of a Subscription Agreement shall not require the prior written consent of SPAC.
(d)   The Company may not amend, modify or waive any provisions of a Transaction Support Agreement, without the prior written consent of SPAC, such consent not to be unreasonably withheld, and SPAC may not amend, modify or waive any provisions of the Sponsor Support Agreement without the prior written consent of the Company.
Section 5.15   Indemnification; Directors’ and Officers’ Insurance.
(a)   To the maximum extent permitted under applicable Law and to Section 5.15(b), all rights to indemnification or exculpation now existing in favor of the directors and officers of SPAC, as provided in the Governing Documents of SPAC or otherwise in effect as of the date hereof solely with respect to any matters occurring on or prior to the Effective Time shall survive the Transactions and shall continue in full force and effect from and after the Effective Time for a period of six (6) years and the Company will perform and discharge, or cause to be performed and discharged, all obligations to provide such indemnity and exculpation during such six (6)-year period. To the maximum extent permitted by applicable Law, during such six (6)-year period, the Company shall advance, or caused to be advanced, expenses in connection with such indemnification as provided in the Governing Documents of SPAC or other applicable agreements as in effect immediately prior to the Effective Time; provided, however, that the directors and officers to whom expenses are advanced provides an undertaking consistent with applicable Law and the terms of the Governing Documents of SPAC or applicable agreements to repay such amounts if it is ultimately determined that such Person is not entitled to indemnification. The indemnification and liability limitation or exculpation provisions of the Governing Documents of SPAC as are in effect as of the Closing shall not, during such six (6)-year period, be amended, repealed or otherwise modified after the Effective Time in any manner that would materially and adversely affect the rights thereunder of individuals who, as of immediately prior to the Effective Time, or at any time prior to such time, were directors or officers of SPAC (the “D&O Persons”) entitled to be so indemnified, their liability limited or be exculpated with respect to any matters occurring on or prior to the Effective Time and relating to the fact that such D&O Person was a director or officer of SPAC immediately prior to the Effective Time, unless such amendment, repeal or other modification is required by applicable Law.
(b)   The Company shall not have any obligation under this Section 5.15 to any D&O Person when and if a court of competent jurisdiction shall ultimately determine (and such determination shall have become final and non-appealable) that the indemnification of such D&O Person in the manner contemplated hereby is prohibited by applicable Law or by the Amended and Restated Articles of Association of the Company.
(c)   For a period of six (6) years after the Effective Time, the Company shall cause the Surviving Company to maintain, without any lapses in coverage, directors’ and officers’ liability insurance for the benefit of those Persons who are currently covered by any comparable insurance policies of SPAC as of the date of this Agreement with respect to matters occurring on or prior to the Effective Time (i.e., “tail coverage”). Such insurance policies shall provide coverage on terms (with respect to coverage and amount) that are substantially the same as (and no less favorable in the aggregate to the insured than) the coverage provided under SPAC’s directors’ and officers’ liability insurance policies as of the date of this Agreement and shall be obtained from an insurance carrier with the same or better credit rating as the current insurance carrier of SPAC and the Company with respect to directors’ and officers’ liability insurance; provided that the Surviving Company shall not be obligated to pay annual premiums in excess of three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement and, in such event, the Surviving Company shall purchase the maximum coverage available for three hundred percent (300%) of the most recent annual premium paid by SPAC prior to the date of this Agreement.
(d)   If the Surviving Company or any of its successors or assigns (i) shall merge or consolidate with or merge into any other corporation or entity and shall not be the surviving or continuing corporation or entity of such consolidation or merger or (ii) shall transfer all or substantially all of their respective properties and assets as an entity in one or a series of related transactions to any Person, then in each such case, proper provisions shall be made so that the successors or assigns of the Surviving Company shall assume all of the obligations set forth in this Section 5.15.
(e)   The D&O Persons entitled to the indemnification, liability limitation, exculpation and insurance set forth in this Section 5.15 are intended to be third-party beneficiaries of this Section 5.15. This Section 5.15 shall survive the consummation of the ransactions contemplated by this Agreement and shall be binding on all successors and assigns of the Surviving Company.
Section 5.16   Post-Closing Officers.   The officers of the Company immediately prior to the Effective Time shall continue to be the officers of the Company immediately following the Effective Time (and holding the same titles as held at the Company) until the earlier of their resignation or removal or until their respective successors are duly appointed.
Section 5.17   Post-Closing Contractual Obligations of SPAC.   The Company agrees that it shall cause the SPAC to fulfill all of its contractual obligations that remain after the Closing under the agreements set forth on Section 5.17 of the SPAC Disclosure Schedules.
Section 5.18   PCAOB Financials.
(a)   As promptly as reasonably practicable, the Company shall deliver to SPAC the financial statements required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions (including the financial statements for the fiscal years ended December 31, 2020 and December 31, 2021). All such financial statements, together with any unaudited consolidated balance sheet and the related statements of operations, changes in shareholders’ equity and cash flows of the Group Companies as of and for a year-to-date period ended as of the end of a different fiscal quarter that is required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company and/or SPAC with the SEC in connection with the Transactions, (A) will be prepared in accordance with IFRS applied on a consistent basis (except as may be indicated in the notes thereto) throughout the periods indicated, (B) will fairly present, in all material respects, the financial position, results of operations and cash flows of the Group Companies as of the date thereof and for the period indicated therein, except as otherwise specifically noted therein, and (C) will, in the case of the audited financial statements of the Company, have been audited in accordance with the standards of the PCAOB. The auditor engaged to audit the audited financial statements of the Company and to review the unaudited financial statements is an independent registered public accounting firm with respect to the Company within the meaning of the Exchange Act and the applicable rules and regulations thereunder adopted by the SEC and the PCAOB.

(b)   The Company shall use its commercially reasonable efforts (and taking into account of any applicable COVID-19 Measures) (i) to assist, upon reasonable advance written notice, during normal business hours and in a manner such as to not unreasonably interfere with the normal operation of any member of such Group Company, SPAC in causing to be prepared in a timely manner any other financial information or statements (including customary pro forma financial statements) that are required to be included in the Registration Statement / Proxy Statement and any other filings to be made by the Company with the SEC in connection with the Transactions and (ii) to obtain the consents of its auditors with respect thereto as may be required by applicable Law or requested by the SEC.
Section 5.19   Amended and Restated Warrant Agreement.   Immediately prior to the Effective Time, the Company, SPAC and AST shall enter into the Company A&R Warrant Agreement, (a) pursuant to which SPAC will assign to the Company all of its rights, interests, and obligations in and under the Warrant Agreement and (b) that will reflect the changes to convert the SPAC Warrants into Company Warrants as set forth in Section 2.2(d).
Section 5.20   Transfer of Certain SPAC Intellectual Property.
(a)   The Company Parties acknowledge that SPAC is in possession of certain confidential and proprietary information of third parties received in connection with the SPAC’s evaluation of alternative Business Combinations, including but not limited to, information concerning the business, financial condition, operations, assets and liabilities, trade secrets, know-how, technology, customers, business plans, intellectual property, promotional and marketing efforts, the existence and progress of financings, mergers, sales of assets, take-overs or tender offers of third parties, including SPAC’s and its Representatives’ internal notes and analysis concerning such information (collectively, “Evaluation Material”), and that the Evaluation Material is or may be subject to confidentiality or non-disclosure agreement. The Company Parties acknowledge they have no right or expectancy in or to the Evaluation Material. Immediately prior to the Closing, SPAC shall transfer all Evaluation Material to an entity of SPAC’s choosing for aggregate consideration of $1.00.
(b)   The Company shall have no right or expectancy in or to the name “Mount Rainier Acquisition Corp.” or any derivation thereof, the trading symbol “RNER,” SPAC’s internet domain name, or the Intellectual Property Rights therein.
Section 5.21   Non-Redemption and Support Agreements.   Prior to the SPAC Stockholders Meeting, SPAC and the Sponsor Group will use commercially reasonable efforts to cause SPAC Stockholders that own SPAC Shares representing an aggregate value of not less than twenty million ($20,000,000) dollars of the sums in the Trust Account to enter into the Non-Redemption and Support Agreements.
Section 5.22   Balance Sheet.   The Company shall maintain the sum of fifteen million ($15,000,000) dollars in cash on its balance sheet at all times until that certain Put and Call Agreement by and among the Company and the Sponsor Group (the “Put and Call Agreement”), in substantially the form set forth on Exhibit G hereto, shall have been terminated or the obligations of the Company thereunder have been satisfied in full.
ARTICLE VI.
CONDITIONS TO CONSUMMATION OF THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT
Section 6.1   Conditions to the Obligations of the Parties.   The obligations of the Parties to consummate the transactions contemplated by this Agreement are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Party for whose benefit such condition exists of the following conditions:
(a)   all applicable waiting periods (and any extensions thereof), if any, under the HSR Act with respect to the transactions contemplated by this Agreement, and any commitment to, or agreement (including any timing agreement) with, any Governmental Entity not to close the transactions contemplated by this Agreement, shall have expired or been terminated;

(b)   there shall not have been entered, issued, enacted or promulgated any Law or Order enjoining, prohibiting, restricting or making unlawful the consummation of the Transactions contemplated by this Agreement;
(c)   the Registration Statement / Proxy Statement shall have become effective in accordance with the provisions of the Securities Act, no stop order suspending the effectiveness of the Registration Statement / Proxy Statement shall have been issued by the SEC and shall remain in effect with respect to the Registration Statement / Proxy Statement, and no Proceeding seeking such a stop order shall have been threatened or initiated by the SEC and remain pending;
(d)   the Company Shareholder Approval shall have been obtained;
(e)   the SPAC Stockholder Approval shall have been obtained; and
(f)   the Company Ordinary Shares (including, for the avoidance of doubt, the Company Ordinary Shares to be issued pursuant to the Merger) shall have been approved for listing on Nasdaq, subject only to official notice of issuance thereof and the requirement to have a sufficient number of round lot holders.
Section 6.2   Other Conditions to the Obligations of SPAC.   The obligations of SPAC to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by SPAC of the following further conditions:
(a)   (i) the Company Fundamental Representations (other than the representations and warranties set forth in Section 3.2(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 3.2(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of the Company Parties set forth in Article III (other than the Company Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a Company Material Adverse Effect;
(b)   the Company shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by the Company under this Agreement at or prior to the Closing;
(c)   since the date of this Agreement, no Company Material Adverse Effect has occurred that is continuing;
(d)   at or prior to the Closing, the Company shall have delivered, or caused to be delivered, to SPAC a certificate duly executed by an authorized officer of the Company, dated as of the Closing Date, to the effect that the conditions specified in Section 6.2(a), Section 6.2(b) and Section 6.2(c) are satisfied, in a form and substance reasonably satisfactory to SPAC;
(e)   SPAC shall have received a certificate of the secretary or equivalent officer of each of the Company Parties certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the board of directors or equivalent body of each of the Company Parties authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions adopted in connection with the Transactions; and

(f)   The Company Board shall have adopted a resolution approving a request from the Company’s management for delisting of the Company’s Ordinary Shares on TASE and the termination of the Company’s registration with ISA, in each case only as permitted by Law.
Section 6.3   Other Conditions to the Obligations of the Company Parties.   The obligations of the Company Parties to consummate the transactions contemplated hereby are subject to the satisfaction or waiver, if permitted by applicable Law, in writing by the Company (on behalf of itself and Merger Sub) of the following further conditions:
(a)   (i) the SPAC Fundamental Representations (other than the representations and warranties set forth in Section 4.6(a)) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth therein) in all material respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all material respects as of such earlier date), (ii) the representations and warranties set forth in Section 4.6(a) shall be true and correct in all respects (except for de minimis inaccuracies) as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects (except for de minimis inaccuracies) as of such earlier date), and (iii) the representations and warranties of SPAC set forth in Article IV (other than the SPAC Fundamental Representations) shall be true and correct (without giving effect to any limitation as to “materiality” or “material adverse effect” or any similar limitation set forth herein) in all respects as of the Closing Date, as though made on and as of the Closing Date (except to the extent that any such representation and warranty is made as of an earlier date, in which case such representation and warranty shall be true and correct in all respects as of such earlier date), except where the failure of such representations and warranties to be true and correct, taken as a whole, does not cause a SPAC Material Adverse Effect;
(b)   SPAC shall have performed and complied in all material respects with the covenants and agreements required to be performed or complied with by SPAC under this Agreement at or prior to the Closing;
(c)   since the date of this Agreement, no SPAC Material Adverse Effect has occurred that is continuing;
(d)   the Aggregate Transaction Proceeds shall greater than or equal to $50,000,000;
(e)   the Company shall have received a certificate of the secretary or equivalent officer of SPAC certifying that attached thereto are true, correct and complete copies of all resolutions adopted by the SPAC Board authorizing the execution, delivery, and performance of this Agreement and the Transactions, and that all such resolutions are in full force and effect and are all of the resolutions of the SPAC Board adopted in connection with the Transactions;
(f)   at or prior to the Closing, SPAC shall have delivered, or caused to be delivered, to the Company a certificate duly executed by an authorized officer of SPAC, dated as of the Closing Date, to the effect that the conditions specified in Section 6.3(a), Section 6.3(b) and Section 6.3(c) are satisfied, in a form and substance reasonably satisfactory to the Company;
(g)   the Unpaid SPAC Liabilities and Unpaid SPAC Expenses shall collectively not exceed $10,000,000 without the prior written consent of the Company, being agreed that any such excess fees incurred without the Company’s prior written consent will reduce the equity consideration remaining for the Sponsor Group such that only the Sponsor Group bears such excess fees and expenses;
(h)   at or prior to the Closing, the directors and officers of SPAC shall have resigned or otherwise been removed, effective as of the Closing; and
(i)   at or prior to the Closing, SPAC shall deliver of cause to be delivered to the Company a certificate prepared in a manner consistent and in accordance with the requirements of Treasury Regulations Sections 1.897-2(g), (h) and 1.1445-2(c)(3), certifying that no interest in SPAC is, or has been during the relevant period specified in Section 897(c)(1)(A)(ii) of the Code, a “United States real property interest” within the meaning of Section 897(c) of the Code, and a form of notice to the IRS prepared in accordance with the provisions of Treasury Regulations Section 1.897-2(h)(2), in each case in a form reasonably acceptable to the Company.
Section 6.4   Frustration of Closing Conditions.   The Company Parties may not rely on the failure of any condition set forth in this Article VI to be satisfied if such failure was proximately caused by either of the Company Party’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement or use reasonable best efforts to cause the Closing to occur, as required by Section 5.2. SPAC may not rely on the failure of any condition set forth in this Article IV to be satisfied if such failure was proximately caused by SPAC’s failure to comply with or perform any of its covenants or obligations set forth in this Agreement or use commercially reasonable efforts to cause the Closing to occur, as required by Section 5.2.
ARTICLE VII.
TERMINATION
Section 7.1   Termination.   This Agreement may be terminated and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing:
(a)   by mutual written consent of SPAC and the Company;
(b)   by SPAC, if any of the representations or warranties set forth in Article III shall not be true and correct or if either Company Party has failed to perform any covenant or agreement on the part of the Company set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.2(a) or Section 6.2(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to the Company by SPAC, and (ii) the Termination Date; provided, however, that SPAC is not then in breach of this Agreement so as to prevent the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) from being satisfied;
(c)   by the Company, if any of the representations or warranties set forth in Article IV shall not be true and correct or if SPAC has failed to perform any covenant or agreement on the part of SPAC set forth in this Agreement (including an obligation to consummate the Closing) such that the condition to Closing set forth in either Section 6.3(a) or Section 6.3(b) could not be satisfied and the breach or breaches causing such representations or warranties not to be true and correct, or the failures to perform any covenant or agreement, as applicable, is (or are) not cured or cannot be cured within the earlier of (i) thirty (30) days after written notice thereof is delivered to SPAC by the Company and (ii) the Termination Date; provided, however, neither Company Party is then in breach of this Agreement so as to prevent the condition to Closing set forth in Section 6.2(a) or Section 6.2(b) from being satisfied;
(d)   by either SPAC or the Company, if the transactions contemplated by this Agreement have not been consummated on or prior to September 23, 2022 (the “Termination Date” or “Outside Date”); provided, that if the SEC has not declared the Registration Statement / Proxy Statement effective on or prior to September 23, 2022, the Termination Date shall be automatically extended to January 22, 2023; provided, further, that (i) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to SPAC if SPAC’s breach of any of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date, and (ii) the right to terminate this Agreement pursuant to this Section 7.1(d) shall not be available to the Company if (x) either Company Party’s breach of its covenants or obligations under this Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date or (y) a Supporting Company Shareholder’s breach of its covenants or obligations under the Transaction Support Agreement shall have proximately caused the failure to consummate the transactions contemplated by this Agreement on or before the Termination Date;
(e)   by either SPAC or the Company, if any Governmental Entity shall have issued an Order, promulgated a Law or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by this Agreement and such Order or other action shall have become final and nonappealable; provided, that (i) the right to terminate this Agreement under this Section 7.1(e) shall not be available to SPAC if (A) SPAC’s failure to fulfill any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, such Order, Law or other action or (B) SPAC is in material breach of its covenants or obligations under this Agreement on such date and (ii) the right to terminate this Agreement under this Section 7.1(e) shall not be available to the Company if (A) a Company Party’s failure to fulfill any covenant or obligation under this Agreement has been the primary cause of, or primarily resulted in, such Order, Law or other action or (B) the Company is in material breach of its obligations under this Agreement on such date;
(f)   by either SPAC or the Company if the SPAC Stockholders Meeting has been held (including any adjournment thereof), has concluded, SPAC Stockholders have duly voted and the SPAC Stockholder Approval was not obtained;
(g)   by the Company if, prior to obtaining the SPAC Stockholder Approval, the SPAC Board shall have made a SPAC Change in Recommendation or shall have failed to include the SPAC Board Recommendation in the Registration Statement / Proxy Statement distributed to SPAC Stockholders;
(h)   by either SPAC or the Company if the Company Shareholders Meeting has been held (including any adjournment thereof), has concluded, Company Shareholders have duly voted and the Company Shareholder Approval was not obtained; or
(i)   by the Company if, prior to the SPAC Stockholders’ Meeting, (i) SPAC has received notices of SPAC Stockholder Redemptions in an aggregate amount such that the condition in Section 6.3(d) hereof may not be satisfied and (ii) the Company has notified SPAC in writing that it will not waive such condition to the obligations of the Company Parties to consummate the Transactions.
Section 7.2   Effect of Termination.   In the event of the termination of this Agreement pursuant to Section 7.1, this entire Agreement shall forthwith become void (and there shall be no Liability or obligation on the part of the Parties and their respective Non-Party Affiliates) with the exception of (a) the confidentiality obligation set forth in Section 5.3(a), this Section 7.2, Article I and Article VIII (to the extent related to the foregoing), each of which shall survive such termination and remain valid and binding obligations of the Parties and (b) the Confidentiality Agreement, which shall survive such termination and remain valid and binding obligations of the parties thereto in accordance with their respective terms. Notwithstanding the foregoing or anything to the contrary herein, the termination of this Agreement pursuant to Section 7.1 shall not affect (i) any Liability on the part of any Party for any Willful Breach of any covenant or agreement set forth in this Agreement prior to such termination or fraud or (ii) any Person’s Liability under any Subscription Agreement, the Confidentiality Agreement, any Transaction Support Agreement or the Sponsor Support Agreement to which he, she or it is a party to the extent arising from a claim against such Person by another Person party to such agreement on the terms and subject to the conditions thereunder.
ARTICLE VIII.
MISCELLANEOUS
Section 8.1   Non-Survival.   Other than those representations, warranties and covenants set forth in Section 3.24, Section 3.25, Section 4.24 and Section 4.25, each of which shall survive following the Effective Time, or as otherwise provided in the last sentence of this Section 8.1, each of the representations and warranties, and each of the agreements and covenants (to the extent such agreement or covenant contemplates or requires performance at or prior to the Effective Time), of the Parties set forth in this Agreement, shall terminate at the Effective Time, such that no claim for breach of any such representation, warranty, agreement or covenant, detrimental reliance or other right or remedy (whether in contract, in tort, at law, in equity or otherwise) may be brought with respect thereto after the Effective Time against any Party, any Company Non-Party Affiliate or any SPAC Non-Party Affiliate. Each covenant and agreement contained herein that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms, and each covenant and agreement contained in any Ancillary Document that, by its terms, expressly contemplates performance after the Effective Time shall so survive the Effective Time in accordance with its terms and any other provision in any Ancillary Document that expressly survives the Effective Time shall so survive the Effective Time in accordance with the terms of such Ancillary Document.

Section 8.2   Entire Agreement; Assignment.   This Agreement (together with the Ancillary Documents), the Confidentiality Agreement, and any other documents, instruments and certificates explicitly referred to herein, constitute the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties or any of their respective Subsidiaries with respect to the subject matter hereof. No representations, warranties, covenants, understandings, agreements, oral or otherwise, with respect to the subject matter contemplated by this Agreement exist between the Parties, except as expressly set forth or referenced in this Agreement and the Confidentiality Agreement. No Party shall assign, delegate or otherwise transfer this Agreement or any part hereof without the prior written consent of the other Parties (including the Sponsor Group after the Closing). Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 8.2 shall be null and void, ab initio.
Section 8.3   Amendment.   This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed by each of the Parties in the same manner as this Agreement and which makes reference to this Agreement (including the Sponsor Group after the Closing). This Agreement may not be modified or amended except as provided in the immediately preceding sentence and any purported amendment by any Party or Parties effected in a manner which does not comply with this Section 8.3 shall be null and void, ab initio.
Section 8.4   Notices.   All notices, requests, claims, demands and other communications among the Parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service or (iv) when e-mailed during normal business hours (and otherwise as of the immediately following Business Day), addressed as follows:
(a)   If to SPAC, to:
Mount Rainier Acquisition Corp.
256 W. 38th Street, 15th Floor
New York, NY 10018
Attention:
Matthew Kearney

Email:
matthewk@rainieracquisitioncorp.com

with copies (which shall not constitute notice) to:
Loeb & Loeb LLP
345 Park Avenue
New York, New York 10154
Attention:
Mitchell S. Nussbaum

E-mail:
mnussbaum@loeb.com

(b)   If to the Company, to:
Hub Cyber Security (Israel) Ltd.,
17, Rothchild St., Tel Aviv, Israel
Attention:
Eyal Moshe

Email:
eyal.moshe@hubsecurity.io

with copies (which shall not constitute notice) to:
Latham & Watkins LLP
811 Main Street, Suite 3700
Houston, Texas 77002
Attention:
Ryan J. Lynch

E-mail:
Ryan.Lynch@lw.com

Latham & Watkins LLP
99 Bishopsgate
London EC2M 3XF
United Kingdom
Attention:
Michael Rosenberg

E-mail:
Michael.Rosenberg@lw.com

and
Pearl Cohen Zedek Latzer Baratz
Azrieli Sarona Tower — 53rd floor,
121 Menachem Begin Rd.
Tel-Aviv, 6701203, Israel
Attention:
Anna Moshe
Joel Stein

E-mail:
AMoshe@PearlCohen.com
JStein@PearlCohen.com

or to such other address as the Party to whom notice is given may have previously furnished to the others in writing in the manner set forth above.
Section 8.5   Governing Law.   This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by and construed in accordance with the Laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the Law of any jurisdiction other than the State of Delaware. The Parties acknowledge that the Company is and will remain subject to the Israel Companies Law [1999] and the regulations promulgated thereunder, and that trading of the Company Ordinary Shares will be subject to the ISL.
Section 8.6   Fees and Expenses.   Except as otherwise set forth in this Agreement, all fees and expenses incurred in connection with this Agreement, the Ancillary Documents and the Transactions, including the fees and disbursements of counsel, financial advisors and accountants, shall be paid by the Party incurring such fees or expenses; provided that, for the avoidance of doubt, (a) if this Agreement is terminated in accordance with its terms, the Company shall pay, or cause to be paid, all Unpaid Company Expenses and SPAC shall pay, or cause to be paid, all Unpaid SPAC Expenses and (b) if the Closing occurs, then immediately upon the Closing (as permitted by the Trustee) Company shall pay, or cause to be paid, all Unpaid Company Expenses and all Unpaid SPAC Expenses.
Section 8.7   Construction; Interpretation.   The term “this Agreement” means this Business Combination Agreement together with the Schedules and Exhibits hereto, as the same may from time to time be amended, modified, supplemented or restated in accordance with the terms hereof. The headings set forth in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement. No Party, nor their respective counsels, shall be deemed the drafter of this Agreement for purposes of construing the provisions hereof, and all provisions of this Agreement shall be construed according to their fair meaning and not strictly for or against any Party. Unless otherwise indicated to the contrary herein by the context or use thereof: (a) the words, “herein,” “hereto,” “hereof” and words of similar import refer to this Agreement as a whole, including the Schedules and Exhibits, and not to any particular section, subsection, paragraph, subparagraph or clause set forth in this Agreement; (b) masculine gender shall also include the feminine and neutral genders, and vice versa; (c) words importing the singular shall also include the plural, and vice versa; (d) the words “include,” “includes” or “including” shall be deemed to be followed by the words “without limitation”; (e) references to “$” or “dollar” or “US$” shall be references to United States dollars; (f) the word “or” is disjunctive but not necessarily exclusive; (g) the words “writing”, “written” and comparable terms refer to printing, typing and other means of reproducing words (including electronic media) in a visible form; (h) the word “day” means calendar day unless Business Day is expressly specified; (i) the word “extent” in the phrase “to the extent” means the degree to which a subject or other thing extends, and such phrase shall not mean simply “if”; (j) all references to Articles, Sections, Exhibits or Schedules are to Articles, Sections, Exhibits and Schedules of this Agreement; (k) the words “provided” or “made available” or words of similar import (regardless of whether capitalized or not)

shall mean, when used with reference to documents or other materials required to be provided or made available to SPAC, any documents or other materials posted to the electronic data room located www.intralinks.com under the project name “HUB Cyber Security” as of 5:00 p.m., Eastern Time, at least one (1) day prior to the date of this Agreement; (l) all references to any Law will be to such Law as amended, supplemented or otherwise modified or re-enacted from time to time; and (m) all references to any Contract are to that Contract as amended or modified from time to time in accordance with the terms thereof (subject to any restrictions on amendments or modifications set forth in this Agreement). If any action under this Agreement is required to be done or taken on a day that is not a Business Day, then such action shall be required to be done or taken not on such day but on the first succeeding Business Day thereafter.
Section 8.8   Exhibits and Schedules.   All Exhibits and Schedules, or documents expressly incorporated into this Agreement, are hereby incorporated into this Agreement and are hereby made a part hereof as if set out in full in this Agreement. The Schedules shall be arranged in sections and subsections corresponding to the numbered and lettered Sections and subsections set forth in this Agreement. Any item disclosed in the Company Disclosure Schedules or in the SPAC Disclosure Schedules corresponding to any Section or subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules) shall be deemed to have been disclosed with respect to every other section and subsection of Article III (in the case of the Company Disclosure Schedules) or Article IV (in the case of the SPAC Disclosure Schedules), as applicable, where the relevance of such disclosure to such other Section or subsection is reasonably apparent on the face of the disclosure. Certain information set forth in the Company Disclosure Schedules and the SPAC Disclosure Schedules is included solely for informational purposes and may not be required to be disclosed pursuant to this Agreement. The disclosure of any information shall not be deemed to constitute an acknowledgment that such information is required to be disclosed under this Agreement, nor shall such information be deemed to establish a standard of materiality.
Section 8.9   Parties in Interest.   This Agreement shall be binding upon and inure solely to the benefit of each Party and their respective successors and permitted assigns and, except as provided in Section 5.14 and the two subsequent sentences of this Section 8.9, nothing in this Agreement, express or implied, is intended to or shall confer upon any other Person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement. Each member of the Sponsor Group shall be an express third-party beneficiary of Section 8.2, Section 8.3, Section 8.14 and this Section 8.9 (to the extent related to the foregoing). Each of the Non-Party Affiliates shall be an express third-party beneficiary of Section 8.13 and this Section 8.9 (to the extent related to the foregoing).
Section 8.10   Severability.   Whenever possible, each provision of this Agreement will be interpreted in such a manner as to be effective and valid under applicable Law, but if any term or other provision of this Agreement is held to be invalid, illegal or unenforceable under applicable Law, all other provisions of this Agreement shall remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner materially adverse to any Party. Upon such determination that any term or other provision of this Agreement is invalid, illegal or unenforceable under applicable Law, the Parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible in an acceptable manner in order that the transactions contemplated hereby are consummated as originally contemplated to the greatest extent possible.
Section 8.11   Counterparts; Electronic Signatures.   This Agreement and each Ancillary Document (including any of the closing deliverables contemplated hereby) may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement or any Ancillary Document (including any of the closing deliverables contemplated hereby) by electronic means, including DocuSign, Adobe Sign or other similar e-signature services, e-mail or scanned pages shall be effective as delivery of a manually executed counterpart to this Agreement or any such Ancillary Document.
Section 8.12   Knowledge of Company; Knowledge of SPAC.   For all purposes of this Agreement, the phrase “to the Company’s knowledge” and “known by the Company” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules, after reasonable due inquiry. For all purposes of this Agreement, the phrase “to SPAC’s knowledge” and “to the knowledge of SPAC” and any derivations thereof shall mean as of the applicable date, the actual knowledge of the individuals set forth on Section 8.12(b) of the SPAC

Disclosure Schedules, after reasonable due inquiry. For the avoidance of doubt, none of the individuals set forth on Section 8.12(a) of the Company Disclosure Schedules or Section 8.12(b) of the SPAC Disclosure Schedules shall have any personal Liability or obligations regarding such knowledge.
Section 8.13   No Recourse.   Except for claims pursuant to any Ancillary Document by any party(ies) thereto against any Company Non-Party Affiliate or any SPAC Non-Party Affiliate (each, a “Non-Party Affiliate”), and then solely with respect to claims against the Non-Party Affiliates that are party to the applicable Ancillary Document, each Party agrees on behalf of itself and on behalf of the Company Non-Party Affiliates, in the case of the Company, and the SPAC Non-Party Affiliates, in the case of SPAC, that (a) this Agreement may only be enforced against, and any action for breach of this Agreement may only be made against, the Parties, and no claims of any nature whatsoever arising under or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby shall be asserted against any Non-Party Affiliate, and (b) none of the Non-Party Affiliates shall have any Liability arising out of or relating to this Agreement, the negotiation hereof or its subject matter, or the transactions contemplated hereby, including with respect to any claim (whether in tort, contract or otherwise) for breach of this Agreement or in respect of any written or oral representations made or alleged to be made in connection herewith, as expressly provided herein, or for any actual or alleged inaccuracies, misstatements or omissions with respect to any information or materials of any kind furnished by the Company, SPAC or any Non-Party Affiliate concerning any Group Company, SPAC, this Agreement or the transactions contemplated hereby.
Section 8.14   Extension; Waiver.   The Company prior to the Closing and the Company and Sponsor Group after the Closing may (a) extend the time for the performance of any of the obligations or other acts of SPAC set forth herein, (b) waive any inaccuracies in the representations and warranties of SPAC set forth herein or (c) waive compliance by SPAC with any of the agreements or conditions set forth herein. SPAC may (i) extend the time for the performance of any of the obligations or other acts of the Company, set forth herein, (ii) waive any inaccuracies in the representations and warranties of the Company set forth herein or (iii) waive compliance by the Company with any of the agreements or conditions set forth herein. Any agreement on the part of any such Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party. Any waiver of any term or condition shall not be construed as a waiver of any subsequent breach or a subsequent waiver of the same term or condition, or a waiver of any other term or condition of this Agreement. The failure of any Party to assert any of its rights hereunder shall not constitute a waiver of such rights.
Section 8.15   Waiver of Jury Trial.   THE PARTIES EACH HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY RIGHT TO TRIAL BY JURY OF ANY PROCEEDING, CLAIM, DEMAND, ACTION, OR CAUSE OF ACTION (I) ARISING UNDER THIS AGREEMENT OR UNDER ANY ANCILLARY DOCUMENT OR (II) IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES IN RESPECT OF THIS AGREEMENT OR ANY ANCILLARY DOCUMENT OR ANY OF THE TRANSACTIONS OR ANY FINANCING IN CONNECTION WITH THE TRANSACTIONS, IN EACH CASE, WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER IN CONTRACT, TORT, EQUITY, OR OTHERWISE. THE PARTIES EACH HEREBY AGREES AND CONSENTS THAT ANY SUCH PROCEEDING, CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY AND THAT THE PARTIES MAY FILE AN ORIGINAL COUNTERPART OF A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE PARTIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (A) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (B) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (C) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY AND (D) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS Section 8.15.
Section 8.16   Submission to Jurisdiction.   Each of the Parties irrevocably and unconditionally submits to the exclusive jurisdiction of the Delaware Court of Chancery in and for New Castle County (or,

in the event that such Proceeding, claim, demand, action or cause of action cannot be brought for jurisdiction reasons, the United States District Court for the District of Delaware), for the purposes of any Proceeding, claim, demand, action or cause of action (a) arising under this Agreement or under any Ancillary Document or (b) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, and irrevocably and unconditionally waives any objection to the laying of venue of any such Proceeding in any such court, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such Proceeding has been brought in an inconvenient forum. Each Party hereby irrevocably and unconditionally waives, and agrees not to assert, by way of motion or as a defense, counterclaim or otherwise, in any Proceeding claim, demand, action or cause of action against such Party (i) arising under this Agreement or under any Ancillary Document or (ii) in any way connected with or related or incidental to the dealings of the Parties in respect of this Agreement or any Ancillary Document or any of the Transactions, (A) any claim that such Party is not personally subject to the jurisdiction of the courts as described in this Section 8.16 for any reason, (B) that such Party or such Party’s property is exempt or immune from the jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise) and (C) that (x) the Proceeding, claim, demand, action or cause of action in any such court is brought against such Party in an inconvenient forum, (y) the venue of such Proceeding, claim, demand, action or cause of action against such Party is improper or (z) this Agreement, or the subject matter hereof, may not be enforced against such Party in or by such courts. Each Party agrees that service of any process, summons, notice or document by registered mail to such party’s respective address set forth in Section 8.4 shall be effective service of process for any such Proceeding, claim, demand, action or cause of action.
Section 8.17   Remedies.   Except as otherwise expressly provided herein, any and all remedies provided herein will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such Party, and the exercise by a Party of any one remedy will not preclude the exercise of any other remedy. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (i) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages and without posting a bond, prior to the valid termination of this Agreement in accordance with Section 7.1, this being in addition to any other remedy to which they are entitled under this Agreement, and (ii) the right of specific enforcement is an integral part of the transactions contemplated by this Agreement and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in accordance with this Section 8.17 shall not be required to provide any bond or other security in connection with any such injunction.
Section 8.18   Arm’s Length Bargaining; No Presumption Against Drafter.   This Agreement has been negotiated at arm’s-length by parties of equal bargaining strength, each represented by counsel and having participated in the drafting of this Agreement. This Agreement creates no fiduciary or other special relationship between the parties, and no such relationship otherwise exists. No presumption in favor of or against any party in the construction or interpretation of this Agreement or any provision hereof shall be made based upon which Person might have drafted this Agreement or such provision.
Section 8.19   Trust Account Waiver.   Reference is made to the final prospectus of SPAC, filed with the SEC (File No. 333-256816) on October 5, 2021 (the “SPAC Prospectus”). Each of the Company Parties acknowledges, agrees and understands that SPAC has established a trust account (the “Trust Account”) containing the proceeds of its initial public offering (the “IPO”) and from certain private placements occurring simultaneously with the IPO (including interest accrued from time to time thereon) for the benefit of SPAC’s public stockholders (including overallotment shares acquired by SPAC’s underwriters, the “Public Stockholders”), and that, except as otherwise described in the SPAC Prospectus, SPAC may disburse monies from the Trust Account only in the express circumstances described in the SPAC Prospectus. For and in consideration of SPAC entering into this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Company hereby agrees on behalf of itself, its stockholders, and its Affiliates that, none of the Company, its stockholders nor any of its controlled Affiliates does now or shall at any time hereafter have any right, title, interest or claim of any kind in or to any monies in the Trust Account or distributions therefrom, or make any claim against the Trust Account (including any distributions therefrom), regardless of whether such claim arises as a result of, in connection with or relating in any way to, this Agreement or any proposed or actual business relationship between SPAC or any of its Representatives, on the one hand, and the Company or any of its Representatives or controlled Affiliates, on the other hand, or any other matter, and regardless of whether such claim arises based on contract, tort, equity or any other theory of legal liability (any and all such claims are collectively referred to hereafter as the “Released Claims”). Each Company Party on behalf of itself, its shareholders and its controlled Affiliates hereby irrevocably waives any Released Claims that it or any of its Representatives or Affiliates may have against the Trust Account (including any distributions therefrom) now or in the future as a result of, or arising out of, any negotiations, Contracts with SPAC or its Representatives and will not seek recourse against the Trust Account (including any distributions therefrom) for any reason whatsoever (including for an alleged breach of any agreement with SPAC or its Affiliates). Notwithstanding the foregoing, nothing contained in this Section 8.19 shall serve to limit or prohibit (x) the Company’s right to pursue a claim against SPAC for breach for legal relief against assets held outside the Trust Account (other than distributions therefrom to Public Stockholders), for specific performance or other non-monetary relief, or (y) any claims that the Company may have in the future against SPAC’s assets or funds that are not held in the Trust Account (including any funds that have been released from the Trust Account (excluding distributions therefrom directly to Public Stockholders) and any assets that have been purchased or acquired with any such funds).
* * * * * *

IN WITNESS WHEREOF, each of the Parties has caused this Business Combination Agreement to be duly executed on its behalf as of the day and year first above written.
MOUNT RAINIER ACQUISITION CORP.
By:	/s/ Matthew Kearney Name: Matthew Kearney Title: Chief Executive Officer
[Signature Page to Business Combination Agreement]

ROVER MERGER SUB, INC.
By:	/s/ Eyal Moshe Name: Eyal Moshe Title: President
HUB CYBER SECURITY (ISRAEL) LTD.
By:	/s/ Eyal Moshe Name: Eyal Moshe Title: Chief Executive Officer
By:	/s/ Dotan Moshe Name: Dotan Moshe Title: Chief Operating Officer
[Signature Page to Business Combination Agreement]

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
Item 20.   Indemnification of directors and officers
Under the Israeli Companies Law, 5759-1999 (the “Companies Law”), a company may not exculpate an office holder from liability for a breach of the duty of loyalty. An Israeli company may exculpate an office holder in advance from liability to the company, in whole or in part, for damages caused to the company as a result of a breach of duty of care but only if a provision authorizing such exculpation is included in its articles of association. Our articles of association include such a provision. The company may not exculpate in advance a director from liability arising out of a prohibited dividend or distribution to shareholders.
Under the Companies Law, the Israeli Securities Law, 5728-1968 (the “Securities Law”) and the Israeli Economic Competition Law, 5748-1988 (the “Economic Competition Law”), a company may indemnify an office holder in respect of the following liabilities, payments and expenses incurred for acts performed by him or her as an office holder, either in advance of an event or following an event, provided its articles of association include a provision authorizing such indemnification:
•
a monetary liability incurred by or imposed on the office holder in favor of another person pursuant to a court judgment, including pursuant to a settlement confirmed as judgment or arbitrator’s decision approved by a competent court. However, if an undertaking to indemnify an office holder with respect to such liability is provided in advance, then such an undertaking must be limited to events which, in the opinion of the board of directors, can be foreseen based on the company’s activities when the

•
undertaking to indemnify is given, and to an amount or according to criteria determined by the board of directors as reasonable under the circumstances, and such undertaking shall detail the abovementioned foreseen events and amount or criteria;

•
reasonable litigation expenses, including reasonable attorneys’ fees, which were incurred by the office holder as a result of an investigation or proceeding filed against the office holder by an authority authorized to conduct such investigation or proceeding, provided that such investigation or proceeding was either (i) concluded without the filing of an indictment against such office holder and without the imposition on him of any monetary obligation in lieu of a criminal proceeding; (ii) concluded without the filing of an indictment against the office holder but with the imposition of a monetary obligation on the office holder in lieu of criminal proceedings for an offense that does not require proof of criminal intent; or (iii) in connection with a monetary sanction;

•
a monetary liability imposed on the office holder in favor of all the injured parties by the breach in an Administrative Proceeding (as defined below) as set forth in Section 52(54)(a)(1)(a) to the Securities Law;

•
expenses expended by the office holder with respect to an Administrative Proceeding under the Securities Law, including reasonable litigation expenses and reasonable attorneys’ fees;

•
reasonable litigation expenses, including attorneys’ fees, incurred by the office holder or which were imposed on the office holder by a court (i) in a proceeding instituted against him or her by the company, on its behalf, or by a third party, or (ii) in connection with criminal indictment of which the office holder was acquitted, or (iii) in a criminal indictment which the office holder was convicted of an offense that does not require proof of criminal intent;

•
expenses incurred by an office holder in connection with a proceeding conducted with respect to the office holder under the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses; and

•
any other obligation or expense in respect of which it is permitted or will be permitted under applicable law to indemnify an office holder, including, without limitation, matters referenced in Section 56H(b)(1) of the Securities Law.

An “Administrative Proceeding” is defined as a proceeding pursuant to chapters H3 (Monetary Sanction by the Israel Securities Authority), H4 (Administrative Enforcement Proceedings of the Administrative Enforcement Committee) or I1 (Arrangement to Conditionally Prevent Proceedings or Suspend Proceedings) of the Securities Law.
Under the Companies Law, the Securities Law and the Economic Competition Law, a company may insure an office holder against the following liabilities incurred for acts performed by him or her as an office holder if and to the extent provided in the company’s articles of association:
•
a breach of the duty of loyalty to the company, provided that the office holder acted in good faith and had a reasonable basis to believe that the act would not harm the company’s best interests;

•
a breach of duty of care to the company or to a third party, to the extent such a breach arises out of the negligent conduct of the office holder;

•
a monetary liability imposed on the office holder in favor of a third party;

•
a monetary liability imposed on the office holder in favor of an injured party in certain Administrative Proceedings under the Securities Law, including reasonable attorneys’ fees and other litigation expenses;

•
expenses incurred by an office holder in connection with an Administrative Proceeding, including reasonable attorneys’ fees and other litigation expenses; and

•
monetary liability imposed on the office holder in proceedings under or in connection with the Economic Competition Law, including reasonable attorneys’ fees and other litigation expenses.

Under the Companies Law, a company may not indemnify, exculpate or insure an office holder against any of the following:
•
a breach of the duty of loyalty, except for indemnification and insurance for a breach of the duty of loyalty to the company to the extent that the office holder acted in good faith and had a reasonable basis to believe that the act would not prejudice the company;

•
a breach of duty of care committed intentionally or recklessly, excluding a breach arising out of the negligent conduct of the office holder;

•
an act or omission committed with intent to derive illegal personal benefit; or

•
a fine, monetary sanction, or forfeit levied against the office holder.

Under the Companies Law, exculpation, indemnification and insurance of office holders in a public company must be approved by the compensation committee and the board of directors and, with respect to directors or controlling shareholders, their relatives and third parties in which such controlling shareholders have a personal interest, also by the shareholders. However, under regulations promulgated under the Companies Law, the insurance of office holders shall not require shareholder approval and may be approved by only the compensation committee if the engagement terms are determined in accordance with the company’s compensation policy, which was approved by the shareholders, provided that the insurance policy is on market terms and the insurance policy is not likely to materially impact the company’s profitability, assets, or obligations.
The HUB Security Articles to be effective upon the closing of the Business Combination, permit us to exculpate, indemnify and insure our office holders to the fullest extent permitted or to be permitted by law. Our office holders are currently covered by a directors’ and officers’ liability insurance policy. As of the date of this proxy statement/prospectus, no claims for directors’ and officers’ liability insurance have been filed under this policy and HUB Security is not aware of any pending or threatened litigation or proceeding involving any of our office holders, including our directors, in which indemnification is sought.
Prior to the completion of the Transactions, we intend to enter into agreements with each of our current office holders undertaking to indemnify them to the fullest extent permitted by law, subject to limited exceptions, including, with respect to liabilities resulting from the Business Combination, to the extent that these liabilities are not covered by insurance. This indemnification shall be limited as follows: the maximum aggregate amount of indemnification that may be paid by the Company to all office holders entitled to indemnification, whether in advance or after the event, with respect to all indemnification undertakings by the Company to officer holders (including indemnification undertakings to office holders of companies held by the Company), if and to the extent that it grants them, based on the grounds specified above, shall not exceed the Maximum Indemnification Amount (defined below).
The term “Maximum Indemnification Amount” shall mean the greater of (i) 25% of the Company’s shareholders’ equity, based on the Company’s most recently published consolidated financial statements at the time any indemnification payment is made, (ii) 10 % of our total market cap calculated based on the average closing price our ordinary shares over the 30 trading days prior to the actual payment, multiplied by the total number of our issued and outstanding shares as of the date of the payment, (iii) $100 million and (iv) for an offering of securities to the public, including by a shareholder in a secondary offering, in which case the maximum indemnification amount is limited to the gross proceeds raised by us and/or any selling shareholder in such public offering. Such indemnification amounts are in addition to any insurance amounts. However, in the opinion of the SEC, indemnification of office holders for liabilities arising under the Securities Act is against public policy and therefor unenforceable.
Item 21.   Exhibits and Financial Statements Schedules
(a)
Exhibits.

Exhibit Number	Description
2.1†
Business Combination Agreement, dated as of March 23, 2022, by and among HUB Cyber Security (Israel) Ltd., Mount Rainier Acquisition Corp., Rover Merger Sub (included as Annex A to the proxy statement/prospectus).

3.1*	Articles of Association of HUB Cyber Security (Israel) Ltd.
3.2*	Form of Amended and Restated Articles of Association of HUB Cyber Security (Israel) Ltd. (included as Annex B to the proxy statement/prospectus).
3.3	Amended and Restated Certificate of Incorporation of Mount Rainier Acquisition Corp.
4.1	Specimen Unit Certificate of Mount Rainier Acquisition Corp.
4.2	Specimen Common Stock Certificate of Mount Rainier Acquisition Corp.
4.3	Specimen Warrant Certificate of Mount Rainier Acquisition Corp.
4.4	Warrant Agreement, dated as of October 4, 2021, between American Stock Transfer & Trust Company, LLC and Mount Rainier Acquisition Corp.
4.5	Registration Rights Agreement, dated October 4, 2021, by and among Mount Rainier Acquisition Corp., the Sponsor and certain security holders of Mount Rainier Acquisition Corp.
4.6	Letter Agreement, dated October 4, 2021, by and among Mount Rainier Acquisition Corp. and its officers, directors, the Sponsor and A.G.P./Alliance Global Partners.
4.7*	Specimen Ordinary Share Certificate of HUB Cyber Security (Israel) Ltd.
4.8*	Specimen Warrant Certificate of HUB Cyber Security (Israel) Ltd.
4.9	Form of Amended and Restated Warrant Agreement, by and among Mount Rainier Acquisition Corp., Hub Cyber Security (Israel) Ltd. and American Stock Transfer & Trust Company, LLC, as warrant agent.
4.10	Registration Rights Agreement, dated March 23, 2022, by and among HUB Cyber Security (Israel) Ltd., certain security holders of HUB Cyber Security (Israel) Ltd. and certain security holders of Mount Rainier Acquisition Corp.
5.1*	Opinion of Gissin Law Firm as to the validity of the HUB Cyber Security (Israel) Ltd. ordinary shares to be issued.
5.2*	Opinion of Latham & Watkins LLP as to the validity of the HUB Cyber Security (Israel) Ltd. warrants to be issued.

Exhibit Number	Description
10.1	Investment Management Trust Agreement, dated October 4, 2021, by and between Mount Rainier Acquisition Corp. and American Stock Transfer & Trust Company, LLC.
10.2	Administrative Support Agreement, dated October 4, 2021, by and between Mount Rainier Acquisition Corp. and Dominion Capital LLC.
10.3	Form of Support Agreement, dated as of March 23, 2022, by and among Mount Rainier Acquisition Corp., Hub Cyber Security (Israel) Ltd. and certain shareholders of Hub Cyber Security (Israel) Ltd. named on the signature pages thereto.
10.4	Sponsor Support Agreement, dated as of March 23, 2022, by and among Mount Rainier Acquisition Corp., Hub Cyber Security (Israel) Ltd. and initial stockholders of Mount Rainier Acquisition Corp.
10.5	Private Placement Unit Subscription Agreement, dated October 4, 2021, by and between Mount Rainier Acquisition Corp. and the Sponsor, Matthew Kearney and Young Cho.
10.6	Form of Subscription Agreement, by and between Subscriber and HUB Cyber Security (Israel) Ltd.
10.7††*	2007 Employee Stock Option Plan of HUB Cyber Security (Israel) Ltd.
10.8††*	2021 Share Option Plan of HUB Cyber Security (Israel) Ltd.
10.9††*	2022 Share Option Plan of HUB Cyber Security (Israel) Ltd.
10.10††*	Form of 2022 Employee Share Purchase Plan of HUB Cyber Security (Israel) Ltd.
10.11††*	Form of Director and Officer Indemnification Agreement.
10.12††*	Form of Compensation Policy for Executive Officers and Directors.
21.1*	List of subsidiaries of HUB Cyber Security (Israel) Ltd.
23.1	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent registered accounting firm for HUB Cyber Security (Israel) Ltd.
23.2	Consent of Marcum LLP, independent registered accounting firm for Mount Rainier Acquisition Corp.
23.3	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent auditor to Comsec Ltd.
23.4	Consent of Kost, Forer, Gabbay & Kasierer, a member of Ernst & Young Global, independent auditor to ALD Advanced Logistics Developments Ltd.
23.5*	Consent of Gissin Law Firm (included in Exhibit 5.1).
23.6*	Consent of Latham & Watkins LLP (included in Exhibit 5.2).
24.1	Power of Attorney (included on signature page to the initial filing of the Registration Statement).
99.1*	Form of Proxy for Special Meeting (included as Annex C to the proxy statement/prospectus).
99.2*	Consent of Matthew Kearney (Director Nominee)
107	Filing Fee Table

*
To be filed by amendment.

†
Schedules and exhibits to this Exhibit omitted pursuant to Regulation S-K Item 601(b)(2). The Registrant agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

††
Indicates a management contract or compensatory plan.

Item 22.   Undertakings
The undersigned registrant hereby undertakes:
•
To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

•
To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

•
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

•
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

•
That, for the purpose of determining any liability under the Securities Act of 1933, each such

•
post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

•
To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (1)(d) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
•
Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

•
Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

•
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

•
Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of the applicable form.
The registrant undertakes that every prospectus: (a) that is filed pursuant to the immediately preceding paragraph, or (b) that purports to meet the requirements of Section 10(a)(3) of the Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefor, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
The undersigned registrant hereby undertakes (i) to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means; and (ii) to arrange or provide for a facility in the U.S. for the purpose of responding to such requests. The undertaking in subparagraph (i) above includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.
The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Tel Aviv, Israel on the 24th day of August, 2022.
HUB CYBER SECURITY (ISRAEL) LTD.
By:
/s/ Eyal Moshe

Name: Eyal Moshe
Title: Chief Executive Officer
POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each of the undersigned constitutes and appoints each of Eyal Moshe and Hugo Goldman, each acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement on Form F-4, or other appropriate form, and all amendments thereto, including post-effective amendments, of HUB Cyber Security (Israel) Ltd., and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming that any such attorney-in-fact and agent, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.
Name	Position	Date
/s/ Eyal Moshe Eyal Moshe	Chief Executive Officer and Director (Principal Executive Officer)	August 24, 2022
/s/ Hugo Goldman Hugo Goldman	Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	August 24, 2022
/s/ Azriel Moskovici Azriel Moskovici	Director	August 24, 2022
/s/ Zeev Zell Zeev Zell	Director	August 24, 2022
/s/ Levana Shifman Levana Shifman	Director	August 24, 2022
/s/ Moshe Raines Moshe Raines	Director	August 24, 2022
/s/ Manish Agarwal Manish Agarwal	Director	August 24, 2022
/s/ Moti Franko Moti Franko	Director	August 24, 2022

AUTHORIZED REPRESENTATIVE
Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of HUB Cyber Security (Israel) Ltd. has signed this registration statement on August 24, 2022.
HUB SECURITY USA, INC.
By:
/s/ Eyal Moshe

Name: Eyal Moshe
Title: President and Director